FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-257737-09

PROSPECTUS

$613,881,000 (Approximate)

BBCMS Mortgage Trust 2023-C21
(Central Index Key Number 0001985684)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

3650 Real Estate Investment Trust 2 LLC
(Central Index Key Number 0001840727)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Bank of Montreal
(Central Index Key Number 0000927971)

German American Capital Corporation
(Central Index Key Number 0001541294)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-C21

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-C21 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2023-C21. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2023. The rated final distribution date for the offered certificates is the distribution date in September 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$1,970,000		6.05000%	Fixed(5)	June 2028
Class A-2	$100,130,000		6.50606%	WAC(6)	September 2028
Class A-3	$59,700,000		6.50606%	WAC(6)	December 2031
Class A-5	$310,590,000		6.00000%	WAC Cap(7)	June 2033
Class A-SB	$3,092,000		6.50606%	WAC(6)	February 2033
Class X-A	$475,482,000	(8)	0.33245%	Variable(9)	NAP
Class A-S	$84,058,000		6.50606%	WAC(6)	August 2033
Class B	$29,718,000		6.50606%	WAC(6)	September 2033
Class C	$24,623,000		6.50606%	WAC(6)	September 2033

(Footnotes on table on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and 63, respectively, of this prospectus.

None of the certificates and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc.is acting as co-lead manager and joint bookrunner with respect to approximately 69.7% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 18.5% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 6.3% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 5.5% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 5, 2023. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 102.1% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2023, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities	BMO Capital Markets

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Bancroft Capital, LLC

Co-Managers

September 15, 2023

BBCMS Mortgage Trust 2023-C21

Commercial Mortgage Pass-Through Certificates, Series 2023-C21

Washington
2 properties
$8,134,100
1.2% of total
Missouri
1 property
$1,286,058
0.2% of total
Illinois
4 properties
$4,765,862
0.7% of total
Wisconsin
8 properties
$8,898,608
1.3% of total
Indiana
7 properties
$9,125,816
1.3% of total
Michigan
9 properties
$37,726,215
5.6% of total
Pennsylvania
8 properties
$22,130,337
3.3% of total
New York
11 properties
$90,911,391
13.4% of total
Massachusetts
5 properties
$67,567,500
9.9% of total
Idaho
1 property
$1,652,195
0.2% of total
Connecticut
1 property
$2,206,946
0.3% of total
Oregon
5 properties
$13,340,045
2.0% of total
Ohio
13 properties
$29,704,510
4.4% of total
New Jersey
3 properties
$19,801,458
2.9% of total
Nevada
1 property
$1,517,241
0.2% of total
Maryland
1 property
$2,197,115
0.3% of total
California
9 properties
$149,043,228
21.9% of total
Delaware
1 property
$15,000,000
2.2% of total
Utah
1 property
$1,648,489
0.2% of total
Virginia
1 property
$211,568
0.0% of total
Colorado
1 property
$511,875
0.1% of total
North Carolina
4 properties
$7,516,090
1.1% of total
Arizona
3 properties
$3,496,458
0.5% of total
South Carolina
4 properties
$8,417,115
1.2% of total
New Mexico
1 property
$1,766,827
0.3% of total
Georgia
7 properties
$17,520,049
2.6% of total
Kansas
2 properties
$3,337,327
0.5% of total
Louisiana
2 properties
$4,002,404
0.6% of total
Tennessee
2 properties
$1,659,050
0.2% of total
Kentucky
1 property
$2,848,558
0.4% of total
Florida
16 properties
$84,369,103
12.4% of total
Oklahoma
5 properties
$8,778,334
1.3% of total
Texas
10 properties
$45,888,273
6.8% of total
Mississippi
1 property
$1,944,712
0.3% of total
Alabama
1 property
$335,833
0.0% of total
Percentage of Initial Pool Balance
0.0% – 2.0%
2.1% – 6.0%
6.1% – 21.9%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$1,970,000		30.000%	6.05000%	Fixed(5)	June 2028	2.68	11/23-06/28
A-2	$100,130,000		30.000%	6.50606%	WAC(6)	September 2028	4.87	06/28-09/28
A-3	$59,700,000		30.000%	6.50606%	WAC(6)	December 2031	8.04	05/31-12/31
A-5	$310,590,000		30.000%	6.00000%	WAC Cap(7)	June 2033	9.43	04/32-06/33
A-SB	$3,092,000		30.000%	6.50606%	WAC(6)	February 2033	7.02	09/28-02/33
X-A	$475,482,000	(8)	NAP	0.33245%	Variable(9)	NAP	NAP	NAP
A-S	$84,058,000		17.625%	6.50606%	WAC(6)	August 2033	9.83	06/33-08/33
B	$29,718,000		13.250%	6.50606%	WAC(6)	September 2033	9.91	08/33-09/33
C	$24,623,000		9.625%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
Non-Offered Certificates
D-RR	$7,642,000		8.500%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
E-RR	$13,585,000		6.500%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
F-RR	$12,736,000		4.625%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
G-RR	$8,491,000		3.375%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
H-RR	$22,925,690		0.000%	6.50606%	WAC(6)	September 2033	9.94	09/33-09/33
S(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for the Class A-1 certificates for any distribution date will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate as set forth opposite such class in the table.
(6)	The pass-through rates for the Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will be a variable rate per annum (described in the table as “WAC”) equal to the WAC Rate for the related Distribution Date. For purposes of the calculation of the WAC Rate for each Distribution Date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The pass-through rate for the Class A-5 certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a variable rate per annum (described in the table as “Variable”) equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.
(11)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

3

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	24
Summary of Risk Factors	61
Risk Factors	63
Risks Related to Market Conditions and Other External Factors	63
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	63
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
General	67
A Tenant Concentration May Result in Increased Losses	68
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	68
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	68
Mortgaged Properties Leased to School Tenants Also Have Risks	69
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	69
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	70
Early Lease Termination Options May Reduce Cash Flow	70
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	71
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Office Properties Have Special Risks	74
Mixed Use Properties Have Special Risks	75
Event Center Properties Have Special Risks	76
Industrial Properties Have Special Risks	76
Hotel Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Self Storage Properties Have Special Risks	80
Condominium Ownership May Limit Use and Improvements	81
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	82
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	83
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	84
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	85
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	86
Risks Related to Zoning Non-Compliance and Use Restrictions	88
Risks Relating to Inspections of Properties	90
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	90
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	90

4

Insurance May Not Be Available or Adequate	91
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	92
Terrorism Insurance May Not Be Available for All Mortgaged Properties	92
Risks Associated with Blanket Insurance Policies or Self-Insurance	93
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	94
Limited Information Causes Uncertainty	94
Historical Information	94
Ongoing Information	95
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	95
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	96
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	96
Static Pool Data Would Not Be Indicative of the Performance of this Pool	97
Appraisals May Not Reflect Current or Future Market Value of Each Property	98
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	99
Seasoned Mortgage Loans Present Additional Risk of Repayment	99
The Borrower’s Form of Entity May Cause Special Risks	100
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	102
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	102
Other Financings or Ability to Incur Other Indebtedness Entails Risk	103
Risks Relating to Enforceability of Cross-Collateralization	105
Tenancies-in-Common May Hinder Recovery	105
Risks Relating to Delaware Statutory Trusts	106
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	106
Mortgage Loans Subject to Early Defeasance	106
Risks Associated with One Action Rules	106
State Law Limitations on Assignments of Leases and Rents May Entail Risks	107
Risks of Anticipated Repayment Date Loans	107
Various Other Laws Could Affect the Exercise of Lender’s Rights	107
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	108
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	109
Risks Related to Ground Leases and Other Leasehold Interests	110
Sale-Leaseback Transactions Have Special Risks	111
Increases in Real Estate Taxes May Reduce Available Funds	113
Risks Relating to Tax Credits	113
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	114
Risks Related to Conflicts of Interest	114
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	114
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	116
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	117
Potential Conflicts of Interest of the Operating Advisor	120
Potential Conflicts of Interest of the Asset Representations Reviewer	120

5

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	121
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	123
The Servicing of the Servicing Shift Whole Loan and Non-Serviced Servicing Shift Whole Loans Will Shift to Other Servicers	124
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	125
Other Potential Conflicts of Interest May Affect Your Investment	126
Other Risks Relating to the Certificates	126
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	126
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	129
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
General	131
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	132
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	134
Losses and Shortfalls May Change Your Anticipated Yield	134
Risk of Early Termination	135
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	135
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	135
You Have Limited Voting Rights	135
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	136
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	138
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	139
Risks Relating to Modifications of the Mortgage Loans	141
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	142
Risks Relating to Interest on Advances and Special Servicing Compensation	143
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	143
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	143
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	145
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	145
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	145
Tax Considerations Relating to Foreclosure	145
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	146
REMIC Status	147
Material Federal Tax Considerations Regarding Original Issue Discount	147
General Risks	147

6

The Certificates May Not Be a Suitable Investment for You	147
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	148
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	148
Other Events May Affect the Value and Liquidity of Your Investment	148
The Certificates Are Limited Obligations	148
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	149
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	149
Description of the Mortgage Pool	152
General	152
Co-Originated and Third-Party Originated Mortgage Loans	153
Certain Calculations and Definitions	154
Definitions	155
Mortgage Pool Characteristics	167
Overview	167
Property Types	168
Retail Properties	169
Office Properties	169
Mixed Use Properties	170
Industrial Properties	170
Hotel Properties	173
Self Storage Properties	175
Specialty Use Concentrations	175
Mortgage Loan Concentrations	176
Top Fifteen Mortgage Loans	176
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	176
Geographic Concentrations	178
Mortgaged Properties with Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	179
Condominium and Other Shared Interests	179
Fee & Leasehold Estates; Ground Leases	179
COVID-19 Considerations	180
Environmental Considerations	180
Mortgaged Properties Subject to Local Law 97	188
Redevelopment, Renovation and Expansion	188
Assessment of Property Value and Condition	189
Litigation and Other Considerations	190
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	191
Tenant Issues	193
Tenant Concentrations	193
Lease Expirations and Terminations	193
Expirations	193
Terminations	196
Other	196
Purchase Options and Rights of First Refusal	198
Affiliated Leases	201
Competition from Certain Nearby Properties	202
Insurance Considerations	202
Use Restrictions	204
Appraised Value	206
Non-Recourse Carveout Limitations	207
Real Estate and Other Tax Considerations	209
Delinquency Information	210

7

Certain Terms of the Mortgage Loans	211
Amortization of Principal	211
Due Dates; Mortgage Rates; Calculations of Interest	211
Single Purpose Entity Covenants	212
ARD Loan	212
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	213
Voluntary Prepayments	214
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	215
Defeasance	216
Releases; Partial Releases	218
Escrows	221
Mortgaged Property Accounts	222
Exceptions to Underwriting Guidelines	224
Additional Indebtedness	224
General	224
Whole Loans	224
Mezzanine Indebtedness	224
Other Secured Indebtedness	227
Preferred Equity	227
Other Unsecured Indebtedness	228
The Whole Loans	228
General	228
The Serviced Pari Passu Whole Loans	238
Intercreditor Agreement	238
Control Rights with respect to the Servicing Shift Whole Loan	239
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan	239
Certain Rights of each Non-Controlling Holder	239
Sale of Defaulted Mortgage Loan	240
The Non-Serviced Pari Passu Whole Loans	241
Intercreditor Agreement	241
Control Rights	242
Certain Rights of each Non-Controlling Holder	242
Custody of the Mortgage File	243
Sale of Defaulted Mortgage Loan	243
The Non-Serviced A/B Whole Loan	244
The Back Bay Office Whole Loan	244
Additional Information	268
Transaction Parties	268
The Sponsors and Mortgage Loan Sellers	268
Barclays Capital Real Estate Inc.	269
General	269
Barclays’ Securitization Program	269
Review of Barclays Mortgage Loans	270
Barclays’ Underwriting Guidelines and Processes	272
Compliance with Rule 15Ga-1 under the Exchange Act	274
Retained Interests in This Securitization	275
3650 Real Estate Investment Trust 2 LLC	275
General	275
3650 REIT’s Securitization Program	276
Review of 3650 REIT Mortgage Loans	276
3650 REIT’s Underwriting Guidelines and Processes	278
Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines	282
Compliance with Rule 15Ga-1 under the Exchange Act	282
Retained Interests in This Securitization	283

8

Certain Relationships and Related Transactions	283
Citi Real Estate Funding Inc.	283
General	283
CREFI’s Commercial Mortgage Origination and Securitization Program	284
Review of the CREFI Mortgage Loans	284
CREFI’s Underwriting Guidelines and Processes	288
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	292
Bank of Montreal	292
General	292
BMO’s Commercial Mortgage Origination and Securitization Program	293
Review of the BMO Mortgage Loans	293
BMO’s Origination Procedures and Underwriting Guidelines	296
Compliance with Rule 15Ga-1 under the Exchange Act	300
Retained Interests in This Securitization	300
German American Capital Corporation	300
General	300
GACC’s Securitization Program	301
Review of GACC Mortgage Loans	302
DB Originators’ Underwriting Guidelines and Processes	303
Exceptions to DB Originators’ Underwriting Guidelines	308
Compliance with Rule 15Ga-1 under the Exchange Act	308
Retained Interests in This Securitization	308
The Depositor	308
The Issuing Entity	309
The Master Servicer	310
The Special Servicer	313
The BBCMS 2023-C20 Special Servicer, the BANK 2023-BNK45 Special Servicer, the BMARK 2023-B38 Special Servicer and the BANK 2023-BNK46 Special Servicer	317
The Certificate Administrator and Trustee	321
The Operating Advisor and Asset Representations Reviewer	324
Credit Risk Retention	325
General	325
Qualifying CRE Loans	326
HRR Certificates	326
Hedging, Transfer and Financing Restrictions	328
Operating Advisor	329
Representations and Warranties	330
Description of the Certificates	331
General	331
Distributions	333
Method, Timing and Amount	333
Available Funds	333
Priority of Distributions	335
Pass-Through Rates	338
Interest Distribution Amount	340
Principal Distribution Amount	340
Certain Calculations with Respect to Individual Mortgage Loans	342
Excess Interest	343
Application Priority of Mortgage Loan Collections or Whole Loan Collections	343
Allocation of Yield Maintenance Charges and Prepayment Premiums	346
Assumed Final Distribution Date; Rated Final Distribution Date	347
Prepayment Interest Shortfalls	348
Subordination; Allocation of Realized Losses	350
Reports to Certificateholders; Certain Available Information	352
Certificate Administrator Reports	352

9

Information Available Electronically	357
Voting Rights	362
Delivery, Form, Transfer and Denomination	363
Book-Entry Registration	363
Definitive Certificates	366
Certificateholder Communication	366
Access to Certificateholders’ Names and Addresses	366
Requests to Communicate	366
List of Certificateholders	367
Description of the Mortgage Loan Purchase Agreements	367
General	367
Dispute Resolution Provisions	377
Asset Review Obligations	377
Pooling and Servicing Agreement	377
General	377
Assignment of the Mortgage Loans	378
Servicing Standard	378
Subservicing	380
Advances	381
P&I Advances	381
Servicing Advances	382
Nonrecoverable Advances	382
Recovery of Advances	383
Accounts	385
Withdrawals from the Collection Account	387
Servicing and Other Compensation and Payment of Expenses	389
General	389
Master Servicing Compensation	395
Special Servicing Compensation	398
Disclosable Special Servicer Fees	402
Certificate Administrator and Trustee Compensation	403
Operating Advisor Compensation	403
Asset Representations Reviewer Compensation	404
CREFC® Intellectual Property Royalty License Fee	405
Appraisal Reduction Amounts	405
Maintenance of Insurance	411
Modifications, Waivers and Amendments	414
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	419
Inspections	420
Collection of Operating Information	421
Special Servicing Transfer Event	421
Asset Status Report	424
Realization Upon Mortgage Loans	428
Sale of Defaulted Loans and REO Properties	430
The Directing Certificateholder	433
General	433
Major Decisions	435
Asset Status Report	438
Replacement of the Special Servicer	438
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	438
Servicing Override	441
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	442
Rights of the Holders of Serviced Pari Passu Companion Loans	442
Limitation on Liability of Directing Certificateholder	442

10

The Operating Advisor	443
General	443
Duties of Operating Advisor At All Times	444
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	446
Recommendation of the Replacement of the Special Servicer	447
Eligibility of Operating Advisor	447
Other Obligations of Operating Advisor	448
Delegation of Operating Advisor’s Duties	448
Termination of the Operating Advisor With Cause	449
Rights Upon Operating Advisor Termination Event	449
Waiver of Operating Advisor Termination Event	450
Termination of the Operating Advisor Without Cause	450
Resignation of the Operating Advisor	450
Operating Advisor Compensation	451
The Asset Representations Reviewer	451
Asset Review	451
Asset Review Trigger	451
Asset Review Vote	452
Review Materials	453
Asset Review	454
Eligibility of Asset Representations Reviewer	455
Other Obligations of Asset Representations Reviewer	456
Delegation of Asset Representations Reviewer’s Duties	457
Assignment of Asset Representations Reviewer’s Rights and Obligations	457
Asset Representations Reviewer Termination Events	457
Rights Upon Asset Representations Reviewer Termination Event	458
Termination of the Asset Representations Reviewer Without Cause	458
Resignation of Asset Representations Reviewer	459
Asset Representations Reviewer Compensation	459
Replacement of the Special Servicer Without Cause	459
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	461
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	462
Termination of the Master Servicer or Special Servicer for Cause	463
Servicer Termination Events	463
Rights Upon Servicer Termination Event	464
Waiver of Servicer Termination Event	466
Resignation of the Master Servicer or Special Servicer	466
Limitation on Liability; Indemnification	467
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	469
Dispute Resolution Provisions	470
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	470
Repurchase Request Delivered by a Party to the PSA	470
Resolution of a Repurchase Request	471
Mediation and Arbitration Provisions	473
Servicing of the Servicing Shift Mortgage Loan	474
Servicing of the Non-Serviced Mortgage Loans	475
General	475
Servicing of the Non-Serviced A/B Mortgage Loan	478
Rating Agency Confirmations	479
Evidence as to Compliance	480
Limitation on Rights of Certificateholders to Institute a Proceeding	482
Termination; Retirement of Certificates	482

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Amendment	483
Resignation and Removal of the Trustee and the Certificate Administrator	485
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	487
Certain Legal Aspects of Mortgage Loans	487
General	488
Types of Mortgage Instruments	489
Leases and Rents	489
Personalty	489
Foreclosure	490
General	490
Foreclosure Procedures Vary from State to State	490
Judicial Foreclosure	490
Equitable and Other Limitations on Enforceability of Certain Provisions	490
Nonjudicial Foreclosure/Power of Sale	491
Public Sale	491
Rights of Redemption	492
Anti-Deficiency Legislation	492
Leasehold Considerations	493
Bankruptcy Laws	493
Environmental Considerations	499
General	499
Superlien Laws	500
CERCLA	500
Certain Other Federal and State Laws	500
Additional Considerations	501
Due-on-Sale and Due-on-Encumbrance Provisions	501
Subordinate Financing	501
Default Interest and Limitations on Prepayments	502
Applicability of Usury Laws	502
Americans with Disabilities Act	502
Servicemembers Civil Relief Act	503
Anti-Money Laundering, Economic Sanctions and Bribery	503
Potential Forfeiture of Assets	504
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	504
Pending Legal Proceedings Involving Transaction Parties	507
Use of Proceeds	507
Yield and Maturity Considerations	507
Yield Considerations	507
General	507
Rate and Timing of Principal Payments	508
Losses and Shortfalls	509
Certain Relevant Factors Affecting Loan Payments and Defaults	509
Delay in Payment of Distributions	510
Yield on the Certificates with Notional Amounts	510
Weighted Average Life	511
Material Federal Income Tax Considerations	519
General	519
Qualification as a REMIC	520
Status of Offered Certificates	522
Taxation of Regular Interests	522
General	522
Original Issue Discount	522
Acquisition Premium	524
Market Discount	524
Premium	525

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Election To Treat All Interest Under the Constant Yield Method	526
Treatment of Losses	526
Yield Maintenance Charges and Prepayment Premiums	527
Sale or Exchange of Regular Interests	527
Taxes That May Be Imposed on a REMIC	528
Prohibited Transactions	528
Contributions to a REMIC After the Startup Day	528
Net Income from Foreclosure Property	528
REMIC Partnership Representative	528
Taxation of Certain Foreign Investors	529
FATCA	530
Backup Withholding	530
Information Reporting	530
3.8% Medicare Tax on “Net Investment Income”	530
Reporting Requirements	531
Certain State and Local Tax Considerations	532
Method of Distribution (Underwriter)	532
Incorporation of Certain Information by Reference	534
Where You Can Find More Information	535
Financial Information	535
Certain ERISA Considerations	535
General	535
Plan Asset Regulations	536
Administrative Exemptions	536
Insurance Company General Accounts	539
Legal Investment	539
Legal Matters	540
Ratings	540
Index of Defined Terms	544

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

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●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2023-C21 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

15

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR

16

OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

17

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

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UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

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THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus

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with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
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●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

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NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2023-C21, Commercial Mortgage Pass-Through Certificates, Series 2023-C21.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2023-C21, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	3650 Real Estate Investment Trust 2 LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	Citi Real Estate Funding Inc., a New York corporation
●	German American Capital Corporation, a Maryland corporation
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	10	$293,600,000	43.2%
3650 Real Estate Investment Trust 2 LLC	8	180,060,690	26.5
Citi Real Estate Funding Inc.	5	125,600,000	18.5
Bank of Montreal(3)(4)	2	42,500,000	6.3
German American Capital Corporation	2	37,500,000	5.5
Total	25	$679,260,690	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Fashion Valley Mall mortgage loan (9.2%), Barclays Capital Real Estate Inc. is contributing Notes A-4-1, A-4-4 and A-4-6 with an outstanding principal balance of $50,000,000 and Bank of Montreal is contributing Note A-3-6 with an outstanding principal balance of $12,500,000.
(4)	With respect to the RTL Retail Portfolio mortgage loan (9.2%) Barclays Capital Real Estate Inc. is contributing Note A-2 with an outstanding principal balance of $32,500,000 and Bank of Montreal is contributing Note A-9 with an outstanding principal balance of $30,000,000.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The TOTAL Plaza mortgage loan (1.8%) was originated by Column Financial, Inc. and was acquired by 3650 Real Estate Investment Trust 2 LLC.
The Great Lakes Crossing Outlets mortgage loan (2.6%) was co-originated by Bank of Montreal, DBR Investments Co. Limited and Goldman Sachs Bank USA and was acquired by Barclays Capital Real Estate Inc.
The 11 West 42nd Street mortgage loan (2.2%) is part of a whole loan that was co-originated by Bank of America, National Association, LMF Commercial, LLC and UBS AG and was acquired by Barclays Capital Real Estate Inc.
The Seagate Campus mortgage loan (1.6%) is part of a whole loan that was co-originated by UBS AG, Wells Fargo Bank, National Association and Citi Real Estate Funding Inc. and was acquired by Barclays Capital Real Estate Inc.
Each of the Fashion Valley Mall and the RTL Retail Portfolio mortgage loans (collectively, 18.4%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.
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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the servicing shift date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
Pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to six of the mortgage loans (collectively, 16.9%).

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Special Servicer	3650 REIT Loan Servicing LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 2977 McFarlane Road, Suite 300, Miami, Florida 33133, and its telephone number is (305) 901-1000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
3650 REIT Loan Servicing LLC is expected to be appointed as the special servicer by 3650 Real Estate Investment Trust 2 LLC. 3650 Real Estate Investment Trust 2 LLC is expected to retain (directly or through one or more majority-owned affiliates) the “eligible horizontal residual interest” and, on the closing date,

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3650 Real Estate Investment Trust 2 LLC or an affiliate is expected to be the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Credit Risk Retention”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the servicing shift date, the servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the servicing shift date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
Affiliated Sub-Servicer	Pursuant to one or more limited subservicing agreements, 3650 REIT Loan Servicing LLC, a Delaware limited liability company, is expected to have limited (non-cashiering) subservicing duties solely consisting of collecting financial statements and rent rolls with respect to six of the mortgage loans (collectively, 16.9%).
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the whole loan becomes a specially serviced loan prior to the servicing shift date. From and after the servicing shift date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian,
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certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the servicing shift date, the custodian of the mortgage file for the servicing shift mortgage loan (other than the promissory note evidencing the servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to the servicing shift whole loan prior to the servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans
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(other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loan and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that on the closing date (i) 3650 Real Estate Investment Trust 2 LLC (or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules)) will be the holder of the “eligible horizontal residual interest” and (ii) 3650 Real Estate Investment Trust 2 LLC will be the initial controlling class certificateholder and will appoint itself or an affiliate as the initial directing certificateholder with respect to each mortgage loan (other than (a) any non-serviced mortgage loan, (b) the servicing shift mortgage loan, or (c) any excluded loan).
With respect to the servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the servicing shift whole loan, which are substantially similar,

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but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift date, the rights of the controlling noteholder of the servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2023 (or, in the case of any mortgage loan that has its first due date after October 2023, the date that would have been its due date in October 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about October 5, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	June 2028
Class A-2	September 2028
Class A-3	December 2031
Class A-5	June 2033
Class A-SB	February 2033
Class X-A	NAP
Class A-S	August 2033
Class B	September 2033
Class C	September 2033
The rated final distribution date for the offered certificates will be the distribution date in September 2056.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-C21:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The Class D-RR, Class E-RR, Class F-RR, Class G-RR and

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Class H-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$1,970,000	0.290%	30.000%
Class A-2	$100,130,000	14.741%	30.000%
Class A-3	$59,700,000	8.789%	30.000%
Class A-5	$310,590,000	45.725%	30.000%
Class A-SB	$3,092,000	0.455%	30.000%
Class X-A	$475,482,000	NAP	NAP
Class A-S	$84,058,000	12.375%	17.625%
Class B	$29,718,000	4.375%	13.250%
Class C	$24,623,000	3.625%	9.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	6.05000%
Class A-2	6.50606%
Class A-3	6.50606%
Class A-5	6.00000%
Class A-SB	6.50606%
Class X-A	0.33245%
Class A-S	6.50606%
Class B	6.50606%
Class C	6.50606%

(1)	The pass-through rate for the Class A-1 certificates for any distribution date will be a fixed rate per annum as set forth opposite such class in the table. The pass-through rates for the Class A-2, Class A-3, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class A-5 certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate as set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rate on the Class X-A certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the

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mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.03125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments,

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liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.012670%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00220%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00037%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be
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entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Healthcare Trust MOB Portfolio	0.00125%	0.25000%
Fashion Valley Mall(3)	0.00250%	0.25000%	(3)
CX - 250 Water Street(3)	0.00250%	0.25000%	(3)
Soho Beach House Miami	0.00125%	0.25000%
Novolex Portfolio	0.00125%	0.25000%
Triple Net Portfolio	0.00125%	0.25000%
Art Ovation Hotel	0.00125%	0.25000%
Great Lakes Crossing Outlets	0.00125%	0.25000%
Centene	0.00125%	0.25000%
11 West 42nd Street	0.00250%	0.25000%
500 Delaware	0.00125%	0.25000%
Back Bay Office	0.00125%	0.25000%
One & Two Commerce Square	0.00250%	0.25000%
TOTAL Plaza	0.00125%	0.25000%
Seagate Campus	0.00125%	0.25000%

(1)	Does not reflect the RTL Retail Portfolio mortgage loan, which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

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Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.
Third, to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set
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forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular
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distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates are more particularly described under “Description of the Certificates—Distributions”.

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On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
**	The Class X-A certificates are interest-only certificates.
***	Other than the Class S and Class R certificates.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

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See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an
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REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master
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servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-five (25) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred fifty-two (152) commercial properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $679,260,690.
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Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-five (25) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of one (1) mortgage loan in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(1)(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Healthcare Trust MOB Portfolio(3)	$ 65,000,000	9.6%	$175,000,000	N/A	52.7%	1.75x	12.1%	52.7%	1.75x	12.1%
Fashion Valley Mall(3)	$ 62,500,000	9.2%	$387,500,000	N/A	31.5%	3.15x	18.7%	31.5%	3.15x	18.7%
RTL Retail Portfolio(3)	$ 62,500,000	9.2%	$197,500,000	N/A	51.2%	1.97x	13.8%	51.2%	1.97x	13.8%
Cipriani NYC Portfolio	$ 60,000,000	8.8%	$30,000,000	N/A	50.8%	1.81x	15.8%	50.8%	1.81x	15.8%
Rhino Retail Portfolio 2(3)	$ 55,000,000	8.1%	$75,500,000	N/A	65.7%	1.41x	10.7%	65.7%	1.41x	10.7%
CX - 250 Water Street(3)	$ 53,150,000	7.8%	$478,350,000	N/A	48.8%	1.66x	9.3%	48.8%	1.66x	9.3%
La Habra Marketplace	$ 35,000,000	5.2%	$60,000,000	N/A	62.1%	2.05x	7.8%	62.1%	2.05x	7.8%
Soho Beach House Miami	$ 29,900,000	4.4%	$110,100,000	N/A	50.7%	2.34x	17.8%	50.7%	2.34x	17.8%
Novolex Portfolio	$ 25,000,000	3.7%	$100,000,000	N/A	60.3%	1.81x	11.8%	60.3%	1.81x	11.8%
Triple Net Portfolio(3)	$ 20,000,000	2.9%	$73,500,000	N/A	61.5%	1.73x	8.8%	61.5%	1.73x	8.8%
Art Ovation Hotel(4)	$ 20,000,000	2.9%	$37,500,000	N/A	50.8%	1.75x	17.7%	50.8%	1.75x	17.7%
Great Lakes Crossing Outlets	$ 17,500,000	2.6%	$162,500,000	N/A	45.0%	2.50x	17.5%	45.0%	2.50x	17.5%
Centene	$ 15,600,000	2.3%	$31,200,000	N/A	59.5%	2.47x	8.9%	59.5%	2.47x	8.9%
11 West 42nd Street	$ 15,000,000	2.2%	$259,000,000	N/A	49.4%	1.39x	11.6%	49.4%	1.39x	11.6%
500 Delaware	$ 15,000,000	2.2%	$70,000,000	N/A	67.6%	2.03x	10.2%	67.6%	2.03x	10.2%
Back Bay Office(3)	$ 12,500,000	1.8%	$462,500,000	$ 65,000,000	33.7%	2.55x	16.3%	38.3%	2.16x	14.3%
One & Two Commerce Square	$ 12,500,000	1.8%	$207,500,000	N/A	51.4%	1.68x	14.7%	51.4%	1.68x	14.7%
TOTAL Plaza(5)	$ 12,210,690	1.8%	$75,706,281	N/A	48.0%	1.85x	13.5%	48.0%	1.85x	13.5%
Seagate Campus	$ 11,000,000	1.6%	$161,000,000	N/A	66.2%	1.83x	13.6%	66.2%	1.83x	13.6%
1516 Motor Parkway	$ 9,100,000	1.3%	$9,100,000	N/A	67.7%	2.39x	8.6%	67.7%	2.39x	8.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the Healthcare Trust MOB Portfolio, Fashion Valley Mall, RTL Retail Portfolio, Rhino Retail Portfolio 2, CX – 250 Water Street, Triple Net Portfolio and Back Bay Office mortgage loans, the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.
(4)	The Mortgage Loan LTV Ratio, Mortgage Loan Underwritten NOI Debt Yield, Whole Loan LTV Ratio and Whole Loan Underwritten NOI Debt Yield presented above are calculated net of a $12,000,000 earn-out reserve. The Mortgage Loan LTV Ratio, Mortgage Loan Underwritten NOI Debt Yield, Whole Loan LTV Ratio and Whole Loan Underwritten NOI Debt Yield based on the full outstanding principal balance of the Art Ovation Hotel whole loan (without netting the $12,000,000 earn-out reserve) are 64.2%, 14.0%, 64.2% and 14.0%, respectively.
(5)	Calculations reflect the October 6, 2022 modification of the TOTAL Plaza whole loan (1.8%), pursuant to which the principal balance of the TOTAL Plaza whole loan was paid down by $10 million, the monthly payment was recast based on a 29.5 year amortization term and the interest rate was reset to 4.77100%.
The RTL Retail Portfolio whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer

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(the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift date, the servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the servicing shift date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Healthcare Trust MOB Portfolio	BBCMS 2023-C20	9.6%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Fashion Valley Mall	BBCMS 2023-C20(3)	9.2%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association
CX - 250 Water Street	BANK 2023-BNK45(3)	7.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Soho Beach House Miami	Benchmark 2023-B39	4.4%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Novolex Portfolio	Benchmark 2023-B39	3.7%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Triple Net Portfolio	3650R 2022-PF2	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Art Ovation Hotel	3650R 2022-PF2	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Great Lakes Crossing Outlets	Benchmark 2023-B38	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Centene	3650R 2021-PF1	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Wells Fargo Bank, National Association
11 West 42nd Street	BANK5 2023-5YR3(4)	2.2%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
500 Delaware	3650R 2022-PF2	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Back Bay Office	Benchmark 2023-B39	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Computershare Trust Company, National Association
One & Two Commerce Square	BANK 2023-BNK46	1.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
TOTAL Plaza	3650R 2022-PF2	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Seagate Campus	Benchmark 2023-B39	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association

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Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(5)
Healthcare Trust MOB Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD III Sub XII, LLC
Fashion Valley Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Bank of America, National Association
CX - 250 Water Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Bank of America, National Association
Soho Beach House Miami	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Novolex Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
Triple Net Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Art Ovation Hotel	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Great Lakes Crossing Outlets	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Centene	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
11 West 42nd Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Greystone High Yield Investments I LLC
500 Delaware	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Back Bay Office	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
One & Two Commerce Square	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Bank of America, National Association
TOTAL Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Seagate Campus	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the RTL Retail Portfolio whole loan, which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the servicing shift pooling and servicing agreement.
(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
(4)	The BANK5 2023-5YR3 securitization is expected to close on September 28, 2023.
(5)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.

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For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$679,260,690
Number of mortgage loans	25
Number of mortgaged properties	152
Range of Cut-off Date Balances	$6,200,000 to $65,000,000
Average Cut-off Date Balance	$27,170,428
Range of Mortgage Rates(2)	3.41500% to 8.60000%
Weighted average Mortgage Rate(2)	6.31543%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	111 months
Range of remaining terms to maturity(3)	56 months to 119 months
Weighted average remaining term to maturity(3)	105 months
Range of original amortization terms(4)	360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	342 months to 360 months
Weighted average remaining amortization term(2)(4)	356 months
Range of Cut-off Date LTV Ratios(2)(5)(6)	31.5% to 67.7%
Weighted average Cut-off Date LTV Ratio(2)(5)(6)	52.4%
Range of LTV Ratios as of the maturity date or anticipated repayment date(3)(5)(6)	31.5% to 67.7%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(3)(5)(6)	51.9%
Range of U/W NCF DSCRs(2)(6)(7)	1.24x to 3.15x
Weighted average U/W NCF DSCR(2)(6)(7)	1.96x
Range of U/W NOI Debt Yields(2)(6)	7.8% to 18.7%
Weighted average U/W NOI Debt Yield(2)(6)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	84.4%
Interest-only, ARD	7.8%
Interest-only, Amortizing Balloon	6.0%
Amortizing Balloon(2)	1.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	The TOTAL Plaza whole loan (1.8%) was modified on October 6, 2022 to paydown the principal balance of the TOTAL Plaza whole loan by $10 million, recast the monthly payment based on a 29.5 year amortization term and reset the interest rate to 4.77100%.
(3)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as CX – 250 Water Street (7.8%), calculated as of the related anticipated repayment date.
(4)	Excludes twenty-two (22) mortgage loans (collectively, 92.2%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(5)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or until the anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(6)	In the case of twenty (20) mortgage loans (collectively, 89.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated
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including the related pari passu companion loan(s). With respect to the mortgage loan identified as the Back Bay Office mortgage loan (1.8%), the loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.16x, 38.3%, 38.3% and 14.3%, respectively. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and UW NOI Debt Yield with respect to the Art Ovation Hotel mortgage loan are each calculated net of a holdback reserve of $12,000,000.
(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, three (3) of the mortgage loans were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the borrowers entered into a forbearance agreement under the prior financing with respect to the Mortgaged Properties, which closed on September 19, 2022. The borrowers paid approximately $16,900,000 at such closing, and the remaining outstanding balance of approximately $4,800,000 was amortized over the remaining term of the then-existing financing, and was fully repaid at origination of the Mortgage Loan.
With respect to the 11 West 42nd Street mortgage loan (2.2%), the prior loan secured by the mortgaged property matured on June 6, 2023 but the related borrower was granted a one-month extension and forbearance prior to the origination of the current mortgage loan. The prior loan was repaid in full on June 30, 2023, concurrently with the origination of the related whole loan.
With respect to the Back Bay Office mortgage loan (1.8%), the prior mortgage loan secured by the related mortgaged property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the mortgaged property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The mortgage loan repaid the remaining principal balance of the prior mortgage loan in full.
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See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited

Operating Histories	With respect to sixty-eight (68) of the mortgaged properties (collectively, 39.3%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in September 2033 and the CX – 250 Water Street mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the aggregate cut-off date balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

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With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in the case of the A/B whole loan, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes.
In addition, (1) a REMIC was formed on April 7, 2023 with respect to the 500 Delaware mortgage loan (the “500 Delaware loan REMIC”), (2) a REMIC was formed on July 14, 2023 with respect to the Art Ovation Hotel mortgage loan (the “Art Ovation Hotel loan REMIC”), (3) a REMIC was formed on July 28, 2023 with respect to the Triple Net Portfolio mortgage loan (the “Triple Net Portfolio loan REMIC”), (4) a REMIC was formed on August 17, 2022 with respect to the Centene mortgage loan (the “Centene loan REMIC”), (5) a REMIC was formed on November 1, 2022 with respect to the 1516 Motor Parkway mortgage loan (the “1516 Motor Parkway loan REMIC”) and (6) a REMIC was formed on April 5, 2023 with respect to the TOTAL Plaza mortgage loan (the “TOTAL Plaza loan REMIC”). The 500 Delaware loan REMIC, the Art Ovation Hotel loan REMIC, the Triple Net Portfolio loan REMIC, the Centene loan REMIC, the 1516 Motor Parkway loan REMIC and the TOTAL Plaza loan REMIC will be designated as the “loan REMICs”. The loan REMICs, the upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
The 500 Delaware loan REMIC, created pursuant to a REMIC declaration effective as of April 7, 2023, holds the 500 Delaware mortgage loan and other related assets and has issued a class

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of uncertificated regular interests, a 38.5% interest of which is to be held by the lower-tier REMIC.
The Art Ovation Hotel loan REMIC, created pursuant to a REMIC declaration effective as of July 14, 2023, holds the Art Ovation Hotel mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100.0% interest of which is to be held by the lower-tier REMIC.
The Triple Net Portfolio loan REMIC, created pursuant to a REMIC declaration effective as of July 28, 2023, holds the Triple Net Portfolio mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100.0% interest of which is to be held by the lower-tier REMIC.
The Centene loan REMIC, created pursuant to a REMIC declaration effective as of August 17, 2022, holds the Centene mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 50.0% interest of which is to be held by the lower-tier REMIC.
The 1516 Motor Parkway loan REMIC, created pursuant to a REMIC declaration effective as of November 1, 2022, holds the 1516 Motor Parkway mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 50.0% interest of which is to be held by the lower-tier REMIC.
The TOTAL Plaza loan REMIC, created pursuant to a REMIC declaration effective as of April 5, 2023, holds the TOTAL Plaza mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100.0% interest of which is to be held by the lower-tier REMIC (such regular interests, together with the regular interests in the 500 Delaware loan REMIC, the Art Ovation Hotel loan REMIC, the Triple Net Portfolio loan REMIC, the Centene loan REMIC, the 1516 Motor Parkway loan REMIC and the TOTAL Plaza loan REMIC, the “loan REMIC regular interests”).
In addition, (1) the portion of the issuing entity consisting of (i) the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account and (ii) the residual interests issued by each Loan REMIC will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); (2) the Class S certificates will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes; and (3) the Class R certificates will represent beneficial ownership of the residual interests issued by each Loan REMIC and the related distribution account, in each case, as further described under “Material Federal Income Tax Considerations”.

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Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class C certificates will be issued with original issue discount, the Class A-1 and Class B certificates will be issued with de minimis original issue discount and that the Class A-2, Class A-3, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain
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classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, mixed use, industrial, hospitality and self storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely

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payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain

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voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
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●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans.

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In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

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In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	school closures in connection with COVID-19;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely

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manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
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●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

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The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

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If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and
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user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Event Center Properties Have Special Risks

With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the mortgaged properties are used as event space. Mortgaged properties used as event space derive their income from one-time events and do not have long-term leases. Therefore, these properties may be sensitive to declines in general economic and business conditions. Demand for event space may be seasonal. Event center properties may also be subject to competition from other property types that provide similar services, such as hospitality properties or restaurants. In addition, mortgaged properties used as event space may not be readily convertible to alternative uses if these properties were to become unprofitable.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the

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related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

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Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

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Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the

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related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such

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as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral

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described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, mixed use, industrial and hospitality properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

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Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Florida, Massachusetts, Texas and Michigan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).
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We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

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Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.
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In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management

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and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws.

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However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool

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Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such

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tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2023. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

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In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in

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force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other

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properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

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See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

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Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were originated and the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and

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warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related

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mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Seven (7) mortgage loans (collectively, 18.7%) are each a seasoned mortgage loan originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

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Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Risks Relating to Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a

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securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on

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your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
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●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

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In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See

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“Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Mortgage Loans Subject to Early Defeasance

In the case of the Centene mortgage loan (2.3%), the related borrower is permitted to defease the mortgage loan prior to the second anniversary of the startup date of the Centene Loan REMIC containing such mortgage loan. In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related mortgage loan prior to the second anniversary of the startup date of the Centene Loan REMIC, the related mortgage loan seller, 3650 REIT, will be required to repurchase the Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding servicing advances and interest on advances accrued with respect to such mortgage loan. Any repurchase of the Early Defeasance Loan would have substantially the same effect on the certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the event 3650 REIT fails or is unable to purchase such mortgage loan prior to such early defeasance, the special servicer will be required to sell such mortgage loan and will be required to accept the highest offer received, and, in such event, the special servicer will be entitled to a liquidation fee. Depending on the price received from such liquidation, a loss to the issuing entity could result.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the

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special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
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●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans, including the Triple Net Portfolio Mortgage Loan, the 500 Delaware Mortgage Loan and the 1516 Motor Parkway Mortgage Loan (collectively, 6.5%) were held at Signature Bank, and have been transferred to Bridge Bank or Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

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Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related

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borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for

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damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.
The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after

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the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions

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or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

3650 Real Estate Investment Trust 2 LLC, a sponsor and originator, or an affiliate thereof is expected to be appointed as the initial directing certificateholder. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” below. In addition, 3650 Real Estate Investment Trust 2 LLC, as retaining sponsor, is expected to retain (or cause its “majority owned affiliate” to retain) the HRR Certificates as described in “Credit Risk Retention”. 3650 Real Estate Investment Trust 2 LLC is also an affiliate of 3650 REIT Loan Servicing LLC, the expected initial special servicer with respect to the mortgage loans (other than any non-serviced mortgage loans) and any related serviced companion loans (other than any excluded special servicer loan). In addition, pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC and Midland Loan Services, a Division of PNC Bank, National Association, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to six of the mortgage loans (collectively, 16.9%).

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

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These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

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In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. The initial special servicer is an affiliate of the entity that is expected to be the holder of the “eligible horizontal residual interest” consisting of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2023-C21 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In

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addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that 3650 Real Estate Investment Trust 2 LLC or an affiliate thereof will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). 3650 REIT Loan Servicing LLC is expected to be appointed by 3650 Real Estate Investment Trust 2 LLC to act as the special servicer.

3650 REIT Loan Servicing LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of 3650 Real Estate Investment Trust 2 LLC, the entity that is expected to (i) retain (or cause its “majority owned affiliate” to retain) the “eligible horizontal residual interest”, (ii) be the initial controlling class certificateholder and (iii) appoint itself or an affiliate as the initial directing certificateholder. Another affiliate of 3650 REIT Loan Servicing LLC may also purchase one or more other classes of certificates. 3650 REIT Loan Servicing LLC is also (i) the initial special servicer with respect to the 11 West 42nd Street mortgage loan, which is currently serviced under the BMO 2023-5C1 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the BMO 2023-5C1 pooling and servicing agreement, (ii) the special servicer with respect to the 500 Delaware mortgage loan, the Triple Net Portfolio mortgage loan, the Art Ovation Hotel mortgage loan and the TOTAL Plaza mortgage loan, each of which is serviced under the 3650R 2022-PF2 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2022-PF2 pooling and servicing agreement and (iii) the special servicer with respect to the Centene mortgage loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2021-PF1 pooling and servicing agreement.

Additionally, pursuant to one or more limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland Loan Services, a Division of PNC Bank, National Association, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to six of the mortgage loans (collectively, 16.9%).

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each

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such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that 3650 Real Estate Investment Trust 2 LLC (or its affiliate) will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift date) or, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the servicing shift whole loan, prior to the servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In

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addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of the servicing shift mortgage loan, prior to the servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to the servicing shift whole loan, prior to the servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to the servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the servicing shift whole loan and prior to the servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the servicing shift whole loan and prior to the servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the mortgage loan documents. After the servicing shift date, the servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than the servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than the servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to the servicing shift whole loan, prior to the servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and

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servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as

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owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

3650 Real Estate Investment Trust 2 LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) the servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements and with regard to the servicing shift whole loan following the servicing shift date, under the related pooling and servicing agreement governing the servicing of the servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

3650 REIT Loan Servicing LLC, the expected special servicer for this transaction, is an affiliate of  3650 Real Estate Investment Trust 2 LLC, the entity that is expected to (i) retain (or cause its “majority owned affiliate” to retain) the “eligible horizontal residual interest”, (ii) be the initial controlling class certificateholder and (iii) appoint itself or an affiliate as the initial directing certificateholder. Another affiliate of 3650 REIT Loan Servicing LLC may also purchase one or more other classes of certificates. 3650 REIT Loan Servicing LLC is also (i) the initial special servicer with respect to the 11 West 42nd Street mortgage loan, which is currently serviced under the BMO 2023-5C1 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the BMO 2023-5C1 pooling and servicing agreement, (ii) the special servicer with respect to the 500 Delaware mortgage loan, the Triple Net Portfolio mortgage loan, the Art Ovation Hotel mortgage loan and the TOTAL Plaza mortgage loan, each of which is serviced under the 3650R 2022-PF2 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2022-PF2 pooling and servicing agreement and (iii) the special servicer with respect to the Centene mortgage loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement, and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2021-PF1 pooling and servicing agreement.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loan and Non-Serviced Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the RTL Retail Portfolio whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by the servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of the servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been

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determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Initially, (i) the servicing and administration of the Fashion Valley Mall whole loan will be governed by the BBCMS 2023-C20 pooling and servicing agreement and (ii) the servicing and administration of the CX - 250 Water Street whole loan will be governed by the BANK 2023-BNK45 pooling and servicing agreement, in each case until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or (i) with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan and (ii) with respect to the servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to the servicing shift whole loan, or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or the servicing shift whole loan, or against any

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other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain

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fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization
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Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

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As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the

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fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.  If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement.  In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts.  If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
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●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
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●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

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The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the

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trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class H-RR certificates, then, the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage

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loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or the servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, the servicing shift mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for the servicing shift whole loan will, prior to the servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

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These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and the servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to the servicing shift whole loan or any A/B Whole Loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                                    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                                 may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift whole loan or any A/B Whole Loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                              does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the

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securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of the servicing shift whole loan or, in the case of any A/B Whole Loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                               may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of the servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of the servicing shift mortgage loan or any A/B Whole Loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                                  will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of the servicing shift whole loan or any A/B Whole Loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and

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other than in respect of any excluded loan the servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of the servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do

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so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or the servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or the servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or the servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of the servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to the servicing shift whole loan prior to the servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-

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Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and

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consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has only limited assets with which to fulfill any

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obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

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Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting

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general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent.

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Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the 1516 Motor Parkway Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the 1516 Motor Parkway Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend

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the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks

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and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors,

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the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors

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in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers.
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This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-five (25) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $679,260,690 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2023 (or, in the case of any Mortgage Loan that has its first due date after October 2023, the date that would have been its due date in October 2023 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twenty (20) Mortgage Loans (collectively, 89.6%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”) and (ii) in the case of two (2) Mortgage Loans (4.0%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as a “Subordinate Companion Loan(s)”). The Pari Passu Companion Loans and the Subordinate Companion Loans are also collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	10	106	$293,600,000	43.2%
3650 Real Estate Investment Trust 2 LLC	8	21	180,060,690	26.5
Citi Real Estate Funding Inc.	5	7	125,600,000	18.5
Bank of Montreal(3)(4)	2	30	42,500,000	6.3
German American Capital Corporation	2	18	37,500,000	5.5
Total	25	152	$679,260,690	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Fashion Valley Mall mortgage loan (9.2%), Barclays Capital Real Estate Inc. is contributing Notes A-4-1, A-4-4 and A-4-6 with an outstanding principal balance of $50,000,000 and Bank of Montreal is contributing Note A-3-6 with an outstanding principal balance of $12,500,000.
(4)	With respect to the RTL Retail Portfolio mortgage loan (9.2%) Barclays Capital Real Estate Inc. is contributing Note A-2 with an outstanding principal balance of $32,500,000 and Bank of Montreal is contributing Note A-9 with an outstanding principal balance of $30,000,000.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

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Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Healthcare Trust MOB Portfolio Mortgage Loan (9.6%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and KeyBank National Association. Such Mortgage Loan was underwritten pursuant to BCREI’s underwriting guidelines.
●	The Fashion Valley Mall Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc., JPMorgan Chase Bank, National Association and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to each of BCREI’s and Bank of Montreal’s underwriting guidelines.
●	The RTL Retail Portfolio Mortgage Loan (9.2%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation, KeyBank National Association and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to BCREI’s and Bank of Montreal’s underwriting guidelines.
●	The Rhino Retail Portfolio 2 Mortgage Loan (8.1%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Bank of America, National Association. Such Mortgage Loan was underwritten pursuant to BCREI’s underwriting guidelines.
●	The CX – 250 Water Street Mortgage Loan (7.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC. Such Mortgage Loan was underwritten pursuant to 3650 Real Estate Investment Trust 2 LLC’s underwriting guidelines.
●	The Soho Beach House Miami Mortgage Loan (4.4%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to Citi Real Estate Funding Inc.’s underwriting guidelines.
●	The Novolex Portfolio Mortgage Loan (3.7%) is part of a Whole Loan that was co-originated by DBRI Investments Co. Limited (“DBRI”) and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to DBRI’s underwriting guidelines.
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●	The Great Lakes Crossings Outlets Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Bank of Montreal, DBRI and Goldman Sachs Bank USA. Barclays Capital Real Estate Inc. acquired the Great Lakes Crossings Outlets Mortgage Loan prior to the Closing Date from Goldman Sachs Bank USA. Such Mortgage Loan was re-underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The 11 West 42nd Street Mortgage Loan (2.2%) is part of a Whole Loan that was co-originated by Bank of America, National Association, LMF Commercial, LLC and UBS AG. Barclays Capital Real Estate Inc. is expected to acquire the 11 West 42nd Street Mortgage Loan prior to the Closing Date from UBS AG. Such Mortgage Loan was re-underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The Back Bay Office Mortgage Loan (1.8%), is part of a Whole Loan that was co-originated by New York Life Insurance Company, Teachers Insurance and Annuity Association of America, Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to DBNY’s underwriting guidelines.
●	The One & Two Commerce Square Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to BCREI’s underwriting guidelines.
●	The TOTAL Plaza Mortgage Loan (1.8%) is part of a Whole Loan that was originated by Column Financial, Inc. Such Mortgage Loan was subsequently acquired by 3650 REIT. 3650 REIT reviewed the originator's underwriting and ensured that the underwriting is in accordance with that of 3650 REIT underwriting guidelines.
●	The Seagate Campus Mortgage Loan (1.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Citi Real Estate Funding Inc. and UBS AG. Barclays Capital Real Estate Inc. acquired the Seagate Campus Mortgage Loan prior to the Closing Date from UBS AG. Such Mortgage Loan was re-underwritten pursuant to BCREI’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 5, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Healthcare Trust MOB Portfolio Mortgage Loan or the Healthcare Trust MOB Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Healthcare Trust MOB Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Healthcare Trust MOB Portfolio Mortgaged Property); when that

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occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value

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that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

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The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Fashion Valley Mall(2)	9.2%	31.5%	31.5%	$1,430,000,000	31.0%	31.0%	$1,450,000,000
Rhino Retail Portfolio 2(3)	8.1%	65.7%	65.7%	$198,631,638	70.8%	70.8%	$184,200,000
CX - 250 Water Street(4)	7.8%	48.8%	48.8%	$1,090,000,000	55.4%	55.4%	$960,000,000
Residence Inn Austin Northwest(5)	3.1%	52.1%	49.6%	$40,000,000	55.6%	52.9%	$37,500,000
Triple Net Portfolio(6)	2.9%	61.5%	61.5%	$152,000,000	65.5%	65.5%	$142,640,000
Back Bay Office(7)	1.8%	33.7%	33.7%	$1,410,000,000	35.3%	35.3%	$1,345,000,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	The Appraised Value (Other Than “As-Is”) represents the “Hypothetical As-Is Value” which excludes the value attributed to the JC Penney and Neiman Marcus release parcels, as such parcels (the “Fashion Valley Mall Release Parcels”) are permitted to be freely released by the borrower during the loan term.
(3)	The Appraised Value (Other Than “As-Is”) assumes that certain escrows have been reserved for tenant improvement and leasing commissions, gap rent and free rent associated with the lease up of various tenant spaces in an estimated aggregate amount of $14,456,598. At origination of the related Whole Loan, the borrower reserved $468,576.00 for tenant improvement work for Planet Fitness, $8,513,459.87 to cover the cost of all outstanding tenant improvement and tenant obligations and $2,578,518.22 into a free rent reserve to cover up to 12 months of additional rent (depending on the tenant) and reimbursements for each tenant beyond their estimated rent commencement dates for aggregate reserves of $11,560,554.09.
(4)	The Appraised Value (Other Than “As-Is”) represents the “Prospective Market Value Upon Completion & Stabilization" appraised value, which assumes that as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid. As of loan origination, all such payments have been made, other than payment of $5,932,952 for base building work, approximately $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination.
(5)	The Appraised Value (Other Than “As-Is”) assumes a total capital expenditure reserve of approximately $2,500,000, which represents the estimated cost of a franchise-mandated PIP that a new owner would be required to undertake following the acquisition of the Mortgaged Property. At origination of the related Mortgage Loan, the borrower reserved $2,495,000 for such renovations. See “Description of the Mortgage Pool–Redevelopment, Renovation and Expansion” for additional information.
(6)	The Appraised Value (Other Than “As-Is”) of $152,000,000 as of June 1, 2022 and the Cut-off Date LTV Ratio (Other Than “As-Is”) reflect a portfolio premium of approximately 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a capital reserve account of $4,000,000. The aggregate of the “as-is” appraised values which does not assume a capital reserve account on a stand-alone basis is $142,640,000. At origination of the related Whole Loan, the lender reserved $4,000,000 for tenant improvements and leasing commissions that may be incurred following the origination date.
(7)	The Appraised Value (Other Than “As-Is”) represents the “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the planned leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. The “as-is” appraised value of the Mortgaged Property as of October 19, 2022 is $1,345,000,000.

With respect to the Healthcare Trust MOB Mortgage Loan (9.6%), the Appraised Value of $455,000,000 reflects a portfolio premium of approximately 2.37% over the aggregate “As-Is” Appraised

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Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of March 20, 2023 to April 5, 2023 is $444,475,000.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio (9.2%), the Appraised Value of $508,200,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 51.2% and 51.2%, respectively.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values of $498,190,000 are 52.2% and 52.2%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Art Ovation Hotel, representing approximately 2.9% of the Initial Pool Balance, such Mortgage Loan has a Cut-off Date LTV Ratio calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Art Ovation Hotel Mortgage Loan, the Cut-off Date LTV Ratio including the related holdback reserve is 64.2%. See “Certain Terms of the Mortgage Loans—Escrows”.

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“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Fashion Valley Mall and the RTL Retail Portfolio Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on

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such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Art Ovation Hotel, representing approximately 2.9% of the Initial Pool Balance, such Mortgage Loan has an LTV Ratio at Maturity or ARD calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Art Ovation Hotel Mortgage Loan, the LTV Ratio at Maturity or ARD including the related earnout reserve is 56.8%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up

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assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

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“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special

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considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

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The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Art Ovation Hotel, representing approximately 2.9% of the Initial Pool Balance, such Mortgage Loan has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Art Ovation Hotel Mortgage Loan, the Underwritten NCF Debt Yield including the related holdback reserve is 12.5%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and

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circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans

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were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Art Ovation Hotel, representing approximately 2.9% of the Initial Pool Balance, such Mortgage Loan has an U/W NOI Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve. With respect to the Art Ovation Hotel Mortgage Loan, the U/W NOI Debt Yield including the related earnout reserve is 14.0%. See “Certain Terms of the Mortgage Loans—Escrows”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units” means (a) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (b) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

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Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$679,260,690
Number of Mortgage Loans	25
Number of Mortgaged Properties	152
Range of Cut-off Date Balances	$6,200,000 to $65,000,000
Average Cut-off Date Balance	$27,170,428
Range of Mortgage Rates(2)	3.41500% to 8.60000%
Weighted average Mortgage Rate(2)	6.31543%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	111 months
Range of remaining terms to maturity(3)	56 months to 119 months
Weighted average remaining term to maturity(3)	105 months
Range of original amortization terms(4)	360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	342 months to 360 months
Weighted average remaining amortization term(2)(4)	356 months
Range of Cut-off Date LTV Ratios(2)(5)(6)	31.5% to 67.7%
Weighted average Cut-off Date LTV Ratio(2)(5)(6)	52.4%
Range of LTV Ratios at Maturity or ARD(3)(5)(6)	31.5% to 67.7%
Weighted average LTV Ratio at Maturity or ARD(3)(5)(6)	51.9%
Range of U/W NCF DSCRs(2)(6)(7)	1.24x to 3.15x
Weighted average U/W NCF DSCR(2)(6)(7)	1.96x
Range of U/W NOI Debt Yields(2)(6)	7.8% to 18.7%
Weighted average U/W NOI Debt Yield(2)(6)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	84.4%
Interest-only, ARD	7.8%
Interest-only, Amortizing Balloon	6.0%
Amortizing Balloon(2)	1.8%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	The TOTAL Plaza Whole Loan (1.8%) was modified on October 6, 2022 to paydown the principal balance of the TOTAL Plaza Whole Loan by $10 million, recast the monthly payment based on a 29.5 year amortization term and reset the interest rate to 4.77100%.
(3)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as CX – 250 Water Street (7.8%), calculated as of the related Anticipated Repayment Date.
(4)	Excludes twenty-two (22) Mortgage Loans (collectively, 92.2%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(5)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(6)	In the case of twenty (20) Mortgage Loans (collectively, 89.6%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the Back Bay Office Mortgage Loan (1.8%), the LTV Ratio and Debt Yield include any pari passu
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companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The U/W NCF DSCR, related Cut-off Date LTV Ratio, related LTV Ratio at Maturity or ARD, and U/W NOI DY including the related subordinate companion loan(s) are 2.16x, 38.3%, 38.3% and 14.3%, respectively. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and UW NOI Debt Yield with respect to the Art Ovation Hotel Mortgage Loan are each calculated net of a holdback reserve of $12,000,000.

(7)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include seven (7) Mortgage Loans (collectively, 43.0%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	39	$232,500,000	34.2%
Anchored	35	150,098,558	22.1
Super Regional Mall	1	62,500,000	9.2
Outlet Center	1	17,500,000	2.6
Shadow Anchored	2	2,401,442	0.4
Office	69	$149,459,179	22.0%
CBD	5	67,210,690	9.9
Medical	62	65,000,000	9.6
Suburban	2	17,248,489	2.5
Mixed Use	2	$91,150,000	13.4%
Lab / Office	1	53,150,000	7.8
Event Space / Office	1	38,000,000	5.6
Industrial	35	$89,951,511	13.2%
Manufacturing	21	28,602,050	4.2
Warehouse / Distribution	6	15,949,699	2.3
Flex	3	15,518,793	2.3
Warehouse	2	14,250,000	2.1
R&D / Manufacturing	1	11,000,000	1.6
Manufacturing / Warehouse	2	4,630,970	0.7
Hospitality	3	$70,750,000	10.4%
Full Service	2	49,900,000	7.3
Extended Stay	1	20,850,000	3.1
Self Storage	3	$23,450,000	3.5%
Self Storage	3	23,450,000	3.5
Other	1	$22,000,000	3.2%
Event Space	1	22,000,000	3.2
Total	152	$679,260,690	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Rhino Retail Portfolio 2 Portfolio Mortgage Loan (8.1%), the Silverdale Village Mortgaged Property and the Port Orchard Mortgaged Property do not have legal access to a portion of the respective Mortgaged Property consisting of loading areas for tenants which are primarily used for refuse storage. The related Mortgage Loan documents require the related borrowers to obtain (i) with respect to the Silverdale Village Mortgaged Property, two easements to provide affected tenants with access to such area from two directions and (ii) with respect to the Port Orchard Mortgaged Property, one easement to provide affected tenants with access to such area from one direction. The related Mortgage Loan documents provide recourse to the lender for losses obtained in connection with the related borrowers’ failure to obtain such easements.
●	With respect to the La Habra Marketplace Mortgage Loan (5.2%), Cineworld Group plc, the parent company of the largest tenant at the Mortgaged Property, Regal Entertainment Group, filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court for the Southern District of Texas. Cineworld Group plc reportedly emerged from Chapter 11 bankruptcy on July 31, 2023. In connection with such emergence, Regal Entertainment Group executed a lease amendment that, among other things, (i) reduced the term of its lease by 5 years (from a term expiring on April 30, 2034 to an amended term expiring on April 30, 2029), (ii) reduced the annual minimum rent to $540,000 (from a prior annual minimum rent of $1,196,000), and adjusted the percentage rent payable in accordance with certain thresholds set forth in the related amendment, (iii) waived certain deferred rent, and (iv) modified certain renovation obligations and added a related termination option as described under “—Redevelopment, Renovation and Expansion”.
●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the related Mortgaged Property is part of the borrower sponsors’ master-planned 43-acre development known as Cambridge Crossing, which is located in East Cambridge adjacent to downtown Boston, Massachusetts. Cambridge Crossing (Phase 1) was recently completed and features approximately 4.5 million square feet of mixed use space.
●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. In addition, the COVID-19 pandemic has increased the use of remote work technology and changed the patterns of office usage; such changes may be permanent and may adversely impact vacancy rates and market rent. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the Mortgaged Properties are used as event space, and each Mortgaged Property is self-managed pursuant to an operating lease agreement with a borrower affiliate as the operating tenant, which pays rent to the related borrower. The Mortgage Loan was underwritten based on the rent paid under such master leases, not the underlying revenue from the Mortgaged Properties. The operating tenants at the Mortgaged Property licensed from certain of its affiliates the right to use certain registered trademarks related to the Cipriani under the respective license agreements, and the lender entered into a license agreement with licensor for the right to use the related trademarks upon the termination of the operating leases following foreclosure pursuant to the terms of such license agreement. Mortgaged properties used as event space derive their income from one-time events and do not have long-term leases with third parties. Therefore, these properties may be sensitive to declines in general economic and business conditions. Demand for event space may be seasonal. Event center properties may also be subject to competition from other property types that provide similar services, such as hospitality properties or restaurants. In addition, mortgaged properties used as event space may not be readily convertible to alternative uses if these properties were to become unprofitable.
●	Each such mixed use Mortgaged Property has one or more office, data center, warehouse and retail components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Data Center Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the 17 related Mortgaged Properties are leased to various subsidiaries of Novolex Holdings, LLC (collectively, “Novolex”) pursuant to a single master lease (the “Novolex Lease”). The Novolex Lease permits the tenant to assign or transfer its lease or sublet its space at one or more of the Novolex Portfolio Mortgaged Properties leased under the Novolex Lease to a Credit Entity (as defined below) that acquires all or substantially all of the assets (either directly or through the acquisition of equity interests) of a divisional business unit that operates at the premises leased under the Novolex Lease (a “Divisional Sale”). A “Credit Entity” means any third party entity which is not an affiliate of Novolex or its lease guarantor that, on a proforma basis, after giving effect to the applicable transaction, (A) has a minimum EBITDA (as defined in any Senior Credit Facility (as defined below)) of 35 multiplied by the then-current annual base rent under the Novolex Lease, combined with a maximum Total Net Leverage Ratio (as defined in any Senior Credit Facility) of 6.5: 1; (B) has a credit rating of “B” or better from Standard and Poor’s (or the equivalent rating from Moody’s Investors Services, Fitch Group or any other nationally recognized rating agency); (C) has a minimum net worth of 80 multiplied by the then current annual base rent under the Novolex Lease; or (D) has posted a letter of credit in the amount of 12 months of the then-current base
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rent, provided, however, that in any such case such entity has the expertise to operate the facility (either directly or through the engagement of a manager). “Senior Credit Facility” means a credit facility secured by all or substantially all of the assets of Novolex and/or its lease guarantor and/or their affiliates then in effect, or if none is in effect, most recently in effect. If the leased premises at a Novolex Portfolio Mortgaged Property becomes subject to a Divisional Sale, the borrower may be permitted to release such Mortgaged Property as described under “—Releases; Partial Releases” below.

In connection with a Divisional Sale, the Novolex Lease may be split into more than one lease (any such additional lease, a “Separate Lease”), which leases are not cross-defaulted. The Novolex Lease provides that no more than one such Separate Lease may be entered into during any ten year period during the term of the Novolex Lease, and any such Separate Lease may not include more than five individual leased premises or leased premises for which the base rent exceeds 25% of the aggregate base rent under the Novolex Lease. The borrower may obtain the release of a Mortgaged Property as to which a Divisional Sale has occurred, but only with the lender’s consent. See “Certain Terms of the Mortgage Loans—Releases; Partial Releases.”

In addition, the Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the Novolex Lease, to substitute for one or more of the Novolex Portfolio Mortgaged Properties leased under the Novolex Lease for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that Novolex’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be a property as to which the landlord will hold fee title and be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals prepared by an independent MAI professional appraiser reasonably acceptable to both the landlord and Novolex (and the landlord will not be required to accept the substitute property unless its appraised value is equal to the greater of the allocated purchase price of the relinquished property and the appraised value of the relinquished property as of the date of substitution), (iii) upon the substitution, the relinquished property will be removed from the Novolex Lease and the substitute property will be added to the Novolex Lease, and the rent allocation for the substitute property cannot be less than that of the relinquished property and (iv) any customary and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the borrower may obtain the release of any one or more Mortgaged Properties (each a “Novolex Release Property”) which do not represent more than 10% in the aggregate of the base rent of all of the Mortgaged Properties, by substituting therefor another property as to which the fee interest is acquired by the borrower (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, including, without limitation, with respect to the age of the improvements, location and use, (ii) the number of Mortgaged Properties remains the same after the substitution, (iii) the sale of the Novolex Release Property is (x) pursuant to an arm’s-length agreement to a third party not affiliated with the borrower or (y) to an affiliate of the borrower pursuant to terms and conditions that would be set forth in a bona fide arm’s-length third-party transaction, (iv) after the substitution, each remaining borrower will be a special purpose bankruptcy remote entity, (v) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (vi) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the Underwritten Net Cash Flow attributable to the Novolex Release Property as of the origination date (as determined by the lender in its sole discretion); (vii) the debt service coverage ratio of the

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remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (viii) the loan-to-value ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to value ratio immediately prior to such substitution and (y) 60.3%, (ix) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (x), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Mortgaged Property, (x) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (xi) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (xii) satisfaction of REMIC related conditions, (xiii) a rating agency confirmation is obtained, and (xiv) the borrower has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

●	In addition, with respect to the Novolex Portfolio Mortgage Loan (3.7%), affiliates of Novolex lease spaces adjacent to the 3900 West 43rd Street Mortgaged Property (the “Novolex Chicago Property”), and within a few blocks of the 310 Hartmann Drive Mortgaged Property (collectively, the “Novolex Nearby Leases”). Novolex covenanted under the Novolex Lease not to amend, modify or terminate the Novolex Nearby Leases without the landlord’s prior consent. In addition, the Novolex Chicago Property is connected by a walkway to the adjacent building leased by a Novolex affiliate. Novolex covenanted under the Novolex Lease to separate the Novolex Chicago Mortgaged Property from the adjacent building if the lease of the adjacent building expires or terminates or if required by applicable law.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the Novolex Lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor” is any person which (x) operates a business in the United States, Canada, Mexico, South America, Central America, Europe, Asia, and/or any other geographic areas in which Novolex and/or its affiliates conduct business at the applicable time, in the manufacture, merchandising, distribution, service, or sale of any products or goods of the same or substantially similar type or nature as, or otherwise competitive with, those which are known to be manufactured, merchandised, distributed, serviced or sold by the Novolex and/or any affiliate of Novolex, or (y) is in active, ongoing and material litigation adverse to Novolex; provided, however, that for the avoidance of doubt, a private equity sponsor or other financial institution, fund or REIT which owns real estate properties or portfolios, some of which are occupied by a Tenant Competitor, will not be a “Tenant Competitor” or a prohibited transferee of the landlord by virtue of such ownership. The Novolex Lease provides that such restriction will not apply to a sale to or by the landlord’s mortgagee or during an event of default under the Novolex Lease. However, such restriction would apply to a transfer following a sale by the landlord’s mortgagee.
●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	With respect to the Soho Beach House Miami Mortgage Loan (4.4%), the Mortgaged Property consists of 50 hotel guestrooms, five food and beverage outlets, event space, a private beach club, two outdoor pools and a full service spa. The hotel is not subject to a franchise agreement and, under the related Mortgage Loan documents, the Mortgaged Property may not be subjected to a franchise agreement without the lender’s consent. The entire Mortgaged Property is self-managed pursuant to an operating lease agreement with a borrower affiliate as the operating tenant (the “Operating Tenant”). The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding Soho House Miami and Cecconi’s) under the respective license agreements (collectively, the “License Agreements”). At loan origination, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed (in accordance with the terms of each license agreement) to the lenders. The License Agreements cannot be terminated by any party without the prior written consent of each such lender so long as any loan secured directly or indirectly by the Mortgaged Property is outstanding. Under the License Agreements, the lenders, as sublicensees, have notice and cure rights with respect to any defaults. In addition, during a Transition Period (defined below), the transition services agreement (the “Transition Agreement”), entered into by and among the borrower, the Operating Tenant and Soho House & Co. Limited and lender (collectively, the “Parties”), obligates the Parties, guarantor, the licensors under the License Agreements and their affiliates (collectively, the “TSA Parties”) to continue the uninterrupted operation of the Mortgaged Property and related collateral in substantially the same manner (and to substantially the same standard) in which they have operated on the loan origination date (provided, if modifications to the operations permitted pursuant to the Mortgage Loan documents are made subsequent to the origination date of the Mortgage Loan, then the standard date will mean the date of such later permitted modifications). In connection with such transition services, such Parties are required to, among other things, maintain all membership plans, rules, regulations and related documents, provide relevant business information, maintain all permits and licenses, the operating lease and major contracts, use of the IT systems and provide access to employment records. Upon the expiration of the Transition Period, such parties’ obligations to cooperate post-foreclosure and the right to use the intellectual property will cease, and the Mortgaged Property will no longer be able to operate as a SoHo House property. In addition, the Operating Tenant granted the power of attorney to the lenders to enforce the Operating Tenant’s rights under the License Agreements. “Transition Period” means the period beginning on the first day on the earliest of (i) the acceleration of the Mortgage Loan (or, following the exercise by lender of the mezzanine option, the acceleration of such mezzanine loan, if any) following the occurrence of an event of default (as defined in the Soho Beach House Miami Mortgage Loan documents), or (ii) the commencement by the lenders or, following the exercise by lender of the mezzanine option, by any mezzanine lender under any mezzanine loan agreement (if any), as applicable, of the exercise of remedies following the occurrence of an event of default and, in each case, ending on the second anniversary of the later to occur of: (x) the date that the lenders obtain title to the Mortgaged Property, or such earlier date as the lenders elect in their sole and absolute discretion or (y) the date that any mezzanine lender, if any, obtains title to the equity collateral, or such earlier date as the lenders elect in their sole and absolute discretion. “Transition Parties” means, during a Transition Period, (i) lender, its assignee or designee, (ii) a court appointed receiver with authority to operate or oversee, directly or indirectly, the operation of the Mortgaged Property or any portion thereof or the Operating Tenant collateral or any portion thereof in accordance with the transition services agreement following a transition event and during the Transition Period, or (iii) any person first acquiring the Mortgaged Property or other Operating Tenant collateral or any portion thereof or direct or indirect interests therein by foreclosure (or deed or transfer in lieu thereof) following a transition event and during the Transition Period. The Transition Parties will not be required to perform any property improvement plans or similar obligations that were not in place prior to the Transition Period.
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Additionally, under the Transition Agreement, during any transition period, the TSA Parties and their respective affiliates and successors and assigns are prohibited from opening any “Soho House” within Miami Beach, Florida (such restricted area, the “Restricted Area”); provided, however, that the foregoing does not restrict the TSA Parties or their respective affiliates and successors and assigns (i) from acquiring, opening, owning or operating any property in the Restricted Area that was acquired or under binding contract by any of the TSA Parties prior to the commencement of such transition period, (ii) from acquiring, opening, owning or operating any “Soho Works” solely related to office use within the Restricted Area during any transition period, or (iii) except for any Soho House, from acquiring, owning or operating any property within the Restricted Area. In connection with the transition services, lender will be required to pay a management fee of 3% of gross revenue from the property and reimburse the borrower for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance).

●	With respect to the Soho Beach House Miami Mortgage Loan (4.4%), total revenue at the related Mortgaged Property consists of five main components: food and beverage (46.4% of underwritten revenue), membership sales (24.8% of underwritten revenue), guestroom revenue (19.2% of underwritten revenue), other sales (6.9% of underwritten revenues), and spa sales (2.6% of underwritten revenue).
●	All such hotel properties, other than the Soho Beach House Miami Mortgaged Property (4.4%) are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise, operating lease, license or management agreement unless otherwise described below.
●	With respect to the Soho Beach House Miami Mortgaged Property (4.4%) and the Art Ovation Hotel Mortgaged Property (2.9%) approximately 46.4% and 30.7%, respectively, of the revenue of such Mortgaged Property is derived from food and beverage operations.
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Residence Inn Austin Northwest	$20,850,000	3.1%	7/20/2036	9/6/2033
Art Ovation Hotel	$20,000,000	2.9%	4/30/2043	8/5/2032

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

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Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	The borrowers with respect to Mortgage Loans secured by self storage properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater/entertainment venue(1)	4	13.0%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(2)	67	10.9%
Clean room/lab space(3)	2	9.4%
Restaurant/Bakery(4)	13	8.6%
Gym, fitness center, spa or a health club(5)	7	7.7%
Grocery store(6)	9	4.7%
Bank branch(7)	2	2.5%
Automobile service facility(8)	1	1.5%
Gas station(9)	1	0.1%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fashion Valley Mall, Rhino Retail Portfolio 2 – Silverdale Village, RTL Retail Portfolio – The Centrum and Great Lakes Crossing Outlets.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Healthcare Trust MOB Portfolio, RTL Retail Portfolio – Ventura Place, RTL Retail Portfolio – Terrell Mill Village, RTL Retail Portfolio – The Ridge at Turtle Creek, RTL Retail Portfolio – Harbor Town Center and RTL Retail Portfolio – Tellico Village.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as CX - 250 Water Street and Seagate Campus.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – Wallace Commons, RTL Retail Portfolio – Walmart Neighborhood Market, RTL Retail Portfolio – Mattress Firm & Panera Bread, RTL Retail Portfolio – Waterford Park South, RTL Retail Portfolio – Stoneridge Village, RTL Retail Portfolio – Ventura Place, RTL Retail Portfolio – Houma Crossing, RTL Retail Portfolio – North Lake Square, Rhino Retail Portfolio 2 – Port Orchard, Rhino Retail Portfolio 2 – Silverdale Village, Rhino Retail Portfolio 2 – Grafton, Rhino Retail Portfolio 2 – Monte Vista and Rhino Retail Portfolio 2 – Sherwood.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – Houma Crossing, RTL Retail Portfolio – Terrell Mill Village, RTL Retail Portfolio – Ventura Place, Rhino Retail Portfolio 2 – Silverdale Village, Rhino Retail Portfolio 2 – Port Orchard, Rhino Retail Portfolio 2 – Grafton and La Habra Marketplace.
(6)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – The Centrum, RTL Retail Portfolio – Northwoods Market Place; RTL Retail Portfolio – Carlisle Crossing, RTL Retail Portfolio – FreshThyme & DSW, RTL Retail Portfolio – Tellico Village, RTL Retail Portfolio – Terrell Mill Village, Rhino Retail Portfolio 2 – Silverdale Village, Rhino Retail Portfolio 2 – Madera Marketplace and RTL Retail Portfolio – Lord Salisbury Center.
(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as RTL Retail Portfolio – The Ridge at Turtle Creek and 11 West 42nd Street.
(8)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Rhino Retail Portfolio 2 – Sherwood.
(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as RTL Retail Portfolio – Walmart Neighborhood Market.

In addition, each of the RTL Retail Portfolio – Walmart Neighborhood Market Mortgaged Property and the Rhino Retail Portfolio 2 – Sherwood Mortgaged Property (collectively, 1.6%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

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In addition, the RTL Retail Portfolio – Terrell Mill Village Mortgaged Property (0.3%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Healthcare Trust MOB Portfolio	$65,000,000	9.6%	$192.32	1.75x	52.7%	Office
Fashion Valley Mall	$62,500,000	9.2%	$326.76	3.15x	31.5%	Retail
RTL Retail Portfolio	$62,500,000	9.2%	$83.41	1.97x	51.2%	Retail
Cipriani NYC Portfolio	$60,000,000	8.8%	$590.35	1.81x	50.8%	Various
Rhino Retail Portfolio 2	$55,000,000	8.1%	$157.72	1.41x	65.7%	Retail
CX - 250 Water Street	$53,150,000	7.8%	$1,109.59	1.66x	48.8%	Mixed Use
La Habra Marketplace	$35,000,000	5.2%	$255.05	2.05x	62.1%	Retail
Soho Beach House Miami	$29,900,000	4.4%	$2,800,000.00	2.34x	50.7%	Hospitality
Novolex Portfolio	$25,000,000	3.7%	$49.68	1.81x	60.3%	Industrial
Residence Inn Austin Northwest	$20,850,000	3.1%	$157,954.55	1.70x	52.1%	Hospitality
Triple Net Portfolio	$20,000,000	2.9%	$115.90	1.73x	61.5%	Various
Art Ovation Hotel	$20,000,000	2.9%	$354,938.27	1.75x	50.8%	Hospitality
Great Lakes Crossing Outlets	$17,500,000	2.6%	$159.53	2.50x	45.0%	Retail
Amsdell FL & GA Storage Portfolio	$17,250,000	2.5%	$91.87	1.50x	54.7%	Self Storage
Centene	$15,600,000	2.3%	$320.59	2.47x	59.5%	Office
Top 3 Total/Weighted Average	$190,000,000	28.0%		2.28x	45.2%
Top 5 Total/Weighted Average	$305,000,000	44.9%		2.03x	50.0%
Top 15 Total/Weighted Average	$559,250,000	82.3%		1.98x	51.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien

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encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Healthcare Trust MOB Portfolio	Multi-Property Loan	$65,000,000	9.6%
RTL Retail Portfolio	Multi-Property Loan	62,500,000	9.2
Cipriani NYC Portfolio	Multi-Property Loan	60,000,000	8.8
Rhino Retail Portfolio 2	Multi-Property Loan	55,000,000	8.1
Novolex Portfolio	Multi-Property Loan	25,000,000	3.7
Triple Net Portfolio	Multi-Property Loan	20,000,000	2.9
Amsdell FL & GA Storage Portfolio	Multi-Property Loan	17,250,000	2.5
Alma Products and Velko Hinge Portfolio	Multi-Property Loan	14,250,000	2.1
Total		$319,000,000	47.0%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1(2):
Healthcare Trust MOB Portfolio	62	$65,000,000	9.6%
RTL Retail Portfolio	29	62,500,000	9.2
Total for Group 1:	91	$127,500,000	18.8%
Group 2:
Fashion Valley Mall	1	$62,500,000	9.2%
Great Lakes Crossing Outlets	1	17,500,000	2.6
Total for Group 2:	2	$80,000,000	11.8%

(1)	Totals may not equal the sum of such amounts listed due to rounding.
(2)	The borrower sponsors of the related whole loans share a common chief executive officer.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type,

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Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	9	$149,043,228	21.9%
New York	11	$90,911,391	13.4%
Florida	16	$84,369,103	12.4%
Massachusetts	5	$67,567,500	9.9%
Texas	10	$45,888,273	6.8%
Michigan	9	$37,726,215	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-nine (29) other states, with no more than approximately 4.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Nineteen (19) Mortgaged Properties (collectively, 13.8%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Nineteen (19) Mortgaged Properties (collectively, 25.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Sixty-eight (68) of the Mortgaged Properties (collectively, 39.3%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

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See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1516 Motor Parkway (1.3%) has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the La Habra Marketplace, Art Ovation Hotel, Centene and 1516 Motor Parkway Mortgage Loans (collectively, 11.7%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrowers.

Condominium and Other Shared Interests

The Cipriani NYC Portfolio Mortgage Loan (8.8%) is secured by the borrowers’ interest in one or more units in a condominium. With respect to the Cipriani 42nd Street Mortgaged Property (5.6%), the related borrower’s percentage interest in the common elements is 29.97%, and the borrower does not control the condominium board. With respect to the Cipriani Wall Street Mortgaged Property (3.2%), the related borrower’s percentage interest in the common elements is 39.2255%, and the borrower does not control the condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	149	$664,842,708	97.9%
Fee/Leasehold(3)	2	2,207,292	0.3
Leasehold	1	12,210,690	1.8
Total	152	$679,260,690	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least

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20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), a portion of each of the Decatur Medical Office Building - Decatur, GA Mortgaged Property (0.2%) and the Greenville Health System - Greenville, SC Mortgaged Property (0.1%) is comprised of the borrower’s leasehold interest in certain parcels improved by 45 and 27 parking spaces, respectively (each a “Parking Parcel”) pursuant to ground leases that do not extend at least 20 years beyond the stated maturity date of the Mortgage Loan. With respect to the (i) Decatur Medical Office Building - Decatur, GA Mortgaged Property, the related ground lease expires on November 16, 2032, subject to one, ten year extension option, and (ii) Greenville Health System - Greenville, SC Mortgaged Property, the related ground lease expires on September 30, 2024, subject to automatic extension for successive two year periods unless either the related borrower or ground lessor provides the other party at least 180 days prior written notice of its intent not to renew. Neither of the related ground leases generally contain standard lender protection provisions, as described in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2. In the event of a termination of the (i) ground lease at the Greenville Health System - Greenville, SC Mortgaged Property, such Mortgaged Property would become legal non-conforming with respect to parking and (ii) ground lease at the Decatur Medical Office Building – Decatur Mortgaged Property, such Mortgaged Property would remain legal conforming with respect to parking.

With respect to the TOTAL Plaza Mortgage Loan (1.8%), the Mortgage Loan is secured by the borrower’s leasehold interest in the related Mortgaged Property pursuant to a ground lease with an initial term of 99 years between the borrower, as ground lessee, and USQ 1201L, LLC, as ground lessor, which commenced in March 2022. Under the ground lease, the borrower has the option to purchase the entirety of the fee estate on the following dates: (i) the date on which the period remaining under the initial term of the ground lease is 79 years, (ii) the date on which the period remaining under the initial term of the ground lease is 59 years, (iii) the date on which the period remaining under the initial term of the ground lease is 39 years, (iv) the date on which the period remaining under the initial term of the ground lease is 19 years and (v) the end date of each twenty year period thereafter.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirty-one (31) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards,

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supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the related ESA identified a REC at the South Douglas MOB - Midwest City, OK Mortgaged Property (0.1%) in connection with potential petroleum contamination at a depth of 7-9 feet in the northwest portion of the Mortgaged Property resulting from the historical use of the Mortgaged Property as an automobile sales facility from the early 1960s until the early 2000s. This finding was based on the lack of confirmatory subsurface investigations. In addition, the related ESA identified a controlled REC at the Belpre V Cancer Center - Belpre, OH Mortgaged Property (1.9%) in connection with residual concentrations of petroleum-impacted soil at the Mortgaged Property associated with former underground storage tanks and fuel dispensers at the Mortgaged Property for which BP Oil Co. has been identified as the responsible party. According to the ESA, a no further action letter was issued subject to certain restrictions including, among other things, that (i) no potable water well may be located on the Mortgaged Property or within the surrounding area and (ii) the Mortgaged Property may only be used for commercial purposes.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), the related ESA identified a REC at the Mortgaged Property in connection with the site of a building used for automotive repair located at 6977 Friars Road, which is a part of the Fashion Valley Mall Release Parcels (as defined above under “–Definitions”), due to the existence of aboveground storage tanks (ASTs), registration of the site as a hazardous waste generator in 2002, compliance inspections violations identified in 2016, 2018 and 2020 (which have all been reportedly cured), previous ESAs showing several in-ground hydraulic lifts installed in 1969 which potentially consisted of polychlorinated biphenyls (PCB) containing oil, and the former presence of an oil/water and a gasoline UST. The soil samples obtained within the vicinity of the former gasoline UST identified concentrations of volatile organic compounds (VOCs) and total recoverable petroleum hydrocarbon (TRPH) below regulatory standards. In lieu of a Phase II, the lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess the auto service center for potential impacts and to remediate.
●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), the related ESA identified a Controlled Recognized Environmental Condition (“CREC”) at the Evergreen Marketplace Mortgaged Property (0.2%) (related to prior environmental reports which identified a closed leaking UST (“LUST”) case and three environmentally impacted areas at the Mortgaged Property formerly occupied by tenant Evergreen Golf & Country Club, which was in occupancy until 2012. According to the ESA, remediation and excavation activities were conducted on the impacted soil and subsequent soil sampling confirmed that contaminants in the soil were at levels below the applicable regulatory limits. In 2004, the LUST case was issued a no further action recommendation with use restrictions, which requires that the related Mortgaged Property only be used for industrial or commercial purposes. Based on the reported remediation activities, locations of the affected areas relative to the Mortgaged Property, the soil sampling results and redevelopment of the Mortgaged Property, the historical uses at the Mortgaged Property are considered a CREC given that the industrial/commercial use restriction is still in effect. The ESA recommends no further action at this time.
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●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), the related ESA identified a REC at the Terrell Mill Village Mortgaged Property (0.3%) in connection with former and current dry cleaning operations that have been conducted since 1973 by tenant Kim’s Care Kleeners. A 2022 subsurface investigation detected trichloroethylene (“TCE”) and perchloroethylene (“PCE”) in soil gas samples at concentrations above the applicable regulatory standards. According to the ESA, the lateral and vertical extent of such impacts has not been determined and a vapor intrusion pathway to indoor air has not been determined. Accordingly, the concentration of TCE and PCE in the soil represents a REC and the ESA recommends a subsurface investigation to determine the extent of such impacts. At origination, the related borrower reserved $977,500 to complete a subsurface investigation. If the subsurface investigation confirms that there is a vapor intrusion condition, the borrower will be required to use commercially reasonable efforts to (i) undertake further sampling and (ii) install a passive or active vapor intrusion mitigation system. Upon the installation of the vapor intrusion mitigation, the borrower will be required to obtain a Phase I environmental assessment to confirm that the vapor intrusion condition is considered a CREC and that no further investigation or remediation of the vapor mitigation condition is warranted.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the related ESA identified a CREC and a business environmental risk (“BER”) at the Sherwood Mortgaged Property (1.5%) in connection with historic and current gas station operations. Subsurface investigations performed in 2007 and 2011 as part of environmental due diligence detected concentrations of benzene in the groundwater above regulatory screening levels, however, the Oregon Department of Environmental Quality concluded that the low levels of contamination do not pose a significant risk to human health or the environment, and issued a no further action letter on October 30, 2012. According to the ESA, because the contamination has been deemed localized and not indicative of a significant contamination plume, no further action is required and such contamination is considered a CREC. Moreover, the ESA noted that the one on-site gas station utilizes 3 USTs which were installed in 1995. Given the age of the USTs and lack of subsurface investigation data since 2011, the onsite USTs represent a BER and the ESA recommends the continued implementation of yearly monitoring to prevent subsurface contamination. In addition, the ESA identified a CREC in connection with dry cleaning operations by current tenant Peacock Cleaners. A subsurface investigation conducted in 2015 detected PCE in the soil at concentrations below regulatory screening levels for urban and occupational settings, but which exceeded levels for residential settings. According to the ESA, although the former investigation detected PCE above residential clean-up levels, the Mortgaged Property is currently used for commercial purposes, and therefore the PCE represents a CREC.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the related ESA identified a REC at the Silverdale Village Mortgaged Property (0.6%) in connection with former dry cleaning operations that led to contamination in the soil and groundwater at the related Mortgaged Property at concentrations above regulatory screening levels. According to the ESA, Mentor Company, the prior owner of the related Mortgaged Property who is identified as the responsible party, has taken remedial measures by enrolling in a voluntary clean-up program with the Washington State Department of Ecology and engaging an outside environmental consultant to prepare a remediation work plan. Thus, while the impacts to the soil and groundwater are considered a REC, according to the ESA, given that a responsible party has been identified and remediation work is being conducted, no further investigation is warranted at this time. According to the outside environmental consultant hired by Mentor Company, there is approximately $86,000 of work remaining prior to obtaining regulatory closure and $118,116 remains in the escrow account established by Mentor Company to cover such costs.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the related ESA identified a CREC at the Port Orchard Mortgaged Property (0.6%) in connection with former dry cleaning operations that led to PCE contamination in the soil at the related Mortgaged Property at concentrations above regulatory screening levels, according to a Phase II Subsurface Soil Investigation conducted in 2007. Subsequent investigations were conducted in 2019 and 2020, which concluded that PCE was present in the soil at levels below applicable regulatory screening
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levels, and as such, the ESA concluded that the presence of such impacted soil is considered a CREC and no further assessments are warranted. At origination, the related borrower obtained an environmental insurance policy covering the Port Orchard Mortgaged Property.

●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the related ESA identified a CREC resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston according to the ESA. Testing performed in 2010 through 2022 confirmed the presence of polynuclear aromatic hydrocarbons (PAHs), metals, polychlorinated biphenyls (PCBs), volatile organic compounds (VOCs), and petroleum hydrocarbons in urban fill soil. No groundwater impacts above applicable standards were identified. In March 2022, a Release Abatement Measure (RAM) Completion Report was filed with the Massachusetts Department of Environmental Protection for the area within the building footprint, which indicated that soils were excavated to approximately 35 to 40 feet below ground surface through the impacted fill material and into the underlying native soils. A total of 103,774 tons of material was excavated from the RAM area and transported for off-site disposal, re-use or recycling at appropriate facilities. No impacted soils remain under the building footprint and any residuals outside the building will be capped with landscape/hardscape and maintained with an activity and use limitation. These remedial actions are anticipated to be completed in connection with the completion of construction at the Mortgaged Property, and when completed, are expected to result in regulatory closure for the Mortgaged Property, according to the ESA. See “—Non-Recourse Carveout Limitations”.
●	With respect to the La Habra Marketplace Mortgage Loan (5.2%), the related ESA identified certain RECs at the related Mortgaged Property in connection with potential vapor intrusion risks from concentrations of tetrachloroethylene (“PCE”) in soil vapor related to the prior operation of dry cleaners at the Mortgaged Property. The Mortgage Loan documents require the borrower to, among other things, (i) complete certain vapor intrusion investigations recommended by the related environmental consultant, (ii) complete any remedial actions recommended by the environmental consultant as a result of such investigations including, without limitation, sealing any vapor intrusion pathways and installing sub-slab depressurization systems (collectively, the “La Habra Remedial Work”) and (iii) for the entirety of the term of the Mortgage Loan, comply with and perform any post-mitigation sampling, monitoring or other actions recommended by the environmental consultant. At origination, the borrower deposited approximately $550,000 with the lender in a vapor intrusion reserve in connection with the La Habra Remedial Work. Two rounds of indoor air sampling were completed at the Mortgaged Property in January 2022 and June 2022 in the spaces formerly occupied by dry cleaners, as well as certain adjacent spaces, to evaluate if PCE and its breakdown products were present in indoor air at concentrations exceeding applicable regulatory criteria. According to the related environmental consultant’s report, dated July 7, 2022, no such exceedances were detected and the environmental consultant therefore concluded that volatile organic compounds in soil vapor were not migrating to indoor air. Although the environmental consultant did not recommend any additional indoor air sampling or assessment in the applicable portions of the Mortgaged Property, it did recommend that (i) if future tenant improvements penetrate or alter the building slab, the slab be sealed to prevent vapor intrusion and (ii) if the building conditions at the applicable tenant spaces are significantly altered, further assessment of the potential for vapor intrusion be evaluated.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related borrower has obtained a premises environmental liability insurance policy from Great American E&S Insurance Company (the “EIL Policy”) with respect to the 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway, 540 West Nez Perce and 101 Commerce Drive Mortgaged Properties, with the borrower as named insured, and the lender and its successors and assigns, as their interests may appear, as an additional named insured, with a limit of $5,000,000 for each pollution condition, and $20,000,000 in the aggregate, a self-insured retention of up to $100,000, and a term ending February 14, 2033 (which is prior to the maturity date of the Novolex Portfolio Mortgage Loan on June 6, 2033).
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The Novolex Portfolio Mortgage Loan requires the borrower, prior to the expiration of the EIL Policy, to renew or replace the EIL Policy on the same terms for a period extending at least three years beyond the maturity date of the Novolex Portfolio Mortgage Loan (an “Additional EIL Policy”). In addition, during an EIL Policy Trigger Period (as defined below) the borrower is required to deposit all excess cash flow into a reserve account to be used for the purchase of the Additional EIL Policy. An “EIL Policy Trigger Period” will commence on the date that is nine months prior to the expiration of the then-current EIL Policy and will end on the earlier to occur of (x) the date the borrower has entered into an Additional EIL Policy and (y) the date an amount equal to the actual cost of an Additional EIL Policy (as reasonably determined by the lender at the time) has accumulated in the EIL Policy reserve.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a REC at the 3400 Bagcraft Boulevard Mortgaged Property (0.3%), related to the Mortgaged Property’s location within the Cherokee County National Priority List (Superfund) site, a former mining area with known soil and groundwater contamination. The ESA noted that the Superfund site covers an area of more than 4,000 acres and that while significant quantities of mine waste have been removed, it does not appear that any actual remedial actions are in close proximity to the Mortgaged Property. A review of Kansas Department of Health & Environment documentation indicated that all areas that have been assessed and remediated within the Baxter Springs subsite (in which the Mortgaged Property is located) appear to be located greater than 0.5 miles from the Mortgaged Property. However, remedial actions are reportedly still underway within the Superfund site. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the REC, as well as impacts related to the possible handling of per-and polyfluorinated substances at the Mortgaged Property, which determined a range of potential costs of from $510,000 to $770,000.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a REC related to former USTs at the 800 Koomey Road Mortgaged Property (0.3%). These USTs were reportedly removed, along with petroleum hydrocarbon impacted soil. However, complete reports documenting the removal of the USTs, as well as the impacted soil, were not provided to the environmental consultant, which constitutes a REC. In addition, the related ESA identified a high potential the Mortgaged Property has been affected by historical on-site or the migration of off-site contaminants onto the Mortgaged Property. Various sub-slab vapor samples and soil samples identified VOCs at the Mortgaged Property, including concentrations of tetrachloroethylene (“PCE”) exceeding target sub-slab vapor intrusion screening levels. The environmental consultant provided an opinion of potential cost to address the subsurface impacts identified beneath the Mortgaged Property, which determined a range of potential costs of from $800,000 to $1,225,000.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified RECs at the 3900 West 43rd Street Mortgaged Property (0.3%) and a CREC due to historical industrial site operations including manufacturing, chemical storage and truck maintenance operations, as well as former USTs. VOC contamination was identified at the Mortgaged Property in the 1990s at two separate areas. A soil vapor extraction system was installed in 1995 and began operation in December 1996 through December 1998. A no further action letter was issued on April 21, 2000. However, the environmental consultant considers the presence of reported ground water contamination above cleanup levels in the breezeway area and the potential for vapor intrusion in both the breezeway and ink room areas to be a REC. The Mortgaged Property was occupied by E.I. DuPont de Nemours Company from 1951 until 1975 and used for chemical storage, which is considered a REC. A single-story truck repair building was formerly located on the southwest of the east building at the Mortgaged Property in the area currently occupied by a parking lot. The building was reportedly constructed circa 1952 and demolished in 2003. The presence of a historical truck repair building with an underground oil-water separator at the Mortgaged Property for at least 50 years is also considered a REC. In addition, two or three fuel oil USTs were reportedly removed from the south side of the west building, and a 1000-gallon fuel oil and 3000-gallon gasoline USTs were removed from the west side of the former truck repair building, in each
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case in 1986; however, no removal or subsurface investigation documents were provided; the absence of such documentation is considered a REC. The ESA also identified RECs related to the lack of subsurface investigation of a former waste storage area, the existence of staining on a concrete floor near the main electrical service which likely came from a former air compressor, and a former truck repair area with an in-ground hydraulic lift, as to which no removal documentation was provided. The ESA also identified a CREC related to contamination from a release from a 1,000 gallon fuel oil UST, as well as releases from ink storage, resulting in chrysene contamination in excess of Tier II cleanup objectives, as to which a No Further Action letter was issued, which included a commercial/industrial land use restriction, an engineered barrier in the form of the existing concrete building foundation, and construction worker caution in the form of a health and safety plan. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the RECs at the Mortgaged Property, which determined a range of potential costs of from $1,025,000 to $1,520,000.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the ESA stated that according to the Idaho Department of Environmental Quality, two 1,000 gallon USTs containing naphtha were installed in 1980 and removed from the 540 West Nez Perce Mortgaged Property (0.2%) in 1986; however, no additional documentation regarding closure of the USTs or previous soil and/or groundwater investigation was identified, and therefore the potential exists that the former USTs had impacted subsurface conditions. However, based on the time of operation (6 years), lack of reported spills or releases, and time elapsed since the USTs were removed (36 years) the environmental consultant concluded that the former USTs constituted a business environmental risk (“BER”). The environmental consultant provided an opinion of potential cost to address the former USTs at the Mortgaged Property, which determined a range of potential costs of from $105,000 to $240,000.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a CREC at the 1001 North Madison Avenue Mortgaged Property (0.2%) due to remaining contamination in groundwater at the Mortgaged Property above industrial cleanup standards and the placement of an Environmental Restrictive Covenant (“ERC”) / land use restrictions on the site. Investigations in 2003 through 2006 found soil and groundwater impacts from spent solvents used in historical manufacturing operations at the Mortgaged Property between 1956 and 1983. Remedial actions were conducted, and all cleanup criteria were achieved for soil contamination and cleanup criteria were achieved for groundwater, except for TCE, PCE and vinyl chloride. However, PCE and vinyl chloride, although above the industrial closure levels, were calculated to be below the approved site-specific closure levels. TCE closure was granted based on plume stability and land use restrictions, including prohibitions on residential use and groundwater use. The ERC was recorded in November 2011 and the Indiana Department of Environmental Management issued a Certificate of Completion in March 2012 and a Covenant Not to Sue in April 2012.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a REC at the 17153 Industrial Highway Mortgaged Property (0.2%) due to the Mortgaged Property’s listing as a Large Quantity Generator of hazardous waste, the number of prior violations, reported spills at the Mortgaged Property, length of hazardous waste generation and industrial activities, as well as the types of waste produced. The Mortgaged Property is listed as a Large Quantity Generator of hazardous waste, including ignitable, corrosive, arsenic, barium, lead, benzene and non-halogenated solvents, and a total of 39 violations regarding hazardous materials (all since resolved) have been identified for the site from 1988 to 2019. The environmental consultant provided an opinion of potential cost to address potential subsurface impacts related to the REC at the Mortgaged Property, which determined a range of potential costs of from $780,000 to $1,170,000.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a REC at the 101 Commerce Drive Mortgaged Property (0.1%) due to the existence of concentrations of tetrachloroethene in the groundwater above the Ohio Voluntary Action Program groundwater screening levels, and in soil and soil gas at the Mortgaged Property above the calculated indoor
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screening level for residential air, the identification of benzo(a)pyrene in the surface soils along the railroad siding, and of arsenic, at concentrations exceeding the residential soil direct contact screening level. The environmental consultant provided an opinion of potential cost to address the RECs at the Mortgaged Property, which determined a range of potential costs of from $795,000 to $1,215,000.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the related ESA identified a REC at the 3100 East Richmond Street Mortgaged Property (0.1%) related to the Mortgaged Property’s proximity to the Shawano City Landfill. The landfill accepted industrial waste from 1956 through 1972 and was not constructed to current standards. The landfill was referred to the Department of Justice in 1972 and a judgment was ordered in 1973 along with a fine. The landfill was closed in 1976. A Preliminary Assessment was completed at the landfill under the Superfund law in January 1984. Volatile organic compounds (“VOCs”) have been identified in groundwater. The landfill listing remains open and the last action was a letter dated April 6, 2021 authored by the Wisconsin Department of National Resources (the “WI DNR”) which reminds the City of Shawano that the open Wisconsin Bureau for Remediation and Redevelopment (“BRRTS”) site represents a potential trichloroethylene (“TCE”) vapor intrusion concern and needs to be assessed during the investigation process. The environmental consultant contacted the WI DNR to ascertain if any additional actions had occurred in relation to the landfill that was not listed in the BRRTS files available online. A response from the WI DNR noted that the only additional actions completed were semi-annual groundwater sampling events at a downgradient well nest located approximately 100 feet from the southwest corner of the Mortgaged Property. The environmental consultant reviewed the available sampling data and the constituents analyzed were limited. Based on the unknown extent of soil and groundwater contamination, potential upgradient location, and vapor intrusion concern, the Shawano City Landfill is considered a REC. The environmental consultant provided an opinion of potential cost to address potential impacts related to the REC at the Mortgaged Property, which determined a range of potential costs of from $200,000 to $525,000.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), the related ESA identified a REC at the 417 & 433 West 164th Street Mortgaged Property (0.4%) in connection with soil, soil-vapor and groundwater impacts, including PCE and hexavalent chromium, in excess of applicable regulatory levels from the operation of metal plating and anodizing facilities at the Mortgaged Property by both prior operators, including the ANCO Metal Improvement Company (“ANCO”) between 1967 and 1994, and by the current sole tenant at the Mortgaged Property, Valence Surface Technologies. According to the ESA, C&Q Investments, a prior owner of the Mortgaged Property, has been identified as the responsible party for the PCE impacts and, together with ANCO, is performing ongoing investigation and remediation of such impacts under the direction of the Los Angeles Regional Water Quality Control Board (the “RWQCB”). Valence Surface Technologies, in turn, is performing ongoing cleanup activities as required under applicable regulations as the current operator at the Mortgaged Property related to the hexavalent chromium impacts under the direction of the RWQCB. In addition to such cleanup activities, Valence Surface Technologies is also performing ongoing renovations at each of the 120-150 West 154th Street Mortgaged Property and the 417 & 433 West 164th Street Mortgaged Property to eliminate its use of hexavalent chromium at such Mortgaged Properties.
●	With respect to the 500 Delaware Mortgage Loan (2.2%), the related ESA identified a CREC at the Mortgaged Property in connection with residual soil impacts, including petroleum compounds, from certain former USTs that were removed from the Mortgaged Property in 2005. According to the ESA, the Delaware Department of Natural Resources and Environmental Control (the “DNREC”) issued no further action status for such impacts, subject to certain conditions including, among other things, that if petroleum compounds remaining in the soil or groundwater at the Mortgaged Property are disturbed in the future, a contaminated management plan is required to be approved in advance by the DNREC.
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●	With respect to the Alma Products and Velko Hinge Portfolio Mortgage Loan (2.1%), the related ESA identified a REC at the 2000 Michigan Avenue Mortgaged Property (1.8%) in connection with historic automotive component manufacturing and refurbishing operations which involved the use of industrial solvents for cleaning auto parts prior to remanufacturing, as well as the use of metal brighteners containing cyanide and chlorinated solvents such as TCE. According to prior Phase I ESAs dated 2013 and 2021, prior site investigations identified concentrations of chlorinated solvents, cyanide and lead in the soil and groundwater at the Mortgaged Property at levels exceeding the residential clean-up criteria. In April 2023, a Baseline Environmental Assessment (BEA) was conducted and prepared on behalf of the borrower, and the BEA consultant was provided with lab analyses for 2022 groundwater sampling events that identified the presence of various volatile organic compounds in the soil and groundwater exceeding the applicable regulatory screening levels. According to the ESA, the former property owner, Tracy Industries, is identified as the responsible party and is in the process of conducting groundwater monitoring activities. Given the more than 70 years of manufacturing activities with the use and generation of hazardous substances, and documented soil and groundwater impacts from these activities, the ESA considers the historical site use and documented contamination to be a REC. The ESA recommends (i) a comprehensive review of all known and suspect areas and issues of contamination and additional sub-surface assessment as necessary to provide a complete assessment regarding the contamination and associated risks and (ii) that the borrower continue to cooperate with Tracey Industries and applicable regulatory agencies. At origination of the Mortgage Loan, the borrower reserved $189,970 into an environmental reserve to cover 110% of the costs for onsite soil vapor investigation and onsite soil vapor mitigation, if necessary. According to the Mortgage Loan documents, the borrower is obligated to perform further testing and take all necessary mitigation action.
●	With respect to the Alma Products and Velko Hinge Portfolio Mortgage Loan (2.1%), the related ESA identified a REC at the 2000 Michigan Avenue Mortgaged Property (1.8%) in connection with two former gasoline USTs and one former diesel UST that were installed between 1970 and 1974. The USTS were reportedly removed in 1990 and no released were reported, however, this occurred prior to current UST site assessment requirements requiring post-removal soil sampling, and therefore the clean closure status of these USTs is unknown. The ESA recommends a UST site assessment for the purposes of providing for documented clean closure of the USTs. In order to mitigate the risks related to this REC related to historic use and the former underground storage tanks, a secured creditor policy was obtained. The policy is a Premises Environmental Liability-Commercial Lender policy issued by Great American Insurance Group to the lender for a 13-year term extending from August 30, 2023, through August 30, 2036, with limits individually and in the aggregate of $4,000,000 and a $25,000 self-insured retention.
●	With respect to the One & Two Commerce Square Mortgage Loan (1.8%), the related Mortgaged Property maintains two 3,500-gallon diesel underground storage tanks (USTs) located within the sub-grade of the related parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the UST systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represent a recognized environmental condition. The lender determined that there is no impact to the related Mortgaged Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property that names the lender as an additional insured. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, a 3-year term ending in February 2024 (the related Whole Loan has a maturity date of June 6, 2028), and a $50,000 deductible per claim.
●	With respect to the 4 Apollo Drive Mortgage Loan (1.8%), the related ESA identified a REC, in connection with impacts to groundwater associated with historic onside industrial operations.
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Impacts to the Mortgaged Property were first identified in 1990 during the removal of two USTs. Impacted soils were excavated and groundwater samples were collected that revealed impacts exceeding the applicable standards. In 1995, the New Jersey Department of Environmental Protection (“NJDEP”) issued a No Further Action (“NFA”) determination for the USTs and related soil impacts. However, groundwater investigation at the Mortgaged Property remains on-going. LSAC Morris County, LP (“LSAC”) has been identified as the party responsible for such investigation, which is subject to a 2022 Administrative Consent Order (“ACO”) and is being conducted under the oversight of a Licensed Site Remediation Professional (“LSRP”). Current monitoring and sampling is being completed in an effort to support monitored natural attenuation as the appropriate remedial action to address remaining groundwater impacts. In addition, an interim Classification Exception Area (“CEA”), which serves as an institutional control by providing notice that there are ground water impacts in a localized area, has been established for groundwater onsite. The ACO ultimately requires that the LSRP submit to NJDEP by December 31, 2028 a Response Action Outcome (“RAO”), which reflects the LSRP’s determination that groundwater remediation is complete and that site groundwater meets the appropriate standards. The Phase I ESA consultant has indicated that, upon completion of the investigation activities at the Mortgaged Property by LSAC, remaining groundwater-related activities will include, but are not limited to, well decommissioning, periodic groundwater monitoring and sampling, and various reporting and fees to the NJDEP. The Phase I ESA consultant has estimated the cost of these activities to be $168,580. At origination, the mortgagor funded an Environmental Reserve of $252,870 (150% of the estimated cost).

●	With respect to the 1516 Motor Parkway Mortgage Loan (1.3%), the related ESA identified a REC at the Mortgaged Property in connection with potential groundwater, soil and soil gas impacts from a landfill located upgradient from the Mortgaged Property that is an active National Priority List site under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980. According to the ESA, the most recent five-year review report by the United States Environmental Protection Agency indicates that remediation is ongoing, but certain up-gradient deep wells still exhibit elevated volatile organic compounds and there is an undefined plume downgradient from the landfill. The ESA does note that health hazards in the area are considered unlikely based on public water supply and that the Islip Resource Recovery Agency is the responsible party for any contamination or subsequent remedial action related to the landfill. The ESA also identified a controlled REC in connection with residual soil and groundwater impacts, including elevated levels of benzo (a) anthracene and chrysene, related to an onsite sanitary septic system for which a conditional no further action letter was issued by the Suffolk County Department of Health Services following certain remedial corrective action subject to certain controls, including a physical access restriction.

Mortgaged Properties Subject to Local Law 97

With respect to the three Mortgage Loans (collectively, 11.0%), the related Mortgaged Properties are located in New York City and are subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans— Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), the related Mortgaged Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of
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outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. According to the borrower sponsor, the borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the related Mortgaged Property is newly-built and there is ongoing construction work to complete the building. In March 2022, the base building achieved substantial completion and the sole tenant, E.R. Squibb & Sons LLC, began fitting out its space, with an approximate $106.3 million tenant improvement allowance (all remaining amounts were reserved at origination) and a reported investment of approximately $169 million by E.R. Squibb & Sons LLC. Reserves were deposited by the borrower at origination in the following approximate amounts for construction related costs: (i) $5,932,952 for the completion of construction, and (ii) $7,160,274 for outstanding tenant improvements and leasing commissions. E.R. Squibb & Sons LLC has commenced rental payments and is expected to complete its build-out and move employees into the building in the third quarter of 2023.
●	With respect to the La Habra Marketplace Mortgage Loan (5.2%), pursuant to the lease amendment described under “—Retail Properties”, Regal Entertainment Group is no longer required to perform a renovation of its space estimated to cost at least $5,500,000 and to include, among other things, upgrades to certain of the related auditoriums, the concession facilities and the lobby, hallways and auditorium entrances (the “Regal Premises Renovation”). However, Regal Entertainment Group may still elect, at its option, to proceed with the Regal Premises Renovation at its sole cost and expense, provided that Regal Entertainment Group commences the same on or before July 1, 2025. If Regal Entertainment Group (i) elects to conduct the Regal Premises Renovation as set forth in the related amendment and (ii) exercises its existing extension option, then the borrower is required to contribute $1,000,000 (to be provided as a credit against minimum rent in monthly installments of $16,666.67) upon, among other conditions, the completion of such renovation. The lease amendment further provides that if Regal Entertainment Group has not elected to perform or commence the Regal Premises Renovation by July 1, 2025, then commencing on July 2, 2025 Regal Entertainment Group and the borrower will each have an ongoing right to terminate the lease upon 90 days’ prior written notice. See “—Mortgage Pool Characteristics—Property Types—Retail Properties”.
●	With respect to the Residence Inn Austin Northwest Mortgage Loan (3.1%), the related Mortgaged Property is expected to undergo a franchise-mandated PIP in 2024, with a required completion date of February 28, 2025. At origination, the related borrower escrowed $2,495,000 into a PIP reserve, which is equal to 100% of the estimated cost of completion of the PIP.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies

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under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirty-one (31) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), Necessity Retail REIT, Inc. (“Necessity REIT”), an affiliate of the related borrower sponsor and guarantor, is a named defendant in a complaint alleging that Necessity REIT and other defendants violated the Securities and Exchange Act in connection with Necessity REIT’s merger with Global Net Lease, Inc., which was completed on September 12, 2023. In the complaint, the plaintiff alleges that the defendants filed a materially incomplete and misleading registration statement concerning the sales process and financial information prepared by Necessity REIT and the financial analysis prepared by Truist Securities, Inc. As of September 13, 2023, the plaintiff has not served the defendants with the summons and complaint.
●	With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the related borrower sponsor, Giuseppe Cipriani, Arrigo Cipriani, and Cipriani USA pleaded guilty to evading approximately $10,000,000 in New York state and city taxes in October of 2007. As part of the plea agreement, the defendants repaid the approximately $10,000,000 in back taxes over approximately 3.5 years and complied with the requirement to have a business monitor through 2012. The lender obtained a signed letter from the District Attorney of the County of New York stating that the defendants complied with the terms and conditions of its plea agreement and that the matters contained therein are considered closed. In addition, the Mortgaged Property is subject to a condominium regime. The condominium board undertook the repair of certain sidewalks serving the Mortgaged Property. The applicable borrower contested certain aspects of the condominium board’s actions concerning such repair. The condominium board filed a common charge lien against the borrower in September 2022 for $491,000, via a special assessment. In October 2022 the condo board filed a lawsuit against the applicable borrower in the New York State Supreme Court seeking to recover the $491,000 alleged in the lien. This action remains pending as of the origination of the Mortgage Loan. At or prior to origination of the Mortgage Loan, the borrower deposited $700,000 to be held in escrow in favor of the lender by AmTrust Financial Services, Inc. pursuant to an escrow agreement.
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●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, previously owned an entity named Pleasanton Fitness, LLC, which operated a chain of fitness centers and filed for Chapter 11 bankruptcy in 2019. Following a conversion of the proceeding to Chapter 7 bankruptcy in 2021, Mr. Chopra, his wife and certain other entities owned by Mr. Chopra were named as defendants in an action brought by the related bankruptcy trustee alleging, among other things, fraud and the misapplication and misappropriation of corporate funds. Pursuant to a settlement agreement approved by the related bankruptcy court in 2022, all outstanding claims were settled for an amount equal to $675,000. The Mortgage Loan documents require the borrower and guarantor to comply with the terms and conditions of the settlement agreement. In addition, a judgment in the amount of $602,515.86 was issued against the guarantor on January 24, 2023 (the “Judgment”) in connection with a determination by a court that the above-referenced fitness business owed unpaid workers compensation insurance premiums. The Mortgage Loan documents (i) require the borrower and guarantor to comply with the terms and conditions of the Judgment, including, without limitation, the making of any payments on or prior to the date such payments are due pursuant to the terms of the Judgment and (ii) provide recourse to the borrower and guarantor for any losses that the lender may incur arising out of the Judgment. In addition, two wholly owned affiliates of Mr. Chopra are defendants to an action filed on March 9, 2023 by WinCo Goods, LLC, a tenant operating a grocery store at an unrelated property, alleging, among other things, that the defendants violated the terms of the related lease, made negligent misrepresentations and committed fraud by not disclosing the existence of certain hydraulic lifts and environmental contamination from the former operation of a Sears Auto Center at the related leased premises, which allegedly caused delays in construction and Winco Goods, LLC opening for business. WinCo Goods, LLC is seeking $3.24 million, plus applicable attorney and other fees, from the defendants.
●	With respect to the Amsdell FL & GA Storage Portfolio Mortgage Loan (2.5%), the nonrecourse carveout guarantor, Todd C. Amsdell, and another borrower sponsor, Robert J. Amsdell, were subject to a lawsuit, along with two other defendants, filed in 2007 by U-Store-It Trust and relating to breach of fiduciary duty and violation of non-competition agreements. Robert J. Amsdell was the CEO and Todd C. Amsdell was a member of the U-Store-It Trust board of directors, but each left U-Store-It Trust around the time the lawsuit was filed. The lawsuit was settled and dismissed with prejudice in September 2007.
●	With respect to the Alma Products and Velko Hinge Portfolio Mortgage Loan (2.1%), in 2016 Gary Nielson, the related borrower sponsor, non-recourse carveout guarantor and the sole owner of the managing member of the borrower, pled guilty to 3rd degree felony securities fraud which was subsequently amended to a Class A misdemeanor in 2017. The case arose from alleged misrepresentations and omissions by him in connection with the sale of a limited liability company interest. Mr. Nielson served 100 hours of community service, paid restitution of $60,000 and was subjected to 12 months’ probation, which was dismissed after 6 months.
●	With respect to 1516 Motor Parkway (1.3%), the Suffolk County Industrial Development Agency is seeking to recapture certain benefits conferred under the PILOT arrangement described under “—Real Estate and Other Tax Considerations.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Eighteen (18) of the Mortgage Loans (collectively, 76.5%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
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●	Four (4) of the Mortgage Loans (17.7%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	Three (3) of the Mortgage Loans (collectively, 5.7%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	With respect to the 11 West 42nd Street Mortgage Loan (2.2%), the prior loan secured by the Mortgaged Property matured on June 6, 2023 but the related borrower was granted a one-month extension and forbearance prior to the origination of the current Mortgage Loan. The prior loan was repaid in full on June 30, 2023, concurrently with the origination of the current Mortgage Loan.
●	With respect to the Back Bay Office Mortgage Loan (1.8%), the prior mortgage loan secured by the related mortgaged property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the mortgaged property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The mortgage loan repaid the remaining principal balance of the prior mortgage loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Fashion Valley Mall, Rhino Retail Portfolio 2, Novolex Portfolio, Art Ovation Hotel, Great Lakes Crossing Outlets, 500 Delaware and Back Bay Office Mortgage Loans (collectively, 30.5%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), Simon Property Group, L.P., the related borrower sponsor and guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, and his wife filed for Chapter 11 bankruptcy in 2011 after a loan secured by a commercial property owned by Mr. Chopra and his wife went into maturity default and was the subject of a foreclosure proceeding. The related bankruptcy plan was confirmed in 2014 and Mr. Chopra and his wife exited bankruptcy in 2015.
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●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), an affiliate of the borrower sponsor defaulted on a $13,200,000 securitized mortgage loan secured by a single tenant commercial property, after the tenant stopped paying rent, resulting in a foreclosure in February 2022.
●	With respect to the Art Ovation Hotel Mortgage Loan (2.9%), the related borrower sponsors have previously sponsored other properties securing loans that went into default and were the subject of foreclosure proceedings within the last ten years.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (2.6%), The Taubman Realty Group LLC, the related borrower sponsor, and certain of its affiliates have sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twenty-four (24) of the Mortgaged Properties (collectively, 27.4%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.
●	Twenty-six (26) of the Mortgaged Properties (collectively, 4.3%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to

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the Mortgaged Properties identified on Annex A-1 to this prospectus as Healthcare Trust MOB Portfolio, Fashion Valley Mall, RTL Retail Portfolio, Rhino Retail Portfolio 2, Triple Net Portfolio and Centene.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of the ARD Loan), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Healthcare Trust MOB Portfolio – Eastside Cancer Institute – Greenville, SC	0.2%	No	6/30/2028	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Waterford, WI	0.2%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – 757 Franciscan Medical – Munster, IN	0.2%	No	9/30/2027	6/6/2033
Healthcare Trust MOB Portfolio – Vascular Surgery Associates – Tallahassee, FL	0.2%	No	5/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Decatur Medical Office Building – Decatur, GA	0.2%	No	11/15/2030	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Wautoma, WI	0.2%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – West Michigan Surgery Center – Big Rapids, MI	0.2%	No	8/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – UPMC – Sir Thomas Court – Harrisburg, PA	0.2%	No	10/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – Lancaster Medical Arts MOB – Lancaster	0.2%	No	8/31/2031	6/6/2033
Healthcare Trust MOB Portfolio – UPMC – Fisher Road – Mechanicsburg, PA	0.2%	No	1/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Lee Memorial Health System – Fort Myers, FL	0.2%	No	9/30/2029	6/6/2033
Healthcare Trust MOB Portfolio – Greenville Health System – Greenville, SC	0.1%	No	9/30/2033	6/6/2033
Healthcare Trust MOB Portfolio – UPMC – Chamber Hills – Harrisburg, PA	0.1%	No	12/31/2028	6/6/2033
Healthcare Trust MOB Portfolio – Pioneer Spine Sports – West Springfield	0.1%	No	7/31/2029	6/6/2033
Healthcare Trust MOB Portfolio – Women’s Healthcare Group MOB – York, PA	0.1%	No	6/30/2029	6/6/2033
Healthcare Trust MOB Portfolio – Surgery Center of Temple – Temple, TX	0.1%	No	2/29/2028	6/6/2033
Healthcare Trust MOB Portfolio – MetroHealth Buckeye Health – Cleveland, OH	0.1%	No	5/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – South Douglas MOB – Midwest City, OK	0.1%	No	10/31/2026	6/6/2033
Healthcare Trust MOB Portfolio – SPHP MOB, Albany, NY	0.1%	No	4/30/2027	6/6/2033
Healthcare Trust MOB Portfolio – Atlanta Gastroenterology Associates – Lawrenceville, GA	0.1%	No	1/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Bone and Joint Specialists – Merrillville, IN	0.1%	No	6/28/2027	6/6/2033
Healthcare Trust MOB Portfolio – St. Peter’s – Albany, NY – 2 Palisades	0.1%	No	7/31/2028	6/6/2033
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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Healthcare Trust MOB Portfolio – St Lukes Heart Vascular Center – East Stroudsburg	0.1%	No	7/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – Naidu Clinic – Odessa, TX	0.1%	No	4/30/2033	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Kiel, WI	0.1%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Heartcare – Tampa, FL	0.1%	No	4/1/2030	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Wesley Chapel – Tampa, FL	0.1%	No	4/1/2030	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Green Bay, WI	0.1%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Center for Advanced Dermatology – Lakewood, CO	0.1%	No	11/30/2031	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Clinic – Tampa, FL	0.1%	No	11/30/2026	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Tampa Palms – Tampa, FL	0.0%	No	3/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Fresenius Medical Care – Winfield, AL	0.0%	No	3/31/2028	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Somerset – Tampa, FL	0.0%	No	3/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – DaVita Bay Breeze Dialysis Center – Largo, FL	0.0%	No	6/10/2027	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Greenville, WI	0.0%	No	12/31/2032	6/6/2033
Triple Net Portfolio – 120-150 West 154th Street	0.3%	No	10/6/2029	8/5/2032
Triple Net Portfolio – 417 & 433 West 164th Street	0.4%	No	10/6/2029	8/5/2032
Triple Net Portfolio – 2801 North Earl Rudder Freeway	0.1%	No	10/1/2024	8/5/2032
Triple Net Portfolio – 529 Aldo Avenue	0.2%	No	10/6/2029	8/5/2032
Triple Net Portfolio – 7051 Patterson Drive	0.2%	No	10/6/2029	8/5/2032
Triple Net Portfolio – 13210 Kingston Avenue	0.0%	No	2/28/2031	8/5/2032
Triple Net Portfolio – 508 Fishkill Avenue	0.4%	No	5/9/2027	8/5/2032
Triple Net Portfolio – 2022 West Townline Road	0.1%	No	6/30/2024	8/5/2032
Triple Net Portfolio – 1200 North Maitlen Drive	0.1%	No	10/13/2025	8/5/2032
Triple Net Portfolio – 5450 Bishop Road	0.1%	No	2/15/2025	8/5/2032
Triple Net Portfolio – 5455 State Route 307 West	0.4%	No	2/15/2025	8/5/2032
Triple Net Portfolio – 758 East Utah Valley Drive	0.2%	No	3/31/2025	8/5/2032
Centene	2.3%	No	11/30/2030	5/5/2031
4 Apollo Drive	1.8%	No	11/30/2031	9/6/2033
Seagate Campus	1.6%	No	5/31/2028(1)	6/6/2033

(1)	The sole tenant, Seagate Technology LLC, is required to extend the term of its lease for either (a) a period of 10 years from the lease expiration date (“Extension Option A”) following which the tenant will be entitled to a $40,000,000 rent credit to be applied
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against monthly payments of rent commencing with the first payment due under the extended term until exhausted and the borrower will be required to deposit $1,159,492.35 per month into a free rent reserve on each monthly payment date from March 2027 through June 2028 or (b) a period of five years from the lease expiration date (“First Extension Option B”) following which the sole tenant would have an additional option to extend the term for an additional period of 10 years and, during the initial five-year extension period only, an ongoing right of first offer to purchase the Mortgaged Property upon the borrower’s election to sell the Mortgaged Property. If the tenant fails to choose Extension Option A or the First Extension Option B within 30 days of the landlord’s option notice letter, then pursuant to the terms of the lease, the tenant will be deemed to have exercised its right to elect Extension Option A. The appraised value of $260,000,000 as of April 13, 2023 assumes the sole tenant will exercise Extension Option A at the end of the initial five-year lease term.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Healthcare Trust MOB Portfolio, Fashion Valley Mall, Rhino Retail Portfolio 2, CX - 250 Water Street, La Habra Marketplace, TOTAL Plaza and Triple Net Portfolio - 508 Fishkill Avenue.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of UW Base Rent
500 Delaware	2.2%	General Services Administration	6.9%	.5%

(1)	With respect to the 500 Delaware Mortgage Loan (2.2%), the fifth largest tenant at the Mortgaged Property, General Services Administration, has the right to terminate either of its related leases, in whole or in part, at any time after giving at least 90 days prior written notice.

Other

With respect to the 11 West 42nd Street Mortgage Loan (2.2%), according to the borrower sponsors, the largest tenant, Michael Kors (USA), Inc is currently renovating its space at the tenant’s sole

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cost and is in discussions with the borrower sponsor to renew and modify its lease (the “Pre-Approved Lease Amendment”). If the Pre-Approved Lease Amendment is executed, Michael Kors (USA), Inc would renew 204,481 square feet of its space that is set to expire March 31, 2026 (which consists of 202,068 square feet of office and 2,413 square feet of storage), terminate the non-subleased portion of its lease on the 22nd floor (19,238 square feet), vacate 14,924 square feet on the third floor in March 2026, vacate 6,436 square feet on the 19th floor in March 2025 and vacate 9,406 square feet of subleased space on the 22nd floor, effective March 31, 2026. If the Pre-Approved Lease Amendment is executed, the tenant will have 12 months of free rent commencing April 1, 2026 and will receive a $5 per square foot annual rent reduction on 202,649 square feet until the Pre-Approved Lease Amendment takes effect on April 1, 2026. The Pre-Approved Lease Amendment was not signed on or before July 30, 2023. We cannot assure you that the Pre-Approved Lease Amendment will be signed as expected or at all. Due to the Pre-Approved Lease Amendment not being signed on or before July 30, 2023, the Mortgage Loan agreement requires that all excess cash (after payments due under the Mortgage Loan and the related mezzanine loan and certain property-level expenses) be retained by the borrower and cannot be distributed to its direct or indirect equity owners, which cash trap will continue until the earlier of (A) the execution of the Pre-Approved Lease Amendment or (B) the borrower entering into one or more replacement leases in accordance with the terms of the Mortgage Loan documents covering at least 200,000 square feet on lease terms (determined in the aggregate) at least as favorable as those set forth in the Pre-Approved Lease Amendment.

With respect to the Seagate Campus Mortgage Loan (1.6%), the lease for the sole tenant, Seagate, provides that, as long as (x) one of Seagate Technology Holdings, any affiliate of the foregoing, or the sole tenant is occupying the entire leased premises, (y) the sole tenant has not vacated its premises, and (z) there exists no ongoing event of default under such tenant’s lease, if the borrower undertakes any (i) sale, transfer, assignment or other disposition of all or any portion of the Mortgaged Property, or (ii) sale, assignment, transfer or other disposition of all or any portion of the direct equity interest in any of the borrower or certain direct and indirect owners of the borrower to a bona fide third party if such sale, assignment, transfer or other disposition is for fair market value of what a bona fide third party would pay, then the borrower is obligated to pay to the sole tenant an amount equal to 20% of the positive difference, if any, between the proceeds of such sale, transfer or assignment and $260,000,000 (provided that if the borrower exercises its right to recapture a certain unimproved parcel under the sole tenant’s lease, such amount will be reduced to $250,000,000). Pursuant to the terms of the sole tenant’s lease, such right is inapplicable to a third-party foreclosure or deed-in-lieu of foreclosure or similar proceeding on a mortgage encumbering the Mortgaged Property.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), (i) the largest tenant at the Ventura Place Mortgaged Property, VCA Animal Hospitals, Inc., representing approximately 42.0% of the net rentable area (“NRA”) at this Mortgaged Property, is currently building out its space and is expected to take occupancy in December 2023; however, the tenant is paying rent; (ii) the third largest tenant at the Lawton Marketplace Mortgaged Property, Burlington Coat Factory, representing approximately 10.2% of the Mortgaged Property NRA, is currently building out its space and is expected to take occupancy in October 2023; however, the tenant is paying rent and (iii) the largest tenant at the Stoneridge Village Mortgaged Property, Academy Sports + Outdoor, representing approximately 62.1% of the Mortgaged Property NRA, is currently building out its space and is expected to take occupancy and begin paying rent in November 2023.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), with respect to the (i) Port Orchard Mortgaged Property, (x) the second largest tenant, Dollar Tree (approximately 15.4% of the NRA at this Mortgaged Property), is expected to take occupancy in February 2024 and (y) the
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third largest tenant, FIIT Fitness (approximately 11.1% of the NRA at this Mortgaged Property), is expected to take occupancy in November 2023; (ii) Madera Marketplace Mortgaged Property, (x) the largest tenant, Smart & Final (approximately 22.4% of the NRA at this Mortgaged Property), is expected to take occupancy in December 2023 and (y) the second largest tenant, Ross Dress for Less (approximately 21.0% of the NRA at this Mortgaged Property), is expected to take occupancy in December 2023; (iii) Sherwood Mortgaged Property, the third largest tenant, O’Reilly’s (approximately 6.4% of the NRA at this Mortgaged Property), is expected to take occupancy in February 2024; (iv) Fallon Mortgaged Property, the largest tenant, TJ Maxx (approximately 37.3% of the NRA at this Mortgaged Property), is expected to take occupancy in October 2023; (v) Grafton Mortgaged Property, the largest tenant, Big Lots (approximately 47.4% of the NRA at this Mortgaged Property), is expected to take occupancy in December 2023; and (vi) Silverdale Village Mortgaged Property, the largest tenant, Planet Fitness (approximately 27.0% of the NRA at this Mortgaged Property), is expected to take occupancy in June 2024.

●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the sole tenant, E.R. Squibb & Sons LLC, representing approximately 98.7% of the net rentable area at the Mortgaged Property, is currently building out its space and is expected to take occupancy in the third quarter of 2023. E.R. Squibb & Sons LLC has commenced making rental payments. Underwritten rent for E.R. Squibb & Sons LLC, whose parent company and lease guarantor is investment grade rated Bristol-Myers Squibb Company, includes $5,689,409 of straight-line average rent credit through the loan term.
●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the sole tenant, E.R. Squibb & Sons LLC, has subleased a portion of its 9th floor space (approximately 45,500 square feet out of a total of approximately 56,680 square feet on such floor) to Eterna Therapeutics Inc. through October 31, 2032, which would coincide with the effective date of E.R. Squibb & Sons LLC’s termination option with respect to the 9th floor, should E.R. Squibb & Sons LLC elect to exercise such option. See “—Terminations”.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), the sole tenant at the 120-150 West 154th Street Mortgaged Property and the 417 & 433 West 164th Street Mortgaged Property, Valence Surface Technologies, has ceased operations at such Mortgaged Properties pending the completion of certain ongoing environmental remediation and/or renovations to eliminate the use of hexavalent chromium at such Mortgaged Properties. See “—Environmental Considerations”. Valence Surface Technologies remains obligated to pay rent at such Mortgaged Properties. We cannot assure you that the remediation will be completed or the tenant will resume operations as expected or at all.
●	With respect to the Centene Mortgage Loan (2.3%), the sole tenant at the related Mortgaged Property, Centene, has subleased its entire space to Nationsbenefits, LLC through September 30, 2030.

For more information see Annex A-3 to this prospectus and the accompanying footnotes.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

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●	The 500 Delaware, TOTAL Plaza, Healthcare Trust MOB Portfolio – UPMC – Chambers Hill – Harrisburg, PA, Healthcare Trust MOB Portfolio – UPMC - Fisher Road – Mechanicsburg, PA, Healthcare Trust MOB Portfolio – UPMC - Sir Thomas Court – Harrisburg, PA, Healthcare Trust MOB Portfolio – Eastside Cancer Institute – Greenville, SC, Healthcare Trust MOB Portfolio – Greenville Health System – Greenville, SC, Healthcare Trust MOB Portfolio – DaVita Dialysis – Hudson, FL, Healthcare Trust MOB Portfolio – Belpre V Cancer Center – Belpre, OH, Healthcare Trust MOB Portfolio – Rockwall Medical Plaza – Rockwall, TX, RTL Retail Portfolio – Walmart Neighborhood Market, RTL Retail Portfolio – Southway Shopping Center, Novolex Portfolio, Residence Inn Austin Northwest, Triple Net Portfolio - 13210 Kingston Avenue, Triple Net Portfolio - 529 Aldo Avenue, Triple Net Portfolio - 120-150 West 154th Street, Triple Net Portfolio - 417 & 433 West 164th Street, Triple Net Portfolio - 7051 Patterson Drive, Triple Net Portfolio - 10701 East 126th Street North, Triple Net Portfolio - 1200 North Maitlen Drive, 4 Apollo Drive and Seagate Campus Mortgaged Properties (collectively, 19.3%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), if the borrower fails to meet or exceed the Physician Ratio described under “—Use Restrictions”, and such default continues for a period of 180 days after written notice of default is given by the Declarant to the borrower, the Declarant has the option to purchase the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%) for a price equal to 100% of the then fair market value of the Mortgaged Property (including the improvements located thereon). Notwithstanding anything to the contrary in the foregoing, pursuant to an estoppel certificate obtained by the lender in connection with the origination of the Mortgage Loan, the Declarant has waived its right to purchase the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%) for so long as the lien of the Mortgage Loan encumbers the related borrower’s interest in the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%), provided, however, the Declarant retains the right to prosecute a proceeding at law or equity for remedies including damages.
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the following tenants have a ROFO and/or ROFR in the event of a proposed transfer of the related Mortgaged Property: (i) Pinnacle Health Hospitals with respect to each of the UPMC - Fisher Road - Mechanicsburg, PA Mortgaged Property (0.2%), the UPMC - Sir Thomas Court - Harrisburg, PA Mortgaged Property (0.2%) and the UPMC - Chambers Hill - Harrisburg, PA Mortgaged Property (0.1%) and (ii) Prisma Health-Upstate with respect to each of the Eastside Cancer Institute - Greenville, SC Mortgaged Property (0.2%) and the Greenville Health System - Greenville, SC Mortgaged Property (0.1%). In each instance, the related ROFO and/or ROFR, as applicable, does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, (i) HCA Health Services of Florida, Inc., the grantor under a special warranty deed, has a ROFR to purchase the DaVita Dialysis – Hudson, FL Mortgaged Property (0.1%) in connection with a sale of the Mortgaged Property and (ii) GMR Belpre, LLC, an adjacent property owner, has a ROFO to purchase the Belpre V Cancer Center - Belpre, OH Mortgaged Property (1.9%). The ROFOs described in the immediately preceding clauses have been waived in connection with a foreclosure or deed-in-lieu of foreclosure.
●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), (i) Wal-Mart has a ROFR to purchase the Walmart Neighborhood Market Mortgaged Property and (ii) McDonalds has a
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ROFR to purchase the portion of the Southway Shopping Center Mortgaged Property occupied by such tenant, in each case in the event of a proposed transfer. Pursuant to the Wal-Mart lease, the ROFR does not apply in connection with a foreclosure or deed-in-lieu of foreclosure, however, such right does apply to any subsequent sale. Wal-Mart has 30 days from receipt of a proposed purchase agreement to exercise its ROFR. Pursuant to the McDonalds lease, the ROFR only applies if the premises leased to McDonalds is the only portion of the related Mortgaged Property being transferred.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the Novolex Lease provides that upon the expiration of the initial term of the Novolex Lease on February 14, 2043, the tenant will have the option to purchase all of the leased premises (i.e. the Mortgaged Properties), provided that the tenant has given the landlord at least 12 months’ notice, which notice includes the tenant’s calculation of the purchase price. The purchase price for the exercise of the purchase option is the greater of (A) the fair market value of the Mortgaged Properties as determined pursuant to appraisals and (B) an amount determined by dividing (1) the total annual base rent in effect for the entire lease year immediately prior to the expiration of the initial term, increased by 3%, by (2) a capitalization rate of 7.45%. The Novolex Lease provides that the tenant’s purchase option rights are subject and subordinate to and will not restrict or prohibit (a) any sale of the leased premises by the landlord in accordance with the terms of the Novolex Lease, whether prior to or following the expiration date (provided, that prior to the expiration date, any conveyance of the leased premises by the landlord will be subject to the tenant's rights under the Novolex Lease), (b) any mortgage or other hypothecation of the landlord's interest in the leased premises, (c) any sale of the leased premises by any person pursuant to a private power of sale under or judicial foreclosure or judicial sale of any mortgage or other security instrument or device to which the landlord's interest in the leased premises is now or hereafter subject, or (d) any transfer of the landlord's interest in the leased premises to a lender, a beneficiary under a deed of trust or other holder of a security interest therein or any of their respective designees by deed in lieu of foreclosure.
●	With respect to the Residence Inn Austin Northwest Mortgage Loan (3.1%), the related franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in excess of 10% in the related borrower (or a controlling affiliate of the related borrower) to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to the related comfort letter, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a Competitor of the franchisor.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), the sole tenant at the 13210 Kingston Avenue Mortgaged Property, Messer, has a right to purchase such Mortgaged Property for an amount equal to $1,500,000 at any time from and after October 1, 2024 and before January 1, 2025, subject to certain conditions set forth in the related lease (the “Messer Purchase Option”). Pursuant to a subordination, non-disturbance and attornment agreement (i) the Messer Purchase Option is subject and subordinate to the mortgage and (ii) if Messer exercises the Messer Purchase Option, title to the Mortgaged Property may not be conveyed to Messer until such time as all obligations secured by the mortgage have been fully satisfied or, if the Mortgage Loan documents so provide, the Mortgage Loan has been fully defeased.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), (i) the sole tenant at the 529 Aldo Avenue Mortgaged Property, NxEdge CSL, has a right of first refusal to purchase such Mortgaged Property in the event of a proposed sale of the Mortgaged Property, (ii) the sole tenant at each of the 120-150 West 154th Street Mortgaged Property, the 417 & 433 West 164th Street Mortgaged Property and the 7051 Patterson Drive Mortgaged Property, Valence Surface Technologies, has a right of first refusal to purchase the related Mortgaged Properties in the event of a proposed sale of such Mortgaged Properties and (iii) the sole tenant at each of the 10701 East 126th Street North Mortgaged Property and the 1200 North Maitlen Drive Mortgaged Property, Victory Energy, has a right of first refusal to purchase the related Mortgaged Properties
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in the event of a proposed sale of the Mortgaged Properties. Pursuant to subordination, non-disturbance and attornment agreements, such rights of first refusal does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

●	With respect to the Art Ovation Hotel Mortgage Loan (2.9%), the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or the ownership interests in the borrower to a “Competitor” of the franchisor (as such term is defined in the related franchise agreement). The right of first refusal applies to a transfer to a Competitor of the franchisor in connection with a foreclosure or other transfer of title or ownership interests in connection with the exercise of remedies under the related Mortgage Loan documents, but is subordinate to the rights of a bona fide lender who is not a Competitor of the franchisor.
●	With respect to the 500 Delaware Mortgage Loan (2.2%), the second largest tenant at the Mortgaged Property, Morris James LLP, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the Mortgaged Properties are managed pursuant to an operating lease agreement with a borrower affiliate as the operating tenant, which pays rent to the related borrower. The operating tenants at the Mortgaged Property licensed from certain of its affiliates the right to use certain registered trademarks related to the Cipriani under the respective license agreements, and the lender entered into a license agreement with licensor for the right to use the related trademarks upon the termination of the operating leases following foreclosure pursuant to the terms of such license agreement. See “Description of the Mortgage Pool—Property Types—Mixed Use Properties” for additional information.
●	With respect to the Soho Beach House Miami Mortgage Loan (4.4%), the Mortgaged Property is managed pursuant to an operating lease (the “Operating Lease”) with Soho House Beach House LLC (the “Operating Tenant”), which is an affiliate of the related borrower. The Operating Lease expires in May 2036. The Operating Tenant is required to deposit all revenue generated by the Mortgaged Property into the related clearing account. The Operating Lease is subordinate to the Mortgage Loan. In connection with the Operating Lease, Soho House & Co. Limited (the “Licensor”) and US AcquireCo, Inc., each an upper-tier entity related to the borrower and the Operating Tenant, delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the Operating Lease; provided, that each guaranty will automatically terminate in the event that Operating Tenant is no longer owned or controlled by the Licensor. However, there can be no assurance that the guarantors will be in a position to fulfill their obligations with respect to any such
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guaranties. See “Description of the Mortgage Pool—Property Types—Hotel Properties” for additional information.

●	With respect to the 1516 Motor Parkway Mortgage Loan (1.3%), the sole tenant at the related Mortgaged Property, Webb Enterprises, is affiliated with the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the related borrower sponsor has an ownership interest in approximately 136 other healthcare properties, a portion of which may be competitive with certain of the 62 Mortgaged Properties securing the related Mortgage Loan.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the related borrower sponsor has an ownership interest in 11 other retail properties, which may be competitive with certain of the 7 Mortgaged Properties securing the related Mortgage Loan.
●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), the borrower sponsors are the owners of all but four of 21 parcels of the Cambridge Crossing development described under “—Office Properties”, including competing properties that are completed, under construction or in the planning process.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (2.6%), the related borrower sponsor owns a competing property within approximately 17 miles of the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged

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Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Nineteen (19) of the Mortgaged Properties (collectively, 25.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-one (21) Mortgage Loans (collectively, 86.2%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

●	With respect to the Soho Beach House Miami Mortgage Loan (4.4%), at origination of the Mortgage Loan, the borrower deposited $40,439,366 (the “Named Storm Coverage Amount”) into a named storm coverage reserve to be used to provide named storm insurance coverage. On or prior to April 1, 2024, borrower must obtain a policy for losses caused by any type of named storm for the borrower and the Mortgaged Property, which policy must (i) comply with the insurance provisions of the Mortgage Loan documents, (ii) insure the Mortgaged Property in an amount, which, when added to the balance of the Named Storm Coverage Amount, is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”), and (iv) provide for an allocation to the Mortgaged Property of not more than $180,000 (any such policy complying with the foregoing (i) through (iv), a “Qualified Named Storm Policy”). The lenders are required, upon receipt of an invoice for same, to disburse the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy to the borrower. In the event that the borrower provides evidence to the lenders of a fully bound Qualified Named Storm Policy with respect to the Mortgaged Property, the Named Storm Coverage Amount (less any premiums paid therefrom) is required to be released to the borrower. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Mortgage Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Mortgage Loan. The borrower currently has a property insurance policy that includes a Qualified Named Storm Policy, expiring on April 1, 2024. The current property insurance, which expires on April 1, 2024, includes named storm coverage with a limit of $50,000,000, which when added to the Named Storm Coverage Amount equates to the Total Insured Value

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Triple Net Portfolio and Seagate Campus Mortgage Loans (collectively, 4.6%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property
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under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the Mortgage Loan documents permit the borrower to rely on insurance provided by the sole tenant, Novolex, so long as such insurance otherwise meets the requirements of the Mortgage Loan documents; provided that the tenant’s deductible for all risk property insurance, commercial general liability insurance and boiler/equipment breakdown insurance may be up to $500,000 so long as the tenant is Novolex and the tenant has delivered a letter of credit meeting the requirements of the Novolex Lease which has an undrawn face value of at least $250,000 and is either issued by the original issuer of such a letter of credit (subject to the conditions below) or is issued by an issuer rated “A+” by S&P and Fitch and “A-1” by Moody’s. Novolex has delivered a letter of credit in the amount of $250,000 from Credit Suisse Group AG, which may remain the issuer of such letter of credit so long as it is not downgraded by any rating agency below its ratings as of the origination date of “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch; provided that such ratings requirement will be removed if the LOC Confirmation (as defined below) is delivered by the borrower. The borrower is required under the Mortgage Loan documents, for 120 days following the origination date, to use best efforts to obtain written confirmation from UBS Financial Services, the successor to Credit Suisse Group AG, that it will honor such letter of credit (the “LOC Confirmation”).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the Rockwall Medical Plaza - Rockwall, TX Mortgaged Property (0.1%) is subject to a declaration of covenants, conditions and restrictions (the “Declaration”) to the benefit of a regional hospital (the “Declarant”), pursuant to which the related borrower is required to include a minimum ratio of one physician per 2,500 square feet of improvements constructed at the Mortgaged Property (which physician is required to satisfy certain conditions set forth in the Declaration) (the “Physician Ratio”). If the borrower fails to meet or exceed the Physician Ratio, the Declarant has the right to purchase the Mortgaged Property as described under “—Purchase Options and Rights of First
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Refusal.” Each of the current leases at the Mortgaged Property require the related tenants to observe the covenants, restrictions and/or limitations affecting the Mortgaged Property, provided that the leases do not all expressly reference the Declaration.

●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), the PetSmart & Old Navy Mortgaged Property is subject to a Deed of Conservation Easement and a Declaration of Preservation Zone that require the related borrower to keep an undeveloped portion of the related Mortgaged Property (approximately 43,560 square feet) in its natural state with no improvements to such area. In addition, the Northwood Marketplace Mortgaged Property is subject to a Declaration of Restrictive Covenants for Wetlands Preservation (the “Wetlands Restrictive Covenant”) that requires the borrower to maintain a wetlands buffer on an approximately 87,120 square foot undeveloped portion of the related Mortgaged Property. The Wetland Restrictive Covenant requires the related borrower to keep the wetlands buffer area its natural state and restricts such area from being altered or improved. Neither of the aforementioned restrictions would interfere with the related borrower’s ability to rebuild after a casualty.
●	With respect to the Cipriani NYC Portfolio Mortgage Loan (8.8%), the related Mortgaged Properties are designated as a historic landmark by the City of New York subject to certain building and renovation restrictions. Alterations and conversions of the Mortgaged Property from its current use may be limited as a result of the landmark status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), the 13210 Kingston Avenue Mortgaged Property is legal non-conforming as to use as manufactured storage and distribution uses are no longer permitted under the current zoning code. Under the zoning code, a legal non-conforming use may not be enlarged, extended, reconstructed, substituted or structurally altered except when required by law or lawful order and a non-conforming use which has ceased for more than two years may not be resumed.
●	With respect to the 1516 Motor Parkway Mortgage Loan (1.3%), the Mortgaged Property is legal non-conforming as to use as distribution/warehouse uses are no longer permitted under the current zoning code without a special use permit and the borrower has not obtained such a permit. If a structure containing a legal non-conforming use is damaged by fire or other causes to the extent of more than 50% of market value (exclusive of foundations), such structure may only be repaired, rebuilt or used in accordance with the current zoning code.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the Beaumont Medical Center – Warren, MI Mortgaged Property (0.2%) is legal non-conforming as to use as medical office on the upper levels of the related improvements is no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged to the extent of 60% or less of its valuation by fire, explosion, act of God or any act of the public enemy, such structure may be restored to its prior non-conforming use.
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), the Pioneer Spine Sports - Springfield Mortgaged Property (0.1%) is legal non-conforming as to use as medical
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office uses require special permit review by the related City Council under the current zoning code and the Mortgaged Property has not undergone such review. If a structure containing a legal non-conforming use has been partially damaged by fire, explosion, flood, riot, or other phenomenon, or legally condemned, such structure may be restored to its prior non-conforming use and continued as-of-right, provided, however, the estimated cost of such restoration does not exceed one-half of the fair value of the structure, based on the replacement cost immediately prior to such damage.

●	With respect to the Healthcare Trust MOB Mortgage Loan (9.6%), the UPMC - Chambers Hill - Harrisburg, PA Mortgaged Property (0.1%) is legal non-conforming as to use as medical office uses are prohibited under the current zoning code. If a structure containing a legal non-conforming use has been damaged or destroyed, such structure may only be restored to its prior legal non-conforming use if (i) the application for a building permit is submitted within 18 months after the date of damage or destruction, (ii) work begins in earnest within six months afterwards and continues, and (iii) no non-conformity may be newly created or increased by such restoration.
●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), the Wallace Commons Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or less of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the Grafton Mortgaged Property is legal non-conforming as to use as indoor sales and service uses (like retail stores) are no longer permitted under the current zoning code without a conditional use permit, which has not been obtained for tenant Dollar Tree, which opened for business prior to such requirement. If a structure containing a legal non-conforming use is damaged, destroyed or removed, it may be restored to the size, location, design and use that it had immediately prior to such damage, destruction or removal without any limits on the costs of repair, reconstruction or improvement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the related Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty. In addition, there is no separate environmental indemnitor with respect to the related Whole Loan or the related Mortgage Loan.
●	With respect to the CX - 250 Water Street Mortgage Loan (7.8%), there is no separate nonrecourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. The borrower sponsor did obtain a premises environmental liability insurance policy covering the Mortgaged Property. The policy was issued by Great American E & S Insurance Company, has a $20,000,000 aggregate and per claim sublimit (except for the on-site clean-up costs for biological hazards, for which the policy has a $25,000 aggregate and per claim sublimit), a 10-year term ending in 2033 (the Whole Loan has an Anticipated Repayment Date of February 10, 2033 and matures on February 10, 2038), and a deductible of up to $25,000 (depending on the applicable coverage) per claim. The Mortgage Loan documents do not require the environmental insurance, however, so long as such environmental insurance (or a like-successor policy) is in-place, the lender is required to apply proceeds actually obtained from the policy to indemnified costs prior to recovering indemnified costs from the borrower. For a period not to exceed 120 days, the lender is required to pursue (or allow the borrower to pursue) recovery under the policy prior to pursuing its rights and remedies against the borrower.
●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the environmental indemnitor will not be liable to any indemnified party for any losses to the extent that a Qualified Environmental Policy (as defined below) has been delivered to the lender, the Qualified Environmental Policy covers the Mortgaged Property in question and the Qualified Environmental Policy covers the applicable loss in full. However, the indemnified parties may seek claims against the indemnitor if the insurer declines coverage for any claim under such Qualified Environmental Policy or fails to pay insurance proceeds to the indemnitee within 120 days of making a claim. A “Qualified Environmental Policy” means an environmental insurance policy acceptable to the lender in its sole discretion, which names lender as the “named insured” or an “additional insured”; provided that the lender acknowledges that the environmental policy from Great American E&S Insurance Company that was in place at origination is a Qualified Environmental Policy so long as it continues to satisfy the requirements of the loan documents. See “—Environmental Considerations” for a description of such policy.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (2.6%), for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG or SPG LP or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the
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reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

●	With respect to the Centene Mortgage Loan (2.3%), the Mortgage Loan documents do not provide for recourse to an individual or entity separate from the borrower other than with respect to bankruptcy-related matters and certain losses to the lender related to a reciprocal easement agreement to which the related Mortgaged Property is subject.
●	With respect to the 11 West 42nd Street Mortgage Loan (2.2%), the Mortgage Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower. Further, there is no recourse for any recourse provision where the circumstance, event or condition that could otherwise give rise thereto is attributable to certain enumerated circumstances set forth in the Mortgage Loan documents, including, without limitation, insufficient revenue from the Mortgaged Property and the related borrower’s lack of access to revenue from the Mortgaged Property as a result of Mortgage lender’s exercise of its remedies with respect to Mortgaged Property cash flow. However, with respect to the environmental indemnity, the borrower is required to maintain at all times during the term of the Mortgage Loan and for three years after the maturity date a pollution legal liability insurance policy against claims for pollution remediation legal liability resulting from existing conditions and new pollution events related to the Mortgaged Property in form and substance acceptable to the lender (a “PLL Policy”) with a minimum limit of $25 million for each incident and $25 million in the aggregate. The borrower is insured under the PLL Policy from Ironshore Specialty Insurance Co. (rated “A:XV” by A.M. Best) and such policy satisfies the conditions above. The policy expires May 31, 2029, which is approximately one year past the maturity date of the Mortgage Loan. Pursuant to the Mortgage Loan agreement, the borrower may not terminate the PLL Policy without the prior written consent of lender, unless the borrower delivers to the lender a new environmental indemnity executed by an approved guarantor in accordance with the terms of the Mortgage Loan documents. Additionally, the Mortgage Loan agreement requires that in the event that the sponsor control parties no longer own in the aggregate at least 25% of the indirect equity interests in the borrower, a new guarantor will be required and such guarantor will be required to be liable under a guaranty of recourse obligations and the environmental indemnity agreement from and after the date of such transfer.
●	With respect to the One & Two Commerce Square Mortgage Loan (1.8%), while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property that names the lender as an additional insured. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, a 3-year term ending in February 2024 (the related Whole Loan has a maturity date of June 6, 2028) and a $50,000 deductible per claim.
●	With respect to the TOTAL Plaza Mortgage Loan (1.8%), the aggregate liability of the related guarantor with respect to the guaranteed recourse obligations of the borrower related to certain bankruptcy events with respect to the borrower may not exceed an amount equal to 25% of the principal balance of the related Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the collection of amounts due.
●	With respect to the Seagate Campus Mortgage Loan (1.6%), the non-recourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the Mortgaged Property) is an equity commitment of an affiliated entity in the amount of $50 million.
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In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), the Parkway Centre South Mortgaged Property is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related Mortgaged Property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and such TIF financing expires after 2031. Under the related Mortgage Loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the PILOT amount which does not vary over the term.
●	With respect to the Soho Beach House Miami Mortgage Loan (4.4%), the Mortgaged Property is managed pursuant to an operating lease (the “Operating Lease”) with Soho House Beach House LLC, an affiliate of the related borrower (the “Operating Tenant”). The lenders received an equity pledge in the Operating Tenant and, upon the occurrence and existence of an event of default under the Mortgage Loan, the lenders have the right to foreclose on such equity pledge and control the Operating Tenant. Because the equity interest in the Operating Tenant may not qualify as an interest in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations may restrict the issuing entity from taking title to such pledged equity interest. Therefore, upon the occurrence of an event of default under the Mortgage Loan and an ensuing foreclosure with respect to the Mortgage Loan, the pooling and servicing agreement may not permit the issuing entity to take title to such equity interest (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell the equity interest and apply the proceeds toward the repayment of the Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interest could be less than the proceeds that would be received if the special servicer had foreclosed on the equity interest and sold it at a later date. Please see “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for additional information.
●	In addition, with respect to the Soho Beach House Miami Mortgage Loan (4.4%), the related resort includes certain membership units that are currently enrolled in a management agreement administered by the hotel. The mortgage loan is secured in part by, subject to the terms of the related management agreement, a pledge of revenue from the rental of such membership units. Because such rental revenues likely will not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations likely will restrict the issuing entity from taking title to such pledged revenue interests. Therefore, upon the occurrence of an event of default under the related mortgage loan and an ensuing foreclosure with respect to such mortgage loan, the pooling and servicing agreement will not permit the issuing entity to take title to any such revenue (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive such
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revenue or (ii) sell the interest in such revenue and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of the interest in such revenue could be less than the proceeds that would be received if the special servicer had foreclosed on such revenue and sold them at a later date. Furthermore, if the issuing entity were to take title to the mortgaged property, under REMIC regulations, the rental of the hotel rooms and other operations would need to be operated by an independent contractor, and notwithstanding such operation, such rents would be taxable at the corporate rate, which would reduce amounts available for distribution to certificateholders. See “Description of the Mortgage Pool—Property Types—Hotel Properties”.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the sole tenant of the 800 Koomey Road Mortgaged Property (0.3%), Novolex, benefits from a five year tax abatement from the City of Brookshire that commenced January 1, 2022, which provides for a 100% tax abatement for the first two years, 75% tax abatement for the third year, 50% tax abatement for the fourth year, and 30% tax abatement for the fifth year. In the event of Novolex’s breach of the tax abatement agreement, or failure to pay other ad valorem taxes, the City of Brookshire has the right to receive repayment of the tax benefits, plus interest and penalties. Any such amounts due to the City of Brookshire would result in a lien on the Mortgaged Property. The Mortgage Loan documents require that any tax lien on the Mortgaged Properties must be either discharged by the borrower or contested in accordance with the terms of the Mortgage Loan documents.
●	With respect to the 1516 Motor Parkway Mortgage Loan (1.3%), the related borrowers and/or predecessors-in-interest to the borrowers (collectively, the “Borrowers”) entered into a payment-in-lieu of taxes (“PILOT”) arrangement in 2016 with the Suffolk County Industrial Development Agency (the “IDA”) in connection with which the Borrowers transferred the leasehold interest in the Mortgaged Property to the IDA and the IDA subleased the Mortgaged Property to the Borrowers. According to an estoppel certificate provided by the IDA in connection with the origination of the Mortgage Loan (the “IDA Estoppel”), the related lease (the “IDA Lease”) commenced on May 19, 2016 and was scheduled to expire on November 30, 2033 (the “IDA Expiration Date”). According to the IDA Lease, the PILOT benefits commenced on December 1, 2017, after which the Borrowers were entitled to make a PILOT payment in lieu of those taxes and assessments (excluding certain charges set forth in the lease) otherwise due with respect to the Mortgaged Property in accordance with a schedule set forth in the IDA Lease (with full taxes and assessments due on and after December 31, 2032). Notwithstanding anything to the contrary in the foregoing, the IDA has notified the Borrowers that the bankruptcy and departure of Pharmapacks, the prior sole tenant at the Mortgaged Property, constitutes a “Recapture Event” under the IDA Lease and that it is (i) terminating the PILOT arrangement and (ii) seeking the recapture of an amount equal to $608,015.58 (representing 50% of the PILOT benefits conferred by the IDA (the “Recapture Amount”)). The IDA has also submitted a draft Joint Termination of Lease Agreement and Memorandum of Lease Agreement to the borrower sponsor, under which the parties would mutually agree to terminate the IDA Lease. The borrower sponsor has represented to the lender that it is in negotiations with the IDA with respect to the Recapture Amount. Pursuant to the IDA Estoppel, the lender is not responsible for any of the Borrowers’ obligations under the PILOT arrangement. We cannot assure you that the foregoing will not have a material adverse impact on the Borrowers, the related guarantors or the Mortgaged Property.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (collectively, 84.4%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

One (1) Mortgage Loan (7.8%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Two (2) Mortgage Loans (collectively, 6.0%) provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (1.8%) requires monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	21	$573,050,000	84.4%
Interest-Only, ARD	1	53,150,000	7.8
Interest-Only, Amortizing Balloon	2	40,850,000	6.0
Amortizing Balloon	1	12,210,690	1.8
Total	25	$679,260,690	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	3	$109,900,000	16.2%
5	6	114,700,000	16.9
6	15	401,510,690	59.1
10	1	53,150,000	7.8
Total	25	$679,260,690	100.0%

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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	25	$679,260,690	100.0%
Total	25	$679,260,690	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the One & Two Commerce Square Mortgage Loan (1.8%), the related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loan

One (1) Mortgage Loan secured by the CX – 250 Water Street Mortgaged Property (7.8%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the CX – 250 Water Street Mortgage Loan (7.8%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess

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cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the CX – 250 Water Street Mortgage Loan (7.8%), the related Revised Rate is the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%.

One (1) of the ARD Loans (7.8%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

The ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

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Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Eleven (11) Mortgage Loans (collectively, 42.4%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Six (6) Mortgage Loans (collectively, 36.9%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Four (4) Mortgage Loans (collectively, 14.8%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (collectively, 5.0%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related

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Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (0.9%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	2.9%
4	7	24.3
5	1	1.3
6	3	14.1
7	13	57.4
Total	25	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the

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related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of twenty (20) Mortgage Loans (the “Defeasance Loans”) (collectively, 84.3%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

With respect to the Triple Net Portfolio Mortgage Loan (2.9%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2B LLC signed the REMIC declaration effective as of, and with a startup date of, July 28, 2023, and a Defeasance Option is permitted to be exercised beginning after July 28, 2025 (which is the second anniversary of the startup date of the Triple Net Portfolio Loan REMIC).

With respect to the Art Ovation Hotel Mortgage Loan (2.9%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2A LLC signed the REMIC declaration effective as of, and with a startup date of, July 14, 2023, and a Defeasance Option is permitted to be exercised beginning after July 14, 2025 (which is the second anniversary of the startup date of the Art Ovation Hotel Loan REMIC).

With respect to the Centene Mortgage Loan (2.3%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2A LLC signed the REMIC declaration effective as of, and with a startup date of, August 17, 2022, and a Defeasance Option is permitted to be exercised beginning after May 4, 2024 (which is before the second anniversary of the startup date of the Centene Loan REMIC, as described below).

With respect to the 500 Delaware Mortgage Loan (2.2%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2A LLC signed the REMIC declaration effective as of, and with a startup date of, April 7, 2023, and a Defeasance Option is permitted to be exercised beginning after April 7, 2025 (which is the second anniversary of the startup date of the 500 Delaware Loan REMIC).

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With respect to the TOTAL Plaza Mortgage Loan (1.8%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2A LLC signed the REMIC declaration effective as of, and with a startup date of, April 5, 2023, and a Defeasance Option is permitted to be exercised beginning after April 5, 2025 (which is the second anniversary of the startup date of the TOTAL Plaza Loan REMIC).

With respect to the 1516 Motor Parkway Mortgage Loan (1.3%), which is a Defeasance Loan, 3650 REIT Warehouse Facility Entity 2A LLC signed the REMIC declaration effective as of, and with a startup date of, November 1, 2022, and a Defeasance Option is permitted to be exercised beginning after November 10, 2024 (which is after the second anniversary of the startup date of the 1516 Motor Parkway Loan REMIC).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Centene Mortgage Loan (2.3%) allows the related borrower to defease the Mortgage Loan after an initial period that is less than two years following the date of initial issuance of the Certificates (the “Early Defeasance Loan”). In the event that the master servicer or the special servicer receives notice that the related borrower under the Early Defeasance Loan intends to defease the related Mortgage Loan prior to the second anniversary of the Closing Date, the master servicer or the special servicer, as applicable, is required to promptly notify the trustee, the certificate administrator, the directing certificateholder and the related mortgage loan seller of such borrower’s intention, and the related

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mortgage loan seller, 3650 REIT, will be required to, not less than two days prior to the date scheduled for such defeasance, repurchase the Early Defeasance Loan from the issuing entity at a price generally equal to the outstanding principal balance and accrued and unpaid interest (other than default interest) and all outstanding Servicing Advances and interest on Advances accrued with respect to such Mortgage Loan. In connection with such repurchase, (1) the special servicer is required to effect a “qualified liquidation” of the Centene Loan REMIC within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee and (2) 3650 REIT will be required to obtain (at its expense) and deliver to the master servicer and the trustee an opinion of counsel to the effect that such repurchase will not result in an adverse REMIC event under the PSA. In the event 3650 REIT fails to purchase the related Mortgage Loan as required, the special servicer will be required to sell such Mortgage Loan from the issuing entity at the highest available price and is required to effect a “qualified liquidation” of the Centene Loan REMIC within the meaning of Section 860F(a)(4) of the Code by preparing a plan of liquidation on behalf of and for execution by the trustee, as soon as reasonably practicable and, in any event, prior to the date of such early defeasance, and, in such event, the special servicer will be entitled to a liquidation fee. The related MLPA will require 3650 REIT to indemnify the issuing entity for any amount by which the Purchase Price exceeds the proceeds received by the issuing entity, including all expenses and fees incurred by the issuing entity, with respect to such sale and liquidation of such Mortgage Loan.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (9.6%), at any time after (x) the date that is the earlier of (a) May 24, 2026 and (b) two years after the closing date of the securitization that includes the last promissory note to be securitized (with respect to a partial defeasance) or (y) the payment date occurring in June 2024 (with respect to a partial prepayment), the Mortgage Loan documents permit the borrowers to obtain the release of any one or more individual Mortgaged Property provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount equal to or greater than 115% of the allocated loan amount for the individual Mortgaged Property to be released (the “Adjusted Release Amount”), or (y) prepay the Mortgage Loan in an amount equal to the Adjusted Release Amount, together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the debt service coverage ratio with respect to the remaining individual Mortgaged Properties is no less than the greater of (1) 1.69x and (2) the debt service coverage ratio immediately prior to such release, and (y) the debt yield (as calculated under the Mortgage Loan documents) with respect to the remaining individual Mortgaged Properties is no less than the greater of (1) 11.94% or (2) the debt yield immediately prior to such release, and (iii) the borrowers satisfy customary REMIC requirements.

●	With respect to the RTL Retail Portfolio Mortgage Loan (9.2%), at any time after (x) the date that is the earlier of (a) August 30, 2026 and (b) two years after the closing date of the securitization that includes the last promissory note to be securitized (with respect to a partial defeasance) or (y) the payment date occurring in September 2024 (with respect to a partial prepayment), the Mortgage Loan documents permit the borrowers to obtain the release of any one or more individual Mortgaged Properties (each such property, a “RTL Retail Portfolio Release Property”) provided that, among other conditions, (i) the borrowers either (x) defease the Mortgage Loan in an amount at least equal to 115% of the allocated loan amount for the RTL Retail Portfolio Release Property (the “RTL Retail Portfolio Adjusted Release Amount”), or (y) prepay the Mortgage Loan in an amount equal to the RTL Retail Portfolio Adjusted Release Amount, together with any applicable yield maintenance premium, (ii) after giving effect to the release, (x) if, as of the date of the release, 70% or more of the aggregate rentable square footage of such RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the greater of (A) 2.01x or 13.11%, respectively, and (B) the debt service coverage ratio or debt yield, as applicable, immediately prior to release or (y) if, as of the date of the release, less than 70% of the aggregate rentable square footage of such
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RTL Retail Portfolio Release Property is occupied by tenants, then the debt service coverage ratio and debt yield must be no less than the debt service coverage ratio or debt yield, as applicable, immediately prior to release, provided, however, that the borrower may satisfy the debt yield and debt service coverage ratio requirements in clause (ii) by prepaying the related Mortgage Loan (in accordance with prepayment provisions in the related Mortgage Loan documents) in an amount such that the required tests are satisfied and (iii) the customary REMIC requirements are satisfied.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), the Mortgage Loan documents permit the borrowers to obtain the release of a designated unimproved area at the Sherwood Mortgaged Property (the “Designated Parcel”) provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in an amount equal to the greater of (x) 100% of the appraised value of the Designated Parcel at the time of the release, and (y) 100% of the net sale proceeds of the Designated Parcel, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt yield and the debt service coverage ratio are greater than or equal to, and the loan to value ratio is less than or equal to, (x) 9.96%, 1.25x and 65.7%, respectively, and (y) such ratios immediately prior to such release (such ratios as reasonably calculated by the lender) and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the Rhino Retail Portfolio 2 Mortgage Loan (8.1%), at any time after August 6, 2025, the Mortgage Loan documents permit the borrowers to obtain the release of the Port Orchard Mortgaged Property, the Grafton Mortgaged Property or the Fallon Mortgaged Property provided that, among other conditions, (i) the borrowers prepay the Mortgage Loan in amount equal to the greater of (x) 115% of the allocated loan amount for such Mortgaged Property or (y) 100% of the net sales proceeds of such Mortgaged Property, (ii) after giving effect to the release, (a) the debt service coverage ratio for the remaining Mortgaged Properties is at least equal to the greater of (x) 1.25x and (y) the debt service coverage ratio immediately prior to release; (b) the loan to value ratio for the remaining Mortgaged Properties is no greater than the lesser of (x) 65.7% and (y) the loan to value ratio immediately prior to release; and (c) the debt yield for the remaining Mortgaged Properties is at least equal to the greater of (x) 9.96% and (y) the debt yield immediately prior to release, and (iii) the borrowers satisfy customary REMIC requirements.
●	With respect to the La Habra Marketplace Mortgage Loan (5.2%), at any time after the later to occur of (i) December 3, 2024 and (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note that is a part of the related Whole Loan to be securitized, the Mortgage Loan documents permit the borrower to obtain the release of the portion of the Mortgaged Property occupied by Regal Entertainment Group (the “Regal Entertainment Release Parcel”), provided that, among other conditions, (i) certain events have occurred in relation to Regal Entertainment Group such as, among other things, (x) the lender providing its written consent to the surrender, cancellation or termination of the Regal Entertainment Group lease (which consent subject to the lender’s reasonable discretion, not to be unreasonably withheld, conditioned or delayed), (y) Regal Entertainment Group discontinuing its business or vacating its space (or giving notice of an intent to do so) or (z) the Regal Entertainment Group lease being rejected in connection with an insolvency or bankruptcy action, (ii) the borrower prepays the Mortgage Loan in an amount equal to the greater of (x) an amount that, after giving effect to such release, would result in the debt yield for the remaining Mortgaged Property being no less than the greater of (1) the debt yield immediately preceding such release and (2) 8.2% and (y) an amount that, after giving effect to such release, would result in the loan-to-value ratio for the remaining Mortgaged Property being no more than the lesser of (1) the loan-to-value ratio immediately preceding such release (inclusive of the Regal Entertainment Release Parcel) and (2) 65% (the “Regal Entertainment Release Amount”), in each instance together with any applicable yield maintenance premium, and (iii) the borrower satisfies customary REMIC
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requirements. Notwithstanding anything to the contrary in the foregoing, the Mortgage Loan documents permit the special servicer of the securitization in which the lead note is included to waive the requirement for the payment of any yield maintenance premium in connection with the release of the Regal Entertainment Release Parcel. In the event of such a waiver, the Regal Entertainment Release Amount may be no less than $5,000,000 or greater than $9,000,000. Cineworld Group plc, the parent company of Regal Entertainment Group, reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court for the Southern District of Texas. Cineworld Group plc reportedly emerged from Chapter 11 bankruptcy on July 31, 2023. See “Description of the Mortgage Pool— Mortgage Pool Characteristics —Property Types—Retail Properties”.

●	With respect to the Novolex Portfolio Mortgage Loan (3.7%), the borrower may obtain the release of any Lease Sweep Defaulted Property (as defined below), Defaulted Individual Property (as defined below) and/or (subject to the lender’s prior written consent) Divisional Sale Property upon satisfaction of the following conditions, among others: (i) either defeasance (if the release is on or after the defeasance lockout expiration date) or prepayment of a release amount equal to 110% of the allocated loan amount of such Mortgaged Property, together with, in the case of a prepayment, payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, (ii) the sale of such Mortgaged Property is (x) related to a default by the tenant under a Lease Sweep Lease, which default relates solely to the Mortgaged Property being released (the “Lease Sweep Defaulted Property”) and after giving effect to the applicable release, no default will be ongoing with respect to any Lease Sweep Lease which demises any portion of the remaining Mortgaged Properties (in which case, said sale may be either to a third party or to an affiliate of the borrower) or (y) pursuant to an arm’s-length agreement to a bona fide third party or (z) with respect to release of a Divisional Sale Property, a Divisional Sale has occurred and all Divisional Sale Properties are being released in connection therewith, (iii) the debt service coverage ratio of the remaining Mortgaged Properties after such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.81x, (iv) the loan-to-value ratio of the remaining Mortgaged Properties after such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 60.3%, (v) the Mortgaged Property being released is removed from the Novolex Lease, (vi) no event of default exists, except in connection with the release of a Defaulted Individual Property as to which the Defaulted Individual Property Conditions (as defined below) are satisfied, (vii) satisfaction of REMIC related conditions and (viii) with respect to a release of either (but not both) Mortgaged Properties located in Indiana, which are adjacent to each other, the released Mortgaged Property is legally subdivided and on a separate tax lot from the other Indiana Mortgaged Property, and satisfaction of conditions related to the remaining Indiana Mortgaged Property’s compliance with zoning and the execution of easements allowing for the continued use of any shared facilities, access or parking. “Defaulted Individual Property Conditions” will be deemed to exist with respect to an individual Mortgaged Property securing the Novolex Portfolio Mortgage Loan (the “Defaulted Individual Property”) to the extent that: (i) an event of default exists with respect to said individual Mortgaged Property that relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual Mortgaged Property; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default; (iv) the borrower has been unable to effect a cure of such default; (v) after giving effect to a defeasance or prepayment in connection with the release of such Mortgaged Property no event of default or material default will thereafter be continuing and (vi) after the release of such Mortgaged Property, the borrower will not be subject to any material contingent liabilities relating to such Mortgaged Property. “Divisional Sale Property” means any Novolex Portfolio Mortgaged Property subject to a Divisional Sale. “Lease Sweep Lease” means (i) the Novolex Lease, (ii) any Separate Lease created pursuant to a Divisional Sale, provided that the Mortgaged Properties subject to such separate lease comprise 15% or more of the aggregate base rent under all leases at the Mortgaged Properties, and (iii) any replacement lease covering the lesser of (A) five or more individual Mortgaged Properties or
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(B) one or more Mortgaged Properties that, in the aggregate, exceed 15% of the base rent of the Mortgaged Properties.

●	With respect to the Triple Net Portfolio Mortgage Loan (2.9%), the Mortgage Loan documents permit the borrower to obtain the release of the 13210 Kingston Avenue Mortgaged Property in the event the sole tenant at such Mortgaged Property, Messer, exercises its right to purchase such Mortgaged Property as described under “—Purchase Options and Rights of First Refusal”, provided that, among other conditions, (i) the borrower prepays the Mortgage Loan in an amount equal to or in excess of the greater of (x) the allocated loan amount for the 13210 Kingston Avenue Mortgaged Property or (y) the net sales proceeds from the sale of the 13210 Kingston Avenue Mortgaged Property, together with any applicable yield maintenance premium and (ii) satisfaction of customary REMIC requirements. The allocated loan amount for the 13210 Kingston Avenue Mortgaged Property is $989,079.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twelve (12) Mortgage Loans (collectively, 59.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Seven (7) Mortgage Loans (collectively, 35.2%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nine (9) Mortgage Loans (collectively, 28.7%) are secured in whole or in part by retail, office and industrial properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Eleven (11) Mortgage Loans (collectively, 42.1%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Three (3) Mortgage Loans (collectively, 13.8%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The Soho Beach House Miami Mortgage Loan (4.4%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

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With respect to the One & Two Commerce Square Mortgage Loan (1.8%), the related borrower provided lender with a letter of credit in the amount of $25,000,000 in lieu of an upfront cash deposit into the general tenant improvements/leasing commissions reserve.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	16	$440,260,690	64.8%
Soft/Springing Cash Management	2	90,000,000	13.2
Hard/In Place Cash Management	2	80,000,000	11.8
Springing Cash Management	5	69,000,000	10.2
Total:	25	$679,260,690	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account
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controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

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Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—3650 Real Estate Investment Trust 2 LLC—3650 REIT’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership

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interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
11 West 42nd Street	$15,000,000	2.2%	$ 56,000,000	$ 259,000,000	N/A	$ 330,000,000	8.55321%(2)	49.4%	59.5%	1.39x	1.00x
Back Bay Office	$12,500,000	1.8%	$ 40,000,000	$ 462,500,000	$ 65,000,000	$ 580,000,000	6.77509%(3)	33.7%	41.1%	2.55x	1.94x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.
(2)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate for the 11 West 42nd Street Mortgage Loan is 8.55321212121212%.
(3)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate for the Back Bay Office Mortgage Loan is 6.77508620689655%.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally

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excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Rhino Retail Portfolio 2	$ 55,000,000	N/A	65.7%	1.25x	9.96%	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), the related Mortgaged Property is encumbered by an existing Property-Assessed Clean Energy (“PACE”) loan with a 10-year term to the related borrower in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority pursuant to that certain Agreement to Pay Assessment and Finance Improvements dated April 20, 2015. As of the related Mortgage Loan origination date, the amount outstanding on such PACE loan including all interest and administrative expenses was $866,043.38 and the annual debt service under the existing PACE loan is approximately $312,351. Such debt service is included as an assessment on the Mortgaged Property’s real estate tax bills.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.2%), subject to the related lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, the related borrower is permitted to enter into an additional PACE loan for an amount not to exceed $5,000,000.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (2.6%), the related Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the borrower to secure a corporate or parent level credit facility from one or more financial institutions, provided the pledge relates to multiple underlying real estate assets.
●	With respect to the 11 West 42nd Street Mortgage Loan (2.2%), the related Mortgage Loan documents permit the borrower to enter into a single PACE loan (or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of (among other things) increasing energy efficiency and increasing the use of renewable energy) in an amount not to exceed $10,000,000, subject to the lender’s written approval of the terms and structure and subject to the delivery of a rating agency confirmation.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

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Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Healthcare Trust MOB Portfolio, the Fashion Valley Mall, the RTL Retail Portfolio, the Cipriani NYC Portfolio, the Rhino Retail Portfolio 2, the CX - 250 Water Street, the La Habra Marketplace, the Soho Beach House Miami, the Novolex Portfolio, the Triple Net Portfolio, the Art Ovation Hotel, the Great Lakes Crossing Outlets, the Centene, the 11 West 42nd Street, the 500 Delaware, the Back Bay Office, the One & Two Commerce Square, the TOTAL Plaza, the Seagate Campus and the 1516 Motor Parkway Mortgage Loans are each part of a Whole Loan consisting of such Mortgage Loans and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any of the Non-Serviced A/B Whole Loans.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Back Bay Office Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the certificate administrator under the Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the custodian under the Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the directing certificateholder (or equivalent) under the Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the master servicer under the Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

229

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) the Servicing Shift Whole Loan on and after the Servicing Shift Date, the Servicing Shift PSA.

“Non-Serviced Servicing Shift Whole Loan” means the Fashion Valley Mall Whole Loan and the CX – 250 Water Street Whole Loan.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the special servicer under the Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the trustee under the Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans, (ii) the Non-Serviced A/B Whole Loan and (iii) on and after the Servicing Shift Date, the Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

230

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to the Servicing Shift Whole Loan, on and after the Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan or any Non-Serviced Servicing Shift Whole Loan, the date on which the related lead servicing note is securitized.

“Servicing Shift Whole Loan” means the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

231

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Healthcare Trust MOB Portfolio	Non-Serviced	Note A-1	Control	$40,000,000	BBCMS 2023-C20
		Note A-2	Non-Control	$30,000,000	BBCMS 2023-C21
		Note A-3	Non-Control	$20,000,000	BBCMS 2023-C21
		Note A-4	Non-Control	$10,000,000	BBCMS 2023-C21
		Note A-5	Non-Control	$5,000,000	BBCMS 2023-C21
		Note A-6	Non-Control	$3,000,000	BBCMS 2023-C20
		Note A-7	Non-Control	$20,600,000	Societe Generale Financial Corporation
		Note A-8	Non-Control	$18,500,000	BBCMS 2023-C20
		Note A-9	Non-Control	$9,100,000	Societe Generale Financial Corporation
		Note A-10	Non-Control	$6,400,000	Societe Generale Financial Corporation
		Note A-11	Non-Control	$5,400,000	Societe Generale Financial Corporation
		Note A-12	Non-Control	$40,000,000	BMO 2023-C6
		Note A-13	Non-Control	$20,000,000	BMO 2023-C6
		Note A-14	Non-Control	$12,000,000	KeyBank National Association

Fashion Valley Mall(2)	Non-Serviced	Note A-1-1	Control	$60,000,000	Bank of America, National Association
		Note A-1-2	Non-Control	$55,000,000	BANK 2023-BNK46
		Note A-1-3	Non-Control	$25,000,000	BBCMS 2023-C20
		Note A-1-4	Non-Control	$10,000,000	Bank of America, National Association
		Note A-2-1-1	Non-Control	$30,000,000	Benchmark 2023-B39
		Note A-2-1-2	Non-Control	$5,000,000	BANK 2023-BNK46
		Note A-2-2	Non-Control	$30,000,000	Benchmark 2023-B39
		Note A-2-3	Non-Control	$25,000,000	Benchmark 2023-B39
		Note A-2-4	Non-Control	$10,000,000	BANK 2023-BNK46
		Note A-3-1	Non-Control	$22,500,000	BMO 2023-C6
		Note A-3-2	Non-Control	$20,000,000	Bank of Montreal
		Note A-3-3	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-3-4	Non-Control	$15,000,000	BMO 2023-C6
		Note A-3-5	Non-Control	$12,500,000	BMO 2023-C6
		Note A-3-6	Non-Control	$12,500,000	BBCMS 2023-C21
		Note A-4-1	Non-Control	$35,000,000	BBCMS 2023-C21
		Note A-4-2	Non-Control	$25,000,000	BBCMS 2023-C20
		Note A-4-3	Non-Control	$15,000,000	BBCMS 2023-C20
		Note A-4-4	Non-Control	$10,000,000	BBCMS 2023-C21
		Note A-4-5	Non-Control	$10,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4-6	Non-Control	$5,000,000	BBCMS 2023-C21

232

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
RTL Retail Portfolio	Servicing Shift	Note A-1	Control	$28,500,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-2	Non-Control	$32,500,000	BBCMS 2023-C21
		Note A-3	Non-Control	$30,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4	Non-Control	$20,000,000	Societe Generale Financial Corporation
		Note A-5	Non-Control	$13,800,000	Societe Generale Financial Corporation
		Note A-6	Non-Control	$12,500,000	Societe Generale Financial Corporation
		Note A-7	Non-Control	$10,033,333	Societe Generale Financial Corporation
		Note A-8	Non-Control	$7,000,000	Bank of Montreal
		Note A-9	Non-Control	$30,000,000	BBCMS 2023-C21
		Note A-10	Non-Control	$14,000,000	Bank of Montreal
		Note A-11	Non-Control	$5,333,334	Bank of Montreal
		Note A-12	Non-Control	$15,000,000	KeyBank National Association
		Note A-13	Non-Control	$11,000,000	KeyBank National Association
		Note A-14	Non-Control	$10,000,000	KeyBank National Association
		Note A-15	Non-Control	$8,000,000	KeyBank National Association
		Note A-16	Non-Control	$7,333,333	KeyBank National Association
		Note A-17	Non-Control	$5,000,000	KeyBank National Association

Cipriani NYC Portfolio	Serviced	Note A-1	Control	$60,000,000	BBCMS 2023-C21
		Note A-2	Non-Control	$20,000,000	BANK5 2023-5YR3(3)
		Note A-3	Non-Control	$10,000,000	BANK5 2023-5YR3(3)

Rhino Retail Portfolio 2	Serviced	Note A-1	Control	$30,000,000	BBCMS 2023-C21
		Note A-2	Non-Control	$25,000,000	BBCMS 2023-C21
		Note A-3	Non-Control	$20,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4	Non-Control	$15,500,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-5	Non-Control	$30,000,000	Bank of America, National Association
		Note A-6	Non-Control	$10,000,000	Bank of America, National Association

233

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
CX – 250 Water Street(4)	Non-Serviced	Note A-1	Control	$56,250,000	Bank of America, National Association
		Note A-2	Non-Control	$53,125,000	BBCMS 2023-C20
		Note A-3	Non-Control	$50,000,000	Bank of America, National Association
		Note A-4	Non-Control	$34,375,000	BANK 2023-BNK45
		Note A-5	Non-Control	$45,000,000	BANK 2023-BNK46
		Note A-6	Non-Control	$6,250,000	BBCMS 2023-C20
		Note A-7	Non-Control	$5,000,000	Bank of America, National Association
		Note A-8	Non-Control	$15,750,000	BBCMS 2023-C20
		Note A-9-1	Non-Control	$27,000,000	BANK 2023-BNK46
		Note A-9-2	Non-Control	$6,750,000	BMO 2023-C6
		Note A-10	Non-Control	$31,875,000	MSWF 2023-1
		Note A-11	Non-Control	$30,000,000	MSWF 2023-1
		Note A-12	Non-Control	$20,625,000	BANK 2023-BNK45
		Note A-13	Non-Control	$28,125,000	BMO 2023-C6
		Note A-14	Non-Control	$3,750,000	MSWF 2023-1
		Note A-15	Non-Control	$1,875,000	BMO 2023-C6
		Note A-16	Non-Control	$9,450,000	BMO 2023-C6
		Note A-17	Non-Control	$30,000,000	Benchmark 2023-B38
		Note A-18	Non-Control	$23,150,000	Benchmark 2023-B38
		Note A-19	Non-Control	$25,000,000	BBCMS 2023-C21
		Note A-20	Non-Control	$28,150,000	BBCMS 2023-C21

La Habra Marketplace	Serviced	Note A-1-A	Non-Control	$10,000,000	BMO 2022-C3
		Note A-1-B	Control	$20,000,000	BBCMS 2023-C21
		Note A-2-A	Non-Control	$7,650,000	3650 REIT or an affiliate
		Note A-2-B	Non-Control	$10,000,000	BMO 2022-C3
		Note A-2-C	Non-Control	$15,000,000	BMO 2023-C5
		Note A-3-A	Non-Control	$5,000,000	3650 REIT or an affiliate
		Note A-3-B	Non-Control	$12,350,000	3650 REIT or an affiliate
		Note A-3-C	Non-Control	$15,000,000	BBCMS 2023-C21

Soho Beach House Miami	Non-Serviced	Note A-1	Non-Control	$35,000,000	BANK 2023-BNK46
		Note A-2	Control	$24,500,000	Benchmark 2023-B39
		Note A-3-1	Non-Control	$8,900,000	Benchmark 2023-B39
		Note A-3-2	Non-Control	$11,100,000	BANK 2023-BNK46
		Note A-4	Non-Control	$14,000,000	BANK 2023-BNK46
		Note A-5-1	Non-Control	$16,600,000	Benchmark 2023-B39
		Note A-5-2	Non-Control	$4,900,000	BBCMS 2023-C21
		Note A-6	Non-Control	$15,000,000	BBCMS 2023-C21
		Note A-7	Non-Control	$10,000,000	BBCMS 2023-C21

234

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Novolex Portfolio	Non-Serviced	Note A-1	Control	$30,000,000	Benchmark 2023-B39
		Note A-2	Non-Control	$25,000,000	BBCMS 2023-C21
		Note A-3	Non-Control	$15,000,000	Benchmark 2023-B39
		Note A-4	Non-Control	$10,000,000	Benchmark 2023-B39
		Note A-5	Non-Control	$7,500,000	Benchmark 2023-B39
		Note A-6	Non-Control	$27,000,000	Benchmark 2023-B39
		Note A-7	Non-Control	$10,500,000	BMO 2023-C6

Triple Net Portfolio	Non-Serviced	Note A-1	Non-Control	$20,000,000	BBCMS 2023-C21
		Note A-2	Control	$38,500,000	3650R 2022-PF2
		Note A-3	Non-Control	$15,000,000	3650R 2022-PF2
		Note A-4	Non-Control	$10,000,000	BMO 2023-C4
		Note A-5	Non-Control	$10,000,000	BMO 2023-C4

Art Ovation Hotel	Non-Serviced	Note A-1	Non-Control	$10,000,000	BMO 2022-C3
		Note A-2	Non-Control	$7,500,000	3650R 2022-PF2
		Note A-3	Control	$20,000,000	3650R 2022-PF2
		Note A-4	Non-Control	$20,000,000	BBCMS 2023-C21

Great Lakes Crossing Outlets	Non-Serviced	Note A-1-1	Control	$27,500,000	Benchmark 2023-B38
		Note A-1-2	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-1-3	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-1-4	Non-Control	$17,500,000	BBCMS 2023-C21
		Note A-2-1-A	Non-Control	$12,500,000	BMO 2023-C5
		Note A-2-1-B	Non-Control	$7,500,000	Benchmark 2023-B38
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2023-B38
		Note A-2-3	Non-Control	$15,000,000	BMO 2023-C5
		Note A-3-1	Non-Control	$25,750,000	BMO 2023-C4
		Note A-3-2	Non-Control	$14,250,000	BBCMS 2023-C20
		Note A-3-3	Non-Control	$10,000,000	BMO 2023-C5

Centene	Non-Serviced	Note A-1	Control	$15,600,000	3650R 2021-PF1
		Note A-2	Non-Control	$15,600,000	BBCMS 2023-C21
		Note A-3	Non-Control	$15,600,000	3650 REIT or an affiliate

235

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
11 West 42nd Street	Non-Serviced	Note A-1-1	Control	$30,000,000	BANK5 2023-5YR3(3)
		Note A-1-2	Non-Control	$25,000,000	BANK5 2023-5YR3(3)
		Note A-1-3	Non-Control	$20,000,000	BANK5 2023-5YR3(3)
		Note A-1-4	Non-Control	$11,333,334	Bank of America, National Association
		Note A-1-5	Non-Control	$5,000,000	Bank of America, National Association
		Note A-2-1	Non-Control	$6,333,333	UBS AG, New York Branch
		Note A-2-2	Non-Control	$20,000,000	BMO 2023-C6
		Note A-2-3	Non-Control	$10,000,000	BBCMS 2023-C21
		Note A-2-4	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-2-5	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-2-6	Non-Control	$10,000,000	UBS AG, New York Branch
		Note A-2-7	Non-Control	$5,000,000	BBCMS 2023-C21
		Note A-2-8	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-2-9	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-2-10	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-2-11	Non-Control	$5,000,000	UBS AG, New York Branch
		Note A-3-1	Non-Control	$25,000,000	BMO 2023-5C1
		Note A-3-2	Non-Control	$27,500,000	BMO 2023-5C1
		Note A-3-3	Non-Control	$10,000,000	BMO 2023-5C1
		Note A-3-4	Non-Control	$7,500,000	Bank of Montreal
		Note A-3-5	Non-Control	$5,000,000	BMO 2023-C6
		Note A-3-6	Non-Control	$5,000,000	Bank of Montreal
		Note A-3-7	Non-Control	$5,666,667	LMF Commercial, LLC
		Note A-3-8	Non-Control	$5,666,666	Bank of Montreal

500 Delaware	Non-Serviced	Note A-1	Non-Control	$25,000,000	3650 REIT or an affiliate
		Note A-2	Control	$20,000,000	3650R 2022-PF2
		Note A-3	Non-Control	$15,000,000	BBCMS 2023-C21
		Note A-4	Non-Control	$15,000,000	3650 REIT or an affiliate
		Note A-5	Non-Control	$10,000,000	3650 REIT or an affiliate

236

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Back Bay Office	Non-Serviced	Note A-1	Non-Control(5)	$137,500,000	New York Life Insurance Company
		Note A-2	Non-Control(5)	$100,000,000	Teachers Insurance and Annuity Associations of America
		Note A-3	Non-Control	$22,500,000	Benchmark 2023-V3
		Note A-4-1	Non-Control(5)	$30,000,000	Benchmark 2023-B39
		Note A-4-2	Non-Control	$25,000,000	BMO 2023-C6
		Note A-4-3	Non-Control	$5,000,000	Benchmark 2023-V3
		Note A-5-1	Non-Control	$17,500,000	BMO 2023-5C1
		Note A-5-2	Non-Control	$12,500,000	BBCMS 2023-C21
		Note A-6	Non-Control	$50,000,000	BANK5 2023-5YR2
		Note A-7-A	Non-Control	$15,000,000	BANK 2023-5YR3(3)
		Note A-7-B	Non-Control	$10,000,000	BANK5 2023-5YR2
		Note A-8-1	Non-Control	$20,000,000	Benchmark 2023-B39
		Note A-8-2-A	Non-Control	$17,500,000	Benchmark 2023-V3
		Note A-8-2-B	Non-Control	$2,500,000	BMO 2023-5C1
		Note A-8-3	Non-Control	$10,000,000	BMO 2023-5C1
		Note B-1	Control(5)	$39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
		Note B-2	Non-Control	$26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC

One & Two Commerce Square	Non-Serviced	Note A-1	Control	$30,833,333.34	BANK 2023-BNK46
		Note A-2	Non-Control	$20,000,000.00	BBCMS 2023-C20
		Note A-3	Non-Control	$12,500,000.00	BANK5 2023-5YR2
		Note A-4	Non-Control	$10,000,000.00	BBCMS 2023-C20
		Note A-5	Non-Control	$30,000,000.00	BBCMS 2023-C20
		Note A-6	Non-Control	$22,500,000.00	Benchmark 2023-V3
		Note A-7	Non-Control	$12,500,000.00	BBCMS 2023-C21
		Note A-8	Non-Control	$8,333,333.33	Barclays Capital Real Estate Inc. or an affiliate
		Note A-9	Non-Control	$30,000,000.00	Benchmark 2023-B39
		Note A-10-1	Non-Control	$12,500,000.00	BANK5 2023-5YR2
		Note A-10-2	Non-Control	$12,500,000.00	JPMorgan Chase Bank, National Association
		Note A-11	Non-Control	$10,000,000.00	JPMorgan Chase Bank, National Association
		Note A-12	Non-Control	$8,333,333.33	BANK 2023-BNK46

TOTAL Plaza(6)	Non-Serviced	Note A-1	Control	$22,500,000	3650R 2022-PF2
		Note A-2	Non-Control	$12,500,000	BBCMS 2023-C21
		Note A-3	Non-Control	$15,000,000	Column Financial, Inc.
		Note A-4	Non-Control	$15,000,000	Column Financial, Inc.
		Note A-5	Non-Control	$10,000,000	Column Financial, Inc.
		Note A-6	Non-Control	$10,000,000	Column Financial, Inc.
		Note A-7	Non-Control	$5,000,000	Column Financial, Inc.

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Seagate Campus	Non-Serviced	Note A-1	Control	$50,000,000	Benchmark 2023-B39
		Note A-2	Non-Control	$20,000,000	Benchmark 2023-B39
		Note A-3	Non-Control	$16,000,000	Benchmark 2023-B39
		Note A-4	Non-Control	$20,000,000	BBCMS 2023-C20
		Note A-5-1	Non-Control	$12,000,000	BBCMS 2023-C20
		Note A-5-2	Non-Control	$11,000,000	BBCMS 2023-C21
		Note A-6	Non-Control	$43,000,000	BANK 2023-BNK46

1516 Motor Parkway	Serviced	Note A-1	Control	$9,100,000	BBCMS 2023-C21
		Note A-2	Non-Control	$9,100,000	3650 REIT or an affiliate

(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan”.
(2)	The Fashion Valley Mall Whole Loan will be initially serviced under the BBCMS 2023-C20 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the Fashion Valley Mall Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(3)	The BANK5 2023-5YR3 securitization is expected to close on September 28, 2023.
(4)	The CX – 250 Water Street Whole Loan will be initially serviced under the BANK 2023-BNK45 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the CX – 250 Water Street Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(5)	With respect to the Back Bay Office Whole Loan, the initial Control Note is Note B-1. During the continuance of certain control appraisal periods, Note A-1, Note A-2 or Note A-4-1 will be the Control Note. Such Whole Loan is serviced under the Benchmark 2023-B39 transaction. See “—The Non-Serviced A/B Whole Loan—Back Bay Office Whole Loan” below.
(6)	With respect to the TOTAL Plaza Whole Loan, the Original Principal Balance reflects the loan amount after the $10 million paydown.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
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●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to the Servicing Shift Whole Loan prior to the Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to the Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loan

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loan), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related

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pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior

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to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with
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the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

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Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced A/B Whole Loan

The Back Bay Office Whole Loan

General

The Back Bay Office Mortgage Loan (1.8%) is part of a split loan structure (the “Back Bay Office Whole Loan”) comprised of the following promissory notes (collectively, the “Back Bay Office Notes”):

(i)                       a promissory note designated Note A-1 in the original principal amount of $137,500,000, currently held by New York Life Insurance Company;

(ii)                    a promissory note designated Note A-2 in the original principal amount of $100,000,000, currently held by Teachers Insurance and Annuity Association of America;

(iii)                 a promissory note designated Note A-3 in the original principal amount of $22,500,000, currently held by the Benchmark 2023-V3 securitization trust;

(iv)                  a promissory note designated Note A-4-1 in the original principal amount of $30,000,000, currently held by the Benchmark 2023-B39 securitization trust;

(v)                    a promissory note designated Note A-4-2 in the original principal amount of $25,000,000, currently held by the BMO 2023-C6 securitization trust;

(vi)                  a promissory note designated Note A-4-3 in the original principal amount of $5,000,000, currently held by the Benchmark 2023-V3 securitization trust;

(vii)               a promissory note designated Note A-5-1 in the original principal amount of $17,500,000, currently held by the BMO 2023-5C1 securitization trust;

(viii)            a promissory note designated Note A-5-2 in the original principal amount of $12,500,000, currently held by Deutsche Bank AG, New York Branch and which is expected to be contributed to the BBCMS 2023-C21 securitization trust;

(ix)                a promissory note designated Note A-6 in the original principal amount of $50,000,000, currently held by the BANK5 2023-5YR2 securitization trust;

(x)                   a promissory note designated Note A-7-A in the original principal amount of $15,000,000, currently held by Wells Fargo Bank, National Association and which is expected to be contributed to the BANK5 2023-5YR3 securitization trust;

(xi)                 a promissory note designated Note A-7-B in the original principal amount of $10,000,000, currently held by the BANK5 2023-5YR2 securitization trust;

(xii)              a promissory note designated Note A-8-1 in the original principal amount of $20,000,000, currently held by the Benchmark 2023-B39 securitization trust;

(xiii)            a promissory note designated Note A-8-2-A in the original principal amount of $17,500,000, currently held by the Benchmark 2023-V3 securitization trust;

(xiv)           a promissory note designated Note A-8-2-B in the original principal amount of $2,500,000, currently held by the BMO 2023-5C1 securitization trust;

(xv)              a promissory note designated Note A-8-3 in the original principal amount of $10,000,000, currently held by the BMO 2023-5C1 securitization trust;

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(xvi)           a promissory note designated Note B-1 in the original principal amount of $39,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC; and

(xvii)        a promissory note designated Note B-2 in the original principal amount of $26,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC.

The rights of the holders of the Back Bay Office Notes (the “Back Bay Office Noteholders”) are subject to a Co-Lender Agreement (the “Back Bay Office Co-Lender Agreement”). The summaries below describe certain provisions of the Back Bay Office Co-Lender Agreement.

As used in this section “The Non-Serviced A/B Whole Loan—The Back Bay Office Whole Loan”, the capitalized terms “Master Servicer”, “Special Servicer”, “Operating Advisor”, “Certificate Administrator”, “Custodian” and “Trustee” mean such respective parties under the Benchmark 2023-B39 pooling and servicing agreement (the “Benchmark 2023-B39 PSA”).

As used in this prospectus:

(i)                       The Back Bay Office Notes designated Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 are collectively referred to as the “Back Bay Office Senior Notes” and the holders thereof (including any issuing entity that holds a Back Bay Office Senior Note) are collectively referred to as the “Back Bay Office Senior Noteholders”;

(ii)                     The Back Bay Office Senior Note designated Note A-5-2 is referred to as the “Back Bay Office Mortgage Loan”, Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 are collectively referred to as the “Back Bay Office Pari Passu Companion Notes”;

(iii)                  The Back Bay Office Notes designated Note B-1 and Note B-2 are collectively referred to as the “Back Bay Office Junior Notes” and the holders thereof are referred to as the “Back Bay Office Junior Noteholders”;

(iv)                  The Back Bay Office Pari Passu Companion Notes and the Back Bay Office Junior Notes are collectively referred to as the “Back Bay Office Companion Notes” and the holders thereof are referred to as the “Back Bay Office Companion Noteholders”;

(v)                     The Back Bay Office Senior Notes accrue interest at 6.2980% per annum (the “Back Bay Office Senior Note Rate”). As used herein, the “Back Bay Office Net Senior Note Rate” means the Back Bay Office Senior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA;

(vi)                  The Back Bay Office Junior Notes accrue interest at 8.2000% per annum (the “Back Bay Office Junior Note Rate”). As used herein, the “Back Bay Office Net Junior Note Rate” means the Back Bay Office Junior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA;

(vii)                “Back Bay Office Mortgage Rate” means, as of any date of determination, the weighted average of the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate;

(viii)             “Back Bay Office Senior Note Relative Spread” means the ratio of the Back Bay Office Senior Note Rate to the Back Bay Office Mortgage Rate;

(ix)                  “Back Bay Office Junior Note Relative Spread” means the ratio of the Back Bay Office Junior Note Rate to the Back Bay Office Mortgage Rate;

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(x)                     “Back Bay Office Senior Note Default Rate” means a rate per annum equal to the Back Bay Office Senior Note Rate plus the lesser of (i) the maximum legal rate minus the Back Bay Office Senior Note Rate and (ii) 4%;

(xi)                  “Initial Back Bay Office Note Percentage Interest” means, with respect to the Back Bay Office Note with the designations set forth below, the percentage set forth next to such promissory note:

Back Bay Office Note	Initial Back Bay Office Note Percentage Interest
Note A-1	25.462962962963000%
Note A-2	18.518518518518500%
Note A-3	4.166666666666670%
Note A-4-1	5.555555555555560%
Note A-4-2	4.629629629629630%
Note A-4-3	0.9259259259259260%
Note A-5-1	3.240740740740740%
Note A-5-2	2.314814814814814%
Note A-6	9.259259259259260%
Note A-7-A	2.777777777777780%
Note A-7-B	1.851851851851850%
Note A-8-1	3.70370370370370%
Note A-8-2-A	3.240740740740740%
Note A-8-2-B	0.4629629629629630%
Note A-8-3	1.851851851851850%
Note B-1	7.222222222222220%
Note B-2	4.814814814814810%

(xii)               “Aggregate Back Bay Office Senior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Senior Notes;

(xiii)           “Aggregate Back Bay Office Junior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Junior Notes;

(xiv)            “Pro Rata and Pari Passu Basis” with respect to the Back Bay Office Whole Loan means, (i) with respect to the Back Bay Office Senior Notes and the Back Bay Office Senior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (ii) with respect to the Back Bay Office Junior Notes and the Back Bay Office Junior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount;

(xv)               “Back Bay Office Recovered Costs” means any amounts referred to in clauses (d) and/or (e) of the definition of “Defaulted Back Bay Office Senior Note Purchase Price” that, at the time of determination, had been previously paid or reimbursed to the Master Servicer or the Special

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Servicer from sources other than collections on or in respect of the Back Bay Office Whole Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Back Bay Office Whole Loan); and

(xvi)           “Defaulted Back Bay Office Senior Note Purchase Price” means, as of any date of determination, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed as described under “—Application of Payments” below: (a) the aggregate outstanding principal balance of the Back Bay Office Senior Notes, (b) accrued and unpaid interest on the aggregate outstanding principal balance of the Back Bay Office Senior Notes at the Back Bay Office Senior Note Rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Back Bay Office Whole Loan to the Back Bay Office Senior Noteholders, other than prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, provided that if a borrower party is the purchaser, the Defaulted Back Bay Office Senior Note Purchase Price will include prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, property advances payable or reimbursable to the Master Servicer and the Special Servicer, and special servicing fees incurred by or on behalf of the Back Bay Office Senior Noteholders), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on an advance made by or on behalf of the Back Bay Office Senior Noteholders, (f) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than 90 days after such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any liquidation or workout fees payable under the Benchmark 2023-B39 PSA with respect to the Back Bay Office Whole Loan; (g) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than 120 days after notice by the Master Servicer or the Special Servicer to the Back Bay Office Junior Noteholders of the servicing transfer event resulting in the Back Bay Office Whole Loan being a Specially Serviced Loan as a result of which such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any accrued and unpaid late payment charges and default interest on the Back Bay Office Senior Notes that are not held by a securitization trust; and (h) any Back Bay Office Recovered Costs not reimbursed previously to the Back Bay Office Senior Noteholders pursuant to the Back Bay Office Co-Lender Agreement. If the Back Bay Office Mortgaged Property becomes an REO Property, for purposes of determining the Defaulted Back Bay Office Senior Note Purchase Price, interest will be deemed to continue to accrue on the Back Bay Office Senior Notes at the Back Bay Office Senior Note Default Rate as if the Back Bay Office Whole Loan were not so converted. In no event will the Defaulted Back Bay Office Senior Note Purchase Price include amounts due or payable to the Back Bay Office Junior Noteholders under the Back Bay Office Co-Lender Agreement.

Servicing

The Back Bay Office Whole Loan and any related REO Property will be serviced and administered under the Benchmark 2023-B39 PSA.

In servicing the Back Bay Office Whole Loan, the Master Servicer and the Special Servicer are required to service the Back Bay Office Whole Loan in accordance with the Servicing Standard, taking into account the interests of each of the Back Bay Office Noteholders as a collective whole (it being understood that the interests of the Back Bay Office Junior Noteholders are subordinate to the interests of the Back Bay Office Senior Noteholders, subject to the terms and conditions of the Back Bay Office Co-Lender Agreement, including the rights of the Back Bay Office Controlling Noteholder).

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Custody of the Mortgage File

The originals of the mortgage loan documents for the Back Bay Office Whole Loan (other than the original promissory notes not included in the Benchmark 2023-B39 securitization) will be held by the custodian under the Benchmark 2023-B39 PSA.

Application of Payments

In general, the Back Bay Office Junior Notes and the rights of the Back Bay Office Junior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Junior Notes are at all times junior, subject and subordinate to the Back Bay Office Senior Notes and the right of the Back Bay Office Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Senior Notes as set forth in the Back Bay Office Co-Lender Agreement.

Payments Prior to a Back Bay Office Sequential Pay Event

If no Back Bay Office Sequential Pay Event (as defined below) has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Master Servicer or Special Servicer under the Benchmark 2023-B39 PSA and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Benchmark 2023-B39 PSA) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan (which “primary servicing fee rate” may not exceed 0.01% per annum) and any master servicing fees on mortgage loans other than the Back Bay Office Notes included in the Benchmark 2023-B39 securitization, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Benchmark 2023-B39 PSA); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)                       first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

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(ii)                     second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)                   third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA;

(iv)                   fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)                     fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)                  sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)               seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, remaining after giving effect to the allocations in clause (ii) above, until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)            eighth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance

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with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)                  ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)                     tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)                 eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

(xii)                twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)             thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under “—

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Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

“Back Bay Office Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Back Bay Office Whole Loan, any other event of default for which the Back Bay Office Whole Loan is actually accelerated or any other event of default which causes the Back Bay Office Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least ten (10) business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Back Bay Office Whole Loan. A Back Bay Office Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Back Bay Office Junior Noteholder(s)) and will not be deemed to exist to the extent the Back Bay Office Junior Noteholder(s) are exercising cure rights or the default that led to the occurrence of such Back Bay Office Sequential Pay Event has otherwise been cured or waived.

Payments Following a Back Bay Office Sequential Pay Event

Payments of interest and principal are required to be made to the Back Bay Office Noteholders according to the priorities described above under “—Payments Prior to a Back Bay Office Sequential Pay Event”; provided, if a Back Bay Office Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or the Special Servicer pursuant to the Benchmark 2023-B39 PSA as reimbursements on account of recoveries in respect of advances), whether received in the form of monthly payments, the balloon payment, liquidation proceeds, any proceeds from the sale or distribution of any REO Property, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Master Servicer or Special Servicer under the Benchmark 2023-B39 PSA and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Benchmark 2023-B39 PSA) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan and any master servicing fees on mortgage loans other than the Back Bay Office Notes included in the Benchmark 2023-B39 securitization, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Benchmark 2023-B39 PSA); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to

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the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)                        first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

(ii)                    second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)                  third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA;

(iv)                  fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)                     fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)                  sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)               seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory

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notes), until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)             eighth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)                  ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)                    tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)                 eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

(xii)               twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)           thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who

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was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

Application of Penalty Charges

Penalty charges allocated to the Back Bay Office Notes as described above under “—Payments Prior to a Back Bay Office Sequential Pay Event” and “—Payments Following a Back Bay Office Sequential Pay Event” are required to be applied:

(i)                       first, to reduce the penalty charges otherwise payable on each such promissory note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for advance interest accrued on any servicing advance and reimbursement of any servicing advances in accordance with the terms of the Benchmark 2023-B39 PSA (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes);

(ii)                    second, with respect to amounts allocated to any Back Bay Office Senior Note included in a securitization trust, to reduce, on a Pro Rata and Pari Passu Basis, the penalty charges otherwise payable to the holder of each such promissory note by the amount necessary to pay each master servicer and trustee with respect to each securitization trust that includes a Back Bay Office Senior Note for advance interest accrued on any monthly payment advance made with respect to such promissory note by such party (if and as specified in the related securitization servicing agreement);

(iii)                  third, to reduce, the penalty charges otherwise payable on each such promissory note by the amount necessary to pay additional trust fund expenses (including special servicing fees, unpaid workout fees and unpaid liquidation fees) incurred with respect to the Back Bay Office Whole Loan (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes based solely upon the outstanding principal balances of such Back Bay Office Senior Notes and Back Bay Office Junior Notes); and

(iv)                  finally, on a pro rata and pari passu basis based upon the outstanding principal balances of the Back Bay Office Senior Notes and the Back Bay Office Junior Notes, (i) in the case of the remaining amount of penalty charges so allocated to Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3, to pay such remaining amount to the Master Servicer and/or the Special Servicer as additional servicing compensation, and (ii) in the case of the remaining amount of penalty charges so allocated to Note A-1, Note A-2, Note B-1 and Note B-2, to pay such remaining amount to the related noteholders on a pro rata and pari passu basis based upon the outstanding principal balances of such promissory notes. Notwithstanding the foregoing, (A) any penalty charges received as part of the purchase price for the Back Bay Office Whole Loan pursuant to a purchase option of a mezzanine lender under a mezzanine intercreditor agreement will be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and to the Back Bay Office Junior Noteholders to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and (b) any penalty charges received as part of the purchase

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price for the Defaulted Mortgage Loan pursuant to the purchase option of the Back Bay Office Junior Noteholders are required to be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 (and allocated and paid between such noteholders on a pro rata and pari passu basis according to their outstanding principal balances).

Certain Express Provisions Regarding Securitization Expenses

In no event will the holder of any Back Bay Office Senior Note that is not the subject of a securitization (a “Back Bay Office Unsecuritized Senior Note”, which term at all times will include the Back Bay Office Senior Note designated Note A-1 and the Back Bay Office Senior Note designated Note A-2) be required to pay or reimburse any person or entity for, nor will any amount otherwise payable or distributable to a holder of a Back Bay Office Unsecuritized Senior Note be reduced, in whole or in part, as a result of any advance interest on monthly payment advances; any monthly payment advances that are determined to be nonrecoverable; any trustee fees, certificate administrator fees, operating advisor fees or asset representation reviewer fees, or any master servicing fees for the Back Bay Office Whole Loan in excess of the Back Bay Office Unsecuritized Senior Note’s pro rata share of that portion of master servicing fees calculated at the “primary servicing fee rate” (nor master servicing fees on unrelated mortgage loans), that are accrued, paid or payable in respect of any securitized Back Bay Office Senior Note; or any costs or expenses of the enforcement of any obligation of any person or entity to repurchase a securitized Back Bay Office Senior Note from any securitization trust; provided, however, that the provisions described in the paragraph are subject to the provisions described under “—Application of Penalty Charges” above.

Effects of Workout

If the Special Servicer in connection with a workout of the Back Bay Office Whole Loan modifies the terms thereof such that (i) the unpaid principal balance of the Back Bay Office Whole Loan is decreased, (ii) the mortgage rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on such Whole Loan are waived, reduced or deferred or (iv) any other modification, waiver or amendment (other than an increase in the mortgage rate or increase in scheduled amortization payments) is made to any of the terms of the Back Bay Office Whole Loan, all payments to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders as described above under “—Application of Payments” will be made as so described as though such workout did not occur, with the payment terms of the Back Bay Office Senior Notes remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Back Bay Office Whole Loan attributable to such workout will be borne, first, by the Back Bay Office Junior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), and then, by the Back Bay Office Senior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), in that order, in each case up to the amount otherwise due on such promissory note(s). Subject to the Benchmark 2023-B39 PSA and the Back Bay Office Co-Lender Agreement, in the case of any modification or amendment described above, the Master Servicer and the Special Servicer will have the sole authority and ability to revise the payment provisions described above under “—Application of Payments” in a manner that reflects the subordination of the Back Bay Office Junior Notes to the Back Bay Office Senior Notes, with respect to the loss that is the result of such amendment or modification, including (without limitation): (i) the ability to increase the Aggregate Back Bay Office Senior Note Percentage Interest, and to increase or reduce, as applicable, the Aggregate Back Bay Office Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate, as applicable, in order to reflect a reduction in the Back Bay Office Mortgage Rate of the Back Bay Office Whole Loan but will not be permitted to change the order of the clauses described above under “—Application of Payments”. Notwithstanding the foregoing, if any workout, modification or amendment of the Back Bay Office Whole Loan extends the original maturity date of the Back Bay Office Whole Loan, for purposes of this paragraph, the balloon

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payment will be deemed not to be due on the original maturity date of the Back Bay Office Whole Loan but will be deemed due on the extended maturity date of the Back Bay Office Whole Loan.

Consultation and Control

The Special Servicer may not take, or consent to the Master Servicer’s taking, any of the actions constituting a Back Bay Office Major Decision as to which (x) if the holder of Back Bay Office Note designated Note B-1 or the holder of the Back Bay Office Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder, such Back Bay Office Controlling Noteholder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related major decision reporting package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 business day period or 20 day period, the Back Bay Office Controlling Noteholder will be deemed to have consented to such Back Bay Office Major Decision), (y) if such Back Bay Office Major Decision also constitutes a Back Bay Office Extraordinary Major Decision (other than when the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Extraordinary Major Decisions” below or (z) that, if such Back Bay Office Major Decision also constitutes a Back Bay Office Majority Decision (other than when the holder of Note B-1 or the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Majority Decisions” below.

Furthermore, the Back Bay Office Controlling Noteholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Back Bay Office Whole Loan as such party may reasonably deem advisable or as to which provision is otherwise made in the Back Bay Office Co-Lender Agreement or in the Benchmark 2023-B39 PSA (but this will not be construed to limit the rights of other Back Bay Office Noteholders under the provisions of the Back Bay Office Co-Lender Agreement described under “—Back Bay Office Extraordinary Major Decisions” below or “—Back Bay Office Majority Decisions” below).

In addition, prior to taking, or consenting to the Master Servicer’s taking of, any Back Bay Office Major Decision, the Special Servicer will be required to consult (on a non-binding basis) with all applicable Back Bay Office Consulting Parties in connection with such Back Bay Office Major Decision with respect to the Back Bay Office Whole Loan and consider alternative actions recommended by such Back Bay Office Consulting Parties; provided that each such consultation is not binding on the Special Servicer. However, no person or entity who constitutes a Decision-Eligible Senior Noteholder with respect to a Back Bay Office Extraordinary Major Decision under the provisions described under “—Back Bay Office Extraordinary Major Decisions” below, or a Back Bay Office Majority Decision under the provisions described under “—Back Bay Office Majority Decisions” below, will also be entitled to non-binding consultation with the Special Servicer with respect to such Back Bay Office Extraordinary Major Decision or such Back Bay Office Majority Decision, as the case may be, notwithstanding that such person may otherwise then constitute a Back Bay Office Consulting Party. The period when the Special Servicer engages in non-binding consultation with any Back Bay Office Consulting Party need not extend past 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after such Back Bay Office Consulting Party’s receipt of the related major decision reporting package from the Special Servicer.

Notwithstanding any provision to the contrary, if the Special Servicer or Master Servicer (if it is otherwise authorized to take such action), as applicable, determines that immediate action, with respect to a Back Bay Office Major Decision, or any matter requiring the consent of, or consultation with, the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or the applicable Back Bay Office Consulting Parties, is necessary to protect the interests of the Back Bay Office Noteholders (as a collective whole as if the Back Bay Office Noteholders constituted a single lender (and taking into account the subordinate nature of the Back Bay Office Junior Notes)), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the responses of the Back Bay Office Controlling

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Noteholder, the Decision-Eligible Senior Noteholders or any Back Bay Office Consulting Party (or, in the case of the Master Servicer, the response of the Special Servicer).

No direction, objection, advice or consultation on the part of the Back Bay Office Controlling Noteholder, any applicable Decision-Eligible Senior Noteholder(s) or any applicable Back Bay Office Consulting Party may require or cause the Master Servicer or the Special Servicer to violate the terms of the Back Bay Office Whole Loan, any provision of any related mortgage loan documents, any mezzanine intercreditor agreement (if any mezzanine debt exists), applicable law, the Back Bay Office Co-Lender Agreement or the REMIC provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Back Bay Office Noteholder or any party to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any REMIC that holds any interest in a Back Bay Office Note to fail to qualify as a REMIC or any grantor trust that holds an interest in a Back Bay Office Note to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA.

None of the Back Bay Office Controlling Noteholder or the Back Bay Office Consulting Parties will have any liability to any other Back Bay Office Note holder, or any person who owns an interest in any such other promissory notes, for any action taken, or for refraining from the taking of any action, pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA, or for error in judgment. No Decision-Eligible Senior Noteholder will be under any liability to any other Back Bay Office Note holder (including other Decision-Eligible Senior Noteholders), or any other person, for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA, or for errors in judgment.

Notwithstanding any provision to the contrary, in no event will the ownership or holding of an interest in a Back Bay Office Senior Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof) limit the status of the holder of Note B-1 as the Back Bay Office Controlling Noteholder or the rights of the holder of Note B-1 or its noteholder representative, at any time when no Back Bay Office Control Appraisal Period is in effect and the holder of Note B-1 is not a borrower party, nor limit, at any time, the rights of the Back Bay Office Junior Noteholders in such capacity.

“Back Bay Office Control Appraisal Period” means any period with respect to the Back Bay Office Whole Loan, if and for so long as:

(a)   (1) the aggregate initial principal balance of Note B-1 and Note B-2, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation, (y) any Appraisal Reduction Amount then applicable to the Back Bay Office Whole Loan and (z) any losses realized with respect to the Mortgaged Property or the Back Bay Office Whole Loan that are allocated to the Back Bay Office Junior Notes, is less than

(b)   25% of the remainder of (i) the aggregate initial principal balance of Note B-1 and Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation;

provided, that a Back Bay Office Control Appraisal Period will not be in effect at any time when a Back Bay Office Threshold Event Cure is in effect.

No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the Benchmark 2023-B39 PSA will have force or effect

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for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Controlling Noteholder” means, as of any date of determination, (i) the holder of Note B-1, provided that (a) no Back Bay Office Control Appraisal Period has occurred and is continuing and (b) the holder of Note B-1 is not a borrower party and a borrower party would not otherwise be entitled to exercise the rights of the Back Bay Office Controlling Noteholder in respect of Note B-1; (ii) the holder of Note A-1 if (a) the holder of Note B-1 is not then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-1 is then a Control-Eligible Senior Noteholder; (iii) the holder of Note A-2 if (a) neither the holder of Note B-1 nor the holder of Note A-1 is then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-2 is then a Control-Eligible Senior Noteholder; or (iv) if none of the holder of Note B-1, the holder of Note A-1 or the holder of Note A-2 is then the Back Bay Office Controlling Noteholder, the holder of Note A-4-1 (subject to the terms of the Benchmark 2023-B39 PSA). No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the servicing agreement that constitutes the Benchmark 2023-B39 PSA will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Consulting Parties”: means, as of any date of determination, all of the following persons: (i) the Note A-1 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (ii) the Note A-2 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (iii) the Note A-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (iv) the Note A-4-1 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (v) the Note A-4-2 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vi) the Note A-4-3 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-5-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-5-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (viii) the Note A-5-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (ix) the Note A-6 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (x) the Note A-7-A holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xi) the Note A-7-B holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xii) the Note A-8-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xiii) the Note A-8-2-A holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xiv)

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the Note A-8-2-B holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xv) the Note A-8-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; and (xvi) each of the one or more other persons as may be designated in the Benchmark 2023-B39 PSA.

“Back Bay Office Major Decision” means:

(i)                      any forbearance with respect to the Back Bay Office Whole Loan or any proposed or actual foreclosure upon or comparable conversion (which may include any sale by power of sale or any acceptance of a deed in lieu of foreclosure or any acquisition of an REO Property) of the ownership of properties securing the Back Bay Office Whole Loan if it comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (including, without limitation, penalty charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of any monthly payment(s) and acceptance of discounted payoffs) of the Back Bay Office Whole Loan or any extension of the maturity date of the Back Bay Office Whole Loan;

(iii)                  any direct sale or indirect sale (such as but not limited to the sale of limited liability company interests in an entity that is the direct owner) of all or any material portion of any REO Property;

(iv)                  any determination to bring any REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property, give any lender consent under the mortgage loan documents to the borrower with respect to environmental matters or any approval of the borrower’s determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property, in each case, to the extent the lender is required to consent to, or approve, any such requirement from the borrower or the determination by the borrower under the mortgage loan documents;

(v)                     any release of collateral or any acceptance of substitute or additional collateral for the Back Bay Office Whole Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Back Bay Office Whole Loan and there is no lender discretion;

(vi)                  any waiver of or decision to not enforce a “due on sale” or “due on encumbrance” clause under the mortgage loan documents or, if lender consent is required, any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the mortgage loan documents without the consent of the lender and for which there is otherwise no lender discretion;

(vii)               any approval of property management company changes (including modifications, waivers or amendments to any management agreement or entering into or terminating a management agreement), in each case to the extent the lender is required to consent to, or approve, such changes under the mortgage loan documents;

(viii)             releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender

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discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain a release have been satisfied will be a matter of lender discretion);

(ix)                (a) any acceptance of an assumption agreement, any consent to a transfer of interests in the guarantor or the borrower that is not permitted under the mortgage loan documents, any other agreement permitting transfers of interests in a borrower or guarantor other than in accordance with the mortgage loan documents, releasing a borrower or guarantor from liability under the Back Bay Office Whole Loan, the mortgage loan documents or any guaranty other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion, and (b) any amendment or modification to the definition of “Permitted Transfer” (or analogous term in the mortgage loan documents) or other provisions in the mortgage loan agreement with respect to change of control or ownership of the Mortgaged Property, the borrower or the guarantor;

(x)                    any acceleration of the Back Bay Office Whole Loan or the exercise of any other remedy following a default or an event of default with respect to the Back Bay Office Whole Loan or any guaranty (including any delivery of a notice of default), any initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents, with respect to any guarantor, the borrower or the Mortgaged Property;

(xi)                  the determination of the Special Servicer pursuant to the definition of “Specially Serviced Loan” that a default (other than a payment default or “Acceptable Insurance Default”) exists or that an imminent event of default exists;

(xii)               any determination of an Acceptable Insurance Default; any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower; any approval of any casualty, insurance settlements or condemnation settlements, and, to the extent the lender is required to consent to, or approve, any such determination under the mortgage loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;

(xiii)             approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xiv)           any modification, waiver, amendment, renewal or termination of any “major lease” (as defined in the mortgage loan agreement) to the extent lender consent or approval is required under the mortgage loan documents, or entering into any subordination, non-disturbance and attornment agreement;

(xv)              any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the Back Bay Office Whole Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt are satisfied will be a matter of lender discretion);

(xvi)           any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to such Specially Serviced Loan;

(xvii)         agreeing to any modification, waiver, consent or amendment of the Back Bay Office Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the

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defeasance of the Back Bay Office Whole Loan, (b) a modification of the type of defeasance collateral required under the mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the mortgage loan documents do not otherwise permit such principal prepayment;

(xviii)      any extension, modification, waiver, consent or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially equivalent to the permitted mezzanine debt), or any action to enforce rights (or decision not to enforce rights), or any material modification, waiver, consent or amendment of such agreement, or any consent, approval waiver or determination by the senior lender under any such agreement and/or the exercise of rights and powers granted to the senior lender under any such agreement;

(xix)            the approval of any annual budget or material alteration for the Mortgaged Property, to the extent the lender has a right of consent or approval with respect to such budget or alteration under the mortgage loan documents;

(xx)               any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an Section 1111(b)(2) election on behalf of the Back Bay Office Noteholders;

(xxi)            any material modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the mortgage loan documents, in each case, to the extent lender has the right to consent to or approve such guaranty, indemnity or policy under the mortgage loan documents;

(xxii)          any approval of any operating and business plans proposed by Special Servicer for REO Property; and

(xxiii)       any calculation of debt yield or determination of whether a “low debt yield” period under the mortgage loan agreement is in effect when required for any purpose under the mortgage loan documents.

“Required Decision-Eligible Senior Noteholders” means (i) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence not less than 66-2/3% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders and (ii) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision when the initial Note A-1 holder or the initial Note A-2 holder is the Back Bay Office Controlling Noteholder, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence a majority of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders.

“Decision-Eligible Senior Noteholder” means, as of any date of determination, any of (i) the holder of Note A-1, if such holder is not then delinquent in a paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-1; (ii) the holder of Note A-2, if such holder is not then delinquent in paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-2; and (iii) at any time when the holder of Note B-1 is not the Back Bay Office Controlling Noteholder, the

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holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5-1, Note A-5-2, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 if its Note is not then held in a securitization, such holder is not then a Restricted Senior Noteholder and no borrower party would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of such holder; provided, that there will be no Decision-Eligible Senior Noteholders at any time when neither the initial Note A-1 holder nor the initial Note A-2 holder is a Control-Eligible Senior Noteholder.

“Restricted Senior Noteholder” mean any Back Bay Office Senior Noteholder that is either (i) a borrower party or an interest in whose note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a borrower party or (ii) a Back Bay Office Junior Noteholder (or any affiliate thereof) or an interest in whose Back Bay Office Senior Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof).

“Control-Eligible Senior Noteholder” means, as of any date of determination, any one or more of (i) the initial Note A-1 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder; and (ii) the initial Note A-2 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder.

Back Bay Office Extraordinary Major Decisions

The Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision without the approval of the Required Decision-Eligible Senior Noteholders (in addition to the satisfaction of the other requirements described above, including the approval or deemed approval of a Major Decision by the holder Back Bay Office Note designated Note B-1 if such holder is then the Back Bay Office Controlling Noteholder) and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Extraordinary Major Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Extraordinary Major Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Extraordinary Major Decision to each Decision-Eligible Senior Noteholder at least three business days and not more than five business days following the delivery of the first notice of such Back Bay Office Extraordinary Major Decision. If the second notice with respect to the relevant Back Bay Office Extraordinary Major Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Extraordinary Major Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Extraordinary Major Decision will not apply when the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In such circumstances, a Major Decision (whether or not it constitutes a Back Bay Office Extraordinary Major Decision) will generally require the approval or deemed approval of the “directing certificateholder” in (so long as no “control termination event” exists under) the securitization of the Back Bay Office Senior Note designated Note A-4-1 (or, if such Back Bay Office Senior Note has not been securitized, Deutsche Bank AG, New York Branch).

“Back Bay Office Extraordinary Major Decision” means any one or more of the following:

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(i)                       any extension of the term of the Back Bay Office Whole Loan (a) pursuant to a written agreement to be executed and delivered prior to the scheduled maturity date of the Back Bay Office Whole Loan, or (b) pursuant to a written agreement to be executed and delivered on or after the scheduled maturity date of the Back Bay Office Whole Loan, if the extension described in this clause (b) does not satisfy all of the following requirements: (1) the new maturity date provided in the extension documentation does not extend beyond the date that is 18 months after the original stated maturity date, (2) each of the Back Bay Office Senior Noteholders will receive partial prepayment of the Back Bay Office Senior Notes of not less than 7.5% of the then current principal balance of the Back Bay Office Senior Notes, and (3) the interest rates for each of the Back Bay Office Senior Notes will be increased to the greater of (x) the initial Back Bay Office Senior Note Rate set forth in the initial mortgage loan documents plus 200 basis points or (y) the “on the run” 5 year treasury note plus 300 basis points;

(ii)                    any single forbearance agreement other than a forbearance agreement which (a) relates solely to an event of default as a result of the failure to timely repay the loan at the maturity date and (b) requires the lender to forbear from exercising remedies for a period not to exceed 4 months;

(iii)                 any deferral of a monthly debt service payment (other than in connection with a forbearance permitted under the preceding clause (ii)) that impacts the Back Bay Office Senior Notes;

(iv)                  any forgiveness of any of the principal balance of any Back Bay Office Senior Note;

(v)                     any waiver or modification of a monthly debt service payment at the non-default interest rate (and for avoidance of doubt, subject to clauses (iii) and (iv) above, waivers, modifications and deferrals of any other monetary obligations do not constitute Back Bay Office Extraordinary Major Decisions);

(vi)                  any direct or indirect sale (including through a sale of equity interests in the owner of REO Property) of all or substantially all of any REO Property, for a price that is less than the Defaulted Back Bay Office Senior Note Purchase Price;

(vii)               any release of any material collateral for the Back Bay Office Whole Loan (including in connection with any substitution of collateral), unless required pursuant to the terms of the Back Bay Office Whole Loan and there is no lender consent required;

(viii)            any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower or the guarantor or to a change in the control of the borrower or guarantor, in each case other than (a) any such transfer or change in control that may be effected pursuant to the terms of the mortgage loan documents without the consent of lender, and (b) any such transfer or change in control that is effected in connection with any pursuit of remedies, a deed in lieu of foreclosure, or a foreclosure;

(ix)                  any determination of an Acceptable Insurance Default, or any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower (unless the modification is to increase the amount or scope of coverage);

(x)                    any approval of any property insurance settlement or condemnation settlement, in each case unless either (a) such approval is required pursuant to the terms of the mortgage loan documents and there is no lender discretion involved or (ii) under the terms of the mortgage loan documents the borrower is permitted to enter into such settlement without the approval of lender;

(xi)                any determination by lender to apply property insurance proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property, to the

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extent the lender has a right under the mortgage loan documents to consent to or make such determination;

(xii)              any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than (a) any such debt that is permitted pursuant to the terms of the mortgage loan documents and for which there is no lender consent required or (b) any such debt the net proceeds of which will be used to pay down the Back Bay Office Whole Loan and/or to support the cash needs of the Mortgaged Property; and

(xiii)           any filing of a bankruptcy or similar insolvency action against the borrower or the guarantor.

Back Bay Office Majority Decisions

If the holder of the Back Bay Office Senior Note designated Note A-1, or the holder of the Back Bay Office Senior Note designated Note A-2, is a Control-Eligible Senior Noteholder and constitutes the Back Bay Office Controlling Noteholder, then the Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision without the approval of the Required Decision-Eligible Senior Noteholders and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Majority Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Majority Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Majority Decision to each Decision-Eligible Senior Noteholder at least three business days and not more than five business days following the delivery of the first notice of the Back Bay Office Majority Decision. If the second notice with respect to the relevant Back Bay Office Majority Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Majority Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Majority Decision will not apply when either (i) the holder of the Back Bay Office Junior Note designated Note B-1 is the Back Bay Office Controlling Noteholder or (ii) the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In either case, a Major Decision (whether or not it constitutes a Back Bay Office Majority Decision) will nonetheless require the approval or deemed approval of the holder of the Back Bay Office Junior Note designated Note B-1 or the holder of the Back Bay Office Junior Note designated Note A-4-1, as the case may be, as described in the first paragraph of this “—Consultation and Control” subsection.

“Back Bay Office Majority Decision” means each Back Bay Office Major Decision that does not also constitute a Back Bay Office Extraordinary Major Decision.

Collateral Posting Rights

The Note B-1 holder will be entitled to avoid a Back Bay Office Control Appraisal Period caused by application of an Appraisal Reduction Amount (a “Back Bay Office Threshold Event Cure”) by posting cash collateral or an unconditional and irrevocable standby letter of credit (such collateral, “Back Bay Office Threshold Event Collateral”), in either case with the Trustee as the beneficiary and in a form that is acceptable to the Master Servicer or Special Servicer, as applicable, held by or on behalf of the Master Servicer (or other party designated under the Benchmark 2023-B39 PSA), within 30 days after the receipt of the relevant appraisal and notice of the Special Servicer’s calculation of the Appraisal Reduction Amount. Back Bay Office Threshold Event Collateral is required to be returned if and to the extent that the Back Bay Office Control Appraisal Period would not be in effect without regard to such posted collateral.

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Appraisals, Appraisal Reduction Events and Appraisal Rights

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an appraisal has not been obtained within the immediately preceding 9 months (or if the Special Servicer has determined in accordance with the Servicing Standard such appraisal to be materially inaccurate), the Special Servicer will be required to use reasonable efforts to obtain an appraisal, the costs of which will be paid by the Master Servicer as a property advance (or as an expense of the lead securitization trust and paid out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance).

On the first determination date under the Benchmark 2023-B39 PSA that is at least 5 business days following the receipt of such appraisal, the Special Servicer will be required to calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such appraisal and such information, if any, reasonably requested from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.

If an Appraisal Reduction Event has occurred (unless the Back Bay Office Whole Loan has become a Corrected Loan and has remained current for three consecutive monthly payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Special Servicer will be required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of the prior appraisal) (the cost of which will be covered by, and reimbursable as, a property advance by the Master Servicer or as an expense of the lead securitization trust fund and paid by the Master Servicer out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance), provided, no new or updated appraisal will be required if the Back Bay Office Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such appraisal or letter updates thereto, the Special Servicer will be required to determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to the Back Bay Office Whole Loan, and each of those parties will be entitled to rely conclusively on such determination by the Special Servicer.

If a Back Bay Office Control Appraisal Period is in effect as a result of an Appraisal Reduction Amount, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property (setting forth an appraised value). The Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such second appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder.

In addition, if a Back Bay Office Control Appraisal Period is in effect, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order an additional appraisal of the Mortgaged Property (setting forth an appraised value) if an event has occurred at or with regard to the related Mortgaged Property that would have a material effect on its appraised value. In such event, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Mortgaged Property have occurred that would have a material effect on the appraised value of the Mortgaged Property. Upon receipt of any such additional appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction

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Amount, based upon such additional appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder. The right of the Note B-1 holder to require the Special Servicer to order an additional appraisal as described in this paragraph is limited to no more frequently than once in any 9-month period.

The Note B-1 holder, if requesting a second or additional appraisal, may not exercise any direction, control, consent and/or similar rights of the Back Bay Office Controlling Noteholder until such time, if any, as the Note B-1 holder is reinstated as the Back Bay Office Controlling Noteholder and no Back Bay Office Control Appraisal Period exists, and the rights of the Back Bay Office Controlling Noteholder will be exercised by the person that then constitutes the Back Bay Office Controlling Noteholder in accordance with the definition of “Back Bay Office Controlling Noteholder.”

Appraisals that are permitted to be obtained by the Special Servicer at the request of the Note B-1 holder as described above will be in addition to any appraisals or updated appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Back Bay Office Co-Lender Agreement without regard to any appraisal requests made by the Note B-1 holder.

With respect to the Back Bay Office Mortgaged Property or related REO Property, any appraisal must (i) be conducted by an appraiser in accordance with the standards of the Appraisal Institute and certified by such appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and (ii) state the “as-is” “market value” of such Mortgaged Property or REO Property as defined in 12 C.F.R. § 225.62.1 based upon the current physical condition, use and zoning of such Mortgaged Property or REO Property as of the date of the appraisal; provided, that after an initial appraisal has been obtained pursuant to the terms of the Back Bay Office Co-Lender Agreement, an update of such initial appraisal will be considered an “appraisal.” The appraiser rendering such an must be an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

Special Servicer Appointment Rights

The Back Bay Office Controlling Noteholder may remove the existing special servicer for the Back Bay Office Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Benchmark 2023-B39 PSA. Notwithstanding anything to the contrary described herein, if the Note A-1 holder or Note A-2 holder is the Back Bay Office Controlling Noteholder, then the Note A-1 holder or Note A-2 holder, as the case may be, may not exercise its right to cause a replacement of the Special Servicer unless it has obtained the written approval of one or more other Decision-Eligible Senior Noteholders and the aggregate initial principal balance of the Back Bay Office Senior Notes of the Note A-1 holder or Note A-2 holder, as the case may be, and such other approving Decision-Eligible Senior Noteholder(s) represents more than 50% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders in the aggregate.

Cure Rights of the Back Bay Office Junior Noteholders

Prior to a Back Bay Office Control Appraisal Period, the Back Bay Office Junior Noteholders have the right to cure monetary events of default (within 15 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (by the later of (x) the date that is 60 days after the expiration of the borrower’s cure period, if any, and (y) the date that is 30 days after receipt of notice thereof, but in both cases subject to an extension of up to 120 days in certain circumstances) with respect to the Back Bay Office Whole Loan. If both Back Bay Office

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Junior Noteholders exercise such right with respect to a monetary event of default, such noteholders collectively, on a pro rata basis, will have that right.

No more than 6 monetary events of default may be cured over the life of the Back Bay Office Whole Loan, no more than 4 of which may be consecutive. In addition, no more than 6 non-monetary events of default may be cured over the life of the Back Bay Office Whole Loan. So long as the Back Bay Office Junior Noteholders are exercising a cure right and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Back Bay Office Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv) transferring the Back Bay Office Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments”.

Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes

At any time that the Back Bay Office Whole Loan becomes and remains a specially serviced loan, upon written notice, the Back Bay Office Junior Noteholders have the right to purchase the Back Bay Office Senior Notes at the Defaulted Back Bay Office Senior Note Purchase Price. If both Back Bay Office Junior Noteholders exercise such right, such noteholders collectively will be required to purchase the Back Bay Office Senior Notes on a pro rata basis. If the purchase option is exercised, the Back Bay Office Junior Noteholders that exercise the option generally must close on the purchase on a date not less than 10 days and not more than 60 days after the date of the notice of exercise. However, the closing date may be extended by an additional 30 days if the Back Bay Office Junior Noteholders that exercise the option deposit with the applicable servicer (which, for this purpose, will be the Master Servicer under the Benchmark 2023-B39 PSA for as long as it constitutes the Benchmark 2023-B39 PSA) a non-refundable deposit equal to 5% of the purchase price prior to the original closing date. Such purchase option will terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing, if the Special Servicer intends to enter into a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, the Back Bay Office Junior Noteholders will have 15 business days from the date of notice thereof to exercise their purchase option, in which case the Back Bay Office Junior Noteholders that exercise such option will be obligated to purchase the Mortgaged Property or REO Property within such 15 business day period at the Defaulted Back Bay Office Senior Note Purchase Price.

Sale of the Back Bay Office Defaulted Securitized A Loan

If the Back Bay Office Notes are collectively a Defaulted Mortgage Loan under the Benchmark 2023-B39 PSA, and if the Special Servicer decides to sell the Back Bay Office Senior Notes that are then included in a securitization trust (such notes, collectively, the “Back Bay Office Defaulted Securitized A Loan”), then the Special Servicer may sell Back Bay Office Defaulted Securitized A Loan in accordance with procedures substantially similar to those under the Benchmark 2023-B39 PSA. The Special Servicer will not have authority to sell the Back Bay Office Senior Notes that are not held by a securitization trust (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) or any Back Bay Office Junior Note. The Special Servicer’s determination of whether to sell the Back Bay Office Defaulted Securitized A Loan must consider the interests of the holders of the notes comprising the Back Bay Office Defaulted Securitized A Loan (as a collective whole). In addition, the Special Servicer generally may not sell the Back Bay Office Defaulted Securitized A Loan for a below-par price unless the Directing Holder under the Benchmark 2023-B39 PSA has approved such sale (but a failure by it to respond to the Special Servicer within 10 business days following delivery by the Special Servicer of a major decision reporting package will be deemed to constitute such approval). The proceeds of a sale of the Back Bay Office Defaulted Securitized A Loan must be applied first, to pay or reimburse the Special Servicer, the Trustee or any other party to the Benchmark 2023-B39 PSA for the costs, fees and expenses incurred in connection with the offer and sale (including to reimburse any servicing advance made to pay the cost of appraisals) and pay to the Special Servicer a disposition fee equal to 1.0% of the proceeds from such sale (net of the costs, fees and expenses incurred in connection with the offer and sale); second, to the payment or reimbursement of

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any unreimbursed securitization monthly payment advances and unpaid advance interest thereon; and, finally, to the securitization trusts that held portions of the Back Bay Office Defaulted Securitized A Loan immediately prior to the sale, on a Pro Rata and Pari Passu Basis, the remainder of such proceeds. The proceeds will not be used to pay or reimburse other expenses, including other servicing advances or interest thereon; however, following the sale, the Back Bay Office Whole Loan may not be serviced under a servicing agreement other than the Benchmark 2023-B39 PSA unless, among other conditions, the relevant parties to the Benchmark 2023-B39 PSA and/or each securitization servicing agreement for the securitized Back Bay Office Senior Notes, and any primary servicer for the Back Bay Office Whole Loan, have been paid or reimbursed for all unreimbursed servicing advances and advance interest with respect to servicing advances relating to the Back Bay Office Whole Loan; all unreimbursed securitization monthly payment advances and advance interest thereon relating to the Back Bay Office Whole Loan; any related accrued and unpaid primary servicing fees, master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees; and their reasonable out-of-pocket costs and expenses (but in no event including any termination fee) incurred in connection with the termination of the servicing and administration of the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA or any necessary transfer of title.

The directing certificateholders for the securitization trusts that hold any Back Bay Office Senior Notes comprising a portion of the Back Bay Office Defaulted Securitized A Loan, the holders of the then unsecuritized Back Bay Office Senior Notes (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) and the holders of the Back Bay Office Junior Notes must be included among the entities who receive a bid package and are permitted to bid at any sale of the Back Bay Office Defaulted Securitized A Loan (unless such entity is borrower party or an agent of a borrower party).

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in September 2023 and ending on the hypothetical Determination Date in October 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

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Barclays Capital Real Estate Inc., 3650 Real Estate Investment Trust 2 LLC, Bank of Montreal, Citi Real Estate Funding Inc., German American Capital Corporation, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, Goldman Sachs Bank USA, Column Financial, Inc. and UBS AG are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., 3650 Real Estate Investment Trust 2 LLC, Bank of Montreal, Citi Real Estate Funding Inc. and German American Capital Corporation, on or about October 5, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

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Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on August 31, 2023, Barclays or its affiliates were the loan sellers in approximately 199 commercial mortgage-backed securitization transactions. Approximately $54.7 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and through August 31, 2023.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$1,187,170,668
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

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Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any

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numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain

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circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the

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applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on August 7, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of June

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30, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

3650 Real Estate Investment Trust 2 LLC

General

3650 Real Estate Investment Trust 2 LLC (d/b/a 3650 REIT) (“3650 REIT”) is a Delaware limited liability company. 3650 REIT’s principal offices are located at 2977 McFarlane Rd., Suite 300, Miami, Florida 33133. 3650 REIT’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties. 3650 REIT is the Retaining Sponsor and it (or its MOA) is expected to be the holder of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, and it (or its affiliate) will be appointed as the initial Directing Certificateholder. 3650 REIT is an affiliate of 3650 REIT Servicing (the Special Servicer, the Non-Serviced Special Servicer with respect to the Centene, 500 Delaware, Art Ovation Hotel, Triple Net Portfolio and TOTAL Plaza Whole Loans, the initial Non-Serviced Special Servicer with respect to the 11 West 42nd Street Whole Loan and a limited (non-cashiering) subservicer).

3650 REIT is a sponsor of this securitization and one of the mortgage loan sellers. 3650 REIT is the seller or co-seller of eight (8) Mortgage Loans (collectively, 26.5%) (the “3650 REIT Mortgage Loans”). 3650 REIT originated or co-originated seven (7) of the 3650 REIT Mortgage Loans. Bank of America, N.A., Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 REIT co-originated the CX - 250 Water Street Whole Loan. Column Financial, Inc. originated the TOTAL Plaza Whole Loan, and Note A-2 has been acquired by 3650 REIT. 3650 REIT, through certain of its affiliates, underwrote or re-underwrote all of the 3650 REIT Mortgage Loans.

3650 REIT or an affiliate thereof is also the holder of the companion loans (if any) for which the noteholder is identified as “3650 REIT or an affiliate” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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3650 REIT’s Securitization Program

This is the eighth commercial mortgage securitization into which 3650 REIT is contributing loans, and commonly-controlled affiliates of 3650 REIT have contributed loans into four other commercial mortgage securitizations. 3650 REIT began originating and acquiring loans in 2021 and 3650 REIT’s commonly controlled affiliates began originating and acquiring loans in 2017. Neither 3650 REIT nor its affiliates have been involved in the securitization of any other types of financial assets. 3650 REIT originates fixed rate loans throughout the United States secured by, but not limited to, retail, multifamily, office, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, 3650 REIT will transfer the 3650 REIT Mortgage Loans to the depositor, who will then transfer the 3650 REIT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the 3650 REIT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, 3650 REIT will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, 3650 REIT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the 3650 REIT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, 3650 REIT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither 3650 REIT nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against 3650 REIT for any losses or other claims in connection with the certificates or the 3650 REIT Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by 3650 REIT in the related mortgage loan purchase agreement.

Review of 3650 REIT Mortgage Loans

Overview. 3650 REIT, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the 3650 REIT Mortgage Loans that it will be contributing to this securitization. The review of the 3650 REIT Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of 3650 REIT or one or more of 3650 REIT’s affiliates, or, in certain circumstances, are consultants engaged by 3650 REIT (collectively, the “3650 REIT Deal Team”). The review procedures described below were employed with respect to all of the 3650 REIT Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the 3650 REIT Deal Team updated its internal database of loan-level and property-level information relating to each 3650 REIT Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by 3650 REIT or its affiliates during the underwriting process. After origination of each 3650 REIT Mortgage Loan, the 3650 REIT Deal Team updated the information in the database with respect to such 3650 REIT Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating

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statements, rent rolls and leasing activity, and information otherwise brought to the attention of the 3650 REIT Deal Team.

A data tape (the “3650 REIT Data Tape”) containing detailed information regarding the 3650 REIT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The 3650 REIT Data Tape was used by the 3650 REIT Deal Team to provide the numerical information regarding the 3650 REIT Mortgage Loans in this prospectus.

Data Comparison and Recalculation. 3650 REIT engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by 3650 REIT relating to information in this prospectus regarding the 3650 REIT Mortgage Loans. These procedures include:

●	comparing the information in the 3650 REIT Data Tape against various source documents provided by 3650 REIT that are described above under “—Database”;
●	comparing numerical information regarding the 3650 REIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the 3650 REIT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the 3650 REIT Mortgage Loans disclosed in this prospectus.

Legal Review. 3650 REIT engaged various law firms to conduct certain legal reviews of the 3650 REIT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each 3650 REIT Mortgage Loan, 3650 REIT’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each 3650 REIT Mortgage Loan reviewed 3650 REIT’s representations and warranties set forth on Annex D-2 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the 3650 REIT Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain 3650 REIT Mortgage Loans, (ii) a review of the legal data records referred to above relating to the 3650 REIT Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the 3650 REIT Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each 3650 REIT Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. 3650 REIT confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a 3650 REIT Mortgage Loan. In addition, if 3650 REIT became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a 3650 REIT Mortgage Loan, 3650 REIT obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The 3650 REIT Deal Team also conferred with 3650 REIT personnel responsible for the origination of the 3650 REIT Mortgage Loans to confirm that the 3650 REIT Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—3650 REIT’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, 3650 REIT determined that the disclosure regarding the 3650 REIT Mortgage Loans in this prospectus is accurate in all material respects. 3650 REIT also determined that the 3650 REIT Mortgage Loans were originated in accordance with 3650

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REIT’s underwriting criteria in all material respects, except as described under “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below. 3650 REIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. 3650 REIT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. 3650 REIT and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the Pooling and Servicing Agreement (collectively, the “3650 REIT Qualification Criteria”). 3650 REIT will engage a third party accounting firm to compare the 3650 REIT Qualification Criteria against the underlying source documentation to verify the accuracy of the review by 3650 REIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by 3650 REIT to render any tax opinion required in connection with the substitution.

3650 REIT’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of 3650 REIT with respect to commercial mortgage loans originated or acquired by 3650 REIT, which in certain instances may be performed by affiliates of 3650 REIT.

Loan Analysis. 3650 REIT generally performs both a credit analysis and a collateral analysis with respect to each commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. 3650 REIT’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, 3650 REIT performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. 3650 REIT assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial mortgage loans to be originated or acquired by 3650 REIT must be approved by an investment committee, which includes senior personnel from 3650 REIT or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. 3650 REIT’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, 3650 REIT may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

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The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by 3650 REIT and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial mortgage loan, 3650 REIT may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, 3650 REIT may in some instances have reduced the term interest rate that 3650 REIT would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied 3650 REIT’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans originated or acquired by 3650 REIT, there may exist subordinate mortgage debt or mezzanine debt. 3650 REIT may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. 3650 REIT evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that 3650 REIT may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, 3650 REIT will generally obtain the reports described below:

(i)                      Appraisals. 3650 REIT will require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Each appraisal obtained in

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connection with the origination of each 3650 REIT Mortgage Loan includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

(ii)                   Environmental Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, 3650 REIT may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when 3650 REIT or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, 3650 REIT may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to 3650 REIT) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)      Engineering Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, 3650 REIT will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)      Seismic Report. In connection with the origination or acquisition process, 3650 REIT may, on a case-by-case basis as determined by 3650 REIT and/or its consultants, require a seismic report for certain mortgaged properties.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, 3650 REIT will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. 3650 REIT may require borrowers to fund various escrows for, among other things, taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, 3650 REIT may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by 3650 REIT. The typical required escrows for mortgage loans originated or acquired by 3650 REIT are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide 3650 REIT with sufficient funds to satisfy all taxes and assessments. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or 3650 REIT may waive
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the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.

●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide 3650 REIT with sufficient funds to pay all insurance premiums. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

3650 REIT may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) 3650 REIT’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt

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service coverage ratio, (iv) 3650 REIT having structured springing escrows that arise for identified risks, (v) 3650 REIT having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) 3650 REIT’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—3650 REIT’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by 3650 REIT may vary from, or may not comply with, 3650 REIT’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by 3650 REIT, 3650 REIT may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. One (1) of the 3650 REIT Mortgage Loans was co-originated by 3650 REIT, Bank of America, N.A., Wells Fargo Bank, National Association and Goldman Sachs Bank USA. One (1) of the 3650 REIT Mortgage Loans was originated by Column Financial, Inc., and Note A-2 has been acquired by 3650 REIT. In addition, from time to time, 3650 REIT may originate mortgage loans together with other financial institutions. The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect 3650 REIT as the payee. 3650 REIT may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. 3650 REIT may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the 3650 REIT Mortgage Loans. However, one or more of 3650 REIT’s Mortgage Loans may vary from the specific 3650 REIT underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of 3650 REIT’s Mortgage Loans, 3650 REIT may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

In all material respects, the 3650 REIT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

3650 REIT most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2023. 3650 REIT’s CIK number is 0001840727. 3650 REIT has no history as a securitizer with respect to any offerings settled prior to November 2021. With respect to the period from and including November 18, 2021 (the closing date of the first securitization into which 3650 REIT sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2023, 3650 REIT does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

3650 REIT’s commonly-owned affiliate, 3650 REIT Loan Funding 1 LLC, most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2023. 3650

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REIT Loan Funding 1 LLC’s CIK number is 0001767304. 3650 REIT Loan Funding 1 LLC has no history as a securitizer with respect to any offerings settled prior to March 2019. With respect to the period from and including March 6, 2019 (the closing date of the first securitization into which 3650 REIT Loan Funding 1 LLC sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2023, 3650 REIT Loan Funding 1 LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

3650 REIT intends to (a) purchase (or cause its MOA to purchase) the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates on the Closing Date, and (b) be the initial Directing Certificateholder. Except as described above and with respect to any fees retained by 3650 REIT Loan Servicing LLC, an affiliate of 3650 REIT, in its capacity as special servicer with respect to this transaction, neither 3650 REIT nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (except that 3650 REIT Loan Servicing LLC will be entitled to compensation for its limited subservicing duties with respect to certain of the 3650 REIT Mortgage Loans, as described below under “—Certain Relationships and Related Transactions”). However, 3650 REIT or its affiliates may own in the future interests in certain other Classes of Certificates and any such party will have the right to dispose of such Certificates (other than the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates) at any time.

Certain Relationships and Related Transactions

3650 REIT Loan Servicing LLC and Midland are expected to enter into a limited subservicing agreement in consideration of 3650 REIT Loan Servicing LLC serving as limited (non-cashiering) sub-servicer with respect to certain provisions under the PSA related to each of the La Habra Marketplace Mortgage Loan and the 1516 Motor Parkway Mortgage Loan (collectively, 6.5%). No subservicing fee will be payable to 3650 REIT Loan Servicing LLC related to such limited subservicing agreement.

In addition, 3650 REIT Loan Servicing LLC and Midland (in its capacity as Non-Serviced Servicer of the 3650 REIT Mortgage Loans that are Non-Serviced Mortgage Loans) have entered one or more limited subservicing agreements in consideration of 3650 REIT Loan Servicing LLC serving as limited (non-cashiering) sub-servicer with respect to certain provisions under the Non-Serviced PSA related to each of the Centene Mortgage Loan, the Triple Net Portfolio Mortgage Loan, the Art Ovation Hotel Mortgage Loan and the 500 Delaware Mortgage Loan (collectively, 10.4%). With respect to each of the Centene Mortgage Loan, the Triple Net Portfolio Mortgage Loan, the Art Ovation Hotel Mortgage Loan and the 500 Delaware Mortgage Loan, no subservicing fee will be payable to 3650 REIT Loan Servicing LLC under the related limited subservicing agreement.

The information set forth under “—3650 Real Estate Investment Trust 2 LLC” has been provided by 3650 REIT.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may

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purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion and $11.1 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

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●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

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●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

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●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan

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seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for

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certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

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Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

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Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not

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have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS 15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. CREFI’s Central Index Key is 0001701238. With respect to the period from and including July 1, 2020 to and including June 30, 2023, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal

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Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2022 is approximately $6.146 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;

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●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the Fashion Valley Mall Whole Loan, which was co-originated by Barclays, Bank of America, N.A., JPMorgan Chase Bank, National Association and BMO, portions of which are being sold by Barclays and BMO, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the RTL Retail Portfolio Whole Loan, which was co-originated by Barclays, Societe Generale Financial Corporation, KeyBank National Association and BMO, portions of which are being sold by Barclays and BMO, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

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BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10

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largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination

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of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

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●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

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Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (7) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of June 30, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC, DBR Investments Co. Limited (“DBRI”), an affiliate of GACC, or Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Back Bay Office Mortgage Loan (1.8%), DBRI purchased a 100% equity participation interest in Note A-5-2 from its affiliate, DBNY. DBNY and DBRI are expected to transfer their respective interests in the related Notes to their affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of Note A-5-2.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007.

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. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2023 is approximately $105.222 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the

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value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a

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review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI, DBNY and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBRI, DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a

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consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value

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dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally

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requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB

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Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including July 1, 2020 to and including June 30, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an

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underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2023-C21 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer” and “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the

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certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Under the PSA, the RTL Retail Portfolio Whole Loan is a Servicing Shift Mortgage Loan and is expected to be serviced under the PSA by Midland as master servicer until the Servicing Shift Date, at which time it is expected that the Servicing Shift Whole Loan will be serviced by a yet to be named master servicer under the related Servicing Shift PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch, and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it

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under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2023, Midland was master and primary servicing approximately 21,374 commercial and multifamily mortgage loans with a principal balance of approximately $498 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,536 of such loans, with a total principal balance of approximately $326 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

As of June 30, 2023, Midland was named the special servicer in approximately 323 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $121 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 176 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

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Midland may enter into one or more arrangements with a Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Pursuant to a certain interim servicing agreement between Bank of Montreal, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to a certain interim servicing agreement between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to a certain interim servicing agreement between 3650 Real Estate Investment Trust 2 LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain 3650 Real Estate Investment Trust 2 LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the 3650 REIT Mortgage Loans.

Pursuant to that certain limited subservicing agreement between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland, 3650 REIT Loan Servicing LLC is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans.

Pursuant to certain other limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, and Midland, 3650 REIT Loan Servicing LLC currently serves as limited (non-cashiering) sub-servicer with respect to certain mortgage loans, including certain Non-Serviced Mortgage Loans that that are serviced under the related Non-Serviced PSAs.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or

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subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

Midland is also (i) the master servicer under the 3650R 2022-PF2 pooling and servicing agreement, pursuant to which the 500 Delaware Whole Loan, the Art Ovation Hotel Whole Loan, the Triple Net Portfolio Whole Loan, and the TOTAL Plaza Whole Loan are serviced, (ii) the master servicer under the Benchmark 2023-B39 pooling and servicing agreement, pursuant to which the Soho Beach House Miami Whole Loan, the Novolex Portfolio Whole Loan, the Seagate Campus Whole Loan and the Back Bay Office Whole Loan are serviced, (iii) the master servicer under the Benchmark 2023-B38 pooling and servicing agreement, pursuant to which the Great Lakes Crossing Outlets Whole Loan is serviced and (iv) the master servicer under the 3650R 2021-PF1 pooling and servicing agreement, pursuant to which the Centene Whole Loan is serviced.

The foregoing information regarding Midland under this section titled “—The Master Servicer” has been provided by Midland. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

3650 REIT Loan Servicing LLC, a Delaware limited liability company (“3650 Servicing”) is expected to be appointed to act as the special servicer under the PSA (the “Special Servicer”). In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

3650 Servicing maintains its principal servicing office at 2977 McFarlane Road, Suite #300 Miami, FL 33133.

3650 Servicing has been engaged in the servicing of commercial mortgage loans since approximately 2017. 3650 Servicing currently has a commercial mortgage-backed securities special servicer rating of

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“CSS2-” by Fitch, and is also an approved Special Servicer by KBRA, Moody’s, S&P and DBRS Morningstar.

3650 Servicing is an affiliate of 3650 REIT, the Retaining Sponsor, a mortgage loan seller, an originator, the anticipated holder (or the parent of the anticipated holder) of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, the initial Directing Certificateholder, and the holder of the companion loans for which the noteholder is identified as “3650 REIT or an affiliate” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes" under “Description of the Mortgage Pool—The Whole Loans—General”.

3650 REIT Holding Company LLC, together with its subsidiary 3650 Servicing, had approximately 67 employees as of June 30, 2023 and is headquartered in Miami with offices located in New York City, Los Angeles, Atlanta, Dallas and Nashville.

3650 Servicing has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. 3650 Servicing has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by 3650 Servicing for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

3650 Servicing is subject to an annual external audit. Pursuant to 3650 Servicing’s policies and procedures the annual external audit occurred in January 2023.

3650 Servicing maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. Additionally, 3650 Servicing has a formal, documented disaster recovery and business continuity plan.

The table below sets forth information about 3650 Servicing’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the date indicated:

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CMBS Transactions	As of 6/30/2023
Number of CMBS Transactions Named Special Servicer	13
Approximate Aggregate Unpaid Principal Balance(1)	$11.9 billion
Approximate Number of Specially Serviced Loans or REO Loans(2)	0
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Loans(2)	$0

(1)	Includes all commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer, regardless of whether such mortgage loans and related REO Loans are, as of the specified date, specially serviced by 3650 Servicing.
(2)	Includes only those commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer that are, as of the specified date, specially serviced by 3650 Servicing. Does not include any resolutions during the specified year.

In its capacity as the Special Servicer, 3650 Servicing will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. 3650 Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or otherwise. To the extent that 3650 Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

3650 Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances 3650 Servicing may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, 3650 Servicing’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however 3650 Servicing will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of 3650 Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. 3650 Servicing’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by 3650 Servicing in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of 3650 Servicing in the servicing function it will perform under the PSA for assets of the same type included in this transaction since the update of such policies and procedures effective in December 2022. 3650 Servicing periodically reviews and revises its policies and procedures.

No securitization transaction in which 3650 Servicing was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of 3650 Servicing as special servicer, including as a result of a failure by 3650 Servicing to comply with the applicable servicing criteria in connection with any securitization transaction. 3650 Servicing has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. 3650 Servicing has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by 3650 Servicing in connection with any securitization in which 3650 Servicing was acting as special servicer.

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3650 Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, 3650 Servicing believes that its financial condition will not have any material impact on Mortgage Loan performance or the performance of the certificates.

From time to time 3650 Servicing may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. 3650 Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against 3650 Servicing or of which any of its property is the subject, that are material to the Certificateholders.

3650 Servicing may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of possibly outsourcing some base servicing functions.

In the commercial mortgage-backed securitizations in which 3650 Servicing acts as special servicer, 3650 Servicing may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, 3650 Servicing’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace 3650 Servicing as the special servicer.

Except as described above and except with respect to any fees 3650 Servicing will receive in its capacity as the Special Servicer, neither 3650 Servicing nor any of its affiliates expects to retain any Certificates issued by the issuing entity or any other economic interest in this securitization (except that 3650 REIT Loan Servicing LLC will be entitled to compensation for its limited (non-cashiering) sub-servicing duties solely consisting of collecting financial statements and rent rolls with respect to certain of the 3650 REIT Mortgage Loans). However, 3650 Servicing or its affiliates may, in the future, own interests in certain other Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time, except as described under “Credit Risk Retention”. 3650 Servicing or an affiliate assisted 3650 REIT and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for 3650 Servicing acting as Special Servicer and a limited (non-cashiering) subservicer for this transaction, there are no specific relationships that are material involving or relating to this transaction or the Mortgage Loans between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this transaction – between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information regarding 3650 Servicing set forth in this section entitled “—The Special Servicer” has been provided by 3650 Servicing.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

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The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of 3650 Servicing as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. 3650 Servicing’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The BBCMS 2023-C20 Special Servicer, the BANK 2023-BNK45 Special Servicer, the BMARK 2023-B38 Special Servicer and the BANK 2023-BNK46 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the current special servicer under (i) the BBCMS 2023-C20 PSA, which (a) governs the servicing of the Healthcare Trust MOB Portfolio Whole Loan and (b) currently governs the servicing of the Fashion Valley Mall Whole Loan, (ii) the BANK 2023-BNK45 PSA, which currently governs the servicing of the CX-250 Water Street Whole Loan, (iii) the BMARK 2023-B38 PSA, which governs the servicing of the Great Lakes Crossing Outlets Whole Loan and (iv) the BANK 2023-BNK46 PSA, which governs the servicing of the One & Two Commerce Center Whole Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its

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affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of June 30, 2023. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
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●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion; and
●	178 domestic commercial mortgage backed securitization pools as of June 30, 2023 with a then current face value in excess of $105 billion.

As of June 30, 2023, LNR Partners has resolved approximately $88.2 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, and approximately $0.622 billion of U.S. commercial and multifamily mortgage loans through June 30, 2023.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2023, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,687 assets across the United States with a then current face value of approximately $105.2 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by

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delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P, Fitch, and DBRS/Morningstar.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Healthcare Trust MOB Portfolio Whole Loan, the Great Lakes Crossing Outlets Whole Loan, the Fashion Valley Mall Whole Loan or the CX – 250 Water Street Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BBCMS 2023-C20, the BANK 2023-BNK45, the BMARK 2023-B38 and the BANK 2023-BNK46 securitizations, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which

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materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BBCMS 2023-C20 PSA, the BANK 2023-BNK45 PSA, the BMARK 2023-B38 PSA and the BANK 2023-BNK46 PSA). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under this heading “—The BBCMS 2023-C20 Servicer, the BANK 2023-BNK45 Servicer, the BMARK 2023-B38 Servicer and the BANK 2023-BNK46 Servicer” regarding LNR Partners, LLC has been provided by LNR.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing

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financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 473 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $259 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,207 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $697 billion (USD).

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As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 404,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However,

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Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by DBRS Morningstar, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages best in class software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of June 30, 2023, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $26.7 billion issued in 27 transactions.

As of June 30, 2023, BellOak was acting as Asset Representations Reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $8.0 billion issued in 9 transactions.

BellOak satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in

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commercial mortgage-backed securities matters and has at least (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the work-out and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as Operating Advisor set forth in the PSA; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Retaining Sponsor, any Subsequent Third-Party Purchaser or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure or any interest in any Certificates, any Mortgage Loans or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as Operating Advisor.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. 3650 REIT will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirements through its purchase (or the purchase by its MOA) of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of approximately $65,379,690, representing approximately 5.203% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

While the Retaining Sponsor will initially satisfy its risk retention requirements through its (or its MOA’s) purchase and retention of the HRR Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the HRR Certificates to a “third-party purchaser” (as defined in the Credit Risk Retention Rules) (a “Subsequent Third-Party Purchaser”) at any

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time after October 5, 2028. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Solely for its own purposes and benefit, the Retaining Sponsor has completed an independent review of the credit risk of each Mortgage Loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each Mortgage Loan and expected cash flows related to the Mortgage Loans. Such review was based on the mortgage loan files and information regarding the Mortgage Loans provided by or on behalf of the sponsors and was not independently verified by the Retaining Sponsor. The Retaining Sponsor performed its due diligence solely for its own benefit.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

None of the sponsors (other than 3650 REIT), the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Retaining Sponsor (or its MOA) is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

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Class of HRR Certificates	Initial Certificate Balance	Fair Value of the HRR Certificates (in % and $)	Purchase Price(1)
Class D-RR	$ 7,642,000	0.812% / $5,367,464	70.23638%
Class E-RR	$ 13,585,000	1.292% / $8,540,042	62.86376%
Class F-RR	$ 12,736,000	0.894% / $5,909,971	46.40367%
Class G-RR	$ 8,491,000	0.596% / $3,940,136	46.40367%
Class H-RR	$ 22,925,690	1.609% / $10,638,362	46.40367%

(1)	Expressed as a percentage of the initial Certificate Balance of each related class of HRR Certificates, excluding accrued interest. The aggregate purchase price to be paid for such HRR Certificates to be acquired by the Retaining Sponsor (or its MOA) is approximately $34,395,975 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $33,056,621, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

The approximate fair value of each class of certificates (other than the Class R certificates) based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$1,968,289
Class A-2	$101,246,750
Class A-3	$60,729,455
Class A-5	$318,463,705
Class A-SB	$3,178,211
Class X-A	$6,353,248
Class A-S	$84,161,854
Class B	$29,137,575
Class C	$21,497,354
Class D-RR	$5,367,464
Class E-RR	$8,540,042
Class F-RR	$5,909,971
Class G-RR	$3,940,136
Class H-RR	$10,638,362
Class S	$0

The aggregate fair value of all of the classes of certificates (other than the Class R certificates) is approximately $661,132,414, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the HRR Certificates that were retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair

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values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (in reverse sequential order), second, to the Class E-RR certificates, third, to the Class D-RR certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of HRR Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of HRR Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Retaining Sponsor not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) except to an MOA of the Retaining Sponsor until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Retaining Sponsor may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Retaining Sponsor satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the other sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

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Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a California limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the

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representations and warranties being given by BellOak under the PSA and satisfaction that no payments have been paid by any special servicer to BellOak of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, 3650 REIT, Bank of Montreal, CREFI and GACC will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, 3650 REIT, Bank of Montreal, CREFI and GACC determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, 3650 REIT, Bank of Montreal, CREFI or GACC, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, 3650 REIT, Bank of Montreal, CREFI or GACC, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, 3650 REIT, Bank of Montreal, CREFI and GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-C21 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R certificates.

The Class X-A certificates are referred to in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by 3650 Real Estate Investment Trust 2 LLC (or its MOA). The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

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Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$1,970,000
A-2	$100,130,000
A-3	$59,700,000
A-5	$310,590,000
A-SB	$3,092,000
X-A	$475,482,000
A-S	$84,058,000
B	$29,718,000
C	$24,623,000

Non-Offered Certificates
D-RR	$7,642,000
E-RR	$13,585,000
F-RR	$12,736,000
G-RR	$8,491,000
H-RR	$22,925,690
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S Certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $475,482,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

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Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2023.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account, any Loss of Value Reserve Fund, and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

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●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic

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payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB and Class X-A certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)            prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(f)        to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses

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previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Fifteenth, to the Class D-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal

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Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 6.05000%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 6.00000%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

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The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than any Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the

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Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage

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Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related

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Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)                   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)                 the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)                   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

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With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S Certificates, any Excess Interest received by the issuing entity with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the

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case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate

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on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date and (2) to the Class X-A certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

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Class	Assumed Final Distribution Date
Class A-1	June 2028
Class A-2	September 2028
Class A-3	December 2031
Class A-5	June 2033
Class A-SB	February 2033
Class X-A	NAP
Class A-S	August 2033
Class B	September 2033
Class C	September 2033

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in September 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

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The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)                   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)                     the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the

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portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

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On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D-RR certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and

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the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

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(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each

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Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2024, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class

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Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

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“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of

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information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;

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●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report; and
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

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●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be

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required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

In the event that 3650 REIT transfers the HRR Certificates to a third-party purchaser, if it, in its capacity as the Retaining Sponsor determines that such subsequent third-party purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send notice in writing of such non-compliance to the certificate administrator who will post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic

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information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.
The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

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Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

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The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

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Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator and Trustee”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

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Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for

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the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

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“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2023-C21

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an

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affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                 an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)            the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                    in the case of the Loan REMICs, a copy of the related REMIC declaration and the related filed IRS Forms SS-4, 8811 and 1066, if applicable;

(xi)                an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xii)              the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xiii)           the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiv)           the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)              the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)           the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvii)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)      the original or a copy of any related mezzanine intercreditor agreement;

(xix)           the original or a copy of all related environmental insurance policies; and

(xx)           a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) the Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)                          A copy of each of the following documents:

(i)                  the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)               the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)           any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)               the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)            any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)         any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)             any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)          any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)                         a copy of any engineering reports or property condition reports;

(c)                          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)                          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)                         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)                             a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)                         a copy of the appraisal for the related Mortgaged Property(ies);

(h)                          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)                             a copy of the applicable mortgage loan seller’s asset summary;

(j)                             a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)                         a copy of all zoning reports;

(l)                             a copy of financial statements of the related mortgagor;

(m)                     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)                         a copy of all UCC searches;

(o)                         a copy of all litigation searches;

(p)                         a copy of all bankruptcy searches;

(q)                         a copy of any origination settlement statement;

(r)                            a copy of the insurance summary report;

(s)                         a copy of organizational documents of the related mortgagor and any guarantor;

(t)                             unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)                         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)                          a copy of any closure letter (environmental); and

(w)                             a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan

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seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master

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servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of Barclays, Barclays Holdings to the same extent as Barclays) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the

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meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in

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excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)         have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)         have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the issuing entity or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

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(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Barclays, any of that mortgage loan seller and Barclays Holdings) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of

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those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

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Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the Servicing Shift Date, the Servicing Shift Whole Loan will be serviced pursuant to the Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to the Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan)

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for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage

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Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and

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servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in

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the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

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The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

The Master Servicer will also be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments.

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With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Loan REMIC Distribution Account”, a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”. Amounts received with respect to the residual interests in each Loan REMIC will be deposited into the Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

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Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                       to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)                to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)             to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)             to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)             to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

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(vii)          to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)            to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)               to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account, any Loss of Value Reserve Fund and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)            to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)          to recoup any amounts deposited in the Collection Account in error;

(xiii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)         to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

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(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.03125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (that are not Specially Serviced Loans) and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement; provided that such transactions are Master Servicer Decisions;
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●	100% of all assumption application fees and other similar items received on any Mortgage Loans solely to the extent the master servicer is processing the underlying transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) (whether or not the consent of the special servicer is required);
●	100% of any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan and any related Serviced Companion Loan (provided, however, that 50% of the portion of any Excess Modification Fee or waiver fee payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required under item (xiii) of the Major Decisions listed in this prospectus (and specifically excluding any defeasance fees), must be paid by the master servicer to the special servicer);
●	100% of assumption, waiver, consent, loan service transaction and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that such transactions qualify as Master Servicer Decisions;
●	50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement), provided that such transaction qualifies as a Major Decision or Special Servicer Decision;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands were prepared by the master servicer;
●	any Prepayment Interest Excesses arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date; and
●	50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement).

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that neither the master

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servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, any Loss of Value Reserve Fund and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of the greater of (a) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on

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the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan and (b) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.2500% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans or REO Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than

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$25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee, and only after the Special Servicer has received $25,000 in Workout Fees with respect to such Corrected Loan. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (a) 3.0% and (b) such lower rate as would result in an

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aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                      (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)             the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)             with respect to a Serviced Companion Loan, (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee

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pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of:

(i)                    (A) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans, (B) 50% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or Special Servicer Decision, and (C) 0% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision;

(ii)               100% of assumption application fees and other similar items received with respect to Mortgage Loans for which the special servicer is processing the underlying assumption-related transaction;

(iii)             50% of the portion of any Excess Modification Fees or waiver fees payable solely in connection with any modification, waiver, amendment or consent executed in connection with a defeasance transaction for which the consent, processing or approval of the special servicer is required, provided that such transaction qualifies as a Major Decision or Special Servicer Decision;

(iv)            100% of all assumption, waiver, consent, loan service transaction and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(v)                (A) 50% of all assumption fees, consent fees, loan service transaction fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans, provided that such transaction qualifies as a Major Decision or Special Servicer Decision and (B) 0% of all assumption fees, consent fees and earnout fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans, provided that such transaction qualifies as a Master Servicer Decision;

(vi)            100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by the special servicer;

(vii)          with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds;

(viii)       late payment charges and default interest, paid by the borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date; and

(ix)            50% of any fees related to a Major Decision or Special Servicer Decision on a non-Specially Serviced Loan (other than assumption application fees, defeasance fees, liquidation

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fees, workout fees and any other fees separately addressed herein or in the Pooling and Servicing Agreement).

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be

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delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.012670% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00220% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with

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respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00037% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master

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servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

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(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

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b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to obtain an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

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With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable; provided, however, that no new or updated appraisal will be required if the Mortgage Loan, Serviced Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the special servicer reasonably believes such sale is likely to close. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

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If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the

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case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D-RR certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, and third, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan,

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require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable), unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) to the special servicer and the certificate administrator within such 10-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the special servicer provides the second appraisal within such 120-day period, (ii) the determination by the special servicer (as described above) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount (as applicable) is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the

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replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer, will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the special servicer). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the

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risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, or the holder of any Companion Loan, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

Subject to the Servicing Standard, during the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA.

The special servicer will be required to maintain (or cause to be maintained) (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its

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obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this section, the special servicer may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan more than three months after the Closing Date that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to provide any consent or make any decision, including agreeing to any modifications, waivers and amendments, unless such consent or decision constitutes a Master Servicer Decision (unless, with respect to a Major Decision or Special Servicer Decision with respect to a non-Specially Serviced Loan, the master servicer and the special servicer mutually agree that the master servicer will process and obtain the prior consent of the special servicer, which consent will be deemed received by the master servicer if the special servicer does not respond within ten (10) days of delivery to the special servicer of the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus the time period provided to any Serviced Companion Loan Holder under any related intercreditor agreement to consent to such Major Decision).

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any Major Decision or Special Servicer Decision with respect to any non-Specially Serviced Loan; provided, further, that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Major Decision described in subclauses (A) and (B) of clause (xiv) of the definition of “Major Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

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“Special Servicer Decision” means any decision or borrower request with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Major Decision or a Master Servicer Decision.

“Master Servicer Decision” means, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan that is not a Specially Serviced Loan:

(a)	any decision or borrower request with respect to:
(i)	defeasances,
(ii)	collections, record keeping, reporting, payment processing and companion paying agent functions,
(iii)	inspections of Mortgaged Properties,
(iv)	property insurance and tax matters,
(v)	subjecting the related Mortgaged Property to an easement, right of way or similar agreement for utilities, access, parking, public improvements, or another purpose that, in each case, does not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan (including a consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement) (provided that the master servicer (1) has determined in accordance with the Servicing Standard that such easement, right of way or similar agreement or other matter will not materially and adversely affect the operation or value of such Mortgaged Property or the Trust Fund’s interest in the Mortgaged Property and (2) has determined that such easement, right of way or similar agreement or other matter will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Master Servicer may rely on an opinion of counsel in making any such determination under clause (2) above),
(vi)	Advances (including nonrecoverability determinations), and
(vii)	any note-splitting amendment to an Intercreditor Agreement, and
(b)	any decision the master servicer is to make under the PSA with respect to:
(i)	notices of a material default, Material Defect, or Repurchase Request,
(ii)	general servicing of the Serviced Loans or Serviced Whole Loans other than:
(1)	any borrower request not specified in the immediately preceding clause (a), including approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit (including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans secured by the Mortgaged Properties specifically identified in the PSA), unless such request relates to:
(a)	customary tax and insurance releases,
(b)	any other routine and/or customary escrow and reserve fundings or disbursements of amounts less than $175,000 and for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, or
(c)	any request for a funding or disbursement as mutually agreed upon by the master servicer and the special servicer;

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(2)	approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable area at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;
(3)	a decision to modify or take action (or to refrain from taking action) under any provisions regarding cash trap and lease sweep triggers, removal of a property manager or allocation of casualty or condemnation proceeds;
(4)	the calculation of loan-to-value ratio in connection with any principal prepayment or property release or substitution;
(5)	unless required by the related Mortgage Loan documents, a decision to modify any covenant setting reserve level requirements or a decision that a borrower has failed to increase reserve requirements as required by the related Mortgage Loan documents;
(6)	any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; or
(7)	any decision or borrower request related to approving annual budgets for the related Mortgaged Property;
(iii)	investment of funds held in accounts held by the master servicer,
(iv)	the master servicer’s compensation, including waivers of compensation due the master servicer,
(v)	administration of the master servicer’s website,
(vi)	whether a Servicing Transfer Event has occurred with respect to such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan,
(vii)	consulting with Companion Holders and
(viii)	certain other administrative functions typically performed by the master servicer as described in the PSA.

In addition, the special servicer will be entitled to review and approve any calculations (including, but not limited to, debt yield and debt service coverage ratio) made by the master servicer that would result in (i) the commencement of a cash trap or lease sweep period with respect to any Mortgage Loan, (ii) the removal of a property manager of a Mortgaged Property, (iii) the allocation of casualty or condemnation proceeds, or (iv) the release of any reserve to a borrower if such release would constitute a Major Decision. In connection with the foregoing, the master servicer will be required to forward any such calculation to the special servicer and provide any information that the special servicer reasonably requests in order to recalculate and review such calculation. With respect to any such calculation, if the special servicer fails to respond within ten (10) business days after receipt of such calculation and requested information (if any) referred to above, then such calculation will be deemed to have been approved by the special servicer. In the event the special servicer disagrees with any such calculation

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made by the master servicer (including any inputs), then the master servicer and the special servicer will be required to use reasonable efforts to reconcile their calculations; provided that, if the master servicer and the special servicer are unable to reconcile their calculations within five (5) business days after identifying such disagreement, then the special servicer’s calculation will control.

The special servicer will be entitled to 100% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), review fees, assumption fees, transfer fees, earnout fees and similar fees (other than defeasance fees) with respect to a Specially Serviced Loan. The master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), review fees, assumption fees, transfer fees, earnout fees and similar fees (other than defeasance fees) related to any Major Decision with respect to a non–Specially Serviced Loan. The master servicer will be entitled to 100% of Excess Modifications Fees, consent fees, ancillary fees, review fees, assumption fees, transfer fees, earnout fees and similar fees related to a Master Servicer Decision with respect to a non-Specially Serviced Loan.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (or any non-Specially Serviced Loan with respect to which such determination derives from the special servicer’s consideration of a Major Decision or Special Servicer Decision that is subject to its processing and/or consent rights) with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

The master servicer, prior to taking any action with respect to any Major Decision or any Special Servicer Decision, will be required to refer the request to the special servicer. Generally, the special servicer will process the request directly. However, the master servicer and special servicer may mutually agree that the master servicer will process such request, in which case the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” above) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the

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loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer is the party giving notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during

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normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard (or, if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to determine, in a manner consistent with the Servicing Standard and subject to the consent of the special servicer), whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(y) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent, or (z) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the

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applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer (or, with respect to Specially Serviced Loans and REO Properties, the special servicer) will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2024 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the

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related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use efforts consistent with the Servicing Standard to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2024 and the calendar year ending on December 31, 2024. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any Periodic Payment, which failure continues unremedied (without regard to any grace period): (i) except in the case of a balloon Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date on which the subject payment was due or (ii) solely in the case of a delinquent balloon payment, (A) after the date on which such balloon payment was due (except as described in clause (B) below) or (B) in the case of a Mortgage Loan or Serviced Whole Loan delinquent with respect to the balloon payment as to which the borrower has delivered to the master servicer or the special servicer (and in either such case, the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer) on or before the date on which the subject balloon payment was due, a refinancing commitment or otherwise binding application or other similar binding document for refinancing from an acceptable lender or a signed purchase and sale agreement (in each case reasonably satisfactory in form and substance to the special servicer), which provides that such refinancing or purchase will occur within 120 days after the date on which such balloon payment will become due (provided that if

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such refinancing does not occur before the expiration of the time period for refinancing specified in such refinancing commitment or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   there has occurred a default (other than as set forth in clause (1) and other than an Acceptable Insurance Default) that (i) in the judgment of the master servicer or the special servicer (in the case of the special servicer, (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan) unless a Control Termination Event is continuing or (B) during a Control Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event is continuing) materially impairs the value of the related Mortgaged Property as security for the applicable Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affects the interests of Certificateholders in the Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder in such Serviced Whole Loan), and (ii) continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a property advance will be deemed to materially and adversely affect the interests of the Certificateholders in the Mortgage Loan (or, in the case of any Serviced Whole Loan, the interests of the Certificateholders or the Serviced Companion Loan Holder in the Serviced Whole Loan);

(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender, reasonably satisfactory in form and substance to the master servicer and the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is

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required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or (b) such refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents (other than an Acceptable Insurance Default), unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 30 days provided that any default that results in acceleration of the related Mortgage Loan or Serviced Whole Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer (i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), if no Control Termination Event is continuing, or (ii) during a Control Termination Event, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), if no Consultation Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing);

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

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(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

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●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event;
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event;
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
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●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 days (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu or subordinate nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 day period (or, in the case of an Asset Status Report prepared prior to making a determination of an Acceptable Insurance Default, 20 days) and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Controlling Holder with respect to an A/B Whole Loan that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or between the special servicer and the Controlling Holder with respect to an A/B Whole Loan with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable, or by the Controlling Holder with respect to an A/B Whole Loan (to the extent required by the terms of the related Intercreditor Agreement); provided that, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the PSA, or

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has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the special servicer in accordance with the PSA. In addition, after the occurrence and during the continuance of a Control Termination Event, no Asset Status Report will be considered a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the PSA. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor (which may be via e-mail) following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor that is in the possession of the special servicer, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such non-binding alternative courses of action, if any, and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Certificateholder. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

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After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer (telephonically or electronically) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor on a non-binding basis with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a

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collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the 1516 Motor Parkway Loan REMIC or the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the 1516 Motor Parkway Loan REMIC or the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Loan REMIC or the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or

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rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the 1516 Motor Parkway Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash

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offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer or special servicer (and in either such case the master servicer or the special servicer, as applicable, will be required to promptly deliver a copy thereof to the other servicer), a commitment for refinancing of the related Mortgage Loan or a signed purchase and sale agreement (in each case, from an acceptable lender reasonably satisfactory in form and substance to the special servicer); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan or REO Property if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 3 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by

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the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent

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right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to Major Decisions relating to non-Specially Serviced Loans and (3) generally, the special servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the special servicer, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

In addition, within a reasonable time upon request from the Directing Certificateholder or the operating advisor, as applicable, but no more often than on a monthly basis (or, with respect to communications between the Directing Certificateholder and the master servicer or the special servicer, as applicable, on a more frequent basis that is commercially reasonable as mutually agreed to between the Directing Certificateholder and the master servicer or the special servicer, as applicable), each of the master servicer and the special servicer will, without charge, make a knowledgeable officer available via telephone to verbally answer questions from (a) the Directing Certificateholder ((i) if no Consultation Termination Event is continuing and (ii) other than with respect to any Excluded Loan as to such party) and (b) the operating advisor (with respect to the special servicer only), regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the master servicer or the special servicer, as applicable, is responsible.

If the master servicer receives a borrower request for a Major Decision or Special Servicer Decision, the master servicer will be required to promptly forward such request to the special servicer and will have no further obligations with respect to such Major Decision or Special Servicer Decision. The special servicer will be required to process such request, unless the special servicer and the master servicer

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mutually agree that the master servicer will process such request subject to the consent of the special servicer and the other consents or consultations described below.

The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be 3650 Real Estate Investment Trust 2 LLC (or an affiliate thereof).

“Loan-Specific Directing Certificateholder” means, with respect to the Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to the Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the RTL Retail Portfolio Mortgage Loan (9.2%), Barclays Bank PLC. On and after the Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be the Class F-RR, Class G-RR and Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the

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master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The Class F-RR certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, (a) the master servicer will not be permitted to take any action that constitutes a Special Servicer Decision or a Major Decision unless it has obtained the consent of the special servicer, who will have 10 days (or 20 days with respect to the determination of an Acceptable Insurance Default) (from the date that the special servicer receives the information from the master servicer) to analyze and make a recommendation regarding any of the following actions (subject, however, to the right of the special servicer to process directly any of the following actions as set forth in the PSA) (provided that, in the event that the special servicer and the master servicer have mutually agreed that the master servicer will determine and process the request with respect to the subject following action, if the special servicer does not consent, or notify the master servicer that it will not consent, to any of the following actions within the required 10 days or 20 days, as applicable, the special servicer will be deemed to have consented to the subject following action) and (b) prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action that constitutes a Major Decision and the special servicer will not be permitted to consent to the master servicer’s taking of any Major Decisions as to which the Directing Certificateholder has objected in writing within 10 days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 day (or 20-day) period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and with respect to each Non-Serviced Mortgage Loan solely to the extent explicitly stated below, each of the following is a “Major Decision”:

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(i)                       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                    initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property following a default or event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or any acceleration of such Mortgage Loan or Serviced Whole Loan, as the case may be;

(iii)                 any modification, consent to a modification or waiver of any monetary term (including, without limitation, reserve amounts and cash flow triggers, but excluding late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments, acceptance of discounted payoffs, provisions governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower and provisions regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements); but excluding waivers of default interest or late payment charges) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan as expressly permitted pursuant to the terms of the related Mortgage Loan documents;

(iv)                   following a default or an event of default with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(v)                     any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price (excluding any expenses incurred by the master servicer, the special servicer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to a repurchase or substitution obligation under an MLPA);

(vi)                  any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vii)               approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan if lender discretion is required (including determining whether any applicable terms or tests are satisfied); provided that, in any case, Major Decisions will not include (A) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (B) the release, substitution or addition of collateral securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan in connection with a defeasance of such collateral; or (C) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(viii)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan if lender consent is required, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

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(ix)                any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(x)                   any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(xi)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)             any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (C) a modification that would permit a principal prepayment instead of defeasance if the applicable Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiv)           approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(xv)              approving any transfers of an interest in the borrower under a Mortgage Loan (other than a Non-Serviced Mortgage Loan), unless such transfer (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower; and

(xvi)           any determination of Acceptable Insurance Default; and

(xvii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, in circumstances where no lender discretion is required other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied).

However, if the special servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion

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Noteholder, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the special servicer may take actions with respect to the related Mortgaged Property before the expiration of the related consent or consultation period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the relevant period would materially and adversely affect the interest of the Certificateholders and the related Serviced Companion Noteholder (if applicable) and the special servicer has made a reasonable effort, if no Control Termination Event is continuing and other than if an Excluded Loan is involved, to contact the Directing Certificateholder.

Notwithstanding anything to the contrary contained herein, with respect to each Whole Loan, the master servicer and special servicer will have no rights beyond than the rights granted to the holder of the related Mortgage Loan pursuant to the Co-Lender Agreement. With respect to any Non-Serviced Whole Loan or the Servicing Shift Whole Loan, the rights of the master servicer, special servicer and Directing Certificateholder will be limited as described in “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan”.

In connection with any Major Decision processed by the special servicer, the special servicer will provide any final Major Decision Reporting Package prepared by it to the master servicer promptly after the Directing Certificateholder’s approval of such final Major Decision Reporting Package.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no

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Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer or the master servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

Notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process (and obtain the prior consent of the special servicer) with respect to any Major Decisions with respect to any non-Specially Serviced Loan.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is In the

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possession of the special servicer related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which its consent is required and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided, that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Consultation Termination Event will not be deemed to be continuing (other than with respect to a Consultation Termination Event pursuant to clause (ii)) if the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to

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an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F-RR certificates and the Class F-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time that such waivers have been made, (i) the master servicer will no longer be obligated to consult with the Directing Certificateholder and (ii) the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F-RR certificates, the successor Class F-RR certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class F-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the

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holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan or the Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the Servicing Shift Whole Loan, as applicable and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or the Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

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(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, the Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

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Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                        after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)                  if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the

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operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, each of the special servicer and the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor

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determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.
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To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Retaining Sponsor, any subsequent third-party purchaser of the HRR Certificates or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                             that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

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Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Control Termination Event is continuing) the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any Excluded Loan) disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person

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acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account

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the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor

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may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool

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information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2014 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between August 15, 2018 and August 15, 2023 was approximately 35.1%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period between August 15, 2018 and August 15, 2023 was approximately 2.6%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 18.8% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset

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representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)               a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)            a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)             copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)               a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)            a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)          copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset

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representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete

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a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all

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times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Retaining Sponsor, any Subsequent Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                  any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)               any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)            any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iv)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)             the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset

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representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to

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terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor,

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the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated

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special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loan: (i) prior to the Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the Servicing Shift Whole Loan; and (ii) on and after the Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the

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affiliation causing an Impermissible Risk Retention Affiliate is the result of the Subsequent Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided, however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special

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servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% or more of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the

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Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

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Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

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Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) cause a tax to be imposed on any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to

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indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate

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administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

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Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller

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makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise

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its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and

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related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

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In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loan

The Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which the Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to the Servicing Shift Mortgage Loan:

●	Following the Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the Servicing Shift Whole Loan.
●	Until the Servicing Shift Date, the applicable master servicer’s compensation in respect of the Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to the Servicing Shift Mortgage Loan. From and after the Servicing Shift Date, the primary servicing fee on the Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
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●	Following the Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to the Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing the Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan and Non-Serviced Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
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●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2023-C21 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts, percentages or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which
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actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2023-C21 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA
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or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Non-Serviced A/B Mortgage Loan

The Back Bay Office Mortgage Loan is being serviced pursuant to the Benchmark 2023-B39 pooling and servicing agreement. The servicing terms of the Benchmark 2023-B39 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2023-B39 pooling and servicing agreement earns a primary servicing fee with respect to the Back Bay Office Mortgage Loan equal to 0.00125% per annum.
●	Upon the Back Bay Office Whole Loan becoming a specially serviced loan under the Benchmark 2023-B39 pooling and servicing agreement, the related Non-Serviced Special Servicer under the Benchmark 2023-B39 pooling and servicing agreement will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25%, subject to a minimum monthly fee of $3,500.
●	The related Non-Serviced Special Servicer under the Benchmark 2023-B39 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee will be subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer under the Benchmark 2023-B39 pooling and servicing agreement will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with any liquidation of the Back Bay Office Whole Loan or any related REO Property. Such fee will be subject to a floor of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.
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See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Back Bay Office Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master

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servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to

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effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-Off Date Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in September 2033 and the CX – 250 Water Street Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of mortgage loans and from the aggregate Cut-off Date Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such

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tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

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(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by

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federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii)  in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch), and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Nine (9) Mortgaged Properties (21.9%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Eleven (11) Mortgaged Properties (13.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court

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then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Sixteen (16) Mortgaged Properties (12.4%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording

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office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges

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personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum

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notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels,

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motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

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A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien

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avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be

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for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of

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rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the

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sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly

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administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under

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the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated

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property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that

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property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the

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senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

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Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Barclays currently holds certain of the Healthcare Trust MOB Portfolio Companion Loans, Fashion Valley Mall Companion Loans, RTL Retail Portfolio Companion Loans, Rhino Retail Portfolio 2 Companion Loans and One & Two Commerce Square Companion Loans.

3650 REIT, a sponsor, an originator, the Retaining Sponsor, a mortgage loan seller, and the expected initial Directing Certificateholder, is an affiliate of (i) the initial holder of the HRR Certificates, as the “majority-owned affiliate” (as defined in Regulation RR) of 3650 REIT, and (ii) 3650 Servicing, the initial special servicer with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loans (other than any Excluded Special Servicer Loan) and a limited (non-cashiering) subservicer. In addition, 3650 REIT currently holds one or more of the La Habra Marketplace, Centene, 500 Delaware and 1516 Motor Parkway Companion Loans. However, 3650 REIT intends to sell such Companion Loans in connection with one or more future securitizations.

3650 REIT Loan Servicing LLC, the Special Servicer, is also (a) the Non-Serviced Special Servicer under the 3650R 2021-PF1 pooling and servicing agreement that governs the servicing of the Centene Whole Loan and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2021-PF1 pooling and servicing agreement, (b) the Non-Serviced Special Servicer under the 3650R 2022-PF2 pooling and servicing agreement that governs the servicing of the 500 Delaware Whole Loan, the Art Ovation Hotel Whole Loan, the Triple Net Portfolio Whole Loan and the TOTAL Plaza Whole Loan and is an affiliate of the entity that was appointed as the directing certificateholder under the 3650R 2022-PF2 pooling and servicing agreement and (c) the initial Non-Serviced Special Servicer under the BMO 2023-5C1 pooling and servicing agreement that currently governs the servicing of the 11 West 42nd Street Whole Loan and is an affiliate of the entity that was appointed as the directing certificateholder under the BMO 2023-5C1 pooling and servicing agreement.

Pursuant to certain limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, 3650 REIT Loan Servicing LLC (i) is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans that are Serviced Mortgage Loans and (ii) currently serves as a limited (non-cashiering) sub-

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servicer with respect to certain mortgage loans, including certain Non-Serviced Mortgage Loans that are serviced under the related Non-Serviced PSAs.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds one or more of the Fashion Valley Mall and RTL Retail Portfolio Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, CREFI currently holds two Companion Loans for the Cipriani NYC Portfolio Whole Loan. However, CREFI intends to sell such Companion Loans in connection with the BANK5 2023-5YR3 securitization.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters.

CREFI has provided warehouse financing to 3650 REIT for certain Mortgage Loans originated by 3650 REIT that are being contributed to this securitization. The Cut-off Date Balance of the CX – 250 Water Street Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $53,150,000. The Cut-off Date Balance of the Triple Net Portfolio Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $20,000,000. Proceeds received by 3650 REIT in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from CREFI, each of the 3650 REIT Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between Bank of Montreal, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Bank of Montreal or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to a certain interim servicing agreement between German American Capital Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to a certain interim servicing agreement between Citi Real Estate Funding Inc., a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Citi Real Estate Funding Inc. or one of its affiliates’ mortgage

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loans, including, prior to their inclusion in the issuing entity, certain of the Citi Real Estate Funding Inc. Mortgage Loans.

3650 REIT Loan Servicing LLC acts as interim servicer with respect to one (1) of the Mortgage Loans with a Cut-off Date Balance of approximately $9,100,000 to be contributed to this securitization transaction by 3650 REIT.

Pursuant to a certain interim servicing agreement between 3650 Real Estate Investment Trust 2 LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain 3650 Real Estate Investment Trust 2 LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the 3650 REIT Mortgage Loans.

Pursuant to certain limited subservicing agreements between 3650 REIT Loan Servicing LLC, an affiliate of 3650 Real Estate Investment Trust 2 LLC, on the one hand, and Midland, on the other hand, 3650 REIT Loan Servicing LLC (i) is expected to have limited (non-cashiering) subservicing duties with respect to certain of the Mortgage Loans that are Serviced Mortgage Loans and (ii) currently serves as a limited (non-cashiering) sub-servicer with respect to certain mortgage loans, including certain Non-Serviced Mortgage Loans that are serviced under the related Non-Serviced PSAs.

Midland is also (i) the master servicer under the 3650R 2022-PF2 pooling and servicing agreement, pursuant to which the 500 Delaware Whole Loan, the Art Ovation Hotel Whole Loan, the Triple Net Portfolio Whole Loan, and the TOTAL Plaza Whole Loan are serviced, (ii) the master servicer under the Benchmark 2023-B39 pooling and servicing agreement, pursuant to which the Soho Beach House Miami Whole Loan, the Novolex Portfolio Whole Loan, the Seagate Campus Whole Loan and the Back Bay Office Whole Loan are serviced, (iii) the master servicer under the Benchmark 2023-B38 pooling and servicing agreement, pursuant to which the Great Lakes Crossing Outlets Whole Loan is serviced and (iv) the master servicer under the 3650R 2021-PF1 pooling and servicing agreement, pursuant to which the Centene Whole Loan is serviced.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator and custodian under (a) the BBCMS 2023-C20 pooling and servicing agreement, pursuant to which the Healthcare Trust MOB Portfolio Whole Loan and the Fashion Valley Mall Whole Loan are serviced, (b) the Benchmark 2023-B39 pooling and servicing agreement, pursuant to which the Soho Beach House Miami Whole Loan, the Novolex Portfolio Whole Loan, the Back Bay Office Whole Loan and the Seagate Campus Whole Loan are serviced, (c) the BANK 2023-BNK45 pooling and servicing agreement, pursuant to which the CX - 250 Water Street Whole Loan is serviced, (d) the 3650R 2022-PF2 pooling and servicing agreement, pursuant to which the Triple Net Portfolio Whole Loan, the Art Ovation Hotel Whole Loan, the 500 Delaware Whole Loan and the TOTAL Plaza Whole Loan are serviced, (e) the Benchmark 2023-B38 pooling and servicing agreement, pursuant to which the Great Lakes Crossing Outlets Whole Loan is serviced, (f) the BANK5 2023-5YR3 pooling and servicing agreement, pursuant to which the 11 West 42nd Street Whole Loan is expected to be serviced and (g) the BANK 2023-BNK46 pooling and servicing agreement, pursuant to which the One & Two Commerce Square Whole Loan is serviced. Computershare Trust Company, National Association is also the agent on behalf of the certificate administrator and custodian under the 3650R 2021-PF1 pooling and servicing agreement, pursuant to which the Centene Whole Loan is serviced.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and 3650 REIT, which is a sponsor, the Retaining Sponsor, a mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the 3650 REIT Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and Bank of Montreal, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an

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interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and Citi Real Estate Funding Inc., Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the CREFI Mortgage Loans (14.1%).

LNR is the current special servicer under (i) the BBCMS 2023-C20 PSA, which (a) governs the servicing of the Healthcare Trust MOB Portfolio Whole Loan and (b) currently governs the servicing of the Fashion Valley Mall Whole Loan, (ii) the BANK 2023-BNK45 PSA, which currently governs the servicing of the CX-250 Water Street Whole Loan, (iii) the BMARK 2023-B38 PSA, which governs the servicing of the Great Lakes Crossing Outlets Whole Loan and (iv) the BANK 2023-BNK46 PSA, which governs the servicing of the One & Two Commerce Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

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Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

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The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 475,482,000	Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for

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commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table

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below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 475,482,000	Class A-1, Class A-2, Class A-3, Class A-5 and Class A-SB certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in November 2023;
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●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about October 5, 2023;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a

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Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	88%	88%	88%	88%	88%
October 2025	66%	66%	66%	66%	66%
October 2026	42%	42%	42%	42%	42%
October 2027	17%	17%	17%	17%	17%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.68	2.64	2.64	2.64	2.64

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.85	4.82	4.77	4.52
Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	74%	70%	64%	55%	0%
October 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	8.04	8.02	8.00	7.96	7.74

Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	97%
October 2032	80%	78%	76%	74%	57%
October 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.43	9.39	9.33	9.26	8.98
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Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	98%	98%	98%	98%	98%
October 2029	74%	74%	74%	74%	74%
October 2030	49%	49%	49%	49%	49%
October 2031	23%	23%	23%	23%	23%
October 2032	2%	2%	2%	2%	2%
October 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.02	7.02	7.02	7.02	7.03

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.79	9.75	9.70	9.36

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.88	9.86	9.84	9.44
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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031	100%	100%	100%	100%	100%
October 2032	100%	100%	100%	100%	100%
October 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.91	9.86	9.44

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	7.764%	7.782%	7.782%	7.782%	7.782%
97.0000%	7.320%	7.334%	7.334%	7.334%	7.334%
98.0000%	6.883%	6.891%	6.891%	6.891%	6.891%
99.0000%	6.452%	6.456%	6.456%	6.456%	6.456%
100.0000%	6.028%	6.027%	6.027%	6.027%	6.027%
101.0000%	5.610%	5.604%	5.604%	5.604%	5.604%
102.0000%	5.198%	5.187%	5.187%	5.187%	5.187%
103.0000%	4.791%	4.776%	4.776%	4.776%	4.776%
104.0000%	4.391%	4.371%	4.371%	4.371%	4.371%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	7.165%	7.167%	7.170%	7.174%	7.208%
98.0000%	6.912%	6.913%	6.914%	6.917%	6.938%
99.0000%	6.662%	6.662%	6.662%	6.663%	6.672%
100.0000%	6.415%	6.414%	6.413%	6.412%	6.408%
101.0000%	6.171%	6.169%	6.167%	6.164%	6.148%
102.0000%	5.930%	5.927%	5.924%	5.919%	5.892%
103.0000%	5.692%	5.688%	5.684%	5.677%	5.638%
104.0000%	5.457%	5.452%	5.446%	5.437%	5.387%
105.0000%	5.224%	5.219%	5.212%	5.201%	5.139%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.7500%	6.707%	6.708%	6.709%	6.710%	6.715%
98.7500%	6.541%	6.541%	6.542%	6.543%	6.543%
99.7500%	6.376%	6.377%	6.377%	6.377%	6.373%
100.7500%	6.214%	6.214%	6.214%	6.213%	6.206%
101.7500%	6.053%	6.053%	6.052%	6.051%	6.041%
102.7500%	5.895%	5.894%	5.893%	5.892%	5.877%
103.7500%	5.738%	5.737%	5.736%	5.734%	5.716%
104.7500%	5.584%	5.582%	5.581%	5.578%	5.557%
105.7500%	5.431%	5.429%	5.427%	5.424%	5.399%
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Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.5000%	6.258%	6.258%	6.259%	6.260%	6.265%
99.5000%	6.114%	6.114%	6.114%	6.114%	6.115%
100.5000%	5.971%	5.971%	5.971%	5.970%	5.968%
101.5000%	5.831%	5.830%	5.829%	5.828%	5.822%
102.5000%	5.692%	5.691%	5.689%	5.687%	5.678%
103.5000%	5.555%	5.553%	5.551%	5.548%	5.535%
104.5000%	5.419%	5.417%	5.414%	5.410%	5.395%
105.5000%	5.285%	5.283%	5.280%	5.275%	5.256%
106.5000%	5.153%	5.150%	5.146%	5.140%	5.119%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.7500%	6.586%	6.585%	6.585%	6.584%	6.577%
99.7500%	6.402%	6.402%	6.401%	6.400%	6.394%
100.7500%	6.220%	6.220%	6.219%	6.219%	6.212%
101.7500%	6.041%	6.041%	6.040%	6.039%	6.033%
102.7500%	5.864%	5.864%	5.863%	5.862%	5.857%
103.7500%	5.689%	5.689%	5.688%	5.687%	5.682%
104.7500%	5.516%	5.516%	5.515%	5.514%	5.509%
105.7500%	5.345%	5.345%	5.344%	5.344%	5.339%
106.7500%	5.177%	5.176%	5.176%	5.175%	5.170%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
1.2500%	10.258%	10.145%	9.997%	9.768%	8.918%
1.2750%	9.678%	9.564%	9.414%	9.183%	8.329%
1.3000%	9.117%	9.002%	8.850%	8.616%	7.760%
1.3250%	8.575%	8.458%	8.305%	8.068%	7.210%
1.3500%	8.049%	7.931%	7.777%	7.537%	6.676%
1.3750%	7.540%	7.421%	7.265%	7.023%	6.159%
1.4000%	7.047%	6.926%	6.768%	6.524%	5.658%
1.4250%	6.568%	6.446%	6.287%	6.040%	5.171%
1.4500%	6.103%	5.980%	5.819%	5.570%	4.699%
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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	6.948%	6.949%	6.949%	6.951%	6.961%
97.0000%	6.802%	6.802%	6.802%	6.803%	6.809%
98.0000%	6.657%	6.657%	6.656%	6.656%	6.659%
99.0000%	6.514%	6.513%	6.513%	6.512%	6.511%
100.0000%	6.373%	6.372%	6.371%	6.370%	6.365%
101.0000%	6.233%	6.232%	6.231%	6.229%	6.221%
102.0000%	6.096%	6.094%	6.092%	6.090%	6.078%
103.0000%	5.960%	5.958%	5.955%	5.953%	5.937%
104.0000%	5.826%	5.823%	5.820%	5.817%	5.798%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
94.0000%	7.247%	7.248%	7.249%	7.251%	7.271%
95.0000%	7.097%	7.098%	7.099%	7.100%	7.116%
96.0000%	6.949%	6.950%	6.951%	6.952%	6.963%
97.0000%	6.804%	6.803%	6.804%	6.805%	6.812%
98.0000%	6.660%	6.659%	6.660%	6.661%	6.663%
99.0000%	6.518%	6.517%	6.517%	6.518%	6.516%
100.0000%	6.377%	6.376%	6.376%	6.377%	6.370%
101.0000%	6.239%	6.238%	6.238%	6.238%	6.227%
102.0000%	6.102%	6.100%	6.100%	6.100%	6.086%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
83.2500%	8.994%	8.995%	9.000%	9.009%	9.083%
84.2500%	8.819%	8.820%	8.825%	8.833%	8.902%
85.2500%	8.647%	8.648%	8.653%	8.660%	8.723%
86.2500%	8.478%	8.479%	8.483%	8.490%	8.548%
87.2500%	8.311%	8.312%	8.316%	8.322%	8.375%
88.2500%	8.147%	8.148%	8.151%	8.157%	8.205%
89.2500%	7.985%	7.986%	7.989%	7.994%	8.037%
90.2500%	7.825%	7.826%	7.829%	7.833%	7.871%
91.2500%	7.668%	7.669%	7.671%	7.675%	7.708%
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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, together with Loan REMICs, the “Trust REMICs”). In addition, the 500 Delaware Loan REMIC, created pursuant to a REMIC declaration effective as of April 7, 2023, holds the 500 Delaware Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 38.5% interest) and a single residual interest (of which the trust will own a 100.0% interest). The Art Ovation Hotel Loan REMIC, created pursuant to a REMIC declaration effective as of July 14, 2023, holds the Art Ovation Hotel Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 100.0% interest) and a single residual interest (of which the trust will own a 100.0% interest). The Triple Net Portfolio Loan REMIC, created pursuant to a REMIC declaration effective as of July 28, 2023, holds the Triple Net Portfolio Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 100.0% interest) and a single residual interest (of which the trust will own a 100.0% interest). The Centene Loan REMIC, created pursuant to a REMIC declaration effective as of August 17, 2022, holds the Centene Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 50.0% interest) and a single residual interest (of which the trust will own a 100.0% interest). The 1516 Motor Parkway Loan REMIC, created pursuant to a REMIC declaration effective as of November 1, 2022, holds the 1516 Motor Parkway Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 50.0% interest) and a single residual interest (of which the trust will own a 100.0% interest). The TOTAL Plaza Loan REMIC, created pursuant to a REMIC declaration effective as of April 5, 2023, holds the TOTAL Plaza Mortgage Loan and other related assets and has issued a class of uncertificated regular interests (of which the trust will own a 100.0% interest) (such regular interests, together with the regular interests in the 500 Delaware Loan REMIC, the Art Ovation Hotel Loan REMIC, the Triple Net Portfolio Loan REMIC, the Centene Loan REMIC, the 1516 Motor Parkway Loan REMIC and the TOTAL Plaza Loan REMIC, the “Loan REMIC Regular Interests”), and a single residual interest (of which the trust will own a 100.0% interest). The Certificate Administrator will be responsible for any tax administration relating to the Loan REMICs.

The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest), the Loan REMIC Regular Interests and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, each representing a regular interest in

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the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii)  compliance with each Loan REMIC declaration, (iv) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of (i) the Excess Interest and the Excess Interest Distribution Account and (ii) the residual interests issued by each Loan REMIC and the Loan REMIC Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code; (b) the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code; and (c) the Class R certificates will represent beneficial ownership of the residual interests issued by each Loan REMIC and the Loan REMIC Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a

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qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Loan REMIC Regular Interests will constitute a regular interest in the related Loan REMIC, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be

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treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, there are no, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain

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issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity

523

Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class A-1 and Class B certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser

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generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a

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congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-2, Class A-3, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following

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sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X-A certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing

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Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than any Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at

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regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders

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should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S and Class R certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-5
Barclays Capital Inc.	$1,970,000	$100,130,000	$59,700,000	$306,890,000
BMO Capital Markets Corp.	$0	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$3,700,000
Total	$1,970,000	$100,130,000	$59,700,000	$310,590,000
Underwriter	Class A-SB	Class X-A	Class A-S	Class B
Barclays Capital Inc.	$3,092,000	$475,482,000	$84,058,000	$29,718,000
BMO Capital Markets Corp.	$0	$0	$0	$0
Citigroup Global Markets Inc.	$0	$0	$0	$0
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Bancroft Capital, LLC	$0	$0	$0	$0
Total	$3,092,000	$475,482,000	$84,058,000	$29,718,000
Underwriter	Class C
Barclays Capital Inc.	$24,623,000
BMO Capital Markets Corp.	$0
Citigroup Global Markets Inc.	$0
Deutsche Bank Securities Inc.	$0
Drexel Hamilton, LLC	$0
Bancroft Capital, LLC	$0
Total	$24,623,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in

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certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 102.1% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2023, before deducting expenses payable by the depositor (such expenses estimated at $6,418,230, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, an originator, a mortgage loan seller and an affiliate of the holder of certain of Fashion Valley Mall, RTL Retail Portfolio and Rhino Retail Portfolio 2 Companion Loans. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller, and a holder of one or more of the Fashion Valley Mall and RTL Retail Portfolio Companion Loans. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator and a mortgage loan seller. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor and a mortgage loan seller, Deutsche Bank AG, New York Branch, an originator, and DBR Investments Co. Limited, an originator.

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A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)   the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)   the payment by the depositor to 3650 REIT, as a mortgage loan seller, of the purchase price for the 3650 REIT Mortgage Loans;

(3)   the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the BMO Mortgage Loans;

(4)   the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans; and

(5)   the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-09)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to

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the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain

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specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

Prospective investors should note that the California State Teacher’s Retirement System and the Teacher Retirement System of Texas, which are governmental plans, as of loan origination, are borrower sponsors of the CX - 250 Water Street Mortgage Loan (7.8%).

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the

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Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a

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Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of

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creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in

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September 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

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Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
1516 Motor Parkway loan REMIC	56
17g-5 Information Provider	362
1986 Act	522
1996 Act	500
3
30/360 Basis	398
3650 REIT	275
3650 REIT Data Tape	277
3650 REIT Deal Team	276
3650 REIT Mortgage Loans	275
3650 REIT Qualification Criteria	278
3650 Servicing	313
4
401(c) Regulations	539
5
500 Delaware loan REMIC	56
A
A/B Whole Loan	228
AB Modified Loan	409
Accelerated Mezzanine Loan Lender	355
Acceptable Insurance Default	413
Accrued and Deferred Principal	213
Accrued Interest	213
ACO	188
Acting General Counsel’s Letter	144
Actual/360 Basis	212
Actual/360 Loans	386
ADA	502
Additional EIL Policy	184
Additional Exclusions	412
Adjusted Release Amount	218
Administrative Cost Rate	340
ADR	155
Advances	382
Affirmative Asset Review Vote	452
Aggregate Back Bay Office Junior Note Percentage Interest	246
Aggregate Back Bay Office Senior Note Percentage Interest	246
ANCO	186
Annual Debt Service	155
Anticipated Repayment Date	212

Appraisal Reduction Amount	406
Appraisal Reduction Event	405
Appraised Value	155
Appraised-Out Class	410
ARD	212
ARD Loan	212
Art Ovation Hotel loan REMIC	56
ASR Consultation Process	427
Assessment of Compliance	481
Asset Representations Reviewer Asset Review Fee	404
Asset Representations Reviewer Fee	404
Asset Representations Reviewer Fee Rate	404
Asset Representations Reviewer Termination Event	457
Asset Representations Reviewer Upfront Fee	404
Asset Review	454
Asset Review Notice	453
Asset Review Quorum	453
Asset Review Report	455
Asset Review Report Summary	455
Asset Review Standard	454
Asset Review Trigger	451
Asset Review Vote Election	452
Asset Status Report	424
Assumed Final Distribution Date	347
Assumed Scheduled Payment	341
Attestation Report	481
Available Funds	333
B
Back Bay Office Co-Lender Agreement	245
Back Bay Office Companion Noteholders	245
Back Bay Office Companion Notes	245
Back Bay Office Consulting Parties	258
Back Bay Office Control Appraisal Period	257
Back Bay Office Controlling Noteholder	258
Back Bay Office Defaulted Securitized A Loan	267
Back Bay Office Extraordinary Major Decision	262
Back Bay Office Junior Note Rate	245
Back Bay Office Junior Note Relative Spread	245
Back Bay Office Junior Noteholders	245
Back Bay Office Junior Notes	245
Back Bay Office Major Decision	259
Back Bay Office Majority Decision	264

544

Back Bay Office Mortgage Loan	245
Back Bay Office Mortgage Rate	245
Back Bay Office Net Junior Note Rate	245
Back Bay Office Net Senior Note Rate	245
Back Bay Office Noteholders	245
Back Bay Office Notes	244
Back Bay Office Pari Passu Companion Noteholders	245
Back Bay Office Pari Passu Companion Notes	245
Back Bay Office Recovered Costs	246
Back Bay Office Senior Note Default Rate	246
Back Bay Office Senior Note Relative Spread	245
Back Bay Office Senior Noteholders	245
Back Bay Office Senior Notes	245
Back Bay Office Sequential Pay Event	251
Back Bay Office Threshold Event Collateral	264
Back Bay Office Threshold Event Cure	264
Back Bay Office Unsecuritized Senior Note	255
Back Bay Office Whole Loan	244
Balloon or ARD LTV Ratio	159
Balloon or ARD Payment	160
Bank Act	292
Barclays	269
Barclays Data Tape	270
Barclays Holdings	269
Barclays Mortgage Loans	270
Barclays Review Team	270
Barclays’ Qualification Criteria	271
Base Interest Fraction	346
BellOak	324
Benchmark 2023-B39 PSA	245
BER	182, 185
BMO	292
BMO Data File	294
BMO Financial	292
BMO Harris	293
BMO Mortgage Loans	292
BMO Securitization Database	293
Borrower Party	355
Borrower Party Affiliate	355
Borrowers	210
Breach Notice	372
Bridge Bank	108
BRRTS	186
C
C(WUMP)O	20
Cash Flow Analysis	156
CDTC	322
CEA	188

Centene loan REMIC	56
CERCLA	500
Certificate Administrator/Trustee Fee	403
Certificate Administrator/Trustee Fee Rate	403
Certificate Balance	332
Certificate Owners	364
Certificateholder	356
Certificateholder Quorum	460
Certificateholder Repurchase Request	470
Certificates	331
CGMRC	284
Class A Certificates	331
Class A-SB Planned Principal Balance	342
Class X Certificates	331
Clearstream	363
Clearstream Participants	365
Closing Date	154, 269
CMBS	148, 310
Code	147, 519
Collateral Deficiency Amount	409
Collection Account	385
Collection Period	334
Communication Request	367
Companion Distribution Account	385
Companion Holder	228
Companion Holders	228
companion loan	45
Companion Loan Rating Agency	228
Companion Loan(s)	152
Compensating Interest Payment	349
Computershare	322
Computershare Limited	321
Computershare Trust Company	321
Constant Prepayment Rate	511
Consultation Termination Event	440
Control Eligible Certificates	434
Control Note	228
Control Termination Event	440
Control-Eligible Senior Noteholder	262
Controlling Class	434
Controlling Class Certificateholder	434
Controlling Holder	228
Corrected Loan	424
COVID-19	63
CPR	511
CPY	511
CREC	181
Credit Entity	170
Credit Risk Retention Rules	325
CREFC®	352
CREFC® Intellectual Property Royalty License Fee	405
CREFC® Intellectual Property Royalty License Fee Rate	405
CREFC® Reports	352

545

CREFI	283
CREFI Data File	285
CREFI Mortgage Loans	283
CREFI Securitization Database	284
Cross-Over Date	338
CRR	126
CTS	322
Cumulative Appraisal Reduction Amount	409
Cure/Contest Period	455
Cut-off Date	152
Cut-off Date Balance	157
Cut-off Date Loan-to-Value Ratio	158
Cut-off Date LTV Ratio	158
D
D or @%(#)	161
D or GRTR of @% or YM(#)	161
D or YM(#)	161
D(#)	161
DBNY	154, 300
DBRI	153, 300
DBRS Morningstar	310
Debt Service Coverage Ratio	159
Decision-Eligible Senior Noteholder	261
Defaulted Back Bay Office Senior Note Purchase Price	247
Defaulted Individual Property	220
Defaulted Loan	431
Defeasance Deposit	217
Defeasance Loans	216
Defeasance Lock-Out Period	216
Defeasance Option	216
Definitive Certificate	363
Delinquent Loan	452
Depositaries	363
Designated Parcel	219
Determination Date	333
Deutsche Bank	300
Diligence File	369
Directing Certificateholder	434
Directing Certificateholder Asset Status Report Approval Process	426
Disclosable Special Servicer Fees	403
Discount Rate	347
Dispute Resolution Consultation	472
Dispute Resolution Cut-off Date	471
Distribution Accounts	386
Distribution Date	333
Distribution Date Statement	352
Distributor	16
DISTRIBUTOR	17
Divisional Sale	170
DMARC	301
DNREC	186
Dodd-Frank Act	150

DOJ	300
DOL	536
DSCR	159
DTC	363
DTC Participants	363
DTC Rules	364
Due Date	211, 335
Due Diligence Questionnaire	285, 294
Due Diligence Requirements	127
E
Early Defeasance Loan	217
EDGAR	535
EEA	16
EEA Retail Investor	16
Effective Gross Income	156
EIL Policy	183
Eligible Asset Representations Reviewer	456
Eligible Operating Advisor	447
Enforcing Party	470
Enforcing Servicer	470
ERC	185
ESA	180, 305
Escrow/Reserve Mitigating Circumstances	274, 281, 307
EU Due Diligence Requirements	126
EU Institutional Investor	126
EU PRIIPS Regulation	16
EU PROSPECTUS REGULATION	16
EU SECURITIZATION REGULATION	18
EU Transparency Requirements	127
Euroclear	363
Euroclear Operator	365
Euroclear Participants	365
EUWA	16, 18
Exception Schedules	330
Excess Interest	332
Excess Interest Distribution Account	386
Excess Modification Fee Amount	399
Excess Modification Fees	397
Excess Prepayment Interest Shortfall	350
Exchange Act	268, 308
Excluded Controlling Class Holder	354
Excluded Information	355
Excluded Loan	355
Excluded Plan	538
Excluded Special Servicer	460
Excluded Special Servicer Loan	460
Exemption	536
Exemption Rating Agency	537
Extension Option A	195

546

F
Fashion Valley Mall Release Parcels	157
FATCA	530
FDIA	143
FDIC	108, 144
FIEL	22
Final Asset Status Report	426
Final Dispute Resolution Election Notice	472
Financial Market Publisher	357
Financial Promotion Order	19
FIRREA	145, 304
First Extension Option B	196
Fitch	480
Flagstar	108
FPO Persons	19
FSMA	16, 18
G
GACC	300
GACC Data Tape	302
GACC Deal Team	302
GACC Mortgage Loans	301
Gain-on-Sale Entitlement Amount	334
Gain-on-Sale Remittance Amount	335
Gain-on-Sale Reserve Account	386
Garn Act	501
GLA	159
Government Securities	214
grantor trust	57
Grantor Trust	332, 520
GRTR of @% or YM(#)	161
H
HRR certificates	34
HRR Certificates	325, 331
I
IDA	210
IDA Estoppel	210
IDA Expiration Date	210
IDA Lease	210
Impermissible Risk Retention Affiliate	462
Impermissible TPP Affiliate	462
Indirect Participants	363
Initial Back Bay Office Note Percentage Interest	246
Initial Delivery Date	424
Initial Pool Balance	152
Initial Rate	212
Initial Requesting Certificateholder	470
In-Place Cash Management	159
Institutional Investor	21
Institutional Investors	127

Insurance and Condemnation Proceeds	385
Intercreditor Agreement	228
Interest Accrual Amount	340
Interest Accrual Period	340
Interest Distribution Amount	340
Interest Reserve Account	386
Interest Shortfall	340
Interested Person	432
Investor Certification	356
IRS	146, 429
J
Japanese Retention Requirement	22
JFSA	22
Jointly Sold Mortgage Loans	159
JRR Rule	22
Judgment	191
K
KBRA	480
L
L(#)	161
La Habra Remedial Work	183
Lease Sweep Defaulted Property	220
License Agreements	173
Licensor	201
Liquidation Fee	399
Liquidation Fee Rate	399
Liquidation Proceeds	385
LNR Partners	317
Loan Per Unit	159
Loan REMIC Distribution Account	386
loan REMIC regular interests	57
Loan REMIC Regular Interests	519
Loan-Specific Directing Certificateholder	434
LOC Confirmation	204
Local Law 97	90
Lock-out Period	214
Loss of Value Payment	373
Lower-Tier Regular Interests	519
lower-tier REMIC	56
Lower-Tier REMIC	332, 519
Lower-Tier REMIC Distribution Account	386
LSAC	188
LSRP	188
LTV Ratio	157
LTV Ratio at Maturity or Anticipated Repayment Date	159
LTV Ratio at Maturity or ARD	159
LUST	181

547

M
MAI	375
Major Decision	435
Major Decision Reporting Package	435
MAS	21
Master Servicer Decision	415
Material Defect	372
Maturity Date Balloon or ARD Payment	160
Messer Purchase Option	200
Midland	310
MiFID II	16, 17
MLPA	367
MOA	326
Modeling Assumptions	511
Modification Fees	397
Mortgage	153
Mortgage File	367
Mortgage Loans	152
Mortgage Note	153
Mortgage Pool	152
Mortgage Rate	340
Mortgaged Property	153
N
Named Storm Coverage Amount	203
Necessity REIT	190
Net Mortgage Rate	339
Net Operating Income	160
NFA	188
NI 33-105	23
NJDEP	188
Non-Control Note	229
Non-Controlling Holder	229
Nonrecoverable Advance	382
Non-Serviced A/B Whole Loan	229
Non-Serviced Certificate Administrator	229
Non-Serviced Companion Loan	229
Non-Serviced Custodian	229
Non-Serviced Directing Certificateholder	229
Non-Serviced Master Servicer	229
Non-Serviced Mortgage Loan	229
Non-Serviced Pari Passu Companion Loan	229
Non-Serviced Pari Passu Mortgage Loan	229
Non-Serviced Pari Passu Whole Loan	230
Non-Serviced PSA	230
Non-Serviced Servicing Shift Whole Loan	230
Non-Serviced Special Servicer	230
Non-Serviced Trustee	230
Non-Serviced Whole Loan	230
Non-U.S. Person	530
Notional Amount	332

Novolex	170
Novolex Chicago Property	172
Novolex Lease	170
Novolex Nearby Leases	172
Novolex Release Property	171
Novolex Substitute Property	171
NRA	160
NRSRO	354
NRSRO Certification	357
O
O(#)	161
Occupancy As-Of Date	161
Occupancy Rate	160
Offered Certificates	331
OID	522
OID Regulations	522
OLA	144
Operating Advisor Annual Report	445
Operating Advisor Consultation Event	329
Operating Advisor Consulting Fee	403
Operating Advisor Expenses	404
Operating Advisor Fee	403
Operating Advisor Fee Rate	403
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Operating Advisor Upfront Fee	403
Operating Lease	201, 209
Operating Statements	165
Operating Tenant	173, 201, 209
Other Master Servicer	230
Other PSA	230
Other Special Servicer	230
P
P&I Advance	381
P&I Advance Date	381
PACE	227
PAR	305
Par Purchase Price	430
Pari Passu Companion Loan(s)	152
Pari Passu Mortgage Loan	230
Parking Parcel	180
Participants	363
Parties	173
Parties in Interest	535
partnership representative	528
Pass-Through Rate	338
Patriot Act	503
PCE	182, 183, 184
PCR	291, 299
Percentage Interest	333
Periodic Payments	333
Permitted Investments	333, 387

548

Permitted Special Servicer/Affiliate Fees	403
Physician Ratio	204
PILOT	209, 210
PIPs	188
Plans	535
PLL Policy	208
PPF Retail	207
PRC	19
Pre-Approved Lease Amendment	197
Preliminary Dispute Resolution Election Notice	471
Prepayment Assumption	523
Prepayment Interest Excess	348
Prepayment Interest Shortfall	348
Prepayment Premium	347
Prepayment Provisions	161
Prime Rate	385
Principal Balance Certificates	331
Principal Distribution Amount	340
Principal Shortfall	342
Privileged Information	448
Privileged Information Exception	448
Privileged Person	354
Pro Rata and Pari Passu Basis	246
Professional Investors	20
Prohibited Prepayment	349
Promotion of Collective Investment Schemes Exemptions Order	19
Proposed Course of Action	471
Proposed Course of Action Notice	471
Prospectus	20
PSA	331
PSA Party Repurchase Request	470
PTCE	539
Purchase Price	374
Q
Qualified Named Storm Policy	203
Qualified Replacement Special Servicer	460
Qualified Substitute Mortgage Loan	374
Qualifying CRE Loan Percentage	326
R
RAC No-Response Scenario	479
RAO	188
Rated Final Distribution Date	348
Rating Agencies	480
Rating Agency Confirmation	480
REA	74
Realized Loss	351
REC	181
Recapture Amount	210
Record Date	333
Regal Entertainment Release Amount	219

Regal Entertainment Release Parcel	219
Regal Premises Renovation	189
Registration Statement	535
Regular Certificates	331
Regular Interestholder	522
Regular Interests	520
Regulation AB	481
Reimbursement Rate	385
Related Proceeds	383
Release Date	217
Relevant Investor	21
Relevant Persons	19
Relief Act	503
Remaining Term to Maturity or ARD	162
REMIC	519
REO Account	387
REO Loan	343
REO Property	424
Repurchase Request	470
Requesting Certificateholder	472
Requesting Holders	411
Requesting Investor	367
Requesting Party	479
Required Credit Risk Retention Percentage	326
Required Decision-Eligible Senior Noteholders	261
Requirements	503
Residual Certificates	331
Resolution Failure	470
Resolved	470
Restricted Area	174
Restricted Group	537
Restricted Party	448
Restricted Senior Noteholder	262
Retaining Sponsor	325
Review Materials	453
Revised Rate	212
RevPAR	162
Risk Retention Affiliate	447
Risk Retention Affiliated	447
Risk Retention Requirements	127
ROFO	199
ROFR	199
RTL Retail Portfolio Adjusted Release Amount	218
RTL Retail Portfolio Release Property	218
Rule 17g-5	357
RWQCB	186
S
S&P	310, 456, 480
Scheduled Principal Distribution Amount	341
SEC	268, 308
Securities Act	481

549

Securitization Accounts	331, 387
Securitization Regulation	127
Senior Certificates	331
Senior Credit Facility	171
Separate Lease	171
Serviced Companion Loan	230
Serviced Mortgage Loan	230
Serviced Pari Passu Companion Loan	230
Serviced Pari Passu Companion Loan Securities	464
Serviced Pari Passu Mortgage Loan	230
Serviced Pari Passu Whole Loan	231
Serviced Whole Loan	231
Servicer Termination Event	463
Servicing Advances	382
Servicing Fee	395
Servicing Fee Rate	395
Servicing Shift Companion Loan	231
Servicing Shift Date	231
servicing shift master servicer	46
Servicing Shift Mortgage Loan	231
servicing shift pooling and servicing agreement	46
Servicing Shift PSA	231
servicing shift special servicer	46
Servicing Shift Whole Loan	231
Servicing Standard	379
SF	162
SFA	21
SFO	20
Similar Law	535
Simon Inc.	207
SMMEA	539
Special Servicer	313
Special Servicer Decision	415
Special Servicing Fee	398
Special Servicing Fee Rate	398
Specially Serviced Loans	421
SPG LP	207
Sq. Ft.	162
Square Feet	162
Standard Qualifications	2
Startup Day	520
Stated Principal Balance	342
Structured Product	20
STWD	317
Subject 2022 Computershare CMBS Annual Statement of Compliance	323
Subordinate Certificates	331
subordinate companion loan	45
Subordinate Companion Loan	231
Subordinate Companion Loan(s)	152
Subsequent Asset Status Report	424
Subsequent Third Party Purchaser	325
Sub-Servicing Agreement	380
SVB	108

T
T-12	162
TCE	182, 186
Term to Maturity	162
Termination Purchase Amount	483
Terms and Conditions	365
Tests	454
TIF	209
Title IV Financial Aid	69
Title V	502
Total Insured Value	203
Total Operating Expenses	156
TOTAL Plaza loan REMIC	56
Transition Agreement	173
Transition Period	173
Treasury Regulations	519
TRG	207
Triple Net Portfolio loan REMIC	56
TRIPRA	92
TRS Subsidiary	212
Trust	309
trust REMICs	56
Trust REMICs	519
TSA Parties	173
TTM	162
U
U.S. Person	530
U/W DSCR	159
U/W Expenses	162
U/W NCF	162
U/W NCF Debt Yield	164
U/W NCF DSCR	159
U/W Net Cash Flow	162
U/W Net Operating Income	164
U/W NOI	164
U/W NOI Debt Yield	166
U/W NOI DSCR	165
U/W Revenues	166
UCC	489
UK	16
UK CRR	127
UK Due Diligence Requirements	126
UK Institutional Investor	127
UK PRIIPS Regulation	16
UK Retail Investor	16
UK SECURITIZATION REGULATION	18
UK Transparency Requirements	127
Underwriter Entities	116
Underwriting Agreement	532
Underwritten Debt Service Coverage Ratio	159
Underwritten Expenses	162
Underwritten NCF	162

550

Underwritten NCF Debt Yield	164
Underwritten Net Cash Flow	162
Underwritten Net Cash Flow Debt Service Coverage Ratio	159
Underwritten Net Operating Income	164
Underwritten Net Operating Income Debt Service Coverage Ratio	165
Underwritten NOI	164
Underwritten NOI Debt Yield	166
Underwritten Revenues	166
Units	166
Unscheduled Principal Distribution Amount	341
Unsolicited Information	454
upper-tier REMIC	56
Upper-Tier REMIC	332, 519
Upper-Tier REMIC Distribution Account	386
V
VOCs	186

Volcker Rule	150
Voting Rights	362
W
WAC Rate	339
Weighted Average Mortgage Rate	166
weighted averages	166
Wetlands Restrictive Covenant	205
Whole Loan	152
WI DNR	186
Withheld Amounts	386
Workout Fee	398
Workout Fee Rate	398
Workout-Delayed Reimbursement Amount	385
Y
Yield Maintenance Charge	347
YM(#)	161

551

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	9.6%		Barclays, SGFC, KeyBank	Barclays	Group A	NAP	Various
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	1.9%	19.6%					807 Farson Street
1.02	Property		1	Glendale MOB - Farmington Hills, MI	0.3%	3.3%					28595 Orchard Lake Road
1.03	Property		1	1600 State Street	0.3%	2.9%					1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	0.2%	2.4%					13657 West McDowell Road
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	0.2%	2.3%					65 International Drive
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	0.2%	2.1%					818 Forest Lane
1.07	Property		1	Beaumont Medical Center - Warren, MI	0.2%	2.1%					8545 Common Road
1.08	Property		1	Millennium Eye Care - Freehold, NJ	0.2%	2.1%					500 West Main Street
1.09	Property		1	757 Franciscan Medical - Munster, IN	0.2%	2.1%					757 45th Street
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	0.2%	2.0%					2631 Centennial Boulevard
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	0.2%	1.9%					2712 Lawrenceville Highway
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	0.2%	1.9%					900 East Division Street
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	0.2%	1.8%					875 North Greenfield Road
1.14	Property		1	Swedish American MOB - Roscoe, IL	0.2%	1.8%					4282 East Rockton Road
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	0.2%	1.7%					20095 Gilbert Road
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	0.2%	1.7%					805 Sir Thomas Court
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	0.2%	1.7%					850 Johns Hopkins Drive
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	0.2%	1.7%					233 College Avenue
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	0.2%	1.7%					2140 Fisher Road
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	0.2%	1.6%					201 Kingwood Medical Drive
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	0.2%	1.6%					1619 Creighton Road
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	0.1%	1.5%					12600 Creekside Lane
1.23	Property		1	Greenville Health System - Greenville, SC	0.1%	1.5%					1120 Grove Road
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	0.1%	1.5%					5400 Chambers Hill Road
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	0.1%	1.4%					890 Rockwall Parkway
1.26	Property		1	Pioneer Spine Sports - West Springfield	0.1%	1.4%					271 Park Street
1.27	Property		1	Women's Healthcare Group MOB - York, PA	0.1%	1.4%					1693 South Queen Street
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	0.1%	1.3%					3775-3779 Trueman Court
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	0.1%	1.3%					5 Palisades Drive
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	0.1%	1.3%					21711 Greater Mack Avenue
1.31	Property		1	Crittenton MOB - Washington Township, MI	0.1%	1.3%					57850 Van Dyke Road
1.32	Property		1	Surgery Center of Temple - Temple, TX	0.1%	1.3%					1909 Southwest H K Dodgen Loop
1.33	Property		1	RAI Care Center-Clearwater, FL	0.1%	1.2%					29296 US Highway 19 North
1.34	Property		1	Medical Center V - Peoria, AZ	0.1%	1.2%					13090 North 94th Drive
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	0.1%	1.2%					2816 East 116th Street
1.36	Property		1	South Douglas MOB - Midwest City, OK	0.1%	1.2%					1800 South Douglas Boulevard
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	0.1%	1.2%					37771 Schoenherr Road
1.38	Property		1	SPHP MOB, Albany, NY	0.1%	1.2%					1444 Western Avenue
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	0.1%	1.2%					301 Philip Boulevard
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	0.1%	1.1%					9001 Broadway
1.41	Property		1	1550 State Street	0.1%	1.1%					1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	0.1%	1.1%					2 Palisades Drive
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	0.1%	1.0%					235 East Brown Street
1.44	Property		1	Naidu Clinic - Odessa, TX	0.1%	0.9%					605 East 4th Street
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	0.1%	0.9%					1001 Service Road
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	0.1%	0.9%					14320 Bruce B Downs Boulevard
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	0.1%	0.8%					27343 Wesley Chapel Boulevard
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	0.1%	0.8%					2890 Lineville Road
1.49	Property		1	Pioneer Spine Sports - Springfield	0.1%	0.8%					55 Saint George Road
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	0.1%	0.8%					3455 South Yarrow Street
1.51	Property		1	Pioneer Spine Sports - Northampton	0.1%	0.8%					766 North King Street
1.52	Property		1	Florida Medical Clinic - Tampa, FL	0.1%	0.7%					13602 North 46th Street
1.53	Property		1	DaVita Dialysis - Hudson, FL	0.1%	0.7%					14134 Nephron Lane
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	0.1%	0.7%					4 Palisades Drive
1.55	Property		1	5825 Shoreview Lane North	0.1%	0.5%					5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	0.0%	0.5%					17417 Bridge Hill Court
1.57	Property		1	Fresenius Medical Care - Winfield, AL	0.0%	0.5%					638 Tahoe Road
1.58	Property		1	Florida Medical Somerset - Tampa, FL	0.0%	0.5%					15260 Amberly Drive
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	0.0%	0.5%					2 New Hampshire Avenue
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	0.0%	0.5%					11550 Ulmerton Road
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	0.0%	0.4%					N1750 Lily of The Valley Drive
1.62	Property		1	1586 State Street	0.0%	0.2%					1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	9.2%	100.0%	BANA, JPMCB, Barclays, BMO	Barclays, BMO	Group B	NAP	7007 Friars Road
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	9.2%		Barclays, SGFC, KeyBank, BMO	Barclays, BMO	Group A	NAP	Various
3.01	Property		1	Northwoods Marketplace	0.8%	8.3%					7612 and 7620 Rivers Avenue
3.02	Property		1	The Centrum	0.6%	6.6%					10200, 10400, 10404, 10408, 10412, 10416, 10420, 10500, 10610 Centrum Parkway
3.03	Property		1	Lawton Marketplace	0.6%	6.2%					1726, 1732, 1806, 1824, 1832, 1906, 1912, 1920, 1926, 2004, 2006, 1836, 1948, 2136 and 1754-1772 Northwest 82nd Street
3.04	Property		1	Carlisle Crossing	0.6%	6.1%					202, 214, 230-238, 248-266, 299 Westminster Drive
3.05	Property		1	Southway Shopping Center	0.6%	6.0%					8000-8230 South Gessner Road
3.06	Property		1	Parkway Centre South	0.5%	5.2%					1701-1751 Stringtown Road
3.07	Property		1	Houma Crossing	0.5%	5.0%					1779, 1781, 1783 and 1785 Martin Luther King Jr. Boulevard
3.08	Property		1	North Lake Square	0.5%	4.9%					1122, 1134, 1146, 1150, 1154, 1160 Dawsonville Highway
3.09	Property		1	Liberty Crossing	0.4%	4.8%					5601, 5701-5709 President George Bush Highway
3.10	Property		1	Owensboro Town Center	0.4%	4.6%					5099, 5101, 5115, 5135, 5241 Frederica Street
3.11	Property		1	Harbor Town Center	0.3%	3.7%					4125, 4140, 4144 Harbor Town Lane, 4411, 4421 Dewey Street and 4450 Calumet Avenue
3.12	Property		1	Lord Salisbury Center	0.3%	3.5%					2637, 2639, 2641, 2649, 2653, 2657 North Salisbury Boulevard
3.13	Property		1	Terrell Mill Village	0.3%	3.5%					1453 Terrell Mill Road Southeast
3.14	Property		1	The Ridge at Turtle Creek	0.3%	3.1%					6169, 6173, and 6175 US Highway 98
3.15	Property		1	Nordstrom Rack	0.3%	3.0%					1702 North Dale Mabry Highway
3.16	Property		1	Ventura Place	0.3%	2.8%					8810, 8850, 8900 Holly Avenue Northeast
3.17	Property		1	Quail Springs	0.2%	2.7%					2201 and 2135 West Memorial Road
3.18	Property		1	Wallace Commons	0.2%	2.6%					1311, 1317, 1321, 1325, 1333, 1345, 1349, 1371 and 1395 Klumac Road
3.19	Property		1	Waterford Park South	0.2%	2.5%					1020 and 1040 Veterans Parkway
3.20	Property		1	Evergreen Marketplace	0.2%	2.3%					9140, 9142, 9144 South Western Avenue
3.21	Property		1	Derby Marketplace	0.2%	2.1%					1712, 1800, 1812 North Rock Road
3.22	Property		1	Stoneridge Village	0.2%	2.1%					707, 731, 735, 739 Stoneridge Parkway
3.23	Property		1	FreshThyme & DSW	0.1%	1.5%					4302-4320 Coldwater Road

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
3.24	Property		1	Crossroads Annex	0.1%	1.4%					609 Settlers Trace Boulevard
3.25	Property		1	Tellico Village	0.1%	1.3%					101 Cheeyo Way
3.26	Property		1	Walmart Neighborhood Market	0.1%	1.2%					10635, 10645, 10655 Dorchester Road
3.27	Property		1	PetSmart & Old Navy	0.1%	1.1%					2389-2409 Taylor Park Drive
3.28	Property		1	Sutters Creek	0.1%	1.0%					750, 760, 794 Sutter's Creek Boulevard
3.29	Property		1	Mattress Firm & Panera Bread	0.1%	0.9%					38295-38305 Chestnut Ridge Road
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	8.8%		CREFI	CREFI	NAP	NAP	Various
4.01	Property		1	Cipriani 42nd Street	5.6%	63.3%					110 and 120 East 42nd Street
4.02	Property		1	Cipriani Wall Street	3.2%	36.7%					55 Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	8.1%		BANA, Barclays	Barclays	NAP	NAP	Various
5.01	Property		1	Monte Vista	3.6%	44.4%					2801-3027 Countryside Drive
5.02	Property		1	Sherwood	1.5%	18.8%					16030 Southwest Tualatin Sherwood Road
5.03	Property		1	Madera Marketplace	1.3%	15.5%					2001-2295 West Cleveland Avenue
5.04	Property		1	Silverdale Village	0.6%	7.9%					9333-9481 Silverdale Way Northwest
5.05	Property		1	Port Orchard	0.6%	6.9%					4350 Southeast Mile Hill Drive
5.06	Property		1	Grafton	0.3%	3.8%					1827 Wisconsin Avenue
5.07	Property		1	Fallon	0.2%	2.8%					2105 West Williams Avenue
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	7.8%	100.0%	BANA, GSBI, WFB, 3650 REIT	3650 REIT	NAP	NAP	250 Water Street
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	5.2%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	1641 West Imperial Highway
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	4.4%	100.0%	JPMCB, CREFI	CREFI	NAP	NAP	4385 Collins Avenue
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	3.7%		DBRI, GSBI	GACC	NAP	NAP	Various
9.01	Property		1	2000 Commerce Center Drive	0.4%	11.9%					2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road	0.3%	8.8%					1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard	0.3%	8.1%					3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive	0.3%	7.9%					690 Unisia Drive
9.05	Property		1	800 Koomey Road	0.3%	7.5%					800 Koomey Road
9.06	Property		1	3900 West 43rd Street	0.3%	7.1%					3900 West 43rd Street
9.07	Property		1	540 West Nez Perce	0.2%	6.6%					540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane	0.2%	6.4%					4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue	0.2%	6.0%					1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway	0.2%	5.5%					17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue	0.2%	4.2%					999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive	0.2%	4.1%					88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road	0.2%	4.1%					407 Sangamore Road
9.14	Property		1	310 Hartmann Drive	0.1%	3.3%					310 Hartmann Drive
9.15	Property		1	101 Commerce Drive	0.1%	3.3%					101 Commerce Drive
9.16	Property		1	620 Hardin Street	0.1%	2.9%					620 Hardin Street
9.17	Property		1	3100 East Richmond Street	0.1%	2.2%					3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	3.1%	100.0%	Barclays	Barclays	NAP	NAP	11301 Burnet Road
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	2.9%		3650 REIT 2	3650 REIT	NAP	NAP	Various
11.01	Property		1	417 & 433 West 164th Street	0.4%	14.7%					417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West	0.4%	14.4%					5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue	0.4%	13.8%					508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North	0.3%	9.1%					10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street	0.3%	8.8%					120, 124, 128, 132 and 150 West 154th Street
11.06	Property		1	529 Aldo Avenue	0.2%	8.3%					529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive	0.2%	8.2%					758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive	0.2%	6.2%					7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway	0.1%	4.2%					255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway	0.1%	4.2%					2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive	0.1%	3.1%					1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road	0.1%	2.0%					2022 West Townline Road
11.13	Property		1	5450 Bishop Road	0.1%	2.0%					5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue	0.0%	1.1%					13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	2.9%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	1255 North Palm Avenue
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	2.6%	100.0%	BMO, DBRI, GSBI	Barclays	Group B	NAP	4000 Baldwin Road
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	2.5%		CREFI	CREFI	NAP	NAP	Various
14.01	Property		1	Compass Self Storage - Tavares	1.5%	57.7%					2601 State Road 19
14.02	Property		1	Compass Self Storage - Marietta	1.1%	42.3%					3280 Dallas Highway
15	Loan	4, 7, 12, 16, 30	1	Centene	2.3%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	1700 North University Drive
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	2.2%	100.0%	UBS AG, LMF, BANA	Barclays	NAP	NAP	11 West 42nd Street
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	2.2%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	500 Delaware Avenue
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	2.1%		Barclays	Barclays	NAP	NAP	Various
18.01	Property		1	2000 Michigan Avenue	1.8%	86.0%					2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court	0.3%	14.0%					9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	1.8%	100.0%	DBNY, GSBI, WFBNA, New York Life Insurance Company, Teachers Insurance and Annuity Association of America	GACC	NAP	NAP	222 Berkeley Street and 500 Boylston Street
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	1.8%	100.0%	BANA, Barclays, JPMCB	Barclays	NAP	NAP	2001 and 2005 Market Street
21	Loan	18	1	4 Apollo Drive	1.8%	100.0%	CREFI	CREFI	NAP	NAP	4 Apollo Drive
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	1.8%	100.0%	Column	3650 REIT	NAP	NAP	1201 Louisiana Street
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	1.6%	100.0%	CREFI, UBS AG, WFBNA	Barclays	NAP	NAP	47488 Kato Road
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	1.3%	100.0%	3650 REIT 2	3650 REIT	NAP	NAP	1516 Motor Parkway
25	Loan	29	1	Hackensack Self Storage	0.9%	100.0%	CREFI	CREFI	NAP	NAP	138-160 Johnson Avenue

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
									2	2			3		7	6, 7	6, 7	6, 7		8
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	Various	Various	Various	Various	Office	Medical	Various	Various	1,247,943	SF	192.32	65,000,000	65,000,000	65,000,000	6.45300%	0.01824%	6.43476%
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	Belpre	Washington	OH	45714	Office	Medical	2020	NAP	77,367	SF		12,745,417	12,745,417	12,745,417
1.02	Property		1	Glendale MOB - Farmington Hills, MI	Farmington Hills	Oakland	MI	48334	Office	Medical	1988	NAP	44,639	SF		2,163,958	2,163,958	2,163,958
1.03	Property		1	1600 State Street	Salem	Marion	OR	97301	Office	Medical	1977	2006	30,642	SF		1,857,917	1,857,917	1,857,917
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	Goodyear	Maricopa	AZ	85395	Office	Medical	1995	NAP	38,637	SF		1,549,167	1,549,167	1,549,167
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	Greenville	Greenville	SC	29615	Office	Medical	1999	NAP	30,924	SF		1,505,833	1,505,833	1,505,833
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	Waterford	Racine	WI	53185	Office	Medical	1999	NAP	23,662	SF		1,389,375	1,389,375	1,389,375
1.07	Property		1	Beaumont Medical Center - Warren, MI	Warren	Macomb	MI	48093	Office	Medical	2005	NAP	35,219	SF		1,375,833	1,375,833	1,375,833
1.08	Property		1	Millennium Eye Care - Freehold, NJ	Freehold	Monmouth	NJ	07728	Office	Medical	1985	2009	25,164	SF		1,351,458	1,351,458	1,351,458
1.09	Property		1	757 Franciscan Medical - Munster, IN	Munster	Lake	IN	46321	Office	Medical	2008	2012	37,040	SF		1,346,042	1,346,042	1,346,042
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	Tallahassee	Leon	FL	32308	Office	Medical	2008	2018	20,000	SF		1,272,917	1,272,917	1,272,917
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	Decatur	DeKalb	GA	30033	Office	Medical	1993	2022	20,800	SF		1,243,125	1,243,125	1,243,125
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	Wautoma	Waushara	WI	54982	Office	Medical	2004	NAP	21,048	SF		1,229,583	1,229,583	1,229,583
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	Gilbert	Maricopa	AZ	85234	Office	Medical	2001	NAP	28,488	SF		1,156,458	1,156,458	1,156,458
1.14	Property		1	Swedish American MOB - Roscoe, IL	Roscoe	Winnebago	IL	61073	Office	Medical	2014	NAP	25,200	SF		1,156,458	1,156,458	1,156,458
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	Big Rapids	Mecosta	MI	49307	Office	Medical	1982, 2015	NAP	20,404	SF		1,132,083	1,132,083	1,132,083
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	Harrisburg	Dauphin	PA	17109	Office	Medical	1994	NAP	24,000	SF		1,129,375	1,129,375	1,129,375
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	Greenville	Pitt	NC	27834	Office	Medical	2001	NAP	22,528	SF		1,126,667	1,126,667	1,126,667
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	Lancaster	Lancaster	PA	17603	Office	Medical	1988	NAP	30,623	SF		1,121,250	1,121,250	1,121,250
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	Mechanicsburg	Cumberland	PA	17055	Office	Medical	1990	NAP	15,000	SF		1,077,917	1,077,917	1,077,917
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	Houston	Montgomery	TX	77339	Office	Medical	2005	NAP	29,120	SF		1,037,292	1,037,292	1,037,292
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	Pensacola	Escambia	FL	32504	Office	Medical	2011	2021	18,435	SF		1,037,292	1,037,292	1,037,292
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	Fort Myers	Lee	FL	33919	Office	Medical	1998	2021	24,174	SF		964,167	964,167	964,167
1.23	Property		1	Greenville Health System - Greenville, SC	Greenville	Greenville	SC	29605	Office	Medical	1997	NAP	21,603	SF		964,167	964,167	964,167
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	Harrisburg	Dauphin	PA	17111	Office	Medical	1955	2018	11,000	SF		950,625	950,625	950,625
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	Rockwall	Rockwall	TX	75032	Office	Medical	2008	NAP	18,176	SF		926,250	926,250	926,250
1.26	Property		1	Pioneer Spine Sports - West Springfield	West Springfield	Hampden	MA	01089	Office	Medical	2008	NAP	15,000	SF		907,292	907,292	907,292
1.27	Property		1	Women's Healthcare Group MOB - York, PA	York	York	PA	17403	Office	Medical	1993	NAP	21,316	SF		901,875	901,875	901,875
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	Hilliard	Franklin	OH	43026	Office	Medical	2006	NAP	24,836	SF		869,375	869,375	869,375
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	Albany	Albany	NY	12205	Office	Medical	1999	NAP	44,323	SF		847,708	847,708	847,708
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	St. Clair Shores	Macomb	MI	48080	Office	Medical	1985	NAP	17,594	SF		847,708	847,708	847,708
1.31	Property		1	Crittenton MOB - Washington Township, MI	Washington Township	Macomb	MI	48094	Office	Medical	2002	2021, 2022	19,561	SF		839,583	839,583	839,583
1.32	Property		1	Surgery Center of Temple - Temple, TX	Temple	Bell	TX	76502	Office	Medical	2008	NAP	10,400	SF		817,917	817,917	817,917
1.33	Property		1	RAI Care Center-Clearwater, FL	Clearwater	Pinellas	FL	33761	Office	Medical	1973	2009	14,936	SF		804,375	804,375	804,375
1.34	Property		1	Medical Center V - Peoria, AZ	Peoria	Maricopa	AZ	85381	Office	Medical	2002	NAP	33,615	SF		790,833	790,833	790,833
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	Cleveland	Cuyahoga	OH	44120	Office	Medical	2004	NAP	25,070	SF		790,833	790,833	790,833
1.36	Property		1	South Douglas MOB - Midwest City, OK	Midwest City	Oklahoma	OK	73130	Office	Medical	2004	NAP	20,756	SF		782,708	782,708	782,708
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	Sterling Heights	Macomb	MI	48312	Office	Medical	1997	2019, 2021-2022	16,936	SF		774,583	774,583	774,583
1.38	Property		1	SPHP MOB, Albany, NY	Albany	Albany	NY	12203	Office	Medical	1994	NAP	20,780	SF		761,042	761,042	761,042
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	Lawrenceville	Gwinnett	GA	30046	Office	Medical	2007	NAP	10,500	SF		752,917	752,917	752,917
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	Merrillville	Lake	IN	46410	Office	Medical	1985	2008	15,504	SF		701,458	701,458	701,458
1.41	Property		1	1550 State Street	Salem	Marion	OR	97301	Office	Medical	1977	NAP	13,968	SF		687,917	687,917	687,917
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	Albany	Albany	NY	12205	Office	Medical	1989	NAP	27,840	SF		687,917	687,917	687,917
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	Monroe	PA	18301	Office	Medical	2008	NAP	13,410	SF		660,833	660,833	660,833
1.44	Property		1	Naidu Clinic - Odessa, TX	Odessa	Ector	TX	79761	Office	Medical	1984	NAP	12,901	SF		574,167	574,167	574,167
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	Kiel	Manitowoc	WI	53042	Office	Medical	2004	NAP	9,842	SF		571,458	571,458	571,458
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	Tampa	Hillsborough	FL	33613	Office	Medical	1988	NAP	10,472	SF		555,208	555,208	555,208
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	Wesley Chapel	Pasco	FL	33544	Office	Medical	1990	NAP	10,368	SF		541,667	541,667	541,667
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	Suamico	Brown	WI	54313	Office	Medical	2007	NAP	9,318	SF		541,667	541,667	541,667
1.49	Property		1	Pioneer Spine Sports - Springfield	Springfield	Hampden	MA	01104	Office	Medical	1981	2005	11,000	SF		511,875	511,875	511,875
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	Lakewood	Jefferson	CO	80227	Office	Medical	2005	NAP	7,650	SF		511,875	511,875	511,875
1.51	Property		1	Pioneer Spine Sports - Northampton	Northampton	Hampshire	MA	01060	Office	Medical	2008	NAP	10,563	SF		498,333	498,333	498,333
1.52	Property		1	Florida Medical Clinic - Tampa, FL	Tampa	Hillsborough	FL	33613	Office	Medical	1985	NAP	9,724	SF		468,542	468,542	468,542
1.53	Property		1	DaVita Dialysis - Hudson, FL	Hudson	Pasco	FL	34667	Office	Medical	1982	2009	8,984	SF		468,542	468,542	468,542
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	Albany	Albany	NY	12205	Office	Medical	1992	NAP	28,597	SF		438,750	438,750	438,750
1.55	Property		1	5825 Shoreview Lane North	Keizer	Marion	OR	97303	Office	Medical	1999	NAP	6,510	SF		352,083	352,083	352,083
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	Tampa	Hillsborough	FL	33647	Office	Medical	2006	NAP	6,522	SF		335,833	335,833	335,833
1.57	Property		1	Fresenius Medical Care - Winfield, AL	Winfield	Marion	AL	35594	Office	Medical	2008	NAP	5,564	SF		335,833	335,833	335,833
1.58	Property		1	Florida Medical Somerset - Tampa, FL	Tampa	Hillsborough	FL	33647	Office	Medical	2002	NAP	6,027	SF		322,292	322,292	322,292
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	Troy	Rensselaer	NY	12180	Office	Medical	2000	NAP	18,842	SF		292,500	292,500	292,500
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	Largo	Pinellas	FL	33778	Office	Medical	1995	2012	7,247	SF		292,500	292,500	292,500
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	Greenville	Outagamie	WI	54942	Office	Medical	2005	NAP	4,088	SF		232,917	232,917	232,917
1.62	Property		1	1586 State Street	Salem	Marion	OR	97301	Office	Medical	1956	NAP	3,486	SF		116,458	116,458	116,458
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	San Diego	San Diego	CA	92108	Retail	Super Regional Mall	1969	2023	1,377,155	SF	326.76	62,500,000	62,500,000	62,500,000	5.73000%	0.01949%	5.71051%
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	Various	Various	Various	Various	Retail	Various	Various	Various	3,117,102	SF	83.41	62,500,000	62,500,000	62,500,000	6.44575%	0.01824%	6.42751%
3.01	Property		1	Northwoods Marketplace	North Charleston	Charleston	SC	29406	Retail	Anchored	1998	NAP	236,078	SF		5,168,269	5,168,269	5,168,269
3.02	Property		1	The Centrum	Pineville	Mecklenburg	NC	28134	Retail	Anchored	1997	2020	274,446	SF		4,137,019	4,137,019	4,137,019
3.03	Property		1	Lawton Marketplace	Lawton	Comanche	OK	73505	Retail	Anchored	2013	2023	196,715	SF		3,889,423	3,889,423	3,889,423
3.04	Property		1	Carlisle Crossing	Carlisle	Cumberland	PA	17013	Retail	Anchored	2005	NAP	152,487	SF		3,788,462	3,788,462	3,788,462
3.05	Property		1	Southway Shopping Center	Houston	Harris	TX	77036	Retail	Anchored	1976-2011	NAP	181,836	SF		3,764,423	3,764,423	3,764,423
3.06	Property		1	Parkway Centre South	Grove City	Franklin	OH	43123	Retail	Anchored	2004	NAP	131,887	SF		3,257,212	3,257,212	3,257,212
3.07	Property		1	Houma Crossing	Houma	Terrebonne	LA	70360	Retail	Anchored	2008	NAP	181,423	SF		3,110,577	3,110,577	3,110,577
3.08	Property		1	North Lake Square	Gainesville	Hall	GA	30501	Retail	Anchored	2015, 2016	NAP	140,116	SF		3,074,519	3,074,519	3,074,519
3.09	Property		1	Liberty Crossing	Rowlett	Dallas	TX	75089	Retail	Anchored	2007	NAP	105,769	SF		2,997,596	2,997,596	2,997,596
3.10	Property		1	Owensboro Town Center	Owensboro	Daviess	KY	42301	Retail	Anchored	1992, 1996, 1997, 1999	2010, 2015	164,941	SF		2,848,558	2,848,558	2,848,558
3.11	Property		1	Harbor Town Center	Manitowoc	Manitowoc	WI	54220	Retail	Anchored	2005	NAP	138,744	SF		2,307,692	2,307,692	2,307,692
3.12	Property		1	Lord Salisbury Center	Salisbury	Wicomico	MD	21801	Retail	Anchored	2005	NAP	113,821	SF		2,197,115	2,197,115	2,197,115
3.13	Property		1	Terrell Mill Village	Marietta	Cobb	GA	30067	Retail	Anchored	1974	2012	75,184	SF		2,158,654	2,158,654	2,158,654
3.14	Property		1	The Ridge at Turtle Creek	Hattiesburg	Lamar	MS	39402	Retail	Anchored	1992	NAP	98,705	SF		1,944,712	1,944,712	1,944,712
3.15	Property		1	Nordstrom Rack	Tampa	Hillsborough	FL	33607	Retail	Shadow Anchored	1994	NAP	45,457	SF		1,855,769	1,855,769	1,855,769
3.16	Property		1	Ventura Place	Albuquerque	Bernalillo	NM	87122	Retail	Anchored	2008	NAP	66,595	SF		1,766,827	1,766,827	1,766,827
3.17	Property		1	Quail Springs	Oklahoma City	Oklahoma	OK	73134	Retail	Anchored	1984	2004	100,404	SF		1,668,269	1,668,269	1,668,269
3.18	Property		1	Wallace Commons	Salisbury	Rowan	NC	28147	Retail	Anchored	2008	NAP	98,509	SF		1,605,769	1,605,769	1,605,769
3.19	Property		1	Waterford Park South	Clarksville	Clark	IN	47129	Retail	Anchored	2005, 2006	2008	91,906	SF		1,581,731	1,581,731	1,581,731
3.20	Property		1	Evergreen Marketplace	Evergreen Park	Cook	IL	60805	Retail	Anchored	2013	NAP	49,842	SF		1,430,288	1,430,288	1,430,288
3.21	Property		1	Derby Marketplace	Derby	Sedgwick	KS	67037	Retail	Anchored	2015	NAP	100,000	SF		1,317,308	1,317,308	1,317,308
3.22	Property		1	Stoneridge Village	Jefferson City	Cole	MO	65109	Retail	Anchored	2008	NAP	72,483	SF		1,286,058	1,286,058	1,286,058
3.23	Property		1	FreshThyme & DSW	Fort Wayne	Allen	IN	46805	Retail	Anchored	1985	2014	49,033	SF		939,904	939,904	939,904

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %
									2	2			3		7	6, 7	6, 7	6, 7		8
3.24	Property		1	Crossroads Annex	Lafayette	Lafayette	LA	70508	Retail	Anchored	2012	NAP	40,578	SF		891,827	891,827	891,827
3.25	Property		1	Tellico Village	Loudon	Loudon	TN	37774	Retail	Anchored	2008	NAP	40,928	SF		826,923	826,923	826,923
3.26	Property		1	Walmart Neighborhood Market	Summerville	Dorchester	SC	29485	Retail	Anchored	2015	NAP	51,441	SF		778,846	778,846	778,846
3.27	Property		1	PetSmart & Old Navy	Reynoldsburg	Fairfield	OH	43068	Retail	Anchored	2012	NAP	28,970	SF		713,942	713,942	713,942
3.28	Property		1	Sutters Creek	Rocky Mount	Nash	NC	27804	Retail	Anchored	1996	NAP	80,004	SF		646,635	646,635	646,635
3.29	Property		1	Mattress Firm & Panera Bread	Elyria	Lorain	OH	44035	Retail	Shadow Anchored	2016	NAP	8,800	SF		545,673	545,673	545,673
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	New York	New York	NY	Various	Various	Various	Various	Various	152,453	SF	590.35	60,000,000	60,000,000	60,000,000	8.60000%	0.01824%	8.58176%
4.01	Property		1	Cipriani 42nd Street	New York	New York	NY	10017	Mixed Use	Event Space / Office	1923, 1932	2000	71,308	SF		38,000,000	38,000,000	38,000,000
4.02	Property		1	Cipriani Wall Street	New York	New York	NY	10005	Other	Event Space	1842, 1908	2005	81,145	SF		22,000,000	22,000,000	22,000,000
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	Various	Various	Various	Various	Retail	Anchored	Various	Various	827,429	SF	157.72	55,000,000	55,000,000	55,000,000	6.97500%	0.01824%	6.95676%
5.01	Property		1	Monte Vista	Turlock	Stanislaus	CA	95380	Retail	Anchored	2000	2015	275,087	SF		24,444,444	24,444,444	24,444,444
5.02	Property		1	Sherwood	Sherwood	Washington	OR	97140	Retail	Anchored	1995	NAP	125,515	SF		10,325,670	10,325,670	10,325,670
5.03	Property		1	Madera Marketplace	Madera	Madera	CA	93637	Retail	Anchored	1992	NAP	134,833	SF		8,513,410	8,513,410	8,513,410
5.04	Property		1	Silverdale Village	Silverdale	Kitsap	WA	98383	Retail	Anchored	1965	2023	73,818	SF		4,340,996	4,340,996	4,340,996
5.05	Property		1	Port Orchard	Port Orchard	Kitsap	WA	98366	Retail	Anchored	1995	2022	75,349	SF		3,793,103	3,793,103	3,793,103
5.06	Property		1	Grafton	Grafton	Ozaukee	WI	53024	Retail	Anchored	1989	2022	82,374	SF		2,065,134	2,065,134	2,065,134
5.07	Property		1	Fallon	Fallon	Churchill	NV	89406	Retail	Anchored	1990	NAP	60,453	SF		1,517,241	1,517,241	1,517,241
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	Cambridge	Middlesex	MA	02141	Mixed Use	Lab / Office	2022	NAP	479,004	SF	1,109.59	53,150,000	53,150,000	53,150,000	5.50950%	0.01949%	5.49001%
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	La Habra	Orange	CA	90631	Retail	Anchored	1968-2002	2005-2019	372,476	SF	255.05	35,000,000	35,000,000	35,000,000	3.70000%	0.01824%	3.68176%
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	Miami Beach	Miami-Dade	FL	33140	Hospitality	Full Service	1940	2010	50	Rooms	2,800,000.00	29,900,000	29,900,000	29,900,000	6.99000%	0.01824%	6.97176%
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	Various	Various	Various	Various	Industrial	Various	Various	Various	2,516,274	SF	49.68	25,000,000	25,000,000	25,000,000	6.22650%	0.01824%	6.20826%
9.01	Property		1	2000 Commerce Center Drive	Franklin	Warren	OH	45005	Industrial	Manufacturing / Warehouse	2003	NAP	275,345	SF		2,978,775	2,978,775	2,978,775
9.02	Property		1	1200 Northrop Road	Meriden	New Haven	CT	06450	Industrial	Warehouse / Distribution	1987	2021-2022	145,819	SF		2,206,946	2,206,946	2,206,946
9.03	Property		1	3400 Bagcraft Boulevard	Baxter Springs	Cherokee	KS	66713	Industrial	Manufacturing	1994	NAP	272,330	SF		2,020,019	2,020,019	2,020,019
9.04	Property		1	690 Unisia Drive	Monroe	Walton	GA	30655	Industrial	Manufacturing	2001	NAP	160,925	SF		1,965,750	1,965,750	1,965,750
9.05	Property		1	800 Koomey Road	Brookshire	Waller	TX	77423	Industrial	Manufacturing	1983	2023	151,748	SF		1,869,272	1,869,272	1,869,272
9.06	Property		1	3900 West 43rd Street	Chicago	Cook	IL	60632	Industrial	Manufacturing	1956	1967	147,117	SF		1,772,793	1,772,793	1,772,793
9.07	Property		1	540 West Nez Perce	Jerome	Jerome	ID	83338	Industrial	Manufacturing / Warehouse	1973, 2004	NAP	187,617	SF		1,652,195	1,652,195	1,652,195
9.08	Property		1	4255 Thunderbird Lane	West Chester	Butler	OH	45014	Industrial	Manufacturing	1991, 2000, 2013	NAP	195,280	SF		1,609,986	1,609,986	1,609,986
9.09	Property		1	1001 North Madison Avenue	North Vernon	Jennings	IN	47265	Industrial	Manufacturing	1959	1999	167,926	SF		1,501,447	1,501,447	1,501,447
9.10	Property		1	17153 Industrial Highway	Caldwell	Noble	OH	43724	Industrial	Manufacturing	1958, 1995, 2002	2001	123,120	SF		1,362,759	1,362,759	1,362,759
9.11	Property		1	999 North Madison Avenue	North Vernon	Jennings	IN	47265	Industrial	Manufacturing	2005	NAP	114,509	SF		1,055,234	1,055,234	1,055,234
9.12	Property		1	88 Nesbitt Drive	Holley	Orleans	NY	14470	Industrial	Manufacturing	2002	2003, 2006, 2010	120,101	SF		1,025,084	1,025,084	1,025,084
9.13	Property		1	407 Sangamore Road	Bremen	Haralson	GA	30110	Industrial	Manufacturing	1975-2000	NAP	144,060	SF		1,025,084	1,025,084	1,025,084
9.14	Property		1	310 Hartmann Drive	Lebanon	Wilson	TN	37087	Industrial	Warehouse / Distribution	1968	1986, 1999	84,221	SF		832,127	832,127	832,127
9.15	Property		1	101 Commerce Drive	Mount Vernon	Knox	OH	43050	Industrial	Manufacturing	1972, 1991	NAP	82,103	SF		826,097	826,097	826,097
9.16	Property		1	620 Hardin Street	Coldwater	Mercer	OH	45828	Industrial	Manufacturing	1997	NAP	74,369	SF		735,649	735,649	735,649
9.17	Property		1	3100 East Richmond Street	Shawano	Shawano	WI	54166	Industrial	Manufacturing	1983	1993, 2013	69,684	SF		560,781	560,781	560,781
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	Austin	Travis	TX	78758	Hospitality	Extended Stay	2016	NAP	132	Rooms	157,954.55	20,850,000	20,850,000	19,842,343	7.41900%	0.01824%	7.40076%
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	806,752	SF	115.90	20,000,000	20,000,000	20,000,000	5.00000%	0.01824%	4.98176%
11.01	Property		1	417 & 433 West 164th Street	Carson	Los Angeles	CA	90248	Industrial	Manufacturing	1967, 2015	NAP	29,500	SF		2,942,333	2,942,333	2,942,333
11.02	Property		1	5455 State Route 307 West	Geneva	Ashtabula	OH	44041	Industrial	Flex	1979	2008	212,382	SF		2,872,278	2,872,278	2,872,278
11.03	Property		1	508 Fishkill Avenue	Beacon	Dutchess	NY	12508	Industrial	Warehouse / Distribution	2012	NAP	56,125	SF		2,758,390	2,758,390	2,758,390
11.04	Property		1	10701 East 126th Street North	Collinsville	Tulsa	OK	74021	Industrial	Manufacturing	2004	2015	138,431	SF		1,821,444	1,821,444	1,821,444
11.05	Property		1	120-150 West 154th Street	Gardena	Los Angeles	CA	90248	Industrial	Manufacturing	1955	1983	27,620	SF		1,755,667	1,755,667	1,755,667
11.06	Property		1	529 Aldo Avenue	Santa Clara	Santa Clara	CA	95054	Industrial	Manufacturing	1973	2003	15,744	SF		1,654,040	1,654,040	1,654,040
11.07	Property		1	758 East Utah Valley Drive	American Fork	Utah	UT	84003	Office	Suburban	1996	2015	53,480	SF		1,648,489	1,648,489	1,648,489
11.08	Property		1	7051 Patterson Drive	Garden Grove	Orange	CA	92841	Industrial	Manufacturing	1979	NAP	18,600	SF		1,233,333	1,233,333	1,233,333
11.09	Property		1	255 Industrial Parkway	Ithaca	Gratiot	MI	48847	Industrial	Manufacturing	1983	1999	60,500	SF		842,465	842,465	842,465
11.10	Property		1	2801 North Earl Rudder Freeway	Bryan	Brazos	TX	77803	Industrial	Warehouse / Distribution	2007	2010	26,156	SF		840,667	840,667	840,667
11.11	Property		1	1200 North Maitlen Drive	Cushing	Payne	OK	74023	Industrial	Manufacturing	1984	2007	73,397	SF		616,489	616,489	616,489
11.12	Property		1	2022 West Townline Road	Peoria	Peoria	IL	61615	Industrial	Manufacturing	1969	1985	56,000	SF		406,322	406,322	406,322
11.13	Property		1	5450 Bishop Road	Geneva	Ashtabula	OH	44041	Industrial	Flex	1965	2008	27,072	SF		396,514	396,514	396,514
11.14	Property		1	13210 Kingston Avenue	Chester	Chesterfield	VA	23836	Industrial	Warehouse / Distribution	1973	1982	11,745	SF		211,568	211,568	211,568
12	Loan	7, 18, 19	1	Art Ovation Hotel	Sarasota	Sarasota	FL	34236	Hospitality	Full Service	2018	NAP	162	Rooms	354,938.27	20,000,000	20,000,000	17,684,229	5.90000%	0.01824%	5.88176%
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	Auburn Hills	Oakland	MI	48326	Retail	Outlet Center	1998	2010	1,128,332	SF	159.53	17,500,000	17,500,000	17,500,000	6.52100%	0.01824%	6.50276%
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	187,758	SF	91.87	17,250,000	17,250,000	17,250,000	6.80000%	0.04699%	6.75301%
14.01	Property		1	Compass Self Storage - Tavares	Tavares	Lake	FL	32778	Self Storage	Self Storage	2006, 2007	2020	128,226	SF		9,950,000	9,950,000	9,950,000
14.02	Property		1	Compass Self Storage - Marietta	Marietta	Cobb	GA	30064	Self Storage	Self Storage	2000	NAP	59,532	SF		7,300,000	7,300,000	7,300,000
15	Loan	4, 7, 12, 16, 30	1	Centene	Plantation	Broward	FL	33322	Office	Suburban	2020	NAP	145,983	SF	320.59	15,600,000	15,600,000	15,600,000	3.41500%	0.01824%	3.39676%
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	New York	New York	NY	10036	Office	CBD	1927	2018	960,568	SF	285.25	15,000,000	15,000,000	15,000,000	7.44000%	0.01949%	7.42051%
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	Wilmington	New Castle	DE	19801	Office	CBD	2006	2020	371,222	SF	228.97	15,000,000	15,000,000	15,000,000	4.84000%	0.01824%	4.82176%
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	Various	Various	Various	Various	Industrial	Warehouse	Various	Various	311,000	SF	45.82	14,250,000	14,250,000	14,250,000	7.54300%	0.01824%	7.52476%
18.01	Property		1	2000 Michigan Avenue	Alma	Gratiot	MI	48801	Industrial	Warehouse	1945	1950-1989	276,000	SF		12,250,000	12,250,000	12,250,000
18.02	Property		1	9325 Kennedy Court	Munster	Lake	IN	46321	Industrial	Warehouse	1987	NAP	35,000	SF		2,000,000	2,000,000	2,000,000
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	Boston	Suffolk	MA	02116	Office	CBD	1987, 1991	2016-2022	1,283,670	SF	370.03	12,500,000	12,500,000	12,500,000	6.29800%	0.01824%	6.27976%
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	Philadelphia	Philadelphia	PA	19103	Office	CBD	1987, 1992	2013	1,896,143	SF	116.03	12,500,000	12,500,000	12,500,000	7.78750%	0.01949%	7.76801%
21	Loan	18	1	4 Apollo Drive	Whippany	Morris	NJ	07981	Industrial	Flex	2006, 2008	2020	127,100	SF	96.38	12,250,000	12,250,000	12,250,000	7.13000%	0.01824%	7.11176%
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	Houston	Harris	TX	77002	Office	CBD	1971	2020	840,006	SF	104.66	12,500,000	12,210,690	10,187,928	4.77100%	0.01824%	4.75276%
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	Fremont	Alameda	CA	94538	Industrial	R&D / Manufacturing	2010	2016	574,775	SF	299.25	11,000,000	11,000,000	11,000,000	7.04000%	0.01824%	7.02176%
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	Hauppauge	Suffolk	NY	11749	Industrial	Warehouse / Distribution	1981	2016	140,125	SF	129.88	9,100,000	9,100,000	9,100,000	3.49000%	0.01824%	3.47176%
25	Loan	29	1	Hackensack Self Storage	Hackensack	Bergen	NJ	07601	Self Storage	Self Storage	1986	NAP	60,843	SF	101.90	6,200,000	6,200,000	6,200,000	6.91000%	0.01824%	6.89176%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
					9	9	9	9		11
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	NAP	354,392.19	NAP	4,252,706.28	Interest Only	No	Actual/360	120	116	120	116	0	0	5/24/2023	4	6	7/6/2023	NAP
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	NAP	302,582.47	NAP	3,630,989.64	Interest Only	No	Actual/360	120	116	120	116	0	0	5/25/2023	4	1	7/1/2023	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	NAP	340,378.87	NAP	4,084,546.44	Interest Only	No	Actual/360	120	119	120	119	0	0	8/30/2023	1	6	10/6/2023	NAP
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
					9	9	9	9		11
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	NAP	435,972.22	NAP	5,231,666.64	Interest Only	No	Actual/360	60	59	60	59	0	0	8/30/2023	1	6	10/6/2023	NAP
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	NAP	324,127.60	NAP	3,889,531.20	Interest Only	No	Actual/360	120	118	120	118	0	0	7/28/2023	2	6	9/6/2023	NAP
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	247,414.17	NAP	2,968,970.04	Interest Only - ARD	Yes	Actual/360	120	112	120	112	0	0	1/27/2023	8	10	3/10/2023	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	NAP	109,415.51	NAP	1,312,986.12	Interest Only	No	Actual/360	120	98	120	98	0	0	12/3/2021	22	5	1/5/2022	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	NAP	176,586.49	NAP	2,119,037.88	Interest Only	No	Actual/360	120	116	120	116	0	0	5/11/2023	4	1	7/1/2023	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	NAP	131,520.40	NAP	1,578,244.80	Interest Only	No	Actual/360	120	116	120	116	0	0	5/19/2023	4	6	7/6/2023	NAP
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	144,631.53	130,695.47	1,735,578.36	1,568,345.64	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	8/16/2023	1	6	10/6/2023	10/6/2028
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	NAP	84,490.74	NAP	1,013,888.88	Interest Only	No	Actual/360	120	106	120	106	0	0	7/29/2022	14	5	9/5/2022	NAP
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	118,627.30	99,699.07	1,423,527.60	1,196,388.84	Interest Only, Amortizing Balloon	No	Actual/360	24	10	120	106	360	360	7/14/2022	14	5	9/5/2022	9/5/2024
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	96,418.72	NAP	1,157,024.64	Interest Only	No	Actual/360	120	112	120	112	0	0	1/5/2023	8	1	3/1/2023	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	NAP	99,107.64	NAP	1,189,291.68	Interest Only	No	Actual/360	120	118	120	118	0	0	7/27/2023	2	6	9/6/2023	NAP
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	45,011.60	NAP	540,139.20	Interest Only	No	Actual/360	120	91	120	91	0	0	5/4/2021	29	5	6/5/2021	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	NAP	94,291.67	NAP	1,131,500.04	Interest Only	No	Actual/360	60	57	60	57	0	0	6/30/2023	3	6	8/6/2023	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	NAP	61,340.28	NAP	736,083.36	Interest Only	No	Actual/360	120	103	120	103	0	0	4/7/2022	17	5	6/5/2022	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAP	90,817.20	NAP	1,089,806.40	Interest Only	No	Actual/360	120	119	120	119	0	0	8/30/2023	1	6	10/6/2023	NAP
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	NAP	66,515.34	NAP	798,184.08	Interest Only	No	Actual/360	60	57	60	57	0	0	6/7/2023	3	6	8/6/2023	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	NAP	82,246.46	NAP	986,957.52	Interest Only	No	Actual/360	60	56	60	56	0	0	6/1/2023	4	6	7/6/2023	NAP
21	Loan	18	1	4 Apollo Drive	NAP	73,796.33	NAP	885,555.96	Interest Only	No	Actual/360	120	119	120	119	0	0	8/22/2023	1	6	10/6/2023	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	65,332.56	NAP	783,990.72	NAP	Amortizing Balloon	No	Actual/360	0	0	120	102	360	342	4/5/2022	18	6	5/6/2022	5/6/2022
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	65,429.63	NAP	785,155.56	Interest Only	No	Actual/360	120	116	120	116	0	0	5/24/2023	4	6	7/6/2023	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	26,833.41	NAP	322,000.92	Interest Only	No	Actual/360	120	98	120	98	0	0	11/10/2021	22	5	1/5/2022	NAP
25	Loan	29	1	Hackensack Self Storage	NAP	36,197.52	NAP	434,370.24	Interest Only	No	Actual/360	120	118	120	118	0	0	7/26/2023	2	6	9/6/2023	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
							10		12			31	16					16
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	6/6/2033	6/6/2033	0	0	L(12),YM1(15),DorYM1(86),O(7)	35,060,045	8,127,805	26,932,240	3/31/2023	T-12	34,545,376	8,000,537	26,544,839	12/31/2022	T-12
1.01	Property		1	Belpre V Cancer Center - Belpre, OH						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Glendale MOB - Farmington Hills, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	1600 State Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	Eastside Cancer Institute - Greenville, SC						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Aurora Healthcare Center - Waterford, WI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Beaumont Medical Center - Warren, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Millennium Eye Care - Freehold, NJ						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	757 Franciscan Medical - Munster, IN						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	Decatur Medical Office Building - Decatur, GA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Swedish American MOB - Roscoe, IL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Eastern Carolina ENT - Greenville, NC						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Kingwood Executive Center - Kingwood, TX						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Greenville Health System - Greenville, SC						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Pioneer Spine Sports - West Springfield						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Women's Healthcare Group MOB - York, PA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Crittenton MOB - Washington Township, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Surgery Center of Temple - Temple, TX						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.33	Property		1	RAI Care Center-Clearwater, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Medical Center V - Peoria, AZ						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.36	Property		1	South Douglas MOB - Midwest City, OK						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Crittenton MOB - Sterling Heights, MI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.38	Property		1	SPHP MOB, Albany, NY						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.41	Property		1	1550 State Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.44	Property		1	Naidu Clinic - Odessa, TX						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.45	Property		1	Aurora Healthcare Center - Kiel, WI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.46	Property		1	Florida Medical Heartcare - Tampa, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.49	Property		1	Pioneer Spine Sports - Springfield						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.51	Property		1	Pioneer Spine Sports - Northampton						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.52	Property		1	Florida Medical Clinic - Tampa, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.53	Property		1	DaVita Dialysis - Hudson, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.55	Property		1	5825 Shoreview Lane North						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.57	Property		1	Fresenius Medical Care - Winfield, AL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.58	Property		1	Florida Medical Somerset - Tampa, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.61	Property		1	Aurora Healthcare Center - Greenville, WI						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.62	Property		1	1586 State Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	6/1/2033	6/1/2033	0	0	L(28),D(86),O(6)	100,144,513	19,298,501	80,846,012	12/31/2022	T-12	97,018,960	17,953,015	79,065,945	12/31/2021	T-12
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	9/6/2033	9/6/2033	0	0	L(12),YM1(12),DorYM1(89),O(7)	49,194,589	15,499,390	33,695,199	6/30/2023	T-12	41,116,072	14,064,144	27,051,928	12/31/2022	T-12
3.01	Property		1	Northwoods Marketplace						4,192,094	1,380,406	2,811,688	6/30/2023	T-12	4,097,059	1,292,213	2,804,846	12/31/2022	T-12
3.02	Property		1	The Centrum						3,248,221	1,076,733	2,171,488	6/30/2023	T-12	2,622,843	1,031,511	1,591,333	12/31/2022	T-12
3.03	Property		1	Lawton Marketplace						2,515,072	800,467	1,714,605	6/30/2023	T-12	2,144,275	679,993	1,464,282	12/31/2022	T-12
3.04	Property		1	Carlisle Crossing						2,505,419	939,288	1,566,131	6/30/2023	T-12	2,155,562	835,548	1,320,014	12/31/2022	T-12
3.05	Property		1	Southway Shopping Center						3,547,707	1,317,725	2,229,982	6/30/2023	T-12	3,293,702	1,585,182	1,708,520	12/31/2022	T-12
3.06	Property		1	Parkway Centre South						2,806,871	856,532	1,950,339	6/30/2023	T-12	1,792,299	548,724	1,243,575	12/31/2022	T-12
3.07	Property		1	Houma Crossing						2,018,284	686,750	1,331,534	6/30/2023	T-12	1,800,069	735,874	1,064,195	12/31/2022	T-12
3.08	Property		1	North Lake Square						2,260,370	559,947	1,700,423	6/30/2023	T-12	1,899,050	466,423	1,432,627	12/31/2022	T-12
3.09	Property		1	Liberty Crossing						2,227,472	624,483	1,602,989	6/30/2023	T-12	2,246,251	844,019	1,402,233	12/31/2022	T-12
3.10	Property		1	Owensboro Town Center						2,549,115	675,191	1,873,924	6/30/2023	T-12	2,242,819	626,525	1,616,294	12/31/2022	T-12
3.11	Property		1	Harbor Town Center						1,800,133	587,126	1,213,007	6/30/2023	T-12	1,196,416	378,917	817,500	12/31/2022	T-12
3.12	Property		1	Lord Salisbury Center						1,910,916	561,662	1,349,254	6/30/2023	T-12	1,617,981	592,226	1,025,756	12/31/2022	T-12
3.13	Property		1	Terrell Mill Village						1,586,810	384,727	1,202,083	6/30/2023	T-12	1,059,965	279,940	780,026	12/31/2022	T-12
3.14	Property		1	The Ridge at Turtle Creek						1,493,633	398,146	1,095,487	6/30/2023	T-12	997,546	276,209	721,336	12/31/2022	T-12
3.15	Property		1	Nordstrom Rack						1,239,916	304,014	935,902	6/30/2023	T-12	1,111,540	282,289	829,251	12/31/2022	T-12
3.16	Property		1	Ventura Place						1,227,663	262,855	964,808	6/30/2023	T-12	768,203	286,698	481,505	12/31/2022	T-12
3.17	Property		1	Quail Springs						1,193,826	328,520	865,306	6/30/2023	T-12	1,206,432	312,239	894,193	12/31/2022	T-12
3.18	Property		1	Wallace Commons						1,269,173	302,274	966,899	6/30/2023	T-12	905,993	237,028	668,965	12/31/2022	T-12
3.19	Property		1	Waterford Park South						1,419,487	584,135	835,352	6/30/2023	T-12	939,677	405,571	534,105	12/31/2022	T-12
3.20	Property		1	Evergreen Marketplace						1,540,751	820,691	720,060	6/30/2023	T-12	1,284,015	639,494	644,521	12/31/2022	T-12
3.21	Property		1	Derby Marketplace						1,290,004	535,476	754,528	6/30/2023	T-12	1,110,429	456,063	654,366	12/31/2022	T-12
3.22	Property		1	Stoneridge Village						1,112,104	287,107	824,997	6/30/2023	T-12	809,934	203,598	606,335	12/31/2022	T-12
3.23	Property		1	FreshThyme & DSW						820,259	209,104	611,155	6/30/2023	T-12	727,046	192,105	534,941	12/31/2022	T-12

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description
							10		12			31	16					16
3.24	Property		1	Crossroads Annex						527,939	229,193	298,746	6/30/2023	T-12	645,992	179,545	466,447	12/31/2022	T-12
3.25	Property		1	Tellico Village						593,751	137,575	456,176	6/30/2023	T-12	532,907	122,661	410,245	12/31/2022	T-12
3.26	Property		1	Walmart Neighborhood Market						684,680	226,771	457,909	6/30/2023	T-12	444,306	135,435	308,872	12/31/2022	T-12
3.27	Property		1	PetSmart & Old Navy						670,889	216,831	454,058	6/30/2023	T-12	580,443	188,775	391,668	12/31/2022	T-12
3.28	Property		1	Sutters Creek						524,029	122,128	401,901	6/30/2023	T-12	487,408	129,648	357,760	12/31/2022	T-12
3.29	Property		1	Mattress Firm & Panera Bread						418,001	83,533	334,468	6/30/2023	T-12	395,909	119,691	276,218	12/31/2022	T-12
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	9/6/2028	9/6/2028	0	0	L(24),D(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.01	Property		1	Cipriani 42nd Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	Cipriani Wall Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	8/6/2033	8/6/2033	0	0	L(24),YM1(89),O(7)	6,117,352	2,446,492	3,670,860	5/31/2023	T-12	6,431,240	2,564,132	3,867,109	12/31/2022	Various
5.01	Property		1	Monte Vista						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.02	Property		1	Sherwood						2,880,287	786,582	2,093,705	5/31/2023	T-12	2,901,951	892,942	2,009,008	12/31/2022	T-7 Ann.
5.03	Property		1	Madera Marketplace						1,574,053	520,947	1,053,105	5/31/2023	T-12	1,855,648	607,816	1,247,832	12/31/2022	T-12
5.04	Property		1	Silverdale Village						606,684	419,078	187,606	5/31/2023	T-12	709,911	389,034	320,877	12/31/2022	T-12
5.05	Property		1	Port Orchard						476,218	383,183	93,035	5/31/2023	T-12	465,151	296,823	168,328	12/31/2022	T-12
5.06	Property		1	Grafton						330,110	198,759	131,351	5/31/2023	T-12	284,708	251,831	32,877	12/31/2022	T-12
5.07	Property		1	Fallon						250,000	137,942	112,058	5/31/2023	T-12	213,871	125,685	88,186	12/31/2022	T-12
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	2/10/2033	2/10/2038	0	0	L(24),YM1(7),DorYM1(82),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	12/5/2031	12/5/2031	0	0	L(46),D(70),O(4)	11,480,478	2,846,617	8,633,861	12/31/2022	T-12	10,564,292	2,749,929	7,814,362	12/31/2021	T-12
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	6/1/2033	6/1/2033	0	0	L(24),YM1(4),DorYM1(85),O(7)	65,813,641	38,839,826	26,973,815	3/31/2023	T-12	63,226,557	37,402,410	25,824,147	12/31/2022	T-12
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	6/6/2033	6/6/2033	0	0	L(23),YM1(4),DorYM1(86),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.01	Property		1	2000 Commerce Center Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	1200 Northrop Road						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	3400 Bagcraft Boulevard						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	690 Unisia Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	800 Koomey Road						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	3900 West 43rd Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.07	Property		1	540 West Nez Perce						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.08	Property		1	4255 Thunderbird Lane						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.09	Property		1	1001 North Madison Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.10	Property		1	17153 Industrial Highway						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.11	Property		1	999 North Madison Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.12	Property		1	88 Nesbitt Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.13	Property		1	407 Sangamore Road						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.14	Property		1	310 Hartmann Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.15	Property		1	101 Commerce Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.16	Property		1	620 Hardin Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.17	Property		1	3100 East Richmond Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	9/6/2033	9/6/2033	0	0	L(24),YM1(89),O(7)	6,832,044	3,587,645	3,244,399	6/30/2023	T-12	6,736,046	3,377,327	3,358,719	12/31/2022	T-12
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	8/5/2032	8/5/2032	0	0	L(35),D(81),O(4)	8,238,273	21,962	8,216,311	6/30/2022	T-12	NAV	NAV	NAV	NAV	NAV
11.01	Property		1	417 & 433 West 164th Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	5455 State Route 307 West						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	508 Fishkill Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	10701 East 126th Street North						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	120-150 West 154th Street						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	529 Aldo Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	758 East Utah Valley Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	7051 Patterson Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	255 Industrial Parkway						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	2801 North Earl Rudder Freeway						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	1200 North Maitlen Drive						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	2022 West Townline Road						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	5450 Bishop Road						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	13210 Kingston Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	7, 18, 19	1	Art Ovation Hotel	8/5/2032	8/5/2032	0	0	L(35),D(82),O(3)	21,959,076	14,202,137	7,756,939	3/31/2023	T-12	20,658,896	13,433,400	7,225,496	12/31/2022	T-12
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	2/1/2033	2/1/2033	0	0	L(32),D(82),O(6)	46,424,127	14,768,491	31,655,635	11/30/2022	T-12	47,261,766	14,350,428	32,911,337	12/31/2021	T-12
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	8/6/2033	8/6/2033	0	0	L(25),D(91),O(4)	2,582,051	840,669	1,741,381	5/31/2023	T-12	2,504,887	836,786	1,668,102	12/31/2022	T-12
14.01	Property		1	Compass Self Storage - Tavares						1,515,657	539,168	976,489	5/31/2023	T-12	1,441,731	538,960	902,771	12/31/2022	T-12
14.02	Property		1	Compass Self Storage - Marietta						1,066,394	301,502	764,892	5/31/2023	T-12	1,063,156	297,826	765,330	12/31/2022	T-12
15	Loan	4, 7, 12, 16, 30	1	Centene	5/5/2031	5/5/2031	0	0	L(35),D(79),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	7/6/2028	7/6/2028	0	0	L(23),YM1(3),DorYM1(27),O(7)	62,683,274	35,986,252	26,697,022	3/31/2023	T-12	61,168,739	34,495,528	26,673,211	12/31/2022	T-12
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	5/5/2032	5/5/2032	0	0	L(35),D(78),O(7)	12,142,233	3,956,070	8,186,164	3/31/2023	T-12	11,996,082	4,131,135	7,864,947	12/31/2022	T-12
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	9/6/2033	9/6/2033	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.01	Property		1	2000 Michigan Avenue						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	9325 Kennedy Court						NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	7/6/2028	7/6/2028	0	0	L(26),DorYM1(27),O(7)	99,991,917	36,977,577	63,014,340	3/31/2023	T-12	98,973,331	36,251,075	62,722,256	12/31/2022	T-12
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	6/6/2028	6/6/2028	0	0	L(24),YM1(29),O(7)	48,803,159	23,821,189	24,981,970	4/30/2023	T-12	50,751,623	26,352,623	24,399,000	12/31/2022	T-12
21	Loan	18	1	4 Apollo Drive	9/6/2033	9/6/2033	0	0	L(2),YM1(114),O(4)	1,774,003	11,523	1,762,481	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	4/6/2032	4/6/2032	0	0	L(35),DorYM1(78),O(7)	18,174,157	10,961,209	7,212,947	7/31/2022	T-12	16,203,079	12,151,176	4,051,902	12/31/2021	T-12
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	6/6/2033	6/6/2033	5	0	L(27),D(86),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	12/5/2031	12/5/2031	0	0	L(35),DorYM1(80),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	29	1	Hackensack Self Storage	8/6/2033	8/6/2033	0	0	YM1(116),O(4)	1,819,598	634,465	1,185,133	12/31/2022	T-12	1,486,658	491,366	995,293	12/31/2021	T-12

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
								16			30		31		15		7, 14	7, 14	7	7
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	24,763,470	6,060,988	18,702,482	12/31/2021	T-12	95.0%	39,365,086	10,218,760	29,146,326	478,107	1,247,943	27,420,277	1.86	1.75	12.1%	11.4%
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Glendale MOB - Farmington Hills, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.03	Property		1	1600 State Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.07	Property		1	Beaumont Medical Center - Warren, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.08	Property		1	Millennium Eye Care - Freehold, NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.09	Property		1	757 Franciscan Medical - Munster, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.14	Property		1	Swedish American MOB - Roscoe, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.23	Property		1	Greenville Health System - Greenville, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.26	Property		1	Pioneer Spine Sports - West Springfield	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.27	Property		1	Women's Healthcare Group MOB - York, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.31	Property		1	Crittenton MOB - Washington Township, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.32	Property		1	Surgery Center of Temple - Temple, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.33	Property		1	RAI Care Center-Clearwater, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.34	Property		1	Medical Center V - Peoria, AZ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.36	Property		1	South Douglas MOB - Midwest City, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.38	Property		1	SPHP MOB, Albany, NY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.41	Property		1	1550 State Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.44	Property		1	Naidu Clinic - Odessa, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.49	Property		1	Pioneer Spine Sports - Springfield	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.51	Property		1	Pioneer Spine Sports - Northampton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.52	Property		1	Florida Medical Clinic - Tampa, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.53	Property		1	DaVita Dialysis - Hudson, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.55	Property		1	5825 Shoreview Lane North	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.57	Property		1	Fresenius Medical Care - Winfield, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.58	Property		1	Florida Medical Somerset - Tampa, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.62	Property		1	1586 State Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	89,629,550	16,856,897	72,772,653	12/31/2020	T-12	89.9%	103,974,716	19,972,427	84,002,289	195,237	1,504,094	82,302,958	3.21	3.15	18.7%	18.3%
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%	53,888,610	17,916,793	35,971,817	521,495	2,040,576	33,409,746	2.12	1.97	13.8%	12.8%
3.01	Property		1	Northwoods Marketplace	NAV	NAV	NAV	NAV	NAV	96.5%	4,330,372	1,458,301	2,872,071	35,412	165,255	2,671,405
3.02	Property		1	The Centrum	NAV	NAV	NAV	NAV	NAV	75.8%	3,182,719	1,167,626	2,015,093	41,167	192,112	1,781,814
3.03	Property		1	Lawton Marketplace	NAV	NAV	NAV	NAV	NAV	98.3%	3,279,829	953,800	2,326,030	28,159	131,408	2,166,463
3.04	Property		1	Carlisle Crossing	NAV	NAV	NAV	NAV	NAV	94.9%	3,194,157	1,048,116	2,146,041	22,873	106,741	2,016,428
3.05	Property		1	Southway Shopping Center	NAV	NAV	NAV	NAV	NAV	99.8%	3,826,353	1,358,719	2,467,634	26,310	122,779	2,318,545
3.06	Property		1	Parkway Centre South	NAV	NAV	NAV	NAV	NAV	99.8%	2,969,784	846,025	2,123,758	19,783	92,321	2,011,654
3.07	Property		1	Houma Crossing	NAV	NAV	NAV	NAV	NAV	76.1%	2,599,247	1,077,547	1,521,699	29,028	126,996	1,365,676
3.08	Property		1	North Lake Square	NAV	NAV	NAV	NAV	NAV	97.7%	2,276,936	561,041	1,715,895	21,017	98,081	1,596,796
3.09	Property		1	Liberty Crossing	NAV	NAV	NAV	NAV	NAV	91.5%	2,282,096	704,857	1,577,238	26,442	74,038	1,476,758
3.10	Property		1	Owensboro Town Center	NAV	NAV	NAV	NAV	NAV	87.4%	2,579,470	845,371	1,734,099	47,833	115,459	1,570,807
3.11	Property		1	Harbor Town Center	NAV	NAV	NAV	NAV	NAV	90.8%	1,688,547	593,756	1,094,791	11,251	49,225	1,034,315
3.12	Property		1	Lord Salisbury Center	NAV	NAV	NAV	NAV	NAV	98.0%	2,226,543	767,839	1,458,704	17,073	79,675	1,361,956
3.13	Property		1	Terrell Mill Village	NAV	NAV	NAV	NAV	NAV	99.8%	1,869,023	556,622	1,312,401	11,189	52,213	1,248,999
3.14	Property		1	The Ridge at Turtle Creek	NAV	NAV	NAV	NAV	NAV	99.8%	1,734,560	536,550	1,198,010	19,741	69,094	1,109,175
3.15	Property		1	Nordstrom Rack	NAV	NAV	NAV	NAV	NAV	98.6%	1,311,742	404,466	907,276	6,819	31,820	868,637
3.16	Property		1	Ventura Place	NAV	NAV	NAV	NAV	NAV	94.7%	1,446,565	413,856	1,032,709	12,653	46,617	973,440
3.17	Property		1	Quail Springs	NAV	NAV	NAV	NAV	NAV	99.8%	1,290,310	416,400	873,909	15,061	70,283	788,566
3.18	Property		1	Wallace Commons	NAV	NAV	NAV	NAV	NAV	96.9%	1,232,068	337,160	894,908	8,991	17,010	868,907
3.19	Property		1	Waterford Park South	NAV	NAV	NAV	NAV	NAV	91.4%	1,559,545	545,452	1,014,092	31,248	64,334	918,510
3.20	Property		1	Evergreen Marketplace	NAV	NAV	NAV	NAV	NAV	99.9%	1,541,714	769,153	772,561	8,473	34,889	729,198
3.21	Property		1	Derby Marketplace	NAV	NAV	NAV	NAV	NAV	99.8%	1,271,174	509,265	761,910	15,000	70,000	676,910
3.22	Property		1	Stoneridge Village	NAV	NAV	NAV	NAV	NAV	99.8%	1,467,788	430,585	1,037,204	10,872	50,738	975,593
3.23	Property		1	FreshThyme & DSW	NAV	NAV	NAV	NAV	NAV	99.8%	832,259	255,476	576,783	7,355	34,323	535,105

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
								16			30		31		15		7, 14	7, 14	7	7
3.24	Property		1	Crossroads Annex	NAV	NAV	NAV	NAV	NAV	99.8%	879,244	339,124	540,120	6,087	28,405	505,629
3.25	Property		1	Tellico Village	NAV	NAV	NAV	NAV	NAV	99.8%	615,342	138,650	476,692	13,097	28,650	434,945
3.26	Property		1	Walmart Neighborhood Market	NAV	NAV	NAV	NAV	NAV	99.8%	747,174	287,221	459,953	1,215	5,670	453,068
3.27	Property		1	PetSmart & Old Navy	NAV	NAV	NAV	NAV	NAV	99.8%	640,400	228,872	411,528	4,346	20,279	386,904
3.28	Property		1	Sutters Creek	NAV	NAV	NAV	NAV	NAV	99.8%	559,611	201,316	358,295	20,801	56,003	281,491
3.29	Property		1	Mattress Firm & Panera Bread	NAV	NAV	NAV	NAV	NAV	99.8%	454,040	163,628	290,412	2,200	6,160	282,052
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%	14,668,039	440,041	14,227,998	62,005	0	14,165,993	1.81	1.81	15.8%	15.7%
4.01	Property		1	Cipriani 42nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	Cipriani Wall Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	6,215,139	2,079,392	4,135,747	12/31/2021	T-12	92.5%	19,233,452	5,271,185	13,962,267	124,114	845,946	12,992,206	1.51	1.41	10.7%	10.0%
5.01	Property		1	Monte Vista	NAV	NAV	NAV	NAV	NAV	95.0%	8,765,820	2,437,995	6,327,824	41,263	384,683	5,901,878
5.02	Property		1	Sherwood	3,007,484	874,021	2,133,463	12/31/2021	T-12	95.0%	3,457,346	949,864	2,507,482	18,827	168,259	2,320,395
5.03	Property		1	Madera Marketplace	2,418,060	705,675	1,712,385	12/31/2021	T-12	84.6%	2,843,157	723,458	2,119,699	20,225	110,904	1,988,570
5.04	Property		1	Silverdale Village	NAV	NAV	NAV	NAV	NAV	90.9%	1,497,254	448,484	1,048,769	11,073	61,307	976,390
5.05	Property		1	Port Orchard	389,014	201,918	187,096	12/31/2021	T-12	95.0%	1,387,953	373,769	1,014,184	11,302	55,759	947,122
5.06	Property		1	Grafton	251,684	182,179	69,505	12/31/2021	T-12	95.0%	754,358	185,901	568,457	12,356	36,546	519,554
5.07	Property		1	Fallon	148,898	115,599	33,299	12/31/2021	T-12	83.2%	527,566	151,713	375,853	9,068	28,487	338,297
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAV	NAV	NAV	NAV	NAV	99.0%	62,561,733	13,277,931	49,283,802	119,751	0	49,164,051	1.66	1.66	9.3%	9.3%
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	9,980,591	2,409,275	7,571,315	12/31/2020	T-12	93.1%	10,107,736	2,690,970	7,416,765	74,495	47,476	7,294,794	2.08	2.05	7.8%	7.7%
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	48,809,766	28,678,938	20,130,829	12/31/2021	T-12	77.4%	65,813,641	40,907,280	24,906,361	1,727,405	0	23,178,956	2.51	2.34	17.8%	16.6%
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%	15,224,795	456,744	14,768,052	452,929	0	14,315,122	1.87	1.81	11.8%	11.5%
9.01	Property		1	2000 Commerce Center Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.02	Property		1	1200 Northrop Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.03	Property		1	3400 Bagcraft Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.04	Property		1	690 Unisia Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.05	Property		1	800 Koomey Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.06	Property		1	3900 West 43rd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.07	Property		1	540 West Nez Perce	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.08	Property		1	4255 Thunderbird Lane	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.09	Property		1	1001 North Madison Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.10	Property		1	17153 Industrial Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.11	Property		1	999 North Madison Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.12	Property		1	88 Nesbitt Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.13	Property		1	407 Sangamore Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.14	Property		1	310 Hartmann Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.15	Property		1	101 Commerce Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.16	Property		1	620 Hardin Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
9.17	Property		1	3100 East Richmond Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	5,371,398	2,584,323	2,787,075	12/31/2021	T-12	82.0%	6,761,833	3,545,251	3,216,581	270,473	0	2,946,108	1.85	1.70	15.4%	14.1%
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	NAV	NAV	NAV	NAV	NAV	95.0%	8,494,129	276,786	8,217,343	80,675	(78,312)	8,214,980	1.73	1.73	8.8%	8.8%
11.01	Property		1	417 & 433 West 164th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	5455 State Route 307 West	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	508 Fishkill Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	10701 East 126th Street North	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	120-150 West 154th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	529 Aldo Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	758 East Utah Valley Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	7051 Patterson Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	255 Industrial Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	2801 North Earl Rudder Freeway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	1200 North Maitlen Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	2022 West Townline Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	5450 Bishop Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	13210 Kingston Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	7, 18, 19	1	Art Ovation Hotel	NAV	NAV	NAV	NAV	NAV	84.6%	21,959,076	13,920,181	8,038,895	878,363	0	7,160,532	1.96	1.75	17.7%	15.7%
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	40,708,568	12,857,184	27,851,384	12/31/2020	T-12	92.6%	47,000,639	15,438,872	31,561,767	259,516	1,567,562	29,734,689	2.65	2.50	17.5%	16.5%
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	1,971,973	778,905	1,193,068	12/31/2021	T-12	81.3%	2,638,040	838,283	1,799,757	18,776	0	1,780,981	1.51	1.50	10.4%	10.3%
14.01	Property		1	Compass Self Storage - Tavares	1,041,078	478,920	562,158	12/31/2021	T-12	80.5%	1,606,889	541,268	1,065,621	12,823	0	1,052,799
14.02	Property		1	Compass Self Storage - Marietta	930,895	299,985	630,910	12/31/2021	T-12	82.6%	1,031,151	297,016	734,135	5,953	0	728,182
15	Loan	4, 7, 12, 16, 30	1	Centene	NAV	NAV	NAV	NAV	NAV	95.0%	6,993,609	2,810,270	4,183,339	29,197	145,983	4,008,160	2.58	2.47	8.9%	8.6%
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	60,959,925	34,523,645	26,436,280	12/31/2021	T-12	95.0%	70,904,067	39,203,449	31,700,618	192,114	2,881,704	28,626,800	1.53	1.39	11.6%	10.4%
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	12,143,605	3,750,835	8,392,770	12/31/2021	T-12	92.4%	12,638,328	3,972,284	8,666,045	74,244	108,995	8,482,805	2.08	2.03	10.2%	10.0%
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAV	NAV	NAV	NAV	NAV	97.0%	1,455,281	29,106	1,426,175	31,100	45,327	1,349,748	1.31	1.24	10.0%	9.5%
18.01	Property		1	2000 Michigan Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	9325 Kennedy Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	94,773,768	33,234,468	61,539,300	12/31/2021	T-12	93.6%	115,015,445	37,554,805	77,460,640	256,734	0	77,203,906	2.55	2.55	16.3%	16.3%
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	80.5%	57,815,225	25,392,147	32,423,078	474,036	2,844,215	29,104,827	1.87	1.68	14.7%	13.2%
21	Loan	18	1	4 Apollo Drive	NAV	NAV	NAV	NAV	NAV	97.0%	2,161,190	222,977	1,938,213	20,336	76,236	1,841,641	2.19	2.08	15.8%	15.0%
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	21,381,560	10,764,953	10,616,607	12/31/2020	T-12	85.4%	27,399,517	15,509,561	11,889,956	210,002	1,260,009	10,419,945	2.11	1.85	13.5%	11.9%
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAV	NAV	NAV	NAV	NAV	95.0%	28,021,697	4,631,757	23,389,940	57,478	864,386	22,468,077	1.91	1.83	13.6%	13.1%
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAV	NAV	NAV	NAV	NAV	99.0%	1,837,380	275,507	1,561,873	21,019	0	1,540,854	2.43	2.39	8.6%	8.5%
25	Loan	29	1	Hackensack Self Storage	1,310,727	591,303	719,424	12/31/2020	T-12	90.0%	1,596,230	615,548	980,681	27,379	0	953,302	2.26	2.19	15.8%	15.4%

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5			5, 7	5, 7	3, 4			4, 21, 23
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	455,000,000	As Portfolio	3/24/2023	52.7%	52.7%	96.5%	5/24/2023
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	87,150,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Belpre V Cancer Center	77,367	100.0%	2/28/2038
1.02	Property		1	Glendale MOB - Farmington Hills, MI	14,800,000	As Is	3/22/2023			93.9%	5/24/2023	No	Glendale Neurological Associates, PC	31,181	69.9%	4/30/2028
1.03	Property		1	1600 State Street	12,700,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC	30,642	100.0%	2/28/2035
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	10,600,000	As Is	3/20/2023			96.8%	5/24/2023	No	Fresenius Kidney Care Palm Valley	6,197	16.0%	12/31/2027
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	10,300,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Prisma Health-Upstate	30,924	100.0%	6/30/2028
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	9,500,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Waterford, WI	23,662	100.0%	12/31/2032
1.07	Property		1	Beaumont Medical Center - Warren, MI	9,400,000	As Is	3/22/2023			54.5%	5/24/2023	No	William Beaumont Hospital	19,178	54.5%	4/30/2028
1.08	Property		1	Millennium Eye Care - Freehold, NJ	9,250,000	As Is	3/21/2023			100.0%	5/24/2023	No	Millennium Eye Care	19,799	78.7%	4/29/2032
1.09	Property		1	757 Franciscan Medical - Munster, IN	9,200,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Franciscan Medical Specialists	37,040	100.0%	9/30/2027
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	8,700,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	CTVSA Management, LLC	20,000	100.0%	5/31/2030
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	8,500,000	As Is	3/22/2023			100.0%	5/24/2023	Yes	Northside Hospital	20,800	100.0%	11/15/2030
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	8,400,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Healthcare Center - Wautoma, WI	21,048	100.0%	12/31/2032
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	7,900,000	As Is	3/20/2023			90.5%	5/24/2023	No	SMI Imaging, LLC	10,858	38.1%	1/31/2025
1.14	Property		1	Swedish American MOB - Roscoe, IL	7,900,000	As Is	3/22/2023			93.7%	5/24/2023	No	SwedishAmerican Realty Corp.	20,000	79.4%	2/16/2029
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	7,750,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	West Michigan Surgery Center - Big Rapids, MI	20,404	100.0%	8/31/2027
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	7,725,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals	24,000	100.0%	10/31/2027
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	7,700,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Eastern Carolina Ear, Nose & Throat	22,528	100.0%	12/20/2034
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	7,675,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	UPMC Pinnacle Lancaster	30,623	100.0%	8/31/2031
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	7,375,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals	15,000	100.0%	1/31/2032
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	7,100,000	As Is	3/24/2023			88.0%	5/24/2023	No	Tranquility Behavioral Health	3,507	12.0%	7/31/2024
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	7,100,000	As Is	3/24/2023			100.0%	5/24/2023	No	Pensacola Nephrology, PA	12,665	68.7%	10/31/2033
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	6,600,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Lee Memorial Health System	24,174	100.0%	9/30/2029
1.23	Property		1	Greenville Health System - Greenville, SC	6,600,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Prisma Health-Upstate	21,603	100.0%	9/30/2033
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	6,500,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals	11,000	100.0%	12/31/2028
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	6,330,000	As Is	3/23/2023			100.0%	5/24/2023	No	Urology Clinics of North Texas	6,182	34.0%	10/31/2030
1.26	Property		1	Pioneer Spine Sports - West Springfield	6,200,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pioneer Spine Sports - West Springfield	15,000	100.0%	7/31/2029
1.27	Property		1	Women's Healthcare Group MOB - York, PA	6,175,000	As Is	3/22/2023			100.0%	5/24/2023	Yes	WellSpan Properties, Inc.	21,316	100.0%	6/30/2029
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	5,950,000	As Is	3/24/2023			100.0%	5/24/2023	No	Orthopedic One, Inc.	12,935	52.1%	4/30/2025
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	5,800,000	As Is	3/22/2023			100.0%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.	22,777	51.4%	7/31/2027
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	5,800,000	As Is	3/22/2023			100.0%	5/24/2023	Yes	Metropolitan Eye Center, P.C.	17,594	100.0%	8/31/2036
1.31	Property		1	Crittenton MOB - Washington Township, MI	5,750,000	As Is	3/22/2023			92.7%	5/24/2023	No	Crittenton Hospital Medical	9,652	49.3%	9/30/2024
1.32	Property		1	Surgery Center of Temple - Temple, TX	5,600,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Ascension Seton	10,400	100.0%	2/29/2028
1.33	Property		1	RAI Care Center-Clearwater, FL	5,500,000	As Is	3/23/2023			100.0%	5/24/2023	No	RAI Care Centers of Florida	9,216	61.7%	12/13/2024
1.34	Property		1	Medical Center V - Peoria, AZ	5,400,000	As Is	3/20/2023			100.0%	5/24/2023	No	Phoenix Artificial Kidney Center	8,939	26.6%	5/31/2026
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	5,400,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	The MetroHealth System	25,070	100.0%	5/31/2027
1.36	Property		1	South Douglas MOB - Midwest City, OK	5,350,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Sooner Medical Management	20,756	100.0%	10/31/2026
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	5,300,000	As Is	3/22/2023			72.0%	5/24/2023	No	Cardiovascular Consultants PC	8,259	48.8%	9/30/2029
1.38	Property		1	SPHP MOB, Albany, NY	5,200,000	As Is	4/5/2023			100.0%	5/24/2023	Yes	SPHPMA	20,780	100.0%	4/30/2027
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	5,150,000	As Is	3/22/2023			100.0%	5/24/2023	Yes	AGA MSO LLC	10,500	100.0%	1/31/2030
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	4,800,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Bone & Joint Specialists	15,504	100.0%	6/28/2027
1.41	Property		1	1550 State Street	4,700,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC	13,968	100.0%	2/28/2035
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	4,700,000	As Is	3/22/2023			100.0%	5/24/2023	Yes	St. Peter's Health Partners Medical Associates, P.C.	27,840	100.0%	7/31/2028
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	4,525,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Saint Lukes Hospital of Bethlehem, Pe	13,410	100.0%	7/31/2027
1.44	Property		1	Naidu Clinic - Odessa, TX	3,920,000	As Is	3/27/2023			100.0%	5/24/2023	Yes	Permian Premier Health Services, Inc.	12,901	100.0%	4/30/2033
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	3,900,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Kiel, WI	9,842	100.0%	12/31/2032
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	3,800,000	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.	10,472	100.0%	4/1/2030
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	3,700,000	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.	10,368	100.0%	4/1/2030
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	3,700,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Green Bay	9,318	100.0%	12/31/2032
1.49	Property		1	Pioneer Spine Sports - Springfield	3,500,000	As Is	3/24/2023			80.7%	5/24/2023	No	MDSINE, LLC - MDSine MA Multispecialty	8,880	80.7%	6/17/2027
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	3,500,000	As Is	3/24/2023			100.0%	5/24/2023	Yes	Oliver Street Dermatology Management	7,650	100.0%	11/30/2031
1.51	Property		1	Pioneer Spine Sports - Northampton	3,400,000	As Is	3/24/2023			83.2%	5/24/2023	No	Pioneer Spine Sports - Northampton	8,788	83.2%	7/31/2029
1.52	Property		1	Florida Medical Clinic - Tampa, FL	3,200,000	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, LLC	9,724	100.0%	11/30/2026
1.53	Property		1	DaVita Dialysis - Hudson, FL	3,200,000	As Is	3/23/2023			100.0%	5/24/2023	No	Total Renal Care, Inc.	5,409	60.2%	6/30/2024
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	3,000,000	As Is	3/22/2023			88.5%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.	10,086	35.3%	12/31/2024
1.55	Property		1	5825 Shoreview Lane North	2,400,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC	6,510	100.0%	2/28/2035
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	2,300,000	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.	6,522	100.0%	3/31/2030
1.57	Property		1	Fresenius Medical Care - Winfield, AL	2,300,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Fresenius Kidney Care Northwest	5,564	100.0%	3/31/2028
1.58	Property		1	Florida Medical Somerset - Tampa, FL	2,200,000	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.	6,027	100.0%	3/31/2030
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	2,000,000	As Is	3/22/2023			83.4%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.	15,715	83.4%	10/31/2023
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	2,000,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	DaVita Bay Breeze Dialysis Center - Largo, FL	7,247	100.0%	6/10/2027
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	1,600,000	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Greenville, WI	4,088	100.0%	12/31/2032
1.62	Property		1	1586 State Street	800,000	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC	3,486	100.0%	2/28/2035
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	1,430,000,000	Hypothetical As Is	4/5/2023	31.5%	31.5%	94.0%	5/15/2023	No	Nordstrom	220,486	16.0%	12/31/2080
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	508,200,000	As Portfolio	7/31/2023	51.2%	51.2%	95.3%	9/1/2023
3.01	Property		1	Northwoods Marketplace	41,200,000	As Is	7/10/2023			97.8%	9/1/2023	No	Best Buy	43,278	18.3%	11/25/2028
3.02	Property		1	The Centrum	36,800,000	As Is	7/12/2023			79.9%	9/1/2023	No	Super G Mart	108,714	39.6%	5/31/2042
3.03	Property		1	Lawton Marketplace	31,000,000	As Is	7/20/2023			98.9%	9/1/2023	No	Academy Sports	62,168	31.6%	1/31/2033
3.04	Property		1	Carlisle Crossing	30,200,000	As Is	7/19/2023			95.3%	9/1/2023	No	Michaels	21,647	14.2%	5/31/2026
3.05	Property		1	Southway Shopping Center	30,000,000	As Is	7/7/2023			100.0%	9/1/2023	No	Marshalls	34,327	18.9%	4/30/2026
3.06	Property		1	Parkway Centre South	25,000,000	As Is	7/17/2023			100.0%	9/1/2023	No	TJ Maxx	28,000	21.2%	11/30/2026
3.07	Property		1	Houma Crossing	24,800,000	As Is	7/16/2023			83.4%	9/1/2023	No	Hobby Lobby	56,676	31.2%	8/31/2031
3.08	Property		1	North Lake Square	24,500,000	As Is	7/9/2023			99.0%	9/1/2023	No	Hobby Lobby	55,000	39.3%	10/31/2030
3.09	Property		1	Liberty Crossing	23,900,000	As Is	7/24/2023			93.2%	9/1/2023	No	Ross Dress For Less	27,657	26.1%	1/31/2026
3.10	Property		1	Owensboro Town Center	22,700,000	As Is	7/23/2023			90.5%	9/1/2023	No	Best Buy	32,425	19.7%	3/31/2026
3.11	Property		1	Harbor Town Center	18,400,000	As Is	7/20/2023			93.0%	9/1/2023	No	Kohls Corporation	68,423	49.3%	1/31/2029
3.12	Property		1	Lord Salisbury Center	15,600,000	As Is	7/18/2023			98.8%	9/1/2023	No	Ross Dress For Less	30,187	26.5%	1/31/2026
3.13	Property		1	Terrell Mill Village	17,200,000	As Is	7/9/2023			100.0%	9/1/2023	No	L.A. Fitness	45,000	59.9%	7/31/2030
3.14	Property		1	The Ridge at Turtle Creek	15,500,000	As Is	7/10/2023			100.0%	9/1/2023	No	Academy Sports	75,760	76.8%	1/31/2035
3.15	Property		1	Nordstrom Rack	14,800,000	As Is	7/24/2023			97.7%	9/1/2023	No	Nordstrom Rack	33,901	74.6%	10/31/2030
3.16	Property		1	Ventura Place	14,090,000	As Is	7/25/2023			96.0%	9/1/2023	No	VCA Animal Hospitals, Inc.	28,000	42.0%	1/31/2032
3.17	Property		1	Quail Springs	13,300,000	As Is	7/18/2023			100.0%	9/1/2023	No	Hobby Lobby	55,126	54.9%	9/30/2028
3.18	Property		1	Wallace Commons	12,800,000	As Is	7/12/2023			98.5%	9/1/2023	No	Kohls Corporation	68,639	69.7%	1/31/2029
3.19	Property		1	Waterford Park South	12,600,000	As Is	7/23/2023			93.4%	9/1/2023	No	Ross Dress For Less	27,623	30.1%	1/31/2025
3.20	Property		1	Evergreen Marketplace	11,400,000	As Is	7/23/2023			100.0%	9/1/2023	No	Ross Dress For Less	25,046	50.3%	1/31/2029
3.21	Property		1	Derby Marketplace	10,500,000	As Is	7/19/2023			100.0%	9/1/2023	No	Hobby Lobby	55,000	55.0%	9/30/2030
3.22	Property		1	Stoneridge Village	9,300,000	As Is	7/19/2023			100.0%	9/1/2023	No	Academy Sports + Outdoors	45,000	62.1%	2/28/2039
3.23	Property		1	FreshThyme & DSW	7,500,000	As Is	7/21/2023			100.0%	9/1/2023	No	Fresh Thyme Farmers Market	26,081	53.2%	10/31/2024

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date
					5			5, 7	5, 7	3, 4			4, 21, 23
3.24	Property		1	Crossroads Annex	7,100,000	As Is	7/16/2023			100.0%	9/1/2023	No	DSW	18,000	44.4%	1/31/2029
3.25	Property		1	Tellico Village	6,600,000	As Is	7/9/2023			100.0%	9/1/2023	No	Food Lion, LLC	34,928	85.3%	12/16/2028
3.26	Property		1	Walmart Neighborhood Market	6,200,000	As Is	7/9/2023			100.0%	9/1/2023	No	Wal-Mart	42,141	81.9%	8/4/2035
3.27	Property		1	PetSmart & Old Navy	5,700,000	As Is	7/17/2023			100.0%	9/1/2023	No	Old Navy	15,112	52.2%	10/31/2027
3.28	Property		1	Sutters Creek	5,150,000	As Is	7/12/2023			100.0%	9/1/2023	No	Hobby Lobby	55,710	69.6%	8/31/2031
3.29	Property		1	Mattress Firm & Panera Bread	4,350,000	As Is	7/19/2023			100.0%	9/1/2023	No	Mattress Firm	4,500	51.1%	1/31/2027
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	177,000,000	As Is	6/23/2023	50.8%	50.8%	100.0%	8/30/2023
4.01	Property		1	Cipriani 42nd Street	113,000,000	As Is	6/23/2023			100.0%	8/30/2023	Yes	Cipriani 42nd St	71,308	100.0%	8/31/2033
4.02	Property		1	Cipriani Wall Street	64,000,000	As Is	6/23/2023			100.0%	8/30/2023	Yes	Cipriani Wall St	81,145	100.0%	8/31/2033
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	198,631,638	As Is with Escrow Reserve	Various	65.7%	65.7%	95.5%	7/20/2023
5.01	Property		1	Monte Vista	94,943,627	As Is with Escrow Reserve	6/10/2023			98.7%	7/20/2023	No	Dick's Sporting Goods	45,000	16.4%	1/31/2025
5.02	Property		1	Sherwood	35,558,011	As Is with Escrow Reserve	6/7/2023			99.3%	7/20/2023	No	Hobby Lobby	49,793	39.7%	2/28/2030
5.03	Property		1	Madera Marketplace	28,400,000	As Is with Escrow Reserve	6/10/2023			85.8%	7/20/2023	No	Smart & Final	30,161	22.4%	11/30/2038
5.04	Property		1	Silverdale Village	14,390,000	As Is with Escrow Reserve	6/8/2023			93.8%	7/20/2023	No	Planet Fitness	19,910	27.0%	5/31/2034
5.05	Property		1	Port Orchard	12,670,000	As Is with Escrow Reserve	6/8/2023			100.0%	7/20/2023	No	Treetop Village Early Learning Center	30,000	39.8%	8/31/2033
5.06	Property		1	Grafton	6,960,000	As Is with Escrow Reserve	6/7/2023			98.1%	7/20/2023	No	Big Lots	39,042	47.4%	1/31/2034
5.07	Property		1	Fallon	5,710,000	As Is with Escrow Reserve	6/8/2023			87.1%	7/20/2023	No	TJ Maxx	22,564	37.3%	9/30/2033
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	1,090,000,000	Prospective Market Value Upon Completion & Stabilization	1/1/2023	48.8%	48.8%	98.7%	10/10/2023	Yes	E.R. Squibb & Sons LLC	472,580	98.7%	10/31/2037
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	153,000,000	As Is	8/10/2021	62.1%	62.1%	94.9%	5/1/2023	No	Regal Entertainment Group	59,800	16.1%	4/30/2029
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	276,000,000	As Is	3/23/2023	50.7%	50.7%	77.4%	3/31/2023	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	207,300,000	As Is	4/1/2023	60.3%	60.3%	100.0%	5/19/2023
9.01	Property		1	2000 Commerce Center Drive	24,700,000	As Is	3/13/2023			100.0%	5/19/2023	Yes	Novolex	275,345	100.0%	2/14/2043
9.02	Property		1	1200 Northrop Road	18,300,000	As Is	3/8/2023			100.0%	5/19/2023	Yes	Novolex	145,819	100.0%	2/14/2043
9.03	Property		1	3400 Bagcraft Boulevard	16,750,000	As Is	3/8/2023			100.0%	5/19/2023	Yes	Novolex	272,330	100.0%	2/14/2043
9.04	Property		1	690 Unisia Drive	16,300,000	As Is	3/13/2023			100.0%	5/19/2023	Yes	Novolex	160,925	100.0%	2/14/2043
9.05	Property		1	800 Koomey Road	15,500,000	As Is	3/16/2023			100.0%	5/19/2023	Yes	Novolex	151,748	100.0%	2/14/2043
9.06	Property		1	3900 West 43rd Street	14,700,000	As Is	3/17/2023			100.0%	5/19/2023	Yes	Novolex	147,117	100.0%	2/14/2043
9.07	Property		1	540 West Nez Perce	13,700,000	As Is	3/15/2023			100.0%	5/19/2023	Yes	Novolex	187,617	100.0%	2/14/2043
9.08	Property		1	4255 Thunderbird Lane	13,350,000	As Is	3/13/2023			100.0%	5/19/2023	Yes	Novolex	195,280	100.0%	2/14/2043
9.09	Property		1	1001 North Madison Avenue	12,450,000	As Is	3/16/2023			100.0%	5/19/2023	Yes	Novolex	167,926	100.0%	2/14/2043
9.10	Property		1	17153 Industrial Highway	11,300,000	As Is	3/14/2023			100.0%	5/19/2023	Yes	Novolex	123,120	100.0%	2/14/2043
9.11	Property		1	999 North Madison Avenue	8,750,000	As Is	3/16/2023			100.0%	5/19/2023	Yes	Novolex	114,509	100.0%	2/14/2043
9.12	Property		1	88 Nesbitt Drive	8,500,000	As Is	3/9/2023			100.0%	5/19/2023	Yes	Novolex	120,101	100.0%	2/14/2043
9.13	Property		1	407 Sangamore Road	8,500,000	As Is	3/13/2023			100.0%	5/19/2023	Yes	Novolex	144,060	100.0%	2/14/2043
9.14	Property		1	310 Hartmann Drive	6,900,000	As Is	3/15/2023			100.0%	5/19/2023	Yes	Novolex	84,221	100.0%	2/14/2043
9.15	Property		1	101 Commerce Drive	6,850,000	As Is	3/14/2023			100.0%	5/19/2023	Yes	Novolex	82,103	100.0%	2/14/2043
9.16	Property		1	620 Hardin Street	6,100,000	As Is	3/15/2023			100.0%	5/19/2023	Yes	Novolex	74,369	100.0%	2/14/2043
9.17	Property		1	3100 East Richmond Street	4,650,000	As Is	3/15/2023			100.0%	5/19/2023	Yes	Novolex	69,684	100.0%	2/14/2043
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	40,000,000	As Is (Extraordinary Assumption)	7/13/2023	52.1%	49.6%	82.9%	6/30/2023	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	152,000,000	Portfolio Value Assuming Reserves	6/1/2022	61.5%	61.5%	100.0%	12/31/2022
11.01	Property		1	417 & 433 West 164th Street	21,000,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Valence Surface Technologies	29,500	100.0%	10/6/2029
11.02	Property		1	5455 State Route 307 West	20,500,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Hunter Defense Technologies	212,382	100.0%	2/15/2025
11.03	Property		1	508 Fishkill Avenue	19,700,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Recommunity	56,125	100.0%	5/31/2027
11.04	Property		1	10701 East 126th Street North	13,000,000	As Is	5/18/2022			100.0%	12/31/2022	Yes	Victory Energy	138,431	100.0%	9/30/2035
11.05	Property		1	120-150 West 154th Street	12,500,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Valence Surface Technologies	27,620	100.0%	10/6/2029
11.06	Property		1	529 Aldo Avenue	11,400,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	NxEdge CSL	15,744	100.0%	10/6/2029
11.07	Property		1	758 East Utah Valley Drive	12,400,000	As Is	6/2/2022			100.0%	12/31/2022	Yes	Myler Disability	53,480	100.0%	3/31/2025
11.08	Property		1	7051 Patterson Drive	8,500,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Valence Surface Technologies	18,600	100.0%	10/6/2029
11.09	Property		1	255 Industrial Parkway	6,100,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Anchor Danly	60,500	100.0%	8/31/2039
11.10	Property		1	2801 North Earl Rudder Freeway	6,000,000	As Is	5/13/2022			100.0%	12/31/2022	Yes	Rush Trucking	26,156	100.0%	9/30/2024
11.11	Property		1	1200 North Maitlen Drive	4,400,000	As Is	5/18/2022			100.0%	12/31/2022	Yes	Victory Energy	73,397	100.0%	10/13/2025
11.12	Property		1	2022 West Townline Road	2,900,000	As Is	5/18/2022			100.0%	12/31/2022	Yes	Kuusakoski Glass Recycling	56,000	100.0%	6/30/2024
11.13	Property		1	5450 Bishop Road	2,700,000	As Is	5/20/2022			100.0%	12/31/2022	Yes	Hunter Defense Technologies	27,072	100.0%	2/15/2025
11.14	Property		1	13210 Kingston Avenue	1,540,000	As Is	5/17/2022			100.0%	12/31/2022	Yes	Messer	11,745	100.0%	2/28/2031
12	Loan	7, 18, 19	1	Art Ovation Hotel	89,500,000	As Is	6/1/2022	50.8%	43.4%	84.6%	3/31/2023	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	400,000,000	As Is	11/10/2022	45.0%	45.0%	89.6%	11/30/2022	No	Burlington Coat Factory	81,082	7.2%	1/31/2030
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	31,550,000	As Is	5/23/2023	54.7%	54.7%	81.4%	5/22/2023
14.01	Property		1	Compass Self Storage - Tavares	18,350,000	As Is	5/23/2023			80.8%	5/22/2023	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta	13,200,000	As Is	5/23/2023			82.7%	5/22/2023	NAP	NAP	NAP	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	78,700,000	As Is	3/9/2021	59.5%	59.5%	100.0%	10/5/2023	Yes	Centene	145,983	100.0%	11/30/2030
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	555,000,000	As Is	4/19/2023	49.4%	49.4%	98.6%	5/1/2023	No	Michael Kors (USA), Inc	254,485	26.5%	11/30/2023
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	125,700,000	As Is	3/3/2022	67.6%	67.6%	91.5%	3/31/2023	No	Wilmington Savings Fund Society, FSB	81,154	21.9%	12/31/2025
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	21,750,000	As Is	Various	65.5%	65.5%	100.0%	8/30/2023
18.01	Property		1	2000 Michigan Avenue	18,900,000	As Is	4/18/2023			100.0%	8/30/2023	Yes	Alma Products	276,000	100.0%	3/1/2038
18.02	Property		1	9325 Kennedy Court	2,850,000	As Is	4/21/2023			100.0%	8/30/2023	Yes	Velko Hinge	35,000	100.0%	9/30/2037
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	1,410,000,000	As Is (Extraordinary Assumption)	10/19/2022	33.7%	33.7%	95.8%	4/30/2023	No	Wayfair	356,312	27.8%	12/31/2031
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	428,000,000	As Is	3/30/2023	51.4%	51.4%	80.6%	5/17/2023	No	Price Water House Coopers LLP	138,413	7.3%	4/30/2030
21	Loan	18	1	4 Apollo Drive	24,700,000	As Is	6/28/2023	49.6%	49.6%	100.0%	8/22/2023	Yes	CAE Simuflite Inc.	127,100	100.0%	11/30/2031
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	183,300,000	As Is	3/1/2022	48.0%	40.0%	86.5%	8/1/2022	No	TotalEnergies American Services, Inc.	331,743	39.5%	4/30/2033
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	260,000,000	As Is	4/13/2023	66.2%	66.2%	100.0%	5/24/2023	Yes	Seagate	574,775	100.0%	5/31/2028
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	26,900,000	As Is	8/18/2021	67.7%	67.7%	100.0%	10/5/2023	Yes	Webb Enterprises	140,125	100.0%	12/31/2032
25	Loan	29	1	Hackensack Self Storage	15,900,000	As Is	3/2/2023	39.0%	39.0%	92.5%	2/1/2023	NAP	NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					4, 23, 30				4, 23				21, 22, 23
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Glendale MOB - Farmington Hills, MI	Michigan Radiation Therapy Management	7,242	16.2%	3/31/2028	Quest Research Institute	2,220	5.0%	11/30/2023	Laboratory Corporate of America	1,294	2.9%	MTM
1.03	Property		1	1600 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	SMI Imaging, LLC	5,684	14.7%	4/30/2030	AKDHC, LLC	5,197	13.5%	9/30/2030	VibrantCare Outpatient Rehab	4,810	12.4%	11/30/2029
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Beaumont Medical Center - Warren, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Millennium Eye Care - Freehold, NJ	Freehold Surgical Center	3,666	14.6%	4/29/2032	Schubel Chiropractic	1,699	6.8%	MTM	NAP	NAP	NAP	NAP
1.09	Property		1	757 Franciscan Medical - Munster, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	Arizona Pain Specialists, PLLC	3,749	13.2%	9/30/2024	Drops of Beauty	2,994	10.5%	10/31/2026	Masters DMD PLLC	2,300	8.1%	9/30/2026
1.14	Property		1	Swedish American MOB - Roscoe, IL	Siepert & Co. LLP	3,600	14.3%	11/30/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	Texas Regional Urology, PLLC	3,287	11.3%	12/31/2024	Flow Vascular Institute	3,119	10.7%	1/31/2026	Envoy Hospice	3,092	10.6%	2/28/2027
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	Fresenius Vascular Care Pensacola	5,770	31.3%	9/30/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Greenville Health System - Greenville, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	North Pediatrics	4,318	23.8%	8/31/2028	Carlos Arauz-Pacheco, MD and Dan L	3,098	17.0%	8/31/2026	Texas Health Resources	3,082	17.0%	5/31/2027
1.26	Property		1	Pioneer Spine Sports - West Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Women's Healthcare Group MOB - York, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	Runion Dental Group, LLC	5,114	20.6%	4/30/2031	Psychological & Behavioral Consultant	4,699	18.9%	4/30/2027	Matrix Rx, LLC	2,088	8.4%	1/31/2025
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	Young/Sommer, LLC	7,595	17.1%	3/31/2025	Adirondack Oral & Maxillofacial Surgery	4,176	9.4%	1/14/2026	Northeast Urogynecology	3,855	8.7%	11/30/2027
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Crittenton MOB - Washington Township, MI	Cardiovascular Consultants	3,496	17.9%	9/30/2029	Lana Tello-Abed, DDS	2,599	13.3%	12/31/2028	Silver Pine Medical Group	2,380	12.2%	6/30/2026
1.32	Property		1	Surgery Center of Temple - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	RAI Care Center-Clearwater, FL	Tampa Bay Access Center	3,514	23.5%	11/30/2024	Renal Hypertension Center	2,206	14.8%	11/30/2024	NAP	NAP	NAP	NAP
1.34	Property		1	Medical Center V - Peoria, AZ	Koch Foods	5,091	15.1%	7/31/2033	Loyal Source Government Services LL	4,965	14.8%	2/29/2028	SMI Imaging, LLC	3,940	11.7%	11/30/2023
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	South Douglas MOB - Midwest City, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	Sterling Heights Urgent Care	2,686	15.9%	9/30/2024	Holiday Pharmacy	1,249	7.4%	9/30/2027	NAP	NAP	NAP	NAP
1.38	Property		1	SPHP MOB, Albany, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	1550 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	Naidu Clinic - Odessa, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	Pioneer Spine Sports - Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	Pioneer Spine Sports - Northampton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	Florida Medical Clinic - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	DaVita Dialysis - Hudson, FL	Renal Hypertension Center	3,575	39.8%	12/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	David L. Weinstein, D.D.S.	2,200	7.7%	10/31/2025	Psychotherapy Associates	2,123	7.4%	12/31/2023	Joseph S. Baler, M.D.	1,980	6.9%	2/28/2025
1.55	Property		1	5825 Shoreview Lane North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	Fresenius Medical Care - Winfield, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	Florida Medical Somerset - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	1586 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	Bloomingdale's	201,502	14.6%	1/31/2035	Macy's	196,120	14.2%	1/31/2026	Forever 21	53,787	3.9%	1/31/2026
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio
3.01	Property		1	Northwoods Marketplace	Big Lots	34,000	14.4%	1/31/2028	Aldi	25,046	10.6%	8/31/2030	Michael's	23,327	9.9%	2/28/2026
3.02	Property		1	The Centrum	Gabe's	30,000	10.9%	4/30/2028	Skyzone	25,536	9.3%	8/31/2029	Guitar Center	16,000	5.8%	9/30/2029
3.03	Property		1	Lawton Marketplace	TJ Maxx	24,000	12.2%	8/31/2028	Burlington Coat Factory	20,009	10.2%	2/28/2034	Old Navy	14,995	7.6%	1/31/2034
3.04	Property		1	Carlisle Crossing	PetSmart	20,087	13.2%	6/30/2026	Aldi	18,320	12.0%	12/31/2027	Harbor Freight Tools	14,565	9.6%	8/31/2033
3.05	Property		1	Southway Shopping Center	Ross Dress For Less	31,815	17.5%	1/31/2026	Best Buy	30,000	16.5%	1/31/2028	dd's DISCOUNTS	18,000	9.9%	1/31/2033
3.06	Property		1	Parkway Centre South	Staples	20,388	15.5%	10/31/2024	PetSmart	19,107	14.5%	1/31/2025	La-Z-Boy	18,025	13.7%	9/30/2032
3.07	Property		1	Houma Crossing	Conn's	30,000	16.5%	11/30/2032	Club 4 Fitness	25,754	14.2%	5/1/2033	Five Below	10,000	5.5%	1/31/2029
3.08	Property		1	North Lake Square	Burlington Coat Factory	40,317	28.8%	2/29/2032	HomeGoods	20,000	14.3%	6/30/2026	Five Below	8,111	5.8%	7/31/2026
3.09	Property		1	Liberty Crossing	PetSmart	20,087	19.0%	1/31/2024	Dollar Tree	10,000	9.5%	8/31/2028	Five Below	8,474	8.0%	2/29/2032
3.10	Property		1	Owensboro Town Center	TJ Maxx	29,409	17.8%	1/31/2027	PetSmart	23,197	14.1%	8/31/2033	Jo-Ann Fabrics	13,560	8.2%	1/31/2027
3.11	Property		1	Harbor Town Center	TJ Maxx	22,504	16.2%	5/31/2028	Petco	13,685	9.9%	12/31/2027	EyeMart Express	4,271	3.1%	12/31/2028
3.12	Property		1	Lord Salisbury Center	Marshalls	30,000	26.4%	8/31/2028	Grocery Outlet	21,422	18.8%	1/31/2035	Old Navy	14,800	13.0%	MTM
3.13	Property		1	Terrell Mill Village	Dollar Tree	12,000	16.0%	7/31/2027	Malincho Specialty Foods	5,500	7.3%	4/30/2026	Animal Dermatology	3,065	4.1%	7/31/2028
3.14	Property		1	The Ridge at Turtle Creek	Mattress Express	6,463	6.5%	8/31/2026	The Vein Institute of South Mississippi	3,200	3.2%	1/31/2027	Massage Envy	3,150	3.2%	3/31/2028
3.15	Property		1	Nordstrom Rack	Ulta	10,508	23.1%	3/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Ventura Place	Ulta	8,931	13.4%	6/30/2025	Petland	6,100	9.2%	8/31/2029	Jinja Bistro	5,428	8.2%	10/31/2026
3.17	Property		1	Quail Springs	Best Buy	45,278	45.1%	3/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	Wallace Commons	Dollar Tree	8,125	8.2%	2/29/2028	Longhorn Steakhouse	5,570	5.7%	1/31/2029	The Athletes Foot	5,000	5.1%	11/30/2025
3.19	Property		1	Waterford Park South	Michaels	21,727	23.6%	2/28/2026	PetSmart	20,087	21.9%	1/31/2032	CenterWell	5,400	5.9%	6/30/2030
3.20	Property		1	Evergreen Marketplace	Michaels	21,574	43.3%	2/28/2026	Classy Nails	3,222	6.5%	11/30/2028	NAP	NAP	NAP	NAP
3.21	Property		1	Derby Marketplace	Ross Dress For Less	25,000	25.0%	1/31/2027	TJ Maxx	20,000	20.0%	3/31/2026	NAP	NAP	NAP	NAP
3.22	Property		1	Stoneridge Village	PetSmart	12,157	16.8%	1/31/2027	Five Below	8,000	11.0%	1/31/2026	Buffalo Wild Wings	5,400	7.5%	10/8/2029
3.23	Property		1	FreshThyme & DSW	DSW	18,654	38.0%	1/31/2028	Massage Envy	4,298	8.8%	2/28/2026	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					4, 23, 30				4, 23				21, 22, 23
3.24	Property		1	Crossroads Annex	Petco	12,500	30.8%	1/31/2027	Popshelf	10,078	24.8%	8/31/2033	NAP	NAP	NAP	NAP
3.25	Property		1	Tellico Village	Preferred Pharmacy Tellico	2,400	5.9%	2/14/2025	Courtley Chiropractic	1,200	2.9%	3/31/2027	Salon Anew	1,200	2.9%	3/31/2026
3.26	Property		1	Walmart Neighborhood Market	Asian Bistro	3,300	6.4%	1/31/2026	Dominos Pizza	1,800	3.5%	9/27/2025	S&J Spirits	1,500	2.9%	10/1/2030
3.27	Property		1	PetSmart & Old Navy	PetSmart	13,858	47.8%	9/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Sutters Creek	Citi Trends	19,794	24.7%	11/30/2026	Mattress Firm	4,500	5.6%	9/30/2026	NAP	NAP	NAP	NAP
3.29	Property		1	Mattress Firm & Panera Bread	Panera Bread	4,300	48.9%	3/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio
4.01	Property		1	Cipriani 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Cipriani Wall Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2
5.01	Property		1	Monte Vista	Boot Barn	18,264	6.6%	11/30/2031	Forever 21	18,000	6.5%	1/31/2028	Joann's	18,000	6.5%	1/31/2026
5.02	Property		1	Sherwood	La Petite Academy	9,500	7.6%	2/29/2028	O'Reillys	8,000	6.4%	1/31/2034	BedMart	5,200	4.1%	8/31/2026
5.03	Property		1	Madera Marketplace	Ross Dress For Less	28,321	21.0%	1/31/2034	Learn 4 Life Learning Center	10,135	7.5%	9/30/2032	Crazy Deal	8,000	5.9%	8/31/2026
5.04	Property		1	Silverdale Village	Harbor Freight Tools	19,019	25.8%	7/31/2032	Grocery Outlet	16,000	21.7%	5/31/2027	Kitsap Mini Golf	4,210	5.7%	5/31/2034
5.05	Property		1	Port Orchard	Dollar Tree	11,600	15.4%	2/28/2034	FIIT Fitness	8,360	11.1%	11/30/2030	Chai Foundation	5,200	6.9%	11/30/2026
5.06	Property		1	Grafton	Harbor Freight Tools	17,500	21.2%	11/30/2032	Dollar Tree	9,374	11.4%	8/31/2026	Eupraxia Fitness	3,200	3.9%	6/30/2029
5.07	Property		1	Fallon	Harbor Freight Tools	16,310	27.0%	12/31/2030	Boot Barn	13,776	22.8%	5/31/2032	NAP	NAP	NAP	NAP
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	LA Fitness	50,322	13.5%	6/30/2034	Hobby Lobby	44,060	11.8%	6/30/2028	Ross Dress For Less	25,920	7.0%	1/31/2028
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio
9.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio
11.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	2022 West Townline Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	5450 Bishop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, 19	1	Art Ovation Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	Round 1 Bowling Amusement	59,071	5.2%	9/30/2027	Forever 21	47,203	4.2%	MTM	Marshalls	35,191	3.1%	1/31/2027
14	Loan	6	2	Amsdell FL & GA Storage Portfolio
14.01	Property		1	Compass Self Storage - Tavares	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	First-Citizens Bank & Trust Company	153,680	16.0%	5/31/2034	New York University	117,382	12.2%	6/30/2027	Kohn Pedersen Fox Associates, P.C.	92,788	9.7%	4/30/2027
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	Morris James LLP	68,553	18.5%	5/31/2026	Sargent & Lundy, LLC	47,441	12.8%	10/31/2027	United States Postal Service	33,526	9.0%	1/31/2027
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio
18.01	Property		1	2000 Michigan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	9325 Kennedy Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	DraftKings Inc.	125,104	9.7%	3/31/2029	Summit Partners	78,587	6.1%	11/30/2033	Cooley	72,165	5.6%	5/31/2032
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	Fox Rothschild	79,337	4.2%	11/30/2040	Stradley, Ronon, Stevens & Young	69,111	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315	3.5%	6/30/2028
21	Loan	18	1	4 Apollo Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	Tellurian Services LLC	74,853	8.9%	4/30/2027	Petroleum Club of Houston	30,343	3.6%	3/31/2030	Pattern Energy Group Services LP	24,960	3.0%	4/30/2027
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
					21, 23										17	17	17
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.02	Property		1	Glendale MOB - Farmington Hills, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.03	Property		1	1600 State Street	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	8%	Yes - AE	Fee	NAP	NAP
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	Sonora Quest Laboratories, LLC	4,448	11.5%	6/30/2027	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.07	Property		1	Beaumont Medical Center - Warren, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.08	Property		1	Millennium Eye Care - Freehold, NJ	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.09	Property		1	757 Franciscan Medical - Munster, IN	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee / Leasehold	11/16/2032	1, 10-year extension option
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	Gilbert Family Birth Center, LLC	2,299	8.1%	10/31/2025	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.14	Property		1	Swedish American MOB - Roscoe, IL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	George Nunez, Jr., MD, PA	2,525	8.7%	3/31/2025	4/11/2023	NAP	3/31/2023	NAP	NAP	No	Fee	NAP	NAP
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
1.23	Property		1	Greenville Health System - Greenville, SC	NAP	NAP	NAP	NAP	4/14/2023	NAP	4/11/2023	NAP	NAP	No	Fee / Leasehold	9/30/2024	Unlimited, 2-year extension options
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	Texan Allergy, LLC	1,496	8.2%	12/31/2024	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.26	Property		1	Pioneer Spine Sports - West Springfield	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.27	Property		1	Women's Healthcare Group MOB - York, PA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	Francis J. Cullen, M.D.	1,980	4.5%	11/30/2027	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.31	Property		1	Crittenton MOB - Washington Township, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.32	Property		1	Surgery Center of Temple - Temple, TX	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.33	Property		1	RAI Care Center-Clearwater, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP
1.34	Property		1	Medical Center V - Peoria, AZ	Precision Hand and Orthopedic Surgery	3,822	11.4%	3/31/2032	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.36	Property		1	South Douglas MOB - Midwest City, OK	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.38	Property		1	SPHP MOB, Albany, NY	NAP	NAP	NAP	NAP	1/3/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.41	Property		1	1550 State Street	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	9%	No	Fee	NAP	NAP
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	NAP	NAP	NAP	NAP	4/13/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.44	Property		1	Naidu Clinic - Odessa, TX	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP	NAP
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.49	Property		1	Pioneer Spine Sports - Springfield	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/20/2023	NAP	NAP	No	Fee	NAP	NAP
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.51	Property		1	Pioneer Spine Sports - Northampton	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.52	Property		1	Florida Medical Clinic - Tampa, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.53	Property		1	DaVita Dialysis - Hudson, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	Johar ADPI-FAGD NY OS Joint Venture	1,880	6.6%	2/28/2025	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.55	Property		1	5825 Shoreview Lane North	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	7%	Yes - A	Fee	NAP	NAP
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.57	Property		1	Fresenius Medical Care - Winfield, AL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.58	Property		1	Florida Medical Somerset - Tampa, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP	NAP
1.62	Property		1	1586 State Street	NAP	NAP	NAP	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	11%	No	Fee	NAP	NAP
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	AMC Theatres	51,610	3.7%	12/31/2024	4/10/2023	NAP	4/11/2023	4/10/2023	12%	Yes - A, AE	Fee	NAP	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio
3.01	Property		1	Northwoods Marketplace	PetSmart	17,445	7.4%	11/30/2028	8/1/2023	NAP	8/1/2023	8/1/2023	14%	No	Fee	NAP	NAP
3.02	Property		1	The Centrum	Boot Barn Western and Work Wear	12,000	4.4%	8/31/2032	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.03	Property		1	Lawton Marketplace	PetSmart	12,328	6.3%	1/31/2024	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.04	Property		1	Carlisle Crossing	Furniture & Mattress Discounters, Inc.	10,478	6.9%	5/31/2024	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.05	Property		1	Southway Shopping Center	My Melrose	12,680	7.0%	12/31/2028	8/1/2023	NAP	8/4/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
3.06	Property		1	Parkway Centre South	Ulta	10,004	7.6%	9/30/2025	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.07	Property		1	Houma Crossing	China Buffet	8,000	4.4%	12/31/2027	8/1/2023	NAP	8/6/2023	NAP	NAP	Yes - AH	Fee	NAP	NAP
3.08	Property		1	North Lake Square	Chicken Salad Chick	3,078	2.2%	6/30/2027	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.09	Property		1	Liberty Crossing	Rack Room Shoes, Inc	5,500	5.2%	1/31/2024	8/1/2023	NAP	8/4/2023	NAP	NAP	No	Fee	NAP	NAP
3.10	Property		1	Owensboro Town Center	Ulta	13,500	8.2%	2/28/2027	8/1/2023	NAP	8/1/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
3.11	Property		1	Harbor Town Center	Midwest Dental	3,828	2.8%	11/30/2027	8/1/2023	NAP	8/8/2023	NAP	NAP	No	Fee	NAP	NAP
3.12	Property		1	Lord Salisbury Center	Mattress Warehouse	3,600	3.2%	7/31/2027	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.13	Property		1	Terrell Mill Village	Kims Care Kleeners	2,125	2.8%	4/30/2024	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.14	Property		1	The Ridge at Turtle Creek	Keesler Federal Credit Union	2,500	2.5%	1/31/2025	8/1/2023	NAP	8/6/2023	NAP	NAP	No	Fee	NAP	NAP
3.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.16	Property		1	Ventura Place	Orangetheory Fitness	3,600	5.4%	12/31/2026	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.17	Property		1	Quail Springs	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.18	Property		1	Wallace Commons	Glidden Paints	4,455	4.5%	11/30/2023	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.19	Property		1	Waterford Park South	Panera Bread	4,600	5.0%	12/31/2030	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.22	Property		1	Stoneridge Village	GameStop	1,926	2.7%	1/31/2024	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.23	Property		1	FreshThyme & DSW	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
					21, 23										17	17	17
3.24	Property		1	Crossroads Annex	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.25	Property		1	Tellico Village	Edward D. Jones & Co.	1,200	2.9%	1/31/2026	8/1/2023	NAP	8/4/2023	8/4/2023	6%	No	Fee	NAP	NAP
3.26	Property		1	Walmart Neighborhood Market	Sassy Me Nail Spa	1,500	2.9%	11/30/2025	8/1/2023	NAP	8/1/2023	8/1/2023	13%	No	Fee	NAP	NAP
3.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
3.28	Property		1	Sutters Creek	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/7/2023	NAP	NAP	No	Fee	NAP	NAP
3.29	Property		1	Mattress Firm & Panera Bread	NAP	NAP	NAP	NAP	8/1/2023	NAP	8/1/2023	NAP	NAP	No	Fee	NAP	NAP
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio
4.01	Property		1	Cipriani 42nd Street	NAP	NAP	NAP	NAP	7/10/2023	NAP	8/23/2023	NAP	NAP	No	Fee	NAP	NAP
4.02	Property		1	Cipriani Wall Street	NAP	NAP	NAP	NAP	7/10/2023	NAP	8/29/2023	NAP	NAP	No	Fee	NAP	NAP
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2
5.01	Property		1	Monte Vista	Rooms Xpress	12,900	4.7%	5/31/2027	6/19/2023	NAP	6/19/2023	5/19/2023	6%	No	Fee	NAP	NAP
5.02	Property		1	Sherwood	Super Deluxe	3,500	2.8%	8/31/2030	6/19/2023	NAP	6/19/2023	6/19/2023	6%	No	Fee	NAP	NAP
5.03	Property		1	Madera Marketplace	San Joaquin Valley	7,935	5.9%	3/31/2025	6/19/2023	NAP	6/19/2023	6/19/2023	6%	No	Fee	NAP	NAP
5.04	Property		1	Silverdale Village	Kitsap Great Escape	4,203	5.7%	8/31/2032	7/7/2023	NAP	6/19/2023	6/19/2023	10%	No	Fee	NAP	NAP
5.05	Property		1	Port Orchard	Taerong Taekwondo	4,965	6.6%	1/31/2031	6/19/2023	NAP	6/19/2023	6/19/2023	9%	No	Fee	NAP	NAP
5.06	Property		1	Grafton	Even Odd Pizza	2,400	2.9%	12/31/2030	6/19/2023	NAP	6/19/2023	NAP	NAP	No	Fee	NAP	NAP
5.07	Property		1	Fallon	NAP	NAP	NAP	NAP	6/19/2023	NAP	6/19/2023	6/19/2023	9%	No	Fee	NAP	NAP
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	5/24/2022	NAP	6/17/2022	NAP	NAP	No	Fee	NAP	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	Sprouts	25,252	6.8%	9/30/2024	9/15/2021	NAP	8/19/2021	8/19/2021	10%	No	Fee	NAP	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	NAP	NAP	NAP	NAP	3/24/2023	NAP	3/23/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio
9.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/13/2022	NAP	NAP	No	Fee	NAP	NAP
9.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/12/2022	NAP	NAP	No	Fee	NAP	NAP
9.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/14/2022	NAP	NAP	No	Fee	NAP	NAP
9.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/14/2022	NAP	NAP	No	Fee	NAP	NAP
9.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	12/12/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	2/16/2023	NAP	2/16/2023	NAP	NAP	No	Fee	NAP	NAP
9.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.12	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	12/15/2022	NAP	12/15/2022	NAP	NAP	No	Fee	NAP	NAP
9.13	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/16/2022	NAP	NAP	No	Fee	NAP	NAP
9.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/16/2022	NAP	NAP	No	Fee	NAP	NAP
9.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/10/2022	NAP	NAP	No	Fee	NAP	NAP
9.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/8/2022	NAP	NAP	No	Fee	NAP	NAP
9.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	12/19/2022	NAP	12/14/2022	NAP	NAP	No	Fee	NAP	NAP
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	NAP	NAP	NAP	7/18/2023	NAP	7/21/2023	NAP	NAP	No	Fee	NAP	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio
11.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP	NAP	5/17/2022	NAP	5/12/2022	7/14/2022	13%	No	Fee	NAP	NAP
11.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP	NAP	5/9/2022	NAP	5/6/2022	NAP	NAP	No	Fee	NAP	NAP
11.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP	NAP	5/12/2022	NAP	5/11/2022	NAP	NAP	No	Fee	NAP	NAP
11.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP	NAP	5/12/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP	NAP
11.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP	NAP	5/11/2022	NAP	5/10/2022	7/14/2022	11%	No	Fee	NAP	NAP
11.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP	NAP	7/8/2022	NAP	5/12/2022	7/14/2022	17%	No	Fee	NAP	NAP
11.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP	NAP	5/11/2022	NAP	5/6/2022	10/22/2022	6%	No	Fee	NAP	NAP
11.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP	NAP	5/12/2022	NAP	5/12/2022	7/14/2022	17%	No	Fee	NAP	NAP
11.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP	NAP	5/11/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP	NAP
11.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP	NAP	5/10/2022	NAP	5/6/2022	NAP	NAP	No	Fee	NAP	NAP
11.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP	NAP	7/8/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP	NAP
11.12	Property		1	2022 West Townline Road	NAP	NAP	NAP	NAP	7/8/2022	NAP	5/10/2022	NAP	NAP	No	Fee	NAP	NAP
11.13	Property		1	5450 Bishop Road	NAP	NAP	NAP	NAP	5/9/2022	NAP	5/3/2022	NAP	NAP	No	Fee	NAP	NAP
11.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP	NAP	7/8/2022	NAP	5/11/2022	NAP	NAP	No	Fee	NAP	NAP
12	Loan	7, 18, 19	1	Art Ovation Hotel	NAP	NAP	NAP	NAP	6/14/2022	NAP	6/14/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	TJ Maxx	34,766	3.1%	1/31/2027	11/16/2022	NAP	11/18/2022	NAP	NAP	No	Fee	NAP	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio
14.01	Property		1	Compass Self Storage - Tavares	NAP	NAP	NAP	NAP	5/19/2023	NAP	5/19/2023	NAP	NAP	No	Fee	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta	NAP	NAP	NAP	NAP	5/19/2023	NAP	5/19/2023	NAP	NAP	No	Fee	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	NAP	NAP	NAP	3/5/2021	NAP	3/5/2021	NAP	NAP	Yes - AH	Fee	NAP	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	Burberry (Wholesale) Limited	45,509	4.7%	8/31/2037	4/24/2023	NAP	5/19/2023	NAP	NAP	No	Fee	NAP	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	General Services Administration	25,684	6.9%	6/14/2024	3/8/2022	NAP	3/8/2022	NAP	NAP	No	Fee	NAP	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio
18.01	Property		1	2000 Michigan Avenue	NAP	NAP	NAP	NAP	8/14/2023	NAP	11/2/2022	NAP	NAP	No	Fee	NAP	NAP
18.02	Property		1	9325 Kennedy Court	NAP	NAP	NAP	NAP	11/2/2022	NAP	11/2/2022	NAP	NAP	No	Fee	NAP	NAP
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	Skadden Arps Slate Meagher	47,722	3.7%	2/28/2029	11/15/2022	NAP	10/31/2022	NAP	NAP	No	Fee	NAP	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	Wolters Kluwer Health, Inc.	65,389	3.4%	3/31/2029	4/6/2023	NAP	4/6/2023	NAP	NAP	No	Fee	NAP	NAP
21	Loan	18	1	4 Apollo Drive	NAP	NAP	NAP	NAP	7/13/2023	NAP	7/14/2023	NAP	NAP	No	Fee	NAP	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	Quintana Infrastructure & Development LLC	24,960	3.0%	5/31/2025	3/9/2022	NAP	3/15/2022	NAP	NAP	No	Leasehold	3/31/2121	1, 20-year extension option
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	3/9/2023	NAP	3/3/2023	5/3/2023	12%	No	Fee	NAP	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	NAP	NAP	NAP	9/8/2021	NAP	8/30/2021	NAP	NAP	No	Fee	NAP	NAP
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	NAP	NAP	8/19/2022	NAP	8/19/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
					17	17	18	19	18	19	18	19
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio			643,802	321,901	6,283	1,257	0	Springing
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	NAP	NAP
1.02	Property		1	Glendale MOB - Farmington Hills, MI	NAP	NAP
1.03	Property		1	1600 State Street	NAP	NAP
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	NAP	NAP
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	NAP	NAP
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	NAP	NAP
1.07	Property		1	Beaumont Medical Center - Warren, MI	NAP	NAP
1.08	Property		1	Millennium Eye Care - Freehold, NJ	NAP	NAP
1.09	Property		1	757 Franciscan Medical - Munster, IN	NAP	NAP
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	NAP	NAP
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	39,261	Yes
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	NAP	NAP
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	NAP	NAP
1.14	Property		1	Swedish American MOB - Roscoe, IL	NAP	NAP
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	NAP	NAP
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	NAP	NAP
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	NAP	NAP
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	NAP	NAP
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	NAP	NAP
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	NAP	NAP
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	NAP	NAP
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	NAP	NAP
1.23	Property		1	Greenville Health System - Greenville, SC	60,828	Yes
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	NAP	NAP
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	NAP	NAP
1.26	Property		1	Pioneer Spine Sports - West Springfield	NAP	NAP
1.27	Property		1	Women's Healthcare Group MOB - York, PA	NAP	NAP
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	NAP	NAP
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	NAP	NAP
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	NAP	NAP
1.31	Property		1	Crittenton MOB - Washington Township, MI	NAP	NAP
1.32	Property		1	Surgery Center of Temple - Temple, TX	NAP	NAP
1.33	Property		1	RAI Care Center-Clearwater, FL	NAP	NAP
1.34	Property		1	Medical Center V - Peoria, AZ	NAP	NAP
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	NAP	NAP
1.36	Property		1	South Douglas MOB - Midwest City, OK	NAP	NAP
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	NAP	NAP
1.38	Property		1	SPHP MOB, Albany, NY	NAP	NAP
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	NAP	NAP
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	NAP	NAP
1.41	Property		1	1550 State Street	NAP	NAP
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	NAP	NAP
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	NAP	NAP
1.44	Property		1	Naidu Clinic - Odessa, TX	NAP	NAP
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	NAP	NAP
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	NAP	NAP
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	NAP	NAP
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	NAP	NAP
1.49	Property		1	Pioneer Spine Sports - Springfield	NAP	NAP
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	NAP	NAP
1.51	Property		1	Pioneer Spine Sports - Northampton	NAP	NAP
1.52	Property		1	Florida Medical Clinic - Tampa, FL	NAP	NAP
1.53	Property		1	DaVita Dialysis - Hudson, FL	NAP	NAP
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	NAP	NAP
1.55	Property		1	5825 Shoreview Lane North	NAP	NAP
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	NAP	NAP
1.57	Property		1	Fresenius Medical Care - Winfield, AL	NAP	NAP
1.58	Property		1	Florida Medical Somerset - Tampa, FL	NAP	NAP
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	NAP	NAP
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	NAP	NAP
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	NAP	NAP
1.62	Property		1	1586 State Street	NAP	NAP
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	NAP	NAP	0	Springing	0	Springing	0	Springing
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio			4,174,654	596,379	5,240	1,310	0	Springing
3.01	Property		1	Northwoods Marketplace	NAP	NAP
3.02	Property		1	The Centrum	NAP	NAP
3.03	Property		1	Lawton Marketplace	NAP	NAP
3.04	Property		1	Carlisle Crossing	NAP	NAP
3.05	Property		1	Southway Shopping Center	NAP	NAP
3.06	Property		1	Parkway Centre South	NAP	NAP
3.07	Property		1	Houma Crossing	NAP	NAP
3.08	Property		1	North Lake Square	NAP	NAP
3.09	Property		1	Liberty Crossing	NAP	NAP
3.10	Property		1	Owensboro Town Center	NAP	NAP
3.11	Property		1	Harbor Town Center	NAP	NAP
3.12	Property		1	Lord Salisbury Center	NAP	NAP
3.13	Property		1	Terrell Mill Village	NAP	NAP
3.14	Property		1	The Ridge at Turtle Creek	NAP	NAP
3.15	Property		1	Nordstrom Rack	NAP	NAP
3.16	Property		1	Ventura Place	NAP	NAP
3.17	Property		1	Quail Springs	NAP	NAP
3.18	Property		1	Wallace Commons	NAP	NAP
3.19	Property		1	Waterford Park South	NAP	NAP
3.20	Property		1	Evergreen Marketplace	NAP	NAP
3.21	Property		1	Derby Marketplace	NAP	NAP
3.22	Property		1	Stoneridge Village	NAP	NAP
3.23	Property		1	FreshThyme & DSW	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
					17	17	18	19	18	19	18	19
3.24	Property		1	Crossroads Annex	NAP	NAP
3.25	Property		1	Tellico Village	NAP	NAP
3.26	Property		1	Walmart Neighborhood Market	NAP	NAP
3.27	Property		1	PetSmart & Old Navy	NAP	NAP
3.28	Property		1	Sutters Creek	NAP	NAP
3.29	Property		1	Mattress Firm & Panera Bread	NAP	NAP
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio			1,234,222	308,555	281,047	28,105	0	5,167
4.01	Property		1	Cipriani 42nd Street	NAP	NAP
4.02	Property		1	Cipriani Wall Street	NAP	NAP
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2			785,206	157,041	0	Springing	0	10,343
5.01	Property		1	Monte Vista	NAP	NAP
5.02	Property		1	Sherwood	NAP	NAP
5.03	Property		1	Madera Marketplace	NAP	NAP
5.04	Property		1	Silverdale Village	NAP	NAP
5.05	Property		1	Port Orchard	NAP	NAP
5.06	Property		1	Grafton	NAP	NAP
5.07	Property		1	Fallon	NAP	NAP
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	NAP	0	Springing	0	Springing	0	0
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	NAP	NAP	0	111,540	0	Springing	0	5,983
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	NAP	NAP	336,184	48,026	0	Springing	164,894	1/12 of 4% of the total revenue generated (excluding membership sales)
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio			0	Springing	0	Springing	0	Springing
9.01	Property		1	2000 Commerce Center Drive	NAP	NAP
9.02	Property		1	1200 Northrop Road	NAP	NAP
9.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP
9.04	Property		1	690 Unisia Drive	NAP	NAP
9.05	Property		1	800 Koomey Road	NAP	NAP
9.06	Property		1	3900 West 43rd Street	NAP	NAP
9.07	Property		1	540 West Nez Perce	NAP	NAP
9.08	Property		1	4255 Thunderbird Lane	NAP	NAP
9.09	Property		1	1001 North Madison Avenue	NAP	NAP
9.10	Property		1	17153 Industrial Highway	NAP	NAP
9.11	Property		1	999 North Madison Avenue	NAP	NAP
9.12	Property		1	88 Nesbitt Drive	NAP	NAP
9.13	Property		1	407 Sangamore Road	NAP	NAP
9.14	Property		1	310 Hartmann Drive	NAP	NAP
9.15	Property		1	101 Commerce Drive	NAP	NAP
9.16	Property		1	620 Hardin Street	NAP	NAP
9.17	Property		1	3100 East Richmond Street	NAP	NAP
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	NAP	369,534	41,059	0	Springing	0	22,539
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio			0	Springing	0	Springing	0	Springing
11.01	Property		1	417 & 433 West 164th Street	NAP	NAP
11.02	Property		1	5455 State Route 307 West	NAP	NAP
11.03	Property		1	508 Fishkill Avenue	NAP	NAP
11.04	Property		1	10701 East 126th Street North	NAP	NAP
11.05	Property		1	120-150 West 154th Street	NAP	NAP
11.06	Property		1	529 Aldo Avenue	NAP	NAP
11.07	Property		1	758 East Utah Valley Drive	NAP	NAP
11.08	Property		1	7051 Patterson Drive	NAP	NAP
11.09	Property		1	255 Industrial Parkway	NAP	NAP
11.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP
11.11	Property		1	1200 North Maitlen Drive	NAP	NAP
11.12	Property		1	2022 West Townline Road	NAP	NAP
11.13	Property		1	5450 Bishop Road	NAP	NAP
11.14	Property		1	13210 Kingston Avenue	NAP	NAP
12	Loan	7, 18, 19	1	Art Ovation Hotel	NAP	NAP	269,732	30,525	0	Springing	0	51,103
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	NAP	0	Springing	0	Springing	0	Springing
14	Loan	6	2	Amsdell FL & GA Storage Portfolio			102,420	17,070	29,857	3,732	0	1,565
14.01	Property		1	Compass Self Storage - Tavares	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	NAP	452,320	64,617	48,840	24,420	0	0
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	NAP	NAP	0	Springing	0	Springing	0	Springing
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	NAP	NAP	831,885	108,403	0	Springing	0	7,734
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio			0	Springing	0	Springing	0	2,592
18.01	Property		1	2000 Michigan Avenue	NAP	NAP
18.02	Property		1	9325 Kennedy Court	NAP	NAP
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	NAP	NAP	0	Springing	0	Springing	0	Springing
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	NAP	NAP	0	Springing	0	Springing	0	Springing
21	Loan	18	1	4 Apollo Drive	NAP	NAP	0	Springing	27,675	13,837	0	1,695
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	3,774,064	Yes	0	Springing	0	Springing	0	Springing
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	NAP	0	Springing	0	Springing	0	Springing
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	NAP	0	Springing	0	Springing	0	Springing
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	32,246	21,498	3,157	Springing	0	2,282

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18, 30	19	20	18	19	20	18	18	19
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	0	0	Springing	0	0	0	0	289,100	5,030,248	Springing
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	0	0	Springing	0	0	0	0	0	28,803,694	0
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	0	0	Springing	0	0	0	0	1,027,622	10,130,356	0
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					20	18, 30	19	20	18	19	20	18	18	19
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	200,000	0	0	0	0	0	0	0	150,000	0
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	0	0	51,714	1,861,715	0	0	0	47,813	11,867,009	100,000
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	0	0	Springing	0	0	0	0	0	17,593,844	0
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	1,250,000	3,250,000	29,917	1,250,000	0	0	0	0	0	0
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	0	0	0	0	0	0	0	0	40,859,366	Springing
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	22,673,820	0	Springing	22,673,820	0	0	0	0	0	Springing
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	0	0	0	0	0	0	0	0	2,495,000	Springing
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	0	4,000,000	Springing	500,000	0	0	0	0	0	0
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	0	0	0	0	0	0	0	0	12,000,000	Springing
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	519,033	0	94,028	2,256,664	0	0	0	0	1,805,623	0
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	56,327	0	0	0	0	0	0	0	0	0
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene	0	0	0	0	0	0	0	0	0	0
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	288,170	10,000,000	240,142	0	0	0	0	0	19,165,251	0
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	464,040	2,779,031	46,403	3,000,000	0	0	0	0	0	0
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	31,100	0	Springing	0	0	0	0	0	0	0
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	0	26,723,400	Springing	0	0	0	0	0	31,137,229	0
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	0	25,000,000	Springing	25,000,000	0	0	0	0	11,112,904	0
21	Loan	18	1	4 Apollo Drive	61,008	0	6,353	381,180	0	0	0	17,250	0	0
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	0	0	Springing	0	0	0	0	0	5,318,385	Springing
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	0	0	0	0	0	0	0	0	0	Springing
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	0	0	Springing	0	0	0	0	0	475,000	5,928
25	Loan	29	1	Hackensack Self Storage	54,758	0	0	0	0	0	0	68,640	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20	18
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	Outstanding TI/LC Reserve (Upfront: $4,760,872), Free Rent Reserve (Upfront: $269,376), Belpre V Reserve (Monthly: Springing)	0	NAP
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	Outstanding TI/LC Reserve (Upfront: $24,345,615), Gap Rent Reserve (Upfront: $4,458,079)	0	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	Outstanding TI/LC Reserve (Upfront: $9,576,923), Free Rent Reserve (Upfront: $311,601), Gap Rent Reserve (Upfront: $241,832)	0	NAP
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20	18
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	Condo Reserve	0	NAP
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	Upfront TI/LC Reserve (Upfront: $8,513,459.87), Free Rent and Gap Rent Reserve (Upfront: $2,578,518.22), Planet Fitness TI/LC Reserve (Upfront: $468,576, Monthly: $100,000), Static Insurance Reserve (Upfront: $306,454.50)	Planet Fitness TI/LC Reserve ($968,576)	NAP
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	Base Building Work Reserve ($5,932,952), Outstanding TI/LC Reserve ($7,160,274.31), Outstanding Linkage Fees Reserve ($4,500,617.42)	0	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace		0	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	Named Storm Coverage Reserve (Upfront: $40,439,366), Seasonality Reserve (Upfront: $420,000; Monthly: Springing)	0	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	EIL Policy Reserve	0	NAP
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	PIP Reserve	0	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio		0	NAP
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	Performance Reserve (Upfront: $12,000,000), PIP Reserve (Monthly: Springing)	0	12,000,000
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	Outstanding TI/LC Reserve ($1,581,204.38), Gap Rent Reserve ($224,418.36)	0	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio		0	NAP
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene		0	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	Outstanding TI/LC Reserve ($13,479,707.20), Free Rent Reserve ($5,685,543.94)	0	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware		0	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio		0	NAP
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	Outstanding TI/LC Reserve ($21,283,070), Free Rent Reserve ($9,854,159)	0	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	Upfront Leasing Reserve	0	NAP
21	Loan	18	1	4 Apollo Drive		0	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	Unfunded Lease Obligations Reserve (Upfront: $1,668,384.84), Ground Rent Funds (Upfront: $3,650,000, Monthly: Springing), Lease Sweep Reserve (Monthly: Springing)	0	NAP
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	Free Rent Reserve	0	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	Debt Service Supplement Reserve	0	NAP
25	Loan	29	1	Hackensack Self Storage		0	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
					18	26		30
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	NAP	Hard	Springing	Yes	Yes	Yes	No
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	NAP	Hard	Springing	Yes	No	Yes	No
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	NAP	Hard	Springing	Yes	Yes	Yes	No
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
					18	26		30
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	NAP	Hard	In Place	No	Yes	Yes	Yes
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	NAP	Soft	Springing	Yes	No	Yes	Yes
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	Hard	Springing	Yes	Yes	Yes	No
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	NAP	Soft	Springing	Yes	Yes	Yes	Yes
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	NAP	Hard	Springing	Yes	No	Yes	No
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	NAP	Hard	Springing	Yes	Yes	Yes	No
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	Springing	Springing	Yes	No	No	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	NAP	Hard	In Place	Yes	Yes	Yes	No
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	$12,000,000 deposited into the Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement.	Hard	Springing	Yes	No	Yes	No
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	Hard	Springing	Yes	No	Yes	No
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	NAP	Springing	Springing	Yes	No	No	NAP
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	Springing	Springing	Yes	Yes	Yes	No
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	NAP	Hard	Springing	Yes	Yes	Yes	No
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	NAP	Hard	Springing	Yes	Yes	Yes	No
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAP	Hard	Springing	Yes	Yes	No	NAP
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	NAP	Hard	Springing	Yes	Yes	Yes	No
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	NAP	Hard	Springing	Yes	No	Yes	No
21	Loan	18	1	4 Apollo Drive	NAP	Hard	Springing	Yes	Yes	No	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	NAP	Hard	Springing	Yes	Yes	Yes	No
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	Hard	Springing	Yes	Yes	Yes	No
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	Springing	Springing	Yes	Yes	Yes	Yes
25	Loan	29	1	Hackensack Self Storage	NAP	Springing	Springing	Yes	No	No	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
							9	9				9		14
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	65,000,000	175,000,000	954,132.81	1,308,525.00	NAP	NAP	240,000,000	1,308,525.00	52.7%	1.75
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	62,500,000	387,500,000	1,876,011.28	2,178,593.75	NAP	NAP	450,000,000	2,178,593.75	31.5%	3.15
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	62,500,000	197,500,000	1,075,597.23	1,415,976.10	NAP	NAP	260,000,000	1,415,976.10	51.2%	1.97
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
							9	9				9		14
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	60,000,000	30,000,000	217,986.11	653,958.33	NAP	NAP	90,000,000	653,958.33	50.8%	1.81
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	55,000,000	75,500,000	444,938.81	769,066.41	NAP	NAP	130,500,000	769,066.41	65.7%	1.41
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	53,150,000	478,350,000	2,226,727.56	2,474,141.73	NAP	NAP	531,500,000	2,474,141.73	48.8%	1.66
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	35,000,000	60,000,000	187,569.44	296,984.95	NAP	NAP	95,000,000	296,984.95	62.1%	2.05
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	29,900,000	110,100,000	650,239.90	826,826.39	NAP	NAP	140,000,000	826,826.39	50.7%	2.34
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	25,000,000	100,000,000	526,081.60	657,602.00	NAP	NAP	125,000,000	657,602.00	60.3%	1.81
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	20,000,000	73,500,000	310,503.47	394,994.21	NAP	NAP	93,500,000	394,994.21	61.5%	1.73
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	20,000,000	37,500,000	222,426.19	341,053.49	NAP	NAP	57,500,000	341,053.49	50.8%	1.75
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	17,500,000	162,500,000	895,316.70	991,735.42	NAP	NAP	180,000,000	991,735.42	45.0%	2.50
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene	15,600,000	31,200,000	90,023.19	135,034.79	NAP	NAP	46,800,000	135,034.79	59.5%	2.47
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	15,000,000	259,000,000	1,628,102.77	1,722,394.44	NAP	NAP	274,000,000	1,722,394.44	49.4%	1.39
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	15,000,000	70,000,000	286,254.63	347,594.91	NAP	NAP	85,000,000	347,594.91	67.6%	2.03
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	12,500,000	462,500,000	2,461,067.41	2,527,582.75	65,000,000	8.20000%	540,000,000	2,977,918.40	38.3%	2.16
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	12,500,000	207,500,000	1,365,291.16	1,447,537.62	NAP	NAP	220,000,000	1,447,537.62	51.4%	1.68
21	Loan	18	1	4 Apollo Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	12,210,690	75,706,281	405,061.85	470,394.41	NAP	NAP	87,916,971	470,394.41	48.0%	1.85
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	11,000,000	161,000,000	957,651.85	1,023,081.48	NAP	NAP	172,000,000	1,023,081.48	66.2%	1.83
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	9,100,000	9,100,000	26,833.42	53,666.83	NAP	NAP	18,200,000	53,666.83	67.7%	2.39
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
						13	13	13	9, 13	13	13, 14	13	13	13
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	12.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
1.01	Property		1	Belpre V Cancer Center - Belpre, OH
1.02	Property		1	Glendale MOB - Farmington Hills, MI
1.03	Property		1	1600 State Street
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ
1.05	Property		1	Eastside Cancer Institute - Greenville, SC
1.06	Property		1	Aurora Healthcare Center - Waterford, WI
1.07	Property		1	Beaumont Medical Center - Warren, MI
1.08	Property		1	Millennium Eye Care - Freehold, NJ
1.09	Property		1	757 Franciscan Medical - Munster, IN
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL
1.11	Property		1	Decatur Medical Office Building - Decatur, GA
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ
1.14	Property		1	Swedish American MOB - Roscoe, IL
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA
1.17	Property		1	Eastern Carolina ENT - Greenville, NC
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA
1.20	Property		1	Kingwood Executive Center - Kingwood, TX
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL
1.23	Property		1	Greenville Health System - Greenville, SC
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX
1.26	Property		1	Pioneer Spine Sports - West Springfield
1.27	Property		1	Women's Healthcare Group MOB - York, PA
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI
1.31	Property		1	Crittenton MOB - Washington Township, MI
1.32	Property		1	Surgery Center of Temple - Temple, TX
1.33	Property		1	RAI Care Center-Clearwater, FL
1.34	Property		1	Medical Center V - Peoria, AZ
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH
1.36	Property		1	South Douglas MOB - Midwest City, OK
1.37	Property		1	Crittenton MOB - Sterling Heights, MI
1.38	Property		1	SPHP MOB, Albany, NY
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN
1.41	Property		1	1550 State Street
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg
1.44	Property		1	Naidu Clinic - Odessa, TX
1.45	Property		1	Aurora Healthcare Center - Kiel, WI
1.46	Property		1	Florida Medical Heartcare - Tampa, FL
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI
1.49	Property		1	Pioneer Spine Sports - Springfield
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO
1.51	Property		1	Pioneer Spine Sports - Northampton
1.52	Property		1	Florida Medical Clinic - Tampa, FL
1.53	Property		1	DaVita Dialysis - Hudson, FL
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades
1.55	Property		1	5825 Shoreview Lane North
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL
1.57	Property		1	Fresenius Medical Care - Winfield, AL
1.58	Property		1	Florida Medical Somerset - Tampa, FL
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL
1.61	Property		1	Aurora Healthcare Center - Greenville, WI
1.62	Property		1	1586 State Street
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	18.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	Northwoods Marketplace
3.02	Property		1	The Centrum
3.03	Property		1	Lawton Marketplace
3.04	Property		1	Carlisle Crossing
3.05	Property		1	Southway Shopping Center
3.06	Property		1	Parkway Centre South
3.07	Property		1	Houma Crossing
3.08	Property		1	North Lake Square
3.09	Property		1	Liberty Crossing
3.10	Property		1	Owensboro Town Center
3.11	Property		1	Harbor Town Center
3.12	Property		1	Lord Salisbury Center
3.13	Property		1	Terrell Mill Village
3.14	Property		1	The Ridge at Turtle Creek
3.15	Property		1	Nordstrom Rack
3.16	Property		1	Ventura Place
3.17	Property		1	Quail Springs
3.18	Property		1	Wallace Commons
3.19	Property		1	Waterford Park South
3.20	Property		1	Evergreen Marketplace
3.21	Property		1	Derby Marketplace
3.22	Property		1	Stoneridge Village
3.23	Property		1	FreshThyme & DSW

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
						13	13	13	9, 13	13	13, 14	13	13	13
3.24	Property		1	Crossroads Annex
3.25	Property		1	Tellico Village
3.26	Property		1	Walmart Neighborhood Market
3.27	Property		1	PetSmart & Old Navy
3.28	Property		1	Sutters Creek
3.29	Property		1	Mattress Firm & Panera Bread
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	15.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4.01	Property		1	Cipriani 42nd Street
4.02	Property		1	Cipriani Wall Street
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	10.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
5.01	Property		1	Monte Vista
5.02	Property		1	Sherwood
5.03	Property		1	Madera Marketplace
5.04	Property		1	Silverdale Village
5.05	Property		1	Port Orchard
5.06	Property		1	Grafton
5.07	Property		1	Fallon
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	7.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	17.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	11.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	2000 Commerce Center Drive
9.02	Property		1	1200 Northrop Road
9.03	Property		1	3400 Bagcraft Boulevard
9.04	Property		1	690 Unisia Drive
9.05	Property		1	800 Koomey Road
9.06	Property		1	3900 West 43rd Street
9.07	Property		1	540 West Nez Perce
9.08	Property		1	4255 Thunderbird Lane
9.09	Property		1	1001 North Madison Avenue
9.10	Property		1	17153 Industrial Highway
9.11	Property		1	999 North Madison Avenue
9.12	Property		1	88 Nesbitt Drive
9.13	Property		1	407 Sangamore Road
9.14	Property		1	310 Hartmann Drive
9.15	Property		1	101 Commerce Drive
9.16	Property		1	620 Hardin Street
9.17	Property		1	3100 East Richmond Street
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	8.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11.01	Property		1	417 & 433 West 164th Street
11.02	Property		1	5455 State Route 307 West
11.03	Property		1	508 Fishkill Avenue
11.04	Property		1	10701 East 126th Street North
11.05	Property		1	120-150 West 154th Street
11.06	Property		1	529 Aldo Avenue
11.07	Property		1	758 East Utah Valley Drive
11.08	Property		1	7051 Patterson Drive
11.09	Property		1	255 Industrial Parkway
11.10	Property		1	2801 North Earl Rudder Freeway
11.11	Property		1	1200 North Maitlen Drive
11.12	Property		1	2022 West Townline Road
11.13	Property		1	5450 Bishop Road
11.14	Property		1	13210 Kingston Avenue
12	Loan	7, 18, 19	1	Art Ovation Hotel	17.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	17.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Compass Self Storage - Tavares
14.02	Property		1	Compass Self Storage - Marietta
15	Loan	4, 7, 12, 16, 30	1	Centene	8.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	11.6%	56,000,000	14.00000%	330,000,000	2,384,801.85	59.5%	1.00	9.6%	No	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	10.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18.01	Property		1	2000 Michigan Avenue
18.02	Property		1	9325 Kennedy Court
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	14.3%	40,000,000	10.12500%	580,000,000	3,320,105.90	41.1%	1.94	13.4%	No	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	14.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	18	1	4 Apollo Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	8.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
					24	24				29
1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	Healthcare Trust Operating Partnership, L.P.	Healthcare Trust Operating Partnership, L.P.	No	No	Refinance
1.01	Property		1	Belpre V Cancer Center - Belpre, OH						No
1.02	Property		1	Glendale MOB - Farmington Hills, MI						No
1.03	Property		1	1600 State Street						No
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ						No
1.05	Property		1	Eastside Cancer Institute - Greenville, SC						No
1.06	Property		1	Aurora Healthcare Center - Waterford, WI						No
1.07	Property		1	Beaumont Medical Center - Warren, MI						No
1.08	Property		1	Millennium Eye Care - Freehold, NJ						No
1.09	Property		1	757 Franciscan Medical - Munster, IN						No
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL						No
1.11	Property		1	Decatur Medical Office Building - Decatur, GA						No
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI						No
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ						No
1.14	Property		1	Swedish American MOB - Roscoe, IL						No
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI						No
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA						No
1.17	Property		1	Eastern Carolina ENT - Greenville, NC						No
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster						No
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA						No
1.20	Property		1	Kingwood Executive Center - Kingwood, TX						No
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL						No
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL						No
1.23	Property		1	Greenville Health System - Greenville, SC						No
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA						No
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX						No
1.26	Property		1	Pioneer Spine Sports - West Springfield						No
1.27	Property		1	Women's Healthcare Group MOB - York, PA						No
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH						No
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades						No
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI						No
1.31	Property		1	Crittenton MOB - Washington Township, MI						No
1.32	Property		1	Surgery Center of Temple - Temple, TX						No
1.33	Property		1	RAI Care Center-Clearwater, FL						No
1.34	Property		1	Medical Center V - Peoria, AZ						No
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH						No
1.36	Property		1	South Douglas MOB - Midwest City, OK						No
1.37	Property		1	Crittenton MOB - Sterling Heights, MI						No
1.38	Property		1	SPHP MOB, Albany, NY						No
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA						No
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN						No
1.41	Property		1	1550 State Street						No
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades						No
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg						No
1.44	Property		1	Naidu Clinic - Odessa, TX						No
1.45	Property		1	Aurora Healthcare Center - Kiel, WI						No
1.46	Property		1	Florida Medical Heartcare - Tampa, FL						No
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL						No
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI						No
1.49	Property		1	Pioneer Spine Sports - Springfield						No
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO						No
1.51	Property		1	Pioneer Spine Sports - Northampton						No
1.52	Property		1	Florida Medical Clinic - Tampa, FL						No
1.53	Property		1	DaVita Dialysis - Hudson, FL						No
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades						No
1.55	Property		1	5825 Shoreview Lane North						No
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL						No
1.57	Property		1	Fresenius Medical Care - Winfield, AL						No
1.58	Property		1	Florida Medical Somerset - Tampa, FL						No
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire						No
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL						No
1.61	Property		1	Aurora Healthcare Center - Greenville, WI						No
1.62	Property		1	1586 State Street						No
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	Simon Property Group, L.P.	Simon Property Group, L.P. and PPF Retail, LLC	No	No	Refinance	No
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	Global Net Lease, Inc.	Global Net Lease, Inc.	No	No	Recapitalization
3.01	Property		1	Northwoods Marketplace						No
3.02	Property		1	The Centrum						No
3.03	Property		1	Lawton Marketplace						No
3.04	Property		1	Carlisle Crossing						No
3.05	Property		1	Southway Shopping Center						No
3.06	Property		1	Parkway Centre South						No
3.07	Property		1	Houma Crossing						No
3.08	Property		1	North Lake Square						No
3.09	Property		1	Liberty Crossing						No
3.10	Property		1	Owensboro Town Center						No
3.11	Property		1	Harbor Town Center						No
3.12	Property		1	Lord Salisbury Center						No
3.13	Property		1	Terrell Mill Village						No
3.14	Property		1	The Ridge at Turtle Creek						No
3.15	Property		1	Nordstrom Rack						No
3.16	Property		1	Ventura Place						No
3.17	Property		1	Quail Springs						No
3.18	Property		1	Wallace Commons						No
3.19	Property		1	Waterford Park South						No
3.20	Property		1	Evergreen Marketplace						No
3.21	Property		1	Derby Marketplace						No
3.22	Property		1	Stoneridge Village						No
3.23	Property		1	FreshThyme & DSW						No

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
					24	24				29
3.24	Property		1	Crossroads Annex						No
3.25	Property		1	Tellico Village						No
3.26	Property		1	Walmart Neighborhood Market						No
3.27	Property		1	PetSmart & Old Navy						No
3.28	Property		1	Sutters Creek						No
3.29	Property		1	Mattress Firm & Panera Bread						No
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	Giuseppe Cipriani	Giuseppe Cipriani	No	No	Refinance
4.01	Property		1	Cipriani 42nd Street						No
4.02	Property		1	Cipriani Wall Street						No
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	Sanjiv Chopra	Sanjiv Chopra	No	No	Refinance
5.01	Property		1	Monte Vista						No
5.02	Property		1	Sherwood						No
5.03	Property		1	Madera Marketplace						No
5.04	Property		1	Silverdale Village						No
5.05	Property		1	Port Orchard						No
5.06	Property		1	Grafton						No
5.07	Property		1	Fallon						No
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	DivcoWest Real Estate Services, LLC, California State Teachers' Retirement System and Teacher Retirement System of Texas	NAP	No	No	Refinance	No
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	Eric Sahn	Eric Sahn	No	No	Refinance	No
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	Soho House & Co Inc.	US AcquireCo, Inc.	No	No	Refinance	No
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	New Mountain Net Lease Partners II Corporation	New Mountain Net Lease Partners II Corporation	No	No	Recapitalization
9.01	Property		1	2000 Commerce Center Drive						No
9.02	Property		1	1200 Northrop Road						No
9.03	Property		1	3400 Bagcraft Boulevard						No
9.04	Property		1	690 Unisia Drive						No
9.05	Property		1	800 Koomey Road						Yes
9.06	Property		1	3900 West 43rd Street						No
9.07	Property		1	540 West Nez Perce						No
9.08	Property		1	4255 Thunderbird Lane						No
9.09	Property		1	1001 North Madison Avenue						No
9.10	Property		1	17153 Industrial Highway						No
9.11	Property		1	999 North Madison Avenue						No
9.12	Property		1	88 Nesbitt Drive						No
9.13	Property		1	407 Sangamore Road						No
9.14	Property		1	310 Hartmann Drive						No
9.15	Property		1	101 Commerce Drive						No
9.16	Property		1	620 Hardin Street						No
9.17	Property		1	3100 East Richmond Street						Yes
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	Chatham Lodging Trust	Chatham Lodging, L.P.	No	No	Recapitalization	No
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	Bryan L. Norton	Bryan L. Norton	No	No	Refinance
11.01	Property		1	417 & 433 West 164th Street						No
11.02	Property		1	5455 State Route 307 West						No
11.03	Property		1	508 Fishkill Avenue						No
11.04	Property		1	10701 East 126th Street North						No
11.05	Property		1	120-150 West 154th Street						No
11.06	Property		1	529 Aldo Avenue						No
11.07	Property		1	758 East Utah Valley Drive						No
11.08	Property		1	7051 Patterson Drive						No
11.09	Property		1	255 Industrial Parkway						No
11.10	Property		1	2801 North Earl Rudder Freeway						No
11.11	Property		1	1200 North Maitlen Drive						No
11.12	Property		1	2022 West Townline Road						No
11.13	Property		1	5450 Bishop Road						No
11.14	Property		1	13210 Kingston Avenue						No
12	Loan	7, 18, 19	1	Art Ovation Hotel	Prime Hospitality Group III, LLC	Prime Hospitality Group, LLC	No	No	Refinance	No
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	The Taubman Realty Group LLC	The Taubman Realty Group LLC	No	No	Refinance	No
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	Amsdell Group, LLC	Todd C. Amsdell	No	No	Refinance
14.01	Property		1	Compass Self Storage - Tavares						No
14.02	Property		1	Compass Self Storage - Marietta						No
15	Loan	4, 7, 12, 16, 30	1	Centene	Alejandro Velez	Alejandro Velez	No	No	Acquisition	No
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC	NAP	No	No	Refinance	No
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	David Pollin, Robert Buccini and Christopher Buccini	David Pollin, Robert Buccini and Christopher Buccini	No	No	Refinance	No
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	Gary C. Nielson	Gary C. Nielson	No	No	Refinance
18.01	Property		1	2000 Michigan Avenue						No
18.02	Property		1	9325 Kennedy Court						No
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC	OPG Investment Holdings (US), LLC	No	No	Refinance	No
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	Brandywine Operating Partnership, L.P.	Brandywine Operating Partnership, L.P.	No	No	Refinance	No
21	Loan	18	1	4 Apollo Drive	Mariano Weil, Federico Weil and Federico Wilensky	Mariano Weil, Federico Weil and Federico Wilensky	No	No	Acquisition	No
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	Brookfield Office Properties Inc.	Brookfield BPY Property Holdings II LLC	No	No	Recapitalization	No
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	Kato Road Cypress Holdings, LLC	Kato Road Cypress Holdings, LLC	No	No	Acquisition	No
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	Edward Blumenfeld and Parlux Holdings, Inc.	Edward Blumenfeld and Parlux Holdings, Inc.	No	Yes	Refinance	No
25	Loan	29	1	Hackensack Self Storage	Bashar Sabbagh	Bashar Sabbagh	No	No	Refinance	Yes

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)

1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	240,000,000	0	0	0	240,000,000	196,076,830	0	8,563,111	5,969,433	29,390,626	0	240,000,000	NAP	NAP	NAP	NAP
1.01	Property		1	Belpre V Cancer Center - Belpre, OH													NAP	NAP	NAP	NAP
1.02	Property		1	Glendale MOB - Farmington Hills, MI													NAP	NAP	NAP	NAP
1.03	Property		1	1600 State Street													NAP	NAP	NAP	NAP
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ													NAP	NAP	NAP	NAP
1.05	Property		1	Eastside Cancer Institute - Greenville, SC													NAP	NAP	NAP	NAP
1.06	Property		1	Aurora Healthcare Center - Waterford, WI													NAP	NAP	NAP	NAP
1.07	Property		1	Beaumont Medical Center - Warren, MI													NAP	NAP	NAP	NAP
1.08	Property		1	Millennium Eye Care - Freehold, NJ													NAP	NAP	NAP	NAP
1.09	Property		1	757 Franciscan Medical - Munster, IN													NAP	NAP	NAP	NAP
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL													NAP	NAP	NAP	NAP
1.11	Property		1	Decatur Medical Office Building - Decatur, GA													NAP	NAP	NAP	NAP
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI													NAP	NAP	NAP	NAP
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ													NAP	NAP	NAP	NAP
1.14	Property		1	Swedish American MOB - Roscoe, IL													NAP	NAP	NAP	NAP
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI													NAP	NAP	NAP	NAP
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA													NAP	NAP	NAP	NAP
1.17	Property		1	Eastern Carolina ENT - Greenville, NC													NAP	NAP	NAP	NAP
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster													NAP	NAP	NAP	NAP
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA													NAP	NAP	NAP	NAP
1.20	Property		1	Kingwood Executive Center - Kingwood, TX													NAP	NAP	NAP	NAP
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL													NAP	NAP	NAP	NAP
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL													NAP	NAP	NAP	NAP
1.23	Property		1	Greenville Health System - Greenville, SC													NAP	NAP	NAP	NAP
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA													NAP	NAP	NAP	NAP
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX													NAP	NAP	NAP	NAP
1.26	Property		1	Pioneer Spine Sports - West Springfield													NAP	NAP	NAP	NAP
1.27	Property		1	Women's Healthcare Group MOB - York, PA													NAP	NAP	NAP	NAP
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH													NAP	NAP	NAP	NAP
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades													NAP	NAP	NAP	NAP
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI													NAP	NAP	NAP	NAP
1.31	Property		1	Crittenton MOB - Washington Township, MI													NAP	NAP	NAP	NAP
1.32	Property		1	Surgery Center of Temple - Temple, TX													NAP	NAP	NAP	NAP
1.33	Property		1	RAI Care Center-Clearwater, FL													NAP	NAP	NAP	NAP
1.34	Property		1	Medical Center V - Peoria, AZ													NAP	NAP	NAP	NAP
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH													NAP	NAP	NAP	NAP
1.36	Property		1	South Douglas MOB - Midwest City, OK													NAP	NAP	NAP	NAP
1.37	Property		1	Crittenton MOB - Sterling Heights, MI													NAP	NAP	NAP	NAP
1.38	Property		1	SPHP MOB, Albany, NY													NAP	NAP	NAP	NAP
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA													NAP	NAP	NAP	NAP
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN													NAP	NAP	NAP	NAP
1.41	Property		1	1550 State Street													NAP	NAP	NAP	NAP
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades													NAP	NAP	NAP	NAP
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg													NAP	NAP	NAP	NAP
1.44	Property		1	Naidu Clinic - Odessa, TX													NAP	NAP	NAP	NAP
1.45	Property		1	Aurora Healthcare Center - Kiel, WI													NAP	NAP	NAP	NAP
1.46	Property		1	Florida Medical Heartcare - Tampa, FL													NAP	NAP	NAP	NAP
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL													NAP	NAP	NAP	NAP
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI													NAP	NAP	NAP	NAP
1.49	Property		1	Pioneer Spine Sports - Springfield													NAP	NAP	NAP	NAP
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO													NAP	NAP	NAP	NAP
1.51	Property		1	Pioneer Spine Sports - Northampton													NAP	NAP	NAP	NAP
1.52	Property		1	Florida Medical Clinic - Tampa, FL													NAP	NAP	NAP	NAP
1.53	Property		1	DaVita Dialysis - Hudson, FL													NAP	NAP	NAP	NAP
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades													NAP	NAP	NAP	NAP
1.55	Property		1	5825 Shoreview Lane North													NAP	NAP	NAP	NAP
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL													NAP	NAP	NAP	NAP
1.57	Property		1	Fresenius Medical Care - Winfield, AL													NAP	NAP	NAP	NAP
1.58	Property		1	Florida Medical Somerset - Tampa, FL													NAP	NAP	NAP	NAP
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire													NAP	NAP	NAP	NAP
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL													NAP	NAP	NAP	NAP
1.61	Property		1	Aurora Healthcare Center - Greenville, WI													NAP	NAP	NAP	NAP
1.62	Property		1	1586 State Street													NAP	NAP	NAP	NAP
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	450,000,000	0	0	0	450,000,000	417,362,939	0	1,262,178	28,803,694	2,571,188	0	450,000,000	NAP	NAP	NAP	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	260,000,000	0	0	0	260,000,000	0	0	5,051,814	16,315,372	238,632,813	0	260,000,000	NAP	NAP	NAP	NAP
3.01	Property		1	Northwoods Marketplace													NAP	NAP	NAP	NAP
3.02	Property		1	The Centrum													NAP	NAP	NAP	NAP
3.03	Property		1	Lawton Marketplace													NAP	NAP	NAP	NAP
3.04	Property		1	Carlisle Crossing													NAP	NAP	NAP	NAP
3.05	Property		1	Southway Shopping Center													NAP	NAP	NAP	NAP
3.06	Property		1	Parkway Centre South													NAP	NAP	NAP	NAP
3.07	Property		1	Houma Crossing													NAP	NAP	NAP	NAP
3.08	Property		1	North Lake Square													NAP	NAP	NAP	NAP
3.09	Property		1	Liberty Crossing													NAP	NAP	NAP	NAP
3.10	Property		1	Owensboro Town Center													NAP	NAP	NAP	NAP
3.11	Property		1	Harbor Town Center													NAP	NAP	NAP	NAP
3.12	Property		1	Lord Salisbury Center													NAP	NAP	NAP	NAP
3.13	Property		1	Terrell Mill Village													NAP	NAP	NAP	NAP
3.14	Property		1	The Ridge at Turtle Creek													NAP	NAP	NAP	NAP
3.15	Property		1	Nordstrom Rack													NAP	NAP	NAP	NAP
3.16	Property		1	Ventura Place													NAP	NAP	NAP	NAP
3.17	Property		1	Quail Springs													NAP	NAP	NAP	NAP
3.18	Property		1	Wallace Commons													NAP	NAP	NAP	NAP
3.19	Property		1	Waterford Park South													NAP	NAP	NAP	NAP
3.20	Property		1	Evergreen Marketplace													NAP	NAP	NAP	NAP
3.21	Property		1	Derby Marketplace													NAP	NAP	NAP	NAP
3.22	Property		1	Stoneridge Village													NAP	NAP	NAP	NAP
3.23	Property		1	FreshThyme & DSW													NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)

3.24	Property		1	Crossroads Annex													NAP	NAP	NAP	NAP
3.25	Property		1	Tellico Village													NAP	NAP	NAP	NAP
3.26	Property		1	Walmart Neighborhood Market													NAP	NAP	NAP	NAP
3.27	Property		1	PetSmart & Old Navy													NAP	NAP	NAP	NAP
3.28	Property		1	Sutters Creek													NAP	NAP	NAP	NAP
3.29	Property		1	Mattress Firm & Panera Bread													NAP	NAP	NAP	NAP
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	90,000,000	0	0	0	90,000,000	79,997,922	0	3,141,021	1,665,269	5,195,787	0	90,000,000	NAP	NAP	NAP	NAP
4.01	Property		1	Cipriani 42nd Street													NAP	NAP	NAP	NAP
4.02	Property		1	Cipriani Wall Street													NAP	NAP	NAP	NAP
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	130,500,000	194,081	0	0	130,694,081	112,026,380	0	5,967,674	12,700,027	0	0	130,694,081	NAP	NAP	NAP	NAP
5.01	Property		1	Monte Vista													NAP	NAP	NAP	NAP
5.02	Property		1	Sherwood													NAP	NAP	NAP	NAP
5.03	Property		1	Madera Marketplace													NAP	NAP	NAP	NAP
5.04	Property		1	Silverdale Village													NAP	NAP	NAP	NAP
5.05	Property		1	Port Orchard													NAP	NAP	NAP	NAP
5.06	Property		1	Grafton													NAP	NAP	NAP	NAP
5.07	Property		1	Fallon													NAP	NAP	NAP	NAP
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	531,500,000	7,497,903	0	0	538,997,903	473,876,626	0	3,334,755	17,593,844	0	44,192,678	538,997,903	NAP	NAP	NAP	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	95,000,000	6,633,789	0	0	101,633,789	96,536,855	0	1,296,934	3,800,000	0	0	101,633,789	NAP	NAP	NAP	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	140,000,000	22,868,433	0	0	162,868,433	118,685,973	0	2,822,016	41,360,444	0	0	162,868,433	NAP	896.30	693.40	77.4%
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	125,000,000	0	0	0	125,000,000	0	0	4,428,938	0	120,571,062	0	125,000,000	NAP	NAP	NAP	NAP
9.01	Property		1	2000 Commerce Center Drive													NAP	NAP	NAP	NAP
9.02	Property		1	1200 Northrop Road													NAP	NAP	NAP	NAP
9.03	Property		1	3400 Bagcraft Boulevard													NAP	NAP	NAP	NAP
9.04	Property		1	690 Unisia Drive													NAP	NAP	NAP	NAP
9.05	Property		1	800 Koomey Road													NAP	NAP	NAP	NAP
9.06	Property		1	3900 West 43rd Street													NAP	NAP	NAP	NAP
9.07	Property		1	540 West Nez Perce													NAP	NAP	NAP	NAP
9.08	Property		1	4255 Thunderbird Lane													NAP	NAP	NAP	NAP
9.09	Property		1	1001 North Madison Avenue													NAP	NAP	NAP	NAP
9.10	Property		1	17153 Industrial Highway													NAP	NAP	NAP	NAP
9.11	Property		1	999 North Madison Avenue													NAP	NAP	NAP	NAP
9.12	Property		1	88 Nesbitt Drive													NAP	NAP	NAP	NAP
9.13	Property		1	407 Sangamore Road													NAP	NAP	NAP	NAP
9.14	Property		1	310 Hartmann Drive													NAP	NAP	NAP	NAP
9.15	Property		1	101 Commerce Drive													NAP	NAP	NAP	NAP
9.16	Property		1	620 Hardin Street													NAP	NAP	NAP	NAP
9.17	Property		1	3100 East Richmond Street													NAP	NAP	NAP	NAP
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	20,850,000	0	0	0	20,850,000	0	0	347,331	2,864,534	17,638,136	0	20,850,000	7/20/2036	167.88	137.67	82.0%
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	93,500,000	0	0	0	93,500,000	59,739,986	0	2,392,673	4,000,000	27,367,341	0	93,500,000	NAP	NAP	NAP	NAP
11.01	Property		1	417 & 433 West 164th Street													NAP	NAP	NAP	NAP
11.02	Property		1	5455 State Route 307 West													NAP	NAP	NAP	NAP
11.03	Property		1	508 Fishkill Avenue													NAP	NAP	NAP	NAP
11.04	Property		1	10701 East 126th Street North													NAP	NAP	NAP	NAP
11.05	Property		1	120-150 West 154th Street													NAP	NAP	NAP	NAP
11.06	Property		1	529 Aldo Avenue													NAP	NAP	NAP	NAP
11.07	Property		1	758 East Utah Valley Drive													NAP	NAP	NAP	NAP
11.08	Property		1	7051 Patterson Drive													NAP	NAP	NAP	NAP
11.09	Property		1	255 Industrial Parkway													NAP	NAP	NAP	NAP
11.10	Property		1	2801 North Earl Rudder Freeway													NAP	NAP	NAP	NAP
11.11	Property		1	1200 North Maitlen Drive													NAP	NAP	NAP	NAP
11.12	Property		1	2022 West Townline Road													NAP	NAP	NAP	NAP
11.13	Property		1	5450 Bishop Road													NAP	NAP	NAP	NAP
11.14	Property		1	13210 Kingston Avenue													NAP	NAP	NAP	NAP
12	Loan	7, 18, 19	1	Art Ovation Hotel	57,500,000	0	0	0	57,500,000	29,563,222	0	667,436	12,269,732	14,999,610	0	57,500,000	4/30/2043	259.49	219.54	84.6%
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	180,000,000	962,977	0	0	180,962,977	177,589,210	0	1,568,144	1,805,623	0	0	180,962,977	NAP	NAP	NAP	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	17,250,000	0	0	0	17,250,000	10,744,080	0	307,777	132,277	6,065,866	0	17,250,000	NAP	NAP	NAP	NAP
14.01	Property		1	Compass Self Storage - Tavares													NAP	NAP	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta													NAP	NAP	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	46,800,000	32,716,028	0	0	79,516,028	0	78,000,000	1,014,867	501,161	0	0	79,516,028	NAP	NAP	NAP	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street													NAP	NAP	NAP	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware													NAP	NAP	NAP	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio													NAP	NAP	NAP	NAP
18.01	Property		1	2000 Michigan Avenue													NAP	NAP	NAP	NAP
18.02	Property		1	9325 Kennedy Court													NAP	NAP	NAP	NAP
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office													NAP	NAP	NAP	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square													NAP	NAP	NAP	NAP
21	Loan	18	1	4 Apollo Drive													NAP	NAP	NAP	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza													NAP	NAP	NAP	NAP
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus													NAP	NAP	NAP	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway													NAP	NAP	NAP	NAP
25	Loan	29	1	Hackensack Self Storage													NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 30	62	Healthcare Trust MOB Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Belpre V Cancer Center - Belpre, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Glendale MOB - Farmington Hills, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	1600 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Eastside Cancer Institute - Greenville, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	Aurora Healthcare Center - Waterford, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	Beaumont Medical Center - Warren, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	Millennium Eye Care - Freehold, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	757 Franciscan Medical - Munster, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	Decatur Medical Office Building - Decatur, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	Aurora Healthcare Center - Wautoma, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Swedish American MOB - Roscoe, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	UPMC - Sir Thomas Court - Harrisburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	Eastern Carolina ENT - Greenville, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	Lancaster Medical Arts MOB - Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	UPMC - Fisher Road - Mechanicsburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	Kingwood Executive Center - Kingwood, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.22	Property		1	Lee Memorial Health System - Fort Myers, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.23	Property		1	Greenville Health System - Greenville, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.24	Property		1	UPMC - Chambers Hill - Harrisburg, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.26	Property		1	Pioneer Spine Sports - West Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.27	Property		1	Women's Healthcare Group MOB - York, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.28	Property		1	OrthoOne Hilliard - Hilliard, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.29	Property		1	St Peter's - Albany, NY - 5 Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.31	Property		1	Crittenton MOB - Washington Township, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.32	Property		1	Surgery Center of Temple - Temple, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.33	Property		1	RAI Care Center-Clearwater, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.34	Property		1	Medical Center V - Peoria, AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.36	Property		1	South Douglas MOB - Midwest City, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.37	Property		1	Crittenton MOB - Sterling Heights, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.38	Property		1	SPHP MOB, Albany, NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.40	Property		1	Bone and Joint Specialists - Merrillville, IN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.41	Property		1	1550 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.44	Property		1	Naidu Clinic - Odessa, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.45	Property		1	Aurora Healthcare Center - Kiel, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.46	Property		1	Florida Medical Heartcare - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.48	Property		1	Aurora Healthcare Center - Green Bay, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.49	Property		1	Pioneer Spine Sports - Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.51	Property		1	Pioneer Spine Sports - Northampton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.52	Property		1	Florida Medical Clinic - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.53	Property		1	DaVita Dialysis - Hudson, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.54	Property		1	St Peter's - Albany, NY - 4 Palisades	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.55	Property		1	5825 Shoreview Lane North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.57	Property		1	Fresenius Medical Care - Winfield, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.58	Property		1	Florida Medical Somerset - Tampa, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.61	Property		1	Aurora Healthcare Center - Greenville, WI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.62	Property		1	1586 State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 4, 5, 7, 12, 14, 16, 19, 24	1	Fashion Valley Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 4, 5, 6, 7, 12, 16, 18, 19, 23, 24, 27, 30	29	RTL Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Northwoods Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	The Centrum	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Lawton Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Carlisle Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Southway Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Parkway Centre South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Houma Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	North Lake Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Liberty Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Owensboro Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Harbor Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Lord Salisbury Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	Terrell Mill Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	The Ridge at Turtle Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	Nordstrom Rack	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.16	Property		1	Ventura Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.17	Property		1	Quail Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.18	Property		1	Wallace Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.19	Property		1	Waterford Park South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.20	Property		1	Evergreen Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.21	Property		1	Derby Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.22	Property		1	Stoneridge Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.23	Property		1	FreshThyme & DSW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

3.24	Property		1	Crossroads Annex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.25	Property		1	Tellico Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.26	Property		1	Walmart Neighborhood Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.27	Property		1	PetSmart & Old Navy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.28	Property		1	Sutters Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.29	Property		1	Mattress Firm & Panera Bread	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	2, 6, 7, 16, 17	2	Cipriani NYC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Cipriani 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	Cipriani Wall Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 4, 5, 6, 7, 13, 16, 19, 23, 26	7	Rhino Retail Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Monte Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Sherwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Madera Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Silverdale Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Port Orchard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Grafton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Fallon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 2, 4, 5, 7, 11, 12, 16, 19, 21, 23, 24, 30	1	CX - 250 Water Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	4, 7, 10, 12, 15, 18, 19, 20, 23	1	La Habra Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 7, 18, 19, 30	1	Soho Beach House Miami	896.30	693.40	77.4%	868.31	682.39	78.6%	731.82	593.50	81.1%
9	Loan	1, 6, 7, 16, 20, 27, 28, 30	17	Novolex Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	2000 Commerce Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	1200 Northrop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	3400 Bagcraft Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	690 Unisia Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	800 Koomey Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	3900 West 43rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	540 West Nez Perce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	4255 Thunderbird Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	1001 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	17153 Industrial Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	999 North Madison Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	88 Nesbitt Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	407 Sangamore Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	310 Hartmann Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	101 Commerce Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	620 Hardin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.17	Property		1	3100 East Richmond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5, 19, 26	1	Residence Inn Austin Northwest	167.88	139.12	82.9%	165.32	137.53	83.2%	124.41	110.42	88.8%
11	Loan	4, 5, 6, 7, 10, 12, 16, 19, 20, 23	14	Triple Net Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	2022 West Townline Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	5450 Bishop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, 19	1	Art Ovation Hotel	259.49	219.54	84.6%	259.14	216.53	83.6%	NAV	NAV	NAV
13	Loan	1, 7, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	6	2	Amsdell FL & GA Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Compass Self Storage - Tavares	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Compass Self Storage - Marietta	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	4, 7, 12, 16, 30	1	Centene	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	1, 7, 12, 13, 19, 21, 23, 24	1	11 West 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	7, 12, 15, 19, 20, 21, 23	1	500 Delaware	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	6, 16, 18, 19	2	Alma Products and Velko Hinge Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	2000 Michigan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	9325 Kennedy Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 4, 5, 7, 10, 12, 13, 19, 23, 30, 31	1	Back Bay Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 4, 7, 18, 19, 23, 24, 30	1	One & Two Commerce Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18	1	4 Apollo Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	1, 4, 7, 12, 17, 19, 23, 30	1	TOTAL Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	1, 2, 7, 10, 19	1	Seagate Campus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	7, 12, 16, 17, 19	1	1516 Motor Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	29	1	Hackensack Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “3650 REIT” denotes 3650 Real Estate Investment Trust 2 LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgaged Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, and “GACC” denotes German American Capital Corporation as Mortgage Loan Seller.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays, Societe Generale Financial Corporation and KeyBank National Association.

With respect to Loan No. 2, Fashion Valley Mall, the mortgage loan is part of a whole loan that was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Barclays and BMO.

With respect to Loan No. 3, RTL Retail Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays, Societe Generale Financial Corporation, KeyBank National Association and BMO.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the mortgage loan is part of a whole loan that was co-originated by Bank of America, National Association and Barclays.

With respect to Loan No. 6, CX - 250 Water Street, the mortgage loan is part of a whole loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 REIT.

With respect to Loan No. 8, Soho Beach House Miami, the mortgage loan is part of a whole loan that was co-originated by JP Morgan Chase Bank, National Association and CREFI.

With respect to Loan No. 9, Novolex Portfolio, the mortgage loan is part of a whole loan that was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA.

With respect to Loan No. 13, Great Lakes Crossing Outlets, the mortgage loan being contributed by Barclays is part of a whole loan that was co-originated by BMO, DBR Investments Co. Limited and Goldman Sachs Bank USA.

With respect to Loan No. 16, 11 West 42nd Street, the mortgage loan being contributed by Barclays is part of a whole loan that was co-originated by UBS AG, LMF Commercial, LLC, and Bank of America, National Association.

With respect to Loan No. 19, Back Bay Office, the mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company, and Teachers Insurance and Annuity Association of America.

With respect to Loan No. 20, One & Two Commerce Square, the mortgage loan is part of a whole loan that was co-originated by Bank of America, National Association, Barclays, and JPMorgan Chase Bank, National Association.

With respect to Loan No. 22, TOTAL Plaza, the mortgage loan being contributed by 3650 REIT is part of a whole loan that was originated by Column Financial, Inc.

With respect to Loan No. 23, Seagate Campus, the mortgage loan being contributed by Barclays is part of a whole loan that was co-originated by CREFI, UBS AG and Wells Fargo Bank, National Association.

(2)	With respect to Loan No. 4, Cipriani NYC Portfolio, the Cipriani 42nd Street mortgaged property is comprised of 38,551 square feet of event space, representing approximately 54% of the net rentable area, 30,837 square feet of office space, representing approximately 43% of the net rentable area and 1,920 square feet of retail space, representing approximately 3% of the net rentable area. The Cipriani Wall Street mortgaged property is comprised of 24,424 square feet of event space, representing approximately 30% of the net rentable area, 19,896 square feet of retail space, representing approximately 25% of the net rentable area, 18,907 square feet of office space, representing 23% of the net rentable area and 17,918 square feet of lower level/storage space, representing approximately 22% of the net rentable area. Both mortgaged properties are 100% leased to Cipriani USA, Inc.

With respect to Loan No. 6, CX - 250 Water Street, the mortgaged property is comprised of approximately 60% lab space and approximately 40% office space.

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With respect to Loan No. 23, Seagate Campus, approximately 72% of the mortgaged property is comprised of research, development and lab space and approximately 28% of the mortgaged property is comprised of office space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the prospectus.

With respect to Loan No. 2, Fashion Valley Mall, occupancy includes all tenants in place and excludes all the parcels relating to the Neiman Marcus and JCPenney stores (the “Release Parcels”). As of May 15, 2023, the Fashion Valley Mall mortgaged property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

With respect to Loan No. 3, RTL Retail Portfolio, (i) the Largest Tenant at the Ventura Place mortgaged property, VCA Animal Hospitals, Inc., is currently building out its space and is expected to take occupancy in December 2023; however, the tenant is paying rent; and (ii) the Third Largest Tenant at the Lawton Marketplace mortgaged property, Burlington Coat Factory, is currently building out its space and is expected to take occupancy in October 2023; however, the tenant is paying rent.

With respect to Loan No. 5, Rhino Retail Portfolio 2, with respect to the (i) Port Orchard mortgaged property, (x) the Second Largest Tenant, Dollar Tree, is expected to take occupancy in February 2024 and (y) the Third Largest Tenant, FIIT Fitness, is expected to take occupancy in November 2023; (ii) Madera Marketplace mortgaged property, (x) the Largest Tenant, Smart & Final, is expected to take occupancy in December 2023 and (y) the Second Largest Tenant, Ross Dress for Less, is expected to take occupancy in December 2023; (iii) Sherwood mortgaged property, the Third Largest Tenant, O’Reilly’s, is expected to take occupancy in February 2024; (iv) Fallon mortgaged property, the Largest Tenant, TJ Maxx, is expected to take occupancy in October 2023; (v) Grafton mortgaged property, the Largest Tenant, Big Lots, is expected to take occupancy in December 2023; and (vi) Silverdale Village mortgaged property, the Largest Tenant, Planet Fitness, is expected to take occupancy in June 2024.

With respect to Loan No. 6, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, is currently building out its space and is expected to take occupancy in the third quarter 2023 (however such tenant has commenced making rental payments).

With respect to Loan No. 6, CX - 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, has subleased a portion of its 9th floor space (45,500 square feet out of the total 56,680 square feet) to Eterna Therapeutics Inc. through October 31, 2032, which would coincide with the effective date of E.R. Squibb & Sons LLC’s termination option with respect to the 9th floor, should E.R. Squibb & Sons LLC elect to exercise such option.

With respect to Loan No. 7, La Habra Marketplace, the Largest Tenant, Regal Entertainment Group, signed an amendment to its lease that stated it may elect, at its option, to proceed with a renovation at its sole cost and expense estimated to cost at least $5,500,000 and to include, among other things, upgrades to certain of the related auditoriums, the concession facilities and the lobby, hallways and auditorium entrances (the “Regal Premises Renovation”), provided that Regal Entertainment Group commences the renovation on or before July 1, 2025. If Regal Entertainment Group (i) elects to conduct the Regal Premises Renovation as set forth in the related amendment and (ii) exercises its existing extension option, then the borrower is required to contribute $1,000,000 (to be provided as a credit against minimum rent in monthly installments of $16,666.67) upon, among other conditions, the completion of such renovation. The lease amendment further provides that if Regal Entertainment Group has not elected to perform or commence the Regal Premises Renovation by July 1, 2025, then commencing on July 2, 2025 Regal Entertainment Group and the borrower will each have an ongoing right to terminate the lease upon 90 days’ prior written notice.

A-1-36

With respect to Loan No. 11, Triple Net Portfolio, the sole tenant at the 120-150 West 154th Street and 417 & 433 West 164th Street mortgaged properties, Valence Surface Technologies, is performing ongoing renovations to eliminate its use of hexavalent chromium and is currently dark; however, Valence Surface Technologies is still paying rent.

With respect to Loan No. 15, Centene, the sole tenant at the Centene mortgaged property, Centene, has subleased its entire space to NationsBenefits, LLC through September 30, 2030 at a rate of $38.35 per square foot with annual rent step increases through the end of the sublease. The sublease rent is higher than the original Centene lease, whose underwritten base rent per square foot is $27.83.

With respect to Loan No. 19, Back Bay Office, the Largest Tenant, Wayfair, subleases 19,523 square feet (representing 1.5% of total NRA at the Back Bay Office mortgaged property) of its space to Drift.com for $57.50 per square foot pursuant to a sublease which expires on December 31, 2024.

With respect to Loan No. 20, One & Two Commerce Square, the Largest Tenant, Price Water House Coopers LLP, subleases the 23rd floor (23,037 square feet of its 138,413 square feet) coterminous with its lease and the Fourth Largest Tenant, Pond Lehocky Giordano Disability, subleases 15,838 square feet of its 66,315 square feet through January 31, 2026.

With respect to Loan No. 22, TOTAL Plaza, the Fifth Largest Tenant, Quintana Infrastructure & Development LLC, subleases 12,022 square feet to IKAV Energy Inc.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value.

With respect to Loan No. 2, Fashion Valley Mall, the Appraised Value ($) represents the “Hypothetical As-Is Value” which excludes the value attributed to the Release Parcels. The “As-Is” appraised value of $1,450,000,000 (which include the value attributed to the Release Parcels) results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 31.0% for the Fashion Valley Mall Whole Loan.

With respect to Loan No. 3, RTL Retail Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Is with Escrow Reserve” appraised value.

With respect to Loan No. 6, CX - 250 Water Street, the Appraised Value ($) represents the “prospective market value upon completion & stabilization,” which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work and $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 57.8% for the CX - 250 Water Street Whole Loan.

With respect to Loan No. 10, Residence Inn Austin Northwest, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As-Is (Extraordinary Assumption)” appraised value.

With respect to Loan No. 11, Triple Net Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “Portfolio Value Assuming Reserves” appraised value, which includes a $5.36 million portfolio premium and $4.0 million of capital reserve account.

A-1-37

With respect to Loan No. 19, Back Bay Office, the Appraised Value ($) represents the “As Is (Extraordinary Assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. The appraisal concluded to an “as-is” appraised value of $1,345,000,000 as of October 19, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 35.3% for the Back Bay Office Whole Loan.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 1, Healthcare Trust MOB Portfolio

● Loan No. 3, RTL Retail Portfolio

● Loan No. 4, Cipriani NYC Portfolio

● Loan No. 5, Rhino Retail Portfolio 2

● Loan No. 9, Novolex Portfolio

● Loan No. 11, Triple Net Portfolio

● Loan No. 14, Amsdell FL & GA Storage Portfolio

● Loan No. 18, Alma Products and Velko Hinge Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

● Loan No. 1, Healthcare Trust MOB Portfolio

● Loan No. 2, Fashion Valley Mall

● Loan No. 3, RTL Retail Portfolio

● Loan No. 4, Cipriani NYC Portfolio

● Loan No. 5, Rhino Retail Portfolio 2

● Loan No. 6, CX - 250 Water Street

● Loan No. 7, La Habra Marketplace

● Loan No. 8, Soho Beach House Miami

● Loan No. 9, Novolex Portfolio

● Loan No. 11, Triple Net Portfolio

● Loan No. 12, Art Ovation Hotel

● Loan No. 13, Great Lakes Crossing Outlets

● Loan No. 15, Centene

● Loan No. 16, 11 West 42nd Street

● Loan No. 17, 500 Delaware

● Loan No. 19, Back Bay Office

● Loan No. 20, One & Two Commerce Square

● Loan No. 22, TOTAL Plaza

● Loan No. 23, Seagate Campus

● Loan No. 24, 1516 Motor Parkway

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 7, La Habra Marketplace, the Grace Period – Late Fee (Days) is zero days for the principal or interest due under the loan documents other than the payment of principal due on the Maturity Date, and five business days for any or other sum due under any loan documents.

A-1-38

With respect to Loan No. 11, Triple Net Portfolio, the Grace Period – Late Fee (Days) is zero days for the principal or interest due under the loan documents other than the payment of principal due on the Maturity Date, and five business days for any or other sum due under any loan documents.

With respect to Loan No. 19, Back Bay Office, a Grace Period - Late Fee (Days) of 10 days after the payment date is permitted once each calendar year before the borrower has to pay the lesser of (i) 4.0% of the unpaid sum or (ii) the maximum amount permitted by applicable law in order to defray the expense incurred by the lender to process the delinquent payment and to compensate the lender for the loss of the use of the delinquent payment.

With respect to Loan No. 23, Seagate Campus, a Grace Period - Late Fee (Days) of five days is permitted once during any 12-month period.

(11)	With respect to Loan No. 6, CX - 250 Water Street, the whole loan is structured with an Anticipated Repayment Date (“ARD”) of February 10, 2033, and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095% per annum and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% per annum. The metrics presented above are calculated based on the ARD.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the lockout period will be at least 12 months beginning with and including the first payment date on July 6, 2023. Defeasance of the Healthcare Trust MOB Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 24, 2026. In addition, voluntary prepayment of the Healthcare Trust MOB Portfolio Whole Loan in full, but not in part, is permitted after June 6, 2024 (prior to the open prepayment date on December 6, 2032) with the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer. At any time after June 6, 2024, the borrower may also obtain a release of one or more properties upon satisfaction of the conditions set forth in the loan agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 2, Fashion Valley Mall, the lockout period will be at least 28 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 25, 2026. The assumed lockout period is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer.

With respect to Loan No. 2, Fashion Valley Mall, the borrower may obtain the free release of any Release Parcel, subject to satisfaction of certain conditions set forth in the related loan agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus for additional information.

With respect to Loan No. 3, RTL Retail Portfolio, the lockout period will be at least 12 months beginning with and including the first payment date on October 6, 2023. Defeasance of the RTL Retail Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 30, 2026. In addition, voluntary prepayment of the RTL Retail Portfolio Whole Loan in full, but not in part, is permitted after September 6, 2024, and, if such prepayment is made prior to the open prepayment date on March 6, 2033, with the payment of a yield maintenance premium. The assumed defeasance lockout period of 24 payments is based on the expected BBCMS 2023-C21

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securitization closing date in October 2023. The actual defeasance lockout period may be longer. At any time after September 6, 2024, the borrower may also obtain a release of one or more properties upon satisfaction of the conditions set forth in the loan agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the prospectus.

With respect to Loan No. 6, CX – 250 Water Street, the lockout period will be at least 24 payment dates beginning with and including the first payment date in March 2023. The CX – 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the open prepayment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026, or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period of 31 months is based on the expected BBCMS 2023-C21 closing date in October 2023. The actual defeasance lockout period may be longer.

With respect to Loan No. 7, La Habra Marketplace, the lockout period will be at least 46 payment dates beginning with and including the first payment date in January 2022. Defeasance of the La Habra Marketplace Whole Loan in full is permitted at any time after the later to occur of (i) December 3, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 46 payments is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer. At any time after the expiration of the lockout period, the Mortgage Loan documents permit the borrower to obtain the release of the portion of the La Habra Marketplace mortgaged property occupied by Regal Entertainment Group upon the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Prospectus.

With respect to Loan No. 11, Triple Net Portfolio, the Whole Loan documents permit the release of the 13210 Kingston Avenue mortgaged property from the lien of the mortgage in the event the sole tenant exercises its purchase option pursuant to the Messer lease as described under “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Prospectus, and the release of the applicable borrower’s obligations under the Triple Net Portfolio Whole Loan documents with respect to such property, upon satisfaction of certain conditions set forth in the Triple Net Portfolio Whole Loan documents, including, without limitation, the following: (a) the borrowers give the lender no less than one month’s notice of such property release, and (b) the amount of the outstanding principal balance of the Triple Net Portfolio Whole Loan to be prepaid must equal or exceed the greater of (i) the allocated loan amount for the 13210 Kingston Avenue mortgaged property or (ii) the net sales proceeds from the sale of the 13210 Kingston Avenue mortgaged property, together with payment of the applicable yield maintenance premium.

With respect to Loan No. 15, Centene, the lockout period will be at least 35 payment dates beginning with and including the first payment date in June 2021. Defeasance of the Centene Whole Loan in full is permitted at any time after May 4, 2024, which is before the second anniversary of the startup date of the REMIC formed in connection with the REMIC declaration made on August 17, 2022 as described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” in the Prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Subject to Early Defeasance” in the prospectus.

With respect to Loan No. 16, 11 West 42nd Street, the borrower is permitted to prepay the 11 West 42nd Street Whole Loan in whole but not in part (i) on or after the payment date occurring in January 2028 without the payment of any prepayment premium or (ii) beginning on the payment date in July 2025 with the payment of a yield maintenance premium. Defeasance of the 11 West 42nd Street Whole Loan in whole but not in part is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last pari passu note of the 11 West 42nd Street Whole Loan to be securitized and (ii) August 6, 2026. The assumed defeasance lockout period of 26 payments is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer.

With respect to Loan No. 17, 500 Delaware, the lockout period will be at least 35 payment dates beginning with and including the first payment date in June 2022. Defeasance or prepayment (together with any applicable yield maintenance premium) of the 500 Delaware Whole Loan in full is permitted at any time after the earlier to occur of (i) April 7, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The 500 Delaware Mortgage Loan may be defeased beginning on April 7, 2025, which is the second anniversary of the startup date of the REMIC formed in connection with the REMIC declaration made on April 7, 2023.

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With respect to Loan No. 19, Back Bay Office, the lockout period will be at least 26 months beginning with and including the first payment date on August 6, 2023. Defeasance of the Back Bay Office Whole Loan, or prepayment of the Back Bay Office Whole Loan (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) in full, but not in part, is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than Note A-1, Note A-2, Note B-1 and Note B-2) has been securitized. The assumed lockout period of 26 months is based on the expected BBCMS 2023-C21 securitization closing date in October 2023.

With respect to Loan No. 22, TOTAL Plaza, the lockout period will be at least 35 payment dates beginning with and including the first payment date in May 2022. Defeasance or prepayment (together with any applicable yield maintenance premium) of the TOTAL Plaza Whole Loan in full is permitted at any time after the earlier to occur of (i) April 5, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The TOTAL Plaza Mortgage Loan may be defeased beginning on April 5, 2025, which is the second anniversary of the startup date of the REMIC formed in connection with the REMIC declaration made on April 5, 2023.

With respect to Loan No. 24, 1516 Motor Parkway, the lockout period will be at least 35 payment dates beginning with and including the first payment date in January 2022. Defeasance or prepayment (together with any applicable yield maintenance premium) of the 1516 Motor Parkway Whole Loan in full is permitted at any time after the earlier to occur of (i) November 10, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The 1516 Motor Parkway Mortgage Loan may be defeased beginning on November 10, 2024, which is the third anniversary of the note date.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the mortgage loan documents permit future mezzanine debt from and after the date that is two years after the closing date of the securitization that includes the last note of the whole loan to be securitized, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan, together with the mortgage loan, will have a combined loan-to-value ratio that is not more than 65.7%, (iii) the debt yield is equal to or greater than 9.96%, (iv) the combined debt service coverage ratio based on the mortgage loan and the permitted mezzanine loan is at least equal to or greater than 1.25x, (v) the permitted mezzanine loan is co-terminus with, or has a term that extends beyond the term of the mortgage loan, and (vi) the permitted mezzanine lender executes an intercreditor agreement acceptable to the lender providing for the subordination of the mezzanine loan to the mortgage loan in all respects.

With respect to Loan No. 13, Great Lakes Crossing Outlets, the borrower is permitted to enter into a Property-Assessed Clean Energy loan (a “PACE Loan”) or any similar indebtedness for an amount not to exceed $5,000,000, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, which is (i) incurred for improvements to the mortgaged property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the mortgaged property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 16, 11 West 42nd Street, concurrently with the funding of the 11 West 42nd Street Whole Loan, Bank of America, N.A. originated a mezzanine loan in the amount of $56,000,000 secured by the mezzanine borrower’s interests in the borrowers, as collateral for the mezzanine loan. The mezzanine loan is coterminous with the 11 West 42nd Street Whole Loan and accrues interest at a rate of 14.00000% per annum and requires interest-only payments until its maturity date. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the mezzanine loan was sold by Bank of America, N.A. to an affiliate of Taconic Capital.

With respect to Loan No. 16, 11 West 42nd Street, the borrower is permitted to enter into a PACE Loan or any similar indebtedness for an amount not to exceed $10,000,000, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, which PACE Loan is (i) incurred for improvements to the mortgaged property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through

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multi-year assessments against the mortgaged property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 19, Back Bay Office, the whole loan is a Pari Passu-AB whole loan, and the controlling note as of the date hereof is the Note B-1, which is not being contributed to the securitization. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. Notwithstanding the foregoing, the Back Bay Office Whole Loan will be serviced and administered under the Benchmark 2023-B39 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan” in the prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan and the servicing of the Back Bay Office Whole Loan.

With respect to Loan No. 19, Back Bay Office, RICP V Holdings, LLC has provided $40.0 million of mezzanine financing secured by the equity interests in the related borrower. The mezzanine loan is coterminous with the Back Bay Office Whole Loan and will require interest-only payments through maturity at a fixed coupon of 10.12500%.

With respect to Loan No. 19, Back Bay Office, the whole loan has two subordinate B-Notes with an aggregate principal balance of $65,000,000 co-originated by Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association with an interest rate of 8.20000% per annum.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 2, Fashion Valley Mall, the Underwritten NOI DSCR and Underwritten NCF DSCR does not include the Release Parcels, which are permitted to be freely released by the borrower during the loan term.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 7, La Habra Marketplace, a $325,000 credit for the $3,250,000 tenant improvement and leasing commissions escrow was underwritten on the La Habra Marketplace Mortgage Loan. The $3,250,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 17, 500 Delaware, a $262,227 credit for the $2,779,031 tenant improvement and leasing commissions escrow was underwritten on the 500 Delaware Mortgage Loan. The $2,779,031 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 2, Fashion Valley Mall, the historical financials include the Release Parcels, which are permitted to be freely released by the borrower during the loan term.

With respect to Loan No. 3, RTL Retail Portfolio, certain historical information prior to 2022 is limited to the information relating to the five properties acquired by the borrower sponsor in 2017 (the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties). The other 24 mortgaged properties were acquired by the borrower sponsor between February 2022 and April 2022, and accordingly, historical information for such 24 properties only includes information following the related acquisition date of the properties.

With respect to Loan No. 4, Cipriani NYC Portfolio, historical financials are unavailable as the tenants executed at origination new 10-year NNN leases.

With respect to Loan No. 5, Rhino Retail Portfolio 2, with respect to the Monte Vista mortgaged property, historical cash flows are not available, as the historical cash flows provided by the borrower sponsor included parcels that are not part of the collateral for the Rhino Retail Portfolio 2 Whole Loan.

With respect to Loan No. 5, Rhino Retail Portfolio 2, with respect to the Silverdale Village mortgaged property, Third Most Recent cash flows are not available as the property was acquired in 2021.

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With respect to Loan No. 6, CX - 250 Water Street, historical financial information for the CX - 250 Water Street mortgaged property is not available as it was built in 2022.

With respect to Loan No. 9, Novolex Portfolio, the historical cash flows are unavailable as the borrower sponsor, New Mountain Net Lease Partners II Corporation, engaged in a sale-leaseback with Novolex, whereby it acquired all of the mortgaged properties in the Novolex Portfolio.

With respect to Loan No. 11, Triple Net Portfolio, historical financial information for the Triple Net Portfolio mortgaged properties is not available due to such mortgaged properties being acquired in part from 2014 to 2021 and being single tenant properties subject to triple net leases. The borrower provided a partial operating statement for the period from August 2022 through December 2022, which reflects an annualized NOI for year-end 2022 of $8,392,898.

With respect to Loan No. 15, Centene, historical financial information for the Centene mortgaged property is not available because the Centene mortgaged property was built in 2020 and Centene chose to not fully utilize their leased space due to the COVID-19 pandemic, which led Centene to subsequently sublease their entire space to NationsBenefits, LLC in November 2022.

With respect to Loan No. 18, Alma Products & Velko Hinge Portfolio, historical financial information is not available as the mortgaged properties were acquired by the borrower sponsor in 2022 and 2023.

With respect to Loan No. 24, 1516 Motor Parkway, historical financial information for the 1516 Motor Parkway mortgaged property is not available as it was leased to a single tenant in January 2023.

(17)	With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Decatur Medical Office Building - Decatur, GA a portion of the mortgaged property is ground leased by the borrower ARHC DMDCRGA01, LLC, as the ground lessee, under a ground lease with GVR Investments, LLC, as the ground lessor. The borrower assumed the ground lease on July 23, 2015, which expires on November 16, 2032 and has one, 10-year remaining extension option. The current rent is $3,272 per month, subject to increases of 3% per annum as set forth in the ground lease. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Greenville Health System - Greenville, SC a portion of the mortgaged property is ground leased by the borrower ARHC GHGVLSC01, LLC, as the ground lessee, under a ground lease with Carolina Bottling Company, as the ground lessor. The borrower assumed the ground lease on October 10, 2013, which expires on September 30, 2024 and has unlimited 2-year extension options. The lease will automatically be extended unless either party first gives the other party at least 180 days written notice of its intent not to extend the term of the lease. The current base rent is $5,069 per month, subject to increases of 3% per annum as set forth in the ground lease. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 4, Cipriani NYC Portfolio, the mortgaged properties are subject to a declaration of condominium. The borrower for the Cipriani 42nd Street mortgaged property owns four of the seven condominium units that comprise the mortgaged property with a 29.97% ownership in the common elements. The borrower for the Cipriani Wall Street mortgage property owns a collective 39.2255% in the common elements of the commercial condominium unit.

With respect to Loan No. 22, TOTAL Plaza, the TOTAL Plaza mortgaged property is ground leased by the borrower, 1201 Louisiana Co. L.P., as the ground lessee, under a ground lease with USQ 1201L, LLC, as the ground lessor. The borrower assumed the ground lease on March 30, 2022, and the ground lease expires on March 31, 2121 and has one, 20-year remaining extension option. The base ground rent as of June 15, 2022 was $314,505.30 per month, subject to CPI increases as set forth in the ground lease. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, 1516 Motor Parkway, the 1516 Motor Parkway mortgaged property is subject to an IDA lease (the “IDA Lease”) dated May 19, 2016 (abatement commenced December 1, 2017) with the Suffolk County Industrial Development Agency (the “IDA”). The rent obligation is de minimis ($1 per annum), and the IDA

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Lease runs until November 30, 2033, at which time the IDA’s collateral interest reverts back to the fee ownership. The IDA signed a joinder to the mortgage subordinating its interest in the mortgaged property to the mortgage, thereby allowing the lender to terminate the IDA Lease at foreclosure. The IDA lease (and any and all modifications thereof) is subject and subordinate to the 1516 Motor Parkway Whole Loan. In connection with the origination of the 1516 Motor Parkway Whole Loan, the IDA provided an estoppel which confirms that the lender is not responsible for any recapture payments. Notwithstanding anything to the contrary in the foregoing, the PILOT benefits have been terminated due to the departure of Pharmapacks (the sole tenant as of origination) and the IDA is seeking to recapture certain of those benefits from the borrowers. Per the borrower sponsor, the parties are currently negotiating a settlement with the IDA.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 3, RTL Retail Portfolio, at loan origination, the borrower deposited $977,500 to cover the cost of further testing to determine if certain vapor intrusion conditions exist and to mitigate any such intrusion.

With respect to Loan No. 7, La Habra Marketplace, at loan origination, the borrower deposited $550,000 with the lender in a vapor intrusion reserve in connection with the La Habra Remedial Work as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

With respect to Loan No. 8, Soho Beach House Miami, at origination of the mortgage loan, the borrower deposited $40,439,366 (the “Named Storm Coverage Amount”) into a named storm coverage reserve to be used to provide named storm insurance coverage. On or prior to April 1, 2024, the borrower is required to obtain a policy for losses caused by any type of named storm for the borrower and the mortgaged property, which policy must (i) comply with the insurance provisions of the mortgage loan documents, (ii) insure the mortgaged property in an amount, which, when added to the balance of the Named Storm Coverage Amount, is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”), and (iv) provide for an allocation to the mortgaged property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lenders are required, upon receipt of an invoice for same, to disburse the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy to the borrower. In the event that the borrower provides evidence to the lenders of a fully bound Qualified Named Storm Policy with respect to the mortgaged property, the Named Storm Coverage Amount (less any premiums paid therefrom) is required to be released to the borrower. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the mortgage loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the whole loan. As of the Cut-off Date, the borrower has purchased, and delivered evidence of, a fully bound Qualified Named Storm Policy, and has otherwise obtained all necessary approvals with respect to the release of the Named Storm Coverage Amount in accordance with the requirements set forth in the Soho Beach House Miami Whole Loan documents as described herein and in accordance with any lender approval processes as governed by the terms of the pooling and servicing agreement for the Benchmark 2023-B39 trust. The Named Storm Coverage Amount has been released.

With respect to Loan No. 12, Art Ovation Hotel, Upfront Other Reserve ($) is the aggregate of $12,000,000 for a performance reserve and $0 for a PIP reserve. At origination, the borrower deposited $12,000,000 into a performance reserve as additional collateral for the Art Ovation Hotel Whole Loan. LTV Cut-off / Balloon, U/W Debt Yields NOI / NCF and U/W Debt Yields at Balloon calculations are based on the $45,500,000 Cut-off Date Balance of the Art Ovation Hotel Whole Loan (excluding the $12,000,000 holdback reserve). In the event that any PIP is imposed by the franchisor pursuant to the franchise agreement, then within 30 days after notice from the lender, borrower is required to deposit with the lender an amount equal to 115% of the sum required to pay for such PIP, as reasonably determined by the lender.

With respect to Loan No. 18, Alma Products and Velko Hinge Portfolio, the borrower deposited $189,970 into the upfront environmental reserve to cover the costs for onsite soil vapor investigation and onsite soil vapor mitigation, if necessary.

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With respect to Loan No. 20, One & Two Commerce Square, Upfront Other Reserve ($) is the aggregate of $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and $1,912,160 for outstanding free rent and gap rent obligations.

With respect to Loan No. 21, 4 Apollo Drive the borrower deposited $252,870 into the upfront environmental reserve to remediate soil and groundwater contamination.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, on each monthly payment date during a trigger period, the borrowers are required to deposit into a replacement reserve an amount equal to approximately $20,799.05.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit into a TI/LC reserve an amount equal to approximately $155,993.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, during a Belpre V trigger event, the borrower may cure the trigger event by depositing an amount that equals or exceeds the difference between (i) $10,750,000, and (ii) if applicable, the Belpre V Replacement Rent Amount (as described in the mortgage loan documents).

With respect to Loan No. 2, Fashion Valley Mall, after the occurrence of a control event or during the continuance of a lockbox event period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs and approximately $125,341 on a monthly basis for ongoing leasing reserves and to be made at the mortgaged property.

With respect to Loan No. 3, RTL Retail Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit (i) into the replacement reserve an amount equal to $0.25 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12 and (ii) into the rollover reserve an amount equal to $1.50 multiplied by the total number of rentable square feet of the RTL Retail Portfolio mortgaged properties divided by 12. In the event of a partial release, each such amount (described in clause (i) and (ii) above), will be reduced by an amount equal to $0.25 (with respect to clause (i)) and $1.50 (with respect to clause (ii)) multiplied by the total number of rentable square feet of the released property divided by 12.

With respect to Loan No. 5, Rhino Retail Portfolio 2, if the liability or casualty policy maintained by the borrower covering the mortgaged property does not constitute an approved blanket or umbrella policy, on each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies.

With respect to Loan No. 6, CX - 250 Water Street, all excess cash will be swept into the rollover reserve upon (1) the earliest to occur of: (a) the date that is 12 months prior to the earliest stated expiration of the E.R. Squibb & Sons LLC lease (or any replacement lease), (b) the last date that E.R. Squibb & Sons LLC has the right to give notice of its exercise of a renewal option, or (c) if the lease does not extend at least two years past the ARD, the date that is 12 months prior to the ARD or the date that the lender reasonably determines a cash sweep should commence in order to achieve collection to the rollover reserve of $50.00 per square foot, (2) the date of the notice of or early termination, cancellation or surrender by E.R. Squibb & Sons LLC of any material part of its leased space, (3) if the tenant or lease guarantor is not investment grade rated, the tenant going dark, (4) monetary or material non-monetary default by the tenant; or (5) the occurrence of an insolvency proceeding with respect to the tenant, its parent company or any lease guarantor.

With respect to Loan No. 7, La Habra Marketplace, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived, so long as (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower covering the Mortgaged Property are part of a blanket or umbrella policy approved by the lender, including, without limitation, approval of the schedule of locations and values, (iii) the borrower provides the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the borrower is required to (x) maintain a separate law & ordinance policy for the Mortgaged

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Property as required in an amount acceptable to the lender, (y) provide the lender with paid receipts for the payment of the insurance premiums for such policy by no later than 10 business days prior to the expiration date of such policy, and (z) provide the lender with evidence of renewal of such policy. The borrower is required to commence making the monthly insurance deposit within five days of receipt of notice from the lender of the borrower’s failure to comply with the above-mentioned requirements.

With respect to Loan No. 8, Soho Beach House Miami, prior to January 1, 2024 and on January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lender is required to reassess the amount necessary to be held in the seasonality reserve account and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate operating income anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the mortgaged property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding 12-month period based on the Soho Beach House Miami Whole Loan.

With respect to Loan No. 10, Residence Inn Austin Northwest, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the mortgaged property does not constitute an approved blanket or umbrella policy, on each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount that the lender reasonably estimates which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies at least 30 days prior to the expiration of such policies.

With respect to Loan No. 11, Triple Net Portfolio, on a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived for insurance premiums paid directly by any tenant(s) at the Mortgaged Properties, so long as (i) no event of default has occurred and is continuing, (ii) any direct-pay lease or any replacement lease thereof is in full force and effect, (iii) the policies maintained by the tenant of each direct-pay lease or any replacement tenant thereof, as applicable, covering the Mortgaged Properties are reasonably approved by the lender, (iv) the policies maintained by the tenant of each direct-pay lease or such replacement tenant, as applicable, maintains all such policies in full force and effect and (v) the lender receives evidence reasonably satisfactory to the lender 30 days prior to the expiration of the policies that the policies maintained by the tenant of each direct-pay lease or such replacement tenant, as applicable, has timely paid any and insurance premiums on such insurance required to be maintained together with reasonable evidence of renewals of such insurance policies. The borrowers are required to make deposits in the reserve if any of the above waiver requirements are not satisfied.

With respect to Loan No. 12, Art Ovation Hotel, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived, so long as (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower covering the Mortgaged Property are part of a blanket or umbrella policy approved by the lender, including, without limitation, approval of the schedule of locations and values, (iii) the borrower provides the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies. The borrower is required to commence making the monthly insurance deposit within five days of receipt of notice from the lender of the borrower’s failure to comply with the above-mentioned requirements.

With respect to Loan No. 12, Art Ovation Hotel, the Monthly Replacement / FF&E Reserve ($) was approximately $51,103 per month for the balance of the 2022 calendar year and are adjusted annually by the lender based on the foregoing on the monthly payment date occurring in January of each calendar year.

With respect to Loan No. 13, Great Lakes Crossing Outlets, on a monthly basis, the borrower is required to deposit $21,626.36 into the replacement reserve during a lockbox event period, subject to a cap of $519,032.72.

With respect to Loan No. 13, Great Lakes Crossing Outlets, the borrower is permitted to deliver a letter of credit from an affiliate of the borrower or a reserve guaranty from an affiliate of the borrower in lieu of any cash deposit for any reserve requirement for taxes, insurance, replacements, TI/LC and other reserves.

With respect to Loan No. 16, 11 West 42nd Street, during a cash trap event period, the borrower is required to deposit monthly replacement reserve equal to $16,009.47 subject to a cap of $288,170.40.

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With respect to Loan No. 16, 11 West 42nd Street, the borrower is not required to make monthly tax deposit as long as (i) no cash trap event period exits and (ii) the borrower provides lenders with paid receipts or other evidence reasonably satisfactory that all taxes have been and continue to be fully and timely paid.

With respect to Loan No. 16, 11 West 42nd Street, the borrower is not required to make monthly insurance deposit as long as (i) no cash trap event period exits, (ii) the insurance is maintained pursuant to one or more blanket policies, and (iii) the borrower timely provides lender with evidence of renewal of such policies.

With respect to Loan No. 17, 500 Delaware, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived for insurance premiums paid directly by any tenant(s) at the mortgaged property, so long as (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower covering the mortgaged property are part of a blanket or umbrella policy approved by the lender, including, without limitation, approval of the schedule of locations and values, (iii) the borrower provides the lender evidence of renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 business days prior to the expiration dates of the policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the borrower is required to (x) maintain a separate law & ordinance policy for the mortgaged property in an amount acceptable to the lender, (y) provide the lender with paid receipts for the payment of the insurance premiums for such policy by no later than 10 business days prior to the expiration date of such policy, and (z) provide the lender with evidence of renewal of such policy. The borrower is required to commence making the monthly insurance deposit within five days of receipt of notice from the lender of the borrower’s failure to comply with the above-mentioned requirements.

With respect to Loan No. 18, Alma Products and Velko Hinge Portfolio, during a trigger period, the borrower is required to deposit monthly into the rollover reserve an amount equal to $6,479.16.

With respect to Loan No. 18, Alma Products and Velko Hinge Portfolio, the borrower is not required to deposit monthly tax reserve or monthly insurance reserve as long as (i) major tenants are paying all taxes directly to the applicable taxing authority and are paying all insurance premiums directly to the applicable brokers, (ii) no trigger period has occurred and is continuing, (iii) the borrower provides to lender evidence reasonable acceptable to lender that all tax and insurance premiums payable due have been paid in full on or prior to their due date and (iv) with respect to the insurance reserve, the monthly payment will be waived if a blanket policy acceptable to the lender is in place.

With respect to Loan No. 19, Back Bay Office, the borrower is not required to make monthly deposits into the TI/LC reserve account until undisbursed portion of the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon this event, the borrower will be required to deposit $213,969 into the TI/LC reserve account on a monthly basis.

With respect to Loan No. 20, One & Two Commerce Square, during a trigger period, the borrowers are required to deposit monthly (i) into the replacement reserve, an amount equal to approximately $39,503, (ii) into the TI/LC reserve, an amount equal to $237,018. Additionally, when (i) the balance of the TI/LC reserves is less than $15,000,000 and (ii) occupancy falls below 85%, the whole loan will require a cash sweep until the balance in the TI/LC reserve returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserve after the loan origination date.

With respect to Loan No. 22, TOTAL Plaza, the borrower is required to deposit on each monthly payment date during a trigger period, an amount which would be sufficient to pay the ground rent that will be payable under the ground lease on the next ground rent payment date and an amount equal to $1.50 per rentable square foot per annum at the Mortgaged Property for leasing at the mortgaged property.

With respect to Loan No. 22, TOTAL Plaza, the borrower is required, to the extent funds in the restricted account or cash management account are sufficient therefor, to pay (or cause to be paid) to the lender on each monthly payment date during a trigger period (i) 1/12th of an amount which would be sufficient to pay the taxes levied or assessed or imposed against the Mortgaged Property and (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower covering the mortgaged property does not constitute an approved blanket or umbrella policy, or lender requires the borrower to obtain a separate policy pursuant to the loan documents, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the policies upon the expiration thereof, each of which such deposits will be held in an eligible account with the lender.

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With respect to Loan No. 23, Seagate Campus, on each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, that monthly tax deposits will be suspended so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus Whole Loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus Whole Loan documents has occurred and is continuing.

With respect to Loan No. 23, Seagate Campus, if the liability or casualty policy maintained by the borrower covering the mortgaged property does not constitute an approved blanket or umbrella policy, on each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, that monthly insurance deposits will be suspended so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus Whole Loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus Whole Loan documents has occurred and is continuing.

With respect to Loan No. 23, Seagate Campus, the borrower is required to deposit on each monthly payment date an amount equal to $0 for the replacements. The lender may reassess its estimate of the amount necessary for replacements from time to time and may require the borrower to increase the monthly deposits required upon 30 days’ notice to the borrower if the lender determines in its reasonable discretion that additional replacements are required at the mortgaged property due to a material change in legal requirements; provided, however, monthly deposits into the replacement reserve will be suspended so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus Whole Loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus Whole Loan documents has occurred and is continuing.

With respect to Loan No. 23, Seagate Campus, to the extent that Seagate exercises its option to extend the lease term for a period of 10 years from the initial expiration date (including, without limitation, due to a failure to make an express election to exercise either of its extension options on or before February 28, 2027), then commencing on the monthly payment date in March 2027 and ending with the monthly payment date in June 2028, the borrower is required to deposit on each monthly payment date (including, without limitation the monthly payment date in June 2028) an amount equal to approximately $1,159,492 for the free rent period.

With respect to Loan No. 24, 1516 Motor Parkway, on a monthly basis, the borrowers are required to deposit 1/12th of the insurance premiums which would be sufficient to pay for the renewal of the coverage afforded by the policies that the lender estimates will be payable for the next 12 months. The borrowers will not be required to make monthly deposits into the insurance reserve so long as (i) no event of default has occurred and is continuing, (ii) the Webb Enterprises lease (or an approved triple net lease, if applicable) is in full force and effect and no default beyond any applicable cure period is continuing thereunder, (iii) Webb Enterprises (or an approved triple net tenant, if applicable) is required under the Webb Enterprises lease (or an approved triple net lease, if applicable) to maintain insurance covering the Mortgaged Property in form and substance satisfactory to lender, (iv) the policies maintained by Webb Enterprises (or an approved triple net tenant, if applicable) covering the mortgaged property are approved by the lender, (v) Webb Enterprises (or an approved triple net tenant, if applicable) maintains all such policies in full force and effect and (vi) the lender receives, not less than 10 days prior to the lapse of such policies, evidence reasonably satisfactory to the lender that Webb Enterprises (or an approved triple net tenant, if applicable) has paid any and all insurance premiums on all such insurance required to be maintained under the loan documents together with evidence of renewals of such insurance policies.

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With respect to Loan No. 24, 1516 Motor Parkway, on a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived for insurance premiums, so long as (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrowers covering the Mortgaged Property are part of a blanket or umbrella policy approved by the lender, including, without limitation, approval of the schedule of locations and values, (iii) the borrowers provide lender evidence of renewal of such policies, (iv) the borrowers provide the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the lapse of the policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the borrowers are required to (x) maintain a separate law & ordinance policy for the Mortgaged Property as required in an amount acceptable to the lender, (y) provide the lender with paid receipts for the payment of the insurance premiums for such policy by no later than 10 days prior to the lapse of such policy, and (z) provide the lender with evidence of renewal of such policy. The borrowers are required to commence making the monthly insurance deposit within five days of receipt of notice from the lender of the borrowers’ failure to comply with the above-mentioned requirements.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 7, La Habra Marketplace, the borrower is required to deposit with the lender on each monthly payment date an amount equal to $5,983.30 for replacements and $29,916.50 for tenant improvements and leasing commissions at the Mortgaged Property. Provided that no event of default is continuing, in the event the balance of funds contained in the replacement reserve, together with the balance of funds contained in the leasing reserve, in the aggregate, is equal to or greater than $1,250,000.00 (the “Reserve Cap”), the borrower will not be required to pay to the lender the replacement reserve monthly deposit or the leasing reserve monthly deposit; provided, however, that upon such time as the balance of funds then contained in the replacement reserve, together with the balance of funds contained in the leasing reserve subaccount, in the aggregate, has been reduced to an amount less than the Reserve Cap, the borrower will be required to recommence paying to the lender the replacement reserve monthly deposit until such time as the balance of funds then contained in the replacement reserve together with the balance of funds contained in the leasing reserve, in the aggregate, is equal to or greater than the Reserve Cap.

With respect to Loan No. 9, Novolex Portfolio, the Replacement Reserve Cap and TI/LC Reserve Cap are equal to 18 months of the aggregate rent due under all leases at the Novolex Portfolio properties, which will vary over the loan term.

With respect to Loan No. 11, Triple Net Portfolio, the borrowers are required to deposit on each monthly payment date an amount equal to $6,722.93 for replacements and $16,807.33 for tenant improvements and leasing commissions at the Mortgaged Properties. Provided no event of default has occurred and is continuing, the borrowers will not be required to make the replacement reserve monthly deposit and leasing reserve monthly deposit on any monthly payment date where the leasing reserve funds then on deposit in the leasing reserve are equal to or exceed $500,000.

With respect to Loan No. 17, 500 Delaware, the borrower is required to deposit on any monthly payment date occurring (x) prior to a lease sweep extension event, the sum of $46,403, and (y) subsequent to a lease sweep lease extension event, the sum of $31,000 for tenant improvements and leasing commissions that may be incurred. The borrower is also required to deliver to the lender, for transfer into the leasing reserve, all lease termination payments. Provided no event of default has occurred and is continuing and provided further that a lease sweep lease extension event has occurred, the borrower will not be required to make the leasing reserve monthly deposit on any monthly payment date where the leasing reserve funds then on deposit in the leasing reserve are equal to or exceed $3,000,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio – St Peter's - Albany, NY - 5 Palisades, the Largest Tenant, St. Peter’s Health Partners Medical Associates, P.C., has 17,222 square feet that expires on July 31, 2027, and 5,555 square feet that expires on December 31, 2027.

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With respect to Loan No. 1, Healthcare Trust MOB Portfolio – St Peter’s – Albany, NY – 4 Palisades, the Largest Tenant, St. Peter's Health Partners Medical Associates, P.C., has 9,229 square feet that expires on April 30, 2025, and 857 square feet that expires on December 31, 2024.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio – SPHP MOB, Albany, NY, the Largest Tenant, SPHPMA, has 18,433 square feet that expires on December 31, 2027, of which 3,400 square feet are storage space, and 2,347 square feet that expires on April 30, 2027.

With respect to Loan No. 6, CX - 250 Water Street, (A) the lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent per square foot of $88.50 with 2.5% annual increases and (B) the lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent per square foot of $105.00 with 2.75% annual increases.

With respect to Loan No. 16, 11 West 42nd Street, the Largest Tenant, Michael Kors (USA), Inc, has 6,436 square feet of office space that expires on March 31, 2025, 236,974 square feet of office and storage space that expires on March 31, 2026, 330 square feet of storage space that expires on November 30, 2023 and 10,745 square feet of office space that expires on September 30, 2029.

With respect to Loan No. 16, 11 West 42nd Street, the Fourth Largest Tenant, Kohn Pedersen Fox Associates, P.C., has 15,400 square feet of office space that expires on April 30, 2027 and 77,388 square feet of office space that expires on May 31, 2038.

With respect to Loan No. 17, 500 Delaware, the Largest Tenant, Wilmington Savings Fund Society, FSB, has 4,113 square feet of retail space, 72,439 square feet of office space and 4,602 square feet of storage space.

With respect to Loan No. 17, 500 Delaware, the Fifth Largest Tenant, General Services Administration, has 7,173 square feet that expires on June 14, 2024, and 18,511 square feet that expires on August 25, 2024.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the Medical Center V - Peoria, AZ mortgaged property, Precision Hand and Orthopedic Surgery, has the one-time right to terminate its lease effective as of March 31, 2027, (the “Precision Termination Date”), with (i) written notice no later September 30, 2026, and (ii) a termination fee equal to $163,264.86, upon satisfaction of certain conditions including that: (i) the tenant duly and timely pays all rent, (ii) the tenant fully and timely performs each and every covenant, provision, condition and agreement in the lease, and (iii) no event of default on the part of the tenant exists at the time of exercise or the Precision Termination Date.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Largest Tenant at the Eastside Cancer Institute - Greenville, SC mortgaged property, Prisma Health-Upstate, has the one-time right to terminate its lease effective June 30, 2026 (the “Prisma Termination Date”), with (i) written notice no later than the December 31, 2025, and (ii) a termination fee, upon satisfaction of certain conditions including that: (i) the tenant duly and timely pays all rent, (ii) the tenant fully and timely performs each and every covenant, provision, condition and agreement in the lease, and (iii) no event of default on the part of the tenant exists at the timer of exercise or the Prisma Termination Date.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Largest Tenant at the MetroHealth Buckeye Health – Cleveland, OH mortgaged property, The MetroHealth System, has the one-time right to terminate its lease effective May 31, 2025 with (i) written notice no later than the November 30, 2024, and (ii) payment of a termination fee equal to $161,957.71.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the Kingwood Executive Center - Kingwood, TX mortgaged property, George Nunez, Jr., MD, PA (“Nunez”), has the right to terminate its lease, provided Nunez permanently retires from the practice of medicine, the tenant is not in default, and the tenant has been continuously open and operating the premises from and after the rent commencement date, effective 90

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days after the landlord’s receipt of the written notice with (i) written notice during the first 30 days after January 31, 2023 and (ii) payment of a termination fee.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Largest Tenant at the St Peter’s – Albany, NY – 4 Palisades mortgaged property, St. Peter’s Health Partners Medical Associates, P.C., has the right to terminate its lease covering suite 100A, representing 857 square feet, upon delivery of written notice four months prior to December 31, 2023.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the St Peter’s – Albany, NY – 4 Palisades mortgaged property, Johar ADPI-FAGD NY OS Joint Venture, has the right to terminate its lease upon a 30-days’ written notice with a termination fee equal to six months’ rent paid in advance, plus reimbursement for the unamortized fit up paid by the landlord.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the St Peter’s – Albany, NY – 5 Palisades mortgaged property, Francis J. Cullen, M.D., has the right to terminate its lease upon the death or total disability of Francis J. Cullen, M.D. Mr. Cullen or his personal representative is required to advise the landlord whether or not to terminate the lease. Such termination will be effective 30 days after landlord’s receipt of notice. The notice is required to be given within 60 days of such death or disability.

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Largest Tenant at the Surgery Center of Temple - Temple, TX mortgaged property, Ascension Seton, has the one-time right to terminate its lease on February 28, 2025 by providing the landlord with no less than nine months’ written notice, accompanied by a termination fee equal to four months of base rent (at a rate of $30 per square foot) and additional rent (based on the landlord’s most recent estimate of operating expenses), plus any unamortized leasing commissions and the tenant improvement allowance (such leasing commissions and the tenant improvement allowance being amortized over the term at an interest rate of 8% per annum).

With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the Largest Tenant at the Pioneer Spine Sports - Northampton mortgaged property, Pioneer Spine Sports – Northampton, will have its space automatically reduced to 5,600 square feet after July 31, 2024.

With respect to Loan No. 3, RTL Retail Portfolio, the Fourth Largest Tenant at the Carlisle Crossing mortgaged property, Harbor Freight Tools, has a one-time right to terminate its lease any time prior to the 54th month following the rent commencement date effective as of the last day of the 60th calendar month following the rent commencement date with the payment of a terminate fee of 50% of the brokerage commission and $72,825.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the Third Largest Tenant at the Sherwood mortgaged property, O'Reillys, has the one-time right to terminate its lease on or prior to January 31, 2031 with no termination fee.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the Second Largest Tenant at the Grafton mortgaged property, Harbor Freight Tools, has the one-time right to terminate its lease on November 30, 2029 by providing the landlord written notice prior to December 1, 2028.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the Fourth Largest Tenant at the Grafton mortgaged property, Eupraxia Fitness, has the one-time right to terminate its lease on June 30, 2026 by providing the landlord written notice prior to January 1, 2026.

With respect to Loan No. 6, CX - 250 Water Street, the Largest Tenant, E.R. Squibb & Sons LLC, has a contraction option with respect to its 9th floor leased space (11.8% of NRA) effective October 31, 2032, upon between 18- and 30-months’ notice and payment of a termination fee currently estimated at $8.3 million.

With respect to Loan No. 7, La Habra Marketplace, if the Largest Tenant, Regal Entertainment Group, has not elected to perform or commence the Regal Premises Renovation by July 1, 2025, then commencing on July 2, 2025, Regal Entertainment Group and the borrower will each have an ongoing right to terminate the lease upon 90 days’ prior written notice.

With respect to Loan No. 11, Triple Net Portfolio, the sole tenant at the 508 Fishkill Avenue Mortgaged Property, Recommunity, has the option to terminate its lease by providing notice at least 12 months prior to the date of the expiration of the term of the lease.

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With respect to Loan No. 16, 11 West 42nd Street, the Fifth Largest Tenant, Burberry (Wholesale) Limited, has the option to terminate its lease on December 31, 2033 by giving a 20 months’ written notice and paying a termination fee.

With respect to Loan No. 17, 500 Delaware, the Third Largest Tenant, Sargent & Lundy, has the right to terminate the lease with respect to the entire 4th or 5th Floor, totaling 47,441 square feet, effective as of October 31, 2024. The tenant must give notice no later than October 31, 2023.

With respect to Loan No. 17, 500 Delaware, the Fifth Largest Tenant, General Services Administration (“GSA”), has the right to terminate both of its leases at the Mortgaged Property at any time. The GSA must give the landlord 90 days written notice prior to any lease termination.

With respect to Loan No. 19, Back Bay Office, the Largest Tenant, Wayfair, is currently dark in the entirety of its space. As of the origination date, Wayfair is current on rent and has no termination or contraction options during its lease term expiring in December 2031.

With respect to Loan No. 19, Back Bay Office, the Fourth Largest Tenant, Cooley, has the one time right to terminate its space on the 16th floor (14,562 square feet) as of May 31, 2025 with between 12 to 18 months' written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.

With respect to Loan No. 20, One & Two Commerce Square, the Third Largest Tenant, Stradley, Ronon, Stevens & Young has the right to terminate its lease with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031. The Fifth Largest Tenant, Wolters Kluwer Health, Inc., has the right to terminate its lease on March 31, 2026 with notice by September 30, 2024 and payment of a termination fee.

With respect to Loan No. 22, TOTAL Plaza, the Largest Tenant, TotalEnergies American Services, Inc., has an option to terminate the lease effective as of November 1, 2028, by providing the lessor with at least 12 months written notice of such termination and by paying to the lessor (A) all rent accruing through the cancellation date and (B) a fee (the “Cancellation Fee”) equal to (i) the unamortized portion of all leasehold improvement allowances applicable to the then-remaining leased premises and brokerage commissions incurred by the lessor in connection with the leasing of such then-remaining leased premises to the lessee, plus (ii) an amount equal to three months of base rental and additional rent at the rate that would have been due in the three months succeeding the cancellation date absent such cancellation, such additional rent to be reasonably determined by the lessor. For purposes of calculating the Cancellation Fee, all such allowance and commissions will be deemed to bear interest at the rate of 8% per annum, beginning on the premises commencement date and to be fully amortized in equal monthly installments over the initial term of the lease.

(24)	With respect to Loan No. 2, Fashion Valley Mall, there is no separate environmental indemnitor with respect to the whole or the mortgage loan. While the single-purpose entity mortgagor is obligated under the non-recourse carveout provisions in the mortgage loan agreement and the guarantor is obligated with respect to such mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such mortgagor. In addition, for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the mortgage loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty.

With respect to Loan No. 3, RTL Retail Portfolio, the Necessity Retail REIT Inc. and Global Net Lease, Inc. completed a merger on September 12, 2023, pursuant to which The Necessity Retail REIT Operating Partnership, L.P., the non-recourse carveout guarantor, environmental indemnitor and borrower sponsor at origination, was released from all liabilities under the mortgage loan documents. Pursuant to the merger, the non-recourse carveout guarantor, environmental indemnitor and borrower sponsor is currently Global Net Lease, Inc.

With respect to Loan No. 6, CX - 250 Water Street, there is no non-recourse carveout guarantor and no separate environmental indemnitor. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan documents, no separate guaranty was executed by such borrower or any guarantor.

With respect to Loan No. 13, Great Lakes Crossing Outlets, for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG, SPG LP. or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout

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guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Great Lakes Crossing Outlets Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

With respect to Loan No. 16, 11 West 42nd Street, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower.

With respect to Loan No. 20, One & Two Commerce Square, there is no separate environmental indemnitor with respect to the whole loan.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the prospectus for further details.

With respect to Loan No. 5, Rhino Retail Portfolio 2, the borrowers are required to cause the property manager to deposit all sums due as set forth in the mortgage loan documents into a soft lockbox. Within 10 days after the first occurrence of a trigger period, the borrowers will be required to send a tenant notice letter to all tenants, directing them to pay all rents and all other sums due directly to a hard lockbox.

With respect to Loan No. 10, Residence Inn Austin Northwest, the whole loan is structured with a springing lockbox. The borrower will be required to establish a lockbox account within 30 days following the first occurrence of a trigger period. The borrower will be required to deposit or cause to be deposited all sums due as set forth in the mortgage loan documents into the lockbox account.

(27)	With respect to Loan No. 3, RTL Retail Portfolio, the Parkway Centre South mortgaged property is subject to tax increment financing (“TIF”) in which Grove City issued bonds and reimbursed the developer for certain constructed improvements. The related city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related mortgaged property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due (as indicated in a schedule included in the agreement related to the TIF financing), and such TIF agreement expires after 2031. Under the related mortgage loan documents, the borrower is required to comply with the terms of the TIF documents. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the current tax bills.

With respect to Loan No. 9, Novolex Portfolio, the City of Brookshire municipality has granted a sliding scale of tax abatements in regard to the 800 Koomey Road mortgaged property for a period of 5 years with respect to real estate taxes at the property beginning on January 1, 2022 (full tax abatement for years 1 and 2, 75% tax abatement for year 3, 50% tax abatement for year 4 and 30% tax abatement for year 5). In the event of Novolex’s (i) breach of the tax abatement agreement (beyond all cure periods), or (ii) failure to pay other ad valorem taxes, the tax abatement agreement will terminate, and the municipality has “clawback” rights requiring the repayment of the received tax benefits plus interest on the abated amount and certain penalties. Although the tax abatement agreement states that the borrower will have no liability or responsibility to pay any sums as a result of Novolex’s breach of the agreement, the tax abatement agreement states that any clawback amounts will constitute a tax lien on the real property and/or personal property that is the subject of the tax abatement. The agreement is not assignable by Novolex but it is recorded and is an encumbrance on the land. The Novolex Portfolio Whole Loan documents provide that any tax lien on the property must be removed by the borrower and, if not removed (or contested in accordance with the terms of the Novolex Portfolio Whole Loan documents), the same will result in a default under the loan and recourse to the guarantor.

(28)	With respect to Loan No. 9, Novolex Portfolio, all of the mortgaged properties, consisting of 17 properties, are leased to certain subsidiaries of Novolex Holdings LLC, collectively as tenant, pursuant to the related master lease dated as of February 14, 2023. The master lease is scheduled to expire on February 14, 2043, and the tenant is granted four successive options to extend the term for a period of five years each. Base rent will increase annually on the first day of each year, beginning on March 1, 2024, in amount equal to 3.0% of the base rent of the prior lease year. The annual rent under the master lease is $15,115,880.

(29)	With respect to Loan No. 25, Hackensack Self Storage, the mortgaged property is located in a Qualified Opportunity Zone.

A-1-53

(30)	With respect to Loan No. 1, Healthcare Trust MOB Portfolio, the borrowers are ARHC FMMUNIN01, LLC, ARHC AHGBYWI01, LLC, ARHC AHGVLWI01, LLC, ARHC AHWTFWI01, LLC, ARHC AHWTMWI01, LLC, ARHC AHKIEWI01, LLC, ARHC BMWRNMI01, LLC, ARHC DDHUDFL01, LLC, ARHC DDLARFL01, LLC, ARHC HCTMPFL01, LLC, ARHC SSTMPFL01, LLC, ARHC TPTMPFL01, LLC, ARHC WCWCHFL01, LLC, ARHC FMWEDAL01, LLC, ARHC GDFMHMI01, LLC, ARHC GFGBTAZ01, LLC, ARHC GHGVLSC01, LLC, ARHC ECGVLSC01, LLC, ARHC LMFMYFL01, LLC, ARHC MHCLVOH01, LLC, ARHC DMDCRGA01, LLC, ARHC RACLWFL01, LLC, ARHC RMRWLTX01, LLC, ARHC CMSHTMI001, LLC, ARHC CMWTSMI001, LLC, ARHC VSTALFL01, LLC, ARHC WMBRPMI01, LLC, ARHC WHYRKPA01, LLC, ARHC LMLANPA01, LLC, ARHC PSSGDMA01, LLC, ARHC PSWSGMA01, LLC, ARHC PSNHTMA01, LLC, ARHC UPHBGPA01, LLC, ARHC UPMBGPA01, LLC, ARHC UPHBGPA02, LLC, ARHC SARCOIL01, LLC, ARHC SCTEMTX01, LLC, ARHC KEKWDTX01, LLC, ARHC OOHLDOH01, LLC, ARHC SDGMDWOK01, LLC, ARHC SPABYNY01, LLC, ARHC SPTRYNY01, LLC, ARHC SPABYNY02, LLC, ARHC SPABYNY03, LLC, ARHC SLESTPA01, LLC, ARHC MESCSMI01, LLC, ARHC NCODSTX01, LLC, ARHC BPBLPOH01, LLC, ARHC FMTPAFL01, LLC, ARHC ADERLCO01, LLC, ARHC PNPENFL01, LLC, ARHC PVGYRAZ01, LLC, ARHC MEFHDNJ01, LLC, ARHC AGLAWGA01, LLC, ARHC BJMERIN01, LLC, ARHC ECAGRENC01, LLC, ARHC PMPEOAZ01, LLC, ARHC HO4PSLB01, LLC and ARHC SPALBNY01, LLC.

With respect to Loan No. 3, RTL Retail Portfolio, the borrowers are ARC CTCHRNC001, LLC, ARC LCROWTX001, LLC, ARC NWNCHSC001, LLC, ARC QSOKCOK001, LLC, ARC SWHOUTX001, LLC, ARG CALAFLA001, LLC, ARG CCCARPA001, LLC, ARG DMDERKS001, LLC, ARG EMEVGIL001, LLC, ARG FTFTWIN001, LLC, ARG HCHOULA001, LLC, ARG HTMANWI001, LLC, ARG LMLAWOK001, LLC, ARG LSSALMD001, LLC, ARG MPELYOH001, LLC, ARG NLGAIGA001, LLC, ARG NRTAMFL001, LLC, ARG OTOWEKY001, LLC, ARG PCGROOH001, LLC, ARG PSREYOH001, LLC, ARG SCROCNC001, LLC, ARG SVJEFMO001, LLC, ARG TCHATMS001, LLC, ARG TMMARGA001, LLC, ARG TVLOUTN001, LLC, ARG VPALBNM001, LLC, ARG WASUMSC001, LLC, ARG WCSALNC001, LLC, ARG WSCLAIN001, LLC.

With respect to Loan No. 6, CX - 250 Water Street, the underwritten rent is being straight-lined for the sole tenant, E.R. Squibb & Sons LLC, through the loan term.

With respect to Loan No. 8, Soho Beach House Miami, the mortgaged property generates revenue from non-traditional sources, including Soho House membership fees, which account for 24.8% of revenue. Additionally, the presence of Soho House at the mortgaged property drives increased revenue from food and beverage outlets, which accounts for 46.4% of revenue.

With respect to Loan No. 9, Novolex Portfolio, the tenant may request, following the end of the third lease year (or, if permitted by the borrower's mortgagee, following the end of the second lease year) and each ten-year lease period thereafter, that the landlord substitute one or more of its premises for which the allocated base rent does not exceed 10% of the aggregate base rent at the time of request. The lender must be satisfied that, among other things, the substitute property is of like kind and quality with the released property and (i) the underwritten net cash flow attributable to the substitute property will be no less than the greater of (a) the underwritten net cash flow attributable to the release property immediately preceding the substitution or (b) the underwritten net cash flow attributable to the release property at loan origination, (ii) the loan to value percentage including the substitute property will be no more than the lesser (a) of the loan to value percentage immediately preceding the substitution or (b) 60.3%, and (iii) the debt coverage service ratio including the substitute property will be no less than the greater of (a) the debt coverage service ratio immediately preceding the substitution or (b) 1.81x.

With respect to Loan No. 15, Centene, the underwritten rent is being straight-lined for the sole tenant, Centene, through the loan term.

With respect to Loan No. 19, Back Bay Office, in reference to the cash management trigger, the low debt yield trigger will activate if the debt yield is less than 9.10% for the Back Bay Office Whole Loan or the aggregate debt yield is less than 8.50% for the Back Bay Office Whole Loan and Back Bay Office mezzanine loan.

With respect to Loan No. 20, One & Two Commerce Square, straight-lined rent of $252,142 was underwritten for six tenants, totaling 153,115 square feet.

With respect to Loan No. 20, One & Two Commerce Square, at origination, the borrower deposited a letter of credit in the amount of $25 million for an upfront general TI/LC reserve.

A-1-54

With respect to Loan No. 22, TOTAL Plaza, the Whole Loan was modified on October 6, 2022 to paydown the principal balance of the TOTAL Plaza Whole Loan by $10 million, recast the monthly payment based on a 29.5 year amortization term and reset the Interest Rate. The Original Balance ($) reflects the pro rata balance of the TOTAL Plaza Whole Loan as of the origination date including the $10 million paydown and excluding any amortization. The Cut-off Date Balance ($) reflects the pro rata balance of the TOTAL Plaza Whole Loan as of the Cut-off Date including both the $10 million paydown and amortization.

With respect to Loan No. 22, TOTAL Plaza, the Second Largest Tenant, Tellurian Services LLC, is in discussions with the borrower to lease the approximately 24,960 square feet currently occupied by Pattern Energy Group Services LP. Upon execution, Pattern Energy Group Services LP would relocate to a 1,217 square foot suite.

(31)	With respect to Loan No. 19, Back Bay Office, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by six leases which commenced or renewed/extended in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and law firm tenants included in a legal industry magazine listing of the top 100 United States law firms by revenue, contractual rent steps, and an increase in recoveries.

A-1-55

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

Annex A-2	BBCMS 2023-C21
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
Retail	Anchored	35	$150,098,558	22.1%	1.78x	11.3%	59.1%	59.1%
	Super Regional Mall	1	62,500,000	9.2	3.15x	18.7%	31.5%	31.5%
	Outlet Center	1	17,500,000	2.6	2.50x	17.5%	45.0%	45.0%
	Shadow Anchored	2	2,401,442	0.4	1.97x	13.8%	51.2%	51.2%
	Subtotal:	39	$232,500,000	34.2%	2.21x	13.8%	50.5%	50.5%
Office	CBD	5	$67,210,690	9.9%	1.89x	13.1%	50.7%	49.2%
	Medical	62	65,000,000	9.6	1.75x	12.1%	52.7%	52.7%
	Suburban	2	17,248,489	2.5	2.40x	8.9%	59.7%	59.7%
	Subtotal:	69	$149,459,179	22.0%	1.89x	12.2%	52.6%	51.9%
Mixed Use	Lab / Office	1	$53,150,000	7.8%	1.66x	9.3%	48.8%	48.8%
	Event Space / Office	1	38,000,000	5.6	1.81x	15.8%	50.8%	50.8%
	Subtotal:	2	$91,150,000	13.4%	1.72x	12.0%	49.6%	49.6%
Industrial	Manufacturing	21	$28,602,050	4.2%	1.78x	10.6%	60.8%	60.8%
	Warehouse / Distribution	6	15,949,699	2.3	2.12x	9.3%	64.8%	64.8%
	Flex	3	15,518,793	2.3	2.01x	14.3%	52.1%	52.1%
	Warehouse	2	14,250,000	2.1	1.24x	10.0%	65.5%	65.5%
	R&D / Manufacturing	1	11,000,000	1.6	1.83x	13.6%	66.2%	66.2%
	Manufacturing / Warehouse	2	4,630,970	0.7	1.81x	11.8%	60.3%	60.3%
	Subtotal:	35	$89,951,511	13.2%	1.80x	11.3%	61.4%	61.4%
Hospitality	Full Service	2	$49,900,000	7.3%	2.10x	17.8%	50.7%	47.8%
	Extended Stay	1	20,850,000	3.1	1.70x	15.4%	52.1%	49.6%
	Subtotal:	3	$70,750,000	10.4%	1.98x	17.1%	51.1%	48.3%
Self Storage	Self Storage	3	$23,450,000	3.5%	1.68x	11.8%	50.5%	50.5%
Other	Event Space	1	$22,000,000	3.2%	1.81x	15.8%	50.8%	50.8%
Total / Weighted Average:		152	$679,260,690	100.0%	1.96x	13.2%	52.4%	51.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(5)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2023-C21
Collateral Characteristics

WA
OR
ID
CA
NV
UT
AZ
CO
NM
KS
OK
TX
MO
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
PA
NY
MA
CT
NJ
DE
MD
Percentage of Initial Pool Balance
0.0% – 2.0%
2.1% – 6.0%
6.1% – 21.9%

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date/ARD LTV(2)(4)(5)
California	9	$149,043,228	21.9%	2.34x	13.5%	50.3%	50.3%
New York	11	90,911,391	13.4%	1.79x	14.0%	52.8%	52.8%
Florida	16	84,369,103	12.4%	2.07x	14.7%	53.0%	51.2%
Massachusetts	5	67,567,500	9.9%	1.83x	10.7%	46.1%	46.1%
Texas	10	45,888,273	6.8%	1.79x	14.1%	51.4%	48.2%
Michigan	9	37,726,215	5.6%	1.93x	13.8%	53.5%	53.5%
Ohio	13	29,704,510	4.4%	1.80x	11.9%	55.4%	55.4%
Pennsylvania	8	22,130,337	3.3%	1.75x	13.9%	51.7%	51.7%
New Jersey	3	19,801,458	2.9%	2.09x	15.5%	46.5%	46.5%
Georgia	7	17,520,049	2.6%	1.72x	11.8%	54.4%	54.4%
Delaware	1	15,000,000	2.2%	2.03x	10.2%	67.6%	67.6%
Oregon	5	13,340,045	2.0%	1.49x	11.0%	62.8%	62.8%
Indiana	7	9,125,816	1.3%	1.72x	12.0%	57.2%	57.2%
Wisconsin	8	8,898,608	1.3%	1.73x	12.2%	55.8%	55.8%
Oklahoma	5	8,778,334	1.3%	1.88x	12.3%	54.2%	54.2%
South Carolina	4	8,417,115	1.2%	1.91x	13.3%	51.6%	51.6%
Washington	2	8,134,100	1.2%	1.41x	10.7%	65.7%	65.7%
North Carolina	4	7,516,090	1.1%	1.94x	13.5%	51.4%	51.4%
Illinois	4	4,765,862	0.7%	1.84x	12.2%	55.8%	55.8%
Louisiana	2	4,002,404	0.6%	1.97x	13.8%	51.2%	51.2%
Arizona	3	3,496,458	0.5%	1.75x	12.1%	52.7%	52.7%
Kansas	2	3,337,327	0.5%	1.87x	12.6%	56.7%	56.7%
Kentucky	1	2,848,558	0.4%	1.97x	13.8%	51.2%	51.2%
Connecticut	1	2,206,946	0.3%	1.81x	11.8%	60.3%	60.3%
Maryland	1	2,197,115	0.3%	1.97x	13.8%	51.2%	51.2%
Mississippi	1	1,944,712	0.3%	1.97x	13.8%	51.2%	51.2%
New Mexico	1	1,766,827	0.3%	1.97x	13.8%	51.2%	51.2%
Tennessee	2	1,659,050	0.2%	1.89x	12.8%	55.8%	55.8%
Idaho	1	1,652,195	0.2%	1.81x	11.8%	60.3%	60.3%
Utah	1	1,648,489	0.2%	1.73x	8.8%	61.5%	61.5%
Nevada	1	1,517,241	0.2%	1.41x	10.7%	65.7%	65.7%
Missouri	1	1,286,058	0.2%	1.97x	13.8%	51.2%	51.2%
Colorado	1	511,875	0.1%	1.75x	12.1%	52.7%	52.7%
Alabama	1	335,833	0.0%	1.75x	12.1%	52.7%	52.7%
Virginia	1	211,568	0.0%	1.73x	8.8%	61.5%	61.5%
Total / Weighted Average:	152	$679,260,690	100.0%	1.96x	13.2%	52.4%	51.9%

A-2-2

Annex A-2	BBCMS 2023-C21
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(5)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2023-C21
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
$6,200,000	-	$9,999,999	2	$15,300,000	2.3%	4.87588%	106	2.31x	11.5%	56.1%	56.1%
$10,000,000	-	$19,999,999	11	155,060,690	22.8%	6.29101%	96	1.92x	12.8%	53.7%	53.1%
$20,000,000	-	$29,999,999	5	115,750,000	17.0%	6.37019%	113	1.90x	14.5%	54.9%	53.2%
$30,000,000	-	$49,999,999	1	35,000,000	5.2%	3.70000%	98	2.05x	7.8%	62.1%	62.1%
$50,000,000	-	$64,999,999	5	293,150,000	43.2%	6.66362%	105	2.03x	13.9%	49.2%	49.2%
$65,000,000			1	65,000,000	9.6%	6.45300%	116	1.75x	12.1%	52.7%	52.7%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
3.41500	-	3.99900	3	59,700,000	8.8%	3.59352%	96	2.21x	8.2%	62.3%	62.3%
4.00000	-	5.50000	3	47,210,690	7.0%	4.88993%	104	1.86x	10.5%	59.9%	57.9%
5.50000	-	5.99900	3	135,650,000	20.0%	5.66867%	113	2.36x	14.9%	41.1%	40.0%
6.00000	-	6.99900	9	290,850,000	42.8%	6.61364%	114	1.87x	13.2%	53.8%	53.8%
7.00000	-	7.49900	4	59,100,000	8.7%	7.29389%	103	1.72x	14.2%	53.5%	52.6%
7.50000	-	8.60000	3	86,750,000	12.8%	8.30930%	68	1.70x	14.7%	53.3%	53.3%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
60	4	$100,000,000	14.7%	8.03669%	58	1.82x	15.1%	48.5%	48.5%
120	21	579,260,690	85.3%	6.01828%	113	1.99x	12.9%	53.0%	52.5%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
56	-	59	4	$100,000,000	14.7%	8.03669%	58	1.82x	15.1%	48.5%	48.5%
91	-	103	5	86,910,690	12.8%	3.97408%	98	2.13x	9.3%	61.2%	60.1%
106	-	116	9	304,050,000	44.8%	6.06683%	114	2.13x	14.0%	48.6%	48.1%
118	-	119	7	188,300,000	27.7%	6.88339%	119	1.69x	12.7%	56.4%	56.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2023-C21
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	22	$626,200,000	92.2%	6.32207%	104	1.98x	13.0%	52.5%	52.5%
360	3	$53,060,690	7.8%	6.23707%	110	1.75x	15.8%	50.7%	45.1%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	22	$626,200,000	92.2%	6.32207%	104	1.98x	13.0%	52.5%	52.5%
342	1	12,210,690	1.8%	4.77100%	102	1.85x	13.5%	48.0%	40.0%
360	2	40,850,000	6.0%	6.67530%	113	1.72x	16.5%	51.5%	46.6%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	21	$573,050,000	84.4%	6.39743%	104	2.01x	13.3%	52.9%	52.9%
Interest Only - ARD	1	53,150,000	7.8%	5.50950%	112	1.66x	9.3%	48.8%	48.8%
Interest Only, Amortizing Balloon	2	40,850,000	6.0%	6.67530%	113	1.72x	16.5%	51.5%	46.6%
Amortizing Balloon	1	12,210,690	1.8%	4.77100%	102	1.85x	13.5%	48.0%	40.0%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
1.24x	-	1.39x	2	$29,250,000	4.3%	7.49018%	87	1.32x	10.8%	57.2%	57.2%
1.40x	-	1.69x	4	137,900,000	20.3%	6.46192%	110	1.54x	10.5%	56.5%	56.5%
1.70x	-	1.79x	4	125,850,000	18.5%	6.29425%	113	1.74x	13.0%	53.7%	52.1%
1.80x		1.89x	4	108,210,690	15.9%	7.46100%	83	1.82x	14.4%	54.2%	53.3%
1.90x	-	1.99x	1	62,500,000	9.2%	6.44575%	119	1.97x	13.8%	51.2%	51.2%
2.00x	-	2.49x	7	123,050,000	18.1%	5.08995%	105	2.21x	11.9%	57.7%	57.7%
2.50x	-	3.15x	3	92,500,000	13.6%	5.95641%	107	2.95x	18.1%	34.4%	34.4%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-5

Annex A-2	BBCMS 2023-C21
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
31.5%	-	49.9%	8	$191,310,690	28.2%	5.97896%	105	2.32x	14.7%	41.5%	41.0%
50.0%	-	59.9%	9	303,600,000	44.7%	6.87717%	101	1.88x	14.2%	52.1%	51.4%
60.0%	-	64.9%	3	80,000,000	11.8%	4.81453%	106	1.90x	9.3%	61.4%	61.4%
65.0%	-	67.7%	5	104,350,000	15.4%	6.44860%	114	1.61x	10.7%	66.2%	66.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
31.5%	-	49.9%	10	$232,160,690	34.2%	6.10149%	107	2.21x	15.0%	43.3%	42.0%
50.0%	-	59.9%	7	262,750,000	38.7%	6.90856%	99	1.91x	13.8%	52.2%	52.2%
60.0%	-	63.5%	3	80,000,000	11.8%	4.81453%	106	1.90x	9.3%	61.4%	61.4%
63.6%	-	67.7%	5	104,350,000	15.4%	6.44860%	114	1.61x	10.7%	66.2%	66.2%
Total / Weighted Average:			25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Defeasance	11	$288,100,000	42.4%	6.12233%	99	2.16x	13.8%	51.3%	50.8%
Defeasance or Yield Maintenance	9	284,360,690	41.9%	6.18981%	109	1.89x	12.6%	51.4%	51.0%
Yield Maintenance	5	106,800,000	15.7%	7.17078%	111	1.62x	13.0%	58.0%	57.5%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Refinance	18	$519,850,000	76.5%	6.34856%	102	1.97x	13.2%	51.8%	51.5%
Recapitalization	4	120,560,690	17.7%	6.39898%	117	1.88x	13.6%	52.9%	51.7%
Acquisition	3	38,850,000	5.7%	5.61278%	107	2.17x	12.4%	58.3%	58.3%
Total / Weighted Average:	25	$679,260,690	100.0%	6.31543%	105	1.96x	13.2%	52.4%	51.9%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 16, 17, 19, 20, 22, 23 and 24, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loans Nos. 16 and 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $12,000,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 64.2%, 56.8% and 14.0%, respectively.
(4)	In the case of Loan Nos. 1, 2, 3, 5, 6, 10, 11 and 19, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “hypothetical as-is” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

A-2-6

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

A-3-1

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

Healthcare Trust MOB Portfolio
WISCONSIN
MILWAUKEE
MICHIGAN
Lake Michigan
Lake Huron
ONTARIO
Lake Erie
DETROIT
CHICAGO
CLEVELAND
TOLEDO
AKRON
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
ILLINOIS
WV
Green Bay
Appleton
Madison
Rockford
Waukegan
Kalamazoo
Grand Rapids
Big Rapids
Midland
Saginaw
Flint
Lansing
Battle Creek
South Bend
Fort Wayne
Findlay
Lima
Mansfield
Canton
Peoria
West Lafayette
Anderson
Springfield
Terre Haute
Bloomington
Lancaster
Athens
Belpre
Wheeling
Charleston
New Boston
Frankfort
Evansville
ONTARIO
Lake Ontario
NEW YORK
VERMONT
NH
MAINE
MASS
CT
RI
BOSTON
Rochester
Syracuse
Utica
Albany
Concord
Manchester
Portland
Worcester
Providence
Springfield
Hartford
New Haven
Bridgeport
Binghamton
Ithaca
Elmira
Williamsport
Scranton
PENNSYLVANIA
Allentown
Harrisburg
Reading
Trenton
Newark
NEW YORK
NEW JERSEY
York
PHILADELPHIA
Wilmington
MD
BALTIMORE
Atlantic City
Atlantic Ocean
WASHINGTON, DC
Annapolis
Dover
DE
VA
CANADA
SEATTLE
WASH.
Tacoma
Spokane
Olympia
MONTANA
ND
Great Falls
Helena
Missoula
Billings
PORTLAND
Salem
Eugene
Bend
OREGON
IDAHO
Boise
Idaho Falls
Pocatello
WYOMING
SD
NE
Medford
Eureka
Redding
Ogden
Salt Lake City
Cheyenne
DENVER
NEVADA
Reno
Sacramento
Carson City
UTAH
COLO.
COLORADO SPRINGS
SAN FRANCISCO
SAN JOSE
Pacific Ocean
Fresno
CALIFORNIA
LAS VEGAS
St. George
Durango
Bakersfield
ARIZONA
Flagstaff
Santa Fe
ALBUQUERQUE
Santa Barbara
LOS ANGELES
PHOENIX
NEW MEXICO
SAN DIEGO
Yuma
TUCSON
Las Cruces
EL PASO
MEXICO
TX
COLO.
KANSAS
Wichita
Springfield
MO
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
NEW MEXICO
OKLAHOMA
Norman
Fort Smith
AR
Wichita Falls
Lubbock
Rockwall
FT. WORTH
DALLAS
Shreveport
Las Cruces
EL PASO
CIUDAD JUAREZ
Midland
Abilene
TEXAS
Tyler
Odessa
San Angelo
Killeen
Waco
Temple
LA
AUSTIN
HOUSTON
Galveston
SAN ANTONIO
Eagle Pass
CHIHUAHUA
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
Harlingen
McAllen
Brownsville
MONTERREY
NASHVILLE
Johnson City
Bristol
Greensboro
RALEIGH
Jackson
TENNESSEE
Knoxville
Asheville
NC
Greenville
MEMPHIS
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
Tupelo
ATLANTA
Wilmington
Birmingham
Columbia
SC
MS
Augusta
ALABAMA
Macon
Charleston
Prattville
Columbus
Meridian
Montgomery
GEORGIA
Savannah
Albany
Atlantic Ocean
Mobile
Tallahassee
Gulfport
Pensacola
FLORIDA
JACKSONVILLE
Gainesville
Daytona Beach
Ocala
ORLANDO
TAMPA
Gulf of Mexico
Ft. Myers
West Palm Beach
Ft. Lauderdale
Naples
MIAMI

A-3-2

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Various
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – Medical
% of IPB:	9.6%	Net Rentable Area (SF):	1,247,943
Loan Purpose:	Refinance	Location:	Various
Borrowers(2)(3):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Healthcare Trust Operating	Occupancy:	96.5%
	Partnership, L.P.	Occupancy Date:	5/24/2023
Interest Rate:	6.45300%	4th Most Recent NOI (As of)(6):	$15,108,391 (12/31/2020)
Note Date:	5/24/2023	3rd Most Recent NOI (As of)(6):	$18,702,482 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(6):	$26,544,839 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$39,365,086
Amortization Type:	Interest Only	UW Expenses:	$10,218,760
Call Protection(4):	L(12),YM1(15),DorYM1(86),O(7)	UW NOI:	$29,146,326
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$27,420,277
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$455,000,000 / $365
Additional Debt Balance(1):	$175,000,000	Appraisal Date(7):	3/24/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(7):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(8)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million (the “Healthcare Trust MOB Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Healthcare Trust MOB Portfolio Whole Loan.
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 in the Prospectus for the names of each entity.
(3)	The borrower is affiliated with the borrower of the RTL Retail Portfolio Whole Loan through a common chief executive officer.
(4)	Defeasance of the Healthcare Trust MOB Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 24, 2026. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2023-C21 securitization trust in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI due to limited operating history for certain properties. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor for any year, see “Historical and Current Occupancy” below.
(7)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal Dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023 to April 5, 2023.
(8)	Closing Costs include an interest rate buydown of $3,240,000.

A-3-3

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

The Loan. The Healthcare Trust MOB Portfolio mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated by Barclays, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 14 pari passu notes and accrues interest at a rate of 6.45300% per annum. The Healthcare Trust MOB Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-2, A-3, A-4 and A-5, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2023-C21 securitization trust. The Healthcare Trust MOB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-3	$20,000,000	$20,000,000	BBCMS 2023-C21	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-5	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7(1)	$20,600,000	$20,600,000	SGFC	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9(1)	$9,100,000	$9,100,000	SGFC	No
A-10(1)	$6,400,000	$6,400,000	SGFC	No
A-11(1)	$5,400,000	$5,400,000	SGFC	No
A-12	$40,000,000	$40,000,000	BMO 2023-C6	No
A-13	$20,000,000	$20,000,000	BMO 2023-C6	No
A-14(1)	$12,000,000	$12,000,000	KeyBank	No
Whole Loan	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment grade rated. 57 of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio Properties between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center – Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB - Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza – Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute – Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

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Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

The following table presents detailed information with respect to each of the Healthcare Trust MOB Portfolio Properties:

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9%	$7,990,000	3.3%	$14,800,000	$1,047,768
1600 State Street	1977/2006	30,642	100.0%	$6,860,000	2.9%	$12,700,000	$814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8%	$5,720,000	2.4%	$10,600,000	$722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0%	$5,560,000	2.3%	$10,300,000	$686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0%	$5,130,000	2.1%	$9,500,000	$612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5%	$5,080,000	2.1%	$9,400,000	$467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0%	$4,990,000	2.1%	$9,250,000	$698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0%	$4,970,000	2.1%	$9,200,000	$760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0%	$4,700,000	2.0%	$8,700,000	$553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0%	$4,590,000	1.9%	$8,500,000	$535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0%	$4,540,000	1.9%	$8,400,000	$545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5%	$4,270,000	1.8%	$7,900,000	$594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7%	$4,270,000	1.8%	$7,900,000	$523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015 /NAP	20,404	100.0%	$4,180,000	1.7%	$7,750,000	$552,983
UPMC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0%	$4,170,000	1.7%	$7,725,000	$462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0%	$4,160,000	1.7%	$7,700,000	$509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0%	$4,140,000	1.7%	$7,675,000	$477,483
UPMC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0%	$3,980,000	1.7%	$7,375,000	$434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0%	$3,830,000	1.6%	$7,100,000	$451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0%	$3,830,000	1.6%	$7,100,000	$462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0%	$3,560,000	1.5%	$6,600,000	$448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0%	$3,560,000	1.5%	$6,600,000	$461,316
UPMC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0%	$3,510,000	1.5%	$6,500,000	$384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0%	$3,420,000	1.4%	$6,330,000	$456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0%	$3,350,000	1.4%	$6,200,000	$423,804
Women's Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0%	$3,330,000	1.4%	$6,175,000	$356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0%	$3,210,000	1.3%	$5,950,000	$452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0%	$3,130,000	1.3%	$5,800,000	$370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0%	$3,130,000	1.3%	$5,800,000	$541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7%	$3,100,000	1.3%	$5,750,000	$398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0%	$3,020,000	1.3%	$5,600,000	$330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0%	$2,970,000	1.2%	$5,500,000	$384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0%	$2,920,000	1.2%	$5,400,000	$459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0%	$2,920,000	1.2%	$5,400,000	$350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0%	$2,890,000	1.2%	$5,350,000	$371,363
Crittenton MOB - Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0%	$2,860,000	1.2%	$5,300,000	$203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0%	$2,810,000	1.2%	$5,200,000	$354,946
Atlanta Gastroenterology Associates – Lawrenceville, GA	2007/NAP	10,500	100.0%	$2,780,000	1.2%	$5,150,000	$333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0%	$2,590,000	1.1%	$4,800,000	$339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0%	$2,540,000	1.1%	$4,700,000	$340,876
1550 State Street	1977/NAP	13,968	100.0%	$2,540,000	1.1%	$4,700,000	$302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0%	$2,440,000	1.0%	$4,525,000	$254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0%	$2,120,000	0.9%	$3,920,000	$259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0%	$2,110,000	0.9%	$3,900,000	$254,878
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0%	$2,050,000	0.9%	$3,800,000	$240,885

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Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0%	$2,000,000	0.8%	$3,700,000	$238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0%	$2,000,000	0.8%	$3,700,000	$240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0%	$1,890,000	0.8%	$3,500,000	$222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7%	$1,890,000	0.8%	$3,500,000	$180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2%	$1,840,000	0.8%	$3,400,000	$88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0%	$1,730,000	0.7%	$3,200,000	$225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0%	$1,730,000	0.7%	$3,200,000	$204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5%	$1,620,000	0.7%	$3,000,000	$198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0%	$1,300,000	0.5%	$2,400,000	$153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0%	$1,240,000	0.5%	$2,300,000	$178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0%	$1,240,000	0.5%	$2,300,000	$151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0%	$1,190,000	0.5%	$2,200,000	$139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0%	$1,080,000	0.5%	$2,000,000	$130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4%	$1,080,000	0.5%	$2,000,000	$180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0%	$860,000	0.4%	$1,600,000	$105,867
1586 State Street	1956/NAP	3,486	100.0%	$430,000	0.2%	$800,000	$51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326

(1)	Information is based on the underwritten rent roll as of May 24, 2023.
(2)	The Total Appraised Value is the result of the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a total Appraised Value of $444,475,000.

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the portfolio NRA; 6.7% of underwritten base rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from October 2023 to July 2028 at the Healthcare Trust MOB Portfolio Properties.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the portfolio NRA; 5.3% of underwritten base rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnace Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB – Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032.

Belpre V Cancer Center (77,367 square feet; 6.2% of the portfolio NRA; 17.6% of underwritten base rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038.

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Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

Environmental. According to Phase I environmental assessments dated between January 3, 2023 and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. The related Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center – Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	21.25	1,116,247	3.5	Various(6)
Top Tenants.		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9	23.97	18,521,404	57.5
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%

Vacant Space		NAP	44,243	3.5%

Collateral Total		135	1,247,943	100.0%

(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF is inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027 and 2,347 square feet with a lease expiration date of April 30, 2027 at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028 at the St. Peter’s – Albany, NY – 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025 and 9,229 square feet with a lease expiration date of April 30, 2025 at the St. Peter’s – Albany, NY – 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027 and 5,555 square feet with a lease expiration date of December 31, 2027 at the St. Peter’s – Albany, NY – 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2023 at the St. Peter’s – Troy, NY – 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031 at the Lancaster Medical Arts MOB – Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032 at the UPMC – Fisher Road – Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027 at the UPMC – Sir Thomas Court – Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028 at the UPMC – Chambers Hill – Harrisburg, PA property.
(6)	Prisma Health - Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033 at the Greenville Health System – Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028 at the Eastside Cancer Institute – Greenville, SC property.

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Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NA	P	44,243	3.5%	NAP	NAP
2023 & MTM	13	38,463	3.1	$951,938	3.0%		82,706	6.6%	$951,938	3.0%
2024	15	54,800	4.4	1,353,113	4.2		137,506	11.0%	$2,305,051	7.2%
2025	15	64,335	5.2	1,401,695	4.4		201,841	16.2%	$3,706,745	11.5%
2026	13	64,198	5.1	1,372,107	4.3		266,039	21.3%	$5,078,852	15.8%
2027	21	228,532	18.3	4,701,311	14.6		494,571	39.6%	$9,780,163	30.4%
2028	13	158,533	12.7	4,417,143	13.7		653,104	52.3%	$14,197,306	44.1%
2029	8	105,843	8.5	2,338,027	7.3		758,947	60.8%	$16,535,333	51.4%
2030	11	100,763	8.1	2,664,598	8.3		859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5		904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9		1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3		1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7		1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring is inclusive of $414,557 of underwritten rent steps.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	T12 3/31/2023(3)	UW(3)	UW Per Square Foot
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47
Rent Steps(4)	0	0	0	0	414,557	0.33
Straight-Line Rent	0	0	0	0	441,050	0.35
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13
Vacant Income	0	0	0	0	1,073,403	0.86
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05
In-Place Vacancy	0	0	0	0	(2,068,446)	(1.66)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36
Capital Expenditures	0	0	0	0	478,107	0.38
TI / LC	0	0	0	0	1,247,943	1.00
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	The increase between T12 3/31/2023 Net Operating Income and UW Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	Contractual rent steps through May 31, 2024.

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Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UPMC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UPMC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UPMC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women's Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates – Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

A-3-9

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 for the names of each entity. Each borrowing entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan. The non-recourse carve-out guarantor of the Healthcare Trust MOB Portfolio Whole Loan is Healthcare Trust Operating Partnership, L.P.

The Borrower Sponsor. The borrower sponsor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance, $4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations for free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes and approximately $1,257 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

A-3-10

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period upon which the borrowers can submit subsequent letter(s) of credit.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the applicable replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A-3-11

Annex A-3	BBCMS 2023-C21
No. 1 – Healthcare Trust MOB Portfolio

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash, less, if applicable, the Belpre V replacement rent amount or in a letter of credit with the lender or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) June 2024 (with the payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property; and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Whole Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties, except that it is secured in part by the borrowers’ leasehold interest in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024 and automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, ten-year extension. The current ground rent is $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

A-3-12

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

A-3-13

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

LOWER LEVEL
NORDSTROM
Neiman Marcus
WILLIAMS-SONOMA
LUSH
VINFAST
ZARA
URBAN OUTFITTERS
KAY
SEPHORA
GUCCI
PRADA
True Food
ROLEX
Cartier
Audi
bloomingdale's
VANS
GARAGE
ALDO
macy's
MICHAEL KORS
BOTTEGA VENETA
SAINT LAURENT
Dior
VERSACE
BURBERRY
amc THEATRES
claire's
FOREVER 21
LEVEL 1
Anchor / Major
In-line
Release Parcel
Vacant

NORDSTROM
Neiman Marcus
J.Jill
ecco
LIP LAB
ZARA
HOLLISTER
PACSUN
TIFFANY & CO.
vuori
BANANA REPUBLIC
ANTHROPOLOGIE
ATHLETA
Sur La Table
Abercrombie & Fitch
bloomingdale's
H&M
TOUS
macy's
VICTORIA'S SECRET
amc THEATRES
LEGO
FOREVER 21
EXPRESS / EXPRESS
BLANCO
LEVEL 2
Anchor / Major
In-line
Release Parcel
Vacant

A-3-14

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

A-3-15

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Oceanside
Vista
San Marcos
Escondido
Carlsbad
Encinitas
Solana Beach
Del Mar
Poway
Ramona
San Pasqual Valley
Rancho Bernardo
SAN DIEGO COUNTY
Pacific Ocean
Santee
SAN DIEGO
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Coronado
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA
Montgomery-Gibbs Executive Airport
Aero Dr.
Ashford St.
805
163
15
Stonecrest Plaza
Escondido Fwy
San Diego Mesa College
Rady Children's Hospital/ Sharp Memorial
Linda Vista Rd.
Cabrillo Fwy
Jacob Dekema Fwy
Murray Ridge Rd.
Sierra Mesa
Mission Vill. Dr.
Kinder Morgan San Diego
Mission Ctr. Rd.
Mission City
Snapdragon Stadium
Friars Rd.
Fenton Marketplace
SDSU MISSION VALLEY
MISSION SD
Tecolote Canyon Natural Park
Fowler Park and Cunningham Field
Linda Vista
Serra Mesa
Rio Vista Shopping Center
FENTON PARKWAY
Mission Valley Fwy
8
Friars Mission Center
TROLLEY
SD
RIO VISTA
Torero Stadium
University of San Diego
Hazard Center
MISSION VALLEY CENTER
HAZARD CTR.
Westfield Mission Valley
SAN DIEGO COUNTY
Mission Valley
COASTER
MORENA/ LINDA VISTA
SD TROLLEY
Riverwalk Golf Course
FASHION VALLEY
Fashion Valley Mall
7007 Friars Road
San Diego, CA 92108
Adams Ave.
Presidio Park
Junipero Serra Museum
Fort Stockton
OLD TOWN
Old Town SD State Historic Park
Mission Hills
UCSD Medical Ctr.- Hillcrest
University Heights
Normal Heights
El Cajon Blvd.
Utah St.
30th St.
Sunset Blvd.
Scripps Mercy Hospital SD
University Ave.
Loma Square
Mission Hills Park
Washington St.
Hillcrest
Pacific Hwy
SAN DIEGO
Richmond St.
1st Ave.
4th Ave.
6th Ave.
San Diego Marine Corps Recruit Depot
WASHINGTON STREET
Midtown
Upas St.
Boundary St.
San Diego International Airport
San Diego Fwy
San Diego Zoo
Morey Field Sports Complex
BALBOA PARK
Park West
SD Natural History Museum
MIDDLETOWN
Laurel St.
Fleet Science Center
Juniper St.
N. Harbor Dr.
SD Automotive Museum
Naval Medical Center
5
San Diego Air & Space Museum
Balboa Park Municipal Golf Course
LITTLE ITALY
South Park
San Diego Bay
Balboa Stadium
COUNTY CENTER
Maritime Museum
San Diego City College
One America Plaza
CIVIC CENTER
SANTA FE DEPOT
CITY COLLEGE
B St.
Broadway
94
MLK Fwy
Downtown
USS Midway Museum
HORTON PLAZA
North Island Naval Air Station
Tuna Harbor Park
SD TROLLEY
12TH & MARKET
Market St.
GASLAMP QUARTER
SEAPORT VILLAGE
Coronado-Broadway Pier Ferry
San Diego Convention Center
Petco Park
Grant Hill
Imperial Ave.

A-3-16

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$62,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,500,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.2%	Net Rentable Area (SF):	1,377,155
Loan Purpose:	Refinance	Location:	San Diego, CA
Borrower(2):	Fashion Valley Mall, LLC	Year Built / Renovated(6):	1969 / 2023
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(7):	94.0%
Interest Rate:	5.73000%	Occupancy Date:	5/15/2023
Note Date:	5/25/2023	4th Most Recent NOI (As of)(8):	$82,934,141 (12/31/2019)
Maturity Date:	6/1/2033	3rd Most Recent NOI (As of)(8):	$72,772,653 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(8):	$79,065,945 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(8):	$80,846,012 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy(9):	89.9%
Amortization Type:	Interest Only	UW Revenues(9):	$103,974,716
Call Protection(3):	L(28),D(86),O(6)	UW Expenses(9):	$19,972,427
Lockbox / Cash Management:	Hard / Springing	UW NOI(9):	$84,002,289
Additional Debt(1)(4):	Yes	UW NCF(9):	$82,302,958
Additional Debt Balance(1):	$387,500,000	Appraised Value / Per SF(10):	$1,430,000,000 / $1,038
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/5/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(9):	$327
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(9):	$327
Insurance:	$0	Springing	N/A	Cut-off Date LTV(10):	31.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(10):	31.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR(9):	3.15x
Gap Rent Reserve:	$4,458,079	$0	N/A	UW NOI Debt Yield(9):	18.7%
Outstanding TI/LC:	$24,345,615	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450.0 million (the “Fashion Valley Mall Whole Loan”). The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The borrower is affiliated with the borrower of the Great Lakes Crossing Outlets Whole Loan.
(3)	The lockout period will be at least 28 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BBCMS 2023-C21 closing date in October 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(4)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
(7)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	The Release Parcels are included in the information regarding the most recent NOIs.
(9)	The Release Parcels are not included in the UW Economic Occupancy, UW Revenues, UW Expenses, UW NOI, UW NCF or SF.
(10)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. The actual as-is value including the value attributed to the Release Parcels is $1,450,000,000, which results in the Cut-off Date LTV and Maturity Date LTV of 31.0% and 31.0%, respectively. See “Partial Release” below.

A-3-17

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The Loan. The Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan consists of 21 pari passu notes and accrues interest at a rate of 5.73000% per annum. The Fashion Valley Mall Whole Loan has a ten-year term and is interest-only for the entire term. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association, Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The non-controlling Notes A-3-6, A-4-1, A-4-4 and A-4-6, with an aggregate Cut-off Date Balance of $62,500,000, will be included in the BBCMS 2023-C21 securitization trust. The remaining notes have previously been included in other securitization trusts identified below or are currently held by BANA, BMO and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time. The Fashion Valley Mall Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$60,000,000	$60,000,000	BANA	Yes
A-1-2	55,000,000	55,000,000	BANK 2023-BNK46	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4(1)	10,000,000	10,000,000	BANA	No
A-2-1-1	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-1-2	5,000,000	5,000,000	BANK 2023-BNK46	No
A-2-2	30,000,000	30,000,000	Benchmark 2023-B39	No
A-2-3	25,000,000	25,000,000	Benchmark 2023-B39	No
A-2-4	10,000,000	10,000,000	BANK 2023-BNK46	No
A-3-1	22,500,000	22,500,000	BMO 2023-C6	No
A-3-2(1)	20,000,000	20,000,000	BMO	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO-2023-C6	No
A-3-5	12,500,000	12,500,000	BMO 2023-C6	No
A-3-6	12,500,000	12,500,000	BBCMS 2023-C21	No
A-4-1	35,000,000	35,000,000	BBCMS 2023-C21	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	BBCMS 2023-C21	No
A-4-5(1)	10,000,000	10,000,000	Barclays	No
A-4-6	5,000,000	5,000,000	BBCMS 2023-C21	No
Whole Loan	$450,000,000	$450,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

A-3-18

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information relating to the Fashion Valley Mall Property herein does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants (excluding the three additional RDP tenants) and 96.0% leased including the three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.06 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three, 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

A-3-19

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current Occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	TTM March 2023 Sales $(3)	Sales PSF/Screen(3)	Occ Cost	Lease Expiration Date
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$147,000,000	$667	0.1%	12/31/2080
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6	$0.17	33,450	0.05	$40,400,000	$200	0.4%	1/31/2035
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2	$0.17	33,866	0.05	$51,000,000	$260	0.3%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$7,558,543	$141	25.3%	1/31/2026
AMC Theatres	Caa2/CCC+/NR	51,610	3.7	$30.25	1,561,203	2.1	$8,674,735	$481,930(5)	23.6%	12/31/2024
The Container Store	NR/B/NR	24,432	1.8	$40.00	977,280	1.3	$10,946,269	$448	12.3%	5/31/2030
Zara(6)	NR/NR/NR	21,726	1.6	$104.38	2,267,760	3.1	$27,873,804	$1,283	12.5%	9/30/2022
Pottery Barn	NR/NR/NR	19,920	1.4	$55.81	1,111,639	1.5	$9,321,064	$468	22.7%	1/31/2024
H&M(6)	NR/BBB/NR	14,106	1.0	$67.13	946,934	1.3	$8,576,263	$608	21.6%	1/31/2023
Victoria's Secret	B1/BB-/NR	12,559	0.9	$159.88	2,007,925	2.8	$9,921,287	$790	27.4%	1/31/2025
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%
Remaining Occupied(7)		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total / Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year-end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.

(5) Based on AMC Theatres’ 18 screens.

(6)	Leases for both Zara and H&M are subject to renewal. Both tenants continue to pay rent. We cannot assure you whether or when either lease will be renewed.
(7)	Includes four junior anchor tenants (Urban Outfitters, Sephora, Louis Vuitton and Anthropologie).

A-3-20

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Tenant Sales(1)
	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.

A-3-21

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(1)	% of UW Base Rent Expiring(1)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(1)	Cumulative % of UW Base Rent Expiring(1)
Vacant	NAP	82,587	6.0%	NAP	NAP	82,587	6.0%	NAP	NAP
2023 & MTM	16	65,119	4.7	$7,383,543	10.1%	147,706	10.7%	$7,383,543	10.1%
2024	21	138,793	10.1	9,777,149	13.4	286,499	20.8%	$17,160,692	23.6%
2025	10	40,591	2.9	5,789,837	7.9	327,090	23.8%	$22,950,529	31.5%
2026	8	268,169	19.5	4,432,342	6.1	595,259	43.2%	$27,382,871	37.6%
2027	13	52,290	3.8	6,395,710	8.8	647,549	47.0%	$33,778,581	46.4%
2028	16	56,510	4.1	7,440,994	10.2	704,059	51.1%	$41,219,574	56.6%
2029	16	36,387	2.6	4,722,754	6.5	740,446	53.8%	$45,942,329	63.1%
2030	17	89,563	6.5	9,430,718	12.9	830,009	60.3%	$55,373,047	76.0%
2031	8	19,726	1.4	2,091,762	2.9	849,735	61.7%	$57,464,809	78.9%
2032	8	24,906	1.8	2,871,986	3.9	874,641	63.5%	$60,336,795	82.8%
2033	18	62,768	4.6	10,362,452	14.2	937,409	68.1%	$70,699,248	97.1%
2034 & Thereafter	7	439,746	31.9	2,132,637	2.9	1,377,155	100.0%	$72,831,885	100.0%
Total	158	1,377,155	100.0%	$72,831,885	100.0%
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Prospectus.

A-3-22

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall
Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021	2022	Underwritten(3)	Per SF	%(4)
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44	55.8%
Contractual Rent Steps(5)	0	0	0	0	1,475,982	1.07	1.3
Gross Up Vacancy	0	0	0	0	9,925,306	7.21	8.9
Overage Rent(6)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73	5.8
Percentage Rent in Lieu(6)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64	2.0
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29	26.2
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38	100.0%
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22	10.1
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89	1.1
Other Income(7)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45	1.8
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50	92.8%
Total Expenses(8)	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	14.50	19.2
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00	80.8%
Capital Expenditures	0	0	0	0	195,237	0.14	0.2
TI/LC	0	0	0	0	1,504,094	1.09	1.4
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76	79.2%
(1)	Based on the underwritten rent roll dated May 15, 2023.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Underwritten financials exclude all income and expense related to the Release Parcels, which are included in the historical financial information.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Contractual Rent Steps were taken through May 2024.
(6)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(7)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are excluded from underwritten expenses too.
(8)	Total Expenses includes debt service for the existing PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property, which is a recoverable expense. The existing PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was approximately $866,043. The borrower is permitted to obtain an additional PACE loan up to $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

A-3-23

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(2)	94.0%(2)	NAP	$1,424(3)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$970	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / N/A	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s
(1)	Based on a third-party report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The Borrower Sponsor. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, NY and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

A-3-24

Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event, or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None. However, the Fashion Valley Mall Mortgaged Property is encumbered by an existing PACE loan in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the borrower. As of the origination date of the Fashion Valley Mall Whole Loan, the amount outstanding on the existing PACE loan including all interest and administrative expenses was $866,043.38. In addition, the Fashion Valley Mall Whole Loan agreement permits the borrower to obtain an additional PACE loan or similar loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE loan payments would have property tax lien status. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” in the Prospectus.

Permitted Future Mezzanine Debt. Not permitted.

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Annex A-3	BBCMS 2023-C21
No. 2 – Fashion Valley Mall

Partial Release. The borrower may obtain a release of one or more Release Parcel (as defined above) for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no loan event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio

WISCONSIN
MICHIGAN
IOWA
ILLINOIS
INDIANA
OHIO
KENTUCKY
MISSOURI
CHICAGO
MILWAUKEE
DETROIT
CLEVELAND
COLUMBUS
INDIANAPOLIS
CINCINNATI
LOUISVILLE
NASHVILLE
ST. LOUIS
Lake Michigan

NEW YORK
PENNSYLVANIA
WEST VIRGINIA
VIRGINIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
WASHINGTON, D.C.
Richmond
NEW YORK
Atlantic Ocean

COLORADO
NEW MEXICO
TEXAS
OK
AZ
MEXICO
Santa Fe
ALBUQUERQUE
Roswell
Las Cruces
EL PASO
CIUDAD JUAREZ

RTL Retail Portfolio		
1	Northwood Marketplace	North Charleston, SC
2	The Centrum	Pineville, NC
3	Lawton Marketplace	Lawton, OK
4	Carlisle Crossing	Carlisle, PA
5	Southway Shopping Center	Houston, TX
6	Parkway Centre South	Grove City, OH
7	Houma Crossing	Houma, LA
8	North Lake Square	Gainesville, GA
9	Liberty Crossing	Rowlett, TX
10	Owensboro Town Center	Owensboro, KY
11	Harbor Town Center	Manitowoc, WI
12	Lord Salisbury Center	Salisbury, MD
13	Terrell Mill Village	Marietta, GA
14	The Ridge at Turtle Creek	Hattiesburg, MS
15	Nordstrom Rack	Tampa, FL
16	Ventura Place	Albuquerque, NM
17	Quail Springs	Oklahoma City, OK
18	Wallace Commons	Salisbury, NC
19	Waterford Park South	Clarksville, IN
20	Evergreen Marketplace	Evergreen Park, IL
21	Derby Marketplace	Derby, KS
22	Stoneridge Village	Jefferson City, MO
23	FreshThyme & DSW	Fort Wayne, IN
24	Crossroads Annex	Lafayette, LA
25	Tellico Village	Loudon, TN
26	Walmart Neighborhood Market	Summerville, SC
27	PetSmart & Old Navy	Reynoldsburg, OH
28	Sutters Creek	Rocky Mount, NC
29	Mattress Firm & Panera Bread	Elyria, OH

KANSAS
OKLAHOMA
MISSOURI
ARKANSAS
TEXAS
LOUISIANA
MS
OKLAHOMA CITY
MEMPHIS
DALLAS
FORT WORTH
HOUSTON
AUSTIN
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico

NASHVILLE
MEMPHIS
TENNESSEE
ALABAMA
GEORGIA
FLORIDA
RALEIGH
CHARLOTTE
ATLANTA
JACKSONVILLE
ORLANDO
TAMPA
MIAMI
Gulf of Mexico
Atlantic Ocean

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$62,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$62,500,000	Property Type – Subtype:	Retail – Various
% of IPB:	9.2%	Net Rentable Area (SF):	3,117,102
Loan Purpose:	Recapitalization	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Global Net Lease, Inc.	Occupancy:	95.3%
Interest Rate:	6.44575%	Occupancy Date:	9/1/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(7):	$27,051,928 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$33,695,199 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$53,888,610
Call Protection(4):	L(12),YM1(12),DorYM1(89),O(7)	UW Expenses:	$17,916,793
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$35,971,817
Additional Debt(1):	Yes	UW NCF:	$33,409,746
Additional Debt Balance(1):	$197,500,000	Appraised Value / Per SF(8):	$508,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	7/31/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$4,174,654	$596,379	N/A	Maturity Date Loan / SF:	$83
Insurance:	$5,240	$1,310	N/A	Cut-off Date LTV(8):	51.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(8):	51.2%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
Immediate Repairs:	$1,027,622	$0	N/A	UW NOI Debt Yield:	13.8%
Environmental Reserve:	$977,500	$0	N/A
Outstanding TI / LC:	$9,576,923	$0	N/A
Outstanding Free Rent:	$311,601	$0	N/A
Outstanding Gap Rent:	$241,832	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	$16,315,372	6.3
			Closing Costs	$5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Whole Loan (as defined below) is part of a whole loan evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $260.0 million (the “RTL Retail Portfolio Whole Loan”). The financial information in the chart above reflects the RTL Retail Portfolio Whole Loan.
(2)	The borrowers are 29 Delaware limited liability companies and special purpose entities that are subsidiaries of The Necessity Retail REIT Operating Partnership, L.P. See the footnotes to Annex A-1 in the Prospectus for the names of each entity.
(3)	Global Net Lease, Inc. and The Necessity Retail REIT, Inc. completed a merger on September 12, 2023. Before the merger, the borrower sponsor was The Necessity Retail REIT Operating Partnership, L.P. With the completion of the merger, the borrower sponsor is Global Net Lease, Inc. The borrower is affiliated with the borrower of the Healthcare Trust MOB Portfolio Whole Loan through a common chief executive officer.
(4)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2023-C21 securitization trust in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	Historical cash flows are unavailable as 24 of the 29 RTL Retail Portfolio Properties were acquired in 2022 and such information is not available.
(7)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.
(8)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are both 52.2%.

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio

The Loan. The RTL Retail Portfolio Mortgage Loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 3,117,102 square foot retail portfolio comprised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays, BMO, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 17 pari passu notes and accrues interest at a rate of 6.44575% per annum. The RTL Retail Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-2, being contributed by Barclays, and non-controlling Note A-9, being contributed by BMO, respectively, with an aggregate Cut-off Date Balance of $62,500,000, will be included in the BBCMS 2023-C21 securitization trust. The RTL Retail Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 securitization trust, until the controlling Note A-1 is securitized, whereupon the RTL Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$28,500,000	$28,500,000	Barclays	Yes
A-2	$32,500,000	$32,500,000	BBCMS 2023-C21	No
A-3(1)	$30,000,000	$30,000,000	Barclays	No
A-4(1)	$20,000,000	$20,000,000	SGFC	No
A-5(1)	$13,800,000	$13,800,000	SGFC	No
A-6(1)	$12,500,000	$12,500,000	SGFC	No
A-7(1)	$10,033,333	$10,033,333	SGFC	No
A-8(1)	$7,000,000	$7,000,000	BMO	No
A-9	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-10(1)	$14,000,000	$14,000,000	BMO	No
A-11(1)	$5,333,334	$5,333,334	BMO	No
A-12(1)	$15,000,000	$15,000,000	KeyBank	No
A-13(1)	$11,000,000	$11,000,000	KeyBank	No
A-14(1)	$10,000,000	$10,000,000	KeyBank	No
A-15(1)	$8,000,000	$8,000,000	KeyBank	No
A-16(1)	$7,333,333	$7,333,333	KeyBank	No
A-17(1)	$5,000,000	$5,000,000	KeyBank	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. Twenty-seven (27) of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties are 95.3% occupied by 188 unique tenants as of September 1, 2023. The borrower sponsor acquired 5 of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. 8 of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 tenants (the “Non-Collateral Tenants”), and the space occupied by the Non-Collateral Tenants is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties herein does not include any space occupied by the Non-Collateral Tenants, unless otherwise expressly stated herein.

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Waterford Park South	Clarksville, IN	2005, 2006 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
FreshThyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(2)	100.0%
(1)	Information is based on the underwritten rent roll dated September 1, 2023.
(2)	The total Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000.
(3)	Occupancy excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.

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Annex A-3	BBCMS 2023-C21
No. 3 – RTL Retail Portfolio

Major Tenants.

Hobby Lobby (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028 and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030 and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the U.S. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports has plans to expand by opening 13 to 15 stores in 2023 and 120 to 140 stores by the end of 2027. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039 and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the U.S., operating 1,704 stores in 40 different states, the District of Colombia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026 and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025 and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029 and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027 and has four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

Environmental. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition (a “REC”) was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the mortgaged property that included the use of Perchloroethylene, which impacted the soil and groundwater, from 1973 until approximately 2005. Environmental insurance was obtained at origination of the RTL Retail Portfolio Whole Loan, with an expiration date of February 11, 2032, that will cover such contamination. At origination, the borrower reserved $977,500 to cover the cost of further testing to determine certain vapor intrusion conditions exist and to mitigate any such intrusion, as described in the RTL Retail Portfolio Whole Loan documents. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) in connection with the former use as a golf course, which contained an underground storage tank (“UST”) that caused a release into the soil. The UST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial and commercial purposes. Based on report remediation activities, locations of the affected areas relative to the mortgaged property, and confirmation soil analytical results from a 2012 report, historical uses of the Evergreen Marketplace mortgaged property are considered a CREC and the ESA recommends continued compliance with the use restriction. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

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Historical and Current Occupancy(1)
2020(2)(3)	2021(2)	2022	Current(4)
76.5%	90.7%	94.1%	95.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(3)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Mart, a family-owned grocery store.
(4)	Current Occupancy is as of September 1, 2023.

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Top Ten Tenant Summary(1)
Tenant	Property / Property Count	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Hobby Lobby	5(5)	NR / NR / NR	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	NAV	NAV
Academy Sports	3(6)	NR / BB / NR	182,928	5.9	$11.27	$2,060,914	5.2%	Various(6)	NAV	NAV
Ross	6(7)	A2 / BBB+ / NR	167,328	5.4	$11.48	$1,921,113	4.8%	Various(7)	$552.59(8)	3.2%(8)
PetSmart	9(9)	B3 / B+ / NR	158,353	5.1	$15.38	$2,434,699	6.1%	Various(9)	NAV	NAV
Best Buy	4(10)	A3 / BBB+ / NR	150,981	4.8	$9.77	$1,475,221	3.7%	Various(10)	NAV	NAV
Kohls Corporation	2(11)	Ba3 / BB / BBB-	137,062	4.4	$6.89	$943,882	2.4%	1/31/2029	NAV	NAV
TJ Maxx	5(12)	A2 / A / NR	123,913	4.0	$10.11	$1,252,852	3.1%	Various(12)	$447.52(13)	3.8%(13)
Super G Mart	The Centrum	NR / NR / NR	108,714	3.5	$6.00	$652,284	1.6%	5/31/2042	NAV	NAV
Michaels	4(14)	Caa2 / B- / NR	88,275	2.8	$12.11	$1,069,053	2.7%	Various(14)	$151.34(15)	10.5%(15)
Five Below	9(16)	NR / NR / NR	79,239	2.5	$16.75	$1,326,940	3.3%	Various(16)	NAV	NAV
Top Ten Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non Top Ten Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%

Occupied Collateral Total / Wtd. Avg.			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and % of Total UW Base Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 SF at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	146,380	4.7%	NAP	NA	P	146,380	0.0%	NAP	NAP
2023 & MTM	7	33,108	1.1	$653,123	1.6%		179,488	1.1%	$653,123	1.6%
2024	34	175,134	5.6	3,008,031	7.6		354,622	6.7%	$3,661,154	9.2%
2025	29	181,893	5.8	2,744,328	6.9		536,515	12.5%	$6,405,482	16.1%
2026	48	477,019	15.3	6,521,264	16.4		1,013,534	27.8%	$12,926,746	32.5%
2027	36	235,924	7.6	3,980,423	10.0		1,249,458	35.4%	$16,907,168	42.5%
2028	38	454,788	14.6	5,930,282	14.9		1,704,246	50.0%	$22,837,450	57.4%
2029	17	284,055	9.1	3,430,732	8.6		1,988,301	59.1%	$26,268,182	66.0%
2030	15	256,766	8.2	3,666,652	9.2		2,245,067	67.3%	$29,934,834	75.2%
2031	9	147,450	4.7	1,424,004	3.6		2,392,517	72.1%	$31,358,838	78.8%
2032	16	200,157	6.4	2,600,853	6.5		2,592,674	78.5%	$33,959,692	85.3%
2033	14	182,187	5.8	2,484,082	6.2		2,774,861	84.3%	$36,443,774	91.6%
2034 & Beyond	10	342,241	11.0	3,362,227	8.4		3,117,102	95.3%	$39,806,001	100.0%
Total	273	3,117,102	100.0%	$39,806,001	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.

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The Market. The RTL Retail Portfolio Properties consist of 29 properties located across 19 different states. The RTL Retail Portfolio Properties are located in submarkets with average vacancy rates ranging from 0.6% to 7.5%. Market rent rate per square foot ranges from $5.48 to $34.98.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Summary(1)
	Location	Market	Submarket	UW Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.60%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.00%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.80%
Parkway Centre South	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.10%
Lawton Marketplace	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.50%
Owensboro Town Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.10%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.40%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.50%
Liberty Crossing	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.40%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.50%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.90%
Houma Crossing	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.10%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.20%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.50%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.30%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.70%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.80%
Wallace Commons	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.00%
Quail Springs	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.10%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.20%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.30%
FreshThyme & DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.30%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.60%
Sutters Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.90%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.40%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.40%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.00%
Crossroads Annex	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.40%
Weighted Average				$13.40	$13.63	3.9%
(1)	Source: Appraisals dated between July 7, 2023 and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.

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Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per SF	%(3)
Rents in Place(4)	$30,907,670	$37,311,334	$39,378,579	$12.63	69.4%
Rent Steps(5)	0	0	326,233	$0.10	0.6
Straight Line Rent	0	0	7,000	$0.00	0.0
Percentage Rent	0	155,969	101,189	$0.03	0.2
Vacancy Gross Up	0	0	2,763,888	$0.89	4.9
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	$13.66	75.1%
Total Reimbursements	10,208,401	11,658,704	14,147,963	$4.54	24.9
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	$18.20	100.0%
Other Income	0	68,582	0	$0.00	0.0
(Vacancy/Credit Loss)	0	0	(2,836,243)	($0.91)	(5.0)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	$17.29	95.0%
Taxes	5,916,899	6,767,608	6,913,585	$2.22	12.8
Insurance	1,195,587	1,243,194	2,053,265	$0.66	3.8
Maintenance	4,012,845	3,848,515	4,836,221	$1.55	9.0
Management Fee	1,550,658	1,956,924	1,886,101	$0.61	3.5
Other Expenses	1,388,155	1,683,149	2,227,621	$0.71	4.1
Total Expenses	$14,064,144	$15,499,390	$17,916,793	$5.75	33.2%
Net Operating Income	$27,051,928	$33,695,199	$35,971,817	$11.54	66.8%
TI/LC	0	0	2,040,576	$0.65	3.8
Cap Ex	0	0	521,495	$0.17	1.0
Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	$10.72	62.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	TTM reflects the trailing 12 months ending June 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Since July 1, 2022, there has been 539,910 square feet (17.3% of NRA) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place).
(5)	Includes contractual rent steps through August 2024.

The Borrowers. The borrowers are 29 Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor was The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). Given the Global Net Lease Merger has been finalized, Global Net Lease, Inc. is currently the borrower sponsor and the guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 weighted average lease term remaining as of June 30, 2023. 66% and 37% of annualized straight-line rent in RTL’s single-tenant portfolio and from multi-tenant anchor tenants, respectively, was attributed to investment grade, or implied investment grade, tenants as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc. is a

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publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets. Prior to the Global Net Lease Merger, as of June 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,308 properties totaling approximately 66.9 million square feet. As of June 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

Property Management. The RTL Retail Portfolio Properties are currently managed by Necessity Retail Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $4,174,654 for real estate taxes, (ii) $5,240 for insurance premiums, (iii) $1,027,622 for deferred maintenance, (iv) $9,576,923 for outstanding TI/LCs, (v) $977,500 for the environmental reserve fund, (vi) $311,601 for outstanding free rent and (vii) $241,832 for gap rent.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $596,379 for real estate taxes and $1,310 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual mortgaged property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual mortgaged property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserves – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.
TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

Lockbox / Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), a cure of such event of default, with respect to clause (ii), (a) achieving a net cash flow debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below), or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

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A “Debt Yield Trigger Event” will commence upon (i) the net operating income debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposits with the lender the applicable Debt Yield Cure – Letter of Credit or completes the applicable Debt Yield Cure – Partial Prepayment.

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a net cash flow debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and

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No. 3 – RTL Retail Portfolio

attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant, and (e) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) September 2024 (with payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the net cash flow debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the net cash flow debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the net cash flow debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged property will be no less than the net cash flow debt yield immediately prior to the partial release; and (v) payment of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium).

Ground Lease. None.

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Cipriani NYC Portfolio
1 Cipriani 42nd Street New York, NY
2 Cipriani Wall Street New York, NY
MANHATTAN
QUEENS
BROOKLYN
NEW JERSEY
Hoboken
Hudson River
East River
Roosevelt Island
East Side
West Side
Midtown
Intrepid Sea-Air-Space Museum
Rockefeller Center
Times Square
Bank of America Tower
Grand Central Terminal
Chrysler Building
United Nations Headquarters
W 42nd St
E 42nd St
Port Authority Bus Terminal
Bryant Park
New York Public Library
Queens-Midtown Tunnel
Lincoln Tunnel
Jacob Javits Convention Center
W 34th St
E 34th St
HUDSON YARDS
Madison Square Garden
Penn Station
Empire State Building
Kips Bay
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Baruch College
VA Medical Center-Manhattan
FDR Drive
Chelsea
Chelsea Waterside Park
W 23rd St
E 23rd St
Flatiron District
Broadway
Chelsea Piers Sports & Entertainment Complex
Beth Israel Medical Center
Stuyvesant Town
W 14th St
E 14th St
Meatpacking District
West Village
Washington Square
The Cooper Union
East Village
Greenwich Village
New York University
E Houston St
W Houston St
SoHo
Tribeca
Williamsburg Bridge
Delancey St
Grand St
Little Italy
Holland Tunnel
Canal St
Chinatown
Lower East Side
Borough of Manhattan Comm. College
BMCC Tribeca Performing Arts Center
NYC City Hall
Pearl St
St. James Pl
Pace University
Manhattan Bridge
Brooklyn Bridge
1 World Trade Ctr.
Financial District
Fulton Market
South Street Seaport
National September 11 Memorial
Federal Reserve Bank
NY Stock Exchange
Battery Park City
West St
South St
Battery Park
BROOKLYN-BATTERY TUNNEL
Brooklyn-Queens Expwy
Brooklyn Heights
Church St
West Broadway
Hudson St
Greenwich St
Bowery
11th Ave
10th Ave
9th Ave
8th Ave
7th Ave
6th Ave
5th Ave
Park Ave
3rd Ave
2nd Ave
1st Ave
12th Ave
Ave A
Ave B
Ave C
Ave D
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
NEWARK
JERSEY CITY
STATEN ISLAND
Atlantic Ocean

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Various
% of Pool by IPB:	8.8%	Net Rentable Area (SF):	152,453
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	New 110 Cipriani Units LLC and GC 55 Ballroom, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Giuseppe Cipriani	Occupancy:	100.0%
Interest Rate:	8.60000%	Occupancy Date:	8/30/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2028	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,668,039
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$440,041
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$14,227,998
Additional Debt(1):	Yes	UW NCF:	$14,165,993
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$177,000,000 / $1,161
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/23/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$590
Taxes:	$1,234,222	$308,555	N/A	Maturity Date Loan / SF:	$590
Insurance:	$281,047	$28,105	N/A	Cut-off Date LTV:	50.8%
Replacement Reserves:	$0	$5,167	$200,000	Maturity Date LTV:	50.8%
Other Reserves(3):	$150,000	$0	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	15.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$79,997,922	88.9%
			Sponsor Equity	5,195,787	5.8
			Closing Costs	3,141,021	3.5
			Upfront Reserves	1,665,269	1.9
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%
(1)	The Cipriani NYC Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $90.0 million (the “Cipriani NYC Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Cipriani NYC Portfolio Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Initial Other Reserves consist of a condo reserve of $150,000 for the payment of common charges or other operating expenses.
(4)	The Cipriani 42nd Street Property (as defined below) was built in 1923 and 1932 with a renovation in 2000. The Cipriani Wall Street Property (as defined below) was built in 1842 and 1908 and renovated in 2005.
(5)	Historical financials are unavailable at the Cipriani NYC Portfolio Properties (as defined below) as the tenants executed new 10-year NNN leases at origination.

The Loan. The Cipriani NYC Portfolio mortgage loan (the “Cipriani NYC Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in two event spaces totaling 152,453 square feet located in New York, New York (the “Cipriani NYC Portfolio Properties”). The Cipriani NYC Portfolio Whole Loan was originated by Citi Real Estate Funding Inc., consists of three pari passu notes and accrues interest at a rate of 8.60000% per annum. The Cipriani NYC Portfolio Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, with an original principal balance and Cut-off Date Balance of $60,000,000, will be included in the BBCMS 2023-C21 securitization trust. The non-controlling Notes A-2 and A-3, with an aggregate original principal balance and Cut-off Date Balance of $30,000,000, are expected to be contributed the BANK5 2023-5YR3 securitization. The Cipriani NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for

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the BBCMS 2023-C21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2023-C21	Yes
A-2	$20,000,000	$20,000,000	BANK5 2023-5YR3(1)	No
A-3	$10,000,000	$10,000,000	BANK5 2023-5YR3(1)	No
Whole Loan	$90,000,000	$90,000,000
(1)	The BANK5 2023-5YR3 securitization is expected to close on September 28, 2023.

The Properties. The Cipriani NYC Portfolio Properties are comprised of a 71,308 square foot mixed-use event space / office space located at 110 and 120 East 42nd Street in New York, New York (the “Cipriani 42nd Street Property”) and an 81,145 square foot event space located at 55 Wall Street in New York, New York (the “Cipriani Wall Street Property”). Both the Cipriani NYC Portfolio Properties use services from Star Group Productions (“Star Group”) and Swoop which are owned by Cipriani USA (as defined below). Star Group provides professional audio, video, lighting, rigging and staging services while Swoop provides event production, planning, design and décor services.

Cipriani 42nd Street Property

The Cipriani 42nd Street Property is comprised of a 71,308 square foot mixed use event space / office located at 110 and 120 East 42nd Street in New York City. The Cipriani 42nd Street Property was originally constructed in phases in 1923 and 1932 and subsequently renovated in 2000. The Cipriani 42nd Street Property consists of a five-level commercial condominium unit located within the 110 and 120 East 42nd Street building and is part of a larger 18-story building. The Cipriani 42nd Street Property is comprised of four of the seven condominium units, the remaining three non-collateral units are used as office space on floors six through 18 of the 110 and 120 East 42nd Street building and a below grade parking garage. The Cipriani 42nd Street Property was originally constructed as the headquarters of Bowery Savings Bank and was designated as a New York City landmark.

The Cipriani 42nd Street Property is located directly across the street from Grand Central Terminal which provides access via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad and Long Island Rail Road. The Cipriani 42nd Street Property also has access via FDR Drive, which is located five blocks west of the Cipriani 42nd Street Property and travels along the East side of Manhattan. The Cipriani 42nd Street Property includes 21,399 square feet of event space which features a 12,000 square foot grand ballroom with 64-foot ceiling heights and has capacity to host up to 1,800 guests. The Cipriani 42nd Street Property also features a chapel and terrace that total 2,360 square feet of additional space and have additional capacity for up to 400 guests. The Cipriani 42nd Street Property also includes 17,152 square feet of event support/ancillary space, 1,920 square feet of ground floor retail space and 30,837 square feet of office space.

The revenue generated by the Cipriani 42nd Street Property is primarily driven by non-profits (69.6% of YTD May 2023 revenue), corporate events (20.8% of YTD May 2023 revenue) and social groups (8.6% of YTD May 2023 revenue).

Cipriani 42nd Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	69.6%	20.8%	8.6%	1.0%
2022	55.0%	31.6%	8.0%	5.4%
2019	59.7%	28.2%	9.5%	2.5%
(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani 42nd Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

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Cipriani Wall Street Property

The Cipriani Wall Street Property is comprised of an 81,145 square foot event space located at 55 Wall Street in New York City. The 55 Wall Street Property was originally constructed in phases in 1842 and 1908 and subsequently renovated in 2005. The Cipriani Wall Street Property previously served as the Former National City Bank Building and was designated as a New York City landmark. The Cipriani Wall Street Property is part of a condominium regime and represents a four-level, plus lower level, commercial condominium unit that is part of a larger nine-story luxury residential building. The residential condominium portion of the building is not part of the Cipriani Wall Street Property.

The Cipriani Wall Street Property has 24,424 square feet of event space which includes a 13,275 square foot grand ballroom with 56 to 70-foot ceiling heights and has capacity to host up to 2,000 guests. The Cipriani Wall Street Property also features three other rooms (Mezzanine, Stillman Room and Terrace 55) which in aggregate total 4,845 square feet of event space with an additional capacity of up to 440 guests. In addition to the 24,424 square feet of event space, the Cipriani Wall Street Property has 19,896 square feet of restaurant/club space, 18,907 square feet of office space, 16,162 square feet of lower level space and 1,756 square feet of sub-basement storage space.

The revenue generated by the Cipriani Wall Street Property is primarily driven by non-profits (63.4% of YTD May 2023 revenue), corporate events (24.9% of YTD May 2023 revenue) and social groups (11.2% of YTD May 2023 revenue).

Cipriani Wall Street Property Total Revenue by Client Type(1)(2)
Year	Non-Profit	Corporate	Social	Other
2023(3)	63.4%	24.9%	11.2%	0.5%
2022	61.0%	29.7%	8.8%	0.6%
2019	68.0%	19.8%	12.2%	0.0%
(1)	Information provided by the borrowers.
(2)	Years 2020 and 2021 are not shown as the Cipriani Wall Street Property was closed due to the COVID-19 pandemic.
(3)	2023 figures are based off the borrowers budgeted revenue as of May 2023.

Environmental. According to the Phase I environmental site assessments dated July 10, 2023, there was no evidence of any recognized environmental conditions at the Cipriani NYC Portfolio Properties.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year unless stated otherwise.
(2)	Current Occupancy is as of August 30, 2023.

Sole Tenant.

Cipriani USA, Inc. (152,453 square feet, 100.0% of NRA, 100.0% of underwritten base rent). The tenants under each lease are wholly owned subsidiaries of Cipriani USA, Inc. (“Cipriani USA”), which serves as the guarantor of each lease and is a privately owned international corporation based in Luxembourg that owns and operates luxury event spaces, restaurants and clubs. As of December 31, 2022, Cipriani USA operated 11 restaurants / banquet facilities located in New York, Miami and Las Vegas. Cipriani USA also operates the Star Group and Swoop. Star Group was created in 2006 to enhance the audio and visual experience at the Cipriani NYC Portfolio Properties. Swoop provides design, décor, event production and planning services for the Cipriani NYC Portfolio Properties. Cipriani USA has one, five-year renewal option at each of the Cipriani NYC Portfolio Properties.

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The following table presents certain information relating to the tenancy at the Cipriani NYC Portfolio Properties:

Tenant Summary(1)
Tenant Name	Ratings (Moody’s/S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration
Cipriani Wall Street	NR/NR/NR	81,145	53.2%	$67.78	$5,500,000	36.7%	8/31/2033
Cipriani 42nd Street	NR/NR/NR	71,308	46.8%	$133.22	$9,500,000	63.3%	8/31/2033
Occupied Collateral Total/Wtd Avg.		152,453	100.0%	$98.39	$15,000,000	100.0%
Vacant Space		0	0.0%
Collateral Total		152,453	100.0%
(1)	Based on the underwritten rent roll dated as of August 30, 2023.

The following table presents certain information relating to the lease rollover schedule at the Cipriani NYC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	2	152,453	100.0	15,000,000	100.0	152,453	100.0%	$15,000,000	100.0%
2034 & Thereafter	0	0	0.0	0	0.0	152,453	100.0%	$15,000,000	100.0%
Total/Wtd. Avg.	2	152,453	100.0%	$15,000,000	100.0%
(1)	Information is based on the underwritten rent roll dated August 30, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

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The following table presents certain information relating to the Underwritten Net Cash Flow at the Cipriani NYC Portfolio Properties:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$15,000,000	$98.39	97.2%
Total Reimbursements	440,041	2.89	2.9
Gross Potential Rent	$15,440,041	$101.28	100.0%
Vacancy & Credit Loss	(772,002)	(5.06)	(5.0)
Effective Gross Income	$14,668,039	$96.21	95.0%
Management Fee	440,041	2.89	3.0
Total Operating Expenses	$440,041	$2.89	3.0%
Net Operating Income	$14,227,998	$93.33	97.0%
Replacement Reserves	62,005	0.41	0.4
Net Cash Flow	$14,165,993	$92.92	96.6%
(1)	Based on the underwritten rent roll dated August 30, 2023.
(2)	Historical financials are unavailable because the single tenants recently signed new 10 year NNN leases.
(3)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Cipriani NYC Portfolio Properties are located within the borough of Manhattan in New York City. The Cipriani 42nd Street Property is located at 110 and 120 East 42nd Street directly across from Grand Central Terminal. Primary access to the Cipriani 42nd Street Property is provided via the 4, 5, 6, 7 and S subway lines, the Metro-North Railroad, Long Island Rail Road and bus access at Grand Central Terminal. The Cipriani 42nd Street Property is also located five blocks west of FDR Drive, which travels along the East side of Manhattan. The Cipriani Wall Street Property is located at 55 Wall Street in the Financial District of Downtown Manhattan. Primary access to the Cipriani Wall Street Property is provided by 11 subway lines at the Fulton Center: 2, 3, 4, 5, A, C, E, J, M, Z and R.

The table below presents certain information relating to comparable Banquet/Catering facilities pertaining to the Cipriani NYC Portfolio Properties:

Summary of Comparable Banquet/Catering Properties
Name and Location	Ballroom Size (Square Feet)	Reception (Capacity)	Banquet (Capacity)
Cipriani 42nd Street	12,000	1,800	850
Cipriani Wall Street	13,275	2,000	900
The Pierre at 2 East 61st Street	7,508	1,500	800
Plaza Hotel at 768 5th Avenue	4,800	600	500
Capitale at 130 Bowery	15,000	1,500	700
Mandarin Oriental Hotel at 80 Columbus Circle	6,000	750	550
Gotham Hall at 1356 Broadway	9,900	950	575
Pier Sixty at 60 Chelsea Piers	20,000	2,000	1,200
Ziegfeld Ballroom at 141 West 54th Street	9,000	1,300	900

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The Borrowers. The borrowers are New 110 Cipriani Units LLC and GC 55 Ballroom, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Cipriani NYC Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Giuseppe Cipriani, a principal of Cipriani USA. Giuseppe Cipriani is the CEO of Cipriani which was founded in 1931 and is a privately owned corporation that owns and operates luxury event spaces, restaurants and clubs around the world including destinations such as New York, Ibiza, Hong Kong and Dubai.

Property Management. The Cipriani NYC Portfolio Properties are self-managed by the operating tenant.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,234,222 into a real estate tax reserve, (ii) $281,047 into an insurance reserve, and (iii) $150,000 into a condo reserve that represents one month of required condominium common charges. In addition, $700,000 was deposited into a reserve that is held by the title company and pledged as part of the Cipriani NYC Portfolio Whole Loan collateral in connection with litigation between one of the borrowers and the Cipriani Wall Street Property condominium board.

Tax Escrows – On each monthly payment date, the borrowers are required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender reasonably estimates will be payable by the borrowers over the next ensuing 12-month period (initially $308,555).

Insurance Escrows – On each monthly payment date, the borrowers are required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrowers for the renewal of the coverage afforded by the insurance policies (initially $28,105).

Replacement Reserve – On each monthly due date, the borrowers are required to deposit approximately $5,167 into a replacement reserve subject to a cap of $200,000.

Lockbox / Cash Management. The Cipriani NYC Portfolio Whole Loan is structured with a hard lockbox and in place cash management. At origination of the Cipriani NYC Portfolio Whole Loan, the borrowers were required to deliver a notice to each tenant directing them to remit all payments under the applicable lease directly to the lender-controlled lockbox account. The borrowers are required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Cipriani NYC Portfolio Properties into the lockbox account. All funds deposited into the lockbox are required to be swept each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the Cipriani NYC Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will (i) to the extent that a Trigger Period (as defined below) has occurred and is continuing, be deposited in the excess cash flow account, and (ii) to the extent no Trigger Period exists, be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of any individual Cipriani NYC Portfolio Property ceasing to operate as an event center/banquet hall under the name Cipriani (or any similar moniker) (other than for temporary closures, including any permitted renovations and repairs or pursuant to applicable legal requirements (in each case, not to exceed 180 days), and provided each Specified Tenant (as defined below) is paying full, unabated rent notwithstanding such closure), (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) or (iv) the occurrence and continuance of a Financial Hurdle Trigger Period (as defined below), and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) or waiver of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, the lender’s receipt of evidence reasonably acceptable to the lender that the applicable individual Cipriani NYC Portfolio Property has re-commenced operating for business as an event center/banquet hall under the name Cipriani (or any similar moniker), (y) with regard to any Trigger Period commenced in connection with clause (iii) above, the Specified Tenant Trigger Period ceasing to exist, and (z) with regards to any Trigger Period commenced in connection with clause (iv) above, a Financial Hurdle Trigger Period ceasing to exist.

A “Financial Hurdle Trigger Period” means a period (A) commencing upon the earliest of (i) Cipriani USA reporting gross revenues for the trailing 12-month period of less than $100,000,000 as of the end of any calendar quarter, (ii) the Operating

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Annex A-3	BBCMS 2023-C21
No. 4 – Cipriani NYC Portfolio

Tenants (as defined below) reporting aggregate gross revenues (including gross revenues of Star Group) for the trailing 12-month period for the Cipriani NYC Portfolio Properties of less than $50,000,000 as of the end of any calendar quarter, (iii) the Operating Tenants reporting aggregate OpCo EBITDAR (including gross revenues of Star Group) for the trailing 12-month period of less than $18,750,000 as of the end of any calendar quarter, (iv) Cipriani USA reporting EBITDAR of less than $25,000,000 as of the end of any calendar quarter (collectively, clauses (A)(i) through (iv) above, the “Financial Hurdles”), and expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender that all of the Financial Hurdles have been satisfied for at least two consecutive calendar quarters.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof) other than de minimis space that would not reasonably be expected to have a material adverse effect, (iii) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (iv) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will be required to include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Cipriani NYC Portfolio Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (iv) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant” means as applicable, (i) each Operating Tenant, and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease(s) (including Cipriani USA).

A “Operating Tenant” means, collectively or individually as the context may require, (i) 42nd Street Lessee, LLC, a Delaware limited liability company and (ii) GC Ballroom Operator, LLC, a Delaware limited liability company.

License Agreement. Cipriani Group, Inc., the borrowers and operators of the Cipriani NYC Portfolio Properties executed a license agreement granting the lender an exclusive, irrevocable, transferable, and royalty-free right to use the Cipriani trademarks solely in connection with offering services at the Cipriani NYC Portfolio Properties upon the occurrence of an event of default under the Cipriani NYC Portfolio Whole Loan. The license agreement will terminate upon the later of (i) repayment in full of the Cipriani NYC Portfolio Whole Loan and (ii) two years after the date lender takes possession of the Cipriani NYC Portfolio Properties in connection with a foreclosure.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

Rhino Retail Portfolio 2
1 Monte Vista Turlock, CA
2 Sherwood Sherwood, OR
3 Madera Marketplace Madera, CA
4 Silverdale Village Silverdale, WA
5 Port Orchard Port Orchard, WA
6 Grafton Grafton, WI
7 Fallon Fallon, NV
SEATTLE
Everett
Lynnwood
Shoreline
Bothell
Redmond
Kirkland
Bellevue
Bremerton
Silverdale
Port Orchard
Renton
Kent
Auburn
TACOMA
Lakewood
Puget Sound
MILWAUKEE
Grafton
Mequon
Brookfield
Waukesha
Racine
Kenosha
Lake Michigan
WISCONSIN
ILLINOIS
PORTLAND
Vancouver
WASHINGTON
OREGON
Hillsboro
Beaverton
Tigard
Gresham
Sherwood
Wilsonville
Oregon City
CASCADE RANGE
Stockton
Modesto
Turlock
Merced
Madera
FRESNO
Clovis
SIERRA NEVADA MOUNTAINS
RENO
Sparks
Fernley
Fallon
Carson City
Lake Tahoe
NEVADA
CALIFORNIA
SIERRA NEVADA MTS

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	8.1%	Net Rentable Area (SF):	827,429
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy:	95.5%
Interest Rate:	6.97500%	Occupancy Date:	7/20/2023
Note Date:	7/28/2023	4th Most Recent NOI (As of)(4):	$4,037,012 (12/31/2020)
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(4)(5):	$4,135,747 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,867,109 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4)(6):	$3,670,860 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$19,233,452
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$5,271,185
Lockbox / Cash Management:	Soft / Springing	UW NOI(6):	$13,962,267
Additional Debt(1):	Yes	UW NCF:	$12,992,206
Additional Debt Balance(1):	$75,500,000	Appraised Value / Per SF:	$198,631,638 / $240
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$158
Taxes:	$785,206	$157,041	N/A	Maturity Date Loan / SF:	$158
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.7%
Replacement Reserve:	$0	$10,343	N/A	Maturity Date LTV:	65.7%
TI/LC:	$0	$51,714	$1,861,715	UW NCF DSCR:	1.41x
Deferred Maintenance:	$47,813	$0	N/A	UW NOI Debt Yield:	10.7%
Free Rent and Gap Rent Reserve:	$2,578,518	$0	N/A
Static Insurance Reserve:	$306,455	$0	N/A
Planet Fitness TI/LC:	$468,576	$100,000	$968,576
Outstanding TI/LC:	$8,513,460	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$130,500,000	99.9%	Loan Payoff	$112,026,380	85.7%
Borrower Sponsor Equity	194,081	0.1	Reserves	12,700,027	9.7
			Closing Costs(7)	5,967,674	4.6
Total Sources	$130,694,081	100.0%	Total Uses	$130,694,081	100.0%
(1)	The Rhino Retail Portfolio 2 Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $130.5 million (the “Rhino Retail Portfolio 2 Whole Loan”). The Financial Information in the chart reflects the Cut-off Date Balance of the Rhino Retail Portfolio 2 Whole Loan.
(2)	The borrowers of the Rhino Retail Portfolio 2 Whole Loan are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(5)	3rd Most Recent NOI excludes the Silverdale Village mortgaged property, as the mortgaged property was acquired in 2021 and such information is not available.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties (as defined below). Recent leasing includes several major tenants, including Ross Dress for Less ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commencement date of October 2023).
(7)	Closing Costs include certain tenant improvement draws and construction allowance draws, including $655,217 to TJ Maxx and $558,592 to Smart & Final. Additionally, $879,800 of previous loan exit fees on the Port Orchard mortgaged property as well as a $200,000 origination fee were included in Closing Costs.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

The Loan. The Rhino Retail Portfolio 2 mortgage loan (the “Rhino Retail Portfolio 2 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 827,429 square foot, seven-property anchored retail portfolio located in California, Oregon, Washington, Wisconsin and Nevada (each, a “Rhino Retail Portfolio 2 Property”, and collectively, the “Rhino Retail Portfolio 2 Properties”). The Rhino Retail Portfolio Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.97500% per annum. The Rhino Retail Portfolio 2 Whole Loan has a ten-year term and is interest-only for the entire term. The Rhino Retail Portfolio 2 Whole Loan was co-originated on July 28, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal balance and Cut-off Date Balance of $55,000,000, will both be contributed to the BBCMS 2023-C21 securitization trust by Barclays. The remaining notes are currently held by Barclays and BANA or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Rhino Retail Portfolio 2 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2023-C21	Yes
A-2	25,000,000	25,000,000	BBCMS 2023-C21	No
A-3(1)	20,000,000	20,000,000	Barclays	No
A-4(1)	15,500,000	15,500,000	Barclays	No
A-5(1)	30,000,000	30,000,000	BANA	No
A-6(1)	10,000,000	10,000,000	BANA	No
Whole Loan	$130,500,000	$130,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Rhino Retail Portfolio 2 Properties consist of seven anchored retail centers located in California (59.9% of whole allocated loan amount (“ALA”)), Oregon (18.8% of ALA), Washington (14.8% of ALA), Wisconsin (3.8% of ALA) and Nevada (2.8% of ALA). The Rhino Retail Portfolio 2 Properties were 95.5% occupied by 142 tenants as of July 20, 2023. The Rhino Retail Portfolio 2 Properties include 5,165 parking spaces (approximately 6.2 parking spaces per 1,000 square feet of net rentable area (“NRA”) based on a weighted average of each Rhino Retail Portfolio 2 Property’s NRA).

The following table presents certain information relating to the Rhino Retail Portfolio 2 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)		% of ALA	Appraised Value		% of Appraised Value
Monte Vista	Turlock, CA	2000 / 2015	275,087	98.7%	$58,000,000		44.4%	$94,943,627		47.8%
Sherwood	Sherwood, OR	1995 / NAP	125,515	99.3%	$24,500,000		18.8%	$35,558,011		17.9%
Madera Marketplace	Madera, CA	1992 / NAP	134,833	85.8%	$20,200,000		15.5%	$28,400,000		14.3%
Silverdale Village	Silverdale, WA	1965 / 2023	73,818	93.8%	$10,300,000		7.9%	$14,390,000		7.2%
Port Orchard	Port Orchard, WA	1995 / 2022	75,349	100.0%	$9,000,000		6.9%	$12,670,000		6.4%
Grafton	Grafton, WI	1989 / 2022	82,374	98.1%	$4,900,000		3.8%	$6,960,000		3.5%
Fallon	Fallon, NV	1990 / NAP	60,453	87.1%	$3,600,000		2.8%	$5,710,000		2.9%
Total			827,429	95.5%	$130,500,00	0	100.0%	$198,631,63	8	100.0%
(1)	Occ. % is as of July 20, 2023.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

Major Tenants.

Harbor Freight Tools (52,829 square feet; 6.4% of portfolio NRA; 4.4% of portfolio underwritten base rent). Harbor Freight Tools was founded in 1977. Harbor Freight Tools (S&P: BB-) now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight Tools reported revenue of approximately $6.8 billion in 2022, which was approximately a 33.3% increase from 2021. Harbor Freight Tools is a tenant at three of the Rhino Retail Portfolio 2 Properties. Harbor Freight Tools leases 16,310 square feet and has been a tenant at the Fallon mortgaged property since 2020 under a lease that is scheduled to expire in December 2030. Harbor Freight Tools leases 17,500 square feet and has been a tenant at the Grafton mortgaged property since 2022 under a lease that is scheduled to expire in November 2032. Harbor Freight Tools leases 19,019 square feet and has been a tenant at the Silverdale Village mortgaged property since 2022 under a lease that is scheduled to expire in July 2032. Harbor Freight Tools has five, five-year renewal options for its space at the Fallon and Grafton mortgaged properties. Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property. Harbor Freight Tools has the right to terminate its space at the Fallon mortgaged property at any time following the 90-day period from January 1, 2025 through December 31, 2025, with 60 days’ notice, if gross sales do not exceed $4,000,000 during such period. According to a third party provider, Harbor Freight Tools gross sales at the Fallon mortgaged property are currently estimated to be higher than the termination sales threshold. Upon timely delivery of the termination notice, Harbor Freight Tools will be required to pay a termination fee equal to the sum of (i) 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker and (ii) $50,000 representing 50% of the allowance to the extent the same was actually paid by the landlord to Harbor Freight Tools. Harbor Freight Tools has the right to terminate its space at the Grafton mortgaged property on November 30, 2029, subject to prior written notice provided at any time prior to December 1, 2028. Harbor Freight Tools does not have any termination options at the Silverdale Village mortgaged property.

Hobby Lobby Stores, Inc. (49,793 square feet; 6.0% of portfolio NRA; 2.7% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby has been at the Sherwood mortgaged property since 2020, has a current lease expiration date in February 2030 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Dick’s Sporting Goods (45,000 square feet; 5.4% of portfolio NRA; 4.9% of portfolio underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s has been at the Monte Vista mortgaged property since 2014, has a current lease expiration in January 2025 and has three, five-year renewal options remaining. Dick’s has no termination options.

Environmental. According to the Phase I environmental reports dated June 19, 2023 and July 7, 2023, a recognized environmental condition (a “REC”) was identified at the Silverdale Village mortgaged property and controlled recognized environmental conditions (each, a “CREC”) were identified at the Port Orchard and Sherwood mortgaged properties.

A dry cleaning business formerly operating at the Silverdale Village mortgaged property used cleaning solvent components (chlorinated compounds including Perchloroethylene (“PCE”)) which have impacted soil and groundwater at the Silverdale Village mortgaged property that exceed their respective Model Toxics Control Act cleanup levels. The extent of the impacted soil and groundwater at the Silverdale Village mortgaged property has been fully delineated and an enhanced bioremediation remedial action, approved by the Washington Department of Ecology (“WDE”), is being implemented to address the impacted soil and groundwater. The cleanup is being conducted under a WDE Voluntary Cleanup Plan (“VCP”) agreement between the Mentor Company (the prior owner of the Silverdale Village mortgaged property and identified responsible party) and WDE. The chlorinated compound impacts to soil and groundwater at the Silverdale Village mortgaged property is identified as a REC; however, since the responsible party has been identified, and remediation is being conducted under the VCP, no further investigation is required at this time. A third-party consultant hired by Mentor Company estimated $86,000 expenses remaining prior to obtaining closure. Mentor Company has a remaining escrow of $118,116 for the remaining remediation work.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

Based on the analytical soil and soil vapor data at the Port Orchard mortgaged property, the presence of PCE impacted soil beneath the South Park Cleaners tenant space is classified as a CREC. On March 26, 2020, a Vapor Intrusion Assessment Report was completed at the Port Orchard mortgaged property. Based on the results of the Vapor Intrusion Assessment Report, further assessment of vapor intrusion risk is not recommended.

CRECs were identified at the Sherwood mortgaged property in connection with a gas station and dry cleaning services. With regard to the gas station, benzene in groundwater was found to be above regulatory criteria, however, the contamination has been determined to be localized and not indicative of a significant contamination plume. With regard to the dry cleaning tenant, PCE was detected in excess of the Oregon Department of Environmental Quality Risk Based Concentrations (“RBC”) for urban residential settings and occupational settings. No further action was required given that the vapor intrusion risks were acceptable for commercial occupants, however, the release of PCE represents a CREC.

Environmental insurance was obtained at origination of the Rhino Retail Portfolio 2 Whole Loan for the Port Orchard and Sherwood mortgaged properties with a coverage limit of $4,000,000 and a policy expiration date of July 27, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

Historical and Current Occupancy(1)
2020	2021(2)	2022(2)(3)	Current(3)(4)
NAV	84.5%	84.0%	95.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Includes certain parcels at the Monte Vista mortgaged property that are no longer included in the collateral.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less (28,321 SF; lease commencement date of December 2023), Treetop Village Early Learning Center (30,000 SF; lease commenced in August 2023), Big Lots (39,042 SF; lease commencement date of December 2023), Smart & Final (30,161 SF; lease commencement date of December 2023), Planet Fitness (19,910 SF; lease commencement date of June 2024) and TJ Maxx (22,564 SF; lease commencement date of October 2023).
(4)	Current Occupancy is as of July 20, 2023.

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No. 5 – Rhino Retail Portfolio 2
Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Harbor Freight Tools	Various(4)	NR / BB- / NR	52,829	6.4%	$12.30	$649,600	4.4%	Various(4)	Various(5)
Hobby Lobby	Sherwood	NR / NR / NR	49,793	6.0	$8.00	398,344	2.7	2/28/2030	3, 5-year
Dick's Sporting Goods	Monte Vista	Baa3 / BBB / NR	45,000	5.4	$16.00	720,000	4.9	1/31/2025	3, 5-year
Big Lots	Grafton	NR / NR / NR	39,042	4.7	$6.40	250,000	1.7	1/31/2034	3, 5-year
Boot Barn	Various(6)	NR / NR / NR	32,040	3.9	$7.69	246,546	1.7	Various(6)	3, 5-year
Smart & Final	Madera Marketplace	NR / NR / NR	30,161	3.6	$20.00	603,220	4.1	11/30/2038	3, 5-year
Treetop Village Early Learning Center	Port Orchard	NR / NR / NR	30,000	3.6	$12.00	360,000	2.4	8/31/2033	2, 5-year
Ross Dress for Less	Madera Marketplace	A2 / BBB+ / NR	28,321	3.4	$12.86	364,078	2.5	1/31/2034	4, 5-year
TJ Maxx	Fallon	A2 / A / NR	22,564	2.7	$10.50	236,922	1.6	9/30/2033	4, 5-year
Planet Fitness	Silverdale Village	NR / NR / NR	19,910	2.4	$18.50	368,335	2.5	5/31/2034	4, 5-year
Top Ten Tenants			349,660	42.3%	$12.00	$4,197,045	28.4%

Remaining Tenants			440,217	53.2%	$24.01	$10,568,722	71.6%

Occupied Collateral Total / Wtd. Avg.			789,877	95.5%	$18.69	$14,765,767	100.0%

Vacant Space			37,552	4.5%

Collateral Total			827,429	100.0%

(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(4)	Harbor Freight Tools occupies 16,310 SF at the Fallon mortgaged property with a lease expiration date of December 31, 2030, 17,500 SF at the Grafton mortgaged property with a lease expiration date of November 30, 2032 and 19,019 SF at the Silverdale Village mortgaged property with a lease expiration date of July 31, 2032.
(5)	Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property and five, five-year renewal options at the Fallon and Grafton mortgaged properties.
(6)	Boot Barn occupies 13,776 SF at the Fallon property with a lease expiration date of May 31, 2032, and 18,264 SF at the Monte Vista property with a lease expiration date of November 30, 2031. Boot Barn has the option to terminate its space at the Monte Vista property in the event that sales from December 1, 2025 through November 30, 2026 (the Measuring Period”) are less than $2,200,000. If sales are less than $2,200,000 in such period, and if Boot Barn exercises the termination option, Boot Barn must provide termination notice to the lender within 90 days after the Measuring Period. Boot Barn’s lease would then terminate 180 days after the lender’s receipt of the termination notice. Boot Barn reported sales of approximately $7.6 million ($418 per square foot) for the trailing 12-month period ending in June 2023.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	37,552	4.5%	NAP	NA	P	37,552	4.5%	NAP	NAP
2023 & MTM	0	0	0	$0	0.0%		37,552	4.5%	$0	0.0%
2024	14	31,885	3.9	992,540	6.7		69,437	8.4%	$992,540	6.7%
2025	18	103,164	12.5	2,103,466	14.2		172,601	20.9%	$3,096,006	21.0%
2026	19	74,037	8.9	1,489,074	10.1		246,638	29.8%	$4,585,080	31.1%
2027	22	83,373	10.1	1,933,683	13.1		330,011	39.9%	$6,518,763	44.1%
2028	17	64,277	7.8	1,623,342	11.0		394,288	47.7%	$8,142,105	55.1%
2029	7	17,366	2.1	477,654	3.2		411,654	49.8%	$8,619,759	58.4%
2030	12	92,732	11.2	1,225,317	8.3		504,386	61.0%	$9,845,076	66.7%
2031	6	29,437	3.6	379,825	2.6		533,823	64.5%	$10,224,901	69.2%
2032	11	74,113	9.0	1,176,023	8.0		607,936	73.5%	$11,400,923	77.2%
2033	10	71,027	8.6	1,216,079	8.2		678,963	82.1%	$12,617,002	85.4%
2034 & Beyond	12	148,466	17.9	2,148,765	14.6		827,429	100.0%	$14,765,767	100.0%
Total	148	827,429	100.0%	$14,765,767	100.0%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

Operating History and Underwritten Net Cash Flow(1)
	2020(2)	2021(2)(3)	2022(2)	TTM(2)(4)(5)	Underwritten	(5)	Per SF	%(6)
Base Rent	$4,765,307	$4,643,279	$4,867,367	$4,715,375	$14,381,488		$17.38	70.5%
Vacancy Gross Up	0	0	0	0	761,094		0.92	3.7
Percentage Rent(7)	12,993	6,671	0	0	384,278		0.46	1.9
Gross Potential Income	$4,778,300	$4,649,950	$4,867,367	$4,715,375	$15,526,860		$18.77	76.1%
Reimbursements	1,577,271	1,500,131	1,531,526	1,362,892	4,717,952		5.70	23.1
Other Income	31,823	65,058	32,347	39,084	146,357		0.18	0.7
Net Rental Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$20,391,169		$24.64	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,157,716)		(1.40)	(5.7)
Effective Gross Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$19,233,452		$23.24	94.3%
Total Expenses	$2,350,382	$2,079,392	$2,564,132	$2,446,492	$5,271,185		$6.37	27.4%
Net Operating Income	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$13,962,267		$16.87	72.6%
TI/LC	0	0	0	0	845,946		1.02	4.4
Cap Ex	0	0	0	0	124,114		0.15	0.6
Net Cash Flow	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$12,992,206		$15.70	67.6%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(3)	2021 cash flows exclude the Silverdale Village mortgaged property, as it was acquired in 2021 and such information is not available.
(4)	TTM reflects the trailing 12 months ending May 31, 2023.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows, which has an Underwritten Net Operating Income of $6,327,824 and an Underwritten Net Cash Flow of $5,901,878. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commencement date of October 2023).
(6)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(7)	Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

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Annex A-3	BBCMS 2023-C21
No. 5 – Rhino Retail Portfolio 2

The Market. The Rhino Retail Portfolio 2 Properties consist of seven properties located across five different states. The Rhino Retail Portfolio 2 Properties are located in submarkets with vacancy rates ranging from 1.10% to 6.40% and average market asking rents PSF ranging from $14.74 to $21.32.

The following table presents certain market information relating to the Rhino Retail Portfolio 2 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
Monte Vista	Turlock, CA	Stockton Modesto	Turlock SW Stanislaus	$24.43	$25.90	3.10%
Sherwood	Sherwood, OR	Portland MSA	I-5 Corridor	$20.84	$22.39	2.70%
Madera Marketplace	Madera, CA	Fresno	Suburban Madera	$18.20	$18.22	3.10%
Silverdale Village	Silverdale, WA	Kitsap County	3 Mile	$17.17	$17.20	2.30%
Port Orchard	Port Orchard, WA	Kitsap County	3 Mile	$14.32	$15.10	6.40%
Grafton	Grafton, WI	Milwaukee	North Ozaukee	$8.34	$9.01	1.10%
Fallon	Fallon, NV	Reno/Sparks	Fallon	$9.25	$11.89	1.10%
(1)	Source: Appraisals dated from June 7, 2023 through June 10, 2023.
(2)	Based on the underwritten rent roll dated July 20, 2023 and includes $384,278 of percentage rent.

The Borrowers. The borrowers are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Retail Portfolio 2 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Retail Portfolio 2 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over 5 million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose: Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Rhino Retail Portfolio 2 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $8,513,460 for upfront TI/LCs, (ii) approximately $2,578,518 for free rent and gap rent, (iii) $785,206 for taxes, (iv) $468,576 related to a Planet Fitness TI/LC reserve for upfront TI/LCs, (v) $306,455 as a static upfront insurance payment and (vi) $47,813 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $157,041.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,343 ($0.15 PSF annually) for replacement reserves.

TI/LC – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $51,714 ($0.75 PSF annually) subject to a cap of $1,861,715 (3 years of collections).

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No. 5 – Rhino Retail Portfolio 2

Planet Fitness Reserve – Planet Fitness is expected to open for business in February 2024 at the Silverdale Village mortgaged property and will be due a $968,576 tenant improvement reimbursement in accordance with its lease. The borrower deposited $468,576 at origination and on a monthly basis, the borrowers are required to escrow $100,000 until $968,576 is reserved.

Lockbox / Cash Management. The Rhino Retail Portfolio 2 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrower is required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Retail Portfolio 2 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Retail Portfolio 2 Whole Loan documents. If the DSCR is less than 1.10x for two consecutive calendar quarters, all excess cash flow will be reserved with the lender.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the DSCR being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Retail Portfolio 2 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 65.7%; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 9.96%; and (iv) the combined debt service coverage ratio is equal to or greater than 1.25x based on a 30 year amortization schedule.

Partial Release. Provided that no event of default exists, after September 5, 2025, the borrowers may obtain the release of the Fallon mortgaged property, the Grafton mortgaged property and/or the Port Orchard mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in February 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio is equal to or greater than (a) 1.25x based on a 30 year amortization schedule and (b) the debt service coverage ratio for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 65.7% and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 9.96% and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of the designated outparcel consisting of unproved land located at the Sherwood mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 100% of the appraised value of the designated outparcel and (b) 100% of the net sales proceeds of the designated parcel, provided that in each case, if such release occurs prior to the open date, together with the payment of the applicable yield maintenance premium; and (ii) net cash flow debt yield and debt service coverage ratio is greater than or equal to, and the loan to value ratio is less than or equal to, 9.96%, 1.41x and 65.7%, respectively, and such ratios immediately prior to the release.

Ground Lease. None.

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No. 6 – CX - 250 Water Street

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Annex A-3	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

Medford
Mystic River
Northern Expwy
Magoun Square
Somerville
MIDDLESEX COUNTY
CX-250 Water Street
250 Water Street
Cambridge, MA 02141
Charlestown
Bunker Hill
CAMBRIDGE
Inman Square
Harvard University
Massachusetts Institute of Technology
Charles River
Back Bay
Beacon Hill
Downtown Boston
North End
Boston Harbor
Logan Intl. Airport 1 mile
BOSTON
Brookline
South End
South Boston
SUFFOLK COUNTY
NORFOLK COUNTY
Philips Research
Sanofi
Moderna
Biogen
Draper Laboratory
Momenta Pharmaceuticals
Museum of Science
TD Garden
Mass. General Hospital
Boston University
Tufts Univ. School of Medicine
Emerson College
Fisher College
Boston Common
Prudential Center
Hynes Conv. Ctr.
Boston Convention & Exhibition Ctr.
Mass Turnpike
Mass Pike
Tobin Bridge
Atlantic Ocean

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Annex A-3	BBCMS 2023-C21
No. 6 – CX - 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$53,150,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,150,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	7.8%	Net Rentable Area (SF):	479,004
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	DW Propco EF, LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsors(2):	Various	Occupancy:	98.7%
Interest Rate(3):	5.50950%	Occupancy Date:	10/10/2023
Note Date:	1/27/2023	4th Most Recent NOI (As of)(7):	NAV
Anticipated Repayment Date(3):	2/10/2033	3rd Most Recent NOI (As of)(7):	NAV
Interest-only Period(3):	120 months	2nd Most Recent NOI (As of)(7):	NAV
Original Term(3):	120 months	Most Recent NOI (As of)(7):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	99.0%
Amortization Type(3):	Interest Only – ARD	UW Revenues:	$62,561,733
Call Protection(4):	L(24),YM1(7),DorYM1(82),O(7)	UW Expenses:	$13,277,931
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$49,283,802
Additional Debt(1):	Yes	UW NCF:	$49,164,051
Additional Debt Balance(1):	$478,350,000	Appraised Value / Per SF(8):	$1,090,000,000 / $2,276
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/1/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,110
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Cut-off Date LTV(8):	48.8%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(3)(8):	48.8%
Other Reserves(6):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(9)	44,192,678	8.2
			Upfront Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $531.5 million (the “CX - 250 Water Street Whole Loan”). The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The borrower sponsors are DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas.
(3)	The CX – 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(4)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the CX - 250 Water Street Whole Loan to be securitized. The assumed defeasance lockout period is based on the BBCMS 2023-C21 closing date in October 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “—Escrows and Reserves” below.
(6)	The Other Reserves represent a base building work reserve ($5,932,952), an outstanding TI/LC reserve ($7,160,274) and an outstanding linkage fees reserve ($4,500,617). See “—Escrows and Reserves” below.
(7)	Historical financial information is not available because the CX - 250 Water Street Property (as defined below) was built in 2022.
(8)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 57.8% for the CX - 250 Water Street Whole Loan.
(9)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

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Annex A-3	BBCMS 2023-C21
No. 6 – CX - 250 Water Street

The Loan. The CX - 250 Water Street mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by the borrower’s fee interest in a 479,004 square foot mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Square Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC. The non-controlling Notes A-19 and A-20, with an aggregate original principal balance and Cut-off Date Balance of $53,150,000, will be included in the BBCMS 2023-C21 securitization trust. The remaining notes are summarized in the table below. Notes A-1, A-3 and A-7 are expected to be contributed to one or more future securitization trust(s). The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at a rate of 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “—Lockbox / Cash Management.”

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1(1)	$56,250,000	$56,250,000	BANA	Yes
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-7(1)	55,000,000	55,000,000	BANA	No
A-5, A-9-1	72,000,000	72,000,000	BANK 2023-BNK46	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	46,200,000	46,200,000	BMO 2023-C6	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	BBCMS 2023-C21	No
Whole Loan	$531,500,000	$531,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The CX - 250 Water Street Property is a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was developed in 2022 by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco (as defined below), which owns 17 out of 21 parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.1 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle and dedicated bike lanes throughout. Cambridge Crossing is located approximately 3.5 miles from Boston Logan International Airport.

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX – 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX – 250 Water Street Property has 15’ – 20’ ceiling heights and six passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks.

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No. 6 – CX - 250 Water Street

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly-owned subsidiary of Bristol Myers Squibb (“BMY”) (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology and cardiovascular disease, among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022.

The CX – 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, according to the borrower sponsors, BMY is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and has taken initial occupancy as of the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination options. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX – 250 Water Street Property were July 1, 2022 and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX – 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor 9 leased premises, which, if exercised, would be effective on October 31, 2032 upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option effective in July 2028 and has one, five-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX – 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston according to the ESA. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX – 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX – 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Prospectus.

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No. 6 – CX - 250 Water Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
N/A	N/A	N/A	98.7%
(1)	Historical occupancies are not applicable because the CX – 250 Water Street Property was built in 2022.
(2)	Current occupancy is as of October 10, 2023.

Top Tenant Summary(1)
Tenant	Suite	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	100 – 800	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	900	A2/A+/NR	56,680	11.8	$105.00	5,951,400	13.9	10/31/2037
Occupied Collateral Total / Wtd. Avg.			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated October 10, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the space on floor 9 effective on the last day of the 10th lease year (October 31, 2032) upon 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option effective in July 2028 and has one five-year extension option.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NA	P	6,424	1.3%	NAP	NA	P
MTM	0	0	0.0	$0	0.0%		6,424	1.3%	$0	0.0%
2023	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2034 & Thereafter	2	472,580	98.7	42,758,550	100.	0	479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.	0%
(1)	Based on the underwritten rent roll dated October 10, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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No. 6 – CX - 250 Water Street
Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0%
Total Reimbursements	12,827,911	26.78	20.3%
Parking Income	1,596,600	3.33	2.5%
Net Rental Income	$63,193,670	$131.93	100.0%
Vacancy/Credit Loss	(631,937)	(1.32)	(1.0%)
Effective Gross Income	$62,561,733	$130.61	99.0%
Total Expenses	13,277,931	27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Capital Expenditures	119,751	0.25	0.2%
TI/LC	0	0.00	0.0%
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX – 250 Water Street Property was built in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the in-place rent roll dated October 10, 2023 for contractual leases. The rent commencement dates for the CX – 250 Water Street Property were in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

The Market. The CX – 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub for the Northeast and for the entire United States. Eighteen of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

Submarket Statistics for Lab Space(1)
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06
(1)	Source: Appraisal.

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No. 6 – CX - 250 Water Street
Summary of Comparable Leases(1)(2)
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX – 250 Water Street(2)(3) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(4)				10.0		218,180	$103.26		$150.00
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated October 10, 2023.
(3)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(4)	Average excludes the CX – 250 Water Street Property.

The Borrower. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CX – 250 Water Street Whole Loan.

The Borrower Sponsors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX – 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $311.1 billion as of April 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.31% (approximately $50.7 billion as of April 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, TRS was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX – 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower and of one of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for base building work with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to a Project Mitigation Agreement between the City of Somerville and the borrower.

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Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to deposit 1/12th of the estimated annual real estate taxes into a real estate tax reserve.

Insurance Escrows – On a monthly basis during a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit 1/12th of estimated annual insurance premiums into an insurance reserve.

Rollover Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into a rollover reserve.

A “Trigger Period” will occur:

(i) upon the ARD (with no cure or end date);

(ii) upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;

(iii) on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) the date on which funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equal or exceed $23,950,200; or

(iv) during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A) if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(B) if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;

(C) if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;

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No. 6 – CX - 250 Water Street

(D) if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;

(E) if triggered in the case of clause (iv) above, the date on which the subject default has been cured;

(F) if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;

(G) if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or

(H) if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 7 – La Habra Marketplace

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No. 7 – La Habra Marketplace

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Annex A-3	BBCMS 2023-C21
No. 7 – La Habra Marketplace

La Habra Marketplace
1641 West Imperial Highway
La Habra, CA 90631
Whittier College
Hacienda Heights
Puente Hills
Friendly Hills Country Club
Whittier
Colima Rd.
Whittier Blvd.
Mills Ave.
Whittwood Town Center
La Habra Towne Center
Sycamore Plaza
South Whittier
Leffingwell Rd.
La Habra Blvd.
Central Ave.
S. Beach Blvd
La Habra Circle
La Habra
Harbor Blvd.
Brea
Lambert Rd.
Los Angeles County
East La Mirada
Imperial Hwy.
Brea Gateway
Westridge Plaza
Imperial Promenade
Westridge Golf Club
La Mirada Blvd.
Barbour Field
Biola University
La Mirada Park
La Mirada Golf Club
Brea Creek Golf Course
Euclid St.
Orange County
West Coyote Hills Nature Park
Fullerton Golf Course
Brea Blvd.
Morningside Plaza
La Mirada
Rosecrans Ave.
Providence St. Jude Medical Center
Coyote Hills Golf Course
Ralph B. Clark Park
Camino Del Sol Shopping Center
Bastanchury Rd.
Valencia Mesa Dr.
Brea Dam Park
Metrolink
S. Beach Blvd.
N. Gilbert St.
Los Coyotes Country Club
Hillcrest Office Park
Hillcrest Park
Los Angeles 20 miles
Amerige Heights Town Center
Santa Ana Fwy
Malvern Ave.
Fullerton
Fullerton College
Raymer Business Park
Artesia Blvd.
Buena Park
Downtown Plaza
Chapman Ave.
91 - OC Lines
Downtown Fullerton
Commonwealth Ave.
Fullerton Municipal Airport
Fullerton
Metrolink
Knott Ave.
Magnolia Ave.
Brookhurst St.
Euclid St.
Buena Park
Fullerton Town Center
Orangethorpe Ave.
Orangethorpe Ave.
Albertsons CO. SoCal Division Office
Artesia Fwy
Fullerton Metro Ctr.
Orangefair Marketplace
Riverside Fwy
LA Intl. Airport 28 miles
Amazon Distribution Center
Northwest Anaheim
AHMC Anaheim Regional Med. Cntr.
Glover Stadium
Metrolink
La Palma Ave.
Santa Ana Fwy
La Palma Ave.
Knott's Berry Farm
Knott's Soak City
Buena Park Place
Anaheim
Harbor Blvd.
East St.
San Gabriel Mts
Los Angeles
Pasadena
Burbank
Glendale
Santa Monica
Pomona
Ontario
Chino
Rancho Cucamonga
Inglewood
Torrance
Anaheim
Fullerton
Long Beach
Santa Ana
Orange
Irvine
Huntington Beach
Corona
Pacific Ocean

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No. 7 – La Habra Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	5.2%	Net Rentable Area (SF):	372,476
Loan Purpose:	Refinance	Location:	La Habra, CA
Borrower:	La Habra Associates, LLC	Year Built / Renovated:	1968-2002 / 2005-2019
Borrower Sponsor:	Eric Sahn	Occupancy:	94.9%
Interest Rate:	3.70000%	Occupancy Date:	5/1/2023
Note Date:	12/3/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/5/2031	3rd Most Recent NOI (As of):	$7,571,315 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$7,814,362 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(3):	$8,633,861 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	93.1%
Amortization Type:	Interest Only	UW Revenues:	$10,107,736
Call Protection(2):	L(46),D(70),O(4)	UW Expenses:	$2,690,970
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$7,416,765
Additional Debt(1):	Yes	UW NCF:	$7,294,794
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$153,000,000 / $411
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/10/2021

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$255
Taxes:	$0	$111,540	N/A	Maturity Date Loan / SF:	$255
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.1%
Replacement Reserves:	$0	$5,983	$1,250,000	Maturity Date LTV:	62.1%
TI / LC:	$3,250,000	$29,917	$1,250,000	UW NCF DSCR:	2.05x
Environmental Reserve(5):	$550,000	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$95,000,000	93.5%	Loan Payoff	$96,536,855	95.0%
Borrower Equity	6,633,789	6.5	Upfront Reserves	3,800,000	3.7
			Closing Costs	1,296,934	1.3
Total Sources	$101,633,789	100.0%	Total Uses	$101,633,789	100.0%
(1)	The La Habra Marketplace Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million (the “La Habra Marketplace Whole Loan”). The financial information in the chart above reflects the La Habra Marketplace Whole Loan.
(2)	Defeasance of the La Habra Marketplace Whole Loan is permitted at any time after the later of (i) December 3, 2024 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the La Habra Marketplace Whole Loan to be securitized. The assumed lockout period of 46 payments is based on the expected BBCMS 2023-C21 securitization closing date in October 2023. The actual lockout period may be longer.
(3)	The increase in NOI from 12/31/2021 to 12/31/2022 was primarily attributed to recent leasing related to the borrower sponsor’s recent redevelopment of one of the vacant buildings previously occupied by Hometown Buffett into a multi-tenant building containing four shop spaces leased to Starbucks, See’s Candies, Crumbl Cookies, and Board & Brew.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Initial Environmental Reserve deposit of $550,000 relates to the La Habra Remedial Work (as defined below) described under “Environmental” below.

The Loan. The La Habra Marketplace mortgage loan (the “La Habra Marketplace Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a grocery-anchored retail center with an aggregate of 372,476 square feet located in La Habra, California (the “La Habra Marketplace Property”). The La Habra Marketplace Whole Loan is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $95,000,000 and accrues interest at a rate of 3.70000% per annum. The La Habra Marketplace Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1-B and non-controlling Note A-3-C, with an aggregate original principal balance and Cut-off Date Balance of $35,000,000, will be included in the BBCMS 2023-C21 securitization trust. Non-controlling Notes A-1-A and A-2-B were contributed to the BMO 2022-C3 securitization

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trust. Non-controlling Note A-2-C was contributed to the BMO 2023-C5 securitization trust. The remaining non-controlling Notes A-2-A, A-3-A and A-3-B are expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time. The La Habra Marketplace Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$10,000,000	$10,000,000	BMO 2022-C3	No
A-1-B	20,000,000	20,000,000	BBCMS 2023-C21	Yes
A-2-A(1)	7,650,000	7,650,000	3650 REIT or an affiliate	No
A-2-B	10,000,000	10,000,000	BMO 2022-C3	No
A-2-C	15,000,000	15,000,000	BMO 2023-C5	No
A-3-A(1)	5,000,000	5,000,000	3650 REIT or an affiliate	No
A-3-B(1)	12,350,000	12,350,000	3650 REIT or an affiliate	No
A-3-C	15,000,000	15,000,000	BBCMS 2023-C21	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The La Habra Marketplace Property is a 372,476 square foot double grocery anchored retail center located on a 36.055-acre site at the northeast corner of Imperial Highway and Beach Boulevard in the City of La Habra, Orange County, California. The La Habra Marketplace Property features 17 single-story buildings built in various stages between 1968 and 2002, with the majority of the center developed between 1992 and 1996 and the most recent renovations performed between 2005 and 2019. The La Habra Marketplace Property is anchored by Regal Cinemas, LA Fitness, Hobby Lobby, Ross Dress For Less, Sprouts, and Smart & Final. The La Habra Marketplace Property has an I-shaped configuration comprised of anchor/in-line shop space, three multi-tenant pad buildings, and 10 single tenant pad buildings.

As of the May 2023 rent roll, the La Habra Marketplace Property is 94.9% occupied by 39 tenants. The borrower sponsor recently redeveloped one of the vacant pad buildings previously occupied by Hometown Buffet into a multi-tenant retail building containing four shop spaces leased to Starbucks, See’s Candies, Crumbl Cookies, and Board & Brew in 2021 and 2022. The improvements include a three tenant subanchor building located just west of the primary anchor shop building and a freestanding multiplex theater building (Regal Cinemas). The improvements include 12 outparcel pad buildings, three of which consist of multi-tenant pad shop buildings, with the remaining buildings consisting of single tenant freestanding buildings (bank branches, sit-down/fast food restaurants, etc.). The La Habra Marketplace Property is served by 1,860 surface parking spaces at a parking ratio of 4.99 space per 1,000 square feet of net rentable area.

Major Tenants.

Regal Entertainment Group (59,800 square feet, 16.1% of NRA, 6.9% of underwritten base rent): Regal Entertainment Group, together with its subsidiaries, operates as a motion picture exhibitor in the United States. The company develops, acquires, and operates multi-screen theatres primarily in mid-sized metropolitan markets and suburban growth areas of larger metropolitan markets. It operates a theatre circuit under the brands of Regal Cinemas, United Artists, Edwards, Great Escape Theatres, and Hollywood Theaters. Regal Entertainment Group was founded in 2002 and is based in Knoxville, Tennessee. As of February 2018, Regal Entertainment Group operates as a subsidiary of Cineworld Group plc (“Cineworld”). Cineworld reportedly filed for Chapter 11 bankruptcy on September 7, 2022 in the United States Bankruptcy Court and on July 31, 2023, Cineworld and certain of its subsidiaries successfully completed their financial restructuring process and emerged from their Chapter 11 cases. As part of the restructuring, the Regal Entertainment Group lease at the La Habra Marketplace Property was affirmed. Regal Entertainment Group has four, five-year renewal options and no termination options.

LA Fitness (50,322 square feet, 13.5% of NRA, 11.1% of underwritten base rent): Fitness International, LLC operates a health club chain in various locations in the United States and Canada. It offers group fitness classes that offer training on

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aerobic basics, aqua fitness, body works plus abs, boot camp conditioning, cardio jam, club boxing circuit, cycling, kickbox cardio, Pilates, senior fitness workouts, Yoga, Tai Chi and Zumba, and personal training services. LA Fitness has 550 locations nationwide as of April 2023. The company also sells apparel for men and ladies, headgear, bags, and other merchandise through its online store. Fitness International, LLC was formerly known as LA Fitness International, LLC. The company was founded in 1984 and is based in Irvine, California. LA Fitness has three, five-year renewal options and no termination options.

Hobby Lobby Stores, Inc. (44,060 square feet, 11.8% of NRA, 6.1% of underwritten base rent): Hobby Lobby Stores, Inc. (“Hobby Lobby”) owns and operates over 900 arts and craft stores in the United States. The company provides products under various categories that include home décors and frames, crafts and hobbies, scrapbook and paper crafts, fabric and sewing products, yarn and needle art products, beads and jewelry, baking and party supplies, floral and wedding supplies, wearable arts, seasonal and novelty products, and gift cards. It also sells products online. Hobby Lobby was founded in 1972 in Oklahoma City, Oklahoma. Hobby Lobby has three, five-year renewal options and no termination options.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
91.2%	92.5%	95.2%	94.9%
(1)	Historical occupancies are as of December 31 of each respective year. The borrower sponsor was able to backfill some smaller tenants with various new leases before the major tenants vacated their spaces. The borrower sponsor has since shifted its leasing strategy to focus on smaller tenants.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Anchor Tenants
Regal Entertainment Group	NR/NR/NR	59,800	16.1%	$9.03	$540,000	6.9%	4/30/2029
LA Fitness	NR/NR/NR	50,322	13.5	17.40	875,603	11.1	6/30/2034
Hobby Lobby	NR/NR/NR	44,060	11.8	10.84	477,610	6.1	6/30/2028
Anchor Tenants Subtotal / Wtd. Avg.		154,182	41.4%	$12.28	$1,893,213	24.1%

Ross Dress For Less	A2/BBB+/NR	25,920	7.0%	$15.10	$391,392	5.0%	1/31/2028
Sprouts	NR/NR/NR	25,252	6.8	23.65	597,210	7.6	9/30/2024
Smart & Final	NR/NR/NR	25,000	6.7	21.00	525,000	6.7	3/31/2032
Ulta	NR/NR/NR	10,940	2.9	26.95	294,833	3.7	9/30/2025
Party City	NR/NR/NR	10,749	2.9	28.00	300,972	3.8	7/18/2025
PETCO	B2/B+/NR	9,000	2.4	36.72	330,480	4.2	1/31/2028
Denny's	NR/NR/NR	7,396	2.0	27.58	204,000	2.6	11/30/2039
Major Tenants		268,439	72.1%	$16.90	$4,537,100	57.6%
Other Tenants		85,165	22.9%	$39.15	$3,333,834	42.4%
Occupied Collateral Total		353,604	94.9%	$22.26	$7,870,934	100.0%
Vacant Space		18,872	5.1%
Collateral Total		372,476	100.0%

(1)	Based on the underwritten rent roll dated May 1, 2023 and rent steps through May 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,872	5.1%	NAP	NAP	18,872	5.1%	NAP	NAP
2023 & MTM	2	9,765	2.6	$294,935	3.7%	28,637	7.7%	$294,935	3.7%
2024	4	32,012	8.6	796,157	10.1	60,649	16.3%	$1,091,092	13.9%
2025	6	31,610	8.5	1,104,816	14.0	92,259	24.8%	$2,195,907	27.9%
2026	6	16,365	4.4	696,374	8.8	108,624	29.2%	$2,892,281	36.7%
2027	7	21,707	5.8	616,880	7.8	130,331	35.0%	$3,509,161	44.6%
2028	4	82,630	22.2	1,391,655	17.7	212,961	57.2%	$4,900,816	62.3%
2029	1	59,800	16.1	540,000	6.9	272,761	73.2%	$5,440,816	69.1%
2030	2	3,600	1.0	273,100	3.5	276,361	74.2%	$5,713,916	72.6%
2031	3	10,397	2.8	404,095	5.1	286,758	77.0%	$6,118,011	77.7%
2032	2	28,000	7.5	673,320	8.6	314,758	84.5%	$6,791,331	86.3%
2033	0	0	0.0	0	0.0	314,758	84.5%	$6,791,331	86.3%
2034 & Beyond	2	57,718	15.5	1,079,603	13.7	372,476	100.0%	$7,870,934	100.0%
Total	39	372,476	100.0%	$7,870,934	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023 and rent steps through May 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated September 15, 2021 identified certain recognized environmental conditions (each, a “REC”) at the La Habra Marketplace Property in connection with potential vapor intrusion risks from concentrations of tetrachloroethylene (PCE) in soil vapor related to the prior operation of dry cleaners at the La Habra Marketplace Property. The La Habra Marketplace Whole Loan documents require the borrower to, among other things, (i) complete certain vapor intrusion investigations recommended by the environmental consultant, (ii) complete any remedial actions recommended by the environmental consultant as a result of such investigations including, without limitation, sealing any vapor intrusion pathways and installing sub-slab depressurization systems (collectively, the “La Habra Remedial Work”) and (iii) for the entirety of the term of the La Habra Marketplace Whole Loan, comply with and perform any post mitigation sampling, monitoring or other actions recommended by the environmental consultant in connection with the RECs. At origination, the borrower deposited $550,000 with the lender in a vapor intrusion reserve in connection with the La Habra Remedial Work. Two rounds of indoor air sampling were completed at the La Habra Marketplace Property in January 2022 and June 2022 in the spaces formerly occupied by dry cleaners, as well as certain adjacent spaces, to evaluate if PCE and its breakdown products were present in indoor air at concentrations exceeding applicable regulatory criteria. According to the related environmental consultant’s report, dated July 7, 2022, no such exceedances were detected and the environmental consultant therefore concluded that volatile organic compounds in soil vapor were not migrating to indoor air. Although the environmental consultant did not recommend any additional indoor air sampling or assessment in the applicable portions of the La Habra Marketplace Property, it did recommend (i) that if future tenant improvements penetrate or alter the building slab, the slab be sealed to prevent vapor intrusion and (ii) if the building conditions at the applicable tenant spaces are significantly altered, further assessment of the potential for vapor intrusion be evaluated.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus

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Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	Underwritten	Per Square Foot	%(2)
In-Place Rent	$8,012,131	$7,965,095	$9,244,284	$7,865,350	$21.12	72.4%
Rent Steps(3)	0	0	0	5,585	0.01	0.1
Rent Abatement	(31,512)	0	0	0	0.00	0.0
Percentage Rent	22,899	87,795	0	0	0.00	0.0
Gross-Up Vacant Rent	0	0	0	753,370	2.02	6.9
Expense Recoveries	1,948,279	2,500,334	2,236,194	2,236,801	6.01	20.6
Gross Potential Rent	$9,951,797	$10,553,224	$11,480,478	$10,861,106	$29.16	100.0%
Other Income	28,793	11,068	0	0	0.00	0.0
Net Rental Income	$9,980,591	$10,564,292	$11,480,478	$10,861,106	$29.16	100.0%
(Vacancy/Credit Loss)	0	0	0	-753,370	(2.02)	(6.9)
Effective Gross Income	$9,980,591	$10,564,292	$11,480,478	$10,107,736	$27.14	93.1
Total Expenses	$2,409,275	$2,749,929	$2,846,617	$2,690,970	$7.22	26.6%
Net Operating Income(4)	$7,571,315	$7,814,362	$8,633,861	$7,416,765	$19.91	73.4%
Capital Expenditures	0	0	0	74,495	0.20	0.7
TI/LC	0	0	0	47,476	0.13	0.5
Net Cash Flow	$7,571,315	$7,814,362	$8,633,861	$7,294,794	$19.58	72.2%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Includes contractual rent steps taken through May 1, 2024.
(4)	The decrease in Net Operating Income from 2022 to Underwritten was largely due to the decreased rental rate for Regal Entertainment Group, whose base rent per square foot decreased from $20.00 per square foot to $9.03 per square foot in connection with the Cineworld financial restructuring described above under “—Major Tenants”.

The Market. The La Habra Marketplace Property is located in La Habra, California within Orange County. Per the appraisal, Orange County has a population of 3,195,159 as of year-end 2022, which is an increase of 184,927 since 2010, reflecting an annual increase of 0.5%. According to the appraisal, the area features an average household income of $130,171 and a median household income of $97,972 as of year-end 2022. Over the next five years, median household income is expected to increase by 10.3%, or $2,018 per annum. The area includes a total of 4,524,415 employees and has a 10.5% unemployment rate as of year-end 2022. The top three industries within the area are Health Care/Social Assistance, Retail Trade and Prof/Scientific/Tech Services, which represent a combined total of 33% of the population.

The La Habra Marketplace Property is located at the northeast corner of Imperial Highway and Beach Boulevard in the southwestern region of the city of La Habra. Located at Orange County's northernmost corner, La Habra is 7.3 square miles with a population of 62,730 and approximately 19,883 households. La Habra is approximately 20 miles from downtown Los Angeles and 95 miles from San Diego. It is bordered by the city of La Habra Heights in Los Angeles County to the north, Brea and Fullerton to the east, Fullerton to the south and Whittier, La Mirada and unincorporated Los Angeles County to the west. Within La Habra are three school districts that together operate eight elementary schools, three middle schools, and two public high schools. A number of private and specialty schools include preschools and those for the developmentally challenged. La Habra also offers civic, recreational, social and cultural services to its residents, including 20 parks, a children's museum, community theater, tennis center, and diverse community center.

La Habra is accessible to Los Angeles, San Bernardino and Riverside Counties via the Interstate Freeway system. The 91 Riverside Freeway, which is approximately 4.5 miles south of the La Habra Marketplace Property, provides access to Los Angeles to the west and Riverside to the east. Route 57 (The Orange Freeway), which is approximately 4.5 miles east, provides access to Los Angeles and San Bernardino Counties to the north. The Santa Ana Freeway is located approximately 6.75 miles to the west and approximately 5.0 miles to the south. The Los Angeles International Airport is located approximately 45 miles west. In addition, the Fullerton, the Ontario, and John Wayne County airports are within a 25-mile radius of the city. The principal employers for the city of La Habra include CVS Pharmacy (969 employees), Wal-Mart/Sams Stores Inc. (740 employees), the City of La Habra (330 employees), Costco (321 employees) and Technical Safety Services, Inc. (240 employees).

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An OCTA bus stop is on the La Habra Marketplace Property’s side of Harbor Boulevard about 100 feet south, in front of the former Paul’s TV building. A neighborhood shopping center anchored by Rite Aid and Stater Bros. is on the northwest corner of Harbor and Whittier Boulevards less than a quarter mile north. Big box community-drawing retailers including Dollar Tree, Home Depot, and Best Buy are a quarter-mile to three-quarters of a mile south of the La Habra Marketplace Property along Harbor Boulevard. The Brea Mall is 2.8 miles southeast in the vicinity of the 57 Orange Freeway and Imperial Highway. The La Habra Marketplace Property is primarily accessed via Imperial Highway and Beach Boulevard, two of the city’s primary connector arterials. Other primary connector streets include Lambert Road, La Habra Boulevard, Santa Getrudes Avenue, and Whittier Boulevard. Primary freeway access is provided to/from Interstate 5 and State Highway 91 within approximately 4 miles west of the subject with access via Valley View Avenue, Beach Boulevard and Rosecrans Avenue.

According to a third-party market report, the La Habra Marketplace Property is located in the Brea/La Habra retail submarket within the Orange County - CA retail market. As of August 2023, the Orange County - CA retail market had an inventory of 143.3 million square feet, with 137.2 million square feet of occupied space indicating an occupancy rate of 95.7%. The market experienced a negative net absorption of 4,894 square feet as of August 2023. The area achieved an average asking rent of $36.89 per square foot as of August 2023, an increase from the previous quarter’s asking rent of $35.96 per square foot.

As of August 2023, the Brea/La Habra retail submarket had an inventory of 9.2 million square feet, with 8.74 million square feet of occupied space indicating an occupancy rate of 94.9%. The submarket experienced a negative net absorption of 30,298 square feet as of August 2023. The area achieved an average asking rent of $34.21 per square foot as of August 2023, an increase from the previous quarter’s asking rent of $33.25 per square foot.

The following table presents certain information relating to comparable retail centers for the La Habra Marketplace Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject (Miles)	Major Tenants	Lease Area (SF)	Lease Date	Lease Term	Base Rent
La Habra Marketplace	1968-2002 /	372,476(2)	94.9%(2)	NAP	Regal Entertainment Group	59,800	May-99	30.0	9.03
	2005–2019				LA Fitness	50,322	Sep-99	34.8	17.40
					Hobby Lobby	44,060	Jun-18	10.0	10.84
					Ross Dress For Less	25,920	Oct-90	37.3	15.10
La Habra Towne Center	1997 / 2017	75,808	99.0%	1.5	Smoke & Fire	2,357	Mar-20	5	$36.00
La Habra Imperial Promenade	1995 / 2008	230,263	99.0%	0.5	Pearle Vision	2,061	Aug-20	10	$41.40
					FULA Noodle & Grill	1,900	Apr-19	5	$59.40
La Habra Palm Court	1997 / 2004	138,000	99.0%	0.2	Retail Tenant	1,400	Jul-21	5	$29.40
					Retail Tenant	2,450	Feb-21	5	$23.40
					Soboro Cuisine	1,200	Mar-18	5	$39.00
La Habra Westridge Plaza	2001 / N/A	640,580	99.0%	0.6	Paris Baguette	2,482	Sep-17	10	$51.60
					Nekter Juice Bar	1,225	Jan-17	10	$46.20
Orangefair Marketplace	1958 / 2004	403,648	95.0%	4.7	Happy Jewelers	1,515	Aug-20	5	$34.92
College Plaza	1952 / 1982	99,082	85.0%	5.4	Lee's Sandwiches	1,256	Jun-20	5	$42.00
Amerige Heights Town Center	2001 / N/A	416,908	95.0%	2.8	Mountain Mike's Pizza	2,000	Jun-20	5	$42.00
Gordon Square	1968 / 2000	117,581	100.0%	3.59	Best Care Pharmacy	1,200	Sep-19	5	$53.42
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The Borrower. The borrower is La Habra Associates, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the La Habra Marketplace Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Eric Sahn. Eric Sahn is the founder and CEO of Real Property Venture Capital, which he founded in 2018, following 15 years as the chief financial officer of DJM Capital Partners. DJM principals, Lindsay Parton and DJ Miller, are also part of the ownership structure of the borrower. DJM Capital is a developer, investor, owner and operator of retail properties in Southern California with over 4.0 million square feet of managed and owned retail properties and more than $2.0 billion in assets under management.

Property Management. The La Habra Marketplace Property is managed by Jones Lang LaSalle Americas, Inc., a third- party property manager.

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Escrows and Reserves. At origination, the borrower deposited (i) $3,250,000 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $550,000 for an environmental reserve related to the La Habra Remedial Work described under “—Environmental” above.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $111,540.06.

Insurance Escrows – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of the estimated annual insurance premiums into an insurance reserve account, provided that such requirement will be waived if (i) no event of default under the La Habra Marketplace Whole Loan documents has occurred and is continuing, (ii) the insurance policies maintained by the borrower covering the La Habra Marketplace Property are part of a blanket or umbrella policy approved by the lender, (iii) the borrower provides the lender evidence of renewal of such insurance policies, (iv) the borrower provides the lender paid receipts for the payment of the related insurance premiums by no later than ten business days prior to the expiration dates of the insurance policies, and (v) if law & ordinance coverage is not maintained as part of the blanket or umbrella policy approved by the lender, the borrower is required to (x) maintain a separate law & ordinance policy for the La Habra Marketplace Property as required by the lender, (y) provide the lender with paid receipts for the payment of the insurance premiums for such insurance policy by no later than ten business days prior to the expiration date of such insurance policy, and (z) provide the lender with evidence of renewal of such insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow an amount equal to $5,983.30 for replacements into a replacement reserve account (the “Replacement Reserve Monthly Deposit”). Provided that no event of default under the La Habra Marketplace Whole Loan documents is continuing, in the event the balance of funds contained in the replacement reserve account (less any disbursements therefrom) together with the balance of funds contained in the leasing reserve account (less any disbursements therefrom and excluding any amounts deposited on account of lease termination payments), in the aggregate, is equal to or greater than $1,250,000.00 (the “La Habra Reserve Cap”), the borrower will not be required to pay to the lender the Replacement Reserve Monthly Deposit. The borrower is required to recommence paying to the lender the Replacement Reserve Monthly Deposit until such time as the balance of funds then contained in the replacement reserve account together with the balance of funds contained in the leasing reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap.

Leasing Reserves – On a monthly basis, the borrower is required to escrow an amount equal to $29,916.50 (the “Leasing Reserve Monthly Deposit”) for tenant improvements and leasing commissions at the La Habra Marketplace Property. Provided that no event of default under the La Habra Marketplace Whole Loan documents is continuing, in the event the balance of funds contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap, the borrower will not be required to pay to the lender the Leasing Reserve Monthly Deposit; provided, however, that upon such time as the balance of funds then contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, has been reduced to an amount less than the La Habra Reserve Cap, the borrower is required to recommence paying to the lender the Leasing Reserve Monthly Deposit until such time as the balance of funds then contained in the leasing reserve account together with the balance of funds contained in the replacement reserve account, in the aggregate, is equal to or greater than the La Habra Reserve Cap.

Lockbox / Cash Management. The La Habra Marketplace Whole Loan documents require a soft lockbox with springing cash management. Until the first occurrence of a Cash Trap Event Period (as defined below), the borrower is required to collect all rents and to cause all rents to be to be deposited into a lender-controlled lockbox account maintained within one business day of receipt. Upon the first occurrence of a Cash Trap Event Period and at all times thereafter, (x) the borrower is required to cause all rents to be transmitted directly by tenants of the La Habra Marketplace Property into such lockbox account and (y) deliver a tenant direction letter to each existing tenant at the La Habra Marketplace Property directing each such tenant to remit its rent checks directly into the lockbox account. During any Cash Trap Event Period, funds deposited into the lockbox account will be swept on a daily basis into the cash management account and applied and disbursed in accordance with the La Habra Marketplace Whole Loan documents.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default under the La Habra Marketplace Whole Loan documents, (ii) the debt yield being less than 6.75%, (iii) if

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the borrower fails to timely comply with the covenants related to the lender’s mezzanine loan option under the La Habra Marketplace Whole Loan documents or (iv) the commencement of a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) six months prior to the earliest stated expiration (including the stated expiration of any renewal term) of such Lease Sweep Lease; (y) upon the date required under such Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder; and (z) the date that any tenant under such Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease; (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (d) the date that any tenant under a Lease Sweep Lease discontinues its business or goes dark in its Lease Sweep Space (as defined below) at the La Habra Marketplace Property or vacates or ceases to occupy its Lease Sweep Space at the La Habra Marketplace Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of certain bankruptcy related events with respect to a tenant under a Lease Sweep Lease set forth in the La Habra Whole Loan documents.

A “Lease Sweep Lease” means (i) each of (a) the Hobby Lobby lease, (b) the LA Fitness lease, (c) the Regal Cinemas lease, (d) the Smart & Final lease and (e) the Sprouts lease or (ii) any renewal or replacement lease of any of the foregoing with respect to all or a portion of the applicable space that constitutes a qualified lease under La Habra Marketplace Whole Loan documents.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. At any time after the later to occur of (i) December 3, 2024 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the La Habra Marketplace Whole Loan to be securitized and prior to the open period start date, the La Habra Marketplace Whole Loan documents permit the borrower to obtain the release of the portion of the La Habra Marketplace Property occupied by Regal Entertainment Group (the “Regal Entertainment Release Parcel”), provided that, among other conditions, (i) certain events have occurred in relation to Regal Entertainment Group such as, among things, (x) the lender providing its written consent to the surrender, cancellation or termination of the Regal Entertainment Group lease (which consent is subject to the lender’s reasonable discretion, not to be unreasonably withheld, conditioned or delayed), (y) Regal Entertainment Group discontinuing its business or vacating its space (or giving notice of an intent to do so) or (z) the Regal Entertainment Group lease being rejected in connection with an insolvency or bankruptcy action, (ii) the borrower prepays the La Habra Marketplace Whole Loan in an amount equal to the greater of (x) an amount that, after giving effect to such release, would result in the debt yield for the remaining portion of the La Habra Marketplace Property being no less than the greater of (1) the debt yield immediately preceding such release and (2) 8.2% and (y) an amount that, after giving effect to such release, would result in the loan-to-value ratio for the remaining portion of the La Habra Marketplace Property being no more than the lesser of (1) the loan-to-value ratio immediately preceding such release (inclusive of the Regal Entertainment Release Parcel) and (2) 65%, in each instance together with any applicable yield maintenance premium, and (ii) the borrower satisfies customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, the La Habra Marketplace Whole Loan documents permit the special servicer of the securitization in which the lead note of the La Habra Marketplace Whole Loan is included to waive the requirement for the payment of any yield maintenance premium in connection with the release of the Regal Entertainment Release Parcel. In the event of such a waiver, the Regal Entertainment release amount may be no less than $5,000,000 or greater than $9,000,000.

Ground Lease. None.

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Soho Beach House Miami
4385 Collins Avenue
Miami Beach, FL 33140
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
THE EVERGLADES
Miami Gardens
Aventura
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI-DADE COUNTY
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
EVERGLADES NATIONAL PARK
Kendale Lakes
The Hammocks
Kendall
Biscayne Bay
Homestead
Alton Rd.
A1A
La Gorce Country Club
Collins Ave.
Pine Tree Dr.
907
Grand Beach
Eden Roc Miami Beach
Fontainebleau Miami Beach Hotel
MIAMI-DADE COUNTY
Mid Beach
Mt. Sinai Medical Center
W. 41st St.
Talmudic University
Julia Tuttle
195
Causeway
MIAMI BEACH
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
Biscayne Bay
Miami Beach Golf Club
Sunset Islands
W South Beach
The Bass
Atlantic Ocean
Collins Park
Miami Beach Botanical Garden
Holocaust Memorial Miami Beach
Miami Beach Convention Center
The Setai Miami Beach
Venetian Island
City Hall
The Fillmore Miami Beach
Delano Beach Club
The Raleigh, Marseilles Beachfront Hotel
Belle Isle
Dade Blvd.
17th St.
Venetian Causeway
National Hotel, Sagamore Hotel, Ritz-Carlton
Miami Intl. Airport 8 miles
LINCOLN ROAD MALL
New World Center
Colony Theatre
Loews Miami Beach
15th St.
City Center
Royal Palm South Beach Miami
Watson Island
Hibiscus Island
Mac's Club Deuce
Hotel Clifton
Flamingo Park
Lummus Park
Mondrian South Beach Miami
11th St.
The Wolfsonian-Florida Intl. University
Congress Hotel
Palace Bar, Social
PORT OF MIAMI TUNNEL
Palm Island
Alton Rd.
South Beach
Oceans Ten, Mango's Tropical Cafe
MacArthur Causeway
Star Island
PORT OF MIAMI
Port Blvd.
Fifth and Alton
5th St.
Bentley Hotel South Beach
Jewish Museum of Florida
The Savoy Hotel & Beach Club
Dodge Island
Sams Island
Fortes del Miami
US Coast Guard Base Miami Beach
Miami Beach Marina
1st St.
Marriott Stanton South Beach
S. Pointe Dr.
Yacht Club at Portofino
Jetty Lifeguard Tower
South Pointe Pier
Fisher Island
Fisher Island Club
Virginia Key

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,900,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	4.4%	Net Rentable Area (Rooms):	50
Loan Purpose:	Refinance	Location:	Miami Beach, FL
Borrower:	Beach House Owner, LLC	Year Built / Renovated:	1940 / 2010
Borrower Sponsor:	Soho House & Co Inc.	Occupancy / ADR / RevPAR:	77.4% / $896.30 / $693.40
Interest Rate:	6.99000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	5/11/2023	4th Most Recent NOI (As of):	$12,198,737 (12/31/2020)
Maturity Date:	6/1/2033	3rd Most Recent NOI (As of):	$20,130,829 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$25,824,147 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$26,973,815 (TTM 3/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	77.4% / $896.30 / $693.40
Amortization Type:	Interest Only	UW Revenues:	$65,813,641
Call Protection:	L(24),YM1(4),DorYM1(85),O(7)	UW Expenses:	$40,907,280
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$24,906,361
Additional Debt(1):	Yes	UW NCF:	$23,178,956
Additional Debt Balance(1):	$110,100,000	Appraised Value / Per Room:	$276,000,000 / $5,520,000
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/23/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$2,800,000
Taxes:	$336,184	$48,026	N/A	Maturity Date Loan / Room:	$2,800,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.7%
FF&E Reserves:	$164,894	1/12th of 4% of Revenues	N/A	Maturity Date LTV:	50.7%
Other Reserves(3):	$40,859,366	Springing(4)	N/A	UW NCF DSCR:	2.34x
				UW NOI Debt Yield:	17.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$140,000,000	86.0%	Loan Payoff	$118,685,973	72.9%
Borrower Equity	22,868,433	14.0	Upfront Reserves	41,360,444	25.4
			Closing Costs	2,822,016	1.7
Total Sources	$162,868,433	100.0%	Total Uses	$162,868,433	100.0%
(1)	The Soho Beach House Miami Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate outstanding principal balance of $140,000,000 (the “Soho Beach House Miami Whole Loan”). The Financial Information in the chart above reflects the Soho Beach House Miami Whole Loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserves (Initial) includes a $40,439,366 named storm coverage reserve to be used to provide named storm insurance coverage and a $420,000 seasonality reserve, as described in “Escrows and Reserves” below.
(4)	Other Reserves (Monthly) includes a seasonality reserve, as described in “Escrows and Reserves” below.

The Loan. The Soho Beach House Miami mortgage loan (the “Soho Beach House Miami Mortgage Loan”) is secured by the borrower’s fee interest in a full service hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida (the “Soho Beach House Miami Property”). The Soho Beach House Miami Whole Loan consists of nine pari passu notes and accrues interest at a rate of 6.99000% per annum. The Soho Beach House Miami Whole Loan has a ten-year term and is interest only for the entire term. The Soho Beach House Miami Mortgage Loan is evidenced by the non-controlling notes A-5-2, A-6 and A-7 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $29,900,000. The Soho Beach House Miami Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (“CREFI”).

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The relationship between the holders of the Soho Beach House Miami Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

The Soho Beach House Miami Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B39 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	BANK 2023-BNK46	No
A-2	$24,500,000	$24,500,000	Benchmark 2023-B39	Yes
A-3-1	$8,900,000	$8,900,000	Benchmark 2023-B39	No
A-3-2	$11,100,000	$11,100,000	BANK 2023-BNK46	No
A-4	$14,000,000	$14,000,000	BANK 2023-BNK46	No
A-5-1	$16,600,000	$16,600,000	Benchmark 2023-B39	No
A-5-2	$4,900,000	$4,900,000	BBCMS 2023-C21	No
A-6	$15,000,000	$15,000,000	BBCMS 2023-C21	No
A-7	$10,000,000	$10,000,000	BBCMS 2023-C21	No
Whole Loan	$140,000,000	$140,000,000

The Property. The Soho Beach House Miami Property is a hospitality property comprised of 50 luxury hotel guest rooms, five food and beverage outlets, event space, a 570-seat private beach club and two outdoor pools, located in Miami Beach, Florida. The Soho Beach House Miami Property consists of two buildings: (i) a seven-story main building, which was built in 1940 as an Art Deco hotel and fully renovated in 2010, and (ii) a 16-story tower, developed in 2010 with 14 full-floor guest suites. The 50 individually-designed guest suites are fitted with antique pieces, colorful textiles and a mirrored Art Deco-style drinks bar. Additionally, the Soho Beach House Miami Property offers five food and beverage outlets: Cecconi’s (the main restaurant located in the courtyard on the ground floor), Club Bar (design inspired by 1940s Cuba), Ocho (located on the rooftop of the 8th floor featuring a plunge pool and views of the ocean and Miami skyline), Beach Bar (an outdoor bar located at the end of the pool) and Pool & Beach Club (offering lounge beds and waiter service that serves food and drinks to the pool area). In addition to operating as a hotel, the Soho Beach House Miami Property caters to an exclusive membership base, generating significant revenues through annual membership fees as described below. Cecconi’s is open to the public, whereas the remaining food and beverage outlets are restricted to members and guests of the Soho Beach House Miami Property.

As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members each paying an annual membership fee for access to the Soho Beach House Miami Property’s various amenities. Additionally, as of March 31, 2023, there were 3,928 people on the Soho Beach House Miami Property’s membership waitlist (representing 54.5% of March 31, 2023 total members). Members of the Soho Beach House Miami Property have exclusive access to the 570-seat private beach club that spans the width of the Soho Beach House Miami Property. Additional amenities offered to members include access to all five food and beverage outlets, two outdoor pools with waiter service, multiple meeting space areas, a full-service spa, a fully equipped fitness center, a library, a screening room and a private dining room.

Since acquisition of the Soho Beach House Miami Property in 2008, the borrower sponsor has invested approximately $88.0 million in capital expenditures, including approximately $23.4 million invested between 2018 and 2022. Recent capital expenditures include a refreshed Cecconi’s restaurant, upgraded furniture, upgraded case goods and soft goods to both the public spaces and guest rooms, HVAC replacements and a full door replacement. Furthermore, the borrower sponsor anticipates spending an additional approximately $3.2 million (approximately $64,000 per room) by year end 2024 for routine repairs (approximately $550,000) along with kitchen refreshes and hotel shower upgrades (approximately $2.6 million). We cannot assure you whether such repairs and upgrades will be completed as expected or at all.

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Total revenue at the Soho Beach House Miami Property consists of five main components: food and beverage revenue (46.4% of underwritten revenue), membership fees (24.8% of underwritten revenue), room revenue (19.2% of underwritten revenue), other sales (6.9% of underwritten revenue) and Cowshed spa sales (2.6% of underwritten revenue). Membership fees have been steady at the Soho Beach House Miami Property, as highlighted by its 7,208 active members along with its membership waitlist which has grown from 1,254 in 2019 to 3,928 as of March 31, 2023, representing an approximately 213.2% increase. Given the consistent membership revenue stream, the Soho Beach House Miami Property has the flexibility to adjust transient room pricing with market rates while maintaining revenue streams from food and beverage and membership fees (collectively accounting for 71.3% of underwritten revenue).

As of March 31, 2023, the Soho Beach House Miami Property had a 77.4% average occupancy rate, $896.30 ADR and $693.40 RevPAR. According to the appraisal, the estimated 2022 demand segmentation for the Soho Beach House Miami Property consisted of 80% leisure, 15% meeting and group and 5.0% commercial.

Environmental. According to the Phase I environmental site assessment dated March 24, 2023, there was no evidence of any recognized environmental conditions at the Soho Beach House Miami Property.

The following table presents certain information relating to the performance of the Soho Beach House Miami Property:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Soho Beach House Miami(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	62.5%	$732.24	$457.73	81.1%	$731.82	$593.50	129.7%	99.9%	129.7%
2022	68.2%	$825.66	$563.00	78.6%	$868.31	$682.39	115.3%	105.2%	121.2%
TTM(4)	67.2%	$810.04	$544.05	77.4%	$896.30	$693.40	115.2%	110.6%	127.5%
(1)	Data obtained from a third-party hotel trend report, utilizing a competitive set in line with the appraisal.
(2)	The competitive set consists of the following hotels: The Setai, W South Beach, Eden Roc Miami Beach, The Miami Beach EDITION, Faena Hotel Miami Beach and Nobu Hotel Miami Beach.
(3)	Data obtained from the operating statements provided by the borrower sponsor.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.

The Membership Fees. All Soho House membership contracts are 12-month contracts with renewals available at the discretion of the membership committee and are billed annually or quarterly. Soho House currently offers four different types of membership contracts: (a) access to every Soho House globally (“Every House”) ($4,815 annual fee), (b) local Soho House access only (“Local House”) ($2,622 annual fee), (c) Every House access for members under the age of 27 ($2,408 annual fee) and (d) Local House access for members under the age of 27 ($1,311 annual fee). The Every House membership contract provides access to all Soho House clubs around the world with the exception of Little Beach House Malibu, which requires an additional Malibu Plus membership. The Local House membership contract allows access only to the Soho House club where the membership application was submitted. There is no corporate allocation of membership revenue to other Soho Houses. All of the fees from members who applied to and joined Soho House via the Soho Beach House Miami Property flow through the Soho Beach House Miami Property’s operating statements, regardless of whether the membership is Every House or Local House. As of March 31, 2023, the Soho Beach House Miami Property had 7,208 members, of which 37.8% were Local House members and 62.2% were Every House members.

The following table presents certain information relating to the membership at the Soho Beach House Miami Property:

Soho Beach House Miami Membership(1)
Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Q1 2023
Total Members	2,293	2,506	2,919	3,297	3,943	4,600	6,236	5,246	5,745	7,011	7,208
% Change	NAP	9.3%	16.5%	12.9%	19.6%	16.7%	35.6%	(15.9%)	9.5%	22.0%	2.8%
Total Membership Waitlist	NAV	NAV	NAV	NAV	NAV	NAV	1,254	2,182	2,620	3,642	3,928
% Change	NAV	NAV	NAV	NAV	NAV	NAV	NAP	74.0%	20.1%	39.0%	7.9%
(1)	Based on information provided by the borrower sponsor.

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The Market. The Soho Beach House Miami Property is located in Miami Beach, Florida, within greater Miami-Dade County. According to the appraisal, Miami-Dade County had a year-end 2022 population of approximately 2.7 million. Between 2011 and 2019, Miami-Dade County recorded a record number of overnight visitors each year, peaking at approximately 16.3 million in 2019. While the number of overnight visitors fell in 2020 due to the COVID-19 pandemic, it quickly recovered in 2021 with approximately 15.9 million overnight visitors. With its combination of beaches, nightlife, restaurants, shopping, golf, tennis and national parks, Miami is one of the nation’s premier tourist destinations and is the center of the worldwide cruise industry. Miami is also a favored location for business meetings, sales events, trade shows and high-profile diplomatic events. According to the appraisal, Miami has consistently ranked as one of the top five lodging markets in the country.

The Soho Beach House Miami Property is located approximately 11.6 miles east of the Miami International Airport. In 2022, the Miami International Airport served a record-breaking 50.6 million passengers and added 15 new international routes to areas such as the Caribbean, South America, Europe and Canada. There are over 80 airlines serving Miami International Airport to approximately 150 destinations around the globe, and the airport is also the top United States airport for international freight. Miami International Airport is the leading economic engine for Miami-Dade County and the state of Florida, generating business revenue of approximately $33.7 billion annually and welcoming 70% of all international visitors to Florida.

According to the appraisal, the Soho Beach House Miami Property is located within the Miami-Fort Lauderdale-West Palm Beach metropolitan statistical area (the “Miami MSA”). The Miami MSA is home to approximately 5.6 million people, making it the fourth largest metropolitan statistical area in the United States behind New York, Los Angeles and Chicago. The Miami MSA is home to the headquarters or regional offices of national companies such as Carnival Cruise Lines, Royal Caribbean International, Bank of America, Burger King Corporation, Citibank and American Airlines.

The appraisal noted there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Soho Beach House Miami Property.

The following table presents certain information relating to the primary hotel competition for the Soho Beach House Miami Property:

Competitive Set(1)
Property	Year Built / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
Soho Beach House Miami(2)	1940 / 2010	50	77.4%	$896.30	$693.40
The Setai Miami Beach	2004 / 2013	137	60% - 65%	$1,230 - $1,270	$730 - $770
W South Beach	2009 / 2020	352	75% - 80%	$1,080 - $1,120	$815 - $855
Eden Roc Miami Beach	1955 / 2018	415	65% - 70%	$380 - $420	$240 - $280
The Miami Beach EDITION	1957 / 2014	294	75% - 80%	$965 - $1,005	$750 - $790
Faena Hotel Miami Beach	2015 / NAP	179	60% - 65%	$1,330 - $1,370	$790 - $830
Nobu Hotel Miami Beach	2018 / NAP	206	70% - 75%	$480 - $520	$340 - $380
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2022 values.
(2)	Soho Beach House Miami Property metrics are as of March 31, 2023 per the operating statements provided by the borrower sponsor.

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Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	59.0%	81.1%	78.6%	77.4%	77.4%
ADR	$616.33	$731.82	$868.31	$896.30	$896.30
RevPAR	$363.41	$593.50	$682.39	$693.40	$693.40

Room Revenue	$5,110,615	$10,801,620	$12,419,461	$12,619,929	$12,619,929	$252,399	19.2%
Food and Beverage Revenue	11,555,133	22,150,546	29,209,905	30,565,191	30,565,191	611,304	46.4
Membership Sales	12,311,234	12,045,186	15,379,084	16,345,343	16,345,343	326,907	24.8
Other Departmental Revenue(5)	2,194,126	3,812,415	6,218,106	6,283,178	6,283,178	125,664	9.5
Total Revenue	$31,171,108	$48,809,766	$63,226,557	$65,813,641	$65,813,641	$1,316,273	100.0%
Room Expense	$1,845,751	$3,552,941	$4,180,698	$4,020,961	$4,020,961	$80,419	31.9%
Food and Beverage Expense	7,953,356	12,465,915	16,048,084	16,899,196	16,899,196	337,984	55.3
Other Departmental Expenses	1,637,675	2,596,506	3,497,454	3,735,469	3,735,469	74,709	59.5
Departmental Expenses	$11,436,782	$18,615,361	$23,726,236	$24,655,625	$24,655,625	$493,113	37.5%
Departmental Profit	$19,734,326	$30,194,405	$39,500,321	$41,158,015	$41,158,015	$823,160	62.5%
Operating Expenses	$6,100,035	$8,496,753	$12,120,091	$12,522,721	$12,522,721	$250,454	19.0%
Gross Operating Profit	$13,634,291	$21,697,652	$27,380,230	$28,635,294	$28,635,294	$572,706	43.5%
Management Fees(6)	$0	$0	$0	$0	$1,974,409	$39,488	3.0%
Property Taxes(7)	497,182	564,252	585,401	647,624	576,315	11,526	0.9
Property Insurance(8)	938,372	1,002,572	970,682	1,013,855	1,178,209	23,564	1.8
Total Other Expenses	$1,435,554	$1,566,824	$1,556,083	$1,661,480	$3,728,934	$74,579	5.7%
Net Operating Income	$12,198,737	$20,130,829	$25,824,147	$26,973,815	$24,906,361	$498,127	37.8%
FF&E	666,630	1,318,087	1,665,175	1,727,405	1,727,405	34,548	2.6
Net Cash Flow	$11,532,107	$18,812,742	$24,158,972	$25,246,410	$23,178,956	$463,579	35.2%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not included in the underwritten cash flow.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023.
(3)	Per Room values are based on 50 rooms.
(4)	% of Total Revenue for Room Expense and Food & Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	Other Departmental Revenue is comprised of event space rentals, other income, valet parking and other accommodation sales.
(6)	The Soho Beach House Miami Property is self-managed and therefore no historical management fee has been applied. Underwritten management fee is set at 3.0% of total revenue.
(7)	Property Taxes were adjusted historically from the borrower sponsor’s financial statements to reflect the actual real estate tax bills in each given year. Adjustments include excluding the sales tax paid on the operating lease (which in the event of a foreclosure would no longer be applicable) from the historical financials.
(8)	Underwritten Property Insurance reflects borrower's purchase, subsequent to the origination date, of a newly obtained Qualified Named Storm Policy (according to the borrower sponsor and subject to lender review). See "Escrows and Reserves" below.

The Borrower. The borrowing entity for the Soho Beach House Miami Whole Loan is Beach House Owner, LLC, a single-purpose Delaware limited liability company structured to be a bankruptcy-remote entity with at least two independent directors. Legal counsel to the Soho Beach House Miami borrower delivered a non-consolidation opinion in connection with the origination of the Soho Beach House Miami Whole Loan.

The Borrower Sponsor. The borrower sponsor under the Soho Beach House Miami Whole Loan is Soho House & Co Inc. (NYSE: SHCO) (“Soho House”) and the non-recourse carveout guarantor is US AcquireCo, Inc., a wholly-owned subsidiary of Soho House (“Guarantor”). Soho House is majority-owned and controlled by the private equity group The Yucaipa Companies. As of 2022, Soho House has a current membership base of over 210,000 members world-wide across 38 houses (1,122 keys). Soho House also operates 14 restaurants, 9 Soho Works, The Ned London, The Ned New York, Scorpios Beach Club and Soho Home. As of the first quarter 2023, Soho House reported a total revenue of approximately $255.2 million, representing an approximately 33.0% increase over the first quarter 2022.

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Property Management. The Soho Beach House Miami Property is self-managed by Soho House Beach House, LLC (an affiliate of the borrower and the Operating Tenant (as defined below)).

Escrows and Reserves. At origination, the borrower deposited (i) $336,184 into a tax reserve, (ii) $164,894 into a FF&E reserve, (iii) $40,439,366 into a named storm coverage reserve (the “Named Storm Coverage Amount”), which amount (less any premiums paid to the borrower in accordance with the Soho Beach House Miami Whole Loan documents) is required to be released to the borrower in the event that the borrower provides evidence to the lender of a fully bound Qualified Named Storm Policy (as defined below) with respect to the Soho Beach House Miami Property, and (iv) $420,000 into a seasonality reserve.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount which the lenders estimate would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be $48,026).

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lenders estimate will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Soho Beach House Miami Whole Loan documents; provided, however, that in the event any such blanket insurance policy covers more than one location within a 1,000-foot radius of the Soho Beach House Miami Property (the “Radius”), the limits of such blanket insurance policy must be sufficient to maintain the coverage required under the Soho Beach House Miami Whole Loan documents for the Soho Beach House Miami Property and any and all other locations combined within the Radius that are covered by such blanket policy insurance policy calculated on a total insured value basis.

FF&E Reserve – The borrower is required to deposit monthly into the replacement reserve account, an amount equal to the greater of (i) 1/12th of 4% of the total revenue generated (excluding membership fees) during the 12-month period ending on the last day of the most recent calendar quarter and (ii) the then-current amount (if any) required by the management agreement or the license agreement for replacements or FF&E work (estimated to be approximately $164,894).

Seasonality Reserve – Prior to January 1, 2024 and January 1 of each calendar year thereafter during the term of the Soho Beach House Miami Whole Loan, the lenders are required to reassess the amount necessary to be held in the seasonality reserve and to require the borrower to deposit an amount equal to 110% of the positive difference between (i) the actual aggregate gross income from operations anticipated to be received by the borrower during the months of May, June, July, August, September and October as set forth in the approved annual budget for the calendar year immediately preceding the date of calculation and (ii) the amount necessary to ensure that the Soho Beach House Miami Property has a debt service coverage ratio of at least equal to 1.25x for the immediately preceding 12-month period.

Named Storm Coverage Reserve – The borrower is required under the Soho Beach House Miami Whole Loan documents to obtain on or prior to April 1, 2024, a policy for losses caused by any type of named storm for the borrower and the Soho Beach House Miami Property, which policy must (i) comply with the insurance provisions of the Soho Beach House Miami Whole Loan documents, (ii) insure the Soho Beach House Miami Property in an amount, that when added to the balance of the Named Storm Coverage Amount is equal to $90,439,366 (the “Total Insured Value”), (iii) provide for a premium of not more than $1,500,000 (the “Named Storm Coverage Premium Cap”) and (iv) provide for an allocation to the Soho Beach House Miami Property of not more than $180,000 (any such policy, a “Qualified Named Storm Policy”). The lender is required, upon receipt of an invoice for the same, to disburse to the borrower the amount of the premium payable, in an amount not to exceed the Named Storm Coverage Premium Cap, on any Qualified Named Storm Policy. In the event that the borrower elects to purchase a policy for named storm coverage in an amount less than the Named Storm Coverage Amount on or before April 1, 2024, the Named Storm Coverage Amount will be reduced by the positive difference between (x) the Total Insured Value and (y) the amount of the coverage purchased, and the remainder will continue to constitute the Named Storm Coverage Amount for the remainder of the term of the Soho Beach House Miami Whole Loan. In the event that the borrower does not purchase a Qualified Named Storm Policy or to the extent the Named Storm Coverage Amount is reduced in accordance with the preceding sentence, the Named Storm Coverage Amount will not be released to the borrower and will remain collateral for the Soho Beach House Miami Whole Loan. As of the Cut-off Date, the borrower has purchased, and delivered evidence of, a fully bound Qualified Named Storm Policy, and has otherwise obtained all necessary approvals with respect to the release of the Named Storm Coverage Amount in accordance with the requirements set forth in the Soho Beach House Miami Whole Loan documents as described herein and in accordance with any lender approval processes as governed by the terms of the pooling and servicing agreement for the Benchmark 2023-B39 trust. The Named Storm Coverage Amount has been released.

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Lockbox / Cash Management. The Soho Beach House Miami Whole Loan is structured with a hard lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lenders, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lenders as additional security for the Soho Beach House Miami Whole Loan and disbursed in accordance with the terms of the Soho Beach House Miami Whole Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Soho Beach House Miami Whole Loan documents; (b) any bankruptcy action or insolvency of the borrower, the Operating Tenant or a property manager or (c) the debt service coverage ratio for the Soho Beach House Miami Whole Loan based on the trailing 12-month period immediately preceding the date of such determination being less than 1.30x.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with the Soho Beach House Miami Whole Loan documents (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion); (ii) with respect to clause (b) above solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the Soho Beach House Miami Whole Loan documents) under a replacement management agreement within 60 days of such bankruptcy event and (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the Soho Beach House Miami Whole Loan of 1.35x or greater for one quarter based upon the trailing 12-month period immediately preceding the date of determination; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) no event of default has occurred and is continuing under the Soho Beach House Miami Whole Loan documents, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (C) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.

The Operating Lease. The Soho Beach House Miami Property is managed pursuant to a triple-net operating lease with Soho House Beach House, LLC, an affiliate of the borrower, as operating tenant (the “Operating Tenant”), that expires in May 2036, subject to two, five-year renewal options exercisable by the Operating Tenant. The lenders received an equity pledge by the Operating Tenant’s sole member of all the membership interests in the Operating Tenant, and upon the occurrence and existence of an event of default, the lenders have the right to foreclose on that pledge and control the Operating Tenant. Pursuant to the operating lease, the Operating Tenant is required to pay the borrower $6,791,909 annually in equal monthly installments (the underwritten NCF for the Soho Beach House Miami Property is based on the underlying revenues and not on the operating lease payment) into a restricted account in the borrower’s name and controlled by the lenders. The Operating Tenant is required to deposit all revenue generated by the Soho Beach House Miami Property into the lender-controlled restricted account. In connection with the operating lease, Soho House & Co Limited and US AcquireCo, Inc. (affiliates of the Operating Tenant) delivered guaranties to the borrower for the payment of all sums due by Operating Tenant and performance of all obligations of the Operating Tenant under the operating lease. The operating lease guaranties are part of the collateral for the Soho Beach House Miami Whole Loan. The Operating Tenant and the guarantors entered into a subordination agreement with the lenders pursuant to which (i) the operating lease is subordinated to the Soho Beach House Miami Whole Loan and (ii) the operating lease guarantors acknowledged that the lenders may exercise all of the borrower’s rights and remedies under the operating lease guaranties after an event of default under the Soho Beach House Miami Whole Loan documents, transfer the Soho Beach House Miami Property or foreclose on the Operating Tenant’s equity pledge. The borrower, Operating Tenant, Soho House & Co Limited, Guarantor, and certain other parties thereto (collectively, the “Borrower Parties”) and lenders entered into a transition services agreement (“Transition Services Agreement”) pursuant to which the parties agreed that in the event of an acceleration of the Soho Beach House Miami Whole Loan or the exercise of remedies following an event of default, the Borrower Parties will be required to, among other things, take all steps reasonably necessary to continue the uninterrupted operation of the Soho Beach House Miami Property (including all Soho Club membership operations).

The Soho Beach House Miami Property is not currently subject to a franchise agreement, and it is a restricted transfer for the borrower, the Operating Tenant, the guarantor, the Operating Tenant’s sole member, any affiliated manager or their respective affiliates to subject the Soho Beach House Miami Property to a franchise agreement without the lenders’ consent. The Operating Tenant has licensed from certain of its affiliates the right to use certain registered marks related to the Cowshed brand and the Soho House Beach House brand (excluding the Soho House Miami and Cecconi’s marks, which

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the lender has no right to use) under the respective license agreements (collectively, the “License Agreements”). At origination of the Soho Beach House Miami Whole Loan, the Operating Tenant pledged its interest in the License Agreements to the borrower under a security agreement and such rights have been sublicensed (in accordance with the terms of each License Agreement) to the lenders, which sublicenses allow the lenders to, among other things, use the marks during a transition period. The Transition Services Agreement obligates the Borrower Parties and their respective affiliates and successors and assigns to continue the uninterrupted operation of the Soho House Beach House Miami Property for a period of two years following the date that the lender obtains title to the Soho Beach House Miami Property following an event of default under the Soho Beach House Miami Whole Loan documents. In connection with such transition services, the lenders are required to pay a management fee of 3% of gross revenue from the Soho Beach House Miami Property and reimburse the Borrower Parties for certain costs and operating expenses set forth in the annual budget, subject to a 5% variance. Additionally, under the Transition Services Agreement, during any transition period, the Borrower Parties and their respective affiliates and successors and assigns are prohibited from opening any “Soho House” within Miami Beach, Florida (such restricted area, the “Restricted Area”); provided, however, that the foregoing does not restrict the Borrower Parties or their respective affiliates and successors and assigns from (i) acquiring, opening, owning or operating any property in the Restricted Area that was acquired or under binding contract by any of the Borrower Parties prior to the commencement of such transition period, (ii) acquiring, opening, owning or operating any “Soho Works” solely related to office use, or (iii) except for any Soho House, acquiring, owning or operating any property within the Restricted Area. See “Description of the Mortgage Pool—Tenant Issues— Affiliated Leases” and “Description of the Mortgage Pool—Mortgage Loan Characteristics—Property Types—Hospitality Properties” for additional information.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Lake Huron
ONTARIO
MICHIGAN
MILWAUKEE
Lake Michigan
GRAND RAPIDS
CHICAGO
DETROIT
WINDSOR
Lake Erie
TOLEDO
CLEVELAND
AKRON
FORT WAYNE
INDIANA
OHIO
INDIANAPOLIS
ILLINOIS
DAYTON
COLUMBUS
CINCINNATI
WEST VIRGINIA
LOUISVILLE
LEXINGTON
KENTUCKY

OTTAWA
ONTARIO
Lake Ontario
Rochester
BUFFALO
NEW YORK
Syracuse
Albany
BOSTON
Hartford
PENNSYLVANIA
Bridgeport
NEW YORK
PHILADELPHIA
Atlantic Ocean
BALTIMORE

WASH.
MONTANA
Helena
OREGON
BOISE
IDAHO
Idaho Falls
Pocatello
WYOMING
Jerome
Twin Falls
NEVADA
UTAH
Ogden
SALT LAKE CITY

1	2006 Commerce Center Drive	Franklin, OH
2	3406 Bagcraft Boulevard	Baxter Springs, KS
3	3106 East Richmond Street	Shawano, WI
4	1001 North Madison Avenue	North Vernon, IN
5	4255 Thunderbird Lane	West Chester, OH
6	690 Unisia Drive	Monroe, GA
7	800 Koomey Road	Brookshire, TX
8	3908 West 43rd Street	Chicago, IL
9	1206 Northrop Road	Meriden, CT
10	999 North Madison Avenue	North Vernon, IN
11	407 Sangamore Road	Bremen, GA
12	17193 Industrial Highway	Caldwell, OH
13	540 West Nez Perce	Jerome, ID
14	620 Hardin Street	Coldwater, OH
15	88 Nesbitt Drive	Holley, NY
16	101 Commerce Drive	Mount Vernon, OH
17	310 Hartmann Drive	Lebanon, TN

KANSAS CITY
ST LOUIS
KANSAS
MISSOURI
OKLAHOMA
OKLAHOMA CITY
Tulsa
MEMPHIS
ARKANSAS
Little Rock
FORT WORTH
DALLAS
Shreveport
LOUISIANA
TEXAS
AUSTIN
HOUSTON
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico

NASHVILLE
Knoxville
TENNESSEE
Chattanooga
CHARLOTTE
Huntsville
Birmingham
ATLANTA
Monroe
Columbia
ALABAMA
Augusta
Macon
Montgomery
Columbus
GEORGIA
Savannah
Atlantic Ocean
Tallahassee
JACKSONVILLE
FLORIDA
Gulf of Mexico

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype(2):	Industrial – Various
% of IPB:	3.7%	Net Rentable Area (SF):	2,516,274
Loan Purpose:	Recapitalization	Location(2):	Various
Borrower:	NM NVLX, L.P.	Year Built / Renovated(2):	Various / Various
Borrower Sponsor:	New Mountain Net Lease Partners II Corporation	Occupancy:	100.0%
Interest Rate:	6.22650%	Occupancy Date:	5/19/2023
Note Date:	5/19/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,224,795
Call Protection:	L(23),YM1(4),DorYM1(86),O(7)	UW Expenses:	$456,744
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$14,768,052
Additional Debt(1):	Yes	UW NCF:	$14,315,122
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$207,300,000 / $82
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$50
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$50
Replacement Reserve:	$0	Springing	$22,673,820	Cut-off Date LTV:	60.3%
TI / LC:	$0	Springing	$22,673,820	Maturity Date LTV:	60.3%
EIL Policy Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	100.0%	Return of Equity(5)	$120,571,062	96.5%
			Closing Costs(6)	4,428,938	3.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Novolex Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance of $125.0 million (the “Novolex Portfolio Whole Loan”). Financial Information in the chart above reflects the Novolex Portfolio Whole Loan.
(2)	See the "Portfolio Summary" chart below for the Location, Property Subtype, Year Built / Renovated and Appraised Value of each individual Novolex Portfolio Property (as defined below).
(3)	Historical cash flows are unavailable due to the recent acquisition of the Novolex Portfolio in a sale-leaseback transaction.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor closed on the acquisition of 16 properties in February 2023 for $191.2 million and one property in March 2023 for $13.0 million. When combined with closing costs of approximately $4.4 million, the borrower sponsor’s remaining cash equity is $83.6 million.
(6)	There was a $2,500,000 loan rate buy down at closing included in Closing Costs.

The Loan. The Novolex Portfolio mortgage loan (the “Novolex Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by first mortgage liens encumbering the borrower’s fee interests in a portfolio of 17 industrial properties totaling 2,516,274 square feet located in 11 states (each a “Novolex Portfolio Property,” and collectively the “Novolex Portfolio” or the “Novolex Portfolio Properties”). The Novolex Portfolio Whole Loan was co-originated by DBR Investments Co. Limited and Goldman Sachs Bank USA on May 19, 2023. The Novolex Portfolio Whole Loan requires interest-only payments during its entire term and accrues interest at a rate of 6.22650% per annum. The Novolex Portfolio Whole Loan has a 10-year term and accrues interest on an Actual/360 basis. The Novolex Portfolio Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $25,000,000. The Novolex Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B39 securitization trust.

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See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

The table below summarizes the promissory notes that comprise the Novolex Portfolio Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-B39	Yes
A-2	25,000,000	25,000,000	BBCMS 2023-C21	No
A-3	15,000,000	15,000,000	Benchmark 2023-B39	No
A-4	10,000,000	10,000,000	Benchmark 2023-B39	No
A-5	7,500,000	7,500,000	Benchmark 2023-B39	No
A-6	27,000,000	27,000,000	Benchmark 2023-B39	No
A-7	10,500,000	10,500,000	BMO 2023-C6	No
Total	$125,000,000	$125,000,000

The Properties. The Novolex Portfolio Properties consists of 17 industrial manufacturing, warehouse and distribution properties that total 2,516,274 square feet located in Ohio (five properties / 29.8% of NRA), Georgia (two properties / 12.1% of NRA), Indiana (two properties / 11.2% of NRA), Kansas (one property / 10.8% of NRA), Idaho (one property / 7.5% of NRA), Texas (one property / 6.0% of NRA), Illinois (one property / 5.8% of NRA), Connecticut (one property / 5.8% of NRA), New York (one property / 4.8% of NRA), Tennessee (one property / 3.3% of NRA), and Wisconsin (one property / 2.8% of NRA). The Novolex Portfolio Properties are 100% occupied by subsidiaries of Novolex Holdings LLC (“Novolex”). Novolex (Moody’s: Caa2 S&P: B) is a North American manufacturer of high-volume packaging solutions. Novolex holds a top three market position across approximately 75% of product lines. Product line categories include paper bags (approximately 21% of revenues) folding cartons (approximately 17% of revenues), plastic food packaging (approximately 15% of revenues), plastic bags (approximately 15% of revenues) and compostable packaging items (approximately 9% of revenues).

The following table presents certain information relating to the individual Novolex Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW Base Rent(1)	% of UW Base Rent(1)
2000 Commerce Center Drive	Franklin, OH	Manufacturing/Warehouse	2003 / NAP	275,345	$14,893,874	11.9%	$24,700,000	11.9%	$1,796,626	11.9%
1200 Northrop Road	Meriden, CT	Warehouse/Distribution	1987 / 2021-2022	145,819	11,034,732	8.8	18,300,000	8.8%	1,137,388	7.5%
3400 Bagcraft Boulevard	Baxter Springs, KS	Manufacturing	1994 / NAP	272,330	10,100,097	8.1	16,750,000	8.1%	1,487,306	9.8%
690 Unisia Drive	Monroe, GA	Manufacturing	2001 / NAP	160,925	9,828,751	7.9	16,300,000	7.9%	1,126,475	7.5%
800 Koomey Road	Brookshire, TX	Manufacturing	1983 / 2023	151,748	9,346,358	7.5	15,500,000	7.5%	1,166,153	7.7%
3900 West 43rd Street	Chicago, IL	Manufacturing	1956 / 1967	147,117	8,863,965	7.1	14,700,000	7.1%	1,029,819	6.8%
540 West Nez Perce	Jerome, ID	Manufacturing/Warehouse	1973, 2004 / NAP	187,617	8,260,974	6.6	13,700,000	6.6%	945,121	6.3%
4255 Thunderbird Lane	West Chester, OH	Manufacturing	1991, 2000, 2013 / NAP	195,280	8,049,928	6.4	13,350,000	6.4%	870,000	5.8%
1001 North Madison Avenue	North Vernon, IN	Manufacturing	1959 / 1999	167,926	7,507,236	6.0	12,450,000	6.0%	930,390	6.2%
17153 Industrial Highway	Caldwell, OH	Manufacturing	1958, 1995, 2002 / 2001	123,120	6,813,796	5.5	11,300,000	5.5%	883,805	5.8%
999 North Madison Avenue	North Vernon, IN	Manufacturing	2005 / NAP	114,509	5,276,170	4.2	8,750,000	4.2%	652,347	4.3%
407 Sangamore Road	Bremen, GA	Manufacturing	1975-2000 / NAP	144,060	5,125,422	4.1	8,500,000	4.1%	637,380	4.2%
88 Nesbitt Drive	Holley, NY	Manufacturing	2002 / 2003, 2006, 2010	120,101	5,125,422	4.1	8,500,000	4.1%	632,897	4.2%
310 Hartmann Drive	Lebanon, TN	Warehouse/Distribution	1968 / 1986, 1999	84,221	4,160,637	3.3	6,900,000	3.3%	473,743	3.1%
101 Commerce Drive	Mount Vernon, OH	Manufacturing	1972, 1991 / NAP	82,103	4,130,487	3.3	6,850,000	3.3%	523,560	3.5%
620 Hardin Street	Coldwater, OH	Manufacturing	1997 / NAP	74,369	3,678,244	2.9	6,100,000	2.9%	474,102	3.1%
3100 East Richmond Street	Shawano, WI	Manufacturing	1983 / 1993, 2013	69,684	2,803,907	2.2	4,650,000	2.2%	348,768	2.3%
Total				2,516,274	$125,000,000	100.0%	$207,300,000	100.0%	$15,115,880	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.

The Novolex Portfolio Properties are responsible for approximately 25% of Novolex’s annual production volume and generate approximately $1.2 billion of annual revenue for Novolex. A majority of the Novolex Portfolio Properties serve Novolex’s largest customers, running seven days per week and employing over 1,000 people. On average, Novolex has been a tenant at the Novolex Portfolio Properties for approximately 25 years. In connection with a sale-leaseback transaction in February 2023, certain subsidiaries of Novolex (collectively, the “Novolex Tenant”) executed a 20-year, triple net master lease with the borrower expiring February 14, 2043 (the “Novolex Lease”). The lease is guaranteed by Clydesdale Acquisition Holdings, Inc, the parent company of Novolex. In April 2022, funds managed by Apollo Global Management, an alternative asset management firm with approximately $598 billion in assets under management (as of March 31, 2023), acquired an 86% majority stake in Novolex from The Carlyle Group, injecting $1.3 billion of new cash equity in Novolex.

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Sole Tenant. Novolex (2,516,274 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Novolex produces flexible packaging with differentiated scale and breadth of product offerings. Novolex produces approximately 25,000 SKUs across paper and plastic products. Currently, the company has over 80 new projects in its innovation pipeline. Approximately 75% of the company’s products are sold to food and delivery users with a focus on quick service restaurant and fast-food operators. Novolex operates 57 manufacturing facilities in North America and Europe, including two recycling facilities.

Novolex maintains a diversified customer base with long tenured relationships. Novolex has direct relationships with its largest accounts, with the top 10 customers comprising approximately 32% of revenue. The average tenure of the company’s largest customers (including BUNZL, McDonald’s, Sysco and Kroger) is over 20 years. Novolex’s customers typically buy from multiple product lines (across both food and delivery and commercial/industrial product lines), making the company a “one-stop-shop” for flexible packaging.

The following table presents certain information relating to the historical occupancy of the Novolex Portfolio Properties:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise. The Novolex Portfolio was 100% owner occupied prior to the borrower sponsor’s acquisition in February 2023.
(2)	Based on the underwritten rent roll as of May 19, 2023.

The following table presents certain information relating to the sole tenant based on square footage of the Novolex Portfolio:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Novolex Tenant	Caa2/B/NR	2,516,274	100.0%	$6.01	$15,115,880	100.0%	2/14/2043
Occupied Collateral Total / Wtd. Avg.		2,516,274	100.0%	$6.01	$15,115,880	100.0%

Vacant Space		0	0.0%

Collateral Total		2,516,274	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The Novolex Lease permits the tenant to assign or transfer its lease or sublet is space at one or more of the Novolex Portfolio Properties leased under the Novolex Lease to a Credit Entity (as defined below) that acquires all or substantially all of the assets (either directly or through the acquisition of equity interests) of a divisional business unit that operates at the premises leased under the Novolex Lease (such sale, a “Divisional Sale”). If the leased premises at a Novolex Portfolio Mortgaged Property becomes subject to a Divisional Sale, the borrower may be permitted to release such Mortgaged Property as described under “—Releases; Partial Releases” in the Prospectus and “Partial Release” below.

A “Credit Entity” means any third party entity which is not an affiliate of Novolex or its lease guarantor that, on a proforma basis, after giving effect to the applicable transaction, (a) has a minimum EBITDA (as defined in any Senior Credit Facility (as defined below)) of 35 multiplied by the then-current annual base rent under the Novolex Lease, combined with a maximum Total Net Leverage Ratio (as defined in any Senior Credit Facility) of 6.5x; (b) has a credit rating of B or better from Standard and Poor's (or the equivalent rating from Moody's Investors Services, Fitch Group or any other nationally recognized rating agency); (c) has a minimum net worth of 80 multiplied by the then current annual base rent under the Novolex Lease; or (d) has posted a letter of credit in an amount equal to 12 months of the then current base rent, provided, however, that in any such case such entity has the expertise to operate the facility (either directly or through the engagement of a manager).

“Senior Credit Facility” means a credit facility secured by all or substantially all of the assets of Novolex and/or its lease guarantor and/or their affiliates then in effect, or if none is in effect, most recently in effect.

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In connection with a Divisional Sale, the Novolex Lease may be split into more than one lease (any such additional lease, a “Separate Lease”), which leases will not be cross-defaulted. The Novolex Lease provides that no more than one such Separate Lease may be entered into during any 10-year period during the term of the Novolex Lease, and any such Separate Lease may not include more than five individual leased premises or leased premises for which the base rent exceeds 25% of the aggregate base rent under the Novolex Lease.

The following table presents certain information relating to the tenant lease expirations of the Novolex Portfolio:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2024	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2025	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2026	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2027	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2028	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2029	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2030	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2031	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2032	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2033	0	0	0.0	0	NAP	0	0.0%	$0	0.0%
2034 & Thereafter	1	2,516,274	100.0	15,115,880	100.0	2,516,274	100.0%	$15,115,880	100.0%
Total	1	2,516,274	100.0%	15,115,880	100.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

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The following table presents certain information relating to the underwritten cash flows of the Novolex Portfolio:

Operating History and Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$15,115,880	$6.01	94.3%
Rent Steps	453,476	0.18	2.8
Value of Vacant Space	0	0.00	0.0
Gross Potential Rent	$15,569,357	$6.19	97.2%
Total Reimbursements	456,744	0.18	2.9
Net Rental Income	$16,026,100	$6.37	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(801,305)	(0.32)	(5.0)
Effective Gross Income	$15,224,795	$6.05	95.0%
Total Expenses	$456,744	$0.18	3.0%
Net Operating Income	$14,768,052	$5.87	97. %
Total TI/LC, Capex/RR	452,929	0.18	3.0
Net Cash Flow	$14,315,122	$5.69	94.0%
(1)	Based on the underwritten rent roll as of May 19, 2023.
(2)	Historical cash flows are unavailable due to the recent acquisition of the Novolex Portfolio in a sale-leaseback transaction.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental reports dated December 12, 2022 through February 16, 2023, the environmental consultant identified recognized environmental conditions at the following Novolex Portfolio Properties: 3400 Bagcraft Boulevard, 3100 East Richmond Street, 800 Koomey Road, 3900 West 43rd Street, 17153 Industrial Highway and 101 Commerce Drive, and also identified controlled recognized environmental conditions and/or business environmental risks at the 1001 North Madison Avenue, 3900 West 43rd Street and 540 West Nez Perce properties. The borrower has obtained a premises environmental liability insurance policy from Great American E&S Insurance Company with respect to certain of the Novolex Portfolio Properties (the “EIL Policy”), which expires February 14, 2033 (prior to the maturity date of the Novolex Portfolio Whole Loan). See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus and “Escrows and Reserves—EIL Policy Reserve” below.

The Market. The Novolex Portfolio Properties are located across thirteen different markets in the United States with the largest markets by square foot being Cincinnati (18.7%), Atlanta (12.1%) and Indianapolis (11.2%). The portfolio markets are outlined below:

Market Overview(1)
Market	# of Properties	SF	Market Vacancy	Market Availability	Market Rent
Cincinnati – OH	2	470,625	3.0%	6.2%	$6.87
Atlanta – GA	2	304,985	4.3%	7.8%	$8.53
Indianapolis – IN	2	282,435	5.9%	9.4%	$7.11
Joplin – MO	1	272,330	1.8%	1.3%	$5.12
Columbus – OH	2	205,223	5.0%	8.5%	$7.55
Idaho Falls – ID	1	187,617	2.3%	3.0%	$9.25
Houston – TX	1	151,748	5.6%	10.5%	$8.63
Chicago – IL	1	147,117	3.9%	7.4%	$9.00
New Haven – CT	1	145,819	4.1%	5.6%	$9.09
Rochester – NY	1	120,101	5.1%	5.2%	$7.67
Nashville – TN	1	84,221	3.3%	5.4%	$10.40
Lima – OH	1	74,369	1.7%	3.0%	$4.89
Green Bay – WI	1	69,684	1.5%	3.1%	$5.88
Total / Wtd. Avg.	17	2,516,274	3.8%	6.2%	$7.57
(1)	Source: Third-party market research report.

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The Borrower. The borrower is NM NVLX, L.P., a newly formed special purpose, bankruptcy-remote, single member Delaware limited partnership with two independent directors at the general partnership level. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Novolex Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is New Mountain Net Lease Partners II Corporation, which is a subsidiary of New Mountain Capital, LLC. New Mountain Capital, LLC is a New York, New York based alternative investment firm. As of January 2023, the firm managed private equity, public equity, credit, and real estate funds with $37 billion and approximately 17 million square feet in assets under management. New Mountain Net Lease uses a private markets strategy that seeks to create a diversified portfolio of cash flowing, long-term leased real estate assets. New Mountain Net Lease closed its first net lease real estate fund, New Mountain Net Lease Partners, L.P. (“NMNLP”), with $533 million of equity capital commitments in April 2019. NMNLP’s investors include pension funds, insurance companies, asset managers, family offices, high net worth individuals and endowments. Since 2016, NMNLP has completed 46 net lease transactions representing more than $1.7 billion in acquisition value across NMNLP and New Mountain Net Lease Corporation. The borrower sponsor for the Novolex Portfolio Whole Loan is New Mountain’s second net lease real estate fund, which had raised approximately $800 million of commitments as of March 2023.

Property Management. The Novolex Portfolio is currently self-managed by the Novolex Tenant.

Escrows and Reserves. The borrower was not required to deposit any upfront reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account; provided that such deposits are waived so long as the Reserve Waiver Conditions (as defined below) are satisfied.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit 1/12th of estimated insurance premiums, unless an event of default has occurred; provided that such deposits are waived so long as the Tenant Insurance Conditions (as defined below) are satisfied.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit $209,689.50 into a TI/LC reserve, subject to a cap of $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $37,744.11 into a replacement reserve, subject to a cap of approximately $22,673,820; provided that such deposits are waived so long as the Reserve Waiver Conditions are satisfied.

EIL Policy Reserve – On each monthly payment date during the existence of an EIL Policy Trigger Period (defined below), the borrower is required to deposit all available cash into the EIL policy reserve for the purpose of purchasing a renewal or replacement of the EIL Policy that was in effect at origination.

An “EIL Policy Trigger Period” will commence nine months prior to the expiration of the current EIL Policy and will end on the earlier of (i) the date the borrower obtains an additional environmental liability insurance that satisfies the conditions set forth in the Novolex Portfolio Whole Loan documents or (ii) the date on which an amount equal to the cost of an additional environmental liability insurance policy has accumulated in the EIL policy reserve account.

“Tenant Insurance Conditions” means collectively, (i) no event of default has occurred and is continuing, and (ii) an insurance policy that satisfies the insurance requirements in the Novolex Portfolio Whole Loan documents is in effect with respect to all of the insurance policies required by the Novolex Portfolio Whole Loan documents.

“Reserve Waiver Conditions” mean, collectively, (i) the Novolex Lease (or (1) any separate lease entered into in connection with a Divisional Sale or (2) a replacement of the Novolex Lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is in full force and effect, the entirety of each of the Novolex Portfolio Properties is demised pursuant to said lease, and the applicable lease is a “triple net” lease, (ii) no Trigger Period (as defined below) has occurred and is then continuing, (iii) the tenant under the Novolex Lease (or a replacement lease which is entered into in accordance with the terms of the Novolex Portfolio Whole Loan documents) is obligated, pursuant to its lease, to (w) pay all taxes, other charges, and any other assessments (if any), directly to the applicable governmental

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authority, (x) maintain insurance on all of the Novolex Portfolio Properties under an acceptable tenant policy, (y) perform and pay for all capital expenditures at the Novolex Portfolio Properties and (z) perform and pay for all other ongoing recurring property related operating expenses, (iv) such tenant performs all of such obligations in a timely manner (which, with respect to the obligations described in clause (iii)(w) means prior to the date that either such obligations become delinquent or any interest or penalties are incurred thereon, with respect to the obligations in clause (iii)(x) means in accordance with the timeframes set forth in the Novolex Whole Loan documents and with respect to the obligations described in clauses (iii)(y) and (iii)(z) means in accordance with the timeframes set forth in the Novolex Lease (or the applicable replacement lease)), and (v) upon the lender’s request, the borrower provides evidence of such timely performance by such tenant to the lender in a form acceptable to the lender in its reasonable discretion.

Lockbox / Cash Management. The Novolex Portfolio Whole Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts are required to be swept on a daily basis to an account designated by the borrower, unless a Trigger Period is continuing, in which case such funds are required to be swept on a daily basis into a cash management account controlled by the lender, and, provided no event of default is continuing under the Novolex Portfolio Whole Loan, applied to make required deposits (if any) to the tax and insurance reserves, pay debt service on the Novolex Portfolio Whole Loan, make required deposits (if any) to the replacement and TI/LC reserves, pay operating expenses and extraordinary operating expenses, and then to deposit excess cash flow (i) if an EIL Policy Trigger Period exists and no other Trigger Period, then exists, into the EIL policy reserve, (ii) if a Lease Sweep Period (as defined below) exists, into a lease sweep reserve, and (iii) during any other Trigger Period, into an excess cash flow reserve.

A “Trigger Period” will commence upon the occurrence of (a) an event of default, (b) if the debt service coverage ratio of the Novolex Portfolio Whole Loan falls below 1.20x, (c) the commencement of a Lease Sweep Period or (d) the commencement of an EIL Policy Trigger Period and will end if, (i) with respect to a Trigger Period continuing pursuant to clause (a), the event of default commencing the Trigger Period has been cured, (ii) with respect to a Trigger Period continuing due to clause (b), the debt service coverage ratio is at least 1.25x for two consecutive quarters, (iii) with respect to a Trigger Period continuing due to clause (c), such Lease Sweep Period has ended or (iv) with respect to a Trigger Period continuing due to clause (d), such EIL Policy Trigger Period has ended.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (i) upon the date required under a Lease Sweep Lease (as defined below) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, (ii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate such Lease Sweep Lease, (iii) the date that any tenant under a Lease Sweep Lease “goes dark” or gives notice that it intends to discontinue its business (other than (i) a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the applicable Novolex Portfolio Property, (ii) any temporary discontinuance of business relating to an ongoing restoration at the applicable Novolex Portfolio Property pursuant to the terms of the loan agreement, or (iii) any temporary discontinuance of business as a result of (or in order to comply with) governmental restrictions on the use or occupancy of any Novolex Portfolio Property as a result of, or otherwise in connection with, any declared state of emergencies or any other pandemic or epidemic (including the COVID-19 pandemic) or any other government mandated quarantines, closures or disruptions, provided that the tenant resumes operations in its leased space within a reasonable period of time relative to other similarly situated tenants in the geographic area where the applicable Novolex Portfolio Property is located after such government restrictions are lifted) at an aggregate portion of the Novolex Portfolio Properties exceeding the lesser of (A) three individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties (or portions of Novolex Portfolio Properties on a pro rata basis) that, in the aggregate, account for 25% or more of the base rent under the applicable Lease Sweep Leases of the Novolex Portfolio Properties (provided that, from and after the occurrence of a Divisional Sale, the foregoing clause (A) will be deemed not to apply), (iv) upon a default in (x) payment of monthly base rent or (y) any other material monetary default (which continues for 60 days beyond any applicable notice and cure period) under a Lease Sweep Lease by the tenant thereunder; (v) the occurrence of a bankruptcy or insolvency of any tenant or its direct or indirect parent company (if any) under a Lease Sweep Lease, (vi) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date, a Lease Sweep Period will commence on the date that is 12 months prior to the stated maturity date or (vii) upon a decline in the credit rating of the tenant under a Lease Sweep Lease at or below “CCC-” or equivalent by any rating agency.

A Lease Sweep Period will end if: (a) in the case of all clauses above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more replacement leases acceptable to the lender, as more fully described in the Novolex Portfolio

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Whole Loan documents (the “Acceptable Replacement Leases”) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated approved Lease Sweep Lease space leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Acceptable Replacement Leases and any shortfalls in required payments under the Novolex Portfolio Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Acceptable Replacement Leases; (b) in the case of clause (i) above, the date on which the subject tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option with respect to all of its Lease Sweep Lease space, and in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the subject Lease Sweep Period) to cover all anticipated Lease Sweep Space leasing expenses approved by the lender, free rent periods and/or rent abatement periods in connection with such renewal or extension; (c) in the case of clause (ii) above, the tenant irrevocably rescinds its notice to surrender, cancel or terminate the Lease Sweep Lease, (d), in the case of clause (iii) above, the tenant reopens for business in the entirety of the Lease Sweep Lease space (or a portion thereof sufficient to avoid the trigger thresholds set forth in such clause (iii)), or rescinds its notice to discontinue its business, as applicable and continuously operates thereafter for at least 30 days; (e) in the case of clause (iv) above, the date on which (x) with respect to a default in the payment of base rent, the subject default has been cured, all arrearages in rent have been brought current and the applicable tenant has timely made the rental payment due for the calendar month immediately following the date of such cure and (y) with respect to any other material monetary default, the date on which the subject default has been cured, and no other monetary default under such Lease Sweep Lease occurs for a period of 30 days following such cure; (f) in the case of clause (v) above, either (x) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (y) the applicable Lease Sweep Lease space has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender, (g) in the case of clauses (iii) or (vii) above, the date that an amount equal to 18 months’ rent (in the case of clause (iii), for the applicable Lease Sweep Lease space that has gone dark) is deposited into the lease sweep reserve; (h) in the case of clause (vii) above, if the credit rating of the tenant (or its parent entity) has been restored to at least “CCC” or its equivalent by the relevant rating agencies, the date on which each of the following conditions is satisfied: (a) less than the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases and paying full, unabated rent (which allows the Novolex Portfolio Properties to achieve a debt service coverage ratio of 1.20x) (such space, the “Tenanted Space”), (b) sufficient funds have been accumulated in the lease sweep reserve account to cover all anticipated approved leasing expenses, free rent periods, and/or rent abatement periods in the Tenanted Space, and (c) the funds in the lease sweep reserve are equal to 18 months’ rent applicable to the Untenanted Space (for purposes hereof, “Untenanted Space” means any portion of the applicable Lease Sweep Space which does not qualify as the Tenanted Space); and (j) with respect to any Lease Sweep Period commencing with respect to any Divisional Sweep Lease (as defined below within the definition of “Lease Sweep Lease”), the date on which the lease sweep funds in the lease sweep reserve collected with respect to the Divisional Sweep Lease (including any lease termination payments with respect to such Divisional Sweep Lease deposited into the lease sweep reserve) is equal to 18 months of rent under such Lease Sweep Lease, unless the applicable Lease Sweep Lease space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed an amount equal to 18 months of rent under such lease (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Lease” means (i) the Novolex lease, (ii) any separate lease created pursuant to a Divisional Sale, provided that the Novolex Portfolio Properties subject to such separate lease comprise 15% or more of the aggregate base rent under all leases at the Novolex Portfolio Properties (any such separate lease, a “Divisional Sweep Lease”), and (iii) any replacement lease covering the lesser of (A) five or more individual Novolex Portfolio Properties or (B) one or more Novolex Portfolio Properties that, in the aggregate, exceed 15% of the base rent of the Novolex Portfolio Properties.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. None.

Partial Release. The borrower may obtain the release of any Lease Sweep Defaulted Property (as defined below), Defaulted Individual Property (as defined below) and/or (subject to the lender's prior written consent) Divisional Sale Property (as defined below) upon satisfaction of the following conditions, among others: (i) either defeasance (if the release is on or after the defeasance lockout expiration date) or prepayment of a release amount equal to 110% of the allocated

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loan amount of such Novolex Portfolio Property, together with, in the case of a prepayment, payment of a prepayment fee equal to the greater of 1.0% of the amount prepaid and a yield maintenance premium, (ii) the sale of such Novolex Portfolio Property is (x) related to a default by the tenant under a Lease Sweep Lease, which default relates solely to the Novolex Portfolio Property being released (the “Lease Sweep Defaulted Property”) and after giving effect to the applicable release, no default will be ongoing with respect to any Lease Sweep Lease which demises any portion of the remaining Novolex Portfolio Properties (in which case, said sale may be either to a third party or to an affiliate of the borrower) or (y) pursuant to an arm’s-length agreement to a bona fide third party or (z) with respect to release of a Divisional Sale Property, a Divisional Sale has occurred and all Divisional Sale Properties are being released in connection therewith, (iii) the debt service coverage ratio of the remaining Novolex Portfolio Properties after such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.81x, (iv) the loan-to-value ratio of the remaining Novolex Portfolio Properties after such release is no more than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 60.3%, (v) the Novolex Portfolio Property being released is removed from the Novolex Lease, (vi) no event of default exists, except in connection with the release of a Defaulted Individual Property as to which the Defaulted Individual Property Conditions (as defined below) are satisfied, (vii) satisfaction of REMIC related conditions and (viii) with respect to a release of either (but not both) Novolex Portfolio Property located in Indiana (each an “Indiana Novolex Portfolio Property”), which are adjacent to each other, the released Novolex Portfolio Property is legally subdivided and on a separate tax lot from the remaining Indiana Novolex Portfolio Property, and satisfaction of conditions related to the remaining Indiana Novolex Portfolio Property's compliance with zoning and the execution of easements allowing for the continued use of any shared facilities, access or parking.

"Defaulted Individual Property Conditions" will be deemed to exist with respect to an individual Novolex Portfolio Property securing the Novolex Portfolio Mortgage Loan (the "Defaulted Individual Property") to the extent that: (i) an event of default exists with respect to the related individual Novolex Portfolio Property that relates solely to the Defaulted Individual Property and would not exist but for such Defaulted Individual Property being an individual Novolex Portfolio Property under the Novolex Portfolio Whole Loan documents; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender's reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default; (iv) the borrower has been unable to effect a cure of such default; (v) after giving effect to a defeasance or prepayment in connection with the release of such Novolex Portfolio Property no event of default or material default will thereafter be continuing and (vi) after the release of such Novolex Portfolio Property, the borrower will not be subject to any material contingent liabilities relating to such Novolex Portfolio Property.

"Divisional Sale Property" means any Novolex Portfolio Novolex Portfolio Property subject to a Divisional Sale.

In addition, the Novolex Lease allows the Novolex Tenant, following the end of the third lease year (or, if permitted by the borrower’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the Novolex Lease, to substitute one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be a property as to which the landlord will hold fee title and be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals prepared by an independent MAI professional appraiser reasonably acceptable to both the landlord and Novolex Tenant (and the landlord will not be required to accept the substitute property unless its appraised value is equal to the greater of the allocated purchase price of the relinquished property and the appraised value of the relinquished property as of the date of substitution), (iii) upon the substitution, the relinquished property will be removed from the Novolex Lease and the substitute property will be added to the Novolex Lease, and the rent allocation for the substitute property cannot be less than that of the relinquished property and (iv) any customer and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the borrower may obtain the release of any one or more Novolex Portfolio Properties (each a “Novolex Release Property”) that do not represent more than 10% in the aggregate of the base rent of all of the Novolex Portfolio Properties, by substituting therefor another property as to which the fee interest is acquired by the borrower (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, including, without limitation, with respect to the age of the improvements, location and use, (ii) the number of Novolex Portfolio Properties remains the same after the substitution, (iii) the sale of the Novolex Release

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No. 9 – Novolex Portfolio

Property is (x) pursuant to an arm’s-length agreement to a third party not affiliated with the borrower or (y) to an affiliate of the borrower pursuant to terms and conditions that would be set forth in a bona fide arm’s-length third-party transaction, (iv) after the substitution, each remaining borrower will be a special purpose bankruptcy remote entity, (v) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (vi) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution and (y) the underwritten net cash flow attributable to the Novolex Release Property as of the origination date of the Novolex Portfolio Whole Loan (as determined by the lender in its sole discretion); (vii) the debt service coverage ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (viii) the loan-to-value ratio of the remaining Novolex Portfolio Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (ix) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (x), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Novolex Portfolio Property, (x) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (xi) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (xii) satisfaction of REMIC related conditions, (xiii) a rating agency confirmation is obtained, and (xiv) the borrower has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

Ground Lease. None.

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No. 10 – Residence Inn Austin Northwest

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No. 10 – Residence Inn Austin Northwest

Residence Inn Austin Northwest
11301 Burnet Road
Austin, TX 78758
AUSTIN
Duval Springs
Austin Hills
Great Hills
Balcones Woods
Walnut Crossing
Gracywoods
North Burnet
Northwest Estates
Spicewood Forest
North Shoal Creek
TRAVIS COUNTY
Jollyville Rd
Angus Rd
Duval Rd
Wind River Rd
Taylor Draper Ln
Balcones Woods Dr
Wycliff Ln
Cabana Ln
Amherst Dr
Adelphi Ln
Scribe Dr
Gault Ln
MopPac Expwy
MoPac Expwy
MoPac Service Rd
Domain Dr
Alterra Pkwy
Burnet Rd
Esperanza Crossing
W. Braker Ln
Gracy Farms Ln
Metric Blvd
Kramer Ln
KRAMER
Great Hills Trl
Capital of Texas Hwy
Stonelake Blvd
Mesa Dr
Tallwood Dr
Hyridge Dr
Cima Serena Dr
Steck Ave
Shoal Creek Blvd
Crosscreek Dr
AMTRAK
MetroRail
METRORAIL
Champions Forest Park
Hubert C. Schroeder Park
Hyde Park Quarry Lake
Quarries Park
Quarry Lake
Balcones District Park
Walnut Creek
Walnut Creek Greenbelt
Bull Creek Greenbelt
North Loop Business Park
National Instruments Corporation
North Austin Medical Center
Medical Oaks Pavilion I
Ascension Seton Northwest Hospital
Quarry Lake Medical Park
Quarry Lake Business Ctr.
Forcepoint Corp. Office
Microsoft
Domain Northside
IBM
Austin Comm. Coll. Northridge Campus
Charles Schwab Corporate Office
North Hills
Braker Lane Crossing
Arboretum Market
Great Hills Station
West Pickle Research Building
The Domain
The Arboretum
AT&T Labs
Arboretum Plaza
The Shops at Arbor Walk
Univ. of TX J.J. Pickle Research Ctr.
Q2 Stadium
Gateway Shopping Center
Commons Conference Center
Applied Research Laboratories
Arboretum Crossing
Baker Distributing Company
Oskar Blues Brewery Austin
Coca-Cola Distributor
Austin-Bergstrom Intl. Airport 17 miles
Crossroads Shopping Ctr.
Downtown Austin 8 miles
183
1
Georgetown
Leander
Cedar Park
Round Rock
Pflugerville
Hutto
Jollyville
AUSTIN
Lakeway
West Lake Hills
Downtown
Manor
Bee Cave
Barton Creek
Garfield
Bear Creek
Shady Hollow
Wyldwood

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No. 10 – Residence Inn Austin Northwest

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,850,000	Title:	Fee
Cut-off Date Principal Balance:	$20,850,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	3.1%	Net Rentable Area (Rooms):	132
Loan Purpose:	Recapitalization	Location:	Austin, TX
Borrower:	Chatham Austin RI LLC	Year Built / Renovated:	2016 / NAP
Borrower Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	82.9% / $167.88 / $139.12
Interest Rate:	7.41900%	Occupancy / ADR / RevPAR Date:	6/30/2023
Note Date:	8/16/2023	4th Most Recent NOI (As of)(1):	$572,132 (12/31/2020)
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(1):	$2,787,075 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,358,719 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$3,244,399 (TTM 6/30/2023)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	82.0% / $167.88 / $137.67
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,761,833
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$3,545,251
Lockbox / Cash Management:	Springing	UW NOI:	$3,216,581
Additional Debt:	No	UW NCF:	$2,946,108
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$40,000,000 / $303,030
Additional Debt Type:	N/A	Appraisal Date:	7/13/2023

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$157,955
Taxes:	$369,534	$41,059	N/A	Maturity Date Loan / Room:	$150,321
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.1%
FF&E Reserves:	$0	$22,539	N/A	Maturity Date LTV:	49.6%
PIP Reserve:	$2,495,000	Springing	N/A	UW NCF DSCR:	1.70x
				UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,850,000	100.0%	Return of Equity	$17,638,136	84.6%
			Upfront Reserves	2,864,534	13.7
			Closing Costs	347,331	1.7
Total Sources	$20,850,000	100.0%	Total Uses	$20,850,000	100.0%
(1)	The increase from 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the hospitality sector and the Residence Inn Austin Northwest Property (as defined below) in 2020. The main driver was occupancy increasing from 46.3% in 2020 to 88.8% in 2021.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Residence Inn Austin Northwest mortgage loan (the “Residence Inn Austin Northwest Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,850,000 and is secured by the borrower’s fee interest in a 132-room, extended stay hotel located in Austin, Texas (the “Residence Inn Austin Northwest Property”). The Residence Inn Austin Northwest Mortgage Loan has a ten-year term and is interest-only for the first 60 months of the term, followed by monthly debt service payments based on a fixed 30-year amortization schedule.

The Property. The Residence Inn Austin Northwest Property is a 132-room, extended stay hotel located in the Domain Area of Austin, Texas. According to the borrower sponsor, they originally acquired the Residence Inn Austin Northwest Property in 2021 for approximately $37.0 million in an all-cash transaction. Constructed in 2016, the Residence Inn Austin Northwest Property is situated on a 2.29-acre site. The Residence Inn Austin Northwest Property features a breakfast dining area, 641 square feet of meeting space, an outdoor pool, a fitness room, a business center, a market pantry, a guest laundry room, and an outdoor patio and barbecue area. All of the guestrooms have suite-style configurations and come with flat-screen TVs and a kitchen. At loan origination, the borrower reserved $2.495 million (approximately $18,902 per room) to be used for property improvements that are expected to be completed by February 2025. Based on the borrower’s budgets, the majority of costs will be dedicated to FF&E.

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No. 10 – Residence Inn Austin Northwest

The Residence Inn Austin Northwest Property is subject to a 15-year franchise agreement with Marriott International, Inc. which is scheduled to expire on July 20, 2036.

According to a third-party market research provider, the primary competitive set for the Residence Inn Austin Northwest Property consists of several hotels, which range in size from 80 to 135 rooms and collectively contain an aggregate of 661 rooms.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Residence Inn Austin Northwest			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2020	51.3%	$97.73	$50.18	55.5%	$115.22	$63.93	108.1%	117.9%	127.4%
2021	79.6%	$112.63	$89.66	88.8%	$124.19	$110.29	111.6%	110.3%	123.0%
2022	82.0%	$143.49	$117.72	83.2%	$165.32	$137.53	101.4%	115.2%	116.8%
TTM(2)	81.0%	$148.53	$120.36	83.7%	$167.88	$140.44	103.2%	113.0%	116.7%
(1)	Data provided by a third-party market research report.
(2)	TTM represents the trailing 12-month period ending May 31, 2023.

Environmental. According to the Phase I environmental assessment dated July 18, 2023, there was no evidence of any recognized environmental conditions or recommendations at the Residence Inn Austin Northwest Property.

The Market. The Residence Inn Austin Northwest Property is located in northwest Austin, Texas, which is located within the Austin-Round Rock-Georgetown, TX metropolitan statistical area. The area is characterized by restaurants, office buildings, and retail shopping centers along the primary thoroughfares. The Residence Inn Austin Northwest Property is located approximately 1.4 miles from the University of Texas at Austin campus, which has over 51,000 students. Austin features a diverse combination of businesses, government agencies, entertainment venues, historical attractions and universities. Additionally, several technology and multimedia platforms have moved to Austin in recent years. Meta, Amazon and eBay all have regional headquarter offices in Austin. Apple opened a 1.1 million square foot operations center in 2016 with 6,200 employees, and then added to its presence in 2019 with a second campus. Apple’s second campus in Austin is an approximately $1 billion development, which, as announced by Apple, is expected to create 5,000 new jobs. Tesla moved its headquarters to Austin in 2021, which is a 2,100-acre campus. Tesla also opened its fourth US factory in Austin. Tesla announced that it plans to invest $10 billion into the factory and it is expected to eventually employ 20,000 people.

The appraisal selected competitive properties based on occupancy, market orientation, chain affiliation, location, facilities, amenities, reputation, and quality of each hotel, as well as conversations with management representatives. Among the properties in the competitive set, the Residence Inn Austin Northwest Property demonstrated penetration factors of 107.8%, 110.5% and 119.1% for occupancy, ADR and RevPAR, respectively, in 2022. According to the appraisal, there were no proposed hotels or properties under development that would be directly competitive with the Residence Inn Austin Northwest Property.

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No. 10 – Residence Inn Austin Northwest

The following table presents certain information relating to comparable hotel operating performance for the Residence Inn Austin Northwest Property:

Comparable Hotel Operating Performance(1)
Property / Location	No. of Rooms	Year Built	Occupancy(2)	ADR(2)	RevPAR(2)	RevPAR Yield Penetration
Residence Inn Austin Northwest Austin, TX	132	2016	83.2%	$165.32	$137.53	119.1%
Homewood Suites by Hilton Austin Northwest Austin, TX	97	1997	85 - 90%	$160 – $170	$140 - $150	120 – 130%
TownePlace Suites by Marriott Austin Northwest / The Domain Austin, TX	137	2021	75 - 80%	$140 - $150	$115 - $120	95 - 100%
Home2 Suites by Hilton Austin North/Near the Domain Austin, TX	135	2015	75 - 80%	$150 - $160	$120 - $125	100 – 110%
Element Austin at The Domain Austin, TX	155	2022	65 - 70%	$140 - $150	$90 - $95	80 – 85%
Sonesta ES Suites Austin The Domain Austin, TX	121	2000	75 – 80%	$140 - $150	$105 - $110	90 – 95%
(1)	Source: Appraisal.
(2)	Based on year-end 2022 figures.

The following table presents certain information relating to comparable hotel sales for the Residence Inn Austin Northwest Property:

Comparable Hotel Sales(1)
Property / Location	Year Opened	Rooms	RevPAR	Sale Date	Price	Price per Room
Residence Inn Austin Northwest Austin, TX	2016	132	$137.53	Aug-21	$36,960,000	$280,000
Residence Inn Austin Southwest Austin, TX	2017	108	$135	Apr-22	$32,000,000	$296,296
Hyatt House Austin Downtown Austin, TX	2017	190	$123	Mar-22	$67,100,000	$355,026
Springhill Suites by Marriott Austin West Lakeway Lakeway, TX	2020	88	$103	Jan-22	$18,500,000	$210,227
Residence Inn by Marriott Fort Worth Cultural District Fort Worth, TX	2005	149	$128	Feb-20	$38,000,000	$255,034
(1)	Source: Appraisal.

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No. 10 – Residence Inn Austin Northwest

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	46.3%	88.8%	83.2%	82.9%	82.0%
ADR	$115.86	$124.41	$165.32	$167.88	$167.88
RevPAR	$127.78	$110.42	$137.53	$139.12	$137.67

Room Revenue	$2,591,400	$5,319,848	$6,626,416	$6,702,940	$6,632,729	$50,248	98.1%
Food & Beverage Revenue	0	6,340	31,899	18,865	18,865	143	0.3
Other Departmental Revenue	21,707	45,210	77,731	110,239	110,239	835	1.6
Total Revenue	$2,613,107	$5,371,398	$6,736,046	$6,832,044	$6,761,833	$51,226	100.0%

Room Expense	$480,221	$670,834	$1,159,092	$1,229,689	$1,216,808	$9,218	18.3%
Food & Beverage Expense	0	0	187	187	187	1	1.0%

Departmental Expenses	$480,221	$670,834	$1,159,279	$1,229,876	$1,216,995	$9,220	18.0%

Departmental Profit	$2,132,886	$4,700,564	$5,576,767	$5,602,168	$5,544,837	$42,006	82.0%

Operating Expenses	$956,339	$1,315,664	$1,512,115	$1,599,875	$1,595,544	$12,087	23.6%
Gross Operating Profit	$1,176,547	$3,384,900	$4,064,652	$4,002,293	$3,949,294	$29,919	58.4%

Management Fees	$78,393	$161,142	$202,081	$204,961	$202,855	$1,537	3.0%
Property Taxes	452,564	373,492	407,823	447,643	420,056	3,182	6.2
Property Insurance	64,721	55,315	96,029	105,290	109,801	832	1.6
Other Expenses	8,737	7,876	0	0	0	0	0.0

Net Operating Income	$572,132	$2,787,075	$3,358,719	$3,244,399	$3,216,581	$24,368	47.6%
FF&E	0	0	0	0	270,473	2,049	4.0
Net Cash Flow	$572,132	$2,787,075	$3,358,719	$3,244,399	$2,946,108	$22,319	43.6%
(1)	TTM column reflects the trailing 12 months ending June 30, 2023.
(2)	Per Room values are based on 132 rooms.
(3)	% of Total Revenue for Room Expense and Food & Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrowing entity for the Residence Inn Austin Northwest Mortgage Loan is Chatham Austin RI LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Austin Northwest Mortgage Loan.

The Borrower Sponsor. The borrower sponsor for the Residence Inn Austin Northwest Mortgage Loan is Chatham Lodging Trust (“Chatham”). Chatham is a self-advised, publicly traded hotel real estate investment trust (NYSE: CLDT) that focuses on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. Chatham currently has approximately $273 million of liquidity and a portfolio of 39 hotels, totaling 5,915 rooms/suites, located in 15 different states and the District of Columbia. In the second quarter of 2023, Chatham reported a 5% year-over-year increase in RevPAR from $138 to $144. Occupancy increased 2% year-over-year to approximately 79% across its 39-property portfolio of hotels.

Property Management. The Residence Inn Austin Northwest Property is managed by Island Hospitality Management III, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow $369,534 for tax reserves and $2,495,000 for PIP reserves.

Tax Escrows – On each payment date the borrower is required to deposit $41,059 into escrow for tax reserves.

Insurance Escrows – The requirements for the borrower to make monthly deposits to the insurance escrow is waived so long as the Residence Inn Austin Northwest Property is insured under a blanket insurance policy in accordance with the Residence Inn Austin Northwest Mortgage Loan documents.

FF&E Reserves – On each payment date, the borrower is required to escrow an amount equal to 1/12th of the greater of (x) 4% of the gross annual operating and (y) the aggregate amount, if any, required to be reserved under the franchise agreement, which currently equates to approximately $22,539.

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PIP Reserves – On each payment date, the borrower is required to deposit the PIP Monthly Deposit (as defined below), which is currently $0.

The “PIP Monthly Deposit” means monthly installments in an amount reasonably estimated by the lender to provide for adequate funds to complete a future property improvement plan in connection with a franchise agreement.

Lockbox / Cash Management. The Residence Inn Austin Northwest Mortgage Loan is structured with a springing lockbox and springing cash management. Following the first occurrence of a Trigger Period (as defined below), the borrower will be required to, or cause the operating lessee or manager to (i) deposit all gross income from operations, all forfeited security deposits and all other revenue of any kind from the Residence Inn Austin Northwest Property received by borrower or manager into the lockbox within two business days after receipt, and (ii) send, tenant direction letters to all tenants (and credit card companies) directing them to pay all rents and all other sums due under the lease to which they are a party to directly into the lockbox account. The borrower, or the lender on behalf of the borrower, will direct the lockbox bank to transfer on each business day all funds on deposit in the lockbox account to (i) during any time other than a Trigger Period, such account as will be specified by the borrower in writing to the lender and lockbox bank, and (ii) during the continuance of a Trigger Period, the cash management account.

“Trigger Period” means a period of time commencing upon (i) an event of default, (ii) a DSCR Trigger Event (as defined below), (iii) the borrower’s and/or the operating lessee’s, as applicable, failure to substantially complete any property improvement plan imposed pursuant to the terms of the franchise agreement and such failure constitutes a default under the franchise agreement or (iv) the franchise agreement expires or is terminated at any time while the Residence Inn Austin Northwest Mortgage Loan is outstanding. A Trigger Period will expire upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii), a DSCR Trigger Period Cure (as defined below), with respect to clause (iii), the cure of such default to the satisfaction of the franchisor, and with respect to clause (iv), the borrower or the operating lessee, as applicable enters into a replacement franchise agreement reasonably acceptable to the lender.

“DSCR Trigger Event” means any time the net cash flow debt service coverage ratio is less than 1.30x based on a 30-year amortization schedule.

“DSCR Trigger Period Cure” means the period ending on the last day of any two consecutive calendar quarters during which the net cash flow debt service coverage ratio, based on a 30-year amortization schedule, is greater than or equal to 1.35x.

Subordinate and Mezzanine Debt. Not permitted.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

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No. 11 – Triple Net Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	2.9%	Net Rentable Area (SF)(3):	806,752
Loan Purpose:	Refinance	Location(3):	Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Bryan L. Norton	Occupancy:	100.0%
Interest Rate:	5.00000%	Occupancy Date:	12/31/2022
Note Date:	7/29/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	8/5/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	$8,216,311 (TTM 6/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,494,129
Call Protection:	L(35),D(81),O(4)	UW Expenses:	$276,786
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$8,217,343
Additional Debt(1):	Yes	UW NCF:	$8,214,980
Additional Debt Balance(1):	$73,500,000	Appraised Value / Per SF(5):	$152,000,000 / $188
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	61.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(5):	61.5%
TI/LC Reserve:	$4,000,000	Springing	$500,000	UW NCF DSCR:	1.73x
				UW NOI Debt Yield:	8.8%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$93,500,000	100.0%	Loan Payoff	$59,739,986	63.9%
			Principal Equity Distribution	27,367,341	29.3
			Upfront Reserves	4,000,000	4.3
			Closing Costs	2,392,673	2.6
Total Sources	$93,500,000	100.0%	Total Uses(6)	$93,500,000	100.0%
(1)	The Triple Net Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $93.5 million (the “Triple Net Portfolio Whole Loan”). The Financial Information in the chart above reflects the Triple Net Portfolio Whole Loan.
(2)	The borrowers of the Triple Net Portfolio Whole Loan are Aldo Ave Santa Clara CA, LLC, Patterson Drive Garden Grove CA, LLC, Triple Net Portfolio I Gardena CA, LLC, Triple Net Portfolio I Carson CA, LLC, Earl Rudder Freeway Bryan TX, LLC, Kingston Ave Chester VA, LLC, Townline Road Peoria IL, LLC, Fishkill Avenue Beacon NY, LLC, Utah Valley Drive American Fork UT, LLC, Industrial Parkway Ithaca MI, LLC, Maitlen Drive Cushing OK, LLC, 126th Street North Collinsville OK, LLC, State Route 307 West Geneva OH, LLC, Bishop Road Geneva OH I, LLC and Bishop Road Geneva OH II, LLC.
(3)	See “The Properties” herein.
(4)	Historical financial information is not available due to the Triple Net Portfolio Properties (as defined below) being acquired from 2014 to 2021 and being single tenant properties subject to triple net leases. The borrower provided a partial operating statement for the period from August 2022 through December 2022, which reflects an annualized NOI for year-end 2022 of $8,392,898.
(5)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “Portfolio Value Assuming Reserves” appraised value, which includes a portfolio premium of 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a holdback TI/LC reserve of $4,000,000. The aggregate of the “as-is” appraised values without the holdback TI/LC reserve on a stand-alone basis is $142,640,000. Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV, based on the aggregate portfolio “as is” appraised value of $142,640,000 as of May and June 2022 are $177, 65.5% and 65.5%, respectively.
(6)	Total Uses include an interest rate buy down of $2,535,000.

The Loan. The Triple Net Portfolio mortgage loan (the “Triple Net Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 806,752 square foot portfolio comprised of 13 industrial properties and one office property located across nine states (the “Triple Net Portfolio Properties”). The Triple Net Portfolio Whole Loan was originated by 3650 Real Estate Investment Trust 2 LLC, is evidenced by five pari passu notes and accrues interest at a rate of 5.00000% per annum. The Triple Net Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Note A-1, with an original principal balance of $20,000,000,

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will be included in the BBCMS 2023-C21 securitization trust. The Triple Net Portfolio Whole Loan is being serviced pursuant to the pooling and servicing agreement for the 3650R 2022-PF2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$20,000,000	$20,000,000	BBCMS 2023-C21	No
A-2	38,500,000	38,500,000	3650R 2022-PF2	Yes
A-3	15,000,000	15,000,000	3650R 2022-PF2	No
A-4	10,000,000	10,000,000	BMO 2023-C4	No
A-5	10,000,000	10,000,000	BMO 2023-C4	No
Whole Loan	$93,500,000	$93,500,000

The Properties. The Triple Net Portfolio Properties consist of 13 industrial properties totaling 753,272 square feet and one office property totaling 53,480 square feet. The Triple Net Portfolio Properties are located across nine states: California, Texas, Virginia, New York, Illinois, Oklahoma, Ohio, Michigan and Utah.

The Triple Net Portfolio – 417 & 433 West 164th Street property (the “417 & 433 West 164th Street Property”) is a single-story industrial building with a total of 29,500 square feet in Carson, California. The 417 & 433 West 164th Street Property was built in 1967, with an addition in 2015 and is situated on a 2.03-acre site. Valence Surface Technologies (“Valence”) occupies 100.0% of the 417 & 433 West 164th Street Property on a triple-net basis. Valence is paying a current rental rate of $33.59 per square foot and has a lease expiration of October 6, 2029, with two, five-year renewal options and one, four-year and 11-month renewal option. The 417 & 433 West 164th Street Property is currently undergoing environmental remediation and the removal of all hexavalent chromium tanks from the 417 & 433 West 164th Street Property. Valence has ceased operations at the 417 & 433 West 164th Street Property until the completion of such renovations related to the environmental remediations associated with hexavalent chromium. Although Valence is currently dark, it is still paying rent. Once the remediation is complete, it is expected that Valence will recommence operations at the 417 & 433 West 164th Street Property as an aerospace metal finishing facility. We cannot assure you that the remediation will be completed or that Valence will resume operations at the 417 & 433 West 164th Street Property as expected or at all. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus. In addition, Valence has a right of first refusal to purchase the 417 & 433 West 164th Street Property in the event the borrower receives any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus.

The Triple Net Portfolio – 5455 State Route 307 West property (the “5455 State Route 307 West Property”) is comprised of three single-story industrial buildings totaling 212,382 square feet located in Geneva, Ohio. The 5455 State Route 307 West Property was built in 1979 and was renovated and expanded in 2008. The buildings sit on a 9.8-acre site. The clear height of the building ranges from 18 feet to 24 feet. Hunter Defense Technologies ("HDT") occupies 100% of the 5455 State Route 307 West Property on a triple-net basis. HDT pays a base rental rate of $6.74 per square foot for the 5455 State Route 307 West Property and has a lease expiration on February 15, 2025, with five successive one-year automatic renewal options.

The Triple Net Portfolio – 508 Fishkill Avenue property (the “508 Fishkill Avenue Property”) is a single-story industrial building totaling 56,125 square feet located in Beacon, New York. The 508 Fishkill Avenue Property was constructed in 2012 and sits on a 15.4-acre site. The sole tenant, Recommunity, executed a 13-year lease on a triple-net basis in May 2014, pays a rental rate of $21.57 per square foot and has a lease expiration of May 31, 2027, with two, five-year renewal options.

The Triple Net Portfolio – 10701 East 126th Street North property (the “10701 East 126th Street North Property”) is comprised of four, single-story buildings totaling 138,431 square feet on a 29.95-acre site located in Collinsville, Oklahoma. The 10701 East 126th Street North Property was constructed in 2004 and renovated in 2015. Victory Energy has been a tenant at the 10701 East 126th Street North Property since October 2015, pays a rental rate of $6.05 per square foot on a triple-net basis and has a lease expiration of September 30, 2035, with three, five-year lease renewal options. Victory Energy has a right of first refusal to purchase the 10701 East 126th Street North Property in the event the borrower receives

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any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus.

The Triple Net Portfolio – 120-150 West 154th Street property (the “120-150 West 154th Street Property”) consists of five free standing, single-story industrial buildings totaling 27,620 square feet in Gardena, California. The buildings were constructed in 1955, renovated in 1983, and are situated on a 1.00-acre site. Valence occupies 100.0% of the 120-150 West 154th Street Property on a triple-net basis. Valence has been a tenant at the 120-150 West 154th Street Property since October 2014, pays a current rental rate of $23.76 per square foot and has a lease expiration of October 6, 2029, with two, five-year renewal options and one, four-year and 11-month renewal option. The 120-150 West 154th Street Property is currently under remediation as hexavalent chromium is being phased out of aerospace manufacturing. Valence has ceased operations at the 120-150 West 154th Street Property until the completion of such remediations associated with hexavalent chromium. Once the remediation is complete, it is expected that Valence will recommence operations at 120-150 West 154th Street Property as an aerospace metal finishing facility. Although Valence is currently dark, it is still paying rent. We cannot assure you that the remediation will be completed or that Valence will resume operations at the 120-150 West 154th Street Property as expected or at all. In addition, Valence has a right of first refusal to purchase the 120-150 West 154th Street Property in the event the borrower receives any offer from a third party. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus.

The following table presents detailed information with respect to each of the Triple Net Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Type	Year Built / Renovated	Sq. Ft.	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value		% of Appraised Value
417 & 433 West 164th Street	Carson, CA	Industrial	1967, 2015 / NAP	29,500	$13,755,408	14.7%	$21,000,000		14.7%
5455 State Route 307 West	Geneva, OH	Industrial	1979 / 2008	212,382	13,427,900	14.4%	20,500,000		14.4%
508 Fishkill Avenue	Beacon, NY	Industrial	2012 / NAP	56,125	12,895,475	13.8%	19,700,000		13.8%
10701 East 126th Street North	Collinsville, OK	Industrial	2004 / 2015	138,431	8,515,253	9.1%	13,000,000		9.1%
120-150 West 154th Street	Gardena, CA	Industrial	1955 / 1983	27,620	8,207,742	8.8%	12,500,000		8.8%
529 Aldo Avenue	Santa Clara, CA	Industrial	1973 / 2003	15,744	7,732,637	8.3%	11,400,000		8.0%
758 East Utah Valley Drive	American Fork, UT	Office	1996 / 2015	53,480	7,706,686	8.2%	12,400,000		8.7%
7051 Patterson Drive	Garden Grove, CA	Industrial	1979 / NAP	18,600	5,765,833	6.2%	8,500,000		6.0%
255 Industrial Parkway	Ithaca, MI	Industrial	1983 / 1999	60,500	3,938,525	4.2%	6,100,000		4.3%
2801 North Earl Rudder Freeway	Bryan, TX	Industrial	2007 / 2010	26,156	3,930,117	4.2%	6,000,000		4.2%
1200 North Maitlen Drive	Cushing, OK	Industrial	1984 / 2007	73,397	2,882,085	3.1%	4,400,000		3.1%
2022 West Townline Road	Peoria, IL	Industrial	1969 / 1985	56,000	1,899,555	2.0%	2,900,000		2.0%
5450 Bishop Road	Geneva, OH	Industrial	1965 / 2008	27,072	1,853,705	2.0%	2,700,000		1.9%
13210 Kingston Avenue	Chester, VA	Industrial	1973 / 1982	11,745	989,079	1.1%	1,540,000		1.1%
Total				806,752	$93,500,000	100.0%	$152,000,000	(1)	100.0%
(1)	The Total Appraised Value represents the “Portfolio Value Assuming Reserves” appraised value, which includes a portfolio premium of 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a holdback TI/LC reserve of $4,000,000. The aggregate of the “as-is” appraised values without the holdback TI/LC reserve on a stand-alone basis is $142,640,000.

Major Tenants.

Hunter Defense Technologies (239,454 square feet; 29.7% of Portfolio NRA; 18.7% of underwritten base rent). Hunter Defense Technologies (“HDT”) was founded in 1937 and is headquartered in Solon, Ohio. HDT is an industry leader in engineering, designing, and manufacturing military expeditionary products, rugged industrial/commercial products, and products for medical rehabilitation. HDT’s product lines include shelters, heaters, environmental control units, power generators, chemical/biological/radiological/nuclear air filtration and collective protection systems, military vehicles, perimeter protection systems, and robotics including manipulator arms, vehicles, and healthcare solutions. HDT is known for its deployable solutions to meet critical military and emergency needs. HDT’s engineering services range from proof-of concept product validation and testing to final build and test. Each of HDT’s leases are on a triple net basis with five, one-year extensions which renew automatically.

Victory Energy (211,828 square feet; 26.3% of Portfolio NRA; 12.8% of underwritten base rent). Victory Energy was founded in 1999 as a single source supplier and service solution of steam generating equipment to various industries providing an array of customized boilers, burners, and heat transfer solutions and services. Victory Energy employs approximately 200 people between the 10701 East 126th Street North Property and the 1200 North Maitlen Drive property (the “1200 North Maitlen Drive Property”). Operations at the 10701 East 126th Street North Property focus largely on boilers and boiler parts while operations at the 1200 North Maitlen Drive Property, in addition to boilers and boiler parts, also focus on dryers, ductwork, support steel and stacks. Victory Energy has been an occupant of the 10701 East 126th Street North Property

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since October 2015 with a lease expiration date of September 2035 at the 10701 East 126th Street North Property and October 2025 at the 1200 North Maitlen Drive Property. Each of the leases is on a triple-net basis and has annual rent increases.

Valence Surface Technologies (75,720 square feet; 9.4% of Portfolio NRA; 23.7% of underwritten base rent). Valence Surface Technologies (“Valence”) is a full-service surface finishing company specializing in the commercial aerospace, defense, space, and satellite industries. With eleven sites across the United States, Valence provides a start to finish solution from non-destructive testing and chemical processing to paint and sub-assembly. Valence was founded in 1965, and it is one of the oldest aerospace finishing companies in North America. Valence is wholly owned by British Columbia Investment Management Corporation (“BCI”), which is one of the largest asset managers in Canada and a leading provider of investment management services for British Columbia’s public sector. BCI seeks investment opportunities around the world and across a range of asset classes that convert savings into productive capital, helping institutional clients build a financially secure future for their beneficiaries. As of March 31, 2023, BCI had total assets under management of approximately $233.0 billion. Valence has been an occupant of the 120-150 West 154th Street Property, 417 & 433 West 164th Street Property and 7051 Patterson Drive property (the “7051 Patterson Drive Property”) since October 2014, with the leases at all three locations having an expiration date of October 2029 and rent on a triple net basis with a 3.0% annual rent increase. Valence is currently dark and continues its operations after the completion of environmental remediation and the removal of all hexavalent chromium tanks from the properties. See “—The Properties” above.

The below table presents the historical occupancy at the Triple Net Portfolio Properties.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is not available due to the Triple Net Portfolio Properties being acquired over 2014-2021 and separate financial information not having been provided in connection with such acquisition.
(2)	Current Occupancy is based on the borrower provided rent roll dated December 31, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Hunter Defense Technologies	NR/NR/NR	239,454	29.7%	$6.77	$1,620,130	18.7%	2/15/2025
Victory Energy	NR/NR/NR	211,828	26.3	$5.23	$1,108,514	12.8%	Various(4)
Valence Surface Technologies	NR/NR/NR	75,720	9.4	$27.07	$2,049,444	23.7%	10/6/2029
Anchor Danly	NR/NR/NR	60,500	7.5	$6.84	$414,017	4.8%	8/31/2039
Recommunity	NR/NR/NR	56,125	7.0	$21.57	$1,210,450	14.0%	5/31/2027
Kuusaloski Glass Recycling	NR/NR/NR	56,000	6.9	$4.05	$226,800	2.6%	6/30/2024
Myler Disability	NR/NR/NR	53,480	6.6	$18.51	$989,793	11.4%	3/31/2025
Largest Tenants		753,107	93.4%	$10.12	$7,619,146	87.9%
Remaining Occupied		53,645	6.6	$19.48	$1,045,256	12.1%
Total Occupied		806,752	100.0%	$10.74	$8,664,403	100.0%
Vacant Space		0	0.0
Collateral Total		806,752	100.0%

(1)	Based on the borrower provided rent roll dated December 31, 2022 except where otherwise noted.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on the underwritten rent roll dated June 1, 2022 and include rent steps totaling $292,627 through June 2023.
(4)	Victory Energy has multiple lease expiration dates; 138,431 square feet of space at the 10701 East 126th Street North Property expire on September 30, 2035 and 73,397 square feet of space at the 1200 North Maitlen Drive Property expire on October 13, 2025.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0%
2024	2	82,156	10.2	634,911	7.3	82,156	10.2%	$634,911	7.3%
2025	4	366,331	45.4	2,880,653	33.2	448,487	55.6%	$3,515,564	40.6%
2026	0	0	0.0	0	0.0	448,487	55.6%	$3,515,564	40.6%
2027	1	56,125	7.0	1,210,450	14.0	504,612	62.5%	$4,726,014	54.5%
2028	0	0	0.0	0	0.0	504,612	62.5%	$4,726,014	54.5%
2029	4	91,464	11.3	2,590,740	29.9	596,076	73.9%	$7,316,754	84.4%
2030	0	0	0.0	0	0.0	596,076	73.9%	$7,316,754	84.4%
2031	1	11,745	1.5	95,849	1.1	607,821	75.3%	$7,412,603	85.6%
2032	0	0	0.0	0	0.0	607,821	75.3%	$7,412,603	85.6%
2033	0	0	0.0	0	0.0	607,821	75.3%	$7,412,603	85.6%
2034 & Beyond	2	198,931	24.7	1,251,800	14.4	806,752	100.0%	$8,664,403	100.0%
Total	14	806,752	100.0%	$8,664,403	100.0%
(1)	Based on the borrower provided rent roll dated December 31, 2022 except where otherwise noted.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on the underwritten rent roll dated June 1, 2022 and include rent steps totaling $292,627 through June 2023.

Operating History and Underwritten Net Cash Flow
	TTM 6/30/2022(1)	Underwritten(2)	Per Square Foot	%(3)
In-Place Base Rent	$8,238,273	$8,371,776	$10.38	93.6%
Rent Steps	0	292,627	$0.36	3.3
Gross Potential Rent	$8,238,273	$8,664,403	$10.74	96.9%
Other Income	0	0	$0.00	0.0
Total Reimbursements	0	276,786	$0.34	3.1
Net Rental Income	$8,238,273	$8,941,189	$11.08	100.0%
(Vacancy/Credit Loss)	0	(447,059)	($0.55)	(5.0)
Effective Gross Income	$8,238,273	$8,494,129	$10.53	95.0%
Total Expenses	21,962	276,786	$0.34	3.3
Net Operating Income	$8,216,311	$8,217,343	$10.19	96.7%
Capital Expenditures	0	80,675	$0.10	0.9
TI/LC	0	(78,312)	($0.10)	(0.9)
Net Cash Flow	$8,216,311	$8,214,980	$10.18	96.7%
(1)	Historical financial information is not available due to the Triple Net Portfolio Properties being acquired from 2014 to 2021 and being single tenant properties subject to triple net leases. The borrower provided a partial operating statement for the period from August 2022 through December 2022, which reflects an annualized NOI for year-end 2022 of $8,392,898.
(2)	Based on the underwritten rent roll dated June 1, 2022.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The Triple Net Portfolio consists of 14 properties located across nine states: Ohio, Oklahoma, California, Michigan, New York, Illinois, Utah, Texas, and Virginia.

Los Angeles-Long Beach-Anaheim, CA Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 13.3 million which has increased by 475,033 since 2010, reflecting an annual increase of 0.3%. The population is projected to increase by an additional 201,595 by 2026, reflecting

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0.3% annual population growth. As of the second quarter of 2022, the area featured an average household income of $111,121 and a median household income of $78,908. Over the next five years, median household income is expected to increase by 13.8%, or $2,173 per annum. The U.S. Department of Labor reported an unemployment rate of 5.3% as of March 2022.

Gardena, California: The 120-150 West 154th Street Property is situated east of the 110 Freeway in unincorporated Los Angeles County. Existing office development is concentrated along Redondo Beach Boulevard and consists primarily of smaller buildings containing less than 30,000 square feet that are occupied by local businesses. Industrial land uses cover approximately 14% of the city. The largest activities in the city are machinery, printing and publishing, garment, and plastics. The primary commercial thoroughfares are situated along I-110, I-105, I-405 and I-710.

Carson, California: The 417 & 433 West 164th Street Property is situated approximately 13 miles south of downtown Los Angeles in the northeast portion of the South Bay. Carson has attracted a broad range of businesses, due in part to the fact that the city has low business license fees and does not impose a utility use tax, gross receipts tax, local property tax, or parking tax. One of the most significant commercial developments in the city is the South Bay Pavilion at Carson, a regional mall located at the southeast corner of Avalon Boulevard and Del Amo Boulevard in the central area of the city. The mall was expanded with the construction of a 217,000 square foot IKEA furniture store. Target and 24-Hour Fitness opened stores in 2005.

Garden Grove, California: The city of Garden Grove is situated in the north central portion of Orange County. The city is approximately 25 miles southeast of Los Angeles. The 7051 Patterson Drive Property is in a conforming area of industrial development that extends southeast and northwest from the 7051 Patterson Drive Property. There is dense large scale multifamily development located immediately northeast and southwest. The 7051 Patterson Drive Property has regional and local access and is surrounded by various industrial developments along Katella Avenue, Knott Street, and Western Avenue. Gardena Grove is generally built out with future development consisting primarily of redevelopment opportunities.

New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 19.4 million, which has increased by 455,615 since 2010, reflecting an annual increase of 0.2%. The population is projected to increase by an additional 229,201 by 2026, reflecting 0.2% annual population growth. As of the second quarter of 2022, the area featured an average household income of $122,318 and a median household income of $83,280. Over the next five years, median household income is expected to increase by 12.2%, or $2,027 per annum. The area includes a total of 9.2 million employees and has an 8.6% unemployment rate.

The 508 Fishkill Avenue Property is in the city of Beacon, Dutchess County, New York. Primary access to the subject neighborhood is provided by Interstate Highway 84. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 84, US 9, and the Hudson River.

Ashtabula, OH Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of 100,614 which has decreased by 883 since 2010, reflecting an annual decrease of 0.1%. The population is projected to decrease by an additional 1,331 by 2026, reflecting a 0.3% decrease in annual population growth. As of the second quarter of 2022, the area featured an average household income of $61,178 and a median household income of $46,560. Over the next five years, median household income is expected to increase by 10.9%, or $1,014 per annum. The area includes a total of 40,022 employees and has a 5.6% unemployment rate.

The 5450 Bishop Road property and the 5455 State Route 307 West property are situated in the city of Geneva, Ashtabula County, Ohio, which is considered a suburban location. The neighborhood is located approximately 50 miles northeast of Cleveland. Primary access to the neighborhood is provided by Interstate Highway 90 and US 20. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 90 and US 20.

Tulsa, OK Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of approximately 1.0 million which has increased by 68,514 since 2010, reflecting an annual increase of 0.6%. The population is projected to increase by an additional 36,776 by 2026, reflecting 0.7% annual population growth. As of the second quarter of 2022, the area featured an average household income of $81,007 and a median household income

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of $57,460. Over the next five years, median household income is expected to increase by 9.1%, or $1,050 per annum. The area includes a total of 482,639 employees and has a 5.3% unemployment rate.

The 10701 East 126th Street North Property is located in the city of Collinsville, Tulsa County, Oklahoma and is considered a suburban area outside of Tulsa. The neighborhood is located approximately 100 miles northeast of Oklahoma City. Primary access to the neighborhood is provided by US 169. Land uses within the neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as US 169 and North Yale Avenue.

Stillwater, OK Metropolitan Statistical Area: According to the appraisal, as of the second quarter of 2022, the area had a population of 82,648 which has increased by 5,298 since 2010, reflecting an annual increase of 0.6%. The population is projected to increase by an additional 2,965 by 2026, reflecting 0.7% annual population growth. As of the second quarter of 2022, the area featured an average household income of $59,725 and a median household income of $40,349. Over the next five years, the median household income is expected to increase by 5.8%, or $469 per annum. The area includes a total of 37,177 employees and has a 3.9% unemployment rate.

The 1200 North Maitlen Drive Property is located in the city of Cushing, Payne County, Oklahoma, which is considered a rural suburban location. The neighborhood is located approximately 70 miles northeast of Oklahoma City and 50 miles southwest of Tulsa. Primary access to the neighborhood is provided by State Highway 33. Land uses within the subject neighborhood consist of a mixture of commercial and residential development. Growth patterns have occurred along primary commercial thoroughfares such as Interstate Highway 44 and US Highway 177.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	2.9%	Net Rentable Area (Rooms):	162
Loan Purpose:	Refinance	Location:	Sarasota, FL
Borrower:	Palm Avenue Hospitality Holdings, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	Prime Hospitality Group III, LLC	Occupancy / ADR / RevPAR:	84.6% / $259.49 / $219.54
Interest Rate:	5.90000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	7/14/2022	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/5/2032	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$7,225,496 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$7,756,939 (TTM 3/31/2023)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	84.6% / $259.49 / $219.54
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$21,959,076
Call Protection:	L(35),D(82),O(3)	UW Expenses:	$13,920,181
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,038,895
Additional Debt(1):	Yes	UW NCF:	$7,160,532
Additional Debt Balance(1):	$37,500,000	Appraised Value / Per Room:	$89,500,000 / $552,469
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$354,938
Taxes:	$269,732	$30,525	N/A	Maturity Date Loan / Room:	$313,840
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	50.8%
Performance Reserve(2):	$12,000,000	$0	N/A	Maturity Date LTV(2):	43.4%
PIP Reserve(3):	$0	Springing	N/A	UW NCF DSCR:	1.75x
FF&E Reserve(4):	$0	$51,103	N/A	UW NOI Debt Yield(2):	17.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$57,500,000	100.0%	Loan Payoff	$29,563,222	51.4%
			Principal Equity Distribution	14,999,610	26.1
			Upfront Reserves	12,269,732	21.3
			Closing Costs	667,436	1.2
Total Sources	$57,500,000	100.0%	Total Uses	$57,500,000	100.0%
(1)	The Art Ovation Hotel Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $57,500,000 (the “Art Ovation Hotel Whole Loan”). The Financial Information in the chart above reflects the Art Ovation Hotel Whole Loan.
(2)	At loan origination, the borrower deposited $12,000,000 into a performance reserve subaccount as additional collateral for the Art Ovation Hotel Whole Loan. The borrower may submit a written request to the lender for a disbursement of the performance reserve funds, which request may be made (x) no more than once in any calendar quarter, (y) only after the securitization of any portion of the Art Ovation Hotel Whole Loan and (z) no later than July 14, 2027, on which date the borrower will have no further right to request any disbursements from the performance reserve subaccount and the lender will continue to hold the performance reserve funds as additional collateral for the Art Ovation Hotel Whole Loan.
(3)	In the event that any property improvement plan (“PIP”) is imposed by the franchisor pursuant to the franchise agreement, within 30 days after notice from the lender, the borrower will be required to deposit with the lender an amount equal to 115% of the sum required to pay for such PIP, as reasonably determined by the lender.
(4)	On each monthly due date, the borrower is required to deposit an amount equal to 1/12 of 4.0% of the total annual revenue from the Art Ovation Hotel Property (as defined below), which is estimated to be approximately $51,103, into an FF&E reserve.
(5)	The Art Ovation Hotel Property opened in 2018 and continued to stabilize from 2019 through 2021.

The Loan. The Art Ovation Hotel mortgage loan (the “Art Ovation Hotel Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 162-room hotel located in Sarasota, Florida (the “Art Ovation Hotel Property”). The Art Ovation Hotel Whole Loan consists of four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $57,500,000 and accrues interest at a rate of 5.90000% per annum. The Art Ovation Hotel Whole Loan has a ten-year term, has an initial two-year interest only period and will then amortize on a 30-year schedule.

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The Art Ovation Hotel Whole Loan was originated on July 14, 2022 by 3650 Real Estate Investment Trust 2 LLC. The non-controlling Note A-4, with an original principal balance and Cut-off Date Balance of $20,000,000, will be included in the BBCMS 2023-C21 securitization trust. The Art Ovation Hotel Whole Loan is being serviced pursuant to the pooling and servicing agreement for the 3650R 2022-PF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$10,000,000	$10,000,000	BMO 2022-C3	No
A-2	7,500,000	7,500,000	3650R 2022-PF2	No
A-3	20,000,000	20,000,000	3650R 2022-PF2	Yes
A-4	20,000,000	20,000,000	BBCMS 2023-C21	No
Whole Loan	$57,500,000	$57,500,000

The Property. The Art Ovation Hotel Property is an eight-story, 162-room full service Autograph Collection by Marriott hotel that opened in 2018 and is situated on a 1.05-acre site located in Sarasota, Florida. Amenities and facilities at the Art Ovation Hotel Property include a 171-seat Overture Restaurant & Gallery Lounge, 43-seat Perspective Rooftop Pool Bar, outdoor pool, business center, fitness center, and 6,109 square feet of meeting space. The Overture Restaurant & Gallery Lounge provides daily breakfast, lunch, and dinner located on the ground level of the Art Ovation Hotel Property and the Perspective Rooftop Pool Bar is located on the rooftop adjacent to the outdoor rooftop swimming pool. In addition, the Art Ovation Hotel Property features a sundry shop located in the lobby adjacent to the entrance and registration desk. Standard guestroom amenities include a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron and ironing board, and coffee maker. Guestrooms include a mix of 96 King rooms, 64 Queen/Queen rooms and two suites.

As of March 31, 2023, the Art Ovation Hotel Property was 84.6% occupied for the trailing 12 months. A total of $553,720 in capital expenditures, primarily in relation to office, restaurant and computer equipment, public area furnishings and planters, was incurred from 2017 through 2021. The Art Ovation Hotel Property is subject to a 25-year franchise agreement with Marriott International, Inc. that is scheduled to expire on April 30, 2043.

The Market. The Art Ovation Hotel Property is located in Sarasota, Florida and forms part of the North Port-Sarasota-Bradenton, Florida metropolitan statistical area (the “Sarasota MSA”). Per the appraisal, major employers in the Sarasota MSA as of year-end 2020 and 2021 include Publix Super Markets, Inc. (5,777 employees), Sarasota Memorial Health Care System (4,619 employees), Bealls Inc. (2,336 employees), PGT Industries (1,835 employees), Manatee Memorial Hospital (1,651 employees), Blake Medical Center (1,471 employees) and Bon Secours Venice Hospital (1,428 employees).

Per the appraisal, the Sarasota MSA is comprised of mixed-use developments, including low rise commercial and office buildings, residential buildings, and retail shops. The major thoroughfare through Sarasota is Interstate 75, a north-south turnpike that begins at its southern terminus in Miami Lakes, Florida, and continues 470 miles to its northern terminus in Valdosta, Georgia. Sarasota-Bradenton International Airport is the primary airport utilized for travelers to Sarasota with over 1.3 million passengers per year. Tourism is Florida’s largest industry, accounting for approximately 1.4 million jobs. Sarasota offers a range of tourist attractions and cultural institutions, including, among other things, beaches and harbors, performing art centers, and theaters. Downtown Sarasota is home to The Ed Smith Stadium, which is the location of the Baltimore Orioles’ spring training, and Twin Lakes Park. There is a large art scene located in downtown Sarasota with various art galleries, museums, music festivals, and artisan boutiques. Nearby training venues include The Ed Smith Stadium, an 8,500-seat stadium located approximately nine miles northwest of the Art Ovation Hotel Property. Twin Lakes Park is a 123-acre park that serves as a training base for minor league baseball teams. Twin Lakes Park features 11 baseball fields, a football field, picnic shelter, playground, two soccer fields, two tennis courts, a walking train, and three ponds. In addition, Sarasota is home to Nathan Benderson Park, which is a 600-acre community park with a 2,000-meter spring rowing course and regatta center. The facility has recently completed a $40 million redevelopment and holds championship, professional, and recreational rowing events.

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Per the appraisal, downtown Sarasota has experienced a surge of new developments with new restaurants, retailers, hotels, offices, and residences in recent years. Hotels that have recently opened in downtown Sarasota include the Aloft Hotel Sarasota, the Westin hotel, the Art Ovation Hotel Property, and the Embassy Suites hotel. In addition, major projects such as The Bay redevelopment have contributed to the ongoing growth in the area.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Art Ovation Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2019	66.5%	$178.41	$118.57	65.5%	$178.56	$116.98	98.5%	100.1%	98.7%
2020	49.4%	$170.42	$84.11	51.6%	$166.21	$85.77	104.5%	97.5%	102.0%
2021	69.7%	$206.96	$144.29	77.9%	$204.67	$159.45	111.8%	98.9%	110.5%
2022(4)	65.9%	$234.18	$154.43	83.6%	$259.14	$216.53	126.8%	110.7%	140.2%
TTM(4)(5)	75.3%	$255.54	$192.53	84.6%	$259.49	$219.54	112.4%	101.5%	114.0%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Art Ovation Hotel Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hyatt Regency Sarasota, Lido Beach Resort, Hotel Indigo Sarasota, Hyatt Place Sarasota/Bradenton Airport, Aloft Hotel Sarasota, Westin Sarasota, Embassy Suites by Hilton Sarasota and The Sarasota Modern, a Tribute Portfolio Hotel.
(4)	2022 and TTM Art Ovation Hotel Occupancy, ADR, and RevPAR are based on the underwritten rent roll dated March 31, 2023.
(5)	TTM represents the trailing 12-month period ending March 31, 2023.

Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	83.6%	84.6%	84.6%
ADR	$259.14	$259.49	$259.49
RevPAR	$216.53	$219.54	$219.54

Room Revenue	$12,803,483	$12,981,413	$12,981,413	$80,132	59.1%
Food & Beverage Revenue	5,618,083	6,732,175	6,732,175	41,557	30.7
Parking Income	0	0	0	0	0.0
Other Departmental Revenue	2,237,330	2,245,488	2,245,488	13,861	10.2
Total Revenue	$20,658,896	$21,959,076	$21,959,076	$135,550	100.0%
Room Expense	$3,071,018	$3,128,139	$3,128,139	$19,310	24.1%
Food & Beverage Expense	3,631,878	4,133,829	4,133,829	25,517	61.4
Parking Expense	0	0	0	0	0.0
Other Departmental Expense	335,184	348,699	348,699	2,152	15.5
Telephone Expense	0	0	0	0	0.0
Departmental Expenses	$7,038,080	$7,610,667	$7,610,667	$46,979	34.7%
Departmental Profit	$13,620,816	$14,348,409	$14,348,409	$88,570	65.3%
Operating Expenses	$5,413,762	$5,615,793	$5,450,802	$33,647	24.8%
Gross Operating Profit	$8,207,054	$8,732,616	$8,897,607	$54,923	40.5%
Lease Expense	$168,269	$172,152	$172,152	$1,063	0.8%
Property Taxes	400,537	414,774	345,257	2,131	1.6
Property Insurance	412,752	388,751	341,303	2,107	1.6
Total Other Expenses	$981,558	$975,677	$858,712	$5,301	3.9%
Net Operating Income	$7,225,496	$7,756,939	$8,038,895	$49,623	36.6%
FF&E	613,238	878,363	878,363	5,422	4.0
Net Cash Flow	$6,612,258	$6,878,576	$7,160,532	$44,201	32.6%
(1)	Historical figures are excluded due to large variances as a result of COVID-19.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023.
(3)	Per Room values are based on 162 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

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No. 13 – Great Lakes Crossing Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$17,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$17,500,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	2.6%	Net Rentable Area (SF):	1,128,332
Loan Purpose:	Refinance	Location:	Auburn Hills, MI
Borrower(2):	Taubman Auburn Hills Associates Limited Partnership	Year Built / Renovated:	1998 / 2010
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy(8):	89.6%
Interest Rate:	6.52100%	Occupancy Date:	11/30/2022
Note Date:	1/5/2023	4th Most Recent NOI (As of):	$34,244,744 (12/31/2019)
Maturity Date:	2/1/2033	3rd Most Recent NOI (As of):	$27,851,384 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$32,911,337 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$31,655,635 (TTM 11/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$47,000,639
Call Protection:	L(32),D(82),O(6)	UW Expenses:	$15,438,872
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$31,561,767
Additional Debt(1):	Yes	UW NCF:	$29,734,689
Additional Debt Balance(1):	$162,500,000	Appraised Value / Per SF:	$400,000,000 / $355
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/10/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes(3):	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance(4):	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves(5):	$0	Springing	$519,033	Maturity Date LTV:	45.0%
TI / LC(6):	$0	$94,028	$2,256,664	UW NCF DSCR:	2.50x
Other(7):	$1,805,623	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$180,000,000	99.5%	Loan Payoff	$177,589,210	98.1%
Borrower Sponsor Equity	962,977	0.5	Upfront Reserves	1,805,623	1.0
			Closing Costs	1,568,144	0.9
Total Sources	$180,962,977	100.0%	Total Uses	$180,962,977	100.0%
(1)	The Great Lakes Crossing Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate original principal balance of $180,000,000 (the “Great Lakes Crossing Outlets Whole Loan”). Financial Information in the chart above reflects the Great Lakes Crossing Outlets Whole Loan.
(2)	The borrower is affiliated with the borrower of the Fashion Valley Mall Whole Loan.
(3)	During a Lockbox Event Period (as defined below) or at any time (x) any taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), or (y) upon request of the lender, the borrower fails to promptly provide evidence reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the reasonably estimated annual real estate taxes; in lieu of remitting such amounts for deposit, the borrower may fund the tax reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents. A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower, provided that the property manager is not replaced within 60 days with a qualified property manager; or (iv) a Debt Yield Trigger Event (as defined below). A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.00% for two consecutive calendar quarters.
(4)	In the event that during a Lockbox Event Period the borrower has not provided satisfactory evidence to the lender that the Great Lakes Crossing Outlets Property (as defined below) is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with the Great Lakes Crossing Outlets Whole Loan documents, on each monthly payment date during the Lockbox Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of reasonably estimated insurance premiums; in lieu of remitting such amounts for deposit, the borrower may fund the insurance reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.
(5)	On each monthly payment date during a Lockbox Event Period, the borrower is required to deposit into a replacement reserve, an amount equal to $21,626.36 if the balance on deposit in the replacement reserve account is less than $519,032.72 for reasonably estimated replacements and repairs required to be made to the Great
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Lakes Crossing Outlets Property during each calendar year; provided, however, that in lieu of remitting such amounts for deposit, the borrower may fund the replacement reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event (as defined below) or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents. A “Control Event” means that any combination of Taubman, Simon Property Group, Inc. or Simon Property Group, L.P. does not own, in the aggregate, at least 30% of the direct or indirect interests in the borrower or does not control the borrower.

(6)	The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $94,027.67 if the balance of the rollover reserve falls below $2,256,664; in lieu of remitting such amounts for deposit, the borrower may fund the rollover reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.
(7)	Other reserves include the Initial Outstanding TI/LC reserve (approximately $1,581,204) and the initial Gap Rent Reserve (approximately $224,418).
(8)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The Loan. The Great Lakes Crossing mortgage loan (the “Great Lakes Crossing Outlets Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 1,128,332 square foot retail outlet center property located in Auburn Hills, Michigan (the “Great Lakes Crossing Outlets Property”). The Great Lakes Crossing Outlets Mortgage Loan is evidenced by the non-controlling Note A-1-4, which has an outstanding principal balance as of the Cut-off Date of $17,500,000. The Great Lakes Crossing Outlets Whole Loan was co-originated on January 5, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), and DBR Investments Co. Limited. Barclays subsequently purchased Note A-1-4 from GS. The Great Lakes Crossing Outlets Whole Loan has a 10-year term and is interest only for the entire term. The Great Lakes Crossing Outlets Whole Loan proceeds were used to refinance the existing debt on the Great Lakes Crossing Outlets Property, fund upfront reserves, and pay origination costs. The Great Lakes Crossing Outlets Whole Loan accrues interest at a fixed rate of 6.52100% per annum. The Great Lakes Crossing Outlets Whole Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization. The table below summarizes the promissory notes that comprise the Great Lakes Crossing Outlets Whole Loan. The relationship between the holders of the Great Lakes Crossing Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,500,000	$27,500,000	Benchmark 2023-B38	Yes
A-1-2	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-3	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-4	$17,500,000	$17,500,000	BBCMS 2023-C21	No
A-2-1-A	$12,500,000	$12,500,000	BMO 2023-C5	No
A-2-1-B	$7,500,000	$7,500,000	Benchmark 2023-B38	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2023-B38	No
A-2-3	$15,000,000	$15,000,000	BMO 2023-C5	No
A-3-1	$25,750,000	$25,750,000	BMO 2023-C4	No
A-3-2	$14,250,000	$14,250,000	BBCMS 2023-C20	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-C5	No
Whole Loan	$180,000,000	$180,000,000

The Property. The Great Lakes Crossing Outlets Property is a retail outlet center comprised of a single-story shopping center, totaling 1,357,631 square feet, of which 229,299 square feet is not included in the collateral, on an approximately 163.76-acre site in Auburn Hills, Michigan. The Great Lakes Crossing Outlets Property was built in 1998 and renovated in 2010. The Great Lakes Crossing Outlets Property has a total of 7,797 parking spaces, resulting in a ratio of approximately 6.91 spaces per 1,000 square feet of collateral. As of November 30, 2022, the Great Lakes Crossing Outlets Property was 89.6% occupied by 169 tenants. The collateral does not include 229,299 of square feet owned by Bass Pro Shops Outdoor World and AMC Theatre.

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Major Tenants.

Burlington Coat Factory (81,082 square feet; 7.2% of NRA, 2.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB+/NR): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory (“Burlington”) is a nationally recognized off-price retailer. As of the fiscal year ending in 2022, Burlington operates 927 stores in 46 states and Puerto Rico. The firm is a Fortune 500 company and its common stock trades on the New York Stock Exchange under the ticker symbol “BURL”. Burlington’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington’s lease expires in January 2030 and has two 5-year renewal options remaining.

Round 1 Bowling Amusement (59,071 square feet; 5.2% of NRA, 3.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 2009 and headquartered in Brea, California, Round 1 Bowling Amusement (“Round 1”) is a multi-entertainment complex offering an array of activities including bowling, arcade games, billiards, ping pong, darts, food and drinks. Round 1’s parent company was founded in Japan in 1993 and opened its first United States location in 2010 in Los Angeles. Round 1’s lease expires in September 2027 and has two 5-year renewal options remaining.

Forever 21 (47,203 square feet, 4.2% of NRA, 1.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1984 and headquartered in Los Angeles, California, Forever 21 is a global fashion retailer. Forever 21 has more than 540 locations worldwide and online, Forever 21 operates to make high style designs and fashion basics accessible to all consumers. Forever 21’s lease expired in January of 2023; however, the tenant is still in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively.

Environmental. According to a Phase I environmental report dated November 16, 2022, there was no evidence of any recognized environmental conditions at the Great Lakes Crossing Outlets Property. However, the Phase I environmental report identified an environmental issue at the Great Lakes Crossing Outlets Property in connection with a wetlands conservation easement agreement between the borrower and the Michigan Department of Environment, Great Lakes and Energy. The assessor recommended maintenance of the onsite regulated wetlands in accordance with the conservation easement agreement. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Great Lakes Crossing Outlets Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
92.9%	91.0%	91.9%	89.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2022. Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

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The following table presents certain information relating to the largest tenants based on net rentable area of the Great Lakes Crossing Outlets Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Burlington Coat Factory(4)	NR/BB+/NR	81,082	7.2%	$12.67	$1,026,943	2.5%	1/31/2030
Round 1 Bowling Amusement(4)	NR/NR/NR	59,071	5.2	$22.13	1,307,500	3.2	9/30/2027
Forever 21(4)(5)	NR/NR/NR	47,203	4.2	$14.26	673,193	1.6	1/31/2023
Marshalls(4)	NR/NR/NR	35,191	3.1	$21.16	744,692	1.8	1/31/2027
TJ Maxx(4)	A2/A/NR	34,766	3.1	$21.16	735,699	1.8	1/31/2027
Nordstrom Rack(4)	Ba1/BB+/BBB-	34,613	3.1	$17.00	588,421	1.4	6/30/2030
Legoland Discovery Center(4)	B2/B-/NR	32,543	2.9	$10.82	352,178	0.9	12/31/2031
Planet Fitness	NR/NR/NR	27,710	2.5	$14.48	401,373	1.0	12/31/2028
Camille La Vie	NR/NR/NR	22,963	2.0	$16.72	383,835	0.9	1/31/2028
Arhaus The Loft	NR/NR/NR	22,726	2.0	$22.66	515,023	1.3	1/31/2030

Major Tenants		397,868	35.3%	$16.91	$6,728,859	16.5%
Other Tenants		612,876	54.3%	$55.70	$34,137,204	83.5%
Occupied Collateral Total / Wtd. Avg.		1,010,744	89.6%	$40.43	$40,866,062	100.0%

Vacant Space		117,588	10.4%

Collateral Total		1,128,332	100.0%

(1)	Based on underwritten rent roll dated as of November 30, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.
(4)	Anchor tenants for the Great Lakes Crossing Outlets Property represent approximately 28.8% of Net Rentable Area (SF) and approximately 13.3% of Total UW Base Rent.
(5)	Forever 21’s lease expired in January 2023; however, the tenant is in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively. We cannot assure you that the Forever 21 lease will be renewed.

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Annex A-3	BBCMS 2023-C21
No. 13 – Great Lakes Crossing Outlets

The following table presents certain information relating to the tenant lease expirations at the Great Lakes Crossing Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	117,588	10.4%	NAP	NAP	117,588	10.4%	NAP	NAP
2023 & MTM	33	149,599	13.3	$5,576,821	13.6%	267,187	23.7%	$5,576,821	13.6%
2024	38	88,679	7.9	4,847,810	11.9	355,866	31.5%	$10,424,632	25.5%
2025	34	141,288	12.5	8,770,136	21.5	497,154	44.1%	$19,194,767	47.0%
2026	16	43,108	3.8	3,665,300	9	540,262	47.9%	$22,860,067	55.9%
2027	20	187,481	16.6	6,903,724	16.9	727,743	64.5%	$29,763,791	72.8%
2028	14	124,499	11.0	4,180,946	10.2	852,242	75.5%	$33,944,737	83.1%
2029	8	34,775	3.1	1,377,153	3.4	887,017	78.6%	$35,321,890	86.4%
2030	9	183,219	16.2	3,885,077	9.5	1,070,236	94.9%	$39,206,967	95.9%
2031	3	38,939	3.5	854,484	2.1	1,109,175	98.3%	$40,061,451	98.0%
2032	4	3,576	0.3	446,249	1.1	1,112,751	98.6%	$40,507,699	99.1%
2033	1	15,581	1.4	358,363	0.9	1,128,332	100.0%	$40,866,062	100.0%
2034 & Beyond	0	0	0.0	0	0.0	1,128,332	100.0%	$40,866,062	100.0%
Collateral Total	180	1,128,332	100.0%	$40,866,062	100.0%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.

The following table presents certain information relating to the operating history and underwritten cash flows of the Great Lakes Crossing Outlets Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$27,351,881	$24,157,616	$25,715,947	$27,665,175	$28,969,473	$25.67	57.1%
Other Revenue/Rents(4)	21,677,084	19,516,740	19,612,241	19,003,929	21,777,155	19.30	42.9
Gross Potential Rent	$49,028,964	$43,674,356	$45,328,188	$46,669,104	$50,746,628	$44.97	100.0%
(Vacancy/Credit Loss)	(479,579)	(2,965,788)	1,933,578	(244,977)	(3,745,989)	(3.32)	(7.4)
Effective Gross Income	$48,549,386	$40,708,568	$47,261,766	$46,424,127	$47,000,639	$41.65	92.6%

Total Expenses(5)	$14,304,642	$12,857,184	$14,350,428	$14,768,491	$15,438,872	$13.68	32.8%

Net Operating Income	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$31,561,767	$27.97	67.2%

Capital Expenditures	0	0	0	0	259,516	0.23	0.6
TI / LC	0	0	0	0	1,567,562	1.39	3.3

Net Cash Flow	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$29,734,689	$26.35	63.3%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	TTM represents the trailing 12-month period ending November 30, 2022.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Revenue/Rents consists of overage rent, short term temporary tenant rent, RMU/center ops rents, market revenue from vacant units total commercial reimbursement revenue and other revenue.
(5)	Total Expenses include real estate taxes and a management fee equal to 4.0% of Effective Gross Income.

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Annex A-3	BBCMS 2023-C21
No. 13 – Great Lakes Crossing Outlets

The Market. The Great Lakes Crossing Outlets Property is located in Auburn Hills, Michigan, within the Detroit metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has grown to be the second largest metropolitan area in the Midwest, having a strategic regional location, a good transportation system, and a large manufacturing base. The presence of Ford, General Motors and Chrysler has historically supported much of the economic growth and employment in the Detroit MSA, and as of the past few decades is beginning to rely on the healthcare industry for long-term growth. According to the appraisal, as of August 2022, the unemployment rate in the Detroit MSA was 3.5%, representing a 2.65% increase in employment from the year prior.

The Great Lakes Crossing Outlets Property is located alongside I-75, which according to the appraisal, has a daily traffic count of 71,265 vehicles. According to the appraisal, the Great Lakes Crossing Outlets Property is conveniently accessible to the 2.1 million residents that live within the trade area, providing a strong local customer base. Further, given its proximate location to Canada, the Great Lakes Crossing Outlets Property benefits from cross-border commerce. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 2,140, 42,016 and 135,040 people, respectively, and average household income for the same radii was $89,356, $90,320 and $99,774, respectively.

According to the appraisal, the Great Lakes Crossing Outlets Property is situated within the Detroit retail market and the Pontiac submarket. As of the third quarter of 2022, the Detroit retail market contained total inventory of approximately 260.5 million square feet with an approximate 5.0% vacancy rate and average annual rental rates of $17.80 per square foot, and the Pontiac submarket contained a total inventory of approximately 8.2 million square feet with an approximate 2.7% vacancy rate and average annual rental rates of $17.93 per square foot.

The appraiser identified five comparable retail properties to the Great Lakes Crossing Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Great Lakes Crossing Outlets 4000 Baldwin Road Auburn Hills, MI	1998 / 2010	1,128,332(2)	89.6%(2)	NAP	$503.40(3)	Burlington Coat Factory Round 1 Bowling Amusement Forever 21 Marshalls TJ Maxx Nordstrom Rack Legoland Discovery Center
Westfield Santa Anita Arcadia, CA	1973 / 2014, 2021	1,480,000	89.0%	2,287 miles	$608.00	JCPenney Nordstrom Macy’s
Biltmore Fashion Park Scottsdale, AZ	1963 / 2021	384,342	87.0%	2,024 miles	$830.00	Saks Fifth Avenue Macy’s
Westfield Brandon Brandon, FL	1995 / 2007	1,149,543	93.0%	1,213 miles	$711.00(4)	Dillard’s Macy’s JCPenney
Galleria Edina Edina, MN	1974 / 2006	398,585	99.0%	720 miles	$891.00	Rypen Furniture
University Mall South Burlington, VT	1979 / 2018	613,915	95.0%	637 miles	$325.00	Target JCPenney Kohl’s
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of November 30, 2022, including four tenants that have signed leases but have not taken physical occupancy. The Total NRA (SF) and Sales PSF information represented in the above table for the Great Lakes Crossing Outlets Property is only for the collateral for the Great Lakes Crossing Outlets Whole Loan.
(3)	Based on October 2022 trailing 12 months reported sales figures.
(4)	Includes Apple sales figures. Sales excluding Apple are $550.

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Annex A-3	BBCMS 2023-C21
No. 14 – Amsdell FL & GA Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$17,250,000	Title:	Fee
Cut-off Date Principal Balance:	$17,250,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.5%	Net Rentable Area (SF):	187,758
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Amsdell Storage Ventures 85, LLC and Amsdell Storage Ventures XXXIV, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Amsdell Group, LLC	Occupancy:	81.4%
Interest Rate:	6.80000%	Occupancy Date:	5/22/2023
Note Date:	7/27/2023	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(2):	$1,193,068 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,668,102 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$1,741,381 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	81.3%
Amortization Type:	Interest Only	UW Revenues:	$2,638,040
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$838,283
Lockbox / Cash Management:	Springing	UW NOI:	$1,799,757
Additional Debt:	No	UW NCF:	$1,780,981
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,550,000 / $168
Additional Debt Type:	N/A	Appraisal Date:	5/23/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$92
Taxes:	$102,420	$17,070	N/A	Maturity Date Loan / SF:	$92
Insurance:	$29,857	$3,732	N/A	Cut-off Date LTV:	54.7%
Replacement Reserves:	$0	$1,565	$56,327	Maturity Date LTV:	54.7%
				UW NCF DSCR:	1.50x
				UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,250,000	100.0%	Loan Payoff	$10,744,080	62.3%
			Return of Equity	6,065,866	35.2
			Closing Costs	307,777	1.8
			Upfront Reserves	132,277	0.8
Total Sources	$17,250,000	100.0%	Total Uses	$17,250,000	100.0%
(1)	4th Most Recent NOI is not available due to renovation of the Compass Self Storage – Tavares Property (as defined below) in 2020.
(2)	The increase from 3nd Most Recent NOI to 2nd Most Recent NOI is primarily due to a mixture of increased occupancy and rental rate increases at the Amsdell FL & GA Storage Portfolio Properties (as defined below).

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Annex A-3	BBCMS 2023-C21
No. 14 – Amsdell FL & GA Storage Portfolio

The Loan. The Amsdell FL & GA Storage Portfolio mortgage loan (the “Amsdell FL & GA Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $17,250,000 and is secured by the borrowers’ fee interests in two self storage properties totaling 187,758 square feet (individually, the “Compass Self Storage – Tavares Property” and the “Compass Self Storage – Marietta Property” and, collectively, the “Amsdell FL & GA Storage Portfolio Properties”). The Amsdell FL & GA Storage Portfolio Mortgage Loan accrues interest at a rate of 6.80000% per annum. The Amsdell FL & GA Storage Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Amsdell FL & GA Storage Portfolio Properties are comprised of two self storage properties totaling 187,758 square feet. The Amsdell FL & GA Storage Portfolio Properties contain a total of 1,338 self storage units, of which 439 are climate controlled. The Amsdell FL & GA Storage Portfolio Properties include 107 leasable parking spaces that are 85.0% leased as of May 22, 2023. Based on self storage net rentable area, the Amsdell FL & GA Storage Portfolio Properties were 81.4% occupied as of May 22, 2023, with individual property occupancies ranging from 80.8% to 82.7%.

The Compass Self Storage – Tavares Property is a 128,226 square foot self storage facility located on a 11.65-acre site at 2601 State Road 19 in Tavares, Florida. The Compass Self Storage – Tavares Property was originally constructed from 2006 to 2007 and subsequently renovated in 2020. The Compass Self Storage – Tavares Property consists of 18, one-story buildings with 756 storage units and 107 parking units. Of the 756 storage units, 311 of them are climate controlled. As of May 22, 2023, the Compass Self Storage – Tavares Property was 80.8% occupied by NRA and 79.1% occupied by unit.

The Compass Self Storage – Marietta Property is a 59,532 square foot self storage facility located on a 4.84-acre site at 3280 Dallas Highway in Marietta, Georgia. The Compass Self Storage – Marietta Property was originally constructed in 2000 and consists of ten, one-story buildings with 475 storage units. Of the 475 storage units, 128 of them are climate controlled. As of May 22, 2023, the Compass Self Storage – Marietta Property was 82.7% occupied by NRA and 82.3% occupied by unit.

The following table presents certain information relating to the Amsdell FL & GA Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Whole Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF) (1)	Storage Units	Appraised Value	% of UW NOI(1)
Compass Self Storage – Tavares	Tavares, FL	$9,950,000	57.7%	80.8%	2006, 2007/2020	128,226	863	$18,350,000	59.2%
Compass Self Storage – Marietta	Marietta, GA	7,300,000	42.3	82.7%	2000/NAP	59,532	475	13,200,000	40.8
Total / Average		$17,250,000	100.0%	81.4%		187,758	1,338	$31,550,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and % of UW NOI are based on the underwritten rent rolls dated May 22, 2023.

The following table presents detailed information with respect to the unit mix of the Amsdell FL & GA Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	142,071	75.7%	80.9%	792	59.2%	78.0%
Climate Controlled Storage Units	45,687	24.3%	82.8%	439	32.8%	83.1%
Parking Units	0	0.0%	0.0%	107	8.0%	85.0%
Total / Wtd. Avg.	187,758	100.0%	81.4%	1,338	100.0%	80.3%
(1)	Based on the underwritten rent rolls dated May 22, 2023.

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No. 14 – Amsdell FL & GA Storage Portfolio
Historical and Current Occupancy(1)
2020(2)	2021	2022	Current(3)
NAV	71.2%	81.9%	81.4%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year and are based on self storage square footage.
(2)	2020 Historical Occupancy is not available due to recent renovation of the Compass Self Storage – Tavares Property in 2020.
(3)	Current Occupancy is based on the underwritten rent rolls as of May 22, 2023 and based on self storage square footage only.

The Market. The Amsdell FL & GA Storage Portfolio Properties are located within the Atlanta-Sandy Springs-Roswell Metropolitan Statistical Area (“Atlanta MSA”) and the Orlando-Kissimmee-Sanford, FL Metropolitan Statistical Area (“Orlando MSA”)

The Compass Self Storage – Tavares Property is located in Tavares, Florida, approximately 25 miles northwest of the Orlando Central Business District and is part of the Orlando MSA. Primary access to the Compass Self Storage – Tavares Property is provided by U.S. Highway 441 and State Road 19. The Compass Self Storage – Tavares Property is part of the Lake County / West submarket of the overall Orlando self storage market. According to the appraisal, as of the first quarter of 2023, the Lake County / West submarket had self storage inventory of 6,022 units with a vacancy rate of 14.9% and average asking rent of $117 per unit.

The Compass Self Storage – Marietta Property is located in Marietta, Georgia, approximately 17 miles northwest of the Atlanta Central Business District and is part of the Atlanta MSA. Primary access to the Compass Self Storage – Marietta Property is provided by Interstate 285 and Interstate 75. The Compass Self Storage – Marietta Property is part of the Marietta submarket of the overall. According to a third-party market research report, as of the first quarter of 2023, the Marietta submarket had self storage inventory of 33,579 units with a vacancy rate of 12.4% and average asking rent of $101 per unit.

The following table presents certain 2022 demographic information for the Amsdell FL & GA Storage Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Compass Self Storage – Marietta	Marietta, GA	5,718	40,350	133,820	$128,899	$129,483	$108,636
Compass Self Storage – Tavares	Tavares, FL	1,886	16,105	43,300	$55,764	$54,421	$54,005
(1)	Source: Appraisal.

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Annex A-3	BBCMS 2023-C21
No. 14 – Amsdell FL & GA Storage Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,642,229	$2,794,551	$2,687,142	$2,508,386	$13.36	81.3%
Vacant Income	0	0	0	577,140	3.07	18.7
Gross Potential Rent	$2,642,229	$2,794,551	$2,687,142	$3,085,526	$16.43	100.0%
(Vacancy / Credit Loss)	(776,024)	(417,770)	(234,746)	(577,140)	(3.07)	(18.7)
Other Income(4)	105,767	128,107	129,654	129,654	0.69	4.2
Effective Gross Income	$1,971,973	$2,504,887	$2,582,051	$2,638,040	$14.05	85.5%

Total Expenses(5)	$778,905	$836,786	$840,669	$838,283	$4.46	31.8%

Net Operating Income	$1,193,068	$1,668,102	$1,741,381	$1,799,757	$9.59	68.2%
Total TI / LC, Capex / RR	0	0	0	18,776	0.10	0.7
Net Cash Flow	$1,193,068	$1,668,102	$1,741,381	$1,780,981	$9.49	67.5%
(1)	Based on the underwritten rent rolls dated May 22, 2023.
(2)	TTM reflects the trailing 12- month period ending May 31, 2023.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income includes items such as administrative fees, truck rental, ancillary sales items and tenant paid insurance.
(5)	Total Expenses includes management fee, personnel, advertising, general and administrative, utilities, repairs and maintenance, real estate taxes and insurance.

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Annex A-3	BBCMS 2023-C21
No. 15 – Centene
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 REIT	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$15,600,000	Title:	Fee
Cut-off Date Principal Balance(1):	$15,600,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.3%	Net Rentable Area (SF):	145,983
Loan Purpose:	Acquisition	Location:	Plantation, FL
Borrower:	1700 University LLC	Year Built / Renovated:	2020 / NAP
Borrower Sponsor:	Alejandro Velez	Occupancy:	100.0%
Interest Rate:	3.41500%	Occupancy Date:	10/5/2023
Note Date:	5/4/2021	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	5/5/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,993,609
Call Protection:(2):	L(35),D(79),O(6)	UW Expenses:	$2,810,270
Lockbox / Cash Management:	Springing	UW NOI:	$4,183,339
Additional Debt(1):	Yes	UW NCF:	$4,008,160
Additional Debt Balance(1):	$31,200,000	Appraised Value / Per SF:	$78,700,000 / $539
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/9/2021

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$321
Taxes:	$452,320	$64,617	N/A	Maturity Date Loan / SF:	$321
Insurance:	$48,840	$24,420	N/A	Cut-off Date LTV:	59.5%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	59.5%
				UW NCF DSCR:	2.47x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$46,800,000	58.9%	Purchase Price	$78,000,000	98.1%
Cash Equity Contribution	32,716,028	41.1	Closing Costs	1,014,867	1.3
			Upfront Reserves	501,161	0.6
Total Sources	$79,516,028	100.0%	Total Uses	$79,516,028	100.0%
(1)	The Centene Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $46,800,000 (the “Centene Whole Loan”). The Financial Information in the chart above reflects the Centene Whole Loan.
(2)	Defeasance of the Centene Whole Loan is permitted at any time after May 4, 2024, which is before the second anniversary of the startup date of the REMIC formed in connection with the REMIC declaration made on August 17, 2022 as described under "Description of the Mortgage Pool-Certain Terms of the Mortgage Loans—Defeasance" in the Prospectus. See "Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Subject to Early Defeasance" in the Prospectus.
(3)	Historical financial information is not available because the Centene Property (as defined below) was built in 2020 and Centene chose to not fully utilize its leased space due to the COVID-19 pandemic, which led Centene to subsequently sublease its entire space to NationsBenefits, LLC in November 2022. See “—The Property” below.

The Loan. The Centene mortgage loan (the “Centene Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 145,983 square foot suburban office property located in Plantation, Florida (the “Centene Property”). The Centene Whole Loan is evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $46,800,000 and accrues interest at a rate of 3.41500% per annum. The Centene Whole Loan has a ten-year, interest-only term and accrues interest on an Actual/360 basis.

The Centene Whole Loan was originated on May 4, 2021 by 3650 Real Estate Investment Trust 2 LLC. The non-controlling Note A-2, with an original principal balance and Cut-off Date Balance of $15,600,000, will be included in the BBCMS 2023-C21 securitization trust. The Centene Whole Loan is serviced pursuant to the pooling and servicing agreement for the 3650R 2021-PF1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

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Annex A-3	BBCMS 2023-C21
No. 15 – Centene
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$15,600,000	$15,600,000	3650R 2021-PF1	Yes
A-2	15,600,000	15,600,000	BBCMS 2023-C21	No
A-3(1)	15,600,000	15,600,000	3650 REIT or an affiliate	No
Whole Loan	$46,800,000	$46,800,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations subject to change.

The Property. The Centene Property is a 145,983 square foot, four-story suburban office property that was built in 2020 and is situated on a 7.14-acre site in Plantation, Florida. The Centene Property is located within the Plantation Pointe Park, which is comprised of six non-collateral office buildings totaling approximately 1.0 million square feet and a 33,556 square foot non-collateral retail center. Tenants at the Plantation Pointe Park retail center include Walgreens, Chipotle, Starbucks, AT&T, Panda Express, Habit Burger, Pieology, and McAlister’s. The Centene Property is served by 886 surface and garage parking spaces (840 garage parking spaces and 46 surface parking spaces) at a parking ratio of 6.1 spaces per 1,000 square feet.

As of October 5, 2023, the Centene Property is fully leased to Centene, which has subleased its entire space to NationsBenefits, LLC at a rate of $38.35 per square foot on a sublease that commenced on November 1, 2022 and expires on September 30, 2030. The Centene lease has an expiration date of November 30, 2030 with two, five-year renewal options and requires at least 14-months’ notice to renew. NationsBenefits, LLC has no renewal options or termination options in its sublease.

Major Tenant.

Centene (145,983 square feet; 100.0% of NRA, 100.0% of underwritten base rent): Centene was founded in 1984 as a nonprofit Medicaid plan provider and has grown to be the largest Medicaid managed care organization in the country, the largest carrier in the health insurance marketplace and a national leader in managed long-term services and support. As of June 30, 2023, Centene has approximately 28.4 million managed care members and approximately 68,300 employees. As of June 30, 2023, Centene was ranked 25th on the Fortune 500 and has a 2023 expected revenue of $148.3 billion.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy represents occupancy as of October 5, 2023.

A-3-132

Annex A-3	BBCMS 2023-C21
No. 15 – Centene
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Centene(3)	Ba1/BBB-/BBB-	145,983	100.0%	$27.83	$4,062,545	100.0%	11/30/2030
Occupied Collateral Total / Wtd. Avg.		145,983	100.0%	$27.83	$4,062,545	100.0%

Vacant Space		0	0.0%

Collateral Total		145,983	100.0%

(1)	Based on underwritten rent roll dated October 5, 2023.
(2)	The credit ratings are those of the direct parent company, Centene Corporation, which is the guarantor under the lease.
(3)	The sole tenant at the Centene Property has subleased its entire space to NationsBenefits, LLC through September 30, 2030 at a rate of $38.35 per square foot with annual rent steps through the end of the sublease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	1	145,983	100.0	4,062,545	100.0		145,983	100.0%	$4,062,545	100.0%
2031	0	0	0.0	0	0.0		145,983	100.0%	$4,062,545	100.0%
2032	0	0	0.0	0	0.0		145,983	100.0%	$4,062,545	100.0%
2033	0	0	0.0	0	0.0		145,983	100.0%	$4,062,545	100.0%
2034 & Thereafter	0	0	0.0	0	0.0		145,983	100.0%	$4,062,545	100.0%
Total	1	145,983	100.0%	$4,062,545	100.0%
(1)	Based on the underwritten rent roll dated October 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-133

Annex A-3	BBCMS 2023-C21
No. 15 – Centene
Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(3)
In-Place Rent(2)	$4,062,545	$27.83	55.2%
Rent Steps(2)	488,879	3.35	6.6
Total Reimbursements	2,810,270	19.25	38.2
Net Rental Income	$7,361,693	$50.43	100.0%
Vacancy/Credit Loss	(368,085)	(2.52)	(5.0)
Effective Gross Income	$6,993,609	$47.91	95.0%
Total Expenses	$2,810,270	$19.25	40.2%
Net Operating Income	$4,183,339	$28.66	59.8%
Capital Expenditures	29,197	0.20	0.4
TI/LC	145,983	1.00	2.1
Net Cash Flow	$4,008,160	$27.46	57.3%
(1)	Historical financial information is not available because the Centene Property was built in 2020 and Centene chose to not fully utilize its leased space due to the COVID-19 pandemic, which led Centene to subsequently sublease its entire space to NationsBenefits, LLC in November 2022.
(2)	Based on the underwritten roll dated October 5, 2023. Rent Steps include a 10-year straight-line average of rent steps throughout the term of the Centene Whole Loan.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Centene Property is located in Plantation, Florida and forms part of the Miami-Fort Lauderdale-West Palm Beach, FL core based statistical area (“CBSA”), which includes three major cities: West Palm Beach, Fort Lauderdale, and Miami. The CBSA has the largest public-school districts in the nation and state. The Miami-Dade County Public Schools District is considered the fourth largest in the country. The Palm Beach County School District is among the fourth largest in the state and 11th in the nation. The Broward County School District is the sixth largest in the nation. According to a third-party market research report, the unemployment rate in the market fell below 2.5% as of August 2023. The South Florida area is served by three major airports: Miami International Airport (MIA), Fort-Lauderdale-Hollywood International Airport (FLL), and Palm Beach International Airport (PBI). Port of Miami, Port Everglades, Port of Palm Beach and Miami River are major ports serving the area.

Plantation is located inland, north of Miami and west of Fort Lauderdale. The city is a suburb of the metropolitan area and is adjacent to Sunrise to the north, Fort Lauderdale to the east, The National Everglades Park to the west and Davie to the south. Plantation is linked by Interstate Highway I-595 in a northwest/southeast direction that leads to the west region of Florida and directly to the Fort Lauderdale International Airport and Downtown area of Fort Lauderdale. Major commercial corridors are Flamingo Road, Sunrise Boulevard and Broward Boulevard. University Drive is considered a major north/south throughfare and commercial corridor for the city. Public transportation is available along North University Drive and north of the Centene Property along Sunrise Boulevard.

According to a third-party market research report, the Centene Property is located in the Plantation office submarket within the Fort Lauderdale Office Market. As of August 2023, the Fort Lauderdale office market had an inventory of approximately 73.9 million square feet, with a vacancy rate of 10.2%. There were no new deliveries in the third quarter of 2023 as of August 2023, with a 12-month total of approximately 323,000 square feet and 890,633 square feet under construction. The market experienced positive absorption of 23,539 square feet. The asking rental rate in the market was $35.52 per square foot, an increase from $34.68 per square feet as of the fourth quarter of 2022. As of August 2023, the Plantation office submarket had an inventory of approximately 8.5 million square feet, with a vacancy rate of 13.3%. No space was completed and delivered, while the submarket experienced a positive absorption of 5,804 square feet. The asking rental rate in the submarket was $34.99 per square foot, an increase from $34.20 per square foot as of the fourth quarter of 2022.

A-3-134

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: Daniel Vinson	daniel.vinson@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President – Division Head	Fax Number: (913) 253-9001
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	3650 REIT Loan Servicing LLC
	Attention: General Counsel	compliance@3650REIT.com; servicing@3650reit.com
2977 McFarlane Road, Suite 300 | Miami, FL 33133 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Directing Certificateholder	3650 Real Estate Investment Trust 2 LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	11/17/23	BBCMS Mortgage Trust 2023-C21
Determination Date:	11/13/23
Record Date:	10/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C21

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2023 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2023-C21, Commercial Mortgage Pass-Through Certificates Series 2023-C21
Operating Advisor: BellOak, LLC
Special Servicer: 3650 REIT Loan Servicing LLC
Directing Certificateholder: 3650 Real Estate Investment Trust 2 LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

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related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.    Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.    Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.    Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.    Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.    Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the

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use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of

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collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid

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principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal

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amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.    Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)         The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)         The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)         The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)        Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without

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the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)             The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)         The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)         A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)             Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and

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warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.    Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s

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pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.    Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Bank of Montreal	Citi Real Estate Funding Inc.	German American Capital Corporation
11 West 42nd Street (Loan No. 16)	N/A	N/A	N/A	Back Bay Office (Loan No. 19)

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Bank of Montreal	Citi Real Estate Funding Inc.	German American Capital Corporation
Rhino Retail Portfolio 2 (Loan No. 5)	N/A	N/A	N/A	N/A

D-1-18

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-19

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	3650 Real Estate Investment Trust 2 LLC	Bank of Montreal	Citi Real Estate Funding Inc.	German American Capital Corporation
Healthcare Trust MOB Portfolio (Loan No. 1) (Group A) Fashion Valley Mall (Loan No. 2) (Group B) RTL Retail Portfolio (Loan No. 3) (Group A) Great Lakes Crossing Outlets (Loan No. 13) (Group B)	N/A	Fashion Valley Mall (Loan No. 2) (Group B) RTL Retail Portfolio (Loan No. 3) (Group A)	N/A	N/A

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 2)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the Mortgage Loan origination date, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent property assessed clean energy loan payments would have property tax lien status.

(6) Lien; Valid Assignment	Healthcare Trust MOB Portfolio (Loan No. 1)

Pursuant to a declaration of covenants, conditions and restrictions (the “Declaration”) to the benefit of a regional hospital (the “Declarant”), the related Mortgagor is required to maintain a ratio of one physician per 2,500 square feet of improvements constructed at the Rockwall Medical Plaza- Rockwall, TX Mortgaged Property (which physician is required to satisfy certain conditions set forth in the Declaration) (the “Physician Ratio”). If the Mortgagor fails to meet or exceed the Physician Ratio, and such default continues for a period of 180 days after written notice of default is given by the Declarant to the Mortgagor, the Declarant has the option to purchase the Mortgaged Property for a price equal to 100% of the then fair market value of the Mortgaged Property (including the improvements located thereon). Notwithstanding anything to the contrary in the foregoing, pursuant to an estoppel certificate obtained by the Mortgagee in connection with the origination of the Mortgage Loan, the Declarant has waived its right to purchase the Mortgaged Property for so long as the lien of the Mortgage Loan encumbers the related Mortgagor’s interest in the Mortgaged Property.

In addition, the following tenants have a right of first offer (“ROFO”) and/or right of first refusal (“ROFR”) in the event of a proposed transfer of the related Mortgaged Property: (i) Pinnacle Health Hospitals with respect to each of the UMPC - Fisher Road - Mechanicsburg, PA Mortgaged Property, the UMPC – Sir Thomas Court - Harrisburg, PA Mortgaged Property and the UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property and (ii) Prisma Health-Upstate with respect to each of the Eastside Cancer Institute - Greenville, SC Mortgaged Property and the Greenville Health System - Greenville, SC Mortgaged Property. In each instance, the related ROFO and/or ROFR, as applicable, does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, (i) HCA Health Services of Florida, Inc., the grantor under a special warranty deed, has a ROFR to purchase the DaVita Dialysis – Hudson, FL Mortgaged Property in connection with a sale of the Mortgaged Property and (ii) GMR Belpre, LLC, an adjacent

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

property owner, has a ROFO to purchase the Belpre V Cancer Center - Belpre, OH Mortgaged Property. The ROFR and ROFO described in the immediately preceding clauses have been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

(6) Lien; Valid Assignment	RTL Retail Portfolio (Loan No. 3)

In the event of a proposed transfer of the Walmart Neighborhood Market Mortgaged Property, tenant Wal-Mart has a ROFO to purchase the related Mortgaged Property. The ROFO does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to the Southway Shopping Center Mortgaged Property, tenant McDonalds has a ROFO to purchase the portion of the premises leased to McDonalds in the event of a proposed transfer of such premises. The ROFO does not apply if the entire shopping center comprising the related Mortgaged Property is being transferred.

(6) Lien; Valid Assignment	Residence Inn Austin Northwest (Loan No. 10)

The franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or an ownership interest in excess of 10% in the Mortgagor (or a controlling affiliate of the Mortgagor) to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to the related comfort letter, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a Competitor of the franchisor.

(6) Lien; Valid Assignment	Great Lakes Crossing Outlets (Loan No. 13)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy or similar loan (“PACE Loan”) (as such term is defined in the Mortgage Loan documents) for an amount not to exceed $5,000,000 with the consent of the Mortgagee and a rating agency confirmation.
(6) Lien; Valid Assignment	11 West 42nd Street (Loan No. 16)

The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy or similar loan (“PACE Loan”) (as such term is defined in the Mortgage Loan documents) for an amount not to exceed $10,000,000 with the consent of the Mortgagee and a rating agency confirmation.

(6) Lien; Valid Assignment	Seagate Campus (Loan No. 23)

In the event the sole tenant at the Mortgaged Property, Seagate Technology LLC, extends the term of its lease for a period of five years, the sole tenant will have an ongoing right of first offer during such extension period, subject to the satisfaction of terms and conditions in its lease, to purchase the Mortgaged Property in the event the landlord desires to sell the Mortgaged Property to a third party. The right of first offer does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.

(7) Permitted Liens; Title Insurance	Healthcare Trust MOB Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Fashion Valley Mall (Loan No. 2)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	RTL Retail Portfolio (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Rhino Retail Portfolio 2 (Loan No. 5)

The Silverdale Village Mortgaged Property and the Port Orchard Mortgaged Property do not have legal access to a portion of the respective Mortgaged Property consisting of loading areas for tenants which are primarily used for garbage and refuse storage. The related Mortgage Loan documents require the related Mortgagors to obtain: (i) with respect to the Silverdale Village Mortgaged Property, two easements to provide affected tenants with access to such area from two directions and (ii) with respect to the Port Orchard Mortgaged Property, one easement to provide affected tenants with access to such area from one direction.

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Residence Inn Austin Northwest (Loan No. 10)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Great Lakes Crossing Outlets (Loan No. 13)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	11 West 42nd Street (Loan No. 16)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Seagate Campus (Loan No. 23)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Fashion Valley Mall (Loan No. 2)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Great Lakes Crossing Outlets (Loan No. 13)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	11 West 42nd Street (Loan No. 16)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.

(17) Insurance	Fashion Valley Mall (Loan No. 2)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
(17) Insurance	Fashion Valley Mall (Loan No. 2)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least 60% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.

(17) Insurance	Great Lakes Crossing Outlets (Loan No. 13)

The Mortgage Loan documents permit a deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible of up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”); provided, however, that the Mortgagor is permitted to maintain a retention amount of up to, together with any deductible, $10,000,000 in the aggregate and $5,000,000 per occurrence, in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the Mortgagee and the rating agencies of such prefunded arrangement at the request of the Mortgagee or rating agency.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(17) Insurance	One & Two Commerce Square (Loan No. 20)

The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.

(17) Insurance	One & Two Commerce Square (Loan No. 20)

The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.

(17) Insurance	One & Two Commerce Square (Loan No. 20)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's to the extent Moody's rates the Certificates and rates the applicable insurance company with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the related insurance policies, then at least 60% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a claims paying ability rating of (x) “A” or better by S&P and “A2” or better by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company, with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company and (y) at least “A:VIII” by AM Best.

D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	One & Two Commerce Square (Loan No. 20)

The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgaged Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgaged Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.

(17) Insurance	Seagate Campus (Loan No. 23)

The Mortgage Loan documents permit the Mortgagor to rely on the insurance provided by the sole tenant for a portion the insurance required under the Mortgage Loan documents provided certain conditions set forth in the Mortgage Loan documents are satisfied. Notwithstanding the foregoing, the sole tenant’s property policy has a $1,000,000 deductible, which may not be considered customary.

(25) Local Law Compliance	Healthcare Trust MOB Portfolio (Loan No. 1)

Certain building code, fire code and/or zoning code violations are open at each of the St Peters - Albany, NY - 5 Palisades Mortgaged Property, St Peters - Albany, NY - 4 Palisades Mortgaged Property, the Kingwood Executive Center - Kingwood, TX Mortgaged Property and the Bone and Joint Specialists - Merrillville, IN Mortgaged Property. In addition, the borrower is missing certificates of occupancy with respect to the tenants Mimi’s Kitchen and Andrew G. Hune, DPM at the St Peters - Albany, NY - 4 Palisades Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the Mortgagee updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

The Beaumont Medical Center – Warren, MI Mortgaged Property is legal non-conforming as to use as medical office on the upper levels of the related Mortgaged Property is no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged to the extent of 60% or less of its valuation by fire, explosion, act of God or any act of the public enemy, such structure may be restored to its prior non-conforming use.

The Pioneer Spine Sports - Springfield Mortgaged Property is legal non-conforming as to use as medical office uses require special permit review by the related City Council under the current zoning code and the Mortgaged Property has not undergone such review. If a structure containing a legal non-conforming use has been partially damaged by fire, explosion, flood, riot, or other phenomenon, or legally condemned, such structure may be restored to its prior non-conforming use and continued as-of-right, provided, however, the estimated cost of such restoration does not exceed ½ of the fair value of the structure, based on the replacement cost immediately prior to such damage.

The UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property is legal non-conforming as to use as medical office uses are prohibited under the current zoning code. If a structure containing a legal non-conforming use has been damaged or destroyed, such structure may only be restored to its prior legal non-conforming use if (i) the application for a building permit is submitted within 18 months after the date of damage or destruction, (ii) work begins in earnest within

D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
six months afterwards and continues, and (iii) no non-conformity may be newly created or increased by such restoration.
(25) Local Law Compliance	RTL Retail Portfolio (Loan No. 3)

Certain building code and fire code violations are open at each of the Southway Shopping Center Mortgaged Property and Harbor Town Center Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the Mortgagee updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

In addition, the Wallace Commons Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of 50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.

(25) Local Law Compliance	Rhino Retail Portfolio 2 (Loan No. 5)

The Grafton Mortgaged Property is legal non-conforming as to use as indoor sales and service uses are no longer permitted under the current zoning code without a conditional use permit, which has not been obtained for tenant Dollar Tree, which opened for business prior to such requirement. If a structure containing a legal non-conforming use is damaged, destroyed or removed, it may be restored to the size, location, design and use that it had immediately prior to such damage, destruction or removal without any limits on the costs of repair, reconstruction or improvement.

(26) Licenses and Permits	Healthcare Trust MOB Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 25, above.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan

D-2-6

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(27) Recourse Obligations	Great Lakes Crossing Outlets (Loan No. 13)

For so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG, SPG LP or Simon Inc. is the nonrecourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the Whole Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Mortgagee in the enforcement of the related guaranty or the preservation of the Mortgagee’s rights under such guaranty.

The Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the nonpayment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(27) Recourse Obligations	11 West 42nd Street (Loan No. 16)

There is no non-Mortgagor guarantor or environmental indemnitor with respect to the Mortgage Loan. Further, there is no recourse for any recourse provision where the circumstance, event or condition that could otherwise give rise thereto is attributable to one or more of the following:

1. insufficient revenue from the Mortgaged Property;

2. Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of Mortgage lender’s exercise of its remedies with respect to Mortgaged Property cash flow or otherwise;

3. insolvency of Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context;

D-2-7

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

4. the payment of Mortgagor’s debts and obligations as they become due and payable from sources other than revenues from the Mortgaged Property;

5. failure to pay the Mortgage Loan or other obligations or debts of Mortgagor, as a result of (1), (2) or (3) above;

6. the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as a result of (1), (2) or (3) above; and/or

7. the acts or omissions of mezzanine lender, servicer or any receiver appointed by mezzanine lender, or any events, circumstances or conditions first arising after mezzanine lender under the mezzanine loan completes a foreclosure upon or assignment-in lieu thereof as to any pledged equity interest in the Mortgagor, except to the extent caused by the acts or omissions of Mortgagor or any of its Affiliates following such foreclosure by Mortgage lender and/or mezzanine lender.

(27) Recourse Obligations	One & Two Commerce Square (Loan No. 20)

The related Mortgage Loan documents provide recourse for the Mortgagor’s misappropriation or misapplication of rents after an event of default, security deposits, insurance proceeds, or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.

A transfer of ownership interest in the Mortgagor without the prior consent of the Mortgagee if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach such breach which is susceptible of being cured, or which was unintentionally made or submitted to Mortgagor if it is cured within 30 days after such Mortgagor receives notice of such breach and, if such breach cannot reasonably be cured within such thirty 30 day period (as may be extended up to 90 days during which such Mortgagor diligently and expeditiously proceeds to cure such breach).

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place at on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

(27) Recourse Obligations	Seagate Campus (Loan No. 23)

The nonrecourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the Mortgaged Property) is an equity commitment of an affiliated entity in the amount of $50 million.

D-2-8

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(28) Mortgage Releases	Rhino Retail Portfolio 2 (Loan No. 5)

The related Mortgage Loan documents permit the related Mortgagor to obtain the release of a designated unimproved area at the Sherwood Mortgaged Property (the “Designated Parcel”) for which the Mortgage Loan documents do not provide an allocated loan amount, upon the satisfaction of, among other conditions, payment of a release amount equal to the greater of (a) 100% of the appraised value of the Designated Parcel at the time of the release, and (b) 100% of the net sale proceeds of the Designated Parcel, in each case together with any applicable yield maintenance premium.

(29) Financial Reporting and Rent Rolls	One & Two Commerce Square (Loan No. 20)

The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.

(30) Acts of Terrorism Exclusion	Fashion Valley Mall (Loan No. 2)

If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

(31) Due on Sale or Encumbrance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(31) Due on Sale or Encumbrance	Great Lakes Crossing Outlets (Loan No. 13)

The Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the Mortgage Loan documents permit the Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000 with the consent of the Mortgagee and a rating agency confirmation.

(31) Due on Sale or Encumbrance	11 West 42nd Street (Loan No. 16)

With respect to clause (a), transfers of more than 50% of the indirect equity interests in Mortgagor are permitted so long as one or more specific Persons designated in the related Mortgage Loan documents maintain at least 5% of the equity ownership interests in Mortgagor and controls Mortgagor.

In addition, the Mortgage Loan documents permit the Mortgagor to enter into a PACE Loan for an amount not to exceed $10,000,000 with the consent of the Mortgagee and a rating agency confirmation.

(32) Single-Purpose Entity	Fashion Valley Mall (Loan No. 2)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes

D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	Alma Products and Velko Hinge Portfolio (Loan No. 18)	The related borrower, MDI SLC, LLC, previously owned a non-collateral industrial property in Utah, which it sold in 2021.
(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 20)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 20)

The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgage Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgage Property.

(33) Defeasance	Fashion Valley Mall (Loan No. 2)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(33) Defeasance	Great Lakes Crossing Outlets (Loan No. 13)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(35) Ground Leases	Healthcare Trust MOB Portfolio (Loan No. 1)

A portion of each of the Greenville Health System - Greenville, SC Mortgaged Property and the Decatur Medical Office Building - Decatur, GA Mortgaged Property is comprised of the Mortgagor’s leasehold interest in certain parcels improved by 45 and 27 parking spaces, respectively (each a “Parking Parcel”). In the event of a termination of the Greenville Health Ground Lease, the Greenville Health System - Greenville, SC Mortgaged Property would become legal non-conforming with respect to parking. Neither of the related Ground Leases contain standard Mortgagee protections, including:

With respect to clause (a) of Representation and Warranty No. 35, the Ground Lease at the Greenville Health System - Greenville, SC Mortgaged Property (the “Greenville Health Ground Lease”) restricts the use and occupancy of the related Parking Parcel solely to the construction and maintenance of fencing and parking for the Mortgagor, its employees, guests and invitees.

With respect to clause (b) of Representation and Warranty No. 35, (i) the Ground Lease at the Decatur Medical Office Building - Decatur, GA Mortgaged Property (the “Decatur Ground Lease”) only requires the prior written consent of the Mortgagee for a material amendment or modification of the Decatur Ground Lease and (ii) the Greenville Health Ground Lease is silent as to whether the Greenville Health Ground Lease may be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, provided, however, that upon a foreclosure, non-judicial trustee’s sale or other proceedings brought by the Mortgagee to enforce its rights under the related security instrument, neither the Mortgagee nor its direct successor will be bound by any amendment or modification of the Greenville Health Ground Lease made without the Mortgagee’s prior written consent (such consent not to be unreasonably withheld).

With respect to clause (c) of Representation and Warranty No. 35, (i) the Decatur Ground Lease expires on November 16, 2032, subject to one, ten year extension option and (ii) the Greenville Health Ground Lease expires on September 30, 2024, subject to automatic extension for successive two year periods unless either the related Mortgagor or ground lessor provides the other party at least 180 days prior written notice of its intent not to renew (which, in either instance, may result in an expiration date that is less than 20 years beyond the stated maturity date of the related Mortgage Loan).

D-2-10

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

With respect to clause (g) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to any required notices to the Mortgagee.

With respect to clause (i) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to subletting restrictions.

With respect to clause (j) and (k) of Representation and Warranty No. 35, (i) the Decatur Ground Lease is silent as to the Mortgagee or a trustee appointed by it having the right to hold and disburse insurance proceeds or condemnation awards and (ii) the Greenville Health Ground Lease is silent as to insurance proceeds and condemnation awards.

With respect to clause (l) of Representation and Warranty No. 35, (i) the Decatur Ground Lease does provide that in the event of the termination of the Decatur Ground Lease, the ground lessor is required to enter into a new lease with the Mortgagee upon, among other conditions, payment by the Mortgagee or its nominee of all sums due under the Decatur Ground Lease; however, it does not expressly reference the rejection of the Decatur Ground Lease in a bankruptcy proceeding and (ii) the Greenville Health Ground Lease is silent as to entering into a new lease with the Mortgagee if the Mortgagee cures any defaults.

D-2-11

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Triple Net Portfolio (Loan No. 11)

The sole tenant at the 13210 Kingston Avenue Mortgaged Property, Messer, has a right to purchase the Mortgaged Property for an amount equal to $1,500,000 at any time after October 1, 2024 and before January 1, 2025 (the “Messer Purchase Option”). Pursuant to a subordination, non-disturbance and attornment agreement (i) the Messer Purchase Option is subject and subordinate to the mortgage and (ii) if Messer exercises the Messer Purchase Option, title to the Mortgaged Property may not be conveyed to Messer until such time as all obligations secured by the mortgage have been fully satisfied or, if the Mortgage Loan documents so provide, the Mortgage Loan has been fully defeased.

The sole tenant at the 529 Aldo Avenue Mortgaged Property, NxEdge CSL, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

The sole tenant at the 120-150 West 154th Street Mortgaged Property, the 417 & 433 West 164th Street Mortgaged Property and the 7051 Patterson Drive Mortgaged Property, Valence Surface Technologies, has a right of first refusal to purchase the related Mortgaged Properties in the event of a proposed sale of such Mortgaged Properties. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

The sole tenant at the 10701 East 126th Street North Mortgaged Property and the 1200 North Maitlen Drive Mortgaged Property, Victory Energy, has a right of first refusal to purchase the related Mortgaged Properties in the event of a proposed sale of such Mortgaged Properties. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

(6) Lien; Valid Assignment	500 Delaware (Loan No. 17)	The second largest tenant at the Mortgaged Property, Morris James LLP, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Triple Net Portfolio (Loan No. 11)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	500 Delaware (Loan No. 17)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	CX - 250 Water Street (Loan No. 6)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within six months of the origination date or 12 months of the Cut-off Date.
(11) Condition of Property	La Habra Marketplace (Loan No. 7)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	Triple Net Portfolio (Loan No. 11)	The property inspections conducted in connection with the origination of the Mortgage Loan were not performed within 12 months of the Cut-

D-2-12

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
off Date (nor have the related Mortgaged Properties otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	Art Ovation Hotel (Loan No. 12)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	Centene (Loan No. 15)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	500 Delaware (Loan No. 17)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	TOTAL Plaza (Loan No. 22)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(11) Condition of Property	1516 Motor Parkway (Loan No. 24)	The property inspection conducted in connection with the origination of the Mortgage Loan was not performed within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(17) Insurance	CX - 250 Water Street (Loan No. 6)	The Mortgage Loan documents permit a property insurance deductible of up to $100,000, except with respect to windstorm and earthquake coverage, which may have deductibles of up to 5% of the total insurable value of the Mortgaged Property per occurrence.
(17) Insurance	Triple Net Portfolio (Loan No. 11)	The Mortgage Loan documents permit the Mortgagor to rely for certain of the insurance coverages required under the Mortgage Loan documents on the insurance maintained by any tenant which is required under its related lease (each, a “Direct-Pay Lease”) to directly or indirectly pay insurance premiums, provided that, among other conditions, (i) the related Direct-Pay Lease (or any replacement lease) is in full force and effect and (ii) the insurance policies maintained by the applicable tenant are reasonably approved by the lender and satisfy the requirements of the Mortgage Loan documents in all material respects.
(17) Insurance	TOTAL Plaza (Loan No. 22)

Under the Mortgage Loan documents, the insurer must have a financial strength and claims paying ability rating of (a) “A” or better by S&P and (b) “A2” or better by Moody’s (if Moody’s rates the securities and the applicable insurance company) and (c) “A” or better by Fitch (if Fitch rates the securities and the applicable insurance company).

The Mortgage Loan documents permit insurance through a syndicate of insurers; provided that (a) if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A2” or better by Moody’s (if Moody’s rates the securities and the applicable insurance company) and “A” or better by Fitch (if Fitch rates the securities and the applicable insurance company), with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s (if Moody’s rates the securities and the insurance company) and “BBB” or better by Fitch (if Fitch rates the securities and the insurance company), or if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or

D-2-13

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

better by Moody’s (if Moody’s rates the securities and the applicable insurance company) and “A” or better by Fitch (if Fitch rates the securities and the applicable insurance company), and to the extent carrier are rated by AM Best, a rating of “A-:VIII” or better (each such insurer, a “Qualified Insurer”).

(25) Local Law Compliance	Triple Net Portfolio (Loan No. 11)	The 13210 Kingston Avenue Mortgaged Property is legal non-conforming as to use as manufactured storage and distribution uses are no longer permitted under the current zoning code. Under the zoning code, a legal non-conforming use may not be enlarged, extended, reconstructed, substituted or structurally altered except when required by law or lawful order and a non-conforming use which has ceased for more than two years may not be resumed.
(25) Local Law Compliance	1516 Motor Parkway (Loan No. 24)	The Mortgaged Property is legal non-conforming as to use as distribution/warehouse uses are no longer permitted under the current zoning code without a special use permit and the Mortgagor has not obtained such a permit. If a structure containing a legal non-conforming use is damaged by fire or other causes to the extent of more than 50% of market value (exclusive of foundations), such structure may only be repaired, rebuilt or used in accordance with the current zoning code.
(27) Recourse Obligations	CX - 250 Water Street (Loan No. 6)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the loan agreement, no separate guaranty was executed by such Mortgagor or any guarantor.

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor, constitutes only a loss recourse carveout instead of a full recourse carveout.

(27) Recourse Obligations	Centene (Loan No. 15)	The Mortgage Loan documents do not provide for recourse to an individual or entity separate from the Mortgagor other than with respect to bankruptcy-related matters and certain losses to the lender related to a reciprocal easement agreement to which the related Mortgaged Property is subject.
(27) Recourse Obligations	TOTAL Plaza (Loan No. 22)

(a)(i) The aggregate liability of the guarantors with respect to the recourse obligations of the Mortgagor related to certain bankruptcy events will not exceed an amount equal to 25% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event plus reasonable third-party costs actually incurred by the lender in collecting amounts due.

(b)(i) Recourse related to security deposits is limited to the intentional misappropriation or conversion by any borrower party or any affiliate thereof, in contravention of the Mortgage Loan documents.

(b)(v) There is recourse liability for material physical waste provided that it does not result from insufficient cash flow from the Mortgaged Property to prevent such waste or the failure of the lender to release funds from the applicable reserve accounts after all conditions to such release have been met to the extent sums sufficient to pay or perform such liability have been deposited with the lender or the Mortgagor’s lack of access to cash flow from the Mortgaged Property as a result of lender’s exercise of remedies with respect to such cash flow.

(28) Mortgage Releases	La Habra Marketplace (Loan No. 7)	Upon the occurrence of certain events set forth in the Mortgage Loan documents, the Mortgagor may obtain the release of a portion of the related Mortgaged Property occupied by Regal Entertainment Group for which the Mortgage Loan documents do not provide an allocated

D-2-14

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
loan amount; provided, however, the Mortgagor is required to, among other conditions (i) prepay the Mortgage Loan in an amount sufficient to satisfy the greater of certain (x) debt yield and (y) loan-to-value ratio thresholds set forth in the Mortgage Loan documents, subject to a minimum prepayment of $5,000,000 and a maximum prepayment of $9,000,000 in the event the servicer elects to waive any applicable yield maintenance premium and (ii) satisfy customary REMIC requirements.
(28) Mortgage Releases	Triple Net Portfolio (Loan No. 11)	In the event the sole tenant at the 13210 Kingston Avenue Mortgaged Property, Messer, exercises its right to purchase the Mortgaged Property, the Mortgage Loan documents permit the Mortgagor to obtain the release of the 13210 Kingston Avenue Mortgaged Property provided that, among other conditions, the Mortgagor prepays the Mortgage Loan in an amount that equals or exceeds the greater of (i) the allocated loan amount for the 13210 Kingston Avenue Mortgaged Property or (ii) the net sales proceeds from the from the sale of the 13210 Kingston Avenue Mortgaged Property, together with any applicable yield maintenance premium (which amount is less than the 110% of the related allocated loan amount required under this Representation and Warranty No. 28).
(30) Acts of Terrorism Exclusion	TOTAL Plaza (Loan No. 22)	The Mortgagor will be permitted to maintain a portion of the coverage required with insurance companies that do not meet the Qualified Insurer requirements (such entities, the “Otherwise Rated Insurers”); provided that the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the Qualified Insurer requirements and if prior to renewal, if the current rating of an Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any such Otherwise Rated Insurer with a Qualified Insurer. In addition, Liberty IC Casualty LLC, a licensed capital insurance company (“Liberty”) will be an acceptable insurer of perils of terrorism and acts of terrorism as long as Liberty and the policy issued by Liberty have satisfied all of the requirements set forth in the Mortgage Loan documents.
(33) Defeasance	CX - 250 Water Street (Loan No. 6)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance fees of the servicer in excess of $25,000.
(33) Defeasance	Triple Net Portfolio (Loan No. 11)	A REMIC declaration was made with respect to the Mortgage Loan on July 28, 2023. The Mortgage Loan may be defeased beginning on the day after July 28, 2025, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	Art Ovation Hotel (Loan No. 12)	A REMIC declaration was made with respect to the Mortgage Loan on July 14, 2023. The Mortgage Loan may be defeased beginning on the day after July 14, 2025, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	Centene (Loan No. 15)	A REMIC declaration was made with respect to the Mortgage Loan on August 17, 2022. The Mortgage Loan may be defeased beginning on the day after May 5, 2024, which is less than two years after the Closing Date and less than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	500 Delaware (Loan No. 17)	A REMIC declaration was made with respect to the Mortgage Loan on April 7, 2023. The Mortgage Loan may be defeased beginning on the day after April 7, 2025, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	TOTAL Plaza (Loan No. 22)	The Mortgagor can pledge United States “government securities” or direct obligations of the United States for the payment of which full

D-2-15

3650 Real Estate Investment Trust 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
faith and credit is pledged or other non-callable instruments, which will not cause any REMIC Trust formed pursuant to a securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code, are then-outstanding, and the lender has received a rating agency confirmation with respect thereto.
(33) Defeasance	TOTAL Plaza (Loan No. 22)	A REMIC declaration was made with respect to the Mortgage Loan on April 5, 2023. The Mortgage Loan may be defeased beginning on the day after April 5, 2025, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(33) Defeasance	1516 Motor Parkway (Loan No. 24)	A REMIC declaration was made with respect to the Mortgage Loan on November 1, 2022. The Mortgage Loan may be defeased beginning on the day after November 10, 2024, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(41) Environmental Conditions	Centene (Loan No. 15)	According to the Phase I ESA, a 670-gallon emergency generator diesel fuel above ground storage tank (“AST”) is located at the Mortgaged Property that is not registered as required by the Florida Department of Environment Protection (“FDEP”). The Mortgage Loan documents require the Mortgagor to properly register the AST with the FDEP.
(42) Appraisal	CX - 250 Water Street (Loan No. 6)	The appraisal obtained in connection with the origination of the Mortgage Loan is dated June 16, 2022, which is not within six months of the origination date (January 27, 2023) or 12 months of the Cut-off Date.
(42) Appraisal	La Habra Marketplace (Loan No. 7)	The related appraisal is dated August 18, 2021, which is not within 12 months of the Cut-off Date.
(42) Appraisal	Art Ovation Hotel (Loan No. 12)	The related appraisal is dated July 13, 2022, which is not within 12 months of the Cut-off Date.
(42) Appraisal	Centene (Loan No. 15)	The related appraisal is dated March 18, 2021, which is not within 12 months of the Cut-off Date.
(42) Appraisal	500 Delaware (Loan No. 17)	The related appraisal is dated April 11, 2022, which is not within 12 months of the Cut-off Date.
(42) Appraisal	TOTAL Plaza (Loan No. 22)	The related appraisal is dated April 5, 2022, which is not within 12 months of the Cut-off Date.
(42) Appraisal	1516 Motor Parkway (Loan No. 24)	The related appraisal is dated August 18, 2021, which is not within 12 months of the Cut-off Date.
D-2-16

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 2)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the origination date of the subject Mortgage Loan, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

In addition, the related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan (“PACE Loan”) for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(6) Lien; Valid Assignment	RTL Retail Portfolio (Loan No. 3)

In the event of a proposed transfer of the Walmart Neighborhood Market Mortgaged Property, tenant Wal-Mart has a ROFO to purchase the related Mortgaged Property. The ROFO does not apply to a transfer of the related Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, with respect to the Southway Shopping Center Mortgaged Property, tenant McDonalds has a ROFO to purchase the portion of the premises leased to McDonalds in the event of a proposed transfer of such premises. The ROFO does not apply if the entire shopping center comprising the related Mortgaged Property is being transferred.

(7) Permitted Liens; Title Insurance	Fashion Valley Mall (Loan No. 2)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	RTL Retail Portfolio (Loan No. 3)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan agreement permits the related Mortgagor to enter into a PACE Loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

(17) Insurance	All of the BMO Mortgage Loans

The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.

(17) Insurance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the subject Mortgage Loan, and (3) such Mortgagor has submitted evidence

D-2-17

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.
(17) Insurance	Fashion Valley Mall (Loan No. 2)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
(17) Insurance	Fashion Valley Mall (Loan No. 2)

With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.

(17) Insurance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.

(25) Local Law Compliance	RTL Retail Portfolio (Loan No. 3)

Certain building code and fire code violations are open at each of the Southway Shopping Center Mortgaged Property and Harbor Town Center Mortgaged Property. The Mortgage Loan documents require the Mortgagor to (i) cure all of the violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the violations and deliver to the Mortgagee updated zoning reports, the Mortgagor’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

In addition, the Wallace Commons Mortgaged Property is legal non-conforming as to use as a retail center greater than 50,000 square feet is no longer permitted under the current zoning code without a conditional use permit, which has not been obtained. If a structure containing a legal non-conforming use is damaged to the extent of

D-2-18

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
50% or more of its valuation, such structure can only be rebuilt in accordance with the applicable zoning code.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 2)

The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(28) Mortgage Releases	All of the BMO Mortgage Loans

In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.

(30) Acts of Terrorism Exclusion	All of the BMO Mortgage Loans

The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.

D-2-19

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(30) Acts of Terrorism Exclusion	Fashion Valley Mall (Loan No. 2)

If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.

(31) Due on Sale or Encumbrance	Fashion Valley Mall (Loan No. 2)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(32) Single-Purpose Entity	Fashion Valley Mall (Loan No. 2)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.

(33) Defeasance	Fashion Valley Mall (Loan No. 2)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(38) No Material Default; Payment Record	All of the BMO Mortgage Loans

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.

D-2-20

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Cipriani NYC Portfolio (Loan No. 4)	The Cipriani Wall Street Mortgaged Property is subject to a condominium regime. The condominium board undertook the repair of certain sidewalks serving the Mortgaged Property. The applicable borrower contested certain aspects of the condominium board’s actions concerning such repair. The condominium board filed a common charge lien against the borrower in September 2022 for $491,000, via a special assessment. In October 2022 the condo board filed a lawsuit against the applicable borrower in the New York State Supreme Court seeking to recover the $491,000 alleged in the lien. This action remains pending as of the origination of the Mortgage Loan. At or prior to origination of the Mortgage Loan, the Mortgagor deposited $700,000 to be held in escrow in favor of the lender by AmTrust Financial Services, Inc. pursuant to an escrow agreement.
(7) Permitted Liens; Title Insurance	Cipriani NYC Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(15) Escrow Deposits	Cipriani NYC Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Soho Beach House Miami (Loan No. 8)

The Mortgage Loan documents permit the related Mortgagor to maintain a portion of the insurance coverage required under the Mortgage Loan documents with insurance companies which do not meet the Insurance Rating Requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the related Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the Insurance Rating Requirements and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the related Mortgagor will be required to replace any Otherwise Rated Insurer with an insurance company meeting the Insurance Rating Requirements.

The Mortgage Loan documents permit the related Mortgagor to finance insurance premiums through a premium finance company under a premium finance agreement provided that (i) the related Mortgagor submits to the lender proof of payment of each and every installment as such installments become due and payable and (ii) the premium financing company agrees to provide the lenders with notice in the event of cancellation of the policies that are subject to such premium finance agreement.

(17) Insurance	4 Apollo Drive (Loan No. 21)

As of the date of origination of the Mortgage Loan, the Mortgagor had only pre-paid for one calendar quarter of the insurance policies required to be maintained under the Mortgage Loan documents and (ii) the Mortgagor is only required to prepay quarterly (as opposed to a full year) for such insurance policies for the subsequent three quarters thereafter. From and after the one-year anniversary of the origination of the Mortgage Loan, the Mortgagor must pay in full for one or more insurance policies meeting the requirements under the Mortgage Loan documents and providing coverage through a date that is no earlier than the second anniversary of the date of origination of the Mortgage Loan.

(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
D-2-21

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Cipriani NYC Portfolio (Loan No. 4)	The full recourse carveout with respect to voluntary transfers is limited to prohibited transfers under the Mortgage Loan documents (1) other than to the extent the same is a result of (A) the failure of the related borrower to deliver a notice of a transfer or updated organizational charts to the lender or (B) the related borrower’s entry into an easement that does not have a material adverse effect, and (2) other than a prohibited transfer resulting from a foreclosure of the direct or indirect ownership interests in the operating tenant in connection with a pledge made to a qualified Opco lender in accordance with the terms of the Mortgage Loan documents.
(27) Recourse Obligations	Soho Beach House Miami (Loan No. 8)

The loss recourse carveout with respect to the misapplication, misappropriation or conversion of any insurance proceeds, condemnation awards and rents is limited to the extent of any bankruptcy, receivership, or similar judicial proceeding in which the related Mortgagor is legally prevented from directing the disbursement or payment of such sums or the terms of any applicable lease.

There is no loss recourse carveout with respect to material physical waste at the Mortgaged Property.

The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.
(31) Due on Sale or Encumbrance	Cipriani NYC Portfolio (Loan No. 4)	The Mortgage Loan Documents permit pledges of the direct or indirect ownership interests in any operating tenant to a qualified lender under the Mortgage Loan document and transfers by reason of the exercise of remedies by such lender.
(31) Due on Sale or Encumbrance	Soho Beach House Miami (Loan No. 8)

The Mortgage Loan documents provide that one or a series of transfers of the ownership interests in Soho House & Co Inc. (the indirect parent of the related Mortgagor) is permitted without the consent of the lender, provided that Soho House & Co. Inc. or any successor entity permitted under the Mortgage Loan documents continues to own 100% of the indirect interests in, and control, the related Mortgagor and guarantor.

(38) No Material Default; Payment Record	All CREFI Mortgage Loans

With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

D-2-22

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Novolex Portfolio (Loan No. 9)

The Mortgaged Properties are leased to various subsidiaries of Novolex Holdings, LLC (collectively, “Novolex”) pursuant to a single master lease (the “Novolex Lease”). The Novolex Lease provides that upon the expiration of the initial term of the Novolex Lease on February 28, 2043, the tenant will have the option to purchase all of the leased premises (i.e. the Mortgaged Properties), provided that the tenant has given the landlord at least 12 months’ notice, which notice includes the tenant’s calculation of the purchase price. The purchase price for the exercise of the purchase option is the greater of (A) the fair market value of the Mortgaged Properties as determined pursuant to appraisals and (B) an amount determined by dividing (1) the total annual base rent in effect for the entire lease year immediately prior to the expiration of the initial term, increased by 3%, by (2) a capitalization rate of 7.45%. The Novolex Lease provides that the tenant’s purchase option rights are subject and subordinate to and will not restrict or prohibit (a) any sale of the leased premises by the landlord in accordance with the terms of the Novolex Lease, whether prior to or following the expiration date (provided, that prior to the expiration date, any conveyance of the leased premises by the landlord will be subject to the tenant's rights under the Novolex Lease), (b) any mortgage or other hypothecation of the landlord's interest in the leased premises, (c) any sale of the leased premises by any person pursuant to a private power of sale under or judicial foreclosure or judicial sale of any mortgage or other security instrument or device to which the landlord's interest in the leased premises is now or hereafter subject, or (d) any transfer of the landlord's interest in the leased premises to a lender, a beneficiary under a deed of trust or other holder of a security interest therein or any of their respective designees by deed in lieu of foreclosure. However, such purchase option may apply following such a transfer.

The Novolex Lease prohibits the owner of the Mortgaged Properties from transferring such Mortgaged Properties to a Tenant Competitor. A “Tenant Competitor,” as defined more specifically in the Novolex Lease, generally means any person which (x) operates a business in the United States, Canada, Mexico, South America, Central America, Europe, Asia or any other geographic areas in which Novolex and/or its affiliates conduct business at the applicable time, in the manufacture, merchandising, distribution, service, or sale of any products or goods of the same or substantially similar type or nature as, or otherwise competitive with, those which are known to be manufactured, merchandised, distributed, serviced or sold by Novolex and/or any affiliate of Novolex, or (y) is in active, ongoing and material litigation adverse to Novolex; provided, however, that for the avoidance of doubt, a private equity sponsor or other financial institution, fund or REIT which owns real estate properties or portfolios, some of which are occupied by a Tenant Competitor, will not be deemed to be a "Tenant Competitor" or a prohibited transferee of the landlord by virtue of such ownership. The Novolex Lease provides that such restriction will not apply to a sale to or by the landlord’s mortgagee or during an event of default under the Novolex Lease. However, such restriction would apply to a transfer following a sale by the landlord’s mortgagee.

(6) Lien; Valid Assignment	Back Bay Office (Loan No. 19)	The Mortgage Loan documents provide that the lender has the right (i) to sell or transfer the Mortgage Loan or any portion thereof as a whole loan (A) to any person with the consent of the Mortgagor (not to be unreasonably withheld, conditioned or delayed) or (B) to an Eligible Assignee (as defined in the loan agreement, provided that during the continuance of an event of default under the Mortgage Loan any person is an Eligible Assignee) and (ii) to securitize the Mortgage Loan or any portion thereof.
(7) Permitted Liens; Title Insurance	Novolex Portfolio (Loan No. 9)	See exception to Representation and Warranty No. 6, above.
D-2-23

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(11) Condition of Property	Back Bay Office (Loan No. 19)	The Mortgaged Property was inspected on October 20, 2022, which is more than six months prior to the origination date of June 7, 2023.
(17) Insurance	Novolex Portfolio (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to rely on insurance provided by the sole tenant, Novolex, so long as such insurance otherwise meets the requirements of the Mortgage Loan documents; provided that the tenant’s deductible for all risk property insurance, commercial general liability insurance and boiler/equipment breakdown insurance may be up to $500,000 so long as the tenant is Novolex and the tenant has delivered a letter of credit meeting the requirements of the Novolex Lease which has an undrawn face value of at least $250,000 and is either issued by the original issuer of such a letter of credit (subject to the conditions below) or is issued by an issuer rated “A+” by S&P and Fitch and “A-1” by Moody’s. Novolex has delivered a letter of credit in the amount of $250,000 from Credit Suisse Group AG, which may remain the issuer of such letter of credit so long as it is not downgraded by any rating agency below its ratings as of the origination date of “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch; provided that such ratings requirement will be removed if the LOC Confirmation (as defined below) is delivered by the Mortgagor. The Mortgagor is required under the Mortgage Loan documents, for 120 days following the origination date, to use best efforts to obtain written confirmation from UBS Financial Services, the successor to Credit Suisse Group AG, that it will honor such letter of credit (the “LOC Confirmation”).
(17) Insurance	Back Bay Office (Loan No. 19)	The Mortgage Loan documents permit a $100,000 property insurance deductible, which may not be considered to be customary.
(25) Local Law Compliance	Novolex Portfolio (Loan No. 9)

With respect to the 3400 Bagcraft Blvd Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal nonconforming use. The related zoning ordinance provides that if a nonconforming structure or a structure containing a nonconforming use is destroyed by any cause to any extent, replacement of the structure in substantially its original form may be made without respect to conformance to provisions regarding nonconforming use; provided, however, the business conducted therein is required to remain substantially the same as before the destruction or damage by any cause.

With respect to the 540 West Nez Perce Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal nonconforming use, as such use requires a special use permit, which has not been obtained. The related zoning ordinance provides that when a nonconforming use of a structure, or structure and land in combination, is discontinued or abandoned for more than one year (except when government action impedes access to the premises), the structure, or structure and land in combination, may not thereafter be used except in conformity with the regulations of the district in which it is located.

With respect to the 88 Nesbitt Drive Mortgaged Property, the use of such Mortgaged Property for manufacturing is a legal non-conforming use, as a special use permit and site plan review is required for such use, and has not been obtained. The related zoning ordinance provides that in the case of any nonconforming building or structure, which, as a result of fire, explosion, or other casualty, has 50% or more of its then-existing floor area destroyed, the use of such building or structure, as a nonconforming use, will thereafter be terminated. If less than 50% of its then-existing floor area is made unsafe and/or unusable, the building or structure may be restored, reconstructed or used as before, provided that the bulk, height, and area requirements may not be in excess of that which existed prior to said damage. Such restoration must be completed within two years

D-2-24

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of such occurrence or the use of such building, structure, or land as a legal nonconforming use will thereafter be terminated.

With respect to the 310 Hartmann Drive Mortgaged Property, the use of such Mortgaged Property for plastic manufacturing is a legal nonconforming use. The related zoning ordinance provides that a nonconforming industrial, commercial or other business use may be destroyed and reconstructed or restored subject to TCA (Tennessee Code) Section 13-7-208(d), which provides that industrial, commercial, or other business establishments in operation and permitted to operate under zoning regulations or exceptions thereto immediately preceding a change in zoning will be allowed to destroy present facilities and reconstruct new facilities necessary to the conduct of such industry or business subsequent to the zoning change; provided, that no destruction and rebuilding may occur which will act to change the use classification of the land as classified under any zoning regulations or exceptions thereto in effect immediately prior to or subsequent to a change in the zoning of the land area on which such industry or business is located.

(26) Licenses and Permits	Novolex Portfolio (Loan No. 9)	See exception to Representation and Warranty No. 25, above.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Loan Documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(28) Mortgage Releases	Novolex Portfolio (Loan No. 9)

The Novolex Lease allows Novolex, following the end of the third lease year (or, if permitted by the Mortgagor’s mortgagee, following the end of the second lease year), and for each ten lease year period thereafter during the term of the lease, to substitute for one or more of the leased premises for which the base rent allocated to such leased premises does not exceed 10% of the aggregate base rent of all leased premises under the Novolex Lease at the time the substitution request is made. The Novolex Lease provides that the tenant’s right to effect such a substitution is conditioned on, among other things, (i) the substitute property must be of “like kind and quality” as the relinquished property, as reasonably determined by the landlord, (ii) the substitute property must have a fair market value equal to or greater than that of the relinquished property, based on appraisals, and (iii) any customary and commercially reasonable requirements of the landlord’s mortgagee (i.e. the lender) must be satisfied in all respects.

In connection with such substitution rights under the Novolex Lease, the Mortgagor may obtain the release of any one or more Mortgaged Properties (each a “Novolex Release Property”) which do not represent more than 10% in the aggregate of the base rent of all of the Mortgaged Properties, by substituting therefor another property as to which the fee interest is acquired by the Mortgagor (each, a “Novolex Substitute Property”), provided that the following conditions, among others, are satisfied: (i) the lender is satisfied that the Novolex Substitute Property is of like kind and quality with the Novolex Release Property, (ii) the lender receives a current appraisal of the Novolex Substitute Property, in form and substance reasonably acceptable to it, showing a fair market value no less than the fair market value of the Novolex Release Property as of such date, (iii) the underwritten net cash flow of the Novolex Substitute Property is no less than the greater of (x) the underwritten net cash flow of the Novolex Release Property immediately preceding such substitution

D-2-25

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

and (y) the Underwritten Net Cash Flow attributable to the Novolex Release Property as of the origination date (as determined by the lender in its sole discretion); (iv) the debt service coverage ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no less than the greater of (x) the debt service coverage ratio immediately prior to such substitution and (y) 1.81x, (v) the loan-to-value ratio of the remaining Mortgaged Properties (including the Novolex Substitute Property) after such substitution is no more than the lesser of (x) the loan-to-value ratio immediately prior to such substitution and (y) 60.3%, (vi) the Novolex Release Property is removed from, and the Novolex Substitute Property is added to, the Lease Sweep Lease, on the same terms and conditions, except as required by the following clause (vii), and the tenant of the Novolex Substitute Property is in possession of, and open and operating in the entirety of such Mortgaged Property, (vii) the rent payable under the lease at the Novolex Substitute Property is not materially greater than the rent for comparable space in the market in which such Novolex Substitute Property is located, (viii) no event of default exists, except in connection with the substitution of a Novolex Release Property that is a Defaulted Individual Property as to which the Defaulted Individual Property Conditions are satisfied, (ix) satisfaction of REMIC related conditions, (x) a rating agency confirmation is obtained, and (xi) the Mortgagor has executed and delivered to the lender all additional information and documentation as would be reasonably acceptable to a reasonably prudent lender contemplating such a property release and substitution.

(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(38) No Material Default; Payment Record	All GACC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(42) Appraisal	Back Bay Office (Loan No. 19)	The appraisal date is October 19, 2022, more than six months prior to the June 7, 2023 loan origination date.

D-2-26

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
November 2023	$3,092,000.00
December 2023	$3,092,000.00
January 2024	$3,092,000.00
February 2024	$3,092,000.00
March 2024	$3,092,000.00
April 2024	$3,092,000.00
May 2024	$3,092,000.00
June 2024	$3,092,000.00
July 2024	$3,092,000.00
August 2024	$3,092,000.00
September 2024	$3,092,000.00
October 2024	$3,092,000.00
November 2024	$3,092,000.00
December 2024	$3,092,000.00
January 2025	$3,092,000.00
February 2025	$3,092,000.00
March 2025	$3,092,000.00
April 2025	$3,092,000.00
May 2025	$3,092,000.00
June 2025	$3,092,000.00
July 2025	$3,092,000.00
August 2025	$3,092,000.00
September 2025	$3,092,000.00
October 2025	$3,092,000.00
November 2025	$3,092,000.00
December 2025	$3,092,000.00
January 2026	$3,092,000.00
February 2026	$3,092,000.00
March 2026	$3,092,000.00
April 2026	$3,092,000.00
May 2026	$3,092,000.00
June 2026	$3,092,000.00
July 2026	$3,092,000.00
August 2026	$3,092,000.00
September 2026	$3,092,000.00
October 2026	$3,092,000.00
November 2026	$3,092,000.00
December 2026	$3,092,000.00
January 2027	$3,092,000.00
February 2027	$3,092,000.00
March 2027	$3,092,000.00
April 2027	$3,092,000.00
May 2027	$3,092,000.00
June 2027	$3,092,000.00
July 2027	$3,092,000.00
August 2027	$3,092,000.00
September 2027	$3,092,000.00
October 2027	$3,092,000.00
November 2027	$3,092,000.00
December 2027	$3,092,000.00
January 2028	$3,092,000.00
February 2028	$3,092,000.00
March 2028	$3,092,000.00
April 2028	$3,092,000.00
May 2028	$3,092,000.00
June 2028	$3,092,000.00
July 2028	$3,092,000.00
August 2028	$3,092,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
September 2028	$3,083,001.86
October 2028	$3,020,830.80
November 2028	$2,967,224.41
December 2028	$2,904,487.86
January 2029	$2,850,294.20
February 2029	$2,795,829.15
March 2029	$2,714,589.35
April 2029	$2,659,430.14
May 2029	$2,595,183.00
June 2029	$2,539,420.52
July 2029	$2,474,586.55
August 2029	$2,418,214.62
September 2029	$2,361,559.95
October 2029	$2,295,858.09
November 2029	$2,238,584.85
December 2029	$2,172,281.25
January 2030	$2,114,383.09
February 2030	$2,056,194.24
March 2030	$1,971,573.51
April 2030	$1,912,653.51
May 2030	$1,844,747.95
June 2030	$1,785,186.05
July 2030	$1,716,656.06
August 2030	$1,656,445.66
September 2030	$1,595,932.52
October 2030	$1,526,477.19
November 2030	$1,465,305.80
December 2030	$1,395,210.14
January 2031	$1,333,373.73
February 2031	$1,271,226.12
March 2031	$1,183,011.07
April 2031	$1,120,092.90
May 2031	$1,048,297.96
June 2031	$984,696.73
July 2031	$912,237.33
August 2031	$847,946.03
September 2031	$783,330.68
October 2031	$709,884.74
November 2031	$644,568.89
December 2031	$570,441.52
January 2032	$504,417.95
February 2032	$438,061.31
March 2032	$354,473.07
April 2032	$287,350.96
May 2032	$236,293.51
June 2032	$192,023.92
July 2032	$140,452.34
August 2032	$95,648.57
September 2032	$79,377.62
October 2032	$58,865.41
November 2032	$42,359.47
December 2032	$21,618.40
January 2033	$4,874.50
February 2033 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	24
Summary of Risk Factors	61
Risk Factors	63
Description of the Mortgage Pool	152
Transaction Parties	268
Credit Risk Retention	325
Description of the Certificates	331
Description of the Mortgage Loan Purchase Agreements	367
Pooling and Servicing Agreement	377
Certain Legal Aspects of Mortgage Loans	487
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	504
Pending Legal Proceedings Involving Transaction Parties	507
Use of Proceeds	507
Yield and Maturity Considerations	507
Material Federal Income Tax Considerations	519
Certain State and Local Tax Considerations	532
Method of Distribution (Underwriter)	532
Incorporation of Certain Information by Reference	534
Where You Can Find More Information	535
Financial Information	535
Certain ERISA Considerations	535
Legal Investment	539
Legal Matters	540
Ratings	540
Index of Defined Terms	544

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$613,881,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2023-C21
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2023-C21

Class A-1	$1,970,000
Class A-2	$100,130,000
Class A-3	$59,700,000
Class A-5	$310,590,000
Class A-SB	$3,092,000
Class X-A	$475,482,000
Class A-S	$84,058,000
Class B	$29,718,000
Class C	$24,623,000

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Bancroft Capital, LLC
Co-Manager

September 15, 2023